   As filed with the Securities and Exchange Commission on September 30, 2004
================================================================================
                                                     Registration No. 333-100125

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 5 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        --------------------------------

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                         -------------------------------

                         15601 DALLAS PARKWAY, SUITE 600
                              ADDISON, TEXAS 75001
                                 (866) 655-1605
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                        --------------------------------

                             GERALD J. REIHSEN, III
   EXECUTIVE VICE PRESIDENT AND SECRETARY OF BEHRINGER HARVARD ADVISORS II LP
                         15601 DALLAS PARKWAY, SUITE 600
                              ADDISON, TEXAS 75001
                                 (866) 655-1620
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                         -------------------------------

                                   COPIES TO:
                           ROSEMARIE A. THURSTON, ESQ.
                          LAUREN BURNHAM PREVOST, ESQ.
                          MORRIS, MANNING & MARTIN, LLP
                          1600 ATLANTA FINANCIAL CENTER
                            3343 PEACHTREE ROAD, N.E.
                           ATLANTA, GEORGIA 30326-1044
                                 (404) 233-7000

                         -------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following effectiveness of this Registration Statement.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

================================================================================

        This Post-Effective Amendment No. 4 consists of the following:

        1. The Registrant's final form of Prospectus dated February 19, 2003, previously filed pursuant to Rule 424(b)(3) on February 20, 2003 and refiled herewith.

        2. Supplement No. 7 dated June 30, 2004 to the Registrant's Prospectus dated February 19, 2003, previously filed as part of Post-Effective Amendment No. 4, which will be delivered as an unattached document and is refiled herewith.

        3. Supplement No. 8 dated September 30, 2004 to the Registrant's Prospectus dated February 19, 2003, included herewith, which will be delivered as an unattached document along with the Prospectus dated February 19, 2003 and Supplement No. 7 dated June 30, 2003

        4. Part II included herewith.

        5. Signatures, included herewith.

THE FOLLOWING IS TEXT TO A STICKER TO BE ATTACHED TO THE FRONT COVER PAGE OF THE PROSPECTUS IN A MANNER THAT WILL NOT OBSCURE THE RISK FACTORS:

        SUPPLEMENTAL INFORMATION - The prospectus of Behringer Harvard Short-Term Opportunity Fund I LP consists of this prospectus dated February 19, 2003, Supplement No. 7 dated June 30, 2004, which superseded and replaced prior Supplements No. 1 through 6 (dated June 3, 2003 through May 11, 2004) and Supplement No. 8 dated September 30, 2004.

PROSPECTUS                                              [LOGO] BEHRINGER HARVARD
UP TO 11,000,000 UNITS OFFERED TO THE PUBLIC            SHORT-TERM OPPORTUNITY
150,000 UNITS MINIMUM                                   FUND LP

--------------------------------------------------------------------------------
Behringer Harvard Short-Term Opportunity Fund I LP is a newly organized Texas limited partnership formed primarily to invest in and operate commercial properties, including properties that have been constructed and have operating histories, are newly constructed or are under development or construction.

We are offering and selling to the public a maximum of 10,000,000 units of limited partnership interest and a minimum of 150,000 units of limited partnership interest for $10 per unit. We are also offering up to 1,000,000 units to be issued pursuant to our distribution reinvestment plan for $10 per unit. The net proceeds of our offering will be invested in real estate properties. You must purchase at least 100 units for $1,000 except in certain states as described beginning on page 123 of this prospectus.
--------------------------------------------------------------------------------


                                             THE OFFERING:

                                                           Per Unit    Total Minimum   Total Maximum
                                                           --------    -------------   -------------
      Price to Public.....................................  $ 10.00     $1,500,000      $110,000,000
      Selling Commissions.................................      .70        105,000         7,700,000
      Marketing and Due Diligence Expenses................      .25         37,500         2,600,000
                                                            -------     ----------      ------------
      Proceeds to Behringer Harvard Short-Term Fund I.....  $  9.05     $1,357,500      $ 99,700,000
                                                            =======     ==========      ===========

The units will be offered to investors on a best efforts basis. Marketing and due diligence expenses will only be $0.10 per unit for units sold pursuant to our distribution reinvestment plan. We expect that at least 85.0% of the gross offering proceeds raised will be available for our use, including at least 84.2% of the gross offering proceeds for investment in real estate properties and other investments, and approximately 0.8% of the gross offering proceeds for initial working capital reserves for real estate properties. This offering will terminate on or before February 19, 2005 (unless extended with respect to the units offered under the distribution reinvestment plan).

INVESTING IN OUR UNITS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE UNITS ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 23. THE MOST SIGNIFICANT RISKS RELATING TO YOUR INVESTMENT INCLUDE THE FOLLOWING:

       o No public market currently exists for our units of limited partnership interest. Our units cannot be readily sold, and if you are able to sell your units, you would likely have to sell them at a substantial discount.
       o We have no operating history nor established financing sources. We do not currently own any properties, and we have not identified any properties to acquire with proceeds from this offering.
       o We intend to liquidate our assets within five years from the termination of this offering. You may have to wait more than five years after the date of your investment before you receive any distributions if we are not able to distribute cash flow from operations.
       o If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of properties and the value of your investment may fluctuate more widely with the performance of specific investments.
       o We will rely on our general partners to select properties and other investments and conduct our operations. Neither of our general partners has any prior experience sponsoring a public real estate limited partnership. We are obligated to pay substantial fees to our general partners and their affiliates, some of which are payable based upon factors other than the quality of services provided to us. Our general partners and their affiliates will face conflicts of interest, such as competing demands upon their time, their involvement with other entities and the allocation of opportunities among affiliated entities and us.
       o We may incur substantial debt, which could hinder our ability to pay distributions to our limited partners or could decrease the value of your investment in the event that income on, or the value of, the property securing such debt falls.
--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR ANY OTHER STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO ONE IS AUTHORIZED TO MAKE ANY STATEMENT ABOUT THIS OFFERING DIFFERENT FROM THOSE THAT APPEAR IN THIS PROSPECTUS. THE USE OF PROJECTIONS OR FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE THAT MAY FLOW FROM AN INVESTMENT IN THIS OFFERING IS NOT PERMITTED.

Behringer Harvard Short-Term Opportunity Fund I LP is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

The dealer manager of this offering, Behringer Securities LP, is our affiliate. The dealer manager is not required to sell any specific number or dollar amount of units but will use its best efforts to sell the units offered hereby. Your subscription payments will be placed in an account held by the escrow agent, Wells Fargo Bank Iowa, N.A., and will be held in trust for your benefit, pending release to us. If we do not sell at least $1.5 million in units by February 19, 2004, which is one year from the date of this prospectus, your funds in the escrow account (including interest) will be returned to you, and we will stop selling units.

                            [LOGO] BEHRINGER HARVARD

                                The date of this prospectus is February 19, 2003

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

                                                     TABLE OF CONTENTS

                                                                                                               Page

SUITABILITY STANDARDS............................................................................................1
PROSPECTUS SUMMARY...............................................................................................1
     Behringer Harvard Short-Term Opportunity Fund I LP..........................................................1
     General Partners............................................................................................1
     Advisory Board..............................................................................................2
     Terms of the Offering.......................................................................................2
     Summary Risk Factors........................................................................................2
     Description of Properties to Be Acquired and Investments....................................................4
     Possible Leverage of Properties.............................................................................4
     Estimated Use of Proceeds of This Offering..................................................................4
     Investment Objectives.......................................................................................5
     Distribution Policy.........................................................................................5
     Conflicts of Interest.......................................................................................6
     Prior Offering Summary......................................................................................7
     Compensation to General Partners and Their Affiliates.......................................................8
     Depreciation and Cost Recovery Method.......................................................................8
     Partnership Agreement.......................................................................................9
     Distribution Reinvestment Plan..............................................................................9
     Unit Redemption Program.....................................................................................9
     ERISA Considerations.......................................................................................10
     Description of Units.......................................................................................10
     Other Behringer Harvard Programs...........................................................................10
Questions and Answers About This Offering.......................................................................14
RISK FACTORS....................................................................................................23
     Risks Related to an Investment in Behringer Harvard Short-Term Fund I......................................23
         There is no public trading market for our units, therefore it will be difficult for you to sell your units..................................................................................23
         Your units have limited transferability and lack liquidity.............................................23
         This offering is only suitable for long-term investors.................................................23
         If we, through our general partners, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions...........................23
         We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.......................................................................24
         This is an unspecified property offering, so you will not have the opportunity to evaluate our investments before we make them.................................................................24
         If we are unable to raise substantial funds, we will be limited in the number and type of properties in which we may invest and the value of your investment will fluctuate with the performance of the specific investments we make.................................................24
         Both we and BH Advisors II LP, our general partner, have no prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our general partners may not be an indication of our future results......25
         If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.............................................................25
         Robert M. Behringer has a dominant role in determining what is in the best interests of
            Behringer Harvard Short-Term Fund I and therefore we will not have the benefit of independent consideration of issues affecting our partnership operations........................................26
         Our general partners have a limited net worth consisting of assets that are not liquid, which may adversely affect the ability of our general partners to fulfill their financial obligations to us...................................................................................26
         Our rights and the rights of our limited partners to recover claims against our general partners are limited................................................................................26
         Your investment may be subject to additional risks if we make international investments................26
         Our units are generally not suitable for IRAs and other retirement plans subject to ERISA..............27
     Risks Related to Conflicts of Interest.....................................................................27

                                                          i


         Our general partners will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.....................................27
         Our general partners will face conflicts of interest relating to the incentive fee structure under our partnership agreement that could result in actions that are not necessarily in the long-term best interests of our limited partners................................................27
         Our general partners will face conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to a Behringer Harvard program or third party other than us.............................................................................................27
         Our general partners and certain of their key personnel will face competing demands relating to their time, and this may cause our investment returns to suffer..................................28
         There is no separate counsel for us and our affiliates, which could result in conflicts of interest....29
     Risks Related to Our Business in General...................................................................29
         The Texas Revised Limited Partnership Act (TRLPA) does not grant you any voting rights, and your rights are limited under our partnership agreement.............................................29
         You will have limited voting rights, and you will be bound by the majority vote on matters on which you are entitled to vote......................................................................29
         You are limited in your ability to sell your units pursuant to our redemption program..................30
         If you are able to resell your units to us pursuant to our redemption program, you will likely receive substantially less than the fair market value for your units.........................30
         Our general partners may have an incentive to minimize the estimated fair market value of your units for purposes of any repurchases under our redemption program, which would adversely affect those investors who desire to resell their units to us.......................................30
         We established the offering price on an arbitrary basis; as a result, your subscription price for units is not related to any independent valuation...............................................30
         Because the dealer manager is one of our affiliates, investors will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings...........................................................................................31
         Payment of fees to our general partners and their affiliates will reduce cash available for investment and distribution.........................................................................31
         There can be no assurance that we will be able to pay or maintain cash distributions or that distributions will increase over time..........................................................31
         Adverse economic conditions will negatively affect our returns and profitability.......................32
         Gains and distributions upon resale of our properties are uncertain....................................32
     General Risks Related to Investments in Real Estate........................................................33
         Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties................33
         Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.......................................................................33
         We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our limited partners...............................................................33
         We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to pay cash distributions to our limited partners................................33
         We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to pay cash distributions to our limited partners................................34
         Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns..........................................................34
         Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks......................................................34
         If we contract with Behringer Development Company LP for newly developed property, we cannot guarantee that our earnest money deposit made to Behringer Development Company LP will be fully refunded..............................................................................35
         Competition with third parties in acquiring properties may reduce our profitability and the return on your investment...........................................................................35
         Delays in acquisitions of properties may have adverse effects on your investment.......................35
         Uncertain market conditions and the broad discretion of our general partners relating to the future disposition of properties could adversely affect the return on your investment...........36
         If we set aside insufficient working capital reserves, we may be required to defer necessary property improvements.....................................................................36
         The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions............36

                                                          ii

         Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results........................................................................36
         Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.............................................................37
         If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.........................................................................37
     Risks Associated with Debt Financing.......................................................................37
         We may incur mortgage indebtedness and other borrowings, which may increase our business risks......................................................................................37
         If mortgage debt is unavailable at reasonable rates, we may not be able to finance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make......................................................................38
         Lenders may require us to enter into restrictive covenants that may have an adverse effect on our operations............................................................................38
         Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our investors............................................38
         The aggregate amount we may borrow is limited under our partnership agreement, which may hinder our ability to secure additional funding when it is needed...................................38
     Federal Income Tax Risks...................................................................................39
         The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in our units of limited partnership interest.....................................39
         Investors may realize taxable income without cash distributions, and you may have to use funds from other sources to pay your tax liabilities................................................39
         We could be characterized as a publicly traded partnership, which would have an adverse tax effect on you...................................................................................39
         The deductibility of losses will be subject to passive loss limitations, and therefore their deductibility will be limited.................................................................40
         The Internal Revenue Service may challenge our allocations of profit and loss, and any reallocation of items of income, gain, deduction and credit could reduce anticipated tax benefits............................................................................................40
         We may be characterized as a dealer, and if so, any gain recognized upon a sale of real property would be taxable to you as ordinary income.................................................40
         We may be audited, which could result in the imposition of additional tax, interest and penalties...........................................................................................40
         State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from operations payable to you would be reduced..................................41
         Legislative or regulatory action could adversely affect investors......................................41
         There are special considerations that apply to pension or profit sharing trusts or IRAs investing in our units..............................................................................41
         We may terminate the offering or dissolve Behringer Harvard Short-Term Fund I if our assets are deemed to be "plan assets" or if we engage in prohibited transactions....................42
         Adverse tax considerations may result because of minimum distribution requirements.....................43
         UBTI is likely to be generated with respect to tax-exempt investors....................................43
     Forward-Looking Statements.................................................................................43
ESTIMATED USE OF PROCEEDS.......................................................................................44
INVESTMENT OBJECTIVES AND CRITERIA..............................................................................46
     General....................................................................................................46
     Acquisition and Investment Policies........................................................................46
     Development and Construction of Properties.................................................................49
     Acquisition of Properties from Behringer Development.......................................................49
     Terms of Leases and Tenant Creditworthiness................................................................51
     Borrowing Policies.........................................................................................52
     Joint Venture Investments..................................................................................53
     Disposition Policies.......................................................................................54
     Other Investments..........................................................................................55
     Investment Limitations.....................................................................................55
     Real Property Investments..................................................................................56
MANAGEMENT......................................................................................................57
     General....................................................................................................57
     Our General Partners.......................................................................................57

                                                          iii

     Advisory Board.............................................................................................60
     Affiliated Companies.......................................................................................61
COMPENSATION OF THE GENERAL PARTNERS AND THEIR AFFILIATES.......................................................64
CONFLICTS OF INTEREST...........................................................................................68
     Interests in Other Real Estate Programs....................................................................68
     Other Activities of Our General Partners and Their Affiliates..............................................69
     Competition in Acquiring Properties........................................................................70
     Affiliated Dealer Manager..................................................................................70
     Affiliated Property Manager................................................................................70
     Lack of Separate Representation............................................................................70
     Joint Ventures with Affiliates of the General Partners.....................................................70
     Receipt of Fees and Other Compensation by General Partners and Their Affiliates............................71
     Tax Audit Proceeding.......................................................................................71
     Guidelines and Limits Imposed by Our Partnership Agreement.................................................71
FIDUCIARY DUTY OF THE GENERAL PARTNERS..........................................................................72
PRIOR PERFORMANCE SUMMARY.......................................................................................74
     Prior Investment Programs..................................................................................74
     Summary Information........................................................................................74
DISTRIBUTIONS AND ALLOCATIONS...................................................................................76
     Distributions of Net Cash..................................................................................76
     Liquidating Distributions..................................................................................76
     Return of Unused Capital Contributions.....................................................................77
     Partnership Allocations....................................................................................77
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN.......................................................................79
     Investment of Distributions................................................................................79
     Election to Participate or Terminate Participation.........................................................80
     Reports to Participants....................................................................................80
     Federal Income Tax Considerations..........................................................................81
     Amendment and Termination..................................................................................81
REAL PROPERTY INVESTMENTS.......................................................................................82
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........................83
SUMMARY OF PARTNERSHIP AGREEMENT................................................................................84
     Powers of the General Partners.............................................................................84
     Liabilities of Our Limited Partners; Nonassessability of Units.............................................84
     Other Activities of the General Partners...................................................................84
     Rights of Limited Partners to Participate in Management....................................................84
     Voting Rights of the Limited Partners......................................................................84
     Mergers, Consolidations and Conversions....................................................................85
     Removal or Withdrawal of General Partners..................................................................85
     Assignability of General Partners' Interests...............................................................86
     Books and Records; Rights to Information; Annual Audits....................................................86
     Meetings of Limited Partners...............................................................................86
     Transferability of Units...................................................................................86
     Unit Redemption Program....................................................................................87
     Distribution Reinvestment Plan.............................................................................89
     Proxy Rights...............................................................................................89
     Dissolution and Termination................................................................................89
INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS......................................................91
     General....................................................................................................91
     Minimum Distribution Requirements - Plan Liquidity.........................................................91
     Annual Valuation Requirement...............................................................................92
     Fiduciary Obligations - Prohibited Transactions............................................................92
     Plan Assets - Definition...................................................................................93
     Publicly Offered Securities Exemption......................................................................93
     Real Estate Operating Company Exemption....................................................................94
     Consequences of Holding Plan Assets........................................................................94
     Prohibited Transactions....................................................................................95
     Prohibited Transactions - Consequences.....................................................................95


                                                           iv
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

     Unrelated Business Taxable Income..........................................................................95
FEDERAL INCOME TAX CONSIDERATIONS...............................................................................96
     Tax Opinion................................................................................................97
     Partnership Status Generally...............................................................................98
     Publicly Traded Partnership Status.........................................................................99
     General Principles of Partnership Taxation................................................................100
     Anti-Abuse Rules..........................................................................................100
     Deductibility of Losses - Limitations.....................................................................101
     Allocations of Profit and Loss............................................................................102
     Taxable Income Without Cash Distributions.................................................................104
     Investment by Qualified Plans and Other Tax-Exempt Entities...............................................105
     Investment by Charitable Remainder Trusts.................................................................106
     Taxation of Real Estate Operations........................................................................106
     Activities Not Engaged in For Profit......................................................................108
     Sales of Limited Partnership Units........................................................................108
     Dissolution and Liquidation...............................................................................108
     Capital Gains and Losses..................................................................................109
     Election for Basis Adjustments............................................................................109
     Alternative Minimum Tax...................................................................................109
     Penalties.................................................................................................109
     Tax Shelter Registration..................................................................................110
     Partnership Tax Information; Partner Tax Returns..........................................................110
     Audits....................................................................................................111
     Foreign Investors as Limited Partners.....................................................................111
     Tax Legislation and Regulatory Proposals..................................................................111
     State and Local Taxes.....................................................................................112
REPORTS TO INVESTORS...........................................................................................113
PLAN OF DISTRIBUTION...........................................................................................115
     The Offering..............................................................................................115
     Behringer Securities......................................................................................115
     Compensation We Will Pay for the Sale of Our Units........................................................115
     Units Purchased by Affiliates.............................................................................116
     Subscription Process......................................................................................116
     Minimum Offering..........................................................................................117
     Admission of Limited Partners.............................................................................118
     Units Held by Assignment..................................................................................119
     Investments by IRAs and Qualified Plans...................................................................119
     Volume Discounts..........................................................................................119
     Deferred Commission Option................................................................................121
WHO MAY INVEST.................................................................................................123
HOW TO SUBSCRIBE...............................................................................................125
SUPPLEMENTAL SALES MATERIAL....................................................................................126
LEGAL MATTERS..................................................................................................127
EXPERTS........................................................................................................127
ADDITIONAL INFORMATION.........................................................................................127

FINANCIAL INFORMATION..........................................................................................F-1
EXHIBIT A:  PRIOR PERFORMANCE TABLES...........................................................................A-1
EXHIBIT B:  FORM OF AGREEMENT OF LIMITED PARTNERSHIP OF BEHRINGER HARVARD
             SHORT-TERM OPPORTUNITY FUND I LP..................................................................B-1
EXHIBIT C:  SUBSCRIPTION AGREEMENT.............................................................................C-1
EXHIBIT D:  DISTRIBUTION REINVESTMENT PLAN.....................................................................D-1

                                                         v

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                              SUITABILITY STANDARDS

       An investment in Behringer Harvard Short-Term Fund I involves significant risk. An investment in our units is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, receive current income, obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans will most likely benefit from an investment in our partnership. On the other hand, we caution persons who require immediate liquidity or guaranteed income not to consider an investment in our partnership as meeting these needs.

       In consideration of these factors, we have established suitability standards for initial limited partners and subsequent purchasers of units from our investors. These suitability standards require that a purchaser of units have, excluding the value of a purchaser's home, furnishings and automobiles, either:

       o      a net worth of at least $150,000; or

       o a gross annual income of at least $45,000 and a net worth of at least $45,000.

       Please see the "Who May Invest" section of this prospectus for more detailed information about the suitability requirements of specific states.

                               PROSPECTUS SUMMARY

       THIS PROSPECTUS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. SEE ALSO THE "QUESTIONS AND ANSWERS ABOUT THIS OFFERING" SECTION IMMEDIATELY FOLLOWING THIS SUMMARY. THIS SECTION AND THE "QUESTIONS AND ANSWERS ABOUT THIS OFFERING" SECTION DO NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOUR DECISION WHETHER TO INVEST IN OUR UNITS OF LIMITED PARTNERSHIP INTEREST. TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION AND THE FINANCIAL STATEMENTS.

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

       Behringer Harvard Short-Term Opportunity Fund I LP is a newly organized Texas limited partnership that intends to invest in and operate commercial properties, and lease each such property to one or more tenants. We may also invest in entities that make similar investments. Our office is located at 1323 North Stemmons Freeway, Suite 212, Dallas, Texas 75207. Our toll free telephone number is (866) 655-1620. We sometimes refer to Behringer Harvard Short-Term Opportunity Fund I LP as Behringer Harvard Short-Term Fund I in this prospectus.

GENERAL PARTNERS

       Robert M. Behringer and Behringer Harvard Advisors II LP, a Texas limited partnership (BH Advisors II LP), are the general partners of Behringer Harvard Short-Term Fund I and will make all investment decisions for the partnership. They also will be responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.

       BH Advisors II LP is a recently formed entity without significant net worth. Accordingly, Robert M. Behringer, who has a substantial personal net worth, is also serving as a general partner in order to satisfy the net worth requirements for general partners established under the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association (referred to in this prospectus as the NASAA Guidelines). Each of our general partners have equal fiduciary duties and responsibility for our operations under our partnership agreement and applicable law. However, our general partners have agreed that all of the financial benefits of serving as our general partners will be allocated to BH Advisors II LP since we anticipate that the day-to-day responsibilities of serving as our general partner will be performed by BH Advisors II LP through the officers of its general partner.

       From time to time in this prospectus we refer to "affiliates" of our general partners. The term "affiliate" includes generally any entity in which a general partner owns 10.0% or more or otherwise controls, and any person

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owning, directly or indirectly, 10.0% or more of a general partner and any officer, director or partner of a general partner.

       The address of the general partners is 1323 North Stemmons Freeway, Suite 212, Dallas, Texas 75207, toll free telephone (866) 655-1620. For information regarding the previous experience of the general partners and their affiliates in the management of real estate programs, see the "Prior Performance Summary" section of this prospectus.

ADVISORY BOARD

       We have established an advisory board to provide our general partners with (i) advice and guidance with respect to identification of assets in which we may make investments and in making investment decisions; (ii) advice and guidance with respect to general economic and market conditions, general business principles, specific business principles relating to our business plan, competition and competitors in our industry segments, labor related matters, financing issues, corporate and management structure, and public relations;
(iii) inroads to establishing beneficial strategic partners, customers, and suppliers; (iv) advice and guidance as to opportunities within and related to our industry segments; and (v) such other assistance as may be determined by the general partners or their representatives from time to time.

TERMS OF THE OFFERING

       We are offering to the public up to 10,000,000 units of limited partnership interest at $10 per unit. We are also offering up to 1,000,000 units pursuant to our distribution reinvestment plan. We will offer units in Behringer Harvard Short-Term Fund I until the earlier of February 19, 2005 or the date we sell all $110.0 million worth of units in this offering; provided, however, that our general partners may elect to extend the offering period up to February 19, 2007 solely for the units reserved for issuance pursuant to our distribution reinvestment plan if all of such units are not sold prior to the termination date. If the minimum offering of $1.5 million has not been received and accepted by February 19, 2004, this offering will be terminated on that date and investors' funds, plus interest, will be returned promptly. However, we may terminate this offering at any time prior to either such termination date. This offering must be registered, or exempt from registration, in every state in which we offer or sell units. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling units in any state in which the registration is not renewed annually. After the initial 150,000 units are sold, subscription proceeds will be held in escrow until investors are admitted as limited partners. We intend to admit new investors at least monthly. Each time new investors are admitted, we will hold such investment proceeds in our account until we withdraw funds for the acquisition of real estate properties or other investments or the payment of fees and expenses. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before February 19, 2004 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. We intend to admit new limited partners monthly.

SUMMARY RISK FACTORS

       An investment in our units is subject to significant risks that are described in more detail in the "Risk Factors" and "Conflicts of Interest" sections of this prospectus, which begin on pages 23 and 68, respectively. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in our units:

       o There is no public trading market for the units, and we do not expect one to ever develop, therefore it will be difficult for you to sell your units. In addition, our partnership agreement imposes substantial restrictions on transfers of your units, and even if you are able to sell your units, you will likely have to sell them at a substantial discount.

       o      We have no prior operating history.

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       o      We do not anticipate liquidating Behringer Harvard Short-Term Fund
              I until at least three to five years after the termination of this offering. Therefore, you may have to wait several years after the date of your investment before you receive any significant distributions from us. Because we have not identified any probable acquisitions, there can be no assurances as to when we will begin to generate significant cash from operations for distribution to investors.

       o This is a "blind pool" offering because we currently do not own any investments and we have not identified any investments we will make. You will not have the opportunity to evaluate our investments prior to our making them. You must rely totally upon the general partners' ability to select our investments.

       o The number of properties that we will acquire and the diversification of our investments will be reduced to the extent that we sell less than all of the 11,000,000 units. If we do not sell substantially more than the minimum 150,000 units, we may buy only one property and the value of your investment may fluctuate more widely with the performance of the specific investment. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of properties by geographic location and property type.

       o Our ability to achieve our investment objectives and to pay distributions depends on the performance of our general partners for the day-to-day management of our business and the selection of our real estate properties and other investments.

       o Neither of our general partners has any prior experience sponsoring a public real estate limited partnership.

       o We will pay significant fees to the general partners and their affiliates, some of which are payable based upon factors other than the quality of services provided to us.

       o Our general partners or their affiliates will face various conflicts of interest resulting from their activities with affiliated entities, such as conflicts related to allocating the purchase and leasing of properties between us and other Behringer Harvard programs, conflicts related to any joint ventures between us and any such other programs and conflicts arising from time demands placed on our general partners or their affiliates in serving other Behringer Harvard programs.

       o Our general partners have a net worth that is limited in amount, substantially illiquid and not readily marketable. Accordingly, we cannot guarantee that our general partners will have sufficient cash to make any payments required to support us.

       o We may incur substantial debt. Loans we obtain will be secured by some of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts and could hinder our ability to pay distributions to our limited partners in the event income on such properties, or their value, falls.

       o Rules of taxation of partnerships such as our partnership are complex and uncertain. We do not intend to request or to obtain a ruling from the Internal Revenue Service as to any of the material tax consequences of an investment in our units and will rely on an opinion of counsel as to certain tax consequences. Counsel will give an opinion as to some, but not all, of the material tax consequences, and we will not have an opinion or a ruling with respect to some of the material tax consequences of an investment in us.

       o Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

       o We may invest some or all of the offering proceeds to acquire vacant land on which a building will be constructed in the future. This type of investment involves risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables. We will be subject to potential cost overruns and time delays for properties under

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              construction. Increased costs of newly constructed properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

       o The vote of limited partners owning at least a majority of the units will bind all of the limited partners as to certain matters such as the election of our general partners and amendment of our limited partnership agreement.

       o Income generated from investing in our units may generate unrelated business taxable income (UBTI) for investors who are tax-exempt entities, such as, for example, IRAs and tax-qualified plans.

DESCRIPTION OF PROPERTIES TO BE ACQUIRED AND INVESTMENTS

       As of the date of this prospectus, we have neither acquired nor contracted to acquire any investments, nor have the general partners identified any assets in which there is a reasonable probability that we will invest. We will seek to acquire and operate income producing properties that we believe generally will provide a rate of return superior to comparable real estate programs that have a targeted holding period for investments longer than our three to five-year targeted holding period, utilize leverage to a lesser degree and/or employ more conservative investment strategies. We plan to be opportunistic in our acquisitions. For example, we may acquire properties in markets that are depressed or overbuilt with the anticipation that these properties will increase in value as the markets recover. We may also acquire properties and reposition them by seeking to improve the property and tenant quality and thereby increase lease revenues. Many of the markets where we will acquire properties may have low barriers to entry. Potential property acquisitions include, without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities. We may purchase properties that have been constructed and have operating histories, are newly constructed or are under development or construction. All acquisitions of commercial properties will be evaluated for tenant creditworthiness and the reliability and stability of the properties' future income and capital appreciation within a three to five-year holding period. In addition, we may acquire interests in other entities with similar real property investments. All directly owned real estate properties may be acquired, developed and operated by us alone or jointly with another party. We are likely to enter into one or more joint ventures for the acquisition of properties with certain of our affiliates and other third parties, including the future real estate limited partnerships and real estate investment trusts (REITs) sponsored by our general partners. In addition, in the event that our general partners deem it advantageous to us, due to the state of the real estate market or nature of our investment portfolio at any time, we may make or purchase mortgage loans secured by the same types of real properties which we will be seeking to acquire, although we do not anticipate that we will do so.

POSSIBLE LEVERAGE OF PROPERTIES

       It is our policy to borrow up to 75.0% of our aggregate assets value, as measured on the date of any borrowing. However, while we have no current intention of doing so, we are permitted under our partnership agreement to borrow in excess of such amount, subject to the limitations of the NASAA Guidelines. Under the NASAA Guidelines, we may incur indebtedness with respect to properties financed by loans insured or guaranteed by the federal or any state or local government or any agency thereof or loans received by any of the foregoing entities, up to the sum of (i) 100.0% of the aggregate purchase price of all properties we acquire which have not been refinanced plus (ii) 100.0% of the aggregate fair market value of all refinanced properties, and with respect to other borrowings, up to the sum of (i) 85.0% of the aggregate purchase price of all properties we acquire which have not been refinanced plus (ii) 85.0% of the aggregate fair market value of all refinanced properties. In any case, our borrowing policy and the greater NASAA Guideline limits apply to the aggregate of our properties, so that with respect to any particular property in which we invest, there is no limit on the amount of indebtedness we may incur related to that property. We currently have not established any financing sources. See the "Investment Objectives and Criteria - Borrowing Policies" section of the prospectus on page 52 for a more detailed discussion of our borrowing policies.

ESTIMATED USE OF PROCEEDS OF THIS OFFERING

         We anticipate that we will have at least 85.0% of the gross proceeds of this offering available for our use. We expect to invest a minimum of 84.2% of the proceeds from this offering, including proceeds from the sale of

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units pursuant to our distribution reinvestment plan, in real estate properties and other investments, and set aside, as initial working capital reserves for real estate properties, approximately 1.0% of the contract price of the properties we acquire, which we expect will equal approximately 0.8% of the gross proceeds from this offering, assuming no debt financing. The remaining proceeds will be used to pay fees and expenses of this offering, and fees and expenses related to the selection and acquisition of investments. A summary of the anticipated use of proceeds is set forth below. For a more detailed discussion of our estimated use of proceeds, see the "Estimated Use of Proceeds" section beginning on page 44.

                                                            Minimum Offering            Maximum Offering
                                                       -------------------------    -------------------------
                                                           Amount      Percent          Amount      Percent
                                                           ------      -------          ------      -------
Gross offering proceeds...........................       $1,500,000     100.0%       $110,000,000    100.0%
Selling commissions and dealer manager fee........          142,500       9.5          10,300,000      9.4
Organization and offering expenses................           37,500       2.5           2,750,000      2.5
Acquisition and advisory fees (1).................           37,895       2.5           2,783,253      2.5
Acquisition expenses (1)..........................            6,316       0.4             463,876      0.4
Initial working capital reserve...................           12,632       0.8             927,751      0.8
                                                         ----------     -----        ------------    -----
Amount invested in properties.....................       $1,263,158      84.2%       $ 92,775,120     84.3%
                                                         ==========     =====        ============    =====

-------------------------------
(1) For purposes of this table, we have assumed that no financing is used to acquire properties. However, it is our intent to leverage our investments with debt financing up to a maximum of 75.0% of the aggregate value of our assets as of the date of any borrowing. For further details regarding the maximum amount of acquisition and advisory fees and acquisition expenses which we would incur if we borrow the maximum amount permitted under our borrowing policies, see footnote (2) to the estimated use of proceeds table on page 45.

INVESTMENT OBJECTIVES

       Our investment objectives are:

       o      to preserve, protect and return your capital contribution;

       o to realize growth in the value of our properties upon our ultimate sale of such properties;

       o      to maximize distributable cash to you; and

       o within five years after termination of the offering, either (i) to make an orderly disposition of our properties and distribute the cash to you or (ii) upon the approval of a majority of the limited partners, to allow you to exchange your units for interests in another Behringer Harvard fund.

See the "Investment Objectives and Criteria" section of this prospectus for a more complete description of our business and objectives.

DISTRIBUTION POLICY

       In general, distributions of cash from whatever source, other than liquidating distributions, will be distributed first to limited partners to pay a 10.0% non-compounded annual return on net capital contributions, then to our limited partners to return their invested capital, and then 85.0% to the limited partners and 15.0% to the general partners.

       Liquidating distributions will be made so as to return to partners the balance in their capital accounts. Under our partnership agreement, these capital accounts are to be maintained in such a manner that liquidating distributions will generally be made in the same way as other cash distributions.

       Over the life of Behringer Harvard Short-Term Fund I, we will make allocations for tax purposes of taxable income and loss in such a manner so as to cause partners' capital accounts to equal the amounts which would be distributable if we were to be dissolved and our assets distributed in liquidation.

       Provided we have cash available to make distributions, we intend to declare and pay distributions to our limited partners on a monthly basis. However, because we have not identified any probable investments, there can

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be no assurances as to when we will begin to generate sufficient cash flow from operations for distribution to our limited partners. We do not expect to have any cash available for distribution before we make our initial investments. However, we expect that such distributions will begin no later than the end of the sixth full quarter of our operations.

       The terms of our partnership agreement prohibit us from reinvesting cash flow from our operations. Instead, cash flow from our operations generally will be distributed to our limited partners. Our general partners have the authority to reinvest proceeds from the sale of our properties, provided that a portion of the sale proceeds sufficient to cover any increase in the limited partners' federal and state income taxes attributable to the sale will be distributed to limited partners in time to pay such taxes. However, presently we expect that net proceeds from the sale of our properties generally will not be reinvested, but will be distributed to our partners.

CONFLICTS OF INTEREST

       Our general partners and their affiliates will experience conflicts of interest in connection with the management of our business affairs, including the following:

       o our general partners and their affiliates will have to allocate their time between us and the other Behringer Harvard programs and activities in which they are involved, and our partnership agreement does not specify any minimum amount of time or level of attention that our general partners must devote to us;

       o our general partners and their affiliates must determine which Behringer Harvard program or other entity should purchase any particular property or make any other investment, or enter into a joint venture for the acquisition and operation of specific properties;

       o our general partners may compete with other Behringer Harvard programs and properties owned by affiliates of our general partners for the same tenants in negotiating leases or in selling similar properties at the same time; and

       o our general partners and their affiliates will receive fees in connection with transactions involving the purchase, management and sale of our investments regardless of the quality of the services provided to us.

See the "Conflicts of Interest" section of this prospectus beginning on page 68 for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.






                                       6

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       The following chart indicates the relationship between our general partners and their affiliates that will be providing services to us.


                     ---------------------------------------
                              Robert M. Behringer
                                  (Individual)
                     ---------------------------------------

                     ---------------------------------------

                       Behringer Harvard Holdings, LLC (1)

                     ---------------------------------------

                     ---------------------------------------

                       Behringer Harvard Partners, LLC (2)

                     ---------------------------------------

   ----------------------     -----------------------------  -----------------
      Behringer Harvard        Behringer Securities LP (3)    HPT Management
      Advisors II LP (3)                                      Services LP (3)
   ----------------------     -----------------------------  -----------------


---------------------------------
   Behringer Harvard Short-Term
     Opportunity Fund I LP (4)
---------------------------------


-------------------------

(1) Robert Behringer, one of our general partners, owned approximately 67.0% of the limited liability company interests of Behringer Harvard Holdings, LLC (Behringer Harvard Holdings) as of February 1, 2003.
(2) Behringer Harvard Holdings owns 100.0% of the limited liability company interests of Behringer Harvard Partners, LLC (Behringer Harvard Partners).
(3) Behringer Harvard Partners is the 99.9% owner and the sole limited partner of each of BH Advisors II LP, Behringer Securities LP (Behringer Securities) and HPT Management Services LP (HPT Management). Harvard Property Trust, LLC, a wholly owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% and the sole general partner of each of BH Advisors II LP and Behringer Securities. IMS, LLC, another wholly owned subsidiary of Behringer Harvard Holdings, is the owner of the remaining 0.1% interest and the sole general partner of HPT Management.
(4)  Robert Behringer and BH Advisors II LP are our general partners.

PRIOR OFFERING SUMMARY

       Robert M. Behringer, our general partner, has previously sponsored 29 privately offered real estate limited partnerships and a private REIT, Harvard Property Trust, Inc., over the last ten years. As of September 30, 2002, Mr. Behringer had raised approximately $94.2 million from approximately 470 investors in these real estate programs. Neither Mr. Behringer nor any of our other affiliates, have previously sponsored or organized a publicly offered real estate limited partnership. The "Prior Performance Summary" section of this prospectus beginning on page 74 contains a discussion of the programs sponsored by Mr. Behringer from January 1, 1995 to date. Certain statistical data relating to such programs with investment objectives similar to ours is also provided in the "Prior Performance Tables" included as Exhibit A to this prospectus. The prior performance of the programs previously

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sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

COMPENSATION TO GENERAL PARTNERS AND THEIR AFFILIATES

       Our general partners and their affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are summarized in the following table:


--------------------------------- ----------------------------------------- ------------------- ------------------
                                                                                                 $$ AMOUNT FOR
                                                                              $$ AMOUNT FOR          MAXIMUM
                                                                                 MINIMUM            OFFERING
                                                                                 OFFERING         (11,000,000
       TYPE OF COMPENSATION                  FORM OF COMPENSATION             (150,000 UNITS)        UNITS)
--------------------------------- ----------------------------------------- ------------------- ------------------
                                         ORGANIZATIONAL AND OFFERING STAGE
------------------------------------------------------------------------------------------------------------------
Selling Commissions               7.0% of gross offering proceeds                  $70,000         $7,700,000
--------------------------------- ----------------------------------------- ------------------- ------------------
Dealer Manager Fee                2.5% of gross offering proceeds; 1.0%            $25,000         $2,600,000
                                    for distribution reinvestment plan
                                    purchases
--------------------------------- ----------------------------------------- ------------------- ------------------
Organization and Offering         2.5% of gross offering proceeds                  $25,000         $2,750,000
Expenses
------------------------------------------------------------------------------------------------------------------
                                         ACQUISITION AND DEVELOPMENT STAGE
------------------------------------------------------------------------------------------------------------------
Acquisition and Advisory Fees     3.0% of the contract purchase price of           $37,895         $2,783,253
                                    each property
--------------------------------- ----------------------------------------- ------------------- ------------------
Acquisition Expenses              0.5% of the contract purchase price of            $6,316          $ 463,876
                                    each property
------------------------------------------------------------------------------------------------------------------
                                                 OPERATIONAL STAGE
------------------------------------------------------------------------------------------------------------------
Property Management and Leasing   4.5% of gross revenues plus leasing              N/A                 N/A
Fees                                fees of up to 1.5% of gross revenues
                                    based upon the customary leasing fees
                                    applicable to the geographic location
                                    of property
--------------------------------- ----------------------------------------- ------------------- ------------------
Asset Management Fee              Monthly fee of one-twelfth of 0.5% of            N/A                 N/A
                                    our aggregate assets value
--------------------------------- ----------------------------------------- ------------------- ------------------
Cash Distributions                15.0% of funds available for distribution        N/A                 N/A
                                    after investors receive distributions
                                    equal to 10.0% of their net capital
                                    contributions plus return of their
                                    invested capital
--------------------------------- ----------------------------------------- ------------------- ------------------
Subordinated Disposition Fee      3.0% of sale price deferred until after          N/A                 N/A
                                    limited partners receive repayment of
                                    net capital plus 10.0% return on
                                    capital
--------------------------------- ----------------------------------------- ------------------- ------------------
Subordinated Participation in     15.0% of net sale proceeds after limited         N/A                 N/A
Net Sale Proceeds and               partners receive repayment of net
Distributions                       capital plus 10.0% return on capital
--------------------------------- ----------------------------------------- ------------------- ------------------

       There are many additional conditions and restrictions on the amount of compensation our general partners and their affiliates may receive. There are also some smaller items of compensation and expense reimbursements that our general partners may receive. For a more detailed explanation of these fees and expenses payable to our general partners and their affiliates, see the "Estimated Use of Proceeds" section of this prospectus beginning on page 44 and the "Compensation of the General Partners and Their Affiliates" section of this prospectus beginning on page 64. Our general partners may not receive compensation in excess of the maximum amount permitted under the NASAA Guidelines.

DEPRECIATION AND COST RECOVERY METHOD

       We intend to use the straight-line method of depreciation for the real properties we acquire. (See "Federal Income Tax Considerations.")

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PARTNERSHIP AGREEMENT

       Your rights and obligations as a limited partner of Behringer Harvard Short-Term Fund I and your relationship with our general partners will be governed by our partnership agreement. Some of the significant features of our partnership agreement include the following:

       o Voting Rights. Holders of a majority of our units of limited partnership interests may vote to:

              (1) amend our partnership agreement, subject to the limited rights of our general partners to amend our partnership agreement without the approval of the limited partners as described in
                  Section 11.2(b) of our partnership agreement;

              (2) cause us to be liquidated and dissolved; and

             (3) remove a general partner and elect a new general partner.

       In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

       o Mergers and Consolidations. We generally may not merge or consolidate with any other partnership or corporation without approval by holders of a majority of our units of limited partnership interests. Limited partners who dissent from any merger or consolidation may receive cash for their units based on the appraised value of our net assets.

       o Termination. The latest termination date for Behringer Harvard Short-Term Fund I will be December 31, 2017; provided, however, that we intend to liquidate our properties and terminate within five years from the termination of this offering. Our partnership agreement provides that at any time following one year after the termination of this offering, our general partners may determine to dissolve and terminate Behringer Harvard Short-Term Fund I.

       For a detailed discussion of material provisions of our partnership agreement, see the "Summary of Partnership Agreement" section of this prospectus beginning on page 84. A complete copy of our partnership agreement is attached as Exhibit B to this prospectus.

DISTRIBUTION REINVESTMENT PLAN

       You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in additional units. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income and participation in our distribution reinvestment plan would mean that you will have to rely solely on sources other than distributions from us to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. We may terminate the distribution reinvestment plan in our discretion at any time upon ten days notice to plan participants. See the "Summary of Distribution Reinvestment Plan" section of this prospectus for further explanation of our distribution reinvestment plan, a complete copy of which is attached as Exhibit D to this prospectus.

UNIT REDEMPTION PROGRAM

       After you have held your units for a minimum of one year, our unit redemption program provides an opportunity for you to redeem your units, subject to certain restrictions and limitations. The redemption price will equal the lesser of (1) the price you actually paid for your units or (2) either (i) prior to the time we begin having estimated annual unit valuations (after our first three full fiscal years following termination of this offering), $8.50 per unit, or (ii) after we begin obtaining such valuations, 90.0% of the fair market value per unit, as determined by the valuations. Subject to the limitations described in this prospectus, we will redeem units upon the request of the estate, heir or beneficiary of a deceased limited partner. The purchase price for units redeemed upon the death of a limited partner, until after the first three full fiscal years following termination of this offering, will be the price the limited partner actually paid for the units, and thereafter, the purchase price will be the fair market value of the units, as determined by estimated unit valuations. During any calendar year, we will not redeem in excess of 3.0% of the

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weighted average number of units outstanding during the prior calendar year. In addition, the cash available for redemption generally will be limited to 1.0% of the operating cash flow from the previous fiscal year, plus any proceeds from our distribution reinvestment plan. You may present to us fewer than all of your units for redemption, except that you must present for redemption at least 25.0% of your units. In order to participate in our unit redemption program, you will be required to certify to us that you acquired the units to be redeemed by either (i) a purchase directly from us or (ii) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. Our general partners reserve the right to reject any request for redemption of units or to terminate, suspend or amend certain provisions of the unit redemption program at any time. See "Summary of Partnership Agreement - Unit Redemption Program" beginning on page 87 for further explanation of the Unit Redemption Program.

ERISA CONSIDERATIONS

       The section of this prospectus entitled "Investment by Tax-Exempt Entities and ERISA Considerations" describes the effect the purchase of units will have on individual retirement accounts (IRAs) and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code of 1986, as amended (Internal Revenue Code). ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Because our intended operations will likely give rise to UBTI, our units are generally not an appropriate investment vehicle for IRAs and other retirement plans subject to ERISA. Any retirement plan trustee or individual considering purchasing units for a retirement plan or an IRA should read carefully the section of this prospectus captioned "Investment by Tax-Exempt Entities and ERISA Considerations."

DESCRIPTION OF UNITS

       All of our units of limited partnership interest shall represent a capital contribution of $10 each, shall be issued as fully paid and nonassessable and shall have the rights, privileges and preferences as provided in our partnership agreement. Our units are subject to numerous transfer restrictions, as described in the "Summary of Partnership Agreement - Transferability of Units" section of this prospectus. There will not be any regularly scheduled annual or periodic meetings of our limited partners. However, our general partners are required to call a meeting of our limited partners upon the written request of limited partners holding at least 10.0% of the units. In addition, our limited partners may, with the affirmative vote of limited partners holding more than 50.0% of the units, take action on certain matters without the concurrence of our general partners. See "Summary of Partnership Agreement - Voting Rights of the Limited Partners."

OTHER BEHRINGER HARVARD PROGRAMS

       Robert M. Behringer and his affiliates are currently sponsoring registered public offerings on behalf of two other Behringer Harvard programs, Behringer Harvard Mid-Term Value Enhancement Fund I LP (Behringer Harvard Mid-Term Fund I) and Behringer Harvard REIT I, Inc. (Behringer Harvard REIT I). The following table summarizes some of the most important features of this offering and the offerings of the other two Behringer Harvard funds.

                           ----------------------------- -------------------------------- ------------------------------
                                BEHRINGER HARVARD               BEHRINGER HARVARD                   BEHRINGER
                                SHORT-TERM FUND I                MID-TERM FUND I                 HARVARD Reit I
-------------------------- ----------------------------- -------------------------------- ------------------------------
Entity Type                Real estate limited           Real estate limited partnership  Real estate investment trust partnership
-------------------------- ----------------------------- -------------------------------- ------------------------------
Offering Size              $100.0 million to the         $400.0 million  to the public    $800.0 million to the public
                           public plus $10.0 million     plus $40.0 million for           plus $80.0 million for
                           for the distribution          distribution reinvestment        dividend reinvestment plan;
                           reinvestment plan; minimum    plan; minimum offering of $2.0   minimum offering of $2.5
                           offering of $1.5 million      million                          million
-------------------------- ----------------------------- -------------------------------- ------------------------------
Minimum Investment         $1,000 (some states may       $1,000 (some states may vary)    $1,000 (some states may vary)
                           vary)
-------------------------- ----------------------------- -------------------------------- ------------------------------

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

                           ----------------------------- -------------------------------- ------------------------------
                                BEHRINGER HARVARD               BEHRINGER HARVARD                   BEHRINGER
                                SHORT-TERM FUND I                MID-TERM FUND I                 HARVARD Reit I
-------------------------- ----------------------------- -------------------------------- ------------------------------
Targeted Fund Term         Three to five years from      Five to eight years from the     Eight to twelve years from
                           the termination of the        termination of the offering      the termination of the
                           offering                                                       offering
-------------------------- ----------------------------- -------------------------------- ------------------------------
Investment Objectives      o        To preserve,         o        To preserve, protect    o        To preserve,
                                    protect and return            and return capital               protect and return
                                    capital                       contributions                    capital
                                    contributions        o        To realize growth in             contributions
                           o        To maximize                   the value of            o        To maximize
                                    distributable cash            properties upon the              distributable cash
                                    to investors                  ultimate sale of                 to investors
                           o        To realize growth             properties              o        To realize growth
                                    in the value of      o        To maximize                      in the value of
                                    properties upon               distributable cash to            properties upon the
                                    the ultimate sale             investors                        ultimate sale of
                                    of properties        o        Within eight years               properties
                           o        Within five years             after termination of    o        Within twelve years
                                    after termination             the offering, either             after termination
                                    of the offering,              (i) to make an                   of the offering,
                                    either (i) to make            orderly disposition              either (i) to list
                                    an orderly                    of properties and                the shares on a
                                    disposition of                distribute the cash              national exchange
                                    properties and                to investors or (ii)             or (ii) to make an
                                    distribute the                upon limited                     orderly disposition
                                    cash to investors             partners' approval,              of properties and
                                    or (ii) upon                  to allow investors to            distribute the cash
                                    limited partners'             exchange their units             to investors
                                    approval, to allow            for interests in
                                    investors to                  another Behringer
                                    exchange their                Harvard fund
                                    units for
                                    interests in
                                    another Behringer
                                    Harvard fund
-------------------------- ----------------------------- -------------------------------- ------------------------------
Targeted Assets            Principally office,           Principally institutional        Principally institutional
                           office-tech, retail,          quality office and office        quality office properties
                           apartment, industrial and     service center properties        having premier business
                           hotel properties              having desirable locations,      addresses, desirable
                                                         personalized amenities, high     locations, personalized
                                                         quality construction and         amenities, high quality
                                                         creditworthy commercial tenants  construction, and highly
                                                                                          creditworthy commercial
                                                                                          tenants
-------------------------- ----------------------------- -------------------------------- ------------------------------
Targeted Markets           Generally intended to         Generally intended to include    Generally intended to
                           include markets with higher   central business districts of    include central business
                           volatility, lower barriers    major metropolitan cities and    districts of major
                           to entry and high growth      selected suburban markets with   metropolitan cities where
                           potential (such as the        identified barriers to entry     barriers to entry are judged
                           Southwest)                                                     to be high and, to a lesser
                                                                                          extent, selected suburban
                                                                                          markets with identified
                                                                                          barriers to entry
-------------------------- ----------------------------- -------------------------------- ------------------------------
Possibility of Joint       May joint venture with        Likely to joint venture with     Likely to joint venture with
Ventures                   other Behringer Harvard       Behringer Harvard REIT I and     Behringer Harvard Mid-Term
                           funds and other real estate   other institutional real         Fund I and other
                           investors having similar      estate investors (such as        institutional real estate
                           investment objectives         pension funds and insurance      investors (such as pension
                                                         companies)                       funds and insurance companies)
-------------------------- ----------------------------- -------------------------------- ------------------------------

--------------------------------------------------------------------------------

                           ----------------------------- -------------------------------- ------------------------------
                                BEHRINGER HARVARD               BEHRINGER HARVARD                   BEHRINGER
                                SHORT-TERM FUND I                MID-TERM FUND I                 HARVARD Reit I
-------------------------- ----------------------------- -------------------------------- ------------------------------
Investments Other Than     Ownership interests of        Ownership interests of           Ownership interests of
Real Property              unaffiliated enterprises      unaffiliated enterprises         unaffiliated enterprises
                           having real property          having real property             having real property
                           investments consistent with   investments consistent with      investments consistent with
                           those the fund intends to     those the fund intends to        those the fund intends to
                           acquire directly, as well     acquire directly, as well as     acquire directly, as well as
                           as joint ventures with        joint ventures with affiliates   joint ventures with
                           affiliates and                and non-affiliates.              affiliates and
                           non-affiliates.                                                non-affiliates; mortgage
                                                                                          loans and participations in
                                                                                          mortgage loans.
-------------------------- ----------------------------- -------------------------------- ------------------------------
Mortgage Loan Investing    Possible, but not             Possible, but not anticipated    Possible, but management
                           anticipated                                                    intends to limit to 15.0% of
                                                                                          total investment portfolio
-------------------------- ----------------------------- -------------------------------- ------------------------------
Leverage                   Yes; aggregate amount of      No leverage will be used to      Yes; aggregate amount of
                           borrowings as of the date     acquire properties; may only     borrowings as of the date of
                           of any borrowing may not      borrow for other limited         any borrowing may not exceed
                           exceed 75.0% of the           purposes                         55.0% of the aggregate value
                           aggregate value of all                                         of all assets
                           assets
-------------------------- ----------------------------- -------------------------------- ------------------------------
Distribution Policy        Distributions to limited      Distributions to limited         At least 90.0% of annual
                           partners, if any, to be       partners, if any, to be          taxable income will be
                           declared and paid on a        declared and paid on a monthly   distributed to stockholders;
                           monthly basis                 basis                            dividends, if any, to be
                                                                                          declared and paid on a
                                                                                          monthly basis
-------------------------- ----------------------------- -------------------------------- ------------------------------
Profile of Investor for    Investors who seek to         Investors who seek to            Investors who seek to
Whom Units are             diversify their personal      diversify their personal         diversify their personal
Recommended                portfolios with a             portfolios with a finite-life,   portfolios with a
                           finite-life, real             real estate-based investment,    finite-life, real
                           estate-based investment,      seek to preserve capital, seek   estate-based investment,
                           wish to obtain the benefits   to receive current income,       seek to preserve capital,
                           of potential long-term        wish to obtain the benefits of   seek to receive current
                           capital appreciation, seek    potential long-term capital      income, wish to obtain the
                           to receive current income,    appreciation, and are able to    benefits of potential
                           and are able to hold their    hold their investments for a     long-term capital
                           investments for a time        time period consistent with      appreciation, and are able
                           period consistent with the    the fund's liquidity plans       to hold their investments
                           fund's liquidity plans                                         for a time period consistent
                                                                                          with the fund's liquidity
                                                                                          plans
-------------------------- ----------------------------- -------------------------------- ------------------------------
Persons for Whom           Persons who require           Persons who require immediate    Persons who require
Investment in Units Is     immediate liquidity or        liquidity or guaranteed          immediate liquidity or
Not Recommended            guaranteed income             income, or who seek a            guaranteed income, or who
                                                         short-term investment            seek a short-term investment
-------------------------- ----------------------------- -------------------------------- ------------------------------
Appropriate for IRAs,                   No                             Yes                             Yes
401(k)s and Other Tax
Qualified Plans
-------------------------- ----------------------------- -------------------------------- ------------------------------
Estimated Percentage of    Expected minimum of 85.0%,    Expected minimum of 85.0%,       Expected minimum of 85.0%,
Proceeds for Fund Use      84.2% for investment and      84.2% for investment and 0.8%    84.2% for investment and
                           0.8% for initial working      for initial working capital      0.8% for initial working
                           capital reserve               reserve                          capital reserve
-------------------------- ----------------------------- -------------------------------- ------------------------------

--------------------------------------------------------------------------------

                           ----------------------------- -------------------------------- ------------------------------
                                BEHRINGER HARVARD               BEHRINGER HARVARD                   BEHRINGER
                                SHORT-TERM FUND I                MID-TERM FUND I                 HARVARD Reit I
-------------------------- ----------------------------- -------------------------------- ------------------------------
Compensation of            Comparable fee structure as   Comparable fee structure as      Comparable fee structure as
Advisor/General Partners   utilized for all Behringer    utilized for all Behringer       utilized for all Behringer
and Their Affiliates for   Harvard funds for             Harvard funds for acquisition    Harvard funds for
Services                   acquisition and advisory      and advisory services and        acquisition and advisory
                           services and asset            asset management services;       services and asset
                           management services;          property management fee of up    management services;
                           property management fee of    to 4.0%                          property management fee of
                           up to 4.5%                                                     3.0%
-------------------------- ----------------------------- -------------------------------- ------------------------------
Stockholder/Limited        Return of investment plus     Return of investment plus 8.0%   Return of investment plus
Partner Preferred Return   10.0% per year                per year (noncompounded)         9.0% per year (noncompounded)
Before Advisor/General     (noncompounded)
Partner Participation
-------------------------- ----------------------------- -------------------------------- ------------------------------
Advisor/General Partners   Up to 3.0% of the gross       Up to 3.0% of the gross sales    Subordinated disposition fee
Performance-Based Return   sales price of the property   price of the property as a       up to 3.0% of the sales price
Payable After              as a brokerage commission;    brokerage commission; 15.0%      of each property sold; 15.0%
Stockholder/Limited        15.0% subordinated            subordinated participation in    subordinated participation in
Partner Preferred Return   participation in              distributions over the           gains from sales of properties
                           distributions over the        investors' 8.0% annual return    over the investors' 9.0% annual
                           investors' 10.0% annual       plus return of investment        return plus return of 15.0% of
                           return of unvestment                                           the net market value of the
                                                                                          outstanding stock plus
                                                                                          distributions paid prior to
                                                                                          listing minus the preferred
                                                                                          return; subordinated
                                                                                          performance fee of 15.0% of
                                                                                          the net appraised asset value
                                                                                          of the fund plus distributions
                                                                                          paid prior to listing minus
                                                                                          the preferred return
-------------------------- ----------------------------- -------------------------------- ------------------------------
Dividend/Distribution                  Yes                             Yes                             Yes
Reinvestment Plan
-------------------------- ----------------------------- -------------------------------- ------------------------------
Share/Unit Redemption                  Yes                             Yes                             Yes
Plan
-------------------------- ----------------------------- -------------------------------- ------------------------------
Deferred Commission        Payable over 3 years at       Payable over 6 years at 1.0%     Payable over 6 years at 1.0%
Option                     2.0% per year                 per year                         per year
-------------------------- ----------------------------- -------------------------------- ------------------------------
Tax Reporting                        Form K-1                       Form K-1                        Form 1099
-------------------------- ----------------------------- -------------------------------- ------------------------------

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

--------------------------------------------------------------------------------

                    QUESTIONS AND ANSWERS ABOUT THIS OFFERING

       Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:     WHAT IS BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP?

       A: Our partnership was formed in 2002 as a Texas limited partnership to acquire commercial real estate properties, such as institutional quality office, industrial and other commercial properties, and lease each such property to one or more tenants, with the intention to liquidate its assets within five years from the termination of this offering. Our partnership was founded by Robert M. Behringer and was originally organized by Mr. Behringer, Gerald J. Reihsen, III, Gary S. Bresky and M. Jason Mattox.

Q:     WHY ARE YOU STRUCTURED AS A LIMITED PARTNERSHIP?

       A: Behringer Harvard programs are structured using the business forms that the sponsor believes are the most advantageous to investors. If a Behringer Harvard program were to be structured as a standard "C corporation," the entity would be taxed on its income and investors would be taxed on any cash distributions they receive. In order to avoid this so-called "double taxation," Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I have been structured as limited partnerships. The tax attributes of limited partnerships generally are allocated to investors rather than realized at the fund level. Behringer Harvard REIT I, which has a longer targeted fund term than Behringer Harvard Mid-Term Fund I and Behringer Harvard Short-Term Fund I, has been structured as a REIT. In general, REITs are not taxed on income distributed to investors. Regardless of the choice of entity used, Behringer Harvard programs are designed to operate consistently with the goal of maximizing distributions to investors.

Q:     WHO WILL CHOOSE WHICH REAL ESTATE PROPERTIES TO INVEST IN?

       A: Our general partners will make all of our investment decisions. Our general partners will each individually have operational authority over us, but all of our investment decisions must be approved by both of our general partners. The general partners are Robert M. Behringer and BH Advisors II LP. Because Mr. Behringer controls BH Advisors II LP, all investment decisions will ultimately be controlled by him.

Q:     WHO IS BH ADVISORS II LP?

       A: BH Advisors II LP has been created for the sole purpose of serving as one of our general partners. BH Advisors II LP is controlled indirectly by Robert M. Behringer.

Q. WHO WILL ADVISE YOUR GENERAL PARTNERS, AND WHAT IS THE EXPERIENCE OF SUCH PERSONS?

       A: BH Advisors II LP will be managed by its executive officers, namely:

              Robert M. Behringer - Chief Executive Officer of BH Advisors II LP, has been active in the acquisition, finance, management and development of both institutional and non-institutional commercial real estate, and the structuring of commercial real estate transactions, for over 25 years. Mr. Behringer was formerly the President and Chief Executive Officer of Harvard Property Trust, Inc., an office REIT with a net asset value of approximately $200 million, and since 1989 he has sponsored numerous real estate investment partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease), one of the largest pension fund advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was an institutional portfolio manager with responsibility for a portfolio of properties, including institutional quality office, industrial, retail, apartment and hotel

                                       14
--------------------------------------------------------------------------------
              properties exceeding 17.0 million square feet with a value of approximately $2.8 billion. Mr. Behringer has also been a licensed certified public accountant for over 20 years.

              Robert S. Aisner - President of BH Advisors II LP, has 28 years of commercial real estate experience. From 1996 until joining BH Advisors II LP in 2003, Mr. Aisner served as Executive Vice President of Amli Residential Properties Trust (Amli), a New York Stock Exchange listed REIT, President of Amli Management Company, overseeing all apartment operations in 80 communities in eight cities and the Amli Corporate Homes division of Amli, Vice President of Amli Residential Construction and Vice President of Amli Institutional Advisors. Mr. Aisner also served on Amli's Executive Committee and Investment Committee. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development company, where he served as Vice President.

              Gerald J. Reihsen, III - Executive Vice President - Corporate Development and Legal and Secretary of BH Advisors II LP, practiced as a corporate securities attorney for over 17 years with commercial law firms, including over nine years with Gibson, Dunn & Crutcher, and served as Vice President-Corporate Development and Legal for Xybridge Technologies, Inc., a telecommunications software company. Mr. Reihsen's business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, REITs and partnerships, and public and private securities offerings.

              Gary S. Bresky - Chief Financial Officer and Treasurer of BH Advisors II LP, is a certified public accountant and has been active in commercial real estate and related financial activities for over 15 years. In 1997, Mr. Bresky joined Harvard Property Trust, Inc., as Senior Vice President of Finance. Prior to joining Harvard Property Trust, Inc., Mr. Bresky was an accounting professional in the Real Estate Group at Coopers & Lybrand LLP where he focused on finance and accounting for both public and private REITs.

              M. Jason Mattox - Senior Vice President - Asset Acquisition and Management of BH Advisors II LP, served as Vice President of Harvard Property Trust, Inc. from 1997 until 2002, and from 1998 until 2002, he served as a member of its Investment Committee. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company affiliated with Harvard Property Trust, Inc., coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over 1.0 million square feet of Harvard Property Trust's commercial office assets, overseeing property performance, management offices, personnel and outsourcing relationships.

              Our general partners also will be assisted in our management by an advisory board that will provide independent thoughts and advice as to the properties acquired and make recommendations to BH Advisors II LP. Our general partners intend to follow the recommendations of our advisory board with respect to our investments, but they are not obligated to do so. All investment decisions must be approved by both of our general partners. Because Mr. Behringer controls BH Advisors II LP, all investment decisions will ultimately be controlled by him. No member of the advisory board will be a general partner, officer or employee of us, BH Advisors II LP, our affiliates or affiliates of BH Advisors II, LP, although members of the advisory board may purchase or own securities of, or have other business relations with, such parties. The initial members of the advisory board are:

              Patrick M. Arnold - Mr. Arnold is an attorney with more than 19 years of experience representing real estate companies, financial institutions, investors, developers and management companies in real estate transactions. Since 1992, Mr. Arnold has served as a partner in the real estate section of Fulbright & Jaworski L.L.P., an approximately 750-member law firm with offices in ten cities worldwide. Mr. Arnold joined Fulbright & Jaworski in 1986. He is currently partner-in-charge of the real estate section in the Dallas office of the firm. Mr. Arnold graduated from Harvard Law School in 1983. He

                                       15

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              is a member of the Dallas Real Estate Council and an officer of the Real Property Section of the Dallas Bar Association.

              Ralph G. Edwards, Jr. - Mr. Edwards has been actively involved in commercial real estate for over 35 years. Since 1992, Mr. Edwards has served as the Chairman and Chief Executive Officer of EdwardsDay Incorporated, an Atlanta-based real estate investment company. Mr. Edwards is also a member of the board of directors of Emerging Solutions, Inc. (d/b/a Constructware), an Atlanta-based privately held Internet services provider that sells document and process management systems to construction companies. Mr. Edwards is a member of the Urban Land Institute (past Chairman of the Atlanta District Council), the International Council of Shopping Centers, The Trust for Public Land (member of the Georgia Board of Directors) and past member of the Board of Directors of the Atlanta Commercial Board of Realtors.

              Scott F. McMullin - Mr. McMullin is a real estate investor advisor with over 16 years of real estate experience. Since 1998, Mr. McMullin has served as a Senior Managing Director of the Los Angeles office of Holliday Fenoglio Fowler, L.P., the largest commercial mortgage banking firm in the United States, specializing in commercial real estate debt and equity financing. Since 1993, Mr. McMullin held other senior positions with Holliday Fenoglio. At Holiday Fenoglio Fowler, Mr. McMullin has consummated over $5 billion in real estate transactions. From 1989 until 1992, Mr. McMullin served as a Partner with The Parmenter Company, a developer and owner of commercial real estate headquartered in Miami, Florida. Mr. McMullin is a member of the National Association of Industrial & Office Professionals and the Urban Land Institute, among other such organizations.

Q.     IN WHAT TYPES OF REAL PROPERTY WILL YOU INVEST?

       A: We will seek to invest the offering proceeds available for investment after the payment of fees and expenses in the acquisition of income-producing commercial real estate assets that we believe generally will provide a superior rate of return during a time period from three to five years following acquisition. We plan to be opportunistic in our acquisitions. For example, we may acquire properties in markets that are depressed or overbuilt with the anticipation that these properties will increase in value as the markets recover. We may also acquire properties and reposition them by seeking to improve the property and tenant quality and thereby increase lease revenues. Many of the markets where we will acquire properties may have low barriers to entry. We will consider investments in all types of commercial properties, including office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities and motel and hotel properties. For a more detailed discussion of our investment policies, see "Investment Objectives and Criteria - Acquisition and Investment Policies" beginning on page 46.

Q:     MAY YOU INVEST IN ANYTHING OTHER THAN REAL PROPERTY?

       A: Yes. We anticipate there will be opportunities to acquire some or all of the ownership interests of unaffiliated enterprises having real property investments consistent with those we intend to acquire directly.

Q: DO THE GENERAL PARTNERS USE ANY SPECIFIC CRITERIA WHEN SELECTING POTENTIAL INVESTMENTS FOR US?

       A: Yes. Our general partners will generally seek to acquire for us ownership of income-producing properties that they believe will provide a superior rate of return during a time period from three to five years following acquisition. We plan to be opportunistic in our acquisitions and may invest in any type of income-producing property in any market where we believe, due to market repositioning opportunities or other market factors, an opportunity for a superior rate of return exists. In many of these markets, we expect there will be low barriers to entry. In addition, we may attempt to invest in ownership interests of enterprises having real property investments consistent with those we intend to acquire directly. All acquisitions of commercial properties will be evaluated for tenant creditworthiness and the reliability and stability of their future income and capital appreciation

                                       16

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              potential. Our general partners will consider the risk profile, credit quality and reputation of tenants, and the impact of each particular acquisition as it relates to our portfolio as a whole.

Q:     DO YOU CURRENTLY OWN ANY INVESTMENTS?

       A. No. This offering is a "blind pool" offering in that we have not yet identified specific investments that we will acquire with the proceeds from this offering.

Q:     WHY DO YOU INTEND TO ACQUIRE SOME OF YOUR PROPERTIES IN JOINT VENTURES?

       A: We intend to acquire properties in joint ventures when we determine it necessary in order to diversify our portfolio of properties in terms of geographic region or property type and to enable us to make investments sooner than would be possible otherwise since the amount of gross proceeds raised in the early stages of this offering may be insufficient to acquire title to all of a real property targeted for investment. The sooner we are able to invest in properties, the sooner we will be able to make distributions from our operating cash flow and the greater the opportunity for capital appreciation of the investments. Additionally, the increased portfolio diversification will reduce the risk to investors as compared to a program with a smaller number of investments. Such joint ventures may be with our affiliates or with third parties.

Q: WHAT STEPS DO YOU TAKE TO MAKE SURE YOU INVEST IN ENVIRONMENTALLY COMPLIANT PROPERTY?

       A: We will always obtain a Phase I environmental assessment of each property purchased. In addition, we expect that in most cases we will obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

Q:     WHAT ARE YOUR TYPICAL LEASE PROVISIONS?

       A: We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, "triple net" leases or participating leases. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant's revenue. We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration. We expect our triple net leases will be for initial terms of ten years or more.

Q: HOW WILL YOU DETERMINE WHETHER TENANTS HAVE THE APPROPRIATE CREDITWORTHINESS FOR EACH BUILDING LEASE?

       A: We intend to use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. We will compare the reports produced by these services to the relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant.

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Q:     HOW WILL YOU PROVIDE FOR TENANT IMPROVEMENTS AND OTHER WORKING CAPITAL
       NEEDS AND MAINTAIN THE VIABILITY OF YOUR ASSETS IF CASH FLOW IS
       DECREASED?

       A: During the underwriting process, we intend to establish estimates for working capital needs throughout the life of each acquired asset. It is anticipated that, upon closing of each asset, an amount of initial capital equal to the amounts estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the asset. We intend to establish an initial working capital reserve of approximately 1.0% of the contract price of the properties we acquire, which we expect will equal approximately 0.8% of the gross proceeds from this offering, assuming no debt financing. However, the actual reserve for any property could exceed this amount. Working capital reserves will be adjusted through continual reprojection and annual budgeting processes. If depleted during the course of the asset's holding period, unless otherwise budgeted, we expect the reserve requirement will be replenished from excess cash flow to provide for the financial endurance of the asset. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions, and major capital expenditures.

Q:     IF I BUY UNITS, WILL I RECEIVE DISTRIBUTIONS AND HOW OFTEN?

       A: Provided we have cash available to make distributions, we intend to declare and pay distributions to our limited partners on a monthly basis. Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate cash from operations for distribution to our limited partners. We do not expect to have any cash available for distribution before we make our initial investments. However, we expect that such distributions will begin no later than the end of the sixth full quarter of our operations. The amount of each distribution will be determined by the general partners and typically will depend on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors.

Q:     HOW DO YOU CALCULATE THE PAYMENT OF DISTRIBUTIONS TO LIMITED PARTNERS?

       A. We intend to coordinate distribution declaration dates with monthly new investor admission dates so your ability to participate in distributions will begin to accrue immediately upon becoming a limited partner. Distributions will be allocated to our limited partners on a pro rata basis according to the number of units held and the number of days within the distribution period the units have been held.

Q:     MAY I REINVEST MY DISTRIBUTIONS?

       A: Yes. You may participate in our distribution reinvestment plan by checking the appropriate box on our subscription agreement or by filling out an enrollment form, which we will provide to you at your request or you can download from our web site. The purchase price for units purchased under the distribution reinvestment plan is currently $10 per unit.

Q:     WILL I BE TAXED IN RESPECT OF YOUR INCOME REGARDLESS OF DISTRIBUTIONS?

       A: Yes. Because we are a partnership, you will be taxed on your allocable share of income from operations (generally at ordinary income rates) and your share of any gains from sale of property without regard to the amount of your distributions. Distributions may exceed current taxable income or you may be allocated more taxable income than you receive in distributions. We cannot assure you that cash flow will be available for distribution in any year in amounts sufficient to pay your allocated tax liability. As a result, you may have to use funds from other sources to pay your tax liability. You should also review the section of this prospectus entitled "Federal Income Tax Considerations."

Q:     WHAT WILL YOU DO WITH THE MONEY RAISED IN THIS OFFERING?

       A: We anticipate that we will have at least 85.0% of the gross proceeds of this offering available for our use. We will use your investment proceeds to make the investments described above. We expect to invest a minimum of 84.2% of the gross proceeds from this offering, including proceeds from the sale

                                       18

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              of units pursuant to our distribution reinvestment plan, in the investments described above and to set aside approximately 0.8% of the gross proceeds from this offering, assuming no debt financing, as initial working capital reserves for real estate properties. The remaining proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10 per unit, and your distribution yield will be based on your $10 per unit investment.

              Until we invest the proceeds of this offering in real estate and other investments described above, we may invest in short-term, highly liquid investments. These short-term investments will not earn as high of a return as we expect to earn on the real estate and other investments we ultimately intend to make, and we cannot predict how long it will take to fully invest the proceeds in such ultimate investments.

Q:     WHAT KIND OF OFFERING IS THIS?

       A: We are offering the public up to 10,000,000 units of limited partnership interest on a "best efforts" basis. We are also offering up to 1,000,000 units of limited partnership interest for sale pursuant to our distribution reinvestment plan.

Q:     HOW DOES A "BEST EFFORTS" OFFERING WORK?

       A: When units are offered to the public on a "best efforts" basis, the brokers participating in the offering are only required to use their best efforts to sell the units and have no firm commitment or obligation to purchase any of the units.

Q:     HOW LONG WILL THIS OFFERING LAST?

       A: The offering will not last beyond February 19, 2005, except that our general partners may elect to extend the offering period for the units reserved for issuance pursuant to our distribution reinvestment plan up to February 19, 2007.

Q:     WHO CAN BUY UNITS?

       A: An investment in our partnership is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy units pursuant to this prospectus provided that they have either
              (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the "Who May Invest" section of this prospectus beginning on page 123.

Q.     FOR WHOM IS AN INVESTMENT IN OUR UNITS RECOMMENDED?

       A. An investment in our units may be appropriate for you if you meet the suitability standards mentioned above, and you seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to preserve capital, seek to receive current income, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income not to consider an investment in our units as meeting those needs. Also, because it is likely that our intended operations will give rise to UBTI, our units may not be a suitable investment vehicle for pension plans, IRAs and other tax exempt investors.

              The terms of this offering, the structure of our partnership and our intended manner of operation is designed to be easily understood by investors for whom the units are recommended, as compared to similar real estate investment vehicles which include complex distribution and allocation terms,

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              multiple classes of units and complex investment schemes. We have also conformed our investment approach, the compensation of our affiliates and other operational terms to those of other publicly offered Behringer Harvard programs sponsored by our general partners and their affiliates. We believe our approach provides simplicity and consistency among the Behringer Harvard programs, so that investors who subscribe for equity interests in one Behringer Harvard program will be able easily to understand and compare the terms and results of other Behringer Harvard programs.

Q:     MAY I MAKE AN INVESTMENT THROUGH MY IRA, SEP OR OTHER TAX-DEFERRED
       ACCOUNT?

       A: Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, decision makers should, at a minimum, consider (1) whether the investment is in accordance with the documents and instruments governing such IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with such IRA, plan or other account, (3) whether the investment will generate UBTI to such IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under such IRA, plan or other account, (5) the need to value the assets of such IRA, plan or other account annually or more frequently, and (6) whether such investment would constitute a prohibited transaction under applicable law.

Q: HAVE YOU ARRANGED FOR A CUSTODIAN FOR INVESTMENTS MADE THROUGH IRA, SEP OR OTHER TAX-DEFERRED ACCOUNTS?

       A: Yes. Sterling Trust Company has agreed to serve as custodian for investments made through IRA, SEP and certain other tax-deferred accounts. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our limited partners with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

Q:     IS THERE ANY MINIMUM INVESTMENT REQUIRED?

       A: Yes. Generally, you must invest at least $1,000. Except in Nebraska, investors who already own our units and, except in Minnesota and Oregon, investors who are concurrently purchasing units or shares from an affiliated Behringer Harvard public real estate program can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing in the "Who May Invest" section of this prospectus beginning on page 123.

Q:     HOW DO I SUBSCRIBE FOR UNITS?

       A: If you choose to purchase units in this offering, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Exhibit C, for a specific number of units and pay for the units at the time you subscribe. Your payment will be placed into an escrow account with Wells Fargo Bank Iowa, N.A., where your funds will be held, along with those of other subscribers, until we sell at least 150,000 units and, for sales thereafter, until we admit new investors, which we expect to do monthly. Your funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before February 19, 2004 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Separate escrow accounts will be established for subscriptions of residents of Nebraska, New York and Pennsylvania. See the sections of this prospectus captioned "Plan of Distribution - Subscription Process" and "How to Subscribe" for a detailed discussion of how to subscribe for units.

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Q:     WHAT HAPPENS IF YOU DON'T SELL AT LEAST 150,000 UNITS?

       A: If the minimum of 150,000 units, or $1.5 million, is not reached before February 19, 2004, we will terminate the offering and stop selling units. In such event, within ten days after termination of the offering, the escrow agent will return your funds, including interest.

Q:     IF I BUY UNITS IN THIS OFFERING, HOW MAY I LATER SELL THEM?

       A: At the time you purchase the units, they will not be listed for trading on any national securities exchange or over-the-counter market. We do not expect any public market for the units to develop. As a result, you may find it difficult to sell your units. If you are able to find a buyer for your units, you may sell your units to that buyer unless the buyer does not satisfy the suitability standards applicable to him or her. See the "Suitability Standards," "Who May Invest" and "Summary of Partnership Agreement - Transferability of Units" sections of this prospectus.

              In addition, after you have held your units for at least one year, you may be able to have your units repurchased by us pursuant to our unit redemption program. Subject to the limitations described in this prospectus, we will also redeem units upon the request of the estate, heir or beneficiary of a deceased limited partner. Redemption of units, when requested, will be made quarterly on a first-come, first-served basis with a priority given to redemptions upon the death of a limited partner. See the "Summary of Partnership Agreement - Units Redemption Program" section of this prospectus.

Q:     WHAT ARE YOUR EXIT STRATEGIES?

       A: Within five years after termination of the offering, we will seek either (i) to make an orderly disposition of our properties and distribute the cash to you, or (ii) upon the approval of at least a majority of the limited partners, to allow you to exchange your units for interests in another Behringer Harvard fund.

Q:     WHO IS THE TRANSFER AGENT?

       A:     Phoenix Transfer, Inc.
              2401 Kerner Boulevard
              San Rafael, California  94901
              (866) 219-6355

              To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:     WILL I BE NOTIFIED OF HOW MY INVESTMENT IS DOING?

       A: You will receive periodic updates on the performance of your investment with us, including:

              o   a monthly cash distribution report;
              o   three quarterly financial reports;
              o an acquisition report following each quarter in which we have acquired real property;
              o   an annual report; and
              o   an annual Schedule K-1.

              Information contained in these materials and other information concerning our business and our affiliates will be available on the web site maintained for us and our affiliates - www.bhfunds.com.

Q:     WHEN WILL I GET MY DETAILED TAX INFORMATION?

       A: Your Schedule K-1 tax information will be placed in the mail by March 15 of each year.

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Q:     WHAT WILL BE THE IMPACT ON MY INVESTMENT IF THE NEWLY PROPOSED FEDERAL
       TAX LEGISLATION IS ADOPTED?

       A: President Bush has recently proposed major federal tax legislation. One of the President's proposals is that dividends paid by corporations to individuals will not be subject to taxation to the recipient. If legislation of this nature were adopted, it is possible that a limited partnership structure would no longer be an advantageous organizational form for investment in real estate, or that it could become more advantageous for a limited partnership to elect to be taxed for federal income tax purposes as a corporation or a REIT. As a result, our partnership agreement provides our general partners with the ability, under certain circumstances, to cause us to be taxed as a corporation or to qualify as a REIT without the vote of limited partners and, under certain circumstances, to convert from a limited partnership to a corporation without limited partner vote. Our general partners have fiduciary duties to us and to all investors and would only cause such changes in our organizational structure or tax treatment if they determine in good faith that such changes are in the best interest of our investors.

Q:     WHO CAN HELP ANSWER MY QUESTIONS?

       A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

                             Behringer Securities LP
                     1323 North Stemmons Freeway, Suite 202
                               Dallas, Texas 75207
                                 (866) 655-3700
                           WWW.BEHRINGERSECURITIES.COM









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                                  RISK FACTORS

       YOUR PURCHASE OF UNITS INVOLVES A NUMBER OF RISKS. YOU SHOULD SPECIFICALLY CONSIDER THE FOLLOWING BEFORE MAKING YOUR INVESTMENT DECISION.

RISKS RELATED TO AN INVESTMENT IN BEHRINGER HARVARD SHORT-TERM FUND I

    THERE IS NO PUBLIC TRADING MARKET FOR OUR UNITS, THEREFORE IT WILL BE DIFFICULT FOR YOU TO SELL YOUR UNITS.

       There is no public trading market for the units, and we do not expect one to ever develop. Our partnership agreement restricts our ability to participate in a public trading market or anything substantially equivalent to one by providing that any transfer that may cause us to be classified as a publicly traded partnership as defined in Section 7704 of the Internal Revenue Code shall be deemed void and shall not be recognized by us. Because our classification as a publicly traded partnership may significantly decrease the value of your units, our general partners intend to use their authority to the maximum extent possible to prohibit transfers of units that could cause us to be classified as a publicly traded partnership. For these reasons, it will be difficult for you to sell your units.

    YOUR UNITS HAVE LIMITED TRANSFERABILITY AND LACK LIQUIDITY.

       Except for certain intra-family transfers, you are limited in your ability to transfer your units. Our partnership agreement and certain state regulatory agencies have imposed restrictions relating to the number of units you may transfer. In addition, the suitability standards imposed on prospective investors also apply to potential subsequent purchasers of our units. If you are able to find a buyer for your units, you may not sell your units to such buyer unless the buyer meets the suitability standards applicable to him or her. Accordingly, it will be difficult for you to sell your units promptly or at all. You may not be able to sell your units in the event of an emergency, and if you are able to sell your units, you may have to sell them at a substantial discount. It is also likely that your units would not be accepted as the primary collateral for a loan. See "Who May Invest" and "Summary of Partnership Agreement - Transferability of Units."

    THIS OFFERING IS ONLY SUITABLE FOR LONG-TERM INVESTORS.

       Our units lack a public trading market and are subject to transfer restrictions. In addition, we are limited in our ability to buy back units pursuant to our redemption program. Moreover, except for requests for redemption by the estate, heir or beneficiary of a deceased limited partner, our general partners may reject any request for redemption of units or amend, suspend or terminate our unit redemption program at any time. We do not anticipate selling any properties and liquidating the partnership until at least three to five years after the termination of this offering. Presently, we expect that net proceeds from the sale of our properties generally will not be reinvested, but will be distributed to our partners. However, we may reinvest the proceeds from any such sale in additional properties, provided that, at the date of reinvestment, our general partners believe that the remaining holding period for such additional properties prior to our anticipated liquidation date is sufficient to enable us to satisfy our investment objectives with respect to such investment. See "Summary of Partnership Agreement - Transferability of Units," "- Unit Redemption Program" and "Investment Objectives and Criteria - Disposition Policy." For each of these reasons, you should view your investment in units strictly as a long-term investment.

    IF WE, THROUGH OUR GENERAL PARTNERS, ARE UNABLE TO FIND SUITABLE INVESTMENTS, THEN WE MAY NOT BE ABLE TO ACHIEVE OUR INVESTMENT OBJECTIVES OR PAY DISTRIBUTIONS.

       Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our general partners in the acquisition of our investments, the selection of tenants and the determination of any financing arrangements. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of our general partners. We cannot be sure that our general partners will be successful in obtaining suitable investments on financially attractive terms or that, if they make investments on our behalf, our objectives will be achieved. If we, through our general partners, are unable to

                                       23
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find suitable investments, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event, our ability to pay distributions to our limited partners would be adversely affected.

    WE MAY SUFFER FROM DELAYS IN LOCATING SUITABLE INVESTMENTS, WHICH COULD ADVERSELY AFFECT THE RETURN ON YOUR INVESTMENT.

       We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our general partners at times when our general partners are simultaneously seeking to locate suitable investments for other Behringer Harvard programs. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash attributable to those particular properties. In addition, if we are unable to invest our offering proceeds in income-producing real properties in a timely manner, our ability to pay distributions to our limited partners would be adversely affected.

    THIS IS AN UNSPECIFIED PROPERTY OFFERING, SO YOU WILL NOT HAVE THE OPPORTUNITY TO EVALUATE OUR INVESTMENTS BEFORE WE MAKE THEM.

       Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of income-producing, commercial real estate properties, such as office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities and motel and hotel properties, and the creation of an initial working capital reserve of approximately 0.8% of the gross proceeds of this offering, assuming no debt financing. However, we are not limited to such investments. We have established policies relating to the creditworthiness of tenants and managers, but our general partners will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants or managers. For a more detailed discussion of our investment policies, see "Investment Objectives and Criteria - Acquisition and Investment Policies."

    IF WE ARE UNABLE TO RAISE SUBSTANTIAL FUNDS, WE WILL BE LIMITED IN THE NUMBER AND TYPE OF PROPERTIES IN WHICH WE MAY INVEST AND THE VALUE OF YOUR INVESTMENT WILL FLUCTUATE WITH THE PERFORMANCE OF THE SPECIFIC INVESTMENTS WE MAKE.

       This offering is being made on a "best efforts" basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our units and have no firm commitment or obligation to purchase any of the units. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we only raise the minimum amount of $1.5 million, we will most likely make our investments through one or more joint ventures with third parties and may only be able to make one investment. If we only are able to make one investment, we would not achieve any diversification of our assets. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our units will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

                                       24
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    BOTH WE AND BH ADVISORS II LP, OUR GENERAL PARTNER, HAVE NO PRIOR OPERATING
    HISTORY OR ESTABLISHED FINANCING SOURCES, AND THE PRIOR PERFORMANCE OF REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY AFFILIATES OF OUR GENERAL PARTNERS MAY NOT BE AN INDICATION OF OUR FUTURE RESULTS.

       We and BH Advisors II LP, our general partner, have no operating histories and you should not rely upon the past performance of other real estate investment programs sponsored by Robert M. Behringer, our individual general partner, or his affiliates to predict our future results. We were organized in July 2002, and as of the date of this prospectus we have not made any investments in real estate or otherwise. Although Mr. Behringer and affiliates of our general partners have significant experience in the acquisition, finance, management and development of commercial real estate, Mr. Behringer has not previously sponsored a publicly offered real estate limited partnership, and, accordingly, the prior performance of real estate investment programs sponsored by Mr. Behringer or his affiliates may not be indicative of our future results.

       Moreover, neither we nor our general partners have any established financing sources. Presently, our general partner, BH Advisors II LP, is funded by capital contributions from Behringer Harvard Partners which in turn is funded by capital contributions from Behringer Harvard Holdings. If our capital resources, or those of our general partners, are insufficient to support our operations, we will not be successful.

       You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

       o identify and acquire investments that further our investment strategies;

       o increase awareness of the Behringer Harvard name within the investment products market;

       o establish and maintain our network of licensed securities brokers and other agents;

       o attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

       o respond to competition both for investment properties and potential investors in us; and

       o continue to build and expand our operations structure to support our business.

       We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

    IF WE LOSE OR ARE UNABLE TO OBTAIN KEY PERSONNEL, OUR ABILITY TO IMPLEMENT OUR INVESTMENT STRATEGIES COULD BE DELAYED OR HINDERED.

       Our success depends to a significant degree upon the continued contributions of certain key personnel of the general partner of BH Advisors II LP, Harvard Property Trust, LLC, including Robert M. Behringer, Gerald J. Reihsen, III and Gary S. Bresky, each of whom would be difficult to replace. Although Harvard Property Trust, LLC has employment agreements with Messrs. Behringer, Reihsen or Bresky, these agreements are terminable at will, and we cannot guarantee that such persons will remain affiliated with Harvard Property Trust, LLC or us. If any of Harvard Property Trust, LLC's key personnel were to cease employment with it, our operating results could suffer. The indirect parent company of BH Advisors II LP, Behringer Harvard Holdings, LLC, has obtained key person life insurance on the life of Mr. Behringer in the amount of $8.0 million. We do not intend to separately maintain key person life insurance on Mr. Behringer or any other person. We believe that our future success depends, in large part, upon Harvard Property Trust, LLC's ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that Harvard Property Trust, LLC will be successful in attracting and retaining such skilled personnel. Further, our general partners intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We cannot assure you that our general partners will be successful in attracting and retaining such relationships. If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

                                       25
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    ROBERT M. BEHRINGER HAS A DOMINANT ROLE IN DETERMINING WHAT IS IN THE BEST
    INTERESTS OF BEHRINGER HARVARD SHORT-TERM FUND I AND THEREFORE WE WILL NOT HAVE THE BENEFIT OF INDEPENDENT CONSIDERATION OF ISSUES AFFECTING OUR PARTNERSHIP OPERATIONS.

         Robert M. Behringer is one of our general partners. Our other general partner is BH Advisors II LP. BH Advisors II LP is managed by its general partner, Harvard Property Trust, LLC, for which Mr. Behringer serves as Chief Executive Officer and sole manager. Therefore, Mr. Behringer has a dominant role in determining what is in the best interests of us and our limited partners. Since no person other than Mr. Behringer has any direct control over our management, we do not have the benefit of independent consideration of issues affecting our partnership operations. Therefore, Mr. Behringer alone will determine the propriety of his own actions, which could result in a conflict of interest when he is faced with any significant decision relating to our partnership affairs. We have established an advisory board to review our investments and make recommendations to our general partners. Although it is not anticipated that our general partners will determine to make or dispose of investments on our behalf contrary to the recommendation of the advisory board, our general partners are not required to follow the advice or recommendations of the advisory board.

    OUR GENERAL PARTNERS HAVE A LIMITED NET WORTH CONSISTING OF ASSETS THAT ARE NOT LIQUID, WHICH MAY ADVERSELY AFFECT THE ABILITY OF OUR GENERAL PARTNERS TO FULFILL THEIR FINANCIAL OBLIGATIONS TO US.

       The net worth of our general partners consists primarily of interests in real estate, retirement plans, partnerships and closely held businesses. Accordingly, the net worth of our general partners is illiquid and not readily marketable. This illiquidity, and the fact that our general partners have commitments to other Behringer Harvard programs, may adversely affect the ability of our general partners to fulfill their financial obligations to us.

    OUR RIGHTS AND THE RIGHTS OF OUR LIMITED PARTNERS TO RECOVER CLAIMS AGAINST OUR GENERAL PARTNERS ARE LIMITED.

       Our partnership agreement provides that our general partners will have no liability for any action or failure to act that the general partners in good faith determine was in our best interest, provided their action or failure to act did not constitute negligence or misconduct. As a result, we and our limited partners may have more limited rights against our general partners than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our general partners in some cases. See the section of this prospectus captioned "Fiduciary Duty of the General Partners" for further discussion of the duties of our general partners.

    YOUR INVESTMENT MAY BE SUBJECT TO ADDITIONAL RISKS IF WE MAKE INTERNATIONAL INVESTMENTS.

       We may purchase property located outside the United States. These investments may be affected by factors peculiar to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

       o enactment of laws relating to the foreign ownership of real property and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person's or corporation's country of origin;

       o   variations in the currency exchange rates;

       o adverse market conditions caused by changes in national or local economic conditions;

       o   changes in relative interest rates;

       o changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

       o changes in real estate and other tax rates and other operating expenses in particular countries;

       o   changes in land use and zoning laws; and

       o   more stringent environmental laws or changes in such laws.

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

       Any of these risks could have an adverse effect on our business, results of operations and ability to pay distributions to our limited partners.

    OUR UNITS ARE GENERALLY NOT SUITABLE FOR IRAS AND OTHER RETIREMENT PLANS SUBJECT TO ERISA.

       Because our intended operations will likely give rise to UBTI, our units are generally not an appropriate investment vehicle for IRAs and retirement plans subject to ERISA. Any retirement plan trustee or individual considering purchasing units for a retirement plan or an IRA should read the section of this prospectus captioned "ERISA Considerations" very carefully.

RISKS RELATED TO CONFLICTS OF INTEREST

       We will be subject to conflicts of interest arising out of our relationships with our general partners and their affiliates, including the material conflicts discussed below. The "Conflicts of Interest" section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our general partners and their affiliates and our policies to reduce or eliminate certain potential conflicts.

    OUR GENERAL PARTNERS WILL FACE CONFLICTS OF INTEREST RELATING TO THE PURCHASE AND LEASING OF PROPERTIES, AND SUCH CONFLICTS MAY NOT BE RESOLVED IN OUR FAVOR.

       We may be buying properties at the same time as one or more of the other Behringer Harvard programs managed by our general partners and their affiliates are buying properties. There is a risk that our general partners will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard program. We cannot be sure that our general partners acting on our behalf and on behalf of managers of other Behringer Harvard programs will act in our best interests when deciding whether to allocate any particular property to us. In addition, we may acquire properties in geographic areas where other Behringer Harvard programs own properties. If one of the other Behringer Harvard programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

    OUR GENERAL PARTNERS WILL FACE CONFLICTS OF INTEREST RELATING TO THE INCENTIVE FEE STRUCTURE UNDER OUR PARTNERSHIP AGREEMENT THAT COULD RESULT IN ACTIONS THAT ARE NOT NECESSARILY IN THE LONG-TERM BEST INTERESTS OF OUR LIMITED PARTNERS.

       Under our partnership agreement, our general partners are entitled to fees that are structured in a manner intended to provide incentives to our general partners to perform in our best interests and in the best interests of our limited partners. However, because our general partners' participation in our distributions of cash from operations and sale proceeds is subordinate to the preferred return of limited partners, our general partners' interests are not wholly aligned with those of our limited partners. In that regard, our general partners could be motivated to recommend riskier or more speculative investments in order to generate proceeds that would entitle our general partners to participating distributions. In addition, our general partners' entitlement to real estate commissions upon the resale of our properties could result in our general partners recommending sales of our investments at the earliest possible time in order to entitle them to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest.

    OUR GENERAL PARTNERS WILL FACE CONFLICTS OF INTEREST RELATING TO JOINT VENTURES, WHICH COULD RESULT IN A DISPROPORTIONATE BENEFIT TO A BEHRINGER HARVARD PROGRAM OR THIRD PARTY OTHER THAN US.

       We may enter into joint ventures with other Behringer Harvard programs or other third parties having investment objectives similar to ours for the acquisition, development or improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

       o the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

       o that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

       o that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

       Affiliates of our general partners are currently sponsoring registered public offerings on behalf of Behringer Harvard REIT I and Behringer Harvard Mid-Term Fund I, both of which are unspecified property real estate programs ("blind pool" funds). Robert M. Behringer and his affiliate, Behringer Harvard Advisors I LP (an entity that is under common control with our general partner, BH Advisors II LP), will act as general partners of Behringer Harvard Mid-Term Fund I, and Mr. Behringer will serve as President, Chief Executive Officer and Chairman of the Board of Behringer Harvard REIT I. Because our general partners or their affiliates will have advisory and management arrangements with other Behringer Harvard programs, it is likely that they will encounter opportunities to acquire or sell properties to the benefit of one of the Behringer Harvard programs, but not others. Our general partners or their affiliates may make decisions to buy or sell certain properties, which decisions might disproportionately benefit a Behringer Harvard program other than us. In such event, our results of operations and ability to pay distributions to our limited partners could be adversely affected.

       If we enter into a joint venture with another Behringer Harvard program or joint venture, our general partners may have a conflict of interest when determining when and whether to buy or sell a particular real estate property, and you may face certain additional risks. For example, if we joint venture with a Behringer Harvard REIT that subsequently becomes listed on a national exchange, such REIT would automatically become a perpetual life entity at the time of listing and might not continue to have similar goals and objectives with respect to the resale of properties as it had prior to being listed. In addition, if that Behringer Harvard REIT was not listed on a securities exchange by the time set forth in its charter, its organizational documents might provide for an immediate liquidation of its assets. In the event of such liquidation, any joint venture between us and that Behringer Harvard REIT might also be required to sell its properties at such time even though we may not otherwise desire to do so. Although the terms of any joint venture agreement between us and another Behringer Harvard program would grant us a right of first refusal to buy such properties, it is unlikely that we would have sufficient funds to exercise our right of first refusal under these circumstances.

       Since our general partners and their affiliates would control both us and the other Behringer Harvard program, agreements and transactions between the parties with respect to any joint venture between or among such parties will not have the benefit of arm's length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture arrangements, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of our general partners, certain conflicts of interest will exist. For a more detailed discussion, see "Conflicts of Interest - Joint Ventures with Affiliates of the General Partners."

    OUR GENERAL PARTNERS AND CERTAIN OF THEIR KEY PERSONNEL WILL FACE COMPETING DEMANDS RELATING TO THEIR TIME, AND THIS MAY CAUSE OUR INVESTMENT RETURNS TO SUFFER.

       Our general partners and certain of their key personnel and their respective affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

    THERE IS NO SEPARATE COUNSEL FOR US AND OUR AFFILIATES, WHICH COULD RESULT IN CONFLICTS OF INTEREST.

       Morris, Manning & Martin, LLP and Fulbright & Jaworski L.L.P. act as legal counsel to us, and both are also expected to represent our general partners and some of their affiliates from time to time. In addition, Fulbright & Jaworski L.L.P. has in the past represented our general partner, Robert Behringer, and entities affiliated with him. Moreover, the partner in charge of our relationship with Fulbright & Jaworski L.L.P. has an equity interest in the ultimate parent company of our general partner, BH Advisors II LP. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP or Fulbright & Jaworski L.L.P. may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our general partners or their affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Morris, Manning & Martin, LLP or Fulbright & Jaworski L.L.P. may inadvertently act in derogation of the interest of the parties which could affect us and, therefore, our limited partners' ability to meet our investment objectives.

RISKS RELATED TO OUR BUSINESS IN GENERAL

    THE TEXAS REVISED LIMITED PARTNERSHIP ACT (TRLPA) DOES NOT GRANT YOU ANY VOTING RIGHTS, AND YOUR RIGHTS ARE LIMITED UNDER OUR PARTNERSHIP AGREEMENT.

       A vote of a majority of the units of limited partnership interest is sufficient to take the following actions:

       o   to amend our partnership agreement;

       o   to dissolve and terminate Behringer Harvard Short-Term Fund I;

       o   to remove our general partners; and

       o to authorize a merger or a consolidation of Behringer Harvard Short-Term Fund I.

These are the only significant voting rights granted to our limited partners under our partnership agreement. In addition, TRLPA does not grant you any specific voting rights. Therefore, your voting rights in our operations are limited.

       Our general partners will make all decisions with respect to our management and determine all of our major policies, including our financing, growth, investment strategies and distributions. Our general partners may revise these and other policies without a vote of the limited partners. Therefore, you will be relying almost entirely on our general partners for our management and the operation of our business. Our general partners may only be removed under certain conditions, as set forth in our partnership agreement. If our general partners are removed, they will receive payment equal to the fair market value of their interests in Behringer Harvard Short-Term Fund I as agreed upon by our general partners and us, or by arbitration if we are unable to agree. See "Summary of Partnership Agreement - Voting Rights of the Limited Partners."

    YOU WILL HAVE LIMITED VOTING RIGHTS, AND YOU WILL BE BOUND BY THE MAJORITY VOTE ON MATTERS ON WHICH YOU ARE ENTITLED TO VOTE.

       Our partnership agreement provides that you may vote on only a few operational matters, including the removal of our general partners. However, you will be bound by the majority vote on matters requiring approval of a majority of the units of limited partnership interest even if you do not vote with the majority on any such matter. Therefore, you will have little to no control over the day-to-day operations of the partnership.

    YOU ARE LIMITED IN YOUR ABILITY TO SELL YOUR UNITS PURSUANT TO OUR REDEMPTION PROGRAM.

       Any investor requesting repurchase of their units pursuant to our unit redemption program will be required to certify to us that such investor acquired the units by either (i) a purchase directly from us or (ii) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. You should also be fully aware that our unit redemption program contains certain restrictions and limitations. Units will be redeemed on a first-come, first-served basis, with a priority given to redemptions upon the death of a limited partner. During any calendar year we will not redeem in excess of 3.0% of the weighted average number of units outstanding during the prior calendar year. In addition, the cash available for redemption generally will be limited to 1.0% of the operating cash flow from the previous fiscal year, plus any proceeds from our distribution reinvestment plan. Further, our general partners reserve the right to reject any request for redemption or to terminate, suspend, or amend certain provisions of the unit redemption program at any time. Therefore, in making a decision to purchase our units, you should not assume that you will be able to sell any of your units back to us pursuant to our unit redemption program. However, subject to the limitations described in this prospectus, we will redeem units upon the request of the estate, heir or beneficiary of a deceased limited partner. For a more detailed description of the unit redemption program, see "Summary of Partnership Agreement - Unit Redemption Program."

    IF YOU ARE ABLE TO RESELL YOUR UNITS TO US PURSUANT TO OUR REDEMPTION PROGRAM, YOU WILL LIKELY RECEIVE SUBSTANTIALLY LESS THAN THE FAIR MARKET VALUE FOR YOUR UNITS.

       Other than redemptions following the death of a limited partner, the purchase price for units we repurchase under our redemption program will equal the lesser of (1) the price you actually paid for the units or (2) either (i) for the first three years after termination of this offering, $8.50 per unit, or
(ii) after the first three years after the termination of this offering, 90.0% of the estimated fair market value of your units, as determined by estimated unit valuations. Accordingly, you would likely receive less by selling your units back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation, and even if you have your units purchased by a subsequent third-party purchaser, you will likely receive substantially less than the fair market value of your units.

    OUR GENERAL PARTNERS MAY HAVE AN INCENTIVE TO MINIMIZE THE ESTIMATED FAIR MARKET VALUE OF YOUR UNITS FOR PURPOSES OF ANY REPURCHASES UNDER OUR REDEMPTION PROGRAM, WHICH WOULD ADVERSELY AFFECT THOSE INVESTORS WHO DESIRE TO RESELL THEIR UNITS TO US.

       After three years from the termination of this offering, the purchase price for your units under our redemption program will be the lesser of 90.0% of such estimated fair market value or the amount you originally paid for your units, except for the purchase price of redemptions following the death of a limited partner. Our general partners will determine the fair market value of your units in accordance with the estimated value of units determined for ERISA purposes annually. Since we would be using funds that would otherwise be distributed to investors to fund any repurchases, our general partners may have an incentive to value your units lower than an independent third party appraiser may have valued such units. This would adversely affect those investors who desire to resell their units to us pursuant to our redemption program. You would receive less by selling your units back to us than you would receive if our real estate investments were sold for their estimated values and such proceeds were distributed in our liquidation. See "Investment by Tax-Exempt Entities and ERISA Considerations - Annual Valuation Requirement" and "Summary of Partnership Agreement - Unit Redemption Program."

    WE ESTABLISHED THE OFFERING PRICE ON AN ARBITRARY BASIS; AS A RESULT, YOUR SUBSCRIPTION PRICE FOR UNITS IS NOT RELATED TO ANY INDEPENDENT VALUATION.

       Our general partners have arbitrarily determined the selling price of the units, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing outstanding units of limited partnership interest or other ownership interests.

    BECAUSE THE DEALER MANAGER IS ONE OF OUR AFFILIATES, INVESTORS WILL NOT HAVE THE BENEFIT OF AN INDEPENDENT REVIEW OF US OR THE PROSPECTUS CUSTOMARILY UNDERTAKEN IN UNDERWRITTEN OFFERINGS.

       The dealer manager, Behringer Securities, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

    PAYMENT OF FEES TO OUR GENERAL PARTNERS AND THEIR AFFILIATES WILL REDUCE CASH AVAILABLE FOR INVESTMENT AND DISTRIBUTION.

       Our general partners and their affiliates will perform services for us in connection with the offer and sale of the units, the selection and acquisition of our investments, and the management and leasing of our properties and the administration of our other investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to limited partners. For a more detailed discussion of these fees, see "Compensation of the General Partners and Their Affiliates."

    THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO PAY OR MAINTAIN CASH DISTRIBUTIONS OR THAT DISTRIBUTIONS WILL INCREASE OVER TIME.

       There are many factors that can affect the availability and timing of cash distributions to limited partners. Distributions will be based principally on cash available from our properties, real estate securities and other investments. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other real estate programs which we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties or our investments in securities will increase our cash available for distributions to limited partners. Our actual results may differ significantly from the assumptions used by our general partners in establishing the distribution rate to limited partners.

       Many of the factors that can affect the availability and timing of cash distributions to limited partners are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

       o If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.

       o Cash available for distributions would be reduced if we are required to spend money to correct defects or to make improvements to properties.

       o Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

       o There may be a delay between the sale of the units and our purchase of real properties. During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.

       o If we borrow funds from third parties, more of our cash on hand will be needed to make debt payments, and cash available for distributions may therefore decrease.

       In addition, our general partners, in their discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to pay distributions to you.

    ADVERSE ECONOMIC CONDITIONS WILL NEGATIVELY AFFECT OUR RETURNS AND PROFITABILITY.

       The terrorist attacks in New York and Washington, D.C. on September 11, 2001, and the resulting nationwide slowdown in airline traffic and tourism, exacerbated the general economic slowdown experienced by the nation as a whole and the local economies where our properties may be located. The length and severity of any economic downturn cannot be predicted. In addition, our operating results may be effected by the following market and economic challenges:

       o Poor economic times may result in defaults by tenants of our properties.

       o   Job transfers and layoffs may cause vacancies to increase.

       o Increasing concessions or reduced rental rates may be required to maintain occupancy levels.

       o Increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

In addition, since we intend to liquidate within three to five years from the termination of this offering, there is a risk that depressed economic conditions could cause cash flow and appreciation upon the sale of our properties, if any, to be insufficient to allow sufficient cash remaining after payment of our expenses for a significant return on your investment. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

    GAINS AND DISTRIBUTIONS UPON RESALE OF OUR PROPERTIES ARE UNCERTAIN.

       Although gains from the sales of properties typically represent a substantial portion of any profits attributable to a real estate investment, we cannot assure you that we will realize any gains on the resales of our properties. In any event, you should not expect distribution of such proceeds to occur during the early years of our operations. We do not intend to sell properties acquired by us until at least three to five years after the termination of this offering, and receipt of the full proceeds of such sales may be extended over a substantial period of time following the sales. See "Investment Objectives and Criteria - Disposition Policies." In addition, the amount of taxable gain allocated to you with respect to the sale of a partnership property could exceed the cash proceeds received from such sale.

       Proceeds from the sale of a property will generally be distributed to investors. The general partners, in their sole discretion, may determine not to make such distribution if such proceeds are used to:

       o   purchase land underlying any of our properties;

       o buy out the interest of any co-venturer or joint venture partner in a property that is jointly owned; o create working capital reserves;

       o   make capital improvements to our existing properties; or

       o invest in additional properties if a sufficient period of time remains prior to our intended termination date to allow such additional investments to satisfy our investment objectives.

       The reinvestment of proceeds from the sale of our properties will not occur, however, unless sufficient cash will be distributed to you to pay any federal or state income tax liability created by the sale of the property assuming you will be subject to a 30.0% combined federal and state tax rate. See "Federal Income Tax Considerations - Taxation of Real Estate Operations."

GENERAL RISKS RELATED TO INVESTMENTS IN REAL ESTATE

    OUR OPERATING RESULTS WILL BE AFFECTED BY ECONOMIC AND REGULATORY CHANGES THAT HAVE AN ADVERSE IMPACT ON THE REAL ESTATE MARKET IN GENERAL, AND WE CANNOT ASSURE YOU THAT WE WILL BE PROFITABLE OR THAT WE WILL REALIZE GROWTH IN THE VALUE OF OUR REAL ESTATE PROPERTIES.

       Our operating results will be subject to risks generally incident to the ownership of real estate, including:

       o   changes in general economic or local conditions;

       o changes in supply of or demand for similar or competing properties in an area;

       o changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

       o   changes in tax, real estate, environmental and zoning laws; and

       o   periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

    PROPERTIES THAT HAVE SIGNIFICANT VACANCIES COULD BE DIFFICULT TO SELL, WHICH COULD DIMINISH THE RETURN ON YOUR INVESTMENT.

       A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to limited partners. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

    WE ARE DEPENDENT ON TENANTS FOR OUR REVENUE, AND LEASE TERMINATIONS COULD REDUCE OUR DISTRIBUTIONS TO OUR LIMITED PARTNERS.

       The success of our investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to limited partners. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

    WE MAY BE UNABLE TO SECURE FUNDS FOR FUTURE TENANT IMPROVEMENTS, WHICH COULD ADVERSELY IMPACT OUR ABILITY TO PAY CASH DISTRIBUTIONS TO OUR LIMITED PARTNERS.

       When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient working capital reserves, we will have to obtain financing from other sources. We intend to establish initial working capital reserves of 1.0% of the contract price of the properties we acquire. If these reserves or any reserves otherwise established are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Our partnership agreement imposes certain limits on our ability to borrow money. Any borrowing will require us to pay interest expense, and therefore our financial condition and our ability to pay cash distributions to our limited partners may be adversely affected.

    WE MAY BE UNABLE TO SELL A PROPERTY IF OR WHEN WE DECIDE TO DO SO, WHICH COULD ADVERSELY IMPACT OUR ABILITY TO PAY CASH DISTRIBUTIONS TO OUR LIMITED PARTNERS.

       The real estate market is affected, as set forth above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. If we are unable to sell a property when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

    UNINSURED LOSSES RELATING TO REAL PROPERTY OR EXCESSIVELY EXPENSIVE PREMIUMS FOR INSURANCE COVERAGE MAY ADVERSELY AFFECT YOUR RETURNS.

       Our general partners will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than the working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in less cash available for distribution to limited partners.

    OUR OPERATING RESULTS MAY BE NEGATIVELY AFFECTED BY POTENTIAL DEVELOPMENT AND CONSTRUCTION DELAYS AND RESULTANT INCREASED COSTS AND RISKS.

       We may invest some or all of the proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

       In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

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    IF WE CONTRACT WITH BEHRINGER DEVELOPMENT COMPANY LP FOR NEWLY DEVELOPED
    PROPERTY, WE CANNOT GUARANTEE THAT OUR EARNEST MONEY DEPOSIT MADE TO BEHRINGER DEVELOPMENT COMPANY LP WILL BE FULLY REFUNDED.

       We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from Behringer Development Company LP (Behringer Development), an affiliate of our general partners. Properties acquired from Behringer Development may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by Behringer Development, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by Behringer Development. At the time of contracting and the payment of the earnest money deposit by us, Behringer Development typically will not have acquired title to any real property. Typically, Behringer Development will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with Behringer Development even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from Behringer Development, and will be entitled to a refund of our earnest money, in the following circumstances:

       o   Behringer Development fails to develop the property;

       o all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

       o we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

       The obligation of Behringer Development to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Behringer Development is an entity without substantial assets or operations. However, Behringer Development's obligation to refund our earnest money deposit will be guaranteed by HPT Management, our property manager, which will enter into contracts to provide property management and leasing services to various Behringer Harvard programs, including us, for substantial monthly fees. As of the time HPT Management may be required to perform under any guaranty, we cannot assure you that HPT Management will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. If we were forced to collect our earnest money deposit by enforcing the guaranty of HPT Management, we will likely be required to accept installment payments over time payable out of the revenues of HPT Management's operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See "Investment Objectives and Criteria -- Acquisition of Properties from Behringer Development."

    COMPETITION WITH THIRD PARTIES IN ACQUIRING PROPERTIES MAY REDUCE OUR PROFITABILITY AND THE RETURN ON YOUR INVESTMENT.

       We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, other real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

    DELAYS IN ACQUISITIONS OF PROPERTIES MAY HAVE ADVERSE EFFECTS ON YOUR INVESTMENT.

       There may be a substantial period of time before the proceeds of this offering are invested. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular properties. You should expect to wait several months

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

after the closing of a property acquisition before we are in a position to pay cash distributions attributable to such property.

    UNCERTAIN MARKET CONDITIONS AND THE BROAD DISCRETION OF OUR GENERAL PARTNERS RELATING TO THE FUTURE DISPOSITION OF PROPERTIES COULD ADVERSELY AFFECT THE RETURN ON YOUR INVESTMENT.

       We intend to hold the various real properties in which we invest until such time as our general partners determine that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Our general partners may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Although we generally intend to hold properties for three to five years from the termination of this offering, due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

    IF WE SET ASIDE INSUFFICIENT WORKING CAPITAL RESERVES, WE MAY BE REQUIRED TO DEFER NECESSARY PROPERTY IMPROVEMENTS.

       If we do not estimate enough reserves for working capital to supply needed funds for capital improvements throughout the life of the investment in a property, we may be required to defer necessary improvements to the property that may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for effected properties, and our results of operations may be negatively impacted.

    THE COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND OTHER GOVERNMENTAL LAWS AND REGULATIONS MAY ADVERSELY AFFECT OUR INCOME AND THE CASH AVAILABLE FOR ANY DISTRIBUTIONS.

       All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

       Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

    DISCOVERY OF PREVIOUSLY UNDETECTED ENVIRONMENTALLY HAZARDOUS CONDITIONS MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

       Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

    OUR COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS.

       Our properties may be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you, if any.

    IF WE SELL PROPERTIES BY PROVIDING FINANCING TO PURCHASERS, WE WILL BEAR THE RISK OF DEFAULT BY THE PURCHASER.

       If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact our cash distributions to limited partners. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our limited partners, or their reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to limited partners.

RISKS ASSOCIATED WITH DEBT FINANCING

    WE MAY INCUR MORTGAGE INDEBTEDNESS AND OTHER BORROWINGS, WHICH MAY INCREASE OUR BUSINESS RISKS.

       If it is determined to be in our best interests, we may, in some instances, acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our real properties to obtain funds to acquire additional real properties. We may incur mortgage debt on a particular real property if we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to limited partners may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our limited partners will be adversely affected. In addition, since we intend to liquidate within three to five years from the termination of this offering, our approach to investing in properties utilizing leverage in order to accomplish our investment objectives over this period of time may present more risks to investors than comparable real estate programs which have a longer intended duration and which do not utilize borrowing to the same degree.

    IF MORTGAGE DEBT IS UNAVAILABLE AT REASONABLE RATES, WE MAY NOT BE ABLE TO FINANCE THE PROPERTIES, WHICH COULD REDUCE THE NUMBER OF PROPERTIES WE CAN ACQUIRE AND THE AMOUNT OF CASH DISTRIBUTIONS WE CAN MAKE.

       If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If this occurs, it would reduce cash available for distribution to our limited partners, and it may prevent us from borrowing more money.

    LENDERS MAY REQUIRE US TO ENTER INTO RESTRICTIVE COVENANTS THAT MAY HAVE AN ADVERSE EFFECT ON OUR OPERATIONS.

       In connection with obtaining certain financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, replace our general partners or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

    INCREASES IN INTEREST RATES COULD INCREASE THE AMOUNT OF OUR DEBT PAYMENTS AND ADVERSELY AFFECT OUR ABILITY TO PAY DISTRIBUTIONS TO OUR INVESTORS.

       We expect that in the future we will incur indebtedness that bears interest at a variable rate. Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to pay distributions to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we would be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

    THE AGGREGATE AMOUNT WE MAY BORROW IS LIMITED UNDER OUR PARTNERSHIP AGREEMENT, WHICH MAY HINDER OUR ABILITY TO SECURE ADDITIONAL FUNDING WHEN IT IS NEEDED.

       Our partnership agreement limits the aggregate amount we may borrow in accordance with the requirements of the NASAA Guidelines to the sum of (i) with respect to loans insured, guaranteed or provided by the federal government or any state or local government or agency, 100.0% of the aggregate purchase price of all of our properties which have not been refinanced plus 100.0% of the aggregate fair market value of all of our refinanced properties and (ii) with respect to other loans, the sum of 85.0% of the aggregate purchase price of all of our properties which have not been refinanced plus 85.0% of the aggregate fair market value of all of our refinanced properties. That limitation could have adverse business consequences such as: (i) freezing our ability to purchase additional properties; (ii) causing operational problems if there were cash flow shortfalls for working capital purposes; and (iii) resulting in the loss of a property if, for example, financing were necessary to repay a default on a mortgage.

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

FEDERAL INCOME TAX RISKS

    THE INTERNAL REVENUE SERVICE MAY CHALLENGE OUR CHARACTERIZATION OF MATERIAL TAX ASPECTS OF YOUR INVESTMENT IN OUR UNITS OF LIMITED PARTNERSHIP INTEREST.

       An investment in units involves material income tax risks. You are urged to consult with your own tax advisor with respect to the federal, state and foreign tax considerations of an investment in our units. We will not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Further, although we have obtained an opinion from our counsel, Morris, Manning & Martin, LLP, regarding the material federal income tax issues relating to an investment in our units, you should be aware that the this opinion represents only our counsel's best legal judgment, based upon representations and assumptions referred to therein and conditioned upon the existence of certain facts. Our counsel's tax opinion has no binding effect on the Internal Revenue Service or any court. Accordingly, we cannot assure you that the conclusions reached in the tax opinion, if contested, would be sustained by any court. In addition, our counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this prospectus, including whether we will be characterized as a "dealer" so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have impact at the individual or partner level. Accordingly, you are urged to consult with and rely upon your own tax advisors with respect to tax issues that have impact at the partner or individual level. For a more complete discussion of the tax risks and tax considerations associated with an investment in us, see "Federal Income Tax Considerations."

    INVESTORS MAY REALIZE TAXABLE INCOME WITHOUT CASH DISTRIBUTIONS, AND YOU MAY HAVE TO USE FUNDS FROM OTHER SOURCES TO PAY YOUR TAX LIABILITIES.

       As our limited partner, you will be required to report your allocable share of our taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that limited partnership units will be allocated taxable income in excess of your cash distributions. Further, if you participate in our distribution reinvestment plan, you will be allocated your share of our net income, including net income allocable to units acquired pursuant to the distribution reinvestment plan, even though you will receive no cash distributions from us. In addition, if you participate in our deferred commission option, you will be taxable on your share of income attributable to distributions used to satisfy your deferred commission option obligations. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

    WE COULD BE CHARACTERIZED AS A PUBLICLY TRADED PARTNERSHIP, WHICH WOULD HAVE AN ADVERSE TAX EFFECT ON YOU.

       If the Internal Revenue Service were to classify us as a publicly traded partnership, we could be taxable as a corporation, and distributions made to you could be treated as portfolio income to you rather than passive income. Our counsel has given its opinion that we will not be classified as a publicly traded partnership, which is defined generally as a partnership whose interests are publicly traded or frequently transferred. However, this opinion is based only upon certain representations of our general partners and the provisions in our partnership agreement that attempt to comply with certain safe harbor standards adopted by the Internal Revenue Service. We cannot assure you that the Internal Revenue Service will not challenge this conclusion or that we will not, at some time in the future, be treated as a publicly traded partnership due to the following factors:

       o   the complex nature of the Internal Revenue Service safe harbors;

       o   the lack of interpretive guidance with respect to such provisions;
           and

       o the fact that any determination in this regard will necessarily be based upon facts that have not yet occurred.

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

    THE DEDUCTIBILITY OF LOSSES WILL BE SUBJECT TO PASSIVE LOSS LIMITATIONS, AND THEREFORE THEIR DEDUCTIBILITY WILL BE LIMITED.

       Limited partnership units will be allocated their pro rata share of our tax losses. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or "portfolio income," which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no current benefit from your share of tax losses unless you are currently being allocated passive income from other sources.

    THE INTERNAL REVENUE SERVICE MAY CHALLENGE OUR ALLOCATIONS OF PROFIT AND LOSS, AND ANY REALLOCATION OF ITEMS OF INCOME, GAIN, DEDUCTION AND CREDIT COULD REDUCE ANTICIPATED TAX BENEFITS.

       Counsel has given its opinion that it is more likely than not that partnership items of income, gain, loss, deduction and credit will be allocated among our general partners and our limited partners substantially in accordance with the allocation provisions of the partnership agreement. We cannot assure you, however, that the Internal Revenue Service will not successfully challenge the allocations in the partnership agreement and reallocate items of income, gain, loss, deduction and credit in a manner that reduces anticipated tax benefits. The tax rules applicable to allocation of items of taxable income and loss are complex. The ultimate determination of whether allocations adopted by us will be respected by the Internal Revenue Service will depend upon facts which will occur in the future and which cannot be predicted with certainty or completely controlled by us. If the allocations we use are not recognized, limited partners could be required to report greater taxable income or less taxable loss with respect to an investment in us and, as a result, pay more tax and associated interest and penalties. Our limited partners might also be required to incur the costs of amending their individual returns.

    WE MAY BE CHARACTERIZED AS A DEALER, AND IF SO, ANY GAIN RECOGNIZED UPON A SALE OF REAL PROPERTY WOULD BE TAXABLE TO YOU AS ORDINARY INCOME.

       If we were deemed for tax purposes to be a dealer, defined as one who holds property primarily for sale to customers in the ordinary course of business, with respect to one or more of our properties, any gain recognized upon a sale of such real property would be taxable to you as ordinary income and would also constitute UBTI to investors who are tax-exempt entities. The resolution of our status in this regard is dependent upon facts that will not be known until the time a property is sold or held for sale. Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property at the time of disposition. These include the number, frequency, regularity and nature of dispositions of real estate by the holder and activities of the holder of the property in selling the property or preparing the property for sale. Accordingly, our counsel is unable to render an opinion as to whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.

    WE MAY BE AUDITED, WHICH COULD RESULT IN THE IMPOSITION OF ADDITIONAL TAX, INTEREST AND PENALTIES.

       Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of us could result in an audit of your tax return that may require adjustments of items unrelated to your investment in us, in addition to adjustments to various partnership items. In the event of any such adjustments, you might incur attorneys' fees, court costs and other expenses contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all partnership items will generally be determined at the partnership level in a single proceeding rather than in separate proceedings with each partner, and our general partners are primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In this connection, our general partners may extend the statute of limitations as to all partners and, in certain circumstances, may bind the partners to a settlement with the Internal Revenue Service. Further, our general partners may cause us to elect to be treated as an electing large partnership. If they do, we could take advantage of simplified flow-through reporting of partnership items. Adjustments to partnership items would continue to be determined at the partnership level, however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our general partners will have the discretion in such circumstances either to pass along any such adjustments to the partners or to bear such adjustments at the partnership level.

    STATE AND LOCAL TAXES AND A REQUIREMENT TO WITHHOLD STATE TAXES MAY APPLY, AND IF SO, THE AMOUNT OF NET CASH FROM OPERATIONS PAYABLE TO YOU WOULD BE REDUCED.

       The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own our properties may impose income taxes upon your share of our taxable income allocable to any partnership property located in that state. Many states have also implemented or are implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the partnership of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our units.

    LEGISLATIVE OR REGULATORY ACTION COULD ADVERSELY AFFECT INVESTORS.

       In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our units. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a limited partner. Any such changes could have an adverse effect on an investment in our units or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our units. You should also note that our counsel's tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our units.

       President Bush has recently proposed major federal tax legislation. One of the President's proposals is that dividends paid by corporations to individuals will not be subject to taxation to the recipient. If legislation of this nature were adopted, it is possible that a limited partnership structure would no longer be an advantageous organizational form for investment in real estate, or that it could become more advantageous for a limited partnership to elect to be taxed for federal income tax purposes as a corporation or a REIT. As a result, our partnership agreement provides our general partners with the ability, under certain circumstances, to cause us to be taxed as a corporation or to qualify as a REIT without the vote of limited partners and, under certain circumstances, to convert from a limited partnership to a corporation without limited partner vote. Our general partners have fiduciary duties to us and to all investors and would only cause such changes in our organizational structure or tax treatment if they determine in good faith that such changes are in the best interest of our investors.

    THERE ARE SPECIAL CONSIDERATIONS THAT APPLY TO PENSION OR PROFIT SHARING TRUSTS OR IRAS INVESTING IN OUR UNITS.

       If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our units of limited partnership interest, you should satisfy yourself that, among other things:

       o your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

       o your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

       o your investment satisfies the prudence and diversification requirements of ERISA;

       o   your investment will not impair the liquidity of the plan or IRA;

       o you will be able to value the assets of the plan annually in accordance with ERISA requirements;

       o   your investment will not constitute a prohibited transaction under
           Section 406 of ERISA or Section 4975 of the Internal Revenue Code;

       o your investment will likely produce UBTI for the plan or IRA and, therefore, is not likely to be an appropriate investment for an IRA. (Due to our intended method of operation, it is likely that we will generate UBTI.)

       For a more complete discussion of the foregoing issues and other risks associated with an investment in units by retirement plans, please see the "Investment by Tax-Exempt Entities and ERISA Considerations" section of this prospectus beginning on page 91.

    WE MAY TERMINATE THE OFFERING OR DISSOLVE BEHRINGER HARVARD SHORT-TERM FUND I IF OUR ASSETS ARE DEEMED TO BE "PLAN ASSETS" OR IF WE ENGAGE IN PROHIBITED TRANSACTIONS.

       If our assets were deemed to be assets of qualified plans investing as limited partners, known as "plan assets," our general partners would be considered to be plan fiduciaries and certain contemplated transactions between our general partners or their affiliates and us may be deemed to be prohibited transactions subject to excise taxation under Section 4975 of the Internal Revenue Code. Additionally, if our assets were deemed to be plan assets, ERISA's fiduciary standards would extend to the general partners as plan fiduciaries with respect to our investments. We have not requested an opinion of our counsel regarding whether or not our assets would constitute plan assets under ERISA, nor have we sought any rulings from the U.S. Department of Labor (Department of Labor) regarding classification of our assets.

       Department of Labor regulations defining plan assets for purposes of ERISA contain exemptions that, if satisfied, would preclude assets of a limited partnership such as ours from being treated as plan assets. We cannot assure you that our partnership agreement and this offering have been structured so that the exemptions in such regulations would apply to us, and although our general partners intend that an investment by a qualified plan in units will not be deemed an investment in our assets, we can make no representations or warranties of any kind regarding the consequences of an investment in our units by qualified plans in this regard. Plan fiduciaries are urged to consult with and rely upon their own advisors with respect to this and other ERISA issues which, if decided adversely to us, could result in prohibited transactions, which would cause the imposition of excise taxation and the imposition of co-fiduciary liability under Section 405 of ERISA in the event actions undertaken by us are deemed to be non-prudent investments or prohibited transactions.

       In the event our assets are deemed to constitute plan assets, or if certain transactions undertaken by us are deemed to constitute prohibited transactions under ERISA or the Internal Revenue Code and no exemption for such transactions applies or is obtainable by us, our general partners have the right, but not the obligation, upon notice to all limited partners, but without the consent of any limited partner to:

       o   terminate the offering of units;

       o compel a termination and dissolution of Behringer Harvard Short-Term Fund I; or

       o restructure our activities to the extent necessary to comply with any exemption in the Department of Labor regulations or any prohibited transaction exemption granted by the Department of Labor or any condition that the Department of Labor might impose as a condition to granting a prohibited transaction exemption. See "Investment by Tax-Exempt Entities and ERISA Considerations" elsewhere in this prospectus.

    ADVERSE TAX CONSIDERATIONS MAY RESULT BECAUSE OF MINIMUM DISTRIBUTION REQUIREMENTS.

       If you intend to purchase units through your IRA, or if you are a trustee of an IRA or other fiduciary of a retirement plan considering an investment in units, you must consider the limited liquidity of an investment in our units as it relates to applicable minimum distribution requirements under the Internal Revenue Code. If units are held and our properties have not yet been sold at such time as mandatory distributions are required to begin to an IRA beneficiary or qualified plan participant, Sections 408(a)(6) and 401(a)(9) of the Internal Revenue Code will likely require that a distribution-in-kind of the units be made to the IRA beneficiary or qualified plan participant. Any such distribution-in-kind of units must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions with which to pay the income tax liability attributable to any such distribution. Also, fiduciaries of a retirement plan should consider that, for distributions subject to mandatory income tax withholding under Section 3405 of the Internal Revenue Code, the fiduciary may have an obligation, even in situations involving in-kind distributions of units, to liquidate a portion of the in-kind units distributed in order to satisfy such withholding obligations. There may also be similar state and/or local tax withholding or other obligations that should be considered.

    UBTI IS LIKELY TO BE GENERATED WITH RESPECT TO TAX-EXEMPT INVESTORS.

       We intend to incur indebtedness, including indebtedness to acquire our properties. This will cause recharacterization of a portion of our income allocable to tax-exempt investors as UBTI. Further, in the event we are deemed to be a "dealer" in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, the gain realized on the sale of our properties that is allocable to tax-exempt investors would be characterized as UBTI. If we generate UBTI, a trustee of a charitable remainder trust that has invested in us will lose its exemption from income taxation with respect to all of its income for the tax year in question. A tax-exempt limited partner other than a charitable remainder trust that has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income and be required to file tax returns reporting such income. See "Federal Income Tax Considerations - Investment by Qualified Plans and Other Tax-Exempt Entities" elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

       This prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

                            ESTIMATED USE OF PROCEEDS

       The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell either the minimum offering of 150,000 units or the maximum offering of 11,000,000 units pursuant to this offering. Many of the figures set forth below represent management's best estimate since they cannot be precisely calculated at this time. We expect that at least 85.0% of the money that limited partners invest will be available for use by us. We expect that at least 84.2% of the money that limited partners invest will be used to buy real estate or make other investments and approximately 0.8% of the gross proceeds of this offering, assuming no debt financing, will be set aside as initial working capital reserves for such properties. The remaining up to 15.0% of gross proceeds of this offering will be used to pay expenses and fees including the payment of fees to our general partners and Behringer Securities, our dealer manager. Our fees and expenses, as listed below, include the following:

       o Selling commissions and dealer manager fee, which consist of selling commissions equal to 7.0% of aggregate gross offering proceeds, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds (1.0% for distribution reinvestment plan purchases), both of which are payable to Behringer Securities, an affiliate of the general partners. Behringer Securities may pay commissions of up to 7.0% of the gross offering proceeds to other broker-dealers participating in the offering of our units. Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 1.5% of gross offering proceeds to broker-dealers participating in the offering to be paid as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement. In no event shall the total underwriting compensation, including selling commissions, the dealer manager fee and underwriting expense reimbursements, exceed 10.0% of gross offering proceeds. See the "Plan of Distribution" section of this prospectus for a description of additional provisions relating to selling commissions and the dealer manager fee.

       o Organization and offering expenses are defined generally as any and all costs and expenses incurred by us, our general partners or their affiliates in connection with our formation, qualification and registration and the marketing and distribution of our units, including but not limited to, accounting and escrow fees, printing, advertising and marketing expenses and all other accountable offering expenses, other than selling commissions and the dealer manager fee. Our general partners will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 2.5% of gross offering proceeds without recourse against or reimbursement by us.

       o Acquisition and advisory fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties. We will pay our general partners or their affiliates acquisition and advisory fees of 3.0% of the contract price of each asset. Acquisition and advisory fees do not include acquisition expenses.

       o Acquisition expenses, which include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real properties.

                                                                MINIMUM OFFERING           MAXIMUM OFFERING
                                                                ----------------           ----------------
                                                              Amount       Percent       Amount       Percent
                                                              ------       -------       ------       -------
  Gross offering proceeds..............................     $1,500,000      100.0%    $110,000,000      100.0%
  Less public offering expenses:
    Selling commissions and dealer manager fee(1)......        142,500        9.5       10,300,000        9.4
    Organization and offering expenses(2)..............         37,500        2.5        2,750,000        2.5
                                                            ----------       ----     ------------     ------
  Amount available for investment......................      1,320,000       88.0       96,950,000       88.1
  Acquisition and development expenses:
    Acquisition and advisory fees(3)...................         37,895        2.5        2,783,253        2.5
    Acquisition expenses...............................          6,316        0.4          463,876        0.4
  Initial working capital reserve(4)...................         12,632        0.8          927,751        0.8
                                                            ----------       ----     ------------     ------
  Amount estimated to be invested (5)..................     $1,263,158       84.2%    $ 92,775,120       84.3%
                                                            ==========       ====     ============      =====

---------------------
(1) For purposes of this table, we have assumed that the minimum offering amounts do not include any purchases under our distribution reinvestment plan. With respect to purchases under the distribution reinvestment plan, the dealer manager has agreed to reduce its fee to 1.0%.
(2) We currently estimate that approximately $900,000 of organization and offering expenses will be incurred if only the minimum offering of 150,000 units ($1.5 million) is sold. However, of such amount, $37,500 will be paid by us and the balance will be paid by our general partners. Our general partner, BH Advisors II LP, will receive funds to pay such expenses from capital contributions from Behringer Harvard Partners, which will receive funds from capital contributions from Behringer Harvard Holdings. Any amount exceeding 2.5% of the gross offering proceeds will be paid by the general partners. Organization and offering expenses will necessarily increase as the volume of units sold in the offering increases, in order to pay the increased expenses of qualification and registration of the additional units and the marketing and distribution of the additional units.
(3) For purposes of this table, we have assumed that no financing is used to acquire properties or other real estate assets and that 88.0% of the gross proceeds of this offering are used to acquire properties and pay costs of such acquisitions. However, we anticipate that we will invest approximately 84.2% of the gross proceeds of this offering, and it is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our properties as financed and therefore cannot be determined at the present time. If the maximum amount of debt financing of 75.0% of the aggregate value of our assets as of the date of any borrowing under our borrowing policies is used and there are no reinvestments with the proceeds of any sales of investments, then we could make investments with an aggregate contract price of approximately $5.0 million if the minimum offering is sold and approximately $371.0 million if the maximum offering is sold. In such cases, acquisition and advisory fees could be approximately $152,000 if the minimum offering is sold and approximately $11.2 million if the maximum offering is sold. In addition, acquisition expenses could be approximately $26,000 if the minimum offering is sold and approximately $1.9 million if the maximum offering is sold. These additional fees and expenses may be payable out of the proceeds of such financings.
(4) Estimates for working capital needs throughout the life of each property will be established at the time the property is acquired. Upon closing of the acquisition of each such property, an amount of initial capital equal to the amount estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the property. Through continual reprojection and annual budgeting processes, working capital reserves will be adjusted. If depleted during the course of the property's holding period, unless otherwise budgeted, the reserve requirement will be refilled from excess cash flow to provide for the financial endurance of the property. Working capital reserves are typically utilized for extraordinary expenses that are not covered by the revenue generation of the property such as tenant improvements, leasing commissions and major capital expenditures. We have estimated reserves of 1.0% of the contract price of our portfolio of real properties, and for the purposes of this estimation we have assumed that all of our investments will be in real properties.
(5) Includes amounts we anticipate to invest in our properties net of fees and expenses. We estimate that at least 84.2% of the gross proceeds received from the sale of units will be used to acquire properties, which amount is within the limit imposed by the NASAA Guidelines and our partnership agreement that, at a minimum, we shall commit a percentage of such proceeds equal to 82.0% of the gross proceeds.

       Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

                       INVESTMENT OBJECTIVES AND CRITERIA

GENERAL

       We invest in commercial real estate properties, including properties that have been constructed and have operating histories, are newly constructed or are under development or construction. Our investment objectives are:

       o   to preserve, protect and return your capital contributions;

       o to realize growth in the value of our properties upon our ultimate sale of such properties;

       o   to maximize net cash from operations to be distributed to you; and

       o within five years after termination of the offering, either (i) to make an orderly disposition of our properties and distribute the cash to you, or (ii) upon the approval of holders of at least a majority of our units, to allow you to exchange your units for interests in another Behringer Harvard real estate program.

We cannot assure you that we will attain these objectives or that our capital will not decrease. See "Risk Factors." We may not change our investment objectives except with the approval of limited partners holding a majority of our units (without regard to units owned or controlled by our general partners). In the event that the holders of a majority of our units approve a merger or consolidation with another partnership or corporation, in lieu of our liquidation, limited partners who dissent from any such merger or consolidation will be entitled to receive cash for their units based on the appraised value of our net assets. See "Summary of Partnership Agreement -- Mergers and Consolidations."

       Our general partners make all decisions relating to the purchase or sale of our properties. See "Management" for a description of the background and experience of our general partners.

ACQUISITION AND INVESTMENT POLICIES

       Because our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies, we believe that we have a potential for a higher rate of return than comparable real estate programs. We intend to invest in quality commercial properties, such as office, office-tech, retail, apartment, industrial and hotel properties that have been identified as being opportunistic investments with significant possibilities for near term capital appreciation. These properties will be identified as such because of their property specific characteristics or their market characteristics. For instance, properties that may benefit from unique repositioning opportunities or which are located in markets with higher volatility, lower barriers to entry and high growth potential (such as the southwestern United States) may present appropriate investments for us. We intend to hold our properties three to five years from the termination of this offering, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of our properties. However, economic or market conditions may influence us to hold our investments for different periods of time. Our general partners believe that a portfolio consisting of a preponderance of this type of property enhances our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

       We plan to be opportunistic in our acquisitions. For example, we may acquire properties in markets that are depressed or overbuilt with the anticipation that these properties will increase in value as the markets recover. We may also acquire properties and reposition them by seeking to improve the property and tenant quality and thereby increase lease revenues. Many of the markets where we will acquire properties may have low barriers to entry. We are not limited to such types of investments, however. We will consider investments in all types of commercial properties, including office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities if our general partners determine that it would be advantageous to us. We may also invest in commercial properties that are not preleased to such tenants or in other types of commercial properties, such as hotels or motels. We will not, however, be actively engaged in the business of operating hotels, motels or similar properties.

       We will seek to invest in properties that will satisfy our objective of providing distributions of current cash flow to our limited partners. However, because a significant factor in the valuation of income-producing real properties is their potential for future appreciation in value, our general partners anticipate that the majority of properties we acquire will have the potential for both capital appreciation and distributions of current cash flow to investors. To the extent feasible, we will invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy our investment objectives of maximizing net cash from operations, preserving our capital and realizing capital appreciation upon the ultimate sale of our properties.

       We anticipate that a minimum of 85.0% of the gross proceeds from the sale of our units will be available for our use. We anticipate that a minimum of 84.2% of the proceeds from the sale of our units will be used to acquire real estate properties and make other investments, and approximately 0.8% of the gross proceeds from the sale of our units, assuming no debt financing, will be used to establish initial working capital reserves for such real estate properties, and the balance will be used to pay various fees and expenses. See "Estimated Use of Proceeds."

       We will not invest more than the lesser of 25.0% of the gross offering proceeds available for investment or 10.0% of our aggregate assets value in non-income producing properties. If a property is expected to produce income within two years of its acquisition, we will not consider it a non-income producing property. In addition, we will not acquire any property in exchange for units.

       Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interest either directly or indirectly through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of the general partners or other persons. See "- Joint Venture Investments" below. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and our income therefrom could be treated as portfolio income, rather than passive income. See "Federal Income Tax Considerations - Taxation of Real Estate Operations" elsewhere in this prospectus.

       We intend to invest in properties that complement our geographic diversification, although we expect to focus on markets with higher volatility, lower barriers to entry and high growth potential (such as the southwestern United States). Although we are not limited as to the geographic area where we may conduct our operations, we intend to invest in properties located in the United States. See "Risk Factors - Risks Related to an Investment in Behringer Harvard Short-Term Fund I - Your investment may be subject to additional risks if we make international investments."

       We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.

       Successful commercial real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation. An affiliate of our general partners has developed and uses proprietary modeling tools that our general partners believe will help them to identify favorable property acquisitions, enable them to forecast growth and make predictions at the time of the acquisition of a property as to optimal portfolio blend, disposition timing and sales price. Using these tools in concert with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and resultant current distributions to investors and maintain higher relative portfolio property values, and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

       In making investment decisions for us, our general partners will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, and its liquidity and income tax considerations. Our general partners will have substantial discretion with respect to the selection of our specific investments.

       We will obtain independent appraisals for each property in which we invest. However, we will rely on our own independent analysis and not on such appraisals in determining whether to invest in a particular property. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Copies of these appraisals will be available for review and duplication by investors at our office and will be retained for at least five years.

       Our obligation to purchase any property will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

       o   plans and specifications;

       o   environmental reports;

       o   surveys;

       o evidence of marketable title subject to such liens and encumbrances as are acceptable to our general partners;

       o audited financial statements covering recent operations of properties having operating histories; and

       o   title and liability insurance  policies.

       We will not purchase any property unless and until we obtain what is generally referred to as a "Phase I" environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

       We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

       In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

       In purchasing, leasing and developing real properties, we will be subject to risks generally incident to the ownership of real estate, including:

       o   changes in general economic or local conditions;

       o changes in supply of or demand for similar or competing properties in an area;

       o changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

       o   changes in tax, real estate, environmental and zoning laws;

       o periods of high interest rates and tight money supply that may make the sale of properties more difficult;

       o   tenant turnover; and

       o   general overbuilding or excess supply in the market area.

See "Risk Factors - General Risks Related to Investments in Real Estate."

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES

       We may invest substantially all of the net proceeds available for investment in properties on which improvements are to be constructed or completed, although we may not invest in excess of the lesser of 25.0% of the gross offering proceeds available for investment or 10.0% of our aggregate assets value in properties that are not expected to produce income within two years of their acquisition. To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed either by completion bond or performance bond. Our general partners may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. See "Risk Factors - General Risks Related to Investments in Real Estate."

       We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect's certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

       We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us and, other than through such employment, will not be affiliated with our general partners.

ACQUISITION OF PROPERTIES FROM BEHRINGER DEVELOPMENT

       We may acquire properties, directly or through joint ventures, with affiliated entities, including (i) Behringer Development, an indirect wholly owned subsidiary of Behringer Harvard Holdings and (ii) BHD, LLC, which is a wholly owned subsidiary of Behringer Harvard Holdings. Behringer Development was formed to (1) acquire existing income-producing commercial real estate properties, and (2) acquire land, develop commercial real properties, secure tenants for such properties and sell such properties upon completion to us or other Behringer Harvard programs. In the case of properties to be developed by Behringer Development and sold to us, we anticipate that Behringer Development will:

       o   acquire a parcel of land;

       o enter into contracts for the construction and development of a commercial building thereon;

       o enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;

       o secure an earnest money deposit from us, which may be used for acquisition and development expenses;

       o secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

       o complete the development and allow the tenant or tenants to take possession of the property; and

       o   provide for the acquisition of the property by us.

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

       Our contracts with Behringer Development will provide for us to acquire the developed property only upon its completion and upon the tenant taking possession under its lease. All construction required to develop a parcel of land acquired by Behringer Development will be performed by one or more companies that are independent of Behringer Development, our general partners and their affiliates.

       We will be required to pay a substantial sum to Behringer Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Behringer Development will apply to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately 20.0% to 30.0% of the purchase price of the developed property set forth in the purchase contract.

       We may purchase or acquire a property from Behringer Development or any of our affiliates only if:

       o Behringer Development temporarily enters into a contract relating to an investment property to be assigned to us or purchases an investment property in its own name and temporarily holds title to the property in order to facilitate our acquisition of the property, our borrowing money or obtaining financing to purchase the property, the completion of construction of the property or for any other purpose related to our business.

       o The purchase price that we pay to Behringer Development for the property will not exceed the cost to Behringer Development of the acquisition, construction and development of the project, including interest and other carrying costs to Behringer Development.

       o All profits and losses during the period any such property is held by Behringer Development will accrue to us, and no other benefit will accrue to Behringer Development or its affiliates from the sale of such property except for acquisition and advisory fees payable to our general partners or their affiliates, which are described in detail elsewhere in this prospectus. See "Compensation of the General Partners and Their Affiliates."

       o Behringer Development has not held title to the property for more than twelve months prior to the beginning of this offering.

Except as described above, we will not contract with Behringer Development or any of its affiliates to develop or construct our properties. See Sections 12.6 and 13.1 of our partnership agreement in Exhibit B to this prospectus.

       In the case of properties we acquire from Behringer Development that have already been developed, Behringer Development will be required to obtain an appraisal for the property prior to contracting with us, and the purchase price we pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from Behringer Development that have not yet been constructed at the time of contracting, Behringer Development will be required to obtain an independent "as built" appraisal for the property prior to our contracting with them, and the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal.

       We anticipate that Behringer Development will use the earnest money deposit received from us upon execution of a purchase contract as partial payment for the cost of the acquisition of the land and construction expenditures. Behringer Development will borrow the remaining funds necessary to complete the development of the property from an independent commercial bank or other institutional lender by pledging the real property, development contracts, leases and all other contract rights relating to the project as security for such borrowing. Our contract with Behringer Development will require Behringer Development to deliver to us at closing title to the property, as well as an assignment of leases. In no event will we take title to the property subject to a mortgage or otherwise incur indebtedness in connection with the acquisition of such property. As described above, Behringer Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to us and other affiliates of the general partners. We may not acquire any property that is currently owned by Behringer Development.

       We may enter into a contract to acquire property from Behringer Development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. In the case of properties to be developed by Behringer Development, the contract will likely provide that the closing will occur immediately following the completion of the development. We may also elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from Behringer Development and would complete the construction either directly or indirectly through a joint venture with an affiliate. Any contract between us, directly or indirectly through a joint venture with an affiliate, and Behringer Development for the purchase of property to be developed by Behringer Development will provide that we will be obligated to purchase the property only if:

       o Behringer Development completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;

       o one or more approved tenants takes possession of the building under a lease satisfactory to our general partners; and

       o we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

       Our general partners will not cause us to enter into a contract to acquire property from Behringer Development if they do not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from Behringer Development and, at the time for closing, are unable to purchase the property because we do not have sufficient net proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Behringer Development. Because Behringer Development is an entity without substantial assets or operations, Behringer Development's obligation to refund our earnest money deposit will be guaranteed by HPT Management, our property manager, which will enter into contracts to provide property management and leasing services to various Behringer Harvard programs, including us, for substantial monthly fees. As of the time HPT Management may be required to perform under any guaranty, we cannot assure you that HPT Management will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. In such a case, we would be required to accept installment payments over time payable out of the revenues of HPT Management's operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See "Risk Factors - General Risks Related to Investments in Real Estate."

TERMS OF LEASES AND TENANT CREDITWORTHINESS

       The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be office leases customarily used between landlords and tenants in the geographic area where the property is located. Such leases generally provide for terms of three to ten years and require the tenant to pay a pro rata share of building expenses. Under such typical leases, the landlord is directly responsible for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs.

       We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and prior periods, net worth or cash flow statements of guarantors and other information we deem relevant.

       We anticipate that tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds. At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We

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

will fund such tenant improvements from the working capital reserve established for the property for which such improvements are required. See "Risk Factors - General Risks Related to Investments in Real Estate."

BORROWING POLICIES

       We intend to borrow money to acquire any of our properties when our general partners determine that it is advantageous to us. We expect that at any time the total amount of indebtedness we have incurred will not exceed 75.0% of our aggregate assets value. By operating on a leveraged basis, we expect that we will have more funds available for investment in properties and other investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See "Risk Factors - Real Estate Risks." To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. BH Advisors II LP will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness.

       Section 11.3(e) of our partnership agreement authorizes us to borrow funds to the extent permissible under applicable NASAA Guidelines. Because we do not expect to have any loans insured, guaranteed or provided by the federal government or any state or local government or agency or instrumentality of any of them, the total amount of indebtedness we incur cannot exceed at any time the sum of (i) 85.0% of the aggregate purchase price of all of our properties which have not been refinanced, plus (ii) 85.0% of the aggregate fair market value of all of our refinanced properties as determined by the lender on the date of refinancing). There is no limitation on the amount we may invest in any single improved property or other asset or on the amount we can borrow for the purchase of any single property or other investment. As used in these calculations and in the partnership agreement, the definition of "indebtedness" includes the principal of any loan together with any interest that may be deferred pursuant to the terms of the loan agreement which exceeds 5.0% per annum of the principal balance of such indebtedness (excluding contingent participations in income and/or appreciation in the value of the Partnership's property), and excludes any indebtedness incurred by the Partnership for necessary working capital.

       When financing the purchase of properties, we may use "all-inclusive" or "wraparound" notes and deed of trust (referred to as an "all-inclusive note"). We will only utilize such all-inclusive notes if: (i) the sponsor (as defined pursuant to the NASAA Guidelines) under the all-inclusive note shall not receive interest on the amount of the underlying encumbrance included in the all-inclusive note in excess of that payable to the lender on that underlying encumbrance; (ii) the partnership shall receive credit on its obligation under the all-inclusive note for payments made directly on the underlying encumbrance; and (iii) a paying agent, ordinarily a bank, escrow company, or savings and loan, shall collect payments (other than any initial payment of prepaid interest or loan points not to be applied to the underlying encumbrance) on the all-inclusive note and make disbursements from such payments to the holder of the underlying encumbrance prior to making any disbursement to the holder of the all-inclusive note, subject to the requirements of subparagraph (i) above, or, in the alternative, all payments on the all-inclusive and underlying note shall be made directly by the partnership.

       We may borrow funds from our general partners or their affiliates only if the following qualifications are met:

       o any such borrowing cannot constitute a "financing" as that term is defined under the NASAA Guidelines, i.e., indebtedness encumbering partnership properties or incurred by the partnership, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50.0% of the principal amount of which is scheduled to be paid during the first 24 months;

       o interest and other financing charges or fees must not exceed the amounts that would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as our principal place of business; and

       o   no prepayment charge or penalty shall be required.

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

       While we will strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

       We will refinance our properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in cash distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

JOINT VENTURE INVESTMENTS

       We may enter into joint ventures with affiliated entities, including joint ventures with other Behringer Harvard programs, for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. Our general partners also have the authority to enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third parties for the purpose of developing, owning and operating real properties in accordance with our investment policies. In determining whether to invest in a particular joint venture, our general partners will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of real property investments. See, generally, the section of this prospectus captioned "Conflicts of Interest" and other subsections under this section of the prospectus.

       At such time during the term of this offering as our general partners believe that a reasonable probability exists that we will enter into a joint venture with another Behringer Harvard program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. We expect that in connection with the development of a property that is currently owned by a Behringer Harvard program, this would normally occur upon the signing of a purchase agreement for the acquisition of a specific property or leases with one or more major tenants for occupancy at a particular property and the satisfaction of all major contingencies contained in such purchase agreement, but may occur before or after any such time, depending upon the particular circumstances surrounding each potential investment. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

       We may enter into a partnership, joint venture or co-tenancy with unrelated parties if:

       o the management of such partnership, joint venture or co-tenancy is under our control in that we or one of our affiliates possess the power to direct or to cause the direction of the management and policies of any such partnership, joint venture or co-tenancy;

       o we, as a result of such joint ownership of a property, are not charged, directly or indirectly, more than once for the same services;

       o the joint ownership, partnership or co-tenancy agreement does not authorize or require us to do anything as a partner, joint venturer or co-tenant with respect to the property that we or our general partners could not do directly under our partnership agreement; and

       o our general partners and their affiliates are prohibited from receiving any compensation, fees or expenses that are not permitted to be paid under our partnership agreement.

       In the event that any such co-ownership arrangement contains a provision giving each party a right of first refusal to purchase the other party's interest, we may not have sufficient capital to finance the buy-out. See "Risk Factors - General Risks Related to Investments in Real Estate."

       We intend to enter into joint ventures with other Behringer Harvard programs for the acquisition of properties, but we may only do so provided that:

       o each such program has substantially identical investment objectives as ours with respect to the property held in the partnership or joint venture;

       o we, as a result of such joint ownership of a property, are not charged, directly or indirectly, more than once for the same services;

       o the compensation payable to our general partners and their affiliates is substantially identical in each program;

       o we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture; and

       o the investments by us and such other program are on substantially the same terms and conditions.

       In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Behringer Harvard programs will result in certain conflicts of interest. See "Risk Factors - Risks Related to Conflicts of Interest" and "Conflicts of Interest - Joint Ventures with Affiliates of the General Partners."

       We expect that from time to time our general partners will be presented with an opportunity to purchase all or a portion of a mixed-use property. In such instances, it is possible that our general partners would work in concert with other Behringer Harvard programs to apportion the assets within the property among us and the other Behringer Harvard programs in accordance with the investment objectives of the various programs. After such apportionment, the mixed-use property would be owned by two or more Behringer Harvard programs or joint ventures comprised of Behringer Harvard programs. The negotiation of how to divide the property among the various Behringer Harvard programs will not be arm's-length and conflicts of interest will arise in the process. It is possible that, in connection with the purchase of a mixed-use property or in the course of negotiations with other Behringer Harvard programs to allocate portions of such mixed-use property, we may be required to purchase a property that our general partners would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our general partners consider desirable. Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm's-length transaction with an unaffiliated third party.

DISPOSITION POLICIES

       We anticipate that prior to our termination and dissolution, all of our properties will be sold. We intend to hold the various real properties in which we invest until such time as sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. In deciding whether to sell properties, we will consider factors such as potential capital appreciation, cash flow and federal income tax considerations, including possible adverse federal income tax consequences to the limited partners. Our general partners anticipate that we will sell existing income-producing properties within three to five years after acquisition and will sell property acquired for development within three to five years from the date of completion of such development. However, our general partners may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our termination on December 31, 2017, or earlier if our general partners determine to liquidate us at any time following one year after the termination of this offering or, after five years following the termination of this offering, if investors holding a majority of the units vote to liquidate us in response to a formal proxy to liquidate. See "Summary of Partnership Agreement - Dissolution and Termination" for further discussion of these proxy rights. Instead of causing us to liquidate, our general partners, in their sole discretion, may determine to offer to limited partners the opportunity to convert their units into interests in another public real estate program sponsored by our general partners or their affiliates, through a plan of merger, plan of exchange or plan of conversion, provided that the transaction is approved by holders of such percentage of units as determined by our general partners, but not less than a majority and excluding those held by our general partners and their affiliates. If such an opportunity is provided to our limited partners, it may involve the distribution to limited partners of freely traded securities that are listed on a securities exchange.

       Cash flow from operations will not be invested in the acquisition of real estate properties. However, in the discretion of our general partners, cash flow may be held as working capital reserves, or used to make capital improvements to existing properties. In addition, net sale proceeds generally will not be reinvested but will be distributed to the partners, unless our general partners determine that it is in our best interest to reinvest the proceeds of any particular sale in other real estate investments in order to meet our investment objectives. We will not reinvest the proceeds from any sale in additional properties unless our general partners determine it is likely that we would be able to hold such additional properties for a sufficient period of time prior to the termination of the fund in order to satisfy our investment objectives with respect to that investment. We do not anticipate liquidating the fund until at least three to five years after the termination of this offering. Thus, we are intended to be self-liquidating in nature. Our general partners may also determine not to distribute net sale proceeds if such proceeds are, in the discretion of our general partners:

       o   used to purchase land underlying any of our properties;

       o used to buy out the interest of any co-tenant or joint venture partner in a property that is jointly owned;

       o   held as working capital reserves; or

       o   used to make capital improvements to existing properties.

       Notwithstanding the above, reinvestment of proceeds from the sale of properties will not occur unless sufficient cash will be distributed to pay any federal or state income tax liability created by the sale of the property assuming limited partners will be subject to a 30.0% combined federal and state tax rate.

       We will not pay, directly or indirectly, any commission or fee, except as specifically permitted under Article XII of our partnership agreement, to our general partners or their affiliates in connection with the reinvestment or distribution of proceeds from the sale, exchange or financing of our properties.

       Although not required to do so, we will generally seek to sell our real estate properties for cash. We may, however, accept terms of payment from a buyer that include purchase money obligations secured by mortgages as partial payment, depending upon then prevailing economic conditions customary in the area in which the property being sold is located, credit of the buyer and available financing alternatives. Some properties we sell may be sold on the installment basis under which only a portion of the sale price will be received in the year of sale, with subsequent payments spread over a number of years. In such event, our full distribution of the net proceeds of any sale may be delayed until the notes are paid, sold or financed.

OTHER INVESTMENTS

       We may also invest in limited partnership and other ownership interests in entities that own real property. We expect that we may make such investments when we consider it more efficient to acquire an entity owning such real property rather than to acquire the properties directly. We also may acquire less than all of the ownership interests of such entities if we determine that such interests are undervalued and that a liquidation event in respect of such interests are expected within the investment holding periods consistent with that for our direct property investments.

INVESTMENT LIMITATIONS

       We will not invest as a general or limited partner in other limited partnerships except under limited circumstances permitted under the NASAA Guidelines. We will not invest in general partnership interests of any other limited partnership unless we, alone or with any of our publicly registered affiliates, acquire a controlling interest in such other limited partnership and receive no duplicate fees or compensation beyond what is permissible by the NASAA Guidelines. We will not invest in limited partnership interests of any other limited partnership of which either of our general partners also serve as a general partner unless we will receive no duplicate fees or compensation beyond what is permissible by the NASAA Guidelines.

       Except in connection with sales of our properties in which we may take purchase money obligations as partial payment, we will not make loans to any person, nor will we underwrite securities of other issuers or invest in securities of other issuers for the purpose of exercising control. Notwithstanding the foregoing, we may invest in joint ventures or partnerships as described above and in corporations in which real estate is the principal asset, provided that such acquisition can best be effected by the acquisition of the securities of such corporation, subject to the limitations set forth below.

       We will not engage in any of the following activities:

       o   acquire property in exchange for limited partnerships interests;

       o issue any units after the termination of this offering or issue units in exchange for property; or

       o   make loans to our general partners or their affiliates.

       Our general partners will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act. Among other things, our general partners will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an "investment company" under the Investment Company Act.

REAL PROPERTY INVESTMENTS

       As of the date of this prospectus, we have not acquired or contracted to acquire any specific real properties. Our general partners are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for us and other Behringer Harvard programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

       We intend to obtain adequate insurance coverage for all properties in which we invest.

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                                   MANAGEMENT

GENERAL

       We operate under the direction of our general partners, which are responsible for the management and control of our affairs. Our general partners will be assisted by the employees of Harvard Property Trust, LLC, the general partner of BH Advisors II LP, one of our general partners. In addition, our general partners will be advised by an advisory board comprised of industry professionals, the majority of whom are not currently affiliated with us or our affiliates. We do not employ our own management personnel, rather we pay fees to our general partners for their services to us.

       Our general partners, Robert M. Behringer and BH Advisors II LP, will be responsible for our direction and management, including acquisition, construction and property management. Any action required to be taken by the general partners will be taken only if it is approved, in writing or otherwise, by both general partners, unless the general partners agree between themselves to a different arrangement for the approval of actions by the general partners. The powers and duties of the general partners are described in Article XI of our partnership agreement. The compensation payable to the general partners for performance of their duties is set forth in the section of this prospectus captioned "Compensation of the General Partners and Their Affiliates" and
Article XII of our partnership agreement.

       A change in our management may be accomplished by removal of the general partners or the designation of a successor or additional general partner, in each case in accordance with the provisions of our partnership agreement. Our partnership agreement provides that a general partner may be removed and a new general partner elected upon the written consent or affirmative vote of limited partners owning more than 50.0% of the units. Our partnership agreement further provides that a general partner may designate a successor or additional general partner with the consent of all other general partners and limited partners holding more than 50.0% of the units, after providing 90 days written notice to the general partners and limited partners and provided that the interests of the limited partners are not adversely affected. Generally, except in connection with such a designation, no general partner shall have the right to retire or withdraw voluntarily from us or to sell, transfer or assign his or its interest without the consent of the limited partners holding more than 50.0% of the units. See "Summary of Partnership Agreement."

OUR GENERAL PARTNERS

       Our general partners are BH Advisors II LP and Mr. Robert M. Behringer, individually. BH Advisors II LP is a Texas limited partnership formed in July 2002. The executive office of our general partners is located at 1323 North Stemmons Freeway, Suite 212, Dallas, Texas 75207. Financial statements of BH Advisors II LP are included in this prospectus beginning on page F-1. BH Advisors II LP is owned by Harvard Property Trust, LLC, its sole general partner, and Behringer Harvard Partners, its sole limited partner. Behringer Harvard Holdings, a Delaware limited liability company, is the sole owner of Harvard Property Trust, LLC and Behringer Harvard Partners. Mr. Behringer is the Chief Executive Officer and sole manager of each of these companies. Mr. Behringer is the majority owner, the President and sole manager of Behringer Harvard Holdings. Behringer Harvard Holdings also is the indirect owner of HPT Management, our property manager, Behringer Development and Behringer Securities, our dealer manager.

       BH Advisors II LP was recently created for the sole purpose of acting as our general partner. BH Advisors II LP does not have significant assets and has no operating history. As of December 31, 2002, the net assets of BH Advisors II LP were approximately $1,200 on a generally accepted accounting principles basis; however, the net assets of BH Advisors II LP consist primarily of receivables from affiliates and, therefore, does not represent liquid assets. As of July 31, 2002, Mr. Behringer's net worth, exclusive of home, automobiles and home furnishings, was in excess of $3.5 million on an estimated fair market value basis; however, Mr. Behringer's net worth consists principally of investments in partnerships, real estate, interests in retirement plans and other closely held businesses and, therefore, does not represent liquid assets or assets which are readily marketable. In addition, since Mr. Behringer is indirectly the majority owner of BH Advisors II LP, Mr. Behringer's net worth includes a majority of the net worth of BH Advisors II LP. See generally the section of this prospectus captioned "Risk Factors - Risks Related to Conflicts of Interest."

       BH Advisors II LP will be managed by its executive officers, namely:


    Name                            Age   Position(s)
    ----                            ---   -----------
    Robert M. Behringer             54    Chief Executive Officer
    Robert S. Aisner                56    President
    Gerald J. Reihsen, III          43    Executive Vice President - Corporate Development and Legal
                                              and Secretary
    Gary S. Bresky                  36    Chief Financial Officer and Treasurer
    M. Jason Mattox                 27    Senior Vice President - Asset Acquisition and Management

       ROBERT M. BEHRINGER is the Chief Executive Officer of BH Advisors II LP. He is also the Chief Executive Officer, President and Chairman of the Board of Directors of Behringer Harvard REIT I. Mr. Behringer is the majority owner, sole manager, Chief Executive Officer and President of Behringer Harvard Holdings. Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Mid-Term Fund I, a publicly registered real estate limited partnership. Since 2001, Mr. Behringer has also been the Chief Executive Officer and sole manager of the following: Harvard Property Trust, LLC, the general partner of BH Advisors II LP, HPT Management, our property manager; Behringer Securities, our dealer manager; IMS, LLC (IMS), the general partner of HPT Management; Behringer Development, a company recently organized to develop real properties; and Behringer Advisors LP, a limited partnership recently organized to advise Behringer Harvard REIT I. Since 2001, Mr. Behringer has also been the Chief Executive Officer, President and a manager of Behringer Harvard Partners, which is the limited partner of each of Behringer Securities, HPT Management, Harvard Property Trust, LLC, Behringer Advisors LP and IMS.

       From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that has recently been liquidated and that had a net asset value of approximately $200.0 million before its liquidation. Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989, that invested in single asset limited partnerships. From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease), one of the largest pension funds advisors and owners of real estate in the United States. While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the South Central United States, including Texas, Louisiana, Arkansas, Oklahoma and Mississippi. The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion. Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility to increase net operating income and the overall value of the portfolio.

       Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational properties. In addition to being the Chief Executive Officer of BH Advisors II LP, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. Mr. Behringer is a Certified Property Manager, Real Property Administrator, Certified Hotel Administrator and Texas Real Estate Broker, holds Series 7, 24 and 63 securities licenses and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council. Mr. Behringer has also been a licensed certified public accountant for over 20 years. Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

         ROBERT S. AISNER is the President of BH Advisors II LP. He is also Chief Operating Officer and a director of Behringer Harvard REIT I. Mr. Aisner has over 28 years of commercial real estate experience. From 1996 until joining us in 2003, Mr. Aisner served as (i) Executive Vice President of Amli Residential Properties Trust, a New York Stock Exchange listed REIT that is focused on the development, acquisition and management of upscale apartment communities and serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (ii) President of Amli Management Company, which oversees all of Amli's apartment operations in 80 communities, (iii) President of the Amli Corporate Homes division which invests in and manages corporate housing properties, (iv) Vice President of Amli Residential Construction, a division of Amli that performs real estate construction services, and (v) Vice President of Amli Institutional Advisors, the Amli division that serves as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities. Mr. Aisner also served on Amli's Executive Committee and Investment Committee from 1999 until 2003. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management company. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development company, where he served as Vice President.

       Mr. Aisner served as a director of Behringer Harvard REIT I from June 2002 until February 2003. Since February 2003, Mr. Aisner has also served as Executive Vice President - Real Estate Operations of Behringer Harvard Holdings and President of Harvard Property Trust, LLC, IMS, HPT Management and Behringer Development and Chief Operating Officer of Behringer Advisors LP. Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

       GERALD J. REIHSEN, III is the Executive Vice President - Corporate Development and Legal and Secretary of BH Advisors II LP. He is also Executive Vice President - Corporate Development and Legal and Secretary of Behringer Harvard REIT I and is the primary contact for BH Advisors II LP, Behringer Harvard Advisors I LP, Behringer Harvard REIT I and all of their affiliates for banks, attorneys and other service providers and contractual relations. From their inception in 2001 until February 2003, he served as Chief Operating Officer, Chief Legal Officer and Secretary of Behringer Securities, Behringer Harvard Holdings, Behringer Development, Harvard Property Trust, LLC and Behringer Harvard Partners. Since 2001 until February 2003, Mr. Reihsen served as Chief Legal Officer and Secretary of IMS and HPT Management. Since 2002, he has served as Chief Operating Officer, Chief Legal Officer and Secretary of Behringer Advisors LP. Currently, Mr. Reihsen holds the following positions:
President of Behringer Securities; Chief Operating Officer, Chief Legal Officer and Secretary of Behringer Harvard Holdings and Behringer Harvard Partners; and Executive Vice President - Corporate Development and Legal and Secretary of Behringer Development, Harvard Property Trust, LLC, IMS and HPT Management.

       For over 17 years, Mr. Reihsen's business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, real estate partnerships, and public and private securities offerings. For the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney. After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998. In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000. In 2000, he practiced law as a principal of Block & Balestri, a corporate and securities law firm. In 2000 and 2001, Mr. Reihsen was employed as the Vice President - Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc. Mr. Reihsen holds Series 7, 24, 27 and 63 securities licenses. Mr. Reihsen received a Bachelor of Arts degree, magna cum laude, from the University of Mississippi and a Juris Doctorate degree, cum laude, from the University of Wisconsin.

       GARY S. BRESKY is the Chief Financial Officer and Treasurer of BH Advisors II LP. Since 2002, Mr. Bresky has also served as the Chief Financial Officer and Treasurer of Behringer Harvard REIT I and is the primary contact for BH Advisors II LP, Behringer Harvard Advisors I LP, Behringer Harvard REIT I, and all of their affiliates for accountants and auditors. Since 2002, Mr. Bresky has served as Chief Financial Officer and Treasurer of Behringer Advisors LP. Since 2001, he has served as Chief Financial Officer and Treasurer of Behringer Securities, Behringer Harvard Holdings, Behringer Development, Harvard Property Trust, LLC, and IMS. From their inception in 2001 until February 2003, Mr. Bresky served as Chief Operating Officer, Chief Financial Officer and Treasurer of HPT Management and as Chief Financial Officer, Treasurer and a manager of Behringer Harvard Partners. Currently, Mr. Bresky serves as Chief Financial Officer and Treasurer of HPT Management and Treasurer and a manager of Behringer Harvard Partners.

       Prior to his employment with BH Advisors II LP, Mr. Bresky served, from 1996 to 2001, as a Senior Vice President of Finance with Harvard Property Trust, Inc. In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions. Mr. Bresky was also integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or sale of assets.

       From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he focused on finance and accounting for both public and private REITs. His experience included conducting annual audits, preparing quarterly and annual public securities reporting compliance filings and public real estate securities registration statements for his clients. From 1989 to 1994, Mr. Bresky worked with Ten West Associates, LTD and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185.0 million. From 1988 until 1989, Mr. Bresky worked as an analysts' assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc. assisting brokers in portfolio management. Mr. Bresky has been active in commercial real estate and related financial activities for over 15 years and holds Series 7, 24, 27 and 63 securities licenses. Mr. Bresky received a Bachelor of Arts degree from the University of California - Berkeley and a Masters of Business Administration degree from the University of Texas.

       M. JASON MATTOX is the Senior Vice President - Asset Acquisition and Management of BH Advisors II LP. He is also Vice President - Asset Acquisition and Management of Behringer Harvard REIT I. Since 2002, Mr. Mattox has served as a Vice President of Behringer Advisors LP. Since 2001, he has served as a Vice President of Behringer Securities. From their inception in 2001 until February 2003, Mr. Mattox served as Vice President of Behringer Harvard Holdings, Behringer Development, Harvard Property Trust, LLC, Behringer Harvard Partners, IMS and HPT Management. Currently, Mr. Mattox serves as Senior Vice President - Asset Acquisition and Management of Behringer Harvard Holdings, Harvard Property Trust, LLC, and HPT Management, and Vice President and Secretary of Behringer Securities.

       From 1997 until joining BH Advisors II LP in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over
1.0 million square feet of Harvard Property Trust, Inc.'s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

       Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties. Mr. Mattox formerly was a member of the National Association of Real Estate Investment Trusts and the Texas Association of Builders. Mr. Mattox has been active in commercial real estate and related financial activities for over six years and holds Series 7, 24 and 63 securities licenses. Mr. Mattox received a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

       The general partner of BH Advisors II LP is Harvard Property Trust, LLC. Harvard Property Trust, LLC and its affiliates currently employ 13 persons, including the executive officers listed above and five persons employed by HPT Management, ten of whom have experience in selecting, acquiring and/or managing commercial properties. Harvard Property Trust, LLC and its affiliates expect to hire approximately 30 additional persons in the first quarter of 2003. Harvard Property Trust, LLC and its affiliates also will engage the services of non-affiliated third parties to assist with the identification of properties for possible acquisition and management of our operations.

ADVISORY BOARD

       Our general partners also will be assisted in our management by our advisory board that will provide independent thoughts and advice as to the properties acquired and make recommendations to BH Advisors II LP. Our general partners intend to follow the recommendations of our advisory board with respect to our investments, but they are not obligated to do so. All investment decisions must be approved by both of our general partners.

Because Mr. Behringer controls BH Advisors I LP, all investment decisions will ultimately be controlled by him. No member of the advisory board will be a general partner, officer or employee of us, BH Advisors II LP, our affiliates or affiliates of BH Advisors II LP, although members of the advisory board may purchase or own securities of, or have other business relations with, such parties. Our general partners will determine the compensation, if any, to be paid to members of the advisory board for their services to us. Our general partners have initially set such compensation at $250 per month plus $125 for each advisory board meeting the member attends. Such members also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our advisory board. Please see the section of this prospectus captioned "Conflicts of Interest" for a description of possible conflicts of interest between the members of our advisory board and us. The members of the advisory board are as follows:

       PATRICK M. ARNOLD has more than 19 years of experience representing real estate companies, financial institutions, investors, developers and management companies in real estate transactions. Mr. Arnold has served since 1992 as a partner in the real estate section of Fulbright & Jaworski L.L.P., an approximately 750-member law firm with offices in ten cities worldwide. Mr. Arnold joined Fulbright & Jaworski in 1986. Mr. Arnold is a member of the Dallas Real Estate Council and an officer of the Real Property Section of the Dallas Bar Association. Mr. Arnold received a Bachelor of Arts degree, summa cum laude, from the University of Texas, a Masters of Fine Arts from Columbia University and a Juris Doctorate degree from Harvard University.

       RALPH G. EDWARDS, JR. has been actively involved in commercial real estate for over 35 years. Since 1992, Mr. Edwards has served as the Chairman and Chief Executive Officer of EdwardsDay Incorporated, an Atlanta-based real estate investment company. Mr. Edwards is also a member of the board of directors of Emerging Solutions, Inc. (d/b/a Constructware), an Atlanta-based privately held Internet services provider that sells document and process management systems to construction companies. He is a member of the Urban Land Institute (past Chairman of the Atlanta District Council), the International Council of Shopping Centers, The Trust for Public Land (member of the Georgia Board of Directors) and past member of the Board of Directors of the Atlanta Commercial Board of Realtors. Mr. Edwards received a Bachelor of Science degree from North Carolina State University and a Masters of Business Administration degree from Harvard University.

       SCOTT F. MCMULLIN is a real estate investor advisor with over 16 years of real estate experience. Since 1998, Mr. McMullin has served as a Senior Managing Director of the Los Angeles office of Holliday Fenoglio Fowler, L.P., the largest commercial mortgage banking firm in the United States, specializing in commercial real estate debt and equity financing. Since 1993, Mr. McMullin held other senior positions with Holliday Fenoglio. At Holiday Fenoglio Fowler, Mr. McMullin has consummated over $5.0 billion in real estate transactions. From 1989 until 1992, Mr. McMullin served as a Partner with The Parmenter Company, a developer and owner of commercial real estate headquartered in Miami, Florida. Mr. McMullin is a member of the National Association of Industrial & Office Professionals and the Urban Land Institute, among other such organizations. Mr. McMullin received a Bachelor of Arts degree from Duke University.

AFFILIATED COMPANIES

    PROPERTY MANAGER

       Our properties will be managed and leased initially by HPT Management, our property manager. IMS is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of HPT Management, and Behringer Harvard Holdings is the sole owner of each of IMS and Behringer Harvard Partners. Mr. Behringer is the Chief Executive Officer of each of Behringer Harvard Holdings, IMS, Behringer Harvard Partners and HPT Management and the sole manager of IMS and Behringer Harvard Partners. See "Conflicts of Interest." The principal officers of HPT Management are as follows:


           Name                      Age    Positions
           ----                      ---    ---------
           Robert M. Behringer       54     Chief Executive Officer
           Robert S. Aisner          56     President
           Gerald J. Reihsen, III    43     Executive Vice President - Corporate Development and
                                               Legal and Secretary
           Gary S. Bresky            36     Chief Financial Officer and Treasurer
           M. Jason Mattox           27     Senior Vice President - Asset Acquisition and Management
           Jay R. Verdoorn           42     Director - Management Services

       HPT Management is engaged in the business of real estate management. It was organized and commenced active operations in 2001 to lease and manage real estate projects, including projects that Behringer Advisors and its affiliates operate or in which they own an interest. As of December 31, 2002, HPT Management was managing in excess of 580,000 square feet of office buildings for real estate programs sponsored by Mr. Behringer. We will pay HPT Management property management fees equal to the lesser of the amounts charged by unaffiliated persons rendering comparable services in the same geographic area or (i) for commercial properties which are not leased on a long-term debt lease basis, 4.5% of gross revenues and (ii) in the case of commercial properties which are leased on a long-term (ten or more years) net lease basis, 1.0% of gross revenues plus a one-time initial leasing fee of 3.0% of gross revenues payable over the first five years of the lease term. In addition, to the extent not specifically provided for in the property management fees, we will pay HPT Management separate leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. However, in no event will the aggregate of all property management and leasing fees we pay to HPT Management and our affiliates exceed 6.0% of our gross revenues, except that this limitation does not preclude paying a separate competitive fee for the one-time initial lease-up of any newly constructed property or the total rehabilitation of a property if such service is not included in the property's purchase price. Our general partners will promulgate leasing guidelines for use by HPT Management in evaluating prospective tenants and lease terms for our properties. HPT Management will have the authority to enter into leases for our properties consistent with these guidelines without the requirement to obtain further approval of our general partners.

       In the event that HPT Management assists a tenant with tenant improvements, a separate construction management fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements.

       HPT Management may subcontract on-site property management to other management companies that will also be authorized to lease our properties consistent with the leasing guidelines promulgated by our general partners. In any event, HPT Management will directly manage all financial aspects of property management. To the extent HPT Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the on-site management is subcontracted, HPT Management will approve all personnel of such subcontractor and establish policies for such properties' operations. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of:

       o   HPT Management;

       o   partnerships organized by HPT Management and its affiliates; and

       o   other persons or entities owning properties managed by HPT
           Management.

HPT Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

       The management fees to be paid to HPT Management will cover, without additional expense to us, the property manager's general overhead costs such as its expenses for rent and utilities. Our property management agreement with HPT Management has an initial term of three years and is subject to successive three-year renewals, unless HPT Management provides written notice of its intent to terminate 30 days prior to the expiration of the initial or renewal term. We may also terminate the agreement upon 30 days prior written notice in the event of willful misconduct, gross negligence or deliberate malfeasance by the property manager.

       The principal office of HPT Management is located at 1323 North Stemmons Freeway, Suite 204, Dallas, Texas 75207.

    DEALER MANAGER

       Behringer Securities, our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard programs.

       Behringer Securities will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the units offered pursuant to this prospectus. It may also sell a limited number of units at the retail level. No additional fees beyond the dealer manager fee of 2.5% of the gross proceeds of this offering will be paid to Behringer Securities for wholesaling services. With respect to purchases under our distribution reinvestment plan, Behringer Securities has agreed to reduce its dealer manager fee to 1.0%. See "Plan of Distribution" and "Compensation of the General Partners and Their Affiliates."

       Harvard Property Trust, LLC (which is not related to Harvard Property Trust, Inc., the recently liquidated REIT founded by Mr. Behringer) is the sole general partner, and Behringer Harvard Partners is the sole limited partner, of Behringer Securities, and Behringer Harvard Holdings is the sole owner of each of Harvard Property Trust, LLC and Behringer Securities. Mr. Behringer is the Chief Executive Officer of each of Harvard Property Trust, LLC, Behringer Harvard Partners and Behringer Securities and the sole manager of Behringer Harvard Partners. See "Conflicts of Interest." The principal officers of Behringer Securities are as follows:


          Name                     Age    Positions
          ----                     ---    ---------
          Robert M. Behringer      54     Chief Executive Officer
          Gerald J. Reihsen, III   43     President
          Jeffrey S. Schwaber      40     Executive Vice President - National Sales Director
          Gary S. Bresky           36     Chief Financial Officer and Treasurer
          M. Jason Mattox          27     Vice President and Secretary

            COMPENSATION OF THE GENERAL PARTNERS AND THEIR AFFILIATES

       The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to our general partners and their affiliates during the various phases of our organization and operation. Our general partners have agreed that all of the financial benefits of serving as our general partners will be allocated to BH Advisors II LP since we anticipate that the day-to-day responsibilities of serving as our general partner will be performed by BH Advisors II LP through the executive officers of its general partner. We will also pay our advisory board members $250 per month plus $125 for each advisory board meeting the member attends. See "Management - Advisory Board" above.

---------------------------- ----------------------------------------------------------------- -----------------------
   FORM OF COMPENSATION                               DETERMINATION                              ESTIMATED MAXIMUM
   AND ENTITY RECEIVING                                 OF AMOUNT                                DOLLAR AMOUNT (1)
----------------------------------------------------------------------------------------------------------------------
                                          ORGANIZATIONAL AND OFFERING STAGE
----------------------------------------------------------------------------------------------------------------------
Selling Commissions -        Up to 7.0% of gross offering proceeds before reallowance of       $7,700,000 ($105,000
Behringer Securities         commissions earned by participating broker-dealers.  Behringer    in the event we sell
                             Securities intends to reallow 100.0% of commissions earned to     only the minimum of
                             participating broker-dealers.                                     150,000 units)
---------------------------- ----------------------------------------------------------------- -----------------------
Dealer Manager Fee -         Up to 2.5% of gross offering proceeds (1.0% for distribution      $2,600,000 ($37,500
Behringer Securities         reinvestment plan purchases) before reallowance to                in the event we sell
                             participating broker-dealers. Behringer Securities                only the minimum of
                             may reallow a portion of its dealer manager fee in an             150,000 units)
                             aggregate amount up to 1.5% of gross offering proceeds to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense
                             reimbursement.
---------------------------- ----------------------------------------------------------------- -----------------------
Reimbursement of             Up to 2.5% of gross offering proceeds for reimbursement of        $2,750,000 ($37,500
Organization and Offering    organization and offering expenses (excluding selling             in the event we sell
Expenses -                   commissions and the dealer manager fee), which will be advanced   only the minimum of
BH Advisors II LP or its     by our general partners.                                          150,000 units)
affiliates
----------------------------------------------------------------------------------------------------------------------
                                          ACQUISITION AND DEVELOPMENT STAGE
----------------------------------------------------------------------------------------------------------------------
---------------------------- ----------------------------------------------------------------- -----------------------
Acquisition and Advisory     3.0% of the contract purchase price of each property for          $2,783,253 ($37,895
Fees - BH Advisors II LP     identifying, reviewing, evaluating, investing in and the          in the event we sell
or its affiliates (2)        purchase, development or construction of real property            only the minimum of
                             acquisitions. Any portion of the fee may be                       150,000 units)
                             deferred and paid  in a subsequent year.
---------------------------- ----------------------------------------------------------------- -----------------------
Acquisition Expenses -       Up to 0.5% of the contract purchase price of each property for    $463,876 ($6,316 in
BH Advisors II LP or its     reimbursement of expenses related to real property                the event we sell
affiliates                   acquisitions, such as legal fees, travel expenses, property       only the minimum of
                             appraisals, nonrefundable option payments on property not         150,000 units)
                             acquired, accounting fees and title insurance premium expenses.
---------------------------- ----------------------------------------------------------------- -----------------------

---------------------------- ----------------------------------------------------------------- -----------------------
   FORM OF COMPENSATION                               DETERMINATION                              ESTIMATED MAXIMUM
   AND ENTITY RECEIVING                                 OF AMOUNT                                DOLLAR AMOUNT (1)
----------------------------------------------------------------------------------------------------------------------
                                                  OPERATIONAL STAGE
----------------------------------------------------------------------------------------------------------------------
Property Management and      For the management and leasing of our properties, we will pay     Actual amounts are
Leasing Fees; Expense        HPT Management, our property manager, property management and     dependent upon
Reimbursement - HPT          leasing fees equal to the lesser of: (A) the amounts charged by   results of operations
Management (3)               unaffiliated persons rendering comparable services in the same    and therefore cannot
                             geographic area or (B)(1) for commercial properties which are     be determined at the
                             not leased on a long-term net lease basis, 4.5% of gross          present time.
                             revenues, plus separate leasing fees of up to 1.5% of gross revenues based upon the customary leasing fees applicable to the geographic location of the properties, and (2) in the case of commercial properties which are leased on a long-term (10 or more years) net lease basis, 1.0% of gross revenues plus a one-time initial leasing fee of 3.0% of gross revenues payable over the first five years of the lease term.  We will reimburse the costs and expenses incurred by HPT Management on our
                             behalf, including the wages and salaries and other
                             employee-related expenses of all on-site employees of HPT
                             Management who are engaged in the operation, management,
                             maintenance and leasing or access control of our properties, including taxes, insurance and benefits relating to such
                             employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific
                             properties.
---------------------------- ----------------------------------------------------------------- -----------------------
Asset Management Fee -       We pay an annual asset management fee of 0.5% of aggregate        Actual amounts are
BH Advisors II LP or its     assets value. The fee is payable monthly in an amount equal to    dependent upon
affiliates (4)               one-twelfth of 0.5% of aggregate assets value as of the last      results of operations
                             day of the immediately preceding month.  Any portion of the       and therefore cannot
                             asset management fee may be deferred and paid in a subsequent     be determined at the
                             year.                                                             present time.
---------------------------- ----------------------------------------------------------------- -----------------------
Share of Net Cash from       A 15.0% distribution after limited partners have received         Actual amounts are
Operations -                 distributions equal to their net capital contributions plus       dependent upon
BH Advisors II LP            10.0% annual cumulative (noncompounded) return on their net       results of operations
                             capital contributions; provided, however, that in                 and therefore cannot
                             no event will our general partners receive more than 10.0% of     be determined at the
                             cash available for distribution.                                  present time.
---------------------------- ----------------------------------------------------------------- -----------------------
Subordinated Disposition     In connection with the sale of our properties, an amount not      Actual amounts are
Fee - BH Advisors II LP or   exceeding the lesser of:  (A) 50.0% of the reasonable,            dependent upon
its affiliates               customary and competitive real estate brokerage commissions       results of operations
                             customarily paid for the sale of a comparable property in light   and therefore cannot
                             of the size, type and location of the property, or (B) 3.0% of    be determined at the
                             the gross sales price of each property, subordinated to           present time.
                             distributions to investors from the sale proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100.0% of their capital contributions plus (2) a
                             10.0% annual cumulative (noncompounded) return on their net capital contributions.  (See Section 12.7 of our partnership agreement.)  Subordinated disposition fees that are not payable at the date of sale, because investors have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been
                             satisfied.
---------------------------- ----------------------------------------------------------------- -----------------------

---------------------------- ----------------------------------------------------------------- -----------------------
   FORM OF COMPENSATION                               DETERMINATION                              ESTIMATED MAXIMUM
   AND ENTITY RECEIVING                                 OF AMOUNT                                DOLLAR AMOUNT (1)
----------------------------------------------------------------------------------------------------------------------
Subordinated Participation   After investors have received a return of their net capital       Actual amounts are
in Net Sale Proceeds and     contributions and a 10.0% annual cumulative (noncompounded)       dependent upon
Distributions -              return on their net capital contributions, then our general       results of operations
BH Advisors II LP            partners are entitled to receive 15.0% of remaining residual      and therefore cannot
                             proceeds available for distribution; provided, however, that in   be determined at the
                             no event will our general partners receive in the aggregate       present time.
                             more than 15.0% of sale proceeds remaining after investors have received a return of their net capital contributions plus a
                             6.0% annual cumulative (noncompounded) return on their net capital contributions.  (See Sections 9.1, 9.2 and 9.3 of our partnership agreement.)
---------------------------- ----------------------------------------------------------------- -----------------------
Operating Expenses - The     We will reimburse our general partners for all expenses paid or   Actual amounts are
General Partners and their   incurred by our general partners in connection with the prudent  dependent upon
affiliates                   operation of our business, subject to the limitation that (i)    results of operations
                             the reimbursement will be at the lower of our general partners'  and therefore cannot
                             actual cost or the amount we would be required to pay to         be determined at the
                             independent parties for comparable administrative services in    present time.
                             the same geographic location and (ii) we will not reimburse our general partners or their affiliates for services for which our general partners are entitled to compensation by way of a
                             separate fee.
---------------------------- ----------------------------------------------------------------- -----------------------

----------------------------
(1) The estimated maximum dollar amounts are based on the sale of a maximum of 10,000,000 units to the public at $10 per unit and the sale of a maximum of 1,000,000 units at $10 per unit pursuant to our distribution reinvestment plan. The estimated minimum dollar amounts assume no purchases are made under our distribution reinvestment plan.
(2) If we borrow funds to the maximum extent of our borrowing policy (i.e., 75.0% of our aggregate assets value), then acquisition and advisory fees could be approximately $152,000 if the minimum offering is sold and approximately $11.2 million if the maximum offering is sold. In addition, acquisition expenses could be approximately $26,000 if the minimum offering is sold and approximately $1.9 million if the maximum offering is sold. These additional fees and expenses may be paid from funds generated through the financings. Acquisition and advisory fees may be payable subsequent to the date of acquisition of a property in connection with the expenditure of funds, to the extent that we capitalize such costs, for development, construction or improvement of a property.
(3) In no event may the aggregate of all property management and leasing fees paid to affiliates of our general partners exceed 6.0% of gross revenues; provided, however, that this limitation does not preclude the charging of a separate competitive fee for the one-time initial rent-up or leasing-up of a newly constructed property or total rehabilitation of a property if such services are not included in the purchase price.
(4) "Aggregate assets value" is the aggregate book value of our assets (other than investments in bank accounts, money market funds and other current assets), before depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets, at the date of measurement, except that during such periods in which we are obtaining regular independent valuations of the current value of our net assets for purposes of enabling fiduciaries of employee benefit plan limited partners to comply with applicable Department of Labor reporting requirements, aggregate assets value is the greater of (i) the amount determined pursuant to the foregoing or (ii) our aggregate valuation of such assets established by the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets. Aggregate assets value does not include funds contributed by investors that have not been used to acquire properties or other investments. Pursuant to our partnership agreement, the asset management fee will be reduced for any year below 0.5% of our aggregate assets value to the extent that it would exceed the amount of the asset based fee allowable under Section IV.J of the NASAA Guidelines (i.e., 0.75% of our assets net of indebtedness).

       Since BH Advisors II LP and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating our properties and the subordinated participation in net sale proceeds, BH Advisors II LP has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, BH Advisors II LP is obligated to exercise good faith and integrity in all of its dealings with respect to our affairs pursuant to its fiduciary duties to the limited partners. As noted above, there are limits on certain categories of fees or expenses payable to BH Advisors II LP and its affiliates. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by BH Advisors II LP or its affiliates by reclassifying them under a different category.

                              CONFLICTS OF INTEREST

       We are subject to various conflicts of interest arising out of our relationship with our general partners and their affiliates, including conflicts related to the arrangements pursuant to which our general partners and their affiliates will be compensated by us. All of our agreements and arrangements with our general partners and their affiliates, including those relating to compensation, are not the result of arm's-length negotiations. See "Compensation of the General Partners and Their Affiliates." Some of the conflicts of interest in our transactions with our general partners and their affiliates are described below.

       Our general partners are Robert M. Behringer and BH Advisors II LP. Robert M. Behringer owns a controlling interest in Behringer Harvard Holdings, a Delaware limited liability company that indirectly owns all of the outstanding equity interests of BH Advisors II LP, HPT Management, our property manager, and Behringer Securities, our dealer manager. Messrs. Behringer, Reihsen, Bresky and Mattox are each the executive officers of Harvard Property Trust, LLC, HPT Management and Behringer Securities. In addition, Mr. Aisner is an executive officer of Harvard Property Trust, LLC and an executive officer and a director of Behringer Harvard REIT I. See the flow chart showing the relationship between our general partners and its affiliates in the "Summary of the Offering" section of this prospectus.

       Our general partners will be advised by our advisory board. Although the members of the advisory board are not permitted to serve as a general partner, officer or employee of us, BH Advisors II LP, our affiliates or affiliates of BH Advisors II LP, members of our advisory board may purchase or own securities of, or have other business relations with, such parties. One of the members of the advisory board, Mr. Edwards, has been an investor in a number of real estate programs sponsored by Mr. Behringer. All of such programs have been liquidated. Another member of our advisory board, Mr. Arnold, has represented prior real estate programs sponsored by Mr. Behringer and he, or the law firm of which he is a partner, is expected to represent us and our affiliates with respect to the real estate transactions we enter into and other corporate matters. Mr. Arnold also owns a nominal interest in Behringer Harvard Holdings. Any prior or current relationship among us, our general partners, and members of our advisory board may create conflicts of interest. Because we were organized and will be operated by our general partners, conflicts of interest will not be resolved through arm's-length negotiations but through the exercise of our general partners' judgment consistent with their fiduciary responsibility to the limited partners and our investment objectives and policies. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned "Risk Factors - Risks Related to Conflicts of Interest" beginning on page 27. See also "Fiduciary Duty of the General Partners" and "Investment Objectives and Criteria."

INTERESTS IN OTHER REAL ESTATE PROGRAMS

       Our general partners and their affiliates are general partners of other Behringer Harvard programs, including real estate programs that have investment objectives similar to ours, and we expect that they will organize other such programs in the future. Our general partners and such affiliates have legal and financial obligations with respect to these other programs that are similar to their obligations to us. As general partners, they may have contingent liability for the obligations of programs structured as partnerships as well as those of ours, which, if such obligations were enforced against them, could result in substantial reduction of their net worth. As described in the "Prior Performance Summary," our general partners or their affiliates have sponsored 29 other real estate programs, the majority of which had substantially identical investment objectives as ours.

       Our general partners and their affiliates are currently sponsoring the offering of up to $550.0 million in limited partnership interests of Behringer Harvard Mid-Term Fund I and the offering of up to $880.0 million of common stock of Behringer Harvard REIT I. Our general partners and their affiliates will likely experience conflicts of interest as they simultaneously perform services for us and for other Behringer Harvard programs.

       In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our general partners, for both us and one or more other Behringer Harvard programs, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It shall be the duty of our general partners to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, our general partners shall examine, among others, the following factors:

       o the anticipated cash flow of the property to be acquired and the cash requirements of each program;

       o the effect of the acquisition both on diversification of each program's investment by type of property and geographic area and on diversification of the tenants of such properties;

       o   the income tax effects of the purchase on each such entity;

       o   the size of the investment;

       o the amount of funds available to each program and the length of time such funds have been available for investment; and

       o in the case of Behringer Harvard REIT I, the potential effect of leverage on such investment.

       As described in the "Prior Performance Summary," Robert M. Behringer and his affiliates have sponsored other privately offered real estate programs with substantially similar investment objectives as ours, and which are still operating and may acquire additional properties in the future. Conflicts of interest may arise between these entities and us.

       Our general partners or their affiliates may acquire, for their own account or for private placement, properties that they deem not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

OTHER ACTIVITIES OF OUR GENERAL PARTNERS AND THEIR AFFILIATES

       We rely on our general partners and their affiliates for the day-to-day operation of our business. As a result of their interests in other Behringer Harvard programs and the fact that they have also engaged and will continue to engage in other business activities, our general partners and their affiliates will have conflicts of interest in allocating their time between us and other Behringer Harvard programs and other activities in which they are involved. In addition, our partnership agreement does not specify any minimum amount of time or level of attention that our general partners must devote to us. See "Risk Factors - General Risks Related to Investments in Real Estate." However, our general partners believe that they and their affiliates have sufficient personnel to discharge fully their responsibilities to all of the Behringer Harvard programs and other ventures in which they are involved.

       We will not purchase or lease any property in which the general partners or any of their affiliates have an interest; provided, however, that our general partners or any of their affiliates may temporarily enter into contracts relating to investment in properties to be assigned to us prior to closing or may purchase property in their own name and temporarily hold title for us, provided that such property is purchased by us at a price no greater than the cost of such property, including acquisition and carrying costs, to our general partners or their affiliates. Further, our general partners or such affiliates may not have held title to any such property on our behalf for more than twelve months prior to the commencement of this offering; our general partners or their affiliates will not sell property to us if the cost of the property exceeds the funds reasonably anticipated to be available for us to purchase any such property; and all profits and losses during the period any such property is held by our general partners or their affiliates will accrue to us. In no event may we:

       o sell or lease real property to our general partners or any of their affiliates, except under limited circumstances permissible in the NASAA Guidelines;

       o acquire property from any other program in which our general partners have an interest;

       o   make loans to our general partners or any of their affiliates; or

       o enter into agreements with our general partners or their affiliates for the provision of insurance covering us or any of our properties, except under the limited circumstances permissible in the NASAA Guidelines.

COMPETITION IN ACQUIRING PROPERTIES

       Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where properties owned by our general partners, their affiliates or other Behringer Harvard programs are located. In such a case, a conflict could arise in the leasing of our properties in the event that we and another Behringer Harvard program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Behringer Harvard program were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Our general partners will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our general partners will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

AFFILIATED DEALER MANAGER

       Since Behringer Securities, our dealer manager, is an affiliate of our general partners, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See "Plan of Distribution."

AFFILIATED PROPERTY MANAGER

       We anticipate that properties we acquire will be managed and leased by HPT Management, our affiliated property manager. Our agreement with HPT Management has a three-year term, which we can terminate only in the event of gross negligence or willful misconduct on the part of HPT Management. We expect HPT Management to also serve as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see "Compensation of the General Partners and Their Affiliates."

LACK OF SEPARATE REPRESENTATION

       Morris, Manning & Martin, LLP and Fulbright & Jaworski L.L.P. act as counsel to us, our general partners, Behringer Securities and their affiliates in connection with this offering and may in the future act as counsel to us, our general partners, Behringer Securities and their affiliates. In addition, Fulbright & Jaworski L.L.P. has in the past represented our general partner, Robert M. Behringer, and entities affiliated with him. Moreover, the partner in charge of our relationship with Fulbright & Jaworski L.L.P. has an equity interest in the ultimate parent company of our general partner, BH Advisors II LP. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP or Fulbright & Jaworski L.L.P. may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, our general partners, Behringer Securities or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

JOINT VENTURES WITH AFFILIATES OF THE GENERAL PARTNERS

       We may enter into joint ventures with other Behringer Harvard programs (as well as other parties) for the acquisition, development or improvement of properties. See "Investment Objectives and Criteria - Joint Venture Investments." Our general partners and their affiliates may have conflicts of interest in determining which Behringer Harvard program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our general partners may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our general partners and their affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers.

RECEIPT OF FEES AND OTHER COMPENSATION BY GENERAL PARTNERS AND THEIR AFFILIATES

       A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by our general partners and their affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to our general partners and their affiliates relating to the sale of our properties are only payable after the return to the limited partners of their capital contributions plus cumulative returns on such capital. Subject to their fiduciary duties and specific restrictions set forth in our partnership agreement, our general partners have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our general partners may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our general partners and their affiliates regardless of the quality of our properties acquired or the services provided to us. See "Compensation of the General Partners and Their Affiliates."

TAX AUDIT PROCEEDING

       In the event of an audit of our federal income tax returns by the Internal Revenue Service, it is possible that the interests of our general partners in such tax audit could become inconsistent with or adverse to the interests of our limited partners. In this regard, our general partners, who are primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service, may be subject to various conflicts of interest in connection with the negotiation and settlement of issues raised by the Internal Revenue Service in a federal income tax audit. See "Federal Income Tax Considerations."

GUIDELINES AND LIMITS IMPOSED BY OUR PARTNERSHIP AGREEMENT

       The agreements and arrangements among us, our general partners and their affiliates have been established by our general partners, and our general partners believe the amounts to be paid thereunder to be reasonable and customary under the circumstances. In an effort to establish standards for minimizing and resolving these potential conflicts, our general partners have agreed to the guidelines and limitations set forth in Section 11.3 of our partnership agreement entitled "Limitations on Powers of the General Partners" and in Article XIII of our partnership agreement entitled "Transactions Between General Partners and the Partnership." Among other things, these provisions:

       o set forth the specific conditions under which we may own or lease property jointly or in a partnership with an affiliate of the general partners;

       o prohibit us from purchasing or leasing an investment property from our general partners or their affiliates except under certain limited circumstances;

       o   prohibit loans by us to our general partners or their affiliates;

       o prohibit the commingling of partnership funds (except in the case of making capital contributions to joint ventures and to the limited extent permissible under the NASAA Guidelines); and

       o with certain exceptions (as described in "Summary of the Partnership Agreement - Mergers, Consolidations and Conversions"), prohibit our general partners from merging or consolidating us with another partnership or a corporation or converting us to a corporation unless the transaction complies with certain terms and conditions including first obtaining a majority vote of our limited partners.

In addition, as described below, our general partners have a fiduciary obligation to act in the best interests of both our limited partners and the investors in other Behringer Harvard programs and will use their best efforts to assure that we will be treated at least as favorably as any other Behringer Harvard program.

                     FIDUCIARY DUTY OF THE GENERAL PARTNERS

       Our general partners will be accountable to us as fiduciaries and, consequently, will be required to exercise good faith and integrity in all their dealings with respect to partnership affairs. Our general partners must exercise their fiduciary duty to ensure the safekeeping and authorized use of all funds and assets, whether or not in their immediate possession or control, and must not use or employ, or permit another to use or employ such funds or assets in any manner except for our exclusive benefit. In addition, our general partners are not permitted to contract away the fiduciary duty owed to the limited partners by our general partners under common law.

       Where the question has arisen, courts have held that a limited partner may institute legal action either (1) on behalf of himself or all other similarly situated limited partners, referred to as a "class action," to recover damages for a breach by a general partner of his fiduciary duty, or (2) on behalf of the partnership, referred to as a "partnership derivative action," to recover damages from third parties. The TRLPA specifically permits a limited partner of a Texas limited partnership to bring a derivative action on behalf of the partnership if:

       o the general partner or partners of the partnership have refused to bring the action on behalf of the partnership or it is apparent that an effort to cause such general partner or partners to bring the action is not likely to succeed; and

       o the limited partner was a partner at the time the transaction complained of occurred or such partner became a partner by operation of law or pursuant to the terms of the partnership agreement by assignment from a person who was a partner at the time of such transaction.

       Under TRLPA, a general partner of a Texas limited partnership has the same liabilities to the partnership and the other partners as a partner in a partnership without limited partners, except as provided in the partnership agreement. As a result, subject to the terms of our partnership agreement, our general partners are jointly and severally liable for the debts and obligations that we incur. However, our partnership agreement provides that our general partners and their affiliates shall not be liable, responsible or accountable in damages or otherwise to us or to any of our limited partners for any act or omission performed or omitted by our general partners or their affiliates in good faith and reasonably believed to be in our best interest, except for conduct involving the receipt of an improper personal benefit, negligence, misconduct or breach of fiduciary duty.

       Our partnership agreement provides that we will indemnify our general partners and their affiliates from and against liabilities and related expenses, including attorneys' fees, incurred in dealing with third parties while acting on behalf of or performing services for us arising out of any act or failure to act that our general partners reasonably believed was in our best interest, provided that a general partner shall not be indemnified by us for any liabilities resulting from a general partner's own negligence or misconduct. Our partnership agreement provides that our general partners will not be indemnified for liabilities with respect to a proceeding in which (i) the general partner is found liable on the basis that the general partner improperly received personal benefit, whether or not the benefit resulted from an action taken in his or its official capacity, or (ii) the general partner is found liable to us or our limited partners. In addition, our general partners will not be indemnified for any liabilities or expenses in relation to a proceeding in which a general partner's action or failure to act constituted negligence or misconduct in the performance of his or its duty to us or our limited partners. Any indemnification of our general partners is recoverable only out of our assets and not from the limited partners.

       Notwithstanding the foregoing, we will not indemnify our general partners or any person acting as a broker-dealer with respect to our units of limited partnership interest from any liabilities incurred by them arising under federal and state securities laws unless:

       o there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person seeking indemnification;

       o such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person seeking indemnification; or

       o a court of competent jurisdiction approves a settlement of the claims against the particular person seeking indemnification and finds that indemnification of the settlement and related costs should be made.

       In addition, prior to seeking a court approval for indemnification, the general partners are required to apprise the court of the position of the Securities and Exchange Commission and various securities regulatory authorities with respect to indemnification for securities violations. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted for our general partners or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

                            PRIOR PERFORMANCE SUMMARY

PRIOR INVESTMENT PROGRAMS

       THE INFORMATION PRESENTED IN THIS SECTION REPRESENTS THE HISTORICAL EXPERIENCE OF CERTAIN REAL ESTATE PROGRAMS MANAGED BY OUR GENERAL PARTNERS AND THEIR AFFILIATES. ALL OF SUCH PRIOR PROGRAMS RAISED EQUITY THROUGH PRIVATE SALES OF SECURITIES. OUR INVESTORS SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE OUR UNITS WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES OR IN ANY OTHER PROGRAMS OF OUR AFFILIATES.

       Our individual general partner, Robert M. Behringer, who also controls our other general partner, BH Advisors II LP, has served as general partner, chief executive officer and/or director in 29 privately offered prior programs over the last ten years, which includes 28 real estate limited partnerships and one private REIT. Based on an analysis of the operating results of the prior programs, Mr. Behringer believes that each of such programs has met or is meeting its principal investment objectives in a timely manner.

       This offering and the contemporaneous offerings for Behringer Harvard REIT I and Behringer Harvard Mid-Term Fund I are the first public offerings sponsored by our general partners and their affiliates. The registration statements relating to the Behringer Harvard REIT I offering of up to $880.0 million in equity interests and the Behringer Harvard Mid-Term Fund I offering of up to $440.0 million in equity interests, respectively, were declared effective on February 19, 2003.

       The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table
V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our general partners and their affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

SUMMARY INFORMATION

       The total amount of funds raised from investors in the 29 prior private offerings was approximately $94.2 million, and the total number of investors in such programs was approximately 470. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our general partners and their affiliates in raising and investing funds for offerings initiated over the last seven years and compensation paid to the sponsors of these programs.

       The aggregate dollar amount of the acquisition and development costs of the properties purchased by the programs previously sponsored by our general partners and their affiliates, as of September 30, 2002, was $247.3 million. Of this aggregate amount, approximately 94.3% was spent on existing or used properties, approximately 4.6% was spent on construction properties, and approximately 1.1% was spent on acquiring or developing land. Of the aggregate amount, approximately 71.8% was spent on acquiring or developing office buildings, approximately 21.0% was spent on acquiring or developing golf centers and marinas, approximately 3.5% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 2.6% was spent on acquiring or developing retail centers, and approximately 1.1% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Florida and the U.S. Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $161.3 million, $70.0 million, $11.4 million and $4.8 million, respectively.

The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs of our general partners and their affiliates as of September 30, 2002:

       Type of Property              New           Used         Construction
       ----------------              ---           ----         ------------

       Office buildings              0.0%          95.3%            4.7%
       Apartments                    0.0          100.0             0.0
       Retail                        0.0          100.0             0.0
       Marinas/golf                  0.0           91.3             8.7
       Land                          0.0          100.0             0.0
       Storage facilities            0.0          100.0             0.0

       These programs have sold 35 of the total of 52 properties, or 67.3% of such properties. The original purchase price of the properties that were sold was $176.8 million, and the aggregate sales price of such properties was $205.6 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last seven years, results of such programs that have completed their operations over the last seven years and the sales or other disposals of properties with investment objectives similar to ours over the last five years.

       The percentage of these programs, by investment, with investment objectives similar to ours is 75.6%. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 32 office and apartment buildings, with an aggregate purchase price of $186.9 million, using $119.1 million in purchase mortgage financing. These buildings were located in Texas and Minnesota and had an aggregate of 2.1 million square feet of gross leasable office space and 267 apartment units. For more detailed information regarding acquisitions of properties by such programs over the last seven years, see Table VI contained in
Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

       The prior programs sponsored by our affiliates have occasionally been adversely affected by the cyclical nature of the real estate market. They have experienced, and can be expected in the future to experience, decreases in net income when economic conditions decline. Some of these programs have also been unable to optimize their returns to investors because of requirements to liquidate when adverse economic conditions caused real estate prices to be relatively depressed. For example, in 2000 and 2001, in markets where Harvard Property Trust, Inc. and BRP (SV), L.P. had investments, owners of commercial office space had lowered ability to claim higher rental rates from new tenant leases and sell assets at the same time new office space became available in such markets. As the real estate market turned downward during this time, Harvard Property Trust, Inc.'s ability to enhance revenue was adversely impacted and, as a result, cash flow for dividends was negatively affected. Also, its asset sale prices for transactions in 2000 and 2001 were substantially lower than projections, impacting overall company performance negatively. In response to such downward trends, Harvard Property Trust, Inc.'s management liquidated portfolio properties in an effort to limit the negative economic effects. As a result, that program ultimately realized an 11.4% annualized weighted average return. See Table I in the Prior Performance Tables beginning on page A-2. The same real estate cycle downturn impacted BRP (SV), L.P., by slowing the pace of leasing vacant space, limiting the ability to pay dividends, and delaying refinancing of the existing mortgage. Our business will be affected by similar conditions. Our business will be affected by similar conditions.

       No assurance can be made that our program or other programs sponsored by our advisor and its affiliates will ultimately be successful in meeting their investment objectives. See Table III elsewhere in this prospectus for figures that show the lower profit on sale of properties posted by Harvard Property Trust, Inc. in 2000 and 2001, and the significant difference in gross revenue posted by BRP (SV), L.P., in 2000 as compared to 2001, as a result of fluctuations in the real estate market.


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                          DISTRIBUTIONS AND ALLOCATIONS

DISTRIBUTIONS OF NET CASH

       We expect to distribute net cash from operations and nonliquidating sales of properties to limited partners. Net cash distributions is defined in our partnership agreement to mean the sum of our cash flow from operations (after payment of all operating expenses and adjustments for reserves) and net proceeds from the sale or exchange of our properties (less amounts retained for reinvestment). These amounts, if any, will be distributed in the following priority:

       o first, to limited partners on a per unit basis until they have received a 10.0% annual return on their net capital contributions, defined in our partnership agreement to mean generally the amount of cash contributed to the partnership reduced by prior distributions in excess of this 10.0% return;

       o then, to the limited partners until they have received a return of all their capital contributions; and

       o      then, 85.0% to limited partners and 15.0% to our general partners.

In no event, however, will our general partners receive in the aggregate more than 15.0% of the amount remaining after limited partners have received a return of their net capital contributions plus a 6.0% annual return nor more than 10.0% of distributions of operating cash flow. It is the intent of these limitations that the general partners receive no more than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any such excess amounts otherwise distributable to our general partners will instead be reallocated and distributed to our limited partners on a per unit basis.

       Potential limited partners should be aware that their share of distributions of proceeds from the sale of properties may be less than their net capital contributions.

       Notwithstanding the foregoing, limited partners who have purchased units pursuant to our deferred commission option shall for a period of three years following the year of purchase, or longer if required to satisfy the outstanding commission obligation, have deducted and withheld from net cash distributions otherwise payable to them an annual amount equal to $0.20 per unit purchased pursuant to the deferred commission option, which amount we will use to pay commissions due with respect to such units. See "Plan of Distribution."

       Provided we have cash available to make distributions, we anticipate that net cash distributions will be declared and paid by us to our limited partners on a monthly basis. During the offering period, our income will mainly be limited to cash generated from short-term, highly-liquid investments. Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate significant cash flow from operations for distributions to limited partners. We do not expect to have any cash available for distribution before we make our initial investments. However, we expect that such distributions will begin no later than the end of the sixth full quarter of our operations.

       The timing of cash distributions to the limited partners, and the amount of such distributions, will be determined by our general partners in their discretion, however our partnership agreement generally requires us to make cash distributions at least as often as quarterly. Distributions of cash will be allocated among the limited partners based on the ratio that the number of units owned by each limited partner as of the last day of the preceding quarter bears to the total number of units outstanding at that time. A transferee of units will be deemed the owner of such units as of the first day of the quarter following the quarter during which the transfer occurred and, therefore, will not participate in distributions made with respect to the quarter in which such transfer occurs.

LIQUIDATING DISTRIBUTIONS

       Liquidating distributions, defined in our partnership agreement to mean generally the distribution of the net proceeds from a dissolution and termination of Behringer Harvard Short-Term Fund I or from the sale of substantially all of our remaining assets, will be distributed among the general partners and the limited partners in accordance with each such partner's positive capital account balances, after the allocation of gain on sale and other

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appropriate capital account adjustments. The effect of this provision is that liquidating distributions will be made in a manner essentially the same as we make other cash distributions.

RETURN OF UNUSED CAPITAL CONTRIBUTIONS

       Funds not expended, committed or reserved for working capital purposes by the later of the second anniversary of the effective date of the registration statement or one year after the termination of the offering will be returned to limited partners, without reduction for front-end fees or selling commissions relating to such uncommitted funds, and without interest thereon. For purposes of the foregoing, funds will be deemed to have been committed and will not be returned to the extent that such funds would be required to complete the acquisition, development or improvement of partnership properties with respect to which contracts, agreements in principle or letters of understanding have been executed. However, if we do not acquire, develop or improve any such property, we will distribute the funds with respect to such property pro rata to the limited partners as a return of capital, except to the extent such funds have been used to make non-refundable contingent payments in connection with the acquisition, development or improvement of any partnership property.

PARTNERSHIP ALLOCATIONS

    NET LOSS

       We intend to borrow funds. Therefore, in certain cases, losses can be allocated to a partner's capital account that will cause the capital account to have a deficit balance. Generally, limited partners can be allocated aggregate tax deductions in excess of their aggregate capital contributions to us only to the extent of their share of partnership non-recourse debt. See "Federal Income Tax Considerations - Deductibility of Losses - Limitations."

       Subject to these limitations, net loss, defined in our partnership agreement to mean generally our net losses for federal income tax purposes, for each fiscal year will be allocated as follows:

       o first, to partners having positive balances in their capital accounts in an amount not to exceed such positive balances; and

       o then, 85.0% to our limited partners and 15.0% to our general partners.

    NET INCOME

       Net income, defined in our partnership agreement to include our taxable income from operations and gain from the sale or exchange of our properties, for each fiscal year will be allocated as follows:

       o first, pursuant to the qualified income offset provision described below;

       o then, to partners having negative capital accounts until all negative capital accounts have been restored to zero; and

       o thereafter to the partners to cause their capital accounts to equal the amounts distributable to partners as liquidating distributions.

Notwithstanding these general rules, in no event will our general partners be allocated gain on sale that would result in distributions to our general partners of more than 15.0% of the amount remaining after limited partners have received a return of their net capital contributions plus a 10.0% annual, noncompounded return. It is the intent of the foregoing limitations that our general partners receive no more than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any amount that must be reallocated will be reallocated to our limited partners on a per unit basis.

       Our partnership agreement contains a "qualified income offset" provision which provides that in the event that any partner receives an adjustment, allocation or distribution of certain items that causes a deficit or negative balance in such partner's capital account, such partner will be allocated items of income or gain consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year in an amount and

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manner sufficient to eliminate such deficit balance as quickly as possible. The intent of the foregoing provision is to prohibit allocations of losses or distributions of cash to a limited partner that would cause his capital account to become negative. A limited partner's capital account would become negative in the event that the aggregate amount of losses allocated and cash distributed to such limited partner exceeded the sum of his capital contributions plus any income allocated to him, and, in the event such allocation or distribution did cause his capital account to become negative, such limited partner would be allocated income or gain in an amount necessary to bring his capital account back to zero. See "Federal Income Tax Considerations - Allocations of Profit and Loss."

       The qualified income offset provision may result in income being specially allocated to limited partners even in a fiscal year when we have a net loss from operations or from the sale of property.

       Income, losses and distributions of cash relating to units that are acquired directly from us during the offering will be allocated among the limited partners on a pro rata basis based on the number of days such units have been owned by such limited partners.

       Under our partnership agreement, if our general partners determine that it will be advantageous to us, they are authorized, in their discretion, to amend the allocations provisions of our partnership agreement in order to satisfy certain tax rules which may permit us to avoid generating UBTI for limited partners that are tax-exempt entities. However, even if our general partners are advised by our regular accountants or counsel that the amendments will achieve such a result, our general partners are not obligated to amend the allocations provisions.







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                    SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

       The following is a summary of our distribution reinvestment plan. A complete copy of our form of distribution reinvestment plan is included in this prospectus as Exhibit D.

INVESTMENT OF DISTRIBUTIONS

       We have adopted a distribution reinvestment plan pursuant to which investors may elect to have the full amount of their cash distributions from us reinvested in additional units or, under certain conditions, in interests of subsequent programs sponsored by our general partners or their affiliates. We are offering 1,000,000 units for sale pursuant to our distribution reinvestment plan at $10 per unit. Such price will be available only until the termination of this offering, which is anticipated to be February 19, 2005. Our general partners have the discretion to extend the offering period for the units being offered pursuant to this prospectus under our distribution reinvestment plan up to February 19, 2007.

       Dealer manager fees not to exceed 1.0% will be paid with respect to units purchased pursuant to the distribution reinvestment plan. In addition, selling commissions not to exceed 7.0% will be paid with respect to such purchases if the holder of units participating in the plan designates in writing that the broker who made the initial sale of units to the participant shall receive such commission. Each holder of units participating in the plan is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to distributions reinvested. In the event that no account executive is identified, or in the event the account executive is not employed by a broker dealer having a valid selling agreement with our dealer manager, no selling commission will be paid with respect to distributions that are then being reinvested. If no such broker is designated or if the holder of units participating in the plan designates only a portion of the 7.0% selling commission to be paid to his or her broker, the amount that would have been paid as a selling commission will be retained and used by us for additional investments. Behringer Securities has agreed to reduce its dealer manager fee for distribution reinvestment plan purchases to 1.0%. Therefore, we will receive an additional $0.15 per unit in proceeds for each unit purchased pursuant to the distribution reinvestment plan. Accordingly, the economic benefits resulting from the holders of units who have not designated a broker to receive the 7.0% selling commission and from Behringer Securities' reduction of its dealer manager fee, will be shared with all investors.

       Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent (which is currently Behringer Harvard Short-Term Fund I) will act on behalf of participants to reinvest the cash distributions they receive from us. Investors participating in the distribution reinvestment plan may purchase fractional units. If sufficient units are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Investors purchasing units pursuant to our distribution reinvestment plan will have the same rights as limited partners and will be treated in the same manner as if such units were issued pursuant to our offering. Participants in the distribution reinvestment plan who have elected pursuant to their subscription agreements to have selling commissions due with respect to the purchase of their shares paid over a three-year period pursuant to the deferred commission option will, during each of the three years following subscription, or longer if required to satisfy their outstanding deferred commission obligations, have their distributions otherwise payable to them reinvested pursuant to the distribution reinvestment plan only after they have satisfied their annual deferred commission obligation.

       After the expiration of the offering of our units under the distribution reinvestment plan, our general partners may determine to allow participants to reinvest their cash distributions from us in units issued by a subsequent Behringer Harvard program only if all of the following conditions are satisfied:

       o prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Behringer Harvard program and such prospectus allows investments pursuant to a dividend or distribution reinvestment plan;

       o a registration statement covering the interests in the subsequent Behringer Harvard program has been declared effective under the Securities Act;

       o the offer and sale of such interests are qualified for sale under applicable state securities laws;

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       o      the participant executes the subscription agreement included with the prospectus for the subsequent Behringer Harvard program;

       o the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Behringer Harvard program; and

       o the subsequent Behringer Harvard program has substantially identical investment objectives as Behringer Harvard Short-Term Fund I.

       Investors who invest in subsequent Behringer Harvard programs pursuant to our distribution reinvestment plan will become investors in such subsequent Behringer Harvard program and, as such, will receive the same reports as other investors in the subsequent Behringer Harvard program.

ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

       An investor may become a participant in our distribution reinvestment plan by making a written election to participate on his subscription agreement at the time he subscribes for units. Any other investor who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant's notice, provided it is received at least ten days prior to the last day of the fiscal quarter to which the distribution relates.

       Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his broker as to the broker's position regarding participation in the distribution reinvestment plan.

       Our general partners reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute "plan assets" of qualified retirement plans. See "Investment by Tax-Exempt Entities and ERISA Considerations."

       Each investor electing to participate in our distribution reinvestment plan agrees that, if at any time he fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, subscription agreement or partnership agreement relating to such investment, he will promptly notify the reinvestment agent in writing of that fact.

       Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a fiscal quarter only if written notice of termination is received at least ten days prior to the end of such fiscal quarter. In addition, a transfer of units will terminate participation in the distribution reinvestment plan with respect to such transferred units as of the first day of the quarter in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

       Offers and sales of units pursuant to the distribution reinvestment plan must be registered in every state in which offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling units pursuant to the distribution reinvestment plan in any states in which registration is not renewed annually.

REPORTS TO PARTICIPANTS

       Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received during the quarter, the number of

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units or other interests purchased during the quarter, the purchase price for such units or interests, and the total units or interests purchased on behalf of the participant pursuant to our distribution reinvestment plan.

FEDERAL INCOME TAX CONSIDERATIONS

       Taxable participants will incur tax liability for partnership income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distribution reinvestment plan. See "Risk Factors - Federal Income Tax Risks." Tax information regarding each participant's participation in the plan will be provided to each participant at least annually.

AMENDMENT AND TERMINATION

       We reserve the right to amend any aspect of our distribution reinvestment plan with 30 days notice to participants. We also reserve the right to terminate a participant's individual participation in the plan, and we reserve the right to terminate our distribution reinvestment plan itself in the sole discretion of the general partners at any time, by sending ten days prior written notice of termination to the terminated participant or, upon termination of the plan, to all participants.






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                            REAL PROPERTY INVESTMENTS

       As of the date of this prospectus, we have not acquired nor contracted to acquire any specific real estate properties. Our general partners are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of our properties and the other Behringer Harvard programs. At such time during the negotiations for a specific property as our general partners believe that a reasonable probability exists that we will acquire such property, this prospectus will be supplemented to disclose the negotiations and pending acquisition. Based upon our general partners' experience and acquisition methods, this will normally occur on the signing of a legally binding purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information considered appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE INITIAL DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF SUCH SUPPLEMENT AND ANY ACTUAL PURCHASE.

       We intend for the proceeds of this offering to be invested in properties in accordance with our investment policies. Funds available for investment in our properties that are not expended or committed to the acquisition or development of specific real properties on or before the later of the second anniversary of the effective date of the registration statement or one year after the termination of the offering and not reserved for working capital purposes will be returned to the investors. See "Distributions and Allocations" as to when funds shall be deemed committed for this purpose.






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                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

       As of the date of this prospectus, we had not yet commenced active operations. Once the minimum subscription is achieved, subscription proceeds will be released to us as accepted and applied to investments in properties and the payment or reimbursement of selling commissions and other organization and offering expenses. See "Estimated Use of Proceeds." We will experience a relative increase in liquidity as additional subscriptions for units are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of our properties.

       We have not entered into any arrangements to acquire any specific property. The number of our properties we acquire will depend upon the number of units sold and the resulting amount of the net proceeds available for investment in properties. See "Risk Factors."

       During the underwriting process, we intend to establish estimates for working capital needs throughout the life of each acquired asset. It is anticipated that, upon closing of each asset, an amount of initial capital equal to the amounts estimated will be placed in an interest-bearing (typically money market) account as a reserve for working capital for use during the entire life of the asset. We intend to establish an initial working capital reserve of approximately 1.0% of the contract price of the properties we acquire, which we expect will equal approximately 0.8% of the gross proceeds from this offering, assuming no debt financing. However, the actual reserve for any property could exceed this amount. Working capital reserves will be adjusted through continual reprojection and annual budgeting processes. If depleted during the course of the asset's holding period, unless otherwise budgeted, we expect the reserve requirement will be replenished from excess cash flow to provide for the financial endurance of the asset. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions, and major capital expenditures. Working capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Our general partners also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds from the sale of our properties.

       The net proceeds of this offering will provide funds to enable us to purchase properties. We may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash and to selectively encumber all or certain properties, if favorable financing terms are available, following acquisition. The proceeds from such loans will be used to acquire additional properties, increase cash flow and provide further diversity. In addition, we intend to borrow funds to purchase properties. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

       Our general partners are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that they reasonably anticipate to have a material impact on either capital resources or the revenues or income to be derived from the operation of real estate properties, other than those referred to in this prospectus.


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                        SUMMARY OF PARTNERSHIP AGREEMENT

       The rights and obligations of our investors will be governed by our partnership agreement. The form of our partnership agreement is included in its entirety as Exhibit B to this prospectus. Our partnership agreement will be executed and become effective as of the effective date of this prospectus. Prospective investors should study our partnership agreement carefully before making any investment decision to purchase our units.

       The following statements are intended to summarize the material provisions of our partnership agreement, with the exception of certain information that is summarized under separate sections of this prospectus. See "Distributions and Allocations."

POWERS OF THE GENERAL PARTNERS

       Our general partners have complete authority and discretion in the management and control of our business. Our limited partners have no right or power to take part in our management. See Articles XI and XVI of the partnership agreement.

LIABILITIES OF OUR LIMITED PARTNERS; NONASSESSABILITY OF UNITS

       We are organized as a limited partnership under the TRLPA. Investors whose subscriptions are accepted by the general partners will be admitted as our limited partners. Under TRLPA, limited partners generally have no personal liability for our debts or obligations in excess of their capital contributions.

       Units acquired by investors will be fully paid and nonassessable. (Section 8.5(d).) Limited partners will not have a right to withdraw any of their capital contributions until a complete winding up of the partnership and liquidation of our business. (Section 8.10(b).)

OTHER ACTIVITIES OF THE GENERAL PARTNERS

       Our general partners may participate in various other business ventures, some of which may compete with us, including the syndication, ownership or management of other real estate. The general partners shall not be liable to us or to our limited partners as a result of engaging in other business ventures.

       Our general partners and their affiliates are prohibited from receiving any rebates or give-ups or participating in any reciprocal business arrangements that would circumvent the provisions of our partnership agreement. (Section 12.8(a).)

RIGHTS OF LIMITED PARTNERS TO PARTICIPATE IN MANAGEMENT

       Our limited partners generally are not permitted to participate in the management or control of our business.

VOTING RIGHTS OF THE LIMITED PARTNERS

       Our limited partners may, with the affirmative vote of limited partners holding more than 50.0% of the units, take action on the following matters without the concurrence of our general partners:

       o the approval or disapproval of any sale of all or substantially all of our real properties;

       o      our dissolution;

       o      the removal of a general partner or any successor general partner;

       o the election of a new general partner upon the retirement, withdrawal or removal of a general partner or upon the death or the occurrence of another event of withdrawal of a general partner; and

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       o      any amendment to our partnership agreement, except as to certain matters specified in Section 11.2(b) of our partnership agreement, which the general partners alone may amend without a vote of the limited partners. (Section 16.1.)

       In addition, the approval of limited partners holding more than 50.0% of the units (or a higher percentage if required by our general partners) is required to authorize a proposed merger or plan of conversion or exchange of our units under certain circumstances. (Section 11.5(d).) Units held by our general partners or their affiliates will not be voted or included in the calculation of the percentage vote required to approve any such transaction.

       Our partnership agreement may not be amended to change the limited liability of the limited partners without the consent of all limited partners. In addition, limited partners holding a majority of any class of units that would be adversely affected by a proposed amendment to the partnership agreement must consent to any such amendment. (Section 16.2.) Amendments to our partnership agreement receiving the requisite vote will be executed by our general partners on behalf of all limited partners acting pursuant to the power of attorney contained in our partnership agreement. (Section 19.1.)

MERGERS, CONSOLIDATIONS AND CONVERSIONS

       Our partnership agreement contains a provision prohibiting our general partners from entering into a transaction in which we are merged or consolidated with another partnership or corporation in which our units would be exchanged for securities of another partnership, real estate investment trust, or other entity, which type of transaction is commonly referred to as a "partnership roll-up" unless (1) we obtain a current appraisal of all of our assets by an independent appraiser, and (2) limited partners who vote against or dissent from any such proposal are given the choice of: (1) accepting the securities offered in the proposed roll-up; or (2) one of the following: (a) remaining as limited partners and preserving their interests in us on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to their pro rata share of the appraised value of our net assets. (Section 11.3(t).)

       Our partnership agreement further provides that, in order to adopt a plan of merger pursuant to which we are merged with or into any other entity, a plan of exchange pursuant to which all of our units are exchanged for cash or securities of another entity, or a plan of conversion whereby we are converted into another entity, the transaction generally must be approved by limited partners owning at least 50.0% of our units (or a higher percentage if required by our general partners), not including units held by our general partners or their affiliates. Limited partners who dissent from any merger, conversion or exchange which is submitted to limited partners for their approval will be given the right to dissent from the transaction and to receive payment for their units based on the appraised value of our net assets. Limited partner approval is not required for any of the following transactions: (i) in the case of a plan of exchange, if we are the acquiring entity, (ii) if the surviving entity in a merger or conversion is a limited partnership that has a substantially identical partnership agreement and limited partners holding units immediately before the date of the merger or conversion will hold the same interests in the same proportions immediately after the effective date of the merger or conversion, or
(iii) if the transaction involves our conversion to corporate, trust or association form and, as a consequence of the transaction, there will be no significant adverse change in investors' voting rights, the term of existence of the surviving or resulting entity, sponsor compensation, or our investment objectives. In the event that federal tax legislation is enacted that results in another form of organization having superior tax advantages to our limited partnership structure, our general partners have the ability under these provisions to cause us to convert to a corporation or other organizational form without limited partner approval, if they determine that such a conversion is in our best interest. (Sections 11.5 and 11.6.)

REMOVAL OR WITHDRAWAL OF GENERAL PARTNERS

       A general partner may be removed generally by a vote of limited partners holding more than 50.0% of the units. (Section 17.1(d).) If a general partner retires, withdraws or is removed, the fair market value of the general partner's interest will be paid to him or it as provided in Section 20.4 of our partnership agreement. If we and the former general

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partner cannot agree on the value of the general partner's interest, the value will be determined by independent appraisers. (Section 20.4.) We may pay this amount by issuing a promissory note to the former general partner. If the former general partner retired or withdrew voluntarily, the promissory note shall bear no interest, but if the former general partner was removed by the limited partners, the promissory note shall provide for annual installments over a period of five years or more and provide for interest at the greater of 9.0% per annum or the prime rate of interest plus 1.0% per annum.

       We may, with the consent of limited partners holding more than 50.0% of the units, sell the former general partner's interest to an affiliate of the remaining general partners and admit such person to Behringer Harvard Short-Term Fund I as a substitute general partner. The purchase price to be paid to us for the partnership interest of the former general partner must be at least equal to the fair market value determined by the appraisal described above and may be paid in installments in the manner described above.

ASSIGNABILITY OF GENERAL PARTNERS' INTERESTS

       A general partner may designate a successor or additional general partner with the consent of the remaining general partners and limited partners holding more than 50.0% of the units, provided that the interests of limited partners are not adversely affected. Except in connection with such a designation, our general partners generally do not have a right to retire or withdraw voluntarily from us or to sell, transfer or assign these interests without the consent of the limited partners holding more than 50.0% of our units. (Section 17.1.)

BOOKS AND RECORDS; RIGHTS TO INFORMATION; ANNUAL AUDITS

       Our general partners are required to maintain full and accurate books and records at our principal office. Limited partners have the right to inspect, examine and obtain copies of our books and records at reasonable times and at their expense. An alphabetical list of the names, addresses and business telephone numbers of all limited partners, along with the number of units owned by each of them, shall be available for inspection and copying by our limited partners or their designated representatives, and shall be mailed to any limited partner requesting such list within ten days of the request. (Section 15.1.) Annual audits of our affairs will be conducted by our independent certified public accountants. (Section 15.2(b).)

MEETINGS OF LIMITED PARTNERS

       There will not be any regularly scheduled annual or periodic meetings of our limited partners. Our general partners are, however, required to call a meeting of the limited partners upon the written request of limited partners holding at least 10.0% of the units. In such event, a detailed statement of any action proposed and the wording of any resolution proposed for adoption or any proposed amendment to our partnership agreement is required to be included with the notice of the meeting. (Section 16.4.)

TRANSFERABILITY OF UNITS

       There are a number of restrictions on the transferability of our units, including the following:

       o except in certain limited circumstances, the proposed transferee must meet the minimum suitability standards set forth in this prospectus;

       o investors may only transfer a number of units such that, after the transfer, both the transferor and transferee shall own at least the minimum number of units required to be purchased by an investor; provided, there is no such requirement for transfers made on behalf of a retirement plan or by gift, inheritance or divorce, or to an affiliate;

       o investors who desire to transfer their units must pay a reasonable transfer fee in an amount sufficient to cover transfer costs (pursuant to our partnership agreement, a fee of $50 per transfer shall be deemed reasonable);

       o all transfers of units must be made pursuant to documentation satisfactory in form and substance to our general partners, including, without limitation, confirmation by the transferee that the transferee has been informed of all pertinent facts relating to the liquidity and marketability of the units;

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       o      no unit may be sold or assigned if the sale of such unit, when added to the total of all other sales of units within the period of twelve consecutive months prior to the proposed date of sale, would, in the opinion of our counsel, result in our termination as a partnership under Section 708 of the Internal Revenue Code, unless we receive a ruling from the Internal Revenue Service that the proposed sale would not cause such a termination; and

       o investors owning units purchased pursuant to our deferred commission option will have limited rights to transfer their units for a period of six years following the year of purchase, or longer if required to satisfy outstanding deferred commission obligations. See "Plan of Distribution."

       Additional restrictions on transfers of units are imposed on the residents of various states under the securities laws of such states. In addition, our partnership agreement contains restrictions on the transfer or assignment of units in order to prevent us from being deemed a "publicly traded partnership." These provisions are based on restrictions contained in the
Section 7704 Regulations described in the "Federal Income Tax Considerations" section of this prospectus. The most significant transfer restriction prohibits the transfer during any taxable year of more than 2.0% of the total interests in our capital or profits excluding transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers. Our partnership agreement also provides that any transfer or assignment of units that the general partners believe will cause us to be treated as a publicly traded partnership will be void and not recognized. See "Federal Income Tax Considerations - Publicly Traded Partnership Status" and
Section 17.3(g) of our partnership agreement.

       An assignee of units will not become a substituted limited partner unless the assignee expressly agrees to adopt and become a party to our partnership agreement. (Section 17.4.) An assignee of units who does not become a substituted limited partner will be entitled to receive distributions attributable to the units properly transferred to him, effective no later than the last day of the calendar month following receipt of notice of the assignment and all required documentation. (Section 17.5.) Any such assignee will not have any of the other rights of a limited partner, such as the right to vote as a limited partner or the right to inspect and copy our books. Assignments of units are restricted in the same manner as transfers of units.

       Limited partners who wish to transfer units will be required to pay us a transfer fee of $50 or more, as deemed reasonable by our general partners, to cover costs to us associated with the transfer. The payment of such fee will be a condition to any proposed transfer.

UNIT REDEMPTION PROGRAM

       Our limited partners who have held their units for at least one year may receive the benefit of limited liquidity by presenting for redemption all or portion of their units to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the units presented for redemption for cash to the extent that we have sufficient funds from operations available to us to fund such redemption.

       Except as described below for redemptions upon the death of a limited partner, the purchase price for the redeemed units, for the period beginning after a limited partner has held the units for a period of one year and ending after the first three full fiscal years following termination of this offering, will be the lesser of (1) $8.50 per unit or (2) the price the limited partner actually paid for the units. Thereafter, the purchase price will be the lesser of (1) 90.0% of the fair market value per unit, or (2) the price the limited partner actually paid for the units. The fair market value utilized for purposes of establishing the purchase price per unit will be the estimated value of units determined annually for ERISA purposes. The fair market value will be based on annual appraisals of our properties performed by our general partners and not by an independent appraiser. Our general partners will, however, obtain annually an opinion of an independent third party that their estimate of the fair market value of each unit for such year is reasonable and was prepared in accordance with appropriate methods for valuing real estate. See "Investment by Tax-Exempt Entities and ERISA Considerations - Annual Valuation Requirement." In the event that you redeem all of your units, any units that you purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our general partners. Our general partners reserve the right in their sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a limited partner or other exigent circumstances, (2) reject

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any request for redemption, (3) change the purchase price for redemptions, or
(4) terminate, suspend and/or reestablish our unit redemption program.

       In addition, and subject to the conditions and limitations described below, we will redeem units upon the death of a limited partner who is a natural person, including units held by such limited partner through an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the limited partner or the recipient of the units through request or inheritance. We must receive such written notice within 180 days after the death of the limited partner. If spouses are joint registered holders of units, the request to redeem the units may be made if either of the registered holders dies. If the limited partner is not a natural person, such as a trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply.

       The purchase price for units redeemed upon the death of a limited partner, until after the first three full fiscal years following termination of this offering, will be the price the limited partner actually paid for the units. Thereafter, the purchase price will be the fair market value of the units, as determined by estimated unit valuations. We will redeem shares upon the death of a limited partner only to the extent that we have sufficient funds available to us to fund such redemption.

       Our unit redemption program, including the redemption upon the death of a limited partner, is available only for limited partners who purchase their units directly from us or certain transferees, and is not intended to provide liquidity to any limited partner who acquired his or her units by purchase from another limited partner. In connection with a request for redemption, the limited partner or his or her estate, heir or beneficiary will be required to certify to us that the limited partner either (i) acquired the units to be repurchased directly from us or (ii) acquired such units from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family (including the subscriber's spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber's immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

       During any calendar year, we will not redeem in excess of 3.0% of the weighted average number of units outstanding during the prior calendar year. Our general partners will determine from time to time whether we have sufficient excess cash from operations to repurchase units. Generally, the cash available for redemption will be limited to 1.0% of the operating cash flow from the previous fiscal year, plus any proceeds from our distribution reinvestment plan. Our general partners, in their sole discretion, may choose to terminate or suspend our unit redemption program at any time they determine that such termination or suspension is in our best interest or to reduce the number of units purchased under the unit redemption program if it determines the funds otherwise available to fund our unit redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions upon the death of a limited partner. See "Risk Factors - Risks Related to Our Business in General."

       We cannot guarantee that the funds set aside for the unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available at the time when redemption is requested, the limited partner or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when sufficient funds become available. Such pending requests will be honored on a first-come, first-served basis with a priority given to redemptions upon the death of a limited partner.

       A limited partner or his or her estate, heir or beneficiary may present to us fewer than all of its units then-owned for redemption, provided, however, that the minimum number of units that must be presented for redemption shall be at least 25.0% of the holder's units. A limited partner who wishes to have units redeemed must mail or deliver to us a written request on a form provided by us and executed by the limited partner, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have units redeemed following the death of a limited partner must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our general partners of the death of the limited partner, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. If the units are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require. The effective date of any redemption will be the last date during a quarter in which we have received the properly

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completed redemption documents. As a result, we anticipate that, assuming sufficient funds for redemption and the conditions are satisfied, the effective date of redemptions will be no later than 30 days after the quarterly determination of the availability of funds for redemption.

       Our unit redemption program is only intended to provide limited interim liquidity for our limited partners until our liquidation, since there is no public trading market for your units and we do not expect that any market for your units will ever develop. Neither our general partners nor any of their affiliates will receive any fee on the repurchase of units by us pursuant to the unit redemption program. For a discussion of the tax treatment of redemptions, see "Federal Income Tax Considerations - Sale of Limited Partnership Units."

       We will cancel the units we purchase under the unit redemption program and will not reissue the units unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws and our partnership agreement.

       The foregoing provisions regarding the unit redemption program in no way limit our ability to repurchase units from limited partners by any other legally available means for any reason that our general partners, in their discretion, deem to be in our best interest.

DISTRIBUTION REINVESTMENT PLAN

       We currently have a distribution reinvestment plan that is designed to enable investors to have their cash distributions from us invested in additional units of our limited partnership interest during the offering period or in equity interests issued by subsequent Behringer Harvard programs that have substantially identical investment objectives as ours. (Section 8.15.) See "Summary of Distribution Reinvestment Plan" and the form of distribution reinvestment plan included in this prospectus as Exhibit D.

PROXY RIGHTS

       At any time after five years following the termination of this offering, limited partners holding at least 10.0% of the units may direct in writing that our general partners formally proxy the limited partners to determine whether our assets should be liquidated. In such event, the general partners will send a proxy to each limited partner to determine whether we should sell all our assets. If limited partners owning more than 50.0% of the units (without regard to units owned or controlled by our general partners) vote in favor of our liquidation, we will be required to fully liquidate our assets within 30 months. (Section 20.2.)

DISSOLUTION AND TERMINATION

       We will be dissolved upon the earlier of December 31, 2017, or the first to occur of the following:

       o the decision by holders of more than 50.0% of the units to dissolve and terminate us;

       o the retirement, withdrawal or removal of a general partner unless within 90 days from the date of such event:

              (1) the remaining general partner, if any, elects to continue our business; or

              (2) if there is no remaining general partner, a majority-in-interest of the limited partners elect to continue our business;

       o the effective date of the occurrence of an event of withdrawal of the last remaining general partner unless, within 120 days from such event, limited partners owning more than 50.0% of our units elect to continue our business;

       o the sale or disposition of all our interests in real property unless our general partners determine to reinvest the sale proceeds consistent with the provisions of our partnership agreement; or

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       o      the happening of any other event causing our dissolution under the laws of the State of Texas. (Section 20.1.)

       In addition to the above events, our general partners may also compel our termination and dissolution, or restructure our affairs, upon notice to all limited partners and without the consent of any limited partner, if either (1) our assets constitute "plan assets," as such term is defined for purposes of ERISA, or (2) any of the transactions contemplated in our partnership agreement constitute "prohibited transactions" under ERISA. (Section 20.1(h).) See "Investment by Tax-Exempt Entities and ERISA Considerations."

       In the event we are dissolved, our assets will be liquidated and converted to cash. Our general partners will have a reasonable amount of time to collect any notes receivable with respect to the sale of our assets and to collect any other outstanding debts. Partnership cash will be distributed first to creditors to satisfy our debts and liabilities, other than loans or advances made by partners. Our general partners may also establish reserves deemed reasonably necessary to satisfy our contingent or unforeseen liabilities or obligations. Remaining cash will then be used to repay loans or advances made by partners and to pay any fees due the general partners or their affiliates. The balance will then be distributed to the partners in accordance with the positive balances in their capital accounts as of the date of distribution. Upon completion of the foregoing distributions, we will be terminated. (Section 9.3.)





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           INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

GENERAL

       We do not recommend that tax-exempt or tax-deferred entities invest in our units. Nonetheless, in the event that, contrary to our recommendation, such an entity determines to consider an investment in our units, such entity should carefully review the following discussion.

       The following is a summary of some non-tax considerations associated with an investment in our units of limited partnership interest by tax-qualified pension, stock bonus or profit sharing plans, employee benefit plans, annuities described in Section 403(a) or (b) of the Internal Revenue Code or an individual retirement account or annuity described in Section 408 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

       We are not structured in such a manner so as to be an attractive investment vehicle for qualified plans, IRAs and other entities that are tax-exempt under the Internal Revenue Code. In considering an investment in our units of limited partnership interest, however, the plan's fiduciary should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

       In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

       o whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

       o whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

       o that the investment will likely result in UBTI to the Plan or IRA (see "Federal Income Tax Considerations - Investment by Qualified Plans and Other Tax-Exempt Entities");

       o whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

       o      the need to value the assets of the Plan or IRA annually; and

       o whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

MINIMUM DISTRIBUTION REQUIREMENTS - PLAN LIQUIDITY

       Potential Plan or IRA investors who intend to purchase units should consider the limited liquidity of an investment in our units as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable. If the units are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the units be made in kind to such participant or beneficiary, which may not be permissible under the terms and conditions of such IRA or Plan. Even if permissible, a distribution of units in kind must be included in the taxable income of the recipient for the year in which the units are received at the then

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current fair market value of the units, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of units. See "Risk Factors - Federal Income Tax Risks." The fair market value of any such distribution-in-kind can be only an estimated value per unit because no public market for our units exists or is likely to develop. See "Annual Valuation Requirement" below. Further, there can be no assurance that such estimated value could actually be realized by a limited partner because estimates do not necessarily indicate the price at which units could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of units, to liquidate a portion of the in-kind units distributed in order to satisfy such withholding obligations, although there might be no market for such units. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

ANNUAL VALUATION REQUIREMENT

       Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset's value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how "fair market value" should be determined.

       For the first three full fiscal years following the termination of the offering, the value of our units will be deemed to be $10, and no valuation or appraisal work will be undertaken. Thereafter, we will prepare annual valuations of our units based upon the estimated amount a limited partner would receive if all partnership assets were sold for their estimated values as of the close of our fiscal year and all proceeds from such sales, without reduction for selling expenses, together with any funds held by us, were distributed to the limited partners upon liquidation. Such estimated property values will be based upon annual valuations performed by the general partners, and no independent property appraisals will be obtained. While our general partners are required under the partnership agreement to obtain the opinion of an independent third party stating that their estimates of value are reasonable, the unit valuations provided by our general partners may not satisfy the technical requirements imposed on Plan fiduciaries under ERISA. Similarly, the unit valuations provided by our general partners may be subject to challenge by the Internal Revenue Service if used for any tax (income, estate and gift, or otherwise) valuation purpose as an indicator of the fair market value of the units.

       We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuations information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. We also intend to make quarterly and annual valuations available to our limited partners through our web site beginning with the year 2006, or two years after the last offering of our units.

       There can be no assurance, however, with respect to any estimate of value that we prepare, that:

       o the estimated value per unit would actually be realized by limited partners upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

       o our limited partners would be able to realize estimated net asset values if they were to attempt to sell their units, because no public market for our units exists or is likely to develop; or

       o that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

FIDUCIARY OBLIGATIONS - PROHIBITED TRANSACTIONS

       Any person identified as a "fiduciary" with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, any

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transactions between Plans or IRAs and the "parties-in-interest" or
"disqualified persons" are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

       In the event that our properties and other assets were deemed to be assets of a Plan, referred to herein as "Plan Assets," our general partners then would be deemed fiduciaries of any Plans investing as limited partners. If this were to occur, certain contemplated transactions between us and our general partners could be deemed to be "prohibited transactions." Additionally, ERISA's fiduciary standards applicable to investments by Plans would extend to our general partners as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

PLAN ASSETS - DEFINITION

       A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the "Plan Asset Regulation," provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan makes an equity investment will generally be deemed to be assets of such Plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

       o in securities issued by an investment company registered under the Investment Company Act;

       o in "publicly offered securities," defined generally as interests that are "freely transferable," "widely held" and registered with the Securities and Exchange Commission;

       o in which equity participation by "benefit plan investors" is not significant; or

       o in an "operating company," which includes "venture capital operating companies" and "real estate operating companies."

       The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is "significant" if at any time 25.0% or more of the value of any class of equity interest is held by benefit plan investors. The term "benefit plan investors" is broadly defined for this purpose. We anticipate that we may not qualify for this exception because we may have equity participation by "benefit plan investors" in excess of 25.0%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, our general partners anticipate that we may not qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.

PUBLICLY OFFERED SECURITIES EXEMPTION

       As noted above, if a Plan acquires "publicly offered securities," the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be "widely held," "freely transferable" and satisfy registration requirements under federal securities laws. Although our units are intended to satisfy the registration requirements under this definition, the determinations of whether a security is "widely held" and "freely transferable" are inherently factual matters.

       Under the Plan Asset Regulation, a class of securities will be "widely held" if it is held by 100 or more persons independent of the issuer. Our general partners anticipate that this requirement will be easily met; however, even if our units are deemed to be widely held, the "freely transferable" requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that "whether a security is `freely transferable' is a factual question to be determined on the basis of all relevant facts and circumstances," and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered "freely transferable" if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in public real estate limited partnerships that are imposed to comply with state and federal law, to assure continued eligibility for

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favorable tax treatment and to avoid certain practical administrative problems.
We have been structured with the intent to satisfy the freely transferable requirement set forth in the Plan Asset Regulation with respect to our units although there are no assurances that such requirement is met by our units.

       You should note, however, that because certain adverse tax considerations can result if we are characterized as a "publicly traded partnership" under
Section 7704 of the Internal Revenue Code (see "Federal Income Tax Considerations - Publicly Traded Partnership Status"), additional restrictions on the transferability of our units have been incorporated into the partnership agreement that are intended to prevent classification as a publicly traded partnership (Section 7704 Restrictions). The Plan Asset Regulation provides specifically, in this regard, that any "restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes" will ordinarily not affect a finding that the securities are "freely transferable." The Plan Asset Regulation was promulgated prior to the enactment of Section 7704 Restrictions, however, so the incorporation of the Section 7704 Restrictions into the partnership agreement potentially has the effect of allowing us to qualify for the freely transferable requirement, and thus, the "publicly offered securities" exemption.

       On the other hand, because the Section 7704 Restrictions are intended only to prohibit transfers that would result in our reclassification for federal tax purposes, if the Department of Labor interprets the Section 7704 Restrictions consistently with the specific exemption language in the Plan Asset Regulation set forth above, we should qualify for the freely transferable requirement and, thus, the "publicly offered securities" exemption. Because of the factual nature of such a determination and the lack of further guidance as to the meaning of the term "freely transferable," particularly in light of the
Section 7704 Restrictions, there can be no assurance that we will, in fact, qualify for this exemption.

REAL ESTATE OPERATING COMPANY EXEMPTION

       Even if we were deemed not to qualify for the "publicly offered securities" exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a "real estate operating company." We will be deemed to be a "real estate operating company" if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50.0% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50.0% of our assets to the management and development of real estate.

       An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the "real estate operating company" exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term "real estate operating company," there can be no assurance as to our ability to structure our operations to qualify for the "real estate operating company" exemption.

CONSEQUENCES OF HOLDING PLAN ASSETS

       In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our general partners would be treated as fiduciaries with respect to each Plan limited partner, and an investment in our units might expose the fiduciaries of the Plan to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan in our units might be deemed to result in an impermissible commingling of Plan Assets with other property.

       If our general partners or affiliates were treated as fiduciaries with respect to Plan limited partners, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions.

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Alternatively, we might have to provide Plan participants with the opportunity to sell their units to us or we might dissolve or terminate.

PROHIBITED TRANSACTIONS

       Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as "parties-in-interest" under ERISA and as "disqualified persons" under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and "persons providing services" to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our units, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our units.

PROHIBITED TRANSACTIONS - CONSEQUENCES

       ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the "amount involved" in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15.0%, but is increased to 100.0% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

UNRELATED BUSINESS TAXABLE INCOME

       Any investor which is an IRA or a Plan should be aware that there is a risk that income allocable to units owned by such IRAs and Plans may be subject to federal income tax in the event that any portion of our income is deemed to be UBTI. We do not recommend that such IRAs and Plans invest in our units, as investments that may produce UBTI are generally not suitable as investments for such IRAs and Plans. Fiduciaries of such IRAs and Plans should carefully consider whether an investment in our units is appropriate and responsible given the likelihood that UBTI will be incurred. See the discussion of UBTI under the section entitled "Federal Income Tax Considerations - Investment by Qualified Plans and Other Tax-Exempt Entities" for a more detailed discussion.



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                        FEDERAL INCOME TAX CONSIDERATIONS

       The following discussion is a summary of the federal income tax considerations material to an investment in our units of limited partnership interest. This summary is based upon the Internal Revenue Code, Treasury Regulations promulgated thereunder, current positions of the Internal Revenue Service contained in Revenue Rulings, Revenue Procedures and other administrative actions and existing judicial decisions in effect as of the date of this prospectus.

       Investors should realize that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each of our limited partners. The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a limited partner's particular circumstances. Further, no representations are made in this prospectus as to state and local tax considerations. The discussion below is directed primarily to individual taxpayers who are citizens of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules such as Subchapter S corporations and any potential investor who is not a U.S. citizen are cautioned to consult their own personal tax advisors before investing in our units of limited partnership interest.

       Investors should note that we do not intend to request a ruling from the Internal Revenue Service with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested. There can be no assurance that the present federal income tax laws applicable to limited partners and our operations will not be changed, prospectively or retroactively, by additional legislation, by new Treasury Regulations, judicial decisions or administrative interpretations, any of which could adversely affect a limited partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws.

       Each prospective investor is urged to consult with the investor's personal tax advisor with respect to his or her personal federal, state and local income tax considerations arising from a purchase of our units. Nothing in this prospectus or any other communication from the general partners, their affiliates, employees or any professional associated with this offering should be construed as legal or tax advice to a potential investor. Investors should be aware that the Internal Revenue Service may not agree with all tax positions taken by us and that legislative, administrative or judicial decisions may reduce or eliminate anticipated tax benefits.

       Pursuant to our partnership agreement, our general partners have the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect to cause us to be taxed as a corporation or to qualify as a REIT for federal income tax purposes. Our general partners have the authority under our partnership agreement to make these elections without the necessity of obtaining the approval of our limited partners. In addition, our general partners have the authority to amend our partnership agreement without the consent of limited partners in order to facilitate our operations so as to be able to qualify us as a REIT, corporation or other tax status that they elect for us. Although we currently intend to operate so as to be taxed as a partnership, President Bush has recently proposed major federal tax legislation that could affect that decision. One of the President's proposals is that dividends paid by corporations to individuals will not be taxed to the recipient. If legislation of this nature were adopted, it is possible that taxation as a partnership would no longer be an advantageous tax structure for investment in real estate, or that it could become more advantageous for a limited partnership to elect to be taxed for federal income tax purposes as a corporation or a REIT for federal income tax purposes.

       Prospective investors who are fiduciaries of retirement plans should carefully read the section of this prospectus entitled "Investment by Tax-Exempt Entities and ERISA Considerations" and the section entitled "- Investment by Qualified Plans and Other Tax-Exempt Entities."

       We will furnish to each limited partner and any assignee of units on an annual basis the information necessary for the preparation and timely filing of a federal income tax return. Investors should note that information returns filed by us will be subject to audit by the Internal Revenue Service and that the Commissioner of the Internal Revenue Service has announced that the Internal Revenue Service will devote greater attention to the proper application of the tax laws to partnerships. (See "- Audits" below.)

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TAX OPINION

    GENERAL

       We retained Morris, Manning & Martin, LLP to render an opinion concerning the material federal income tax issues relating to an investment in our units of limited partnership interest. Potential investors should be aware that the opinions of our counsel are based upon the accuracy of the facts described in this prospectus and facts represented to our counsel by our general partners. The opinions of our counsel assume further that we will be operated strictly in accordance with our partnership agreement. The accuracy of such facts and representations is absolutely critical to the accuracy of the tax opinion of our counsel, and any alteration of the facts may adversely affect the opinions rendered.

       Furthermore, the opinions of our counsel are based upon existing law, applicable Treasury Regulations and current published administrative positions of the Internal Revenue Service contained in Revenue Rulings, Revenue Procedures and judicial decisions, all of which are subject to change, either prospectively or retroactively. Changes in the Internal Revenue Code and the Treasury Regulations subsequent to the date of the tax opinion of our counsel are not addressed in the tax opinion, and any such changes could have a material adverse effect upon the tax treatment of an investment in our units of limited partnership interest.

       Investors should note that any statement herein or in the tax opinion of our counsel that it is "more likely than not" that a tax position would be sustained means that, in our counsel's judgment, at least a 51.0% chance of prevailing exists if the Internal Revenue Service were to challenge the allowability of such tax position and such challenge were to be litigated and judicially decided.

       Neither the tax opinion of our counsel nor this description of the tax considerations of an investment in our units of limited partnership interest will have any binding effect or official status of any kind, and no assurance can be given that the conclusions reached in the tax opinion will be sustained by a court if such conclusions are contested by the Internal Revenue Service. Accordingly, the tax opinion should not be viewed as a guarantee that the income tax effects described in this prospectus will be achieved, nor should it be viewed as a guarantee that a court would hold that there is "substantial authority" for the positions we take with respect to any income tax issue.

    SPECIFIC OPINIONS

       In reliance on certain representations and assumptions described in this prospectus and in the tax opinion of our counsel, and subject to the qualifications set forth in this prospectus and in the tax opinion, our counsel in its tax opinion concludes that the following material tax issues will have a favorable outcome on the merits for federal income tax purposes if challenged by the Internal Revenue Service, litigated and judicially decided:

       o we will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation;

       o      we will not be classified as a "publicly traded partnership" under
              Section 7704 of the Internal Revenue Code;

       o we are not currently required to register as a tax shelter with the Internal Revenue Service under the Internal Revenue Code prior to the offer and sale of our units based upon the general partners' representation that the "tax shelter ratio," which is generally determined by dividing an investor's share of aggregate deductions from the investment, determined without regard to income, by the amount of the investor's capital contributions, with respect to an investment in us will not exceed 2-to-1 for any investor as of the close of any year in our first five calendar years; and

       o we will not be classified as a "tax shelter" under the Internal Revenue Code for purposes of determining certain potential exemptions from the applicability of the accuracy-related penalty provisions of the Internal Revenue Code. See "Risk Factors - Federal Income Tax Risks."

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In addition, our counsel in its tax opinion concludes that the following material tax issues are more likely than not to have a favorable outcome on the merits for federal income tax purposes if challenged by the Internal Revenue Service, litigated and judicially decided:

       o a limited partner's interest in us will be treated as a passive activity;

       o partnership items of income, gain, loss, deduction and credit will be allocated among our general partners and the limited partners substantially in accordance with the allocation provisions of the partnership agreement; and

       o the activities contemplated by us will be considered activities entered into for profit.

       In addition, in reliance on the same representations and assumptions and subject to the same qualifications set forth in this prospectus and in the tax opinion, our counsel in its tax opinion concludes that, in the aggregate, substantially more than half of the material federal income tax benefits, in terms of their financial impact on a typical investor, will more likely than not be realized by an investor in our units of limited partnership interest.

    NO OPINION ON SOME ISSUES

       You should further note that our counsel is unable to form an opinion as to the probable outcome of certain material tax aspects of the transactions described in this prospectus if challenged by the Internal Revenue Service, litigated and judicially decided. These aspects include the issue of whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.

       Potential investors should note also that the Internal Revenue Service may attempt to disallow or limit some of the tax benefits derived from an investment in us by applying certain provisions of the Internal Revenue Code at the individual or partner level rather than at the partnership level. In this connection, our counsel gives no opinion or conclusion as to the tax consequences to limited partners with regard to any material tax issue that impacts at the individual or partner level and is dependent upon an individual limited partner's tax circumstances. These issues include, but are not limited to, (1) the potential imposition of the alternative minimum tax, (2) investment interest deductibility limitations and (3) the potential limitation on deductions attributable to activities not entered into for profit at the partner level. Potential investors are urged to consult with and rely upon their own tax advisors with respect to all tax issues that impact at the partner or individual level.

       As of the date of our counsel's tax opinion, we have not acquired, nor have we entered into, any contracts to acquire any properties. Therefore, it is impossible at this time for our counsel to opine on the application of the federal income tax law to the specific facts that will exist when we acquire properties.

PARTNERSHIP STATUS GENERALLY

       The income tax results anticipated from an investment in units will depend upon our classification as a partnership for federal income tax purposes rather than an association taxable as a corporation. In the event that, for any reason, we are treated for federal income tax purposes as an association taxable as a corporation, our partners would be treated as stockholders of a corporation with the following results, among others: (1) we would become a taxable entity subject to the federal income tax imposed on corporations; (2) items of income, gain, loss, deduction and credit would be accounted for by us on our federal income tax return and would not flow through to the partners; and (3) distributions of cash would generally be treated as dividends taxable to our partners at ordinary income rates, to the extent of our current or accumulated earnings and profits, and would not be deductible by us in computing our income tax. The effect of application of the corporate system of double taxation on us would result in a large increase in the effective rate of tax on such income because of the application of both corporate and individual tax rates to income, conversion of otherwise non-taxable distributions into taxable dividends and conversion of income arising from transactions qualifying for capital gain treatment into income taxable at ordinary income rates.

       Regulations regarding entity classification have been issued under the Internal Revenue Code that, in effect, operate to allow a business entity that is not otherwise required to be classified as a corporation, i.e., an "eligible entity," to elect its classification for federal income tax purposes. Under the Treasury Regulations, an

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"eligible entity" that has at least two members will be treated as a partnership in the absence of an election. Accordingly, while our general partners do not intend to request a ruling from the Internal Revenue Service as to our classification for income tax purposes, unless we are deemed to be taxable as a corporation pursuant to the application of the publicly traded partnership rules discussed below, we will qualify as an "eligible entity" and need not make any election to be treated as a partnership for federal income tax purposes.

       Based upon the entity classification Treasury Regulations, and Internal Revenue Service rulings and judicial decisions under Section 7701(a) of the Internal Revenue Code, all of which are subject to change, and based upon certain representations of the general partners and other assumptions, our counsel has concluded that we will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. In rendering such opinion, our counsel has also relied upon the fact that we are duly organized as a limited partnership under the laws of the State of Texas and upon the representation by our general partners that we will be organized and operated strictly in accordance with the provisions of our partnership agreement. The principal uncertainty as to our taxation as a partnership for federal income tax purposes is uncertainty arising from the potential application of the "publicly traded partnership" rules. Although we intend to operate in such a fashion so as to avoid the application of these rules, the application of such rules is uncertain and guidance is limited and ambiguous. In addition, we could inadvertently infringe the limitations imposed by these rules, thus subjecting us to such classification.

       The remaining summary of federal income tax considerations in this section assumes that we will be classified as a partnership for federal income tax purposes.

PUBLICLY TRADED PARTNERSHIP STATUS

       If we were to be classified as a "publicly traded partnership," then (1) we would be taxable as a corporation (see "- Partnership Status Generally" above), and (2) our net income would be treated as portfolio income rather than passive income (see "- Deductibility of Losses - Limitations - Passive Loss Limitation" below).

       A publicly traded partnership is generally defined under the Internal Revenue Code as any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations have been issued, which are referred to herein as "Section 7704 Regulations," that provide guidance with respect to such classification standards, however, and they include certain safe harbor standards that, if satisfied, would preclude our being classified as a publicly traded partnership.

       The Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The general partners do not believe that our units are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 Regulations. Our general partners have also represented that they do not intend to cause the units to be traded on an established securities market or a secondary market in the future. Uncertainty as to our taxation as a partnership remains, however, arising from the potential application of the "publicly traded partnership" rules. The application of such rules is uncertain and guidance is limited and ambiguous. In addition, we could inadvertently infringe the limitations imposed, thus subjecting us to such classification.

    SECTION 7704 SAFE HARBORS

       As noted above, the Section 7704 Regulations provide safe harbors, referred to herein as the "secondary market safe harbors," that, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2.0% of the total interest in our capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership units representing more than

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2.0% of the total interest in a partnership's capital or profits. A second safe harbor from classification as a publicly traded partnership, dealing with redemption and repurchase agreements, is also provided in the Section 7704 Regulations.

       The Section 7704 Regulations also make it clear that the failure to satisfy a safe harbor provision under the Treasury Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

       Our partnership agreement limits unit transfers of all types to transfers of units that satisfy an applicable safe harbor contained in the Section 7704 Regulations or any other applicable safe harbor from "publicly traded partnership" status which may be adopted by the Internal Revenue Service. Our general partners have represented that we will be operated strictly in accordance with the partnership agreement, and they have also represented that they will void any transfers or assignments of units if they believe that such transfers or assignments will cause us to be treated as a publicly traded partnership under the Section 7704 Regulations or any other guidelines adopted by the Internal Revenue Service in the future.

       Based upon the representations of our general partners, and assuming we will be operated strictly in accordance with the terms of the partnership agreement, our counsel has concluded that we will not be classified as a publicly traded partnership under the Internal Revenue Code. Due to the complex nature of the safe harbor provisions contained in the Section 7704 Regulations, however, and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurance can be given that the Internal Revenue Service will not challenge this conclusion or that we will not, at some time in the future, be deemed to be a publicly traded partnership.

    QUALIFYING INCOME EXEMPTION

       Even if we were deemed to be a publicly traded partnership, however, there is an exception under the Internal Revenue Code that provides that if 90.0% or more of our gross income for each taxable year consists of "qualifying income," then we will not be taxed as a corporation. Qualifying income includes interest, real property rents and gain from the sale or other disposition of real property, but qualifying income does not include real property rents that are contingent on the profits of the lessees or income from the rental or lease of personal property.

       Our general partners intend to operate us in a manner that should generate income that will satisfy the 90.0% qualifying income exception. See "Investment Objectives and Criteria." Investors should note, however, that even if we satisfy the qualifying income exception, being deemed to be a publicly traded partnership would result in other material adverse tax consequences to limited partners, including the treatment of our net income as portfolio income rather than passive income. See "- Deductibility of Losses - Limitations -Passive Loss Limitation" below.

GENERAL PRINCIPLES OF PARTNERSHIP TAXATION

       Under the Internal Revenue Code, no federal income tax is paid by a partnership. Accordingly, if, as anticipated, we are treated as a partnership for federal income tax purposes, we will not be treated as a separate taxable entity subject to federal income tax. Each partner will, instead, be required to report on his federal income tax return for each year his distributive share of our items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to him. Investors should note that the amount of taxable income allocated to a partner, and the income tax liability resulting from such allocation of taxable income, may exceed the amount of any cash distributed to such partner.

ANTI-ABUSE RULES

       As noted under "- General Principles of Partnership Taxation" above, partnerships are not liable for income taxes imposed by the Internal Revenue Code. The Treasury Regulations set forth broad "anti-abuse" rules

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applicable to partnerships, however, which rules authorize the Commissioner of the Internal Revenue Service to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Internal Revenue Code. Our general partners are not aware of any fact or circumstance that could cause the Commissioner to exercise his authority under these rules; however, if any of the transactions entered into by us were to be recharacterized under these rules, or if we were to be recast as a taxable entity under these rules, material adverse tax consequences to all of our partners would occur as otherwise described in this prospectus.

DEDUCTIBILITY OF LOSSES - LIMITATIONS

       The ability of a limited partner to deduct his distributive share of our losses is subject to a number of limitations.

    BASIS LIMITATION

       A limited partner may not deduct his share of partnership losses and deductions in excess of the adjusted basis of his partnership interest determined as of the end of the taxable year. Allocated losses that are not allowed may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such limited partner's adjusted basis in his units has increased above zero. A limited partner's adjusted basis in his units will include his cash investment in us along with his pro rata share of any partnership liabilities as to which no partner is personally liable. A limited partner's basis will be increased by his distributive share of our taxable income and decreased, but not below zero, by his distributive share of our losses. Cash distributions that are made to a limited partner, if any, will also decrease the basis in his units, and in the event a limited partner has no remaining basis in his units, cash distributions will generally be taxable to him as gain from the sale of his units. See "- Sales of Limited Partnership Units" below.

    PASSIVE LOSS LIMITATION

       The Internal Revenue Code substantially restricts the ability of many taxpayers to deduct losses derived from so-called "passive activities." Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate, including the activity of a limited partnership in which the taxpayer is a limited partner, and certain rental activities, including the rental of real estate. In the opinion of our counsel, it is more likely than not that a limited partner's interest in us will be treated as a passive activity. Accordingly, our income and loss, other than interest income that will constitute portfolio income, will generally constitute passive activity income and passive activity loss, as the case may be, to limited partners.

       Losses from passive activities are generally deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or "portfolio income," which includes nonbusiness income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years.

       Upon a taxable disposition of a taxpayer's entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against:

       o first, income or gain from that activity, including gain recognized on such disposition;

       o then, income or gain for the taxable year from other passive activities; and

       o      finally, non-passive income or gain.

       Treasury Regulations provide, however, that similar undertakings that are under common control and owned by pass-through entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific partnership property would be available to limited partners to offset non-passive income from other sources until the sale or other disposition of the last of our properties. The determination of whether losses are subject to the passive loss limitation rules depends upon facts

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unique to each investor, including the investor's level of activity in our business and affairs and the investor's other investment activities with respect to activities subject to classification as passive activities. Therefore, each investor should evaluate the degree to which the passive activity limitations will limit the ability of the investor to utilize losses to offset other income.

       The Internal Revenue Code also provides that the passive activity loss rules will be applied separately with respect to items attributable to a publicly traded partnership. Accordingly, if we were deemed to be a publicly traded partnership, partnership losses would be available only to offset our future non-portfolio income. In addition, if we were deemed to be a publicly traded partnership that is not treated as a corporation because of the qualifying income exception, partnership income would generally be treated as portfolio income rather than passive income. See "- Publicly Traded Partnership Status" above.

    AT RISK LIMITATION

       The deductibility of partnership losses is limited further by the "at risk" limitations set forth in the Internal Revenue Code. Limited partners who are individuals, estates, trusts and certain closely held corporations are not allowed to deduct partnership losses in excess of the amounts that such limited partners are determined to have "at risk" at the close of our fiscal year. Generally, a limited partner's "amount at risk" will include only the amount of his cash capital contribution to us. A limited partner's "amount at risk" will be reduced by his allocable share of our losses and by distributions made by us and increased by his allocable share of our income. Any deductions that are disallowed under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that a limited partner's "amount at risk" is increased in those years.

ALLOCATIONS OF PROFIT AND LOSS

       Allocations of our net income, net loss, depreciation, amortization and cost recovery deductions and gain on sale are described in this prospectus in the section entitled "Distributions and Allocations." The terms "net income" and "net loss" are defined in the partnership agreement to mean the net income or loss realized or recognized by us for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.

       Our general partners do not intend to request a ruling from the Internal Revenue Service with respect to whether the allocations of profits and losses in our partnership agreement will be recognized for federal income tax purposes. The Internal Revenue Service may attempt to challenge our allocations of profits and losses, which challenge, if successful, could adversely affect our limited partners by changing their respective shares of taxable income or loss. No assurance can be given that the Internal Revenue Service will not also challenge one or more of the special allocation provisions contained in our partnership agreement.

    GENERAL RULES

       Section 704(a) of the Internal Revenue Code provides generally that partnership items of income, gain, loss, deduction and credit are to be allocated among partners as set forth in the relevant partnership agreement.
Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit or items thereof does not have substantial economic effect, such allocation will instead be made in accordance with the partner's interest in us determined by taking into account all facts and circumstances.

       Treasury Regulations issued under Section 704(b) of the Internal Revenue Code, referred to herein as "Section 704(b) Regulations," provide complex rules for determining (1) whether allocations will be deemed to have economic effect,
(2) whether the economic effect of allocations will be deemed to be substantial, and (3) whether allocations not having substantial economic effect will nonetheless be deemed to be made in accordance with a partner's interest in us.

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    ECONOMIC EFFECT - GENERAL ALLOCATIONS

       The Section 704(b) Regulations provide generally that an allocation will be considered to have economic effect if the following three requirements are met:

       o partners' capital accounts are determined and maintained in accordance with the Section 704(b) Regulations;

       o upon our liquidation, liquidating distributions are made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the year during which such liquidation occurs; and

       o the partnership agreement contains a "qualified income offset" provision and the allocation in question does not cause or increase a deficit balance in a partner's capital account at the end of our taxable year.

       Our partnership agreement (1) provides for the determination and maintenance of capital accounts pursuant to the Section 704(b) Regulations, and
(2) provides that liquidation proceeds are to be distributed in accordance with capital accounts. See "Distributions and Allocations." With regard to the third requirement, Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations provides that a partnership agreement contains a "qualified income offset" if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution of certain items that causes a deficit or negative capital account balance, which means generally that the sum of losses allocated and cash distributed to a partner exceeds the sum of his capital contributions to us and any income allocated to such partner, will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible. Our partnership agreement contains a qualified income offset provision. The qualified income offset provision was added to the partnership agreement to satisfy the test for "economic effect" under the Section 704(b) Regulations. It should be noted in this regard that such qualified income offset provision will have the effect of prohibiting a limited partner from being allocated items of loss or deduction that would cause his capital account to be reduced below zero.

    SUBSTANTIALITY

       Even if the allocations of profits and losses of a partnership are deemed to have economic effect under the Section 704(b) Regulations, an allocation will not be upheld unless the economic effect of such allocation is "substantial." In this regard, the Section 704(b) Regulations generally provide that the economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect the dollar amounts to be received by partners from a partnership, independent of tax consequences. Conversely, the economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner's capital account for any taxable year will not differ substantially from the net adjustments that would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.

       The economic effect of partnership allocations will also be presumed not to be substantial where:

       o the partnership agreement provides for the possibility that the allocation will be largely offset by one or more other allocations;

       o the net adjustments to the partners' capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments that would have been recorded in such partners' respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the partnership agreement; and

       o the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.

       With respect to the foregoing rule, the Section 704(b) Regulations state that original allocations and offsetting allocations will not be deemed to not be substantial if, at the time the allocations become part of the partnership agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The Section 704(b) Regulations further state that for

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purposes of testing substantiality, the adjusted tax basis of partnership property will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of partnership property such as depreciation or cost recovery deductions will be presumed to be matched by corresponding changes in the property's fair market value.

    PARTNERS' INTEREST

       If the allocations of profits and losses set forth in our partnership agreement are deemed not to have substantial economic effect, the allocations will then be made in accordance with the partners' interests in us. The Section 704(b) Regulations provide in this regard that a partner's interest in us will be determined by taking into account all facts and circumstances relating to the economic arrangement of our partners, including:

       o      the partners' relative contributions to us;

       o the interests of the partners in economic profits and losses (if different from those in taxable income or loss);

       o the interests of the partners in cash flow and other nonliquidating distributions; and

       o the rights of the partners to distributions of capital upon liquidation.

       Since our partnership agreement (1) provides for the determination and maintenance of capital accounts in accordance with the Section 704(b) Regulations, (2) provides that liquidation proceeds will be distributed to the partners in accordance with capital accounts, and (3) contains a qualified income offset provision, our counsel has concluded that it is more likely than not that partnership items of income, gain, loss, deduction and credit will be allocated among our general partners and the limited partners substantially in accordance with the allocation provisions of the partnership agreement. In reaching this conclusion, our counsel has made a number of assumptions, including the accuracy of various representations of our general partners and the assumption that we will be operated strictly in accordance with the terms of our partnership agreement. The tax rules applicable to whether allocations of items of taxable income and loss will be recognized are complex. The ultimate determination of whether allocations adopted by us will be respected by the Internal Revenue Service will turn upon facts that will occur in the future and that cannot be predicted with certainty. If the allocations we use are not accepted, limited partners could be required to report greater taxable income or less taxable loss with respect to an investment in us and, as a result, pay more tax and associated interest and penalties. Our limited partners might also be required to incur the costs of amending their individual returns.

TAXABLE INCOME WITHOUT CASH DISTRIBUTIONS

       A limited partner is required to report his allocable share of our taxable income on his personal income tax return regardless of whether he has received any cash distributions from us. In addition, a limited partner who purchases units pursuant to our deferred commission option will be allocated his share of our net income with respect to such units even though net cash from operations otherwise distributable to such limited partner will instead be paid to third parties to satisfy the deferred commission obligation with respect to such units for a period of three years following the year of purchase, or longer if required to satisfy the outstanding commission obligation. See "Plan of Distribution."

       In the event of foreclosure on a partnership property by a lender, the partnership would be treated as having sold the property to the lender for the amount of the loan secured by the property. This could also give rise to taxable income to limited partners but no cash distribution with which to pay the tax.

       Our partnership agreement also provides for a "qualified income offset," as described above, which could result in the allocation of income or gain to a limited partner in the absence of cash distributions from us. We can offer no assurances that a limited partner will not be allocated items of partnership income or gain in an amount that gives rise to an income tax liability in excess of cash, if any, received from us for the tax year in question, and investors are urged to consult with their personal tax advisors in this regard.

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INVESTMENT BY QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES

    UNRELATED BUSINESS TAXABLE INCOME

       Any person who is a fiduciary of an IRA, Keogh Plan, qualified plan or other tax-exempt entity, which are collectively referred to as Exempt Organizations, considering an investment in units should be aware that it is likely that certain income allocable to units owned by Exempt Organizations may be subject to federal income tax. This would occur in the event that any portion of our income is deemed to be UBTI, generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member. A trustee of a charitable remainder trust should be aware that if any portion of the income derived from the trust's ownership of units is deemed to be UBTI, the trust will lose its exemption from income taxation with respect to all of its income for the tax year in question. A tax-exempt limited partner other than a charitable remainder trust that has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income, only. See "- Investment by Charitable Remainder Trusts" below.

       Our general partners anticipate that an investment in the partnership will give rise to UBTI. If we are deemed to hold partnership properties primarily for sale to customers in the ordinary course of business, or we were deemed to own "debt- financed property," i.e., property that is subject to "acquisition indebtedness," as defined below, then a portion of such income or gain would constitute UBTI to investing Exempt Organizations. See "--Taxation of Real Estate Operations" below.

       "Acquisition indebtedness" includes:

       o      indebtedness incurred in acquiring or improving property;

       o indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and

       o indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

       We anticipate we will likely incur acquisition indebtedness and will, therefore, give rise to UBTI. Exempt organizations should carefully consider the impact of the presence of UBTI on their investment performance relative to other investments which do not generate UBTI.

    MINIMUM DISTRIBUTION REQUIREMENTS

       Any person who is a fiduciary of an Exempt Organization considering an investment in our units should also consider the impact of minimum distribution requirements under the Internal Revenue Code. Section 401(a)(9) of the Internal Revenue Code provides generally that certain minimum distributions from retirement plans must be made commencing no later than April 1 of the year following the calendar year during which the recipient attains age 70 1/2. Accordingly, if units are held by retirement plans and, before we sell our properties, mandatory distributions are required to be made to an IRA beneficiary or a qualified plan participant, it is likely that a distribution of the units in kind will be required to be made. A distribution of units will be includable in the taxable income of said IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions from us with which to pay the income tax liability arising out of any such distribution.

       In certain circumstances, a distribution-in-kind of units may be deferred beyond the date set for required distributions, but only upon a showing of compliance with the minimum distribution requirements of the Internal Revenue Code by reason of distributions from other retirement plans established for the benefit of the recipient. Compliance with these requirements is complex, however, and potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from retirement plans. No assurances can be given that our properties will be sold or otherwise disposed of in a fashion that would permit sufficient liquidity in any retirement plan holding units for the retirement plan to be able to avoid making a mandatory distribution-in-kind of units.

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INVESTMENT BY CHARITABLE REMAINDER TRUSTS

       A charitable remainder trust, or CRT, is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest that will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Internal Revenue Code and underlying Treasury Regulations. Among these rules is a provision that if any portion of the income recognized by a CRT is deemed to be UBTI, all of the CRT's income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxation at the trust level. Our general partners anticipate our activities will give rise to income characterized as UBTI. See "- Investment by Qualified Plans and Other Tax-Exempt Entities" above.

TAXATION OF REAL ESTATE OPERATIONS

    DEPRECIATION AND COST RECOVERY; OTHER EXPENSES

       It is currently anticipated that the real property improvements we acquire or construct and any personal property we acquire will be depreciated for tax purposes using the Alternative Depreciation System set forth in Section 168 of the Internal Revenue Code for partnerships like us that have both taxable and tax-exempt partners. This system provides that real property improvements will be depreciated on a straight-line basis over a recovery period of 40 years and that personal property will be depreciated over a recovery period of twelve years on a straight-line basis.

       Ordinary and necessary expenses incurred in connection with our operations will be deductible to the extent they are deemed to be reasonable in amount, with the exception of syndication and organizational expenses that are not currently deductible by us. See "- Syndication and Organizational Expenses" below.

    CHARACTERIZATION OF LEASES

       We have the authority to purchase properties and lease them back to the sellers of such properties pursuant to "sale-leaseback" transactions as described in "Investment Objectives and Criteria." The tax benefits described herein associated with ownership of a property, such as depreciation or cost recovery deductions, depend on having the lease in any such leaseback transaction treated as a "true lease" under which we are treated as the owner of the property for federal income tax purposes, rather than having such transaction treated as a conditional sale of the property or a financing transaction entered into with the seller of such property, who would, in such cases, be treated as the owner of the property.

       Our general partners will use their best efforts to structure any such sale-leaseback transaction to ensure that the lease will be characterized as a "true lease" and that we will be treated as the owner of the property in question for federal income tax purposes. We will not seek an advance ruling from the Internal Revenue Service or obtain an opinion of counsel that we will be treated as the owner of any leased properties for federal income tax purposes, however, and a determination by the Internal Revenue Service that we are not the owner of leased properties could result in substantial adverse tax consequences. Limited partners would be deprived of deductions for depreciation and cost recovery in such case. In addition, if a sale-leaseback transaction were to be recharacterized as a financing for federal income tax purposes, any partnership income derived from such leaseback would be treated as interest that is portfolio income, rather than passive activity income that may be offset by passive activity losses generated by us or from investments in other passive activities. See "- Deductibility of Losses - Limitations - Passive Loss Limitations" above.

    SALES OF PARTNERSHIP PROPERTIES

       Upon the sale of a property, we will recognize gain or loss to the extent that the amount realized by us is more or less than the adjusted basis of the property sold. The amount realized upon the sale of a partnership

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property will generally be equal to the sum of the cash received plus the amount of indebtedness encumbering the property, if any, assumed by the purchaser or to which the property remains subject upon the transfer of the property to the purchaser. The adjusted basis of partnership property will in general be equal to the original cost of the property less depreciation and cost recovery allowances allowed with respect to such property.

       Assuming that we are not deemed to be a dealer with respect to our properties (see "- Property Held Primarily for Sale" below), gain or loss realized on a sale of our properties will generally be taxable under Section 1231 of the Internal Revenue Code. A limited partner's share of the gains or losses resulting from the sale of partnership properties would generally be combined with any other Section 1231 gains or losses realized by the limited partner in that year from sources other than us, and the net Section 1231 gain or loss will generally be treated as long-term capital gain subject to depreciation or cost recovery allowance recapture, if any, or ordinary loss, as the case may be. Investors should be aware that the amount of taxable gain allocated to a limited partner with respect to the sale of a partnership property may exceed the cash proceeds received by such limited partner with respect to such sale. This is particularly likely in the event of a foreclosure on a partnership property. See "Risk Factors - Federal Income Tax Risks."

    PROPERTY HELD PRIMARILY FOR SALE

       We have been organized for the purpose of acquiring and developing real estate for investment and rental purposes. If we were at any time deemed for tax purposes to be a "dealer" in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, however, any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to limited partners that are Exempt Organizations.

       Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. We intend to acquire real estate and construct improvements thereon for investment and rental only and to engage in the business of owning and operating such improvements. We will sell such property only as, in the opinion of our general partners, is consistent with our investment objectives. Our general partners do not anticipate that we will be treated as a dealer with respect to our properties. However, there is no assurance that the Internal Revenue Service will not take a contrary position. Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and disposition in question. These include the number, frequency, regularity and nature of dispositions of real estate by the holder and activities of the partnership in facilitating dispositions. They may also include activities taken by the partnership to facilitate the subdivision and sale of properties. This determination is intensely factually specific and is made separately with respect to each disposition of a property. If we were to dispose of a number of our properties in a relative short period in a series of separate transactions, or after only a brief holding period, this would increase the risk of potential characterization of such transactions as sales of property in the ordinary course. Dealer status would result in gains from dispositions being taxed at higher ordinary income rates rather than as capital gains. It would also result in such income constituting UBTI with adverse consequences to tax exempt investors. See "- Investment by Qualified Plans and Other Tax-Exempt Entities - Unrelated Business Taxable Income" above. Because the issue is dependent upon facts that will not be known until the time a property is sold or held for sale, and due to the lack of directly applicable judicial authority in this area, our counsel is unable to render an opinion as to whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.

    SYNDICATION AND ORGANIZATIONAL EXPENSES

       A current deduction is not allowed for expenses incurred in connection with either (1) organizing Behringer Harvard Short-Term Fund I or (2) syndicating interests in Behringer Harvard Short-Term Fund I. Amounts that qualify as organizational expenses, as well as other start-up expenditures, may be amortized ratably over 60 months. Syndication expenses are neither deductible nor amortizable and include costs and expenses incurred in connection with promoting and marketing the units such as selling commissions, professional fees and printing costs. The Internal Revenue Service may attempt to recharacterize certain costs and expenses that our general partners intend to amortize over 60 months as nondeductible syndication expenses.

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ACTIVITIES NOT ENGAGED IN FOR PROFIT

       Section 183 of the Internal Revenue Code limits deductions attributable to activities "not engaged in for profit." The term "not engaged in for profit" describes any activity other than an activity that constitutes a trade or business or an activity that is engaged in for the production of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future, and the determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.

       Based upon the following factors, our counsel has concluded that it is more likely than not that the activities contemplated by us will be considered activities entered into for profit:

       o      our investment objectives;

       o the representations of our general partners that we will be operated in a business-like manner in all material respects and strictly in accordance with our partnership agreement and this prospectus; and

       o the assumption that the determination as to whether our activities are activities entered into for profit under Section 183 of the Internal Revenue Code will be made at the partnership level.

       Notwithstanding any determination made with respect to us in this regard, however, the Internal Revenue Service may apply Section 183 of the Internal Revenue Code to our limited partners, individually. Since the determination of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that
Section 183 of the Internal Revenue Code may not be applied in the future at the partner level to limit deductions allocable to limited partners from our operations. The possible application of the Section 183 limitations at the limited partner level is unclear. Although unlikely and inconsistent with our investment objectives, we could, in certain circumstances, be forced into positions of liquidating our investments at a loss. Although this will not occur if we are able to achieve our investment objectives, in the event this were to occur, the application of the Section 183 not-for-profit limitation could become an issue. Our counsel gives no opinion as to the application of Section 183 of the Internal Revenue Code at the partner level. Accordingly, prospective investors should consult with their own personal tax advisors regarding the impact of Section 183 of the Internal Revenue Code on their individual situations.

SALES OF LIMITED PARTNERSHIP UNITS

       A limited partner investing in us may be unable to sell any of his units by reason of the nonexistence of any active trading market for the units. In the event that units are sold, however, the selling investor will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the investor's adjusted tax basis in his units. Assuming the investor is not a "dealer" with respect to such units and has held the units for more than twelve months, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such investor's share of our "unrealized receivables" and "inventory items," as defined in Section 751 of the Internal Revenue Code, which portion would be taxable as ordinary income. Any recapture of cost recovery allowances taken previously by us with respect to personal property associated with partnership real properties will be treated as "unrealized receivables" for this purpose. Investors should note in this regard that the Internal Revenue Code requires us to report any sale of units to the Internal Revenue Service if any portion of the gain realized upon such sale is attributable to the transferor's share of our "Section 751 property."

DISSOLUTION AND LIQUIDATION

       Our dissolution and liquidation will involve the distribution to the partners of the cash remaining after the sale of our assets, if any, after payment of all of our debts and liabilities. If an investor receives cash in excess of the adjusted basis of his units, such excess will be taxable as a gain. If an investor were to receive only cash, he would recognize a loss to the extent, if any, that the adjusted basis of his units exceeded the amount of cash received. No loss would be recognized if an investor were to receive property other than money, unrealized receivables and "inventory" as defined in Section 751 of the Internal Revenue Code. There are a number of exceptions to these general rules, including but not limited to, (1) the effect of a special basis election under Section 732(d) of the Internal Revenue Code for an investor who may have acquired his partnership interest within the two years prior to

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the dissolution, and (2) the effects of distributing one kind of property to some partners and a different kind of property to others, as determined under
Section 751(b) of the Internal Revenue Code.

CAPITAL GAINS AND LOSSES

       Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 38.6%. Capital gains, however, are taxed at a maximum marginal rate of 20.0% for individuals, i.e., for gains realized with respect to capital assets held for more than twelve months, or may be taxed at a maximum marginal rate of 18.0% if the capital asset disposed of is acquired after December 31, 2000, and is held for a period of at least five years prior to its disposition. The Internal Revenue Code also provides, however, that the portion of long-term capital gain arising from the sale or exchange of depreciable real property that constitutes depreciation recapture will be taxed at a maximum marginal rate of 25.0%, rather than 20.0% or 18.0%. Capital losses may generally be used to offset capital gains or may, in the absence of capital gains, be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).

ELECTION FOR BASIS ADJUSTMENTS

       Under Section 754 of the Internal Revenue Code, we may elect to adjust the basis of our property upon the transfer of an interest in us so that the transferee of a partnership interest will be treated, for purposes of calculating depreciation and realizing gain, as though he had acquired a direct interest in our assets. As a result of the complexities and added expense of the tax accounting required to implement such an election, our general partners do not intend to cause us to make any such election. As a consequence, depreciation available to a transferee of units will be limited to the transferor's share of the remaining depreciable basis of our properties, and upon a sale of a property, taxable income or loss to the transferee of the units will be measured by the difference between his share of the amount realized upon such sale and his share of our tax basis in the property, which may result in greater tax liability to him than if a Section 754 election had been made. The absence of such an election by us may result in investors having greater difficulty in selling their units.

ALTERNATIVE MINIMUM TAX

       Alternative minimum tax is payable to the extent that a taxpayer's alternative minimum tax liability exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of "alternative minimum taxable income," or AMTI, in excess of certain exemption amounts. The first $175,000 of AMTI in excess of the exemption amount is taxed currently at 26.0%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28.0%. AMTI is generally computed by adding what are called "tax preference items" to the taxpayer's regular taxable income, with certain adjustments. While we do not anticipate that an investment in us will give rise to any specific tax preference items, the amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, each investor should consult with his own personal tax advisor regarding the possible application of the alternative minimum tax.

PENALTIES

       Under Section 6662 of the Internal Revenue Code, a 20.0% penalty is imposed on any "substantial understatement of income tax." In general, a "substantial understatement of income tax" will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on his return by the greater of 10.0% of the actual income tax liability or $5,000. The amount of an understatement may be reduced by any portion of such understatement that is attributable to (1) the income tax treatment of any item shown on the return if there is "substantial authority" for the taxpayer's treatment of such item on his return, or (2) any item with respect to which the taxpayer (a) adequately discloses on his return the relevant facts affecting the item's income tax treatment, and (b) there is a reasonable basis for the item's tax treatment by the taxpayer, unless the understatement is attributable to a "tax shelter." A "tax shelter" is defined for this purpose to include a partnership (or other entity) that has as "a significant purpose" the avoidance or evasion of federal income tax. In the case of a tax shelter, as so defined, a reduction in the understatement only will result in cases where, in addition to having "substantial authority" for

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treatment of the item in question, the taxpayer reasonably believed that the income tax treatment of that item was more likely than not the proper treatment.

       Based upon the representations of our general partners that we will be operated in the manner and in accordance with the investment objectives described in this prospectus, our counsel has opined that our partnership will not constitute a tax shelter for purposes of Section 6662 of the Internal Revenue Code. If we were to be characterized as a tax shelter, it would increase the risk that our limited partners would be subjected to tax penalties because they would only be able to avoid such penalties if we are able to show "substantial authority" for the tax positions which we have taken. If our partnership were found to be a tax shelter, we would not be able to avoid penalties merely by disclosing this position, and, therefore, the risk of penalties to us and our limited partners would be increased.

       In addition to the substantial understatement penalty described above, the Internal Revenue Code also imposes a 20.0% penalty on any portion of an underpayment of tax attributable to (1) any substantial valuation misstatement, defined generally as a situation where the value or adjusted basis of a property claimed on a return is 200.0% or more of the correct value or adjusted basis, or
(2) negligence, defined as any failure to make a reasonable attempt to comply with the Internal Revenue Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations.

TAX SHELTER REGISTRATION

       Any entity deemed to be a "tax shelter," as defined in Section 6111 of the Internal Revenue Code, is required to register with the Internal Revenue Service. Treasury Regulations issued under Section 6111 of the Internal Revenue Code define a "tax shelter" as an investment in connection with which an investor can reasonably infer from the representations made that the "tax shelter ratio" may be greater than 2-to-1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The "tax shelter ratio" is generally determined by dividing the investor's share of the aggregate deductions derived from the investment, determined without regard to income, by the amount of the investor's capital contributions.

       We are not intended to constitute a "tax shelter," as so defined. Further, our general partners have represented that our partnership is not anticipated to show a net loss for federal income tax purposes any time within the first five years of its operation and that the aggregate amount of deductions derived from any limited partner's investment in us, determined without regard to income, will not exceed twice the amount of any such limited partner's investment in us as of the close of any year in our first five calendar years.

       Although it is currently anticipated that we will not have a tax shelter ratio so as to be classified as a "tax shelter," governing authority as to the calculation of the "tax shelter ratio" is unclear. If we are required to register as a tax shelter, failure to so register could result in the application of penalties to us and to our investors. Based upon the authority of the Treasury Regulations issued under Section 6111 of the Internal Revenue Code and the above-described representations of our general partners, our counsel has concluded that we are not currently required to register as a tax shelter with the Internal Revenue Service under Section 6111 of the Internal Revenue Code prior to the offer and sale of the units.

PARTNERSHIP TAX INFORMATION; PARTNER TAX RETURNS

       We will furnish to our limited partners sufficient information from our annual tax returns to enable the limited partners to prepare their own federal, state and local tax returns. Limited partners either must report partnership items on their returns consistently with the treatment on our information return or must file Form 8082 with their returns identifying and explaining any inconsistency. Otherwise, the Internal Revenue Service may treat such inconsistency as a computational error, recompute and assess the tax without the usual procedural protection applicable to federal income tax deficiency proceedings, and impose penalties for negligent or intentional failure to pay tax.

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

AUDITS

       The Internal Revenue Service often audits partnership tax returns. Deductions that are claimed by us may be challenged and disallowed by the Internal Revenue Service. Any such disallowance may deprive investors holding units treated as tax preferred units of some or all of the tax benefits incidental to an investment in us.

       An audit of Behringer Harvard Short-Term Fund I could also result in the payment by us of substantial legal and accounting fees in our attempts to substantiate the reporting positions taken, and any such fees would reduce the cash otherwise available for distribution to the limited partners. Any such audit may result in adjustments to our tax returns that would require adjustments to each limited partner's personal income tax return and may require such limited partners to pay additional taxes plus interest. In addition, any audit of a limited partner's return could result in adjustments of other items of income and deductions not related to our operations.

       In the event of an audit of our tax return, our general partners will take primary responsibility for contesting federal income tax adjustments proposed by the Internal Revenue Service. Our general partners may also extend the statute of limitations as to all partners and, in certain circumstances, bind the limited partners to such adjustments. Although our general partners will attempt to inform each limited partner of the commencement and disposition of any such audit or subsequent proceedings, limited partners should be aware that their participation in administrative or judicial proceedings relating to partnership items will be substantially restricted.

       You should note that in the event our general partners cause us to elect to be treated as an "Electing Large Partnership" under the Internal Revenue Code, thereby enabling us to take advantage of simplified flow-through reporting of partnership items, any adjustments to our tax returns would be accounted for in the year such adjustments take effect, rather than the tax year to which such adjustments relate. Further, our general partners will have the discretion in such circumstances either to pass along adjustments to the partners, or to cause such adjustments to be borne at the partnership level, which could reduce the cash otherwise available for distribution to limited partners. Any penalties and interest could also be borne at the partnership level. To the extent that elections to change the status of units are made between the years in which a tax benefit is claimed and an adjustment is made, holders of a particular class of units may suffer a disproportionate adverse impact with respect to any such adjustment. Potential investors are urged to consult their own tax advisors with regard to the effect of simplified pass-through reporting and the changes to partnership audit procedures in effect as a consequence thereof.

FOREIGN INVESTORS AS LIMITED PARTNERS

       Foreign investors may purchase our units of limited partnership interest. A foreign investor who purchases units and becomes a limited partner will generally be required to file a U.S. tax return on which he must report his distributive share our items of income, gain, loss, deduction and credit. A foreign investor must pay U.S. federal income tax at regular U.S. tax rates on his share of any net income, whether ordinary income or capital gains. A foreign investor may also be subject to tax on his distributive share of our income and gain in his country of nationality or residence or elsewhere. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor or amounts payable upon the sale of a foreign investor's units may be reduced by U.S. tax withholdings made pursuant to applicable provisions of the Internal Revenue Code.

       Foreign investors should consult their own personal tax advisors with regard to the effect of both the U.S. tax laws and foreign laws on an investment in us and the potential that we will be required to withhold federal income taxes from amounts otherwise payable to foreign investors.

TAX LEGISLATION AND REGULATORY PROPOSALS

       Significant tax legislation has been enacted in recent years containing provisions that altered the federal income tax laws relating to an investment in partnerships such as Behringer Harvard Short-Term Fund I. In addition, legislative proposals continue to be made which could also significantly change the federal income tax laws as they relate to an investment in us. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted. Further, the interpretation of changes made in recent years is uncertain at this

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

time. Each prospective investor is urged to consult his own personal tax advisor with respect to his own tax situation, the effect of any legislative, regulatory or administrative developments or proposals on an investment in our units, or other potential changes in applicable tax laws.

STATE AND LOCAL TAXES

       In addition to the federal income tax aspects described above, prospective investors should consider potential state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which we may own properties or carry on activities. Each investor is urged to consult his own tax advisor on all matters relating to state and local taxation, including the following:

       o whether the state in which he resides will impose a tax upon his share of our taxable income;

       o whether an income tax or other return must also be filed in those states where we will own properties; and

       o whether he will be subject to state income tax withholding in states where we will own properties.

       Because we will conduct activities and own properties in different taxing jurisdictions, an investment in us may impose upon a limited partner the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. Additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax that may be payable, should be considered by prospective investors in deciding whether to make an investment in us.

       Further, many states have implemented or are in the process of implementing programs to require partnerships to file tax returns and withhold and pay state income taxes owed by non-resident partners with respect to income-producing properties located in those states. In the event that we are required to withhold state taxes from cash distributions otherwise payable to limited partners, the amount of the net cash from operations otherwise payable to such limited partners would be reduced. In addition, such withholding and return filing requirements at the state level may result in increases in our administrative expenses, which would likely have the effect of reducing returns to the limited partners.

       Each prospective purchaser of units is urged to consult with his own personal tax advisor with respect to the impact of applicable state and local taxes on his proposed investment in Behringer Harvard Short-Term Fund I.

                              REPORTS TO INVESTORS

       Within 75 days after the end of each of our fiscal years, our general partners will deliver to each limited partner such information as is necessary for the preparation of his federal income tax return and state income or other tax returns with regard to jurisdictions in which our properties are located. Within 120 days after the end of our fiscal year, our general partners will deliver to each limited partner an annual report which includes our financial statements, audited by independent certified public accountants and prepared in accordance with generally accepted accounting principles. Such financial statements will include a profit and loss statement, a balance sheet of Behringer Harvard Short-Term Fund I, a cash flow statement and a statement of changes in partners' capital. The notes to the annual financial statements will contain a detailed reconciliation of our net income for financial reporting purposes to net income for tax purposes for the periods covered by the report. The annual report for each year will report on our activities for that year, identify the source of our distributions, set forth the compensation paid to our general partners and their affiliates and a statement of the services performed in consideration therefor, provide a category-by-category breakdown of the general and administrative expenses incurred, including a breakdown of all costs reimbursed to our general partners and their affiliates in accordance with
Section 11.4(b) of our partnership agreement, and contain such other information as is deemed reasonably necessary by our general partners to advise the investors of our affairs.

       For as long as we are required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report shall be sent to limited partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each limited partner will be furnished, within 60 days after the end of each of the first three quarters of our fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to our general partners or their affiliates for services shall set forth the fees paid and the services rendered. In addition, until all of the net proceeds from the offering are expended or committed, or in the discretion of our general partners used to establish a working capital reserve or returned to the limited partners, each limited partner shall be furnished, at least quarterly within 60 days after the end of each quarter during which we have acquired real property, and no less often than annually, an acquisition report describing the properties acquired since the prior special report and including a description of locations and of the market upon which our general partners are relying in projecting successful operation of the properties. The acquisition report shall include:

       o a description of the present or proposed use of the property and its suitability or adequacy for such use and the terms of any material lease affecting the property;

       o a statement of the appraised value, purchase price, terms of purchase, and an itemization of all costs related to the acquisition paid to our affiliates;

       o a statement that title insurance and any required performance bonds or other assurances in accordance with requirements of the partnership agreement with respect to builders have been or will be obtained on the property;

       o a description of any real property that our general partners presently intend to acquire or lease, providing its location and a description of its general character;

       o a description of the proposed method of financing, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, due-on-sale or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

       o a description of statement regarding the amount of proceeds in both dollar amount and as a percentage of the total amount of the offering held by us that remain unexpended or uncommitted.

       The appraisal we receive at the time of each acquisition of property shall be maintained in our records for at least five years thereafter and, during such time, shall be made available to our limited partners for inspection and duplication at reasonable times.

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

       We will report the estimated value of our units annually to the limited partners in the next annual or quarterly report on Form 10-K or Form 10-Q sent to limited partners following the valuation process. Such estimated value will be based upon annual appraisals of our properties performed by our general partners and not by an independent appraiser. Our general partners are, however, required under our partnership agreement to obtain the opinion of an independent third party that their estimate of the value of each unit is reasonable and was prepared in accordance with appropriate methods for valuing real estate. For the first three full fiscal years following the year in which the offering of units terminates, the value of the units will be deemed to be their initial purchase price of $10, and no valuation of our properties will be performed. See "Investment by Tax-Exempt Entities and ERISA Considerations - Annual Valuation Requirement."

       Our general partners shall cause to be filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then-currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. We will provide without charge a copy of any such report upon request by a limited partner. In addition, upon request from any prospective investor or limited partner, we will provide without charge a copy of the NASAA Guidelines, as referred to elsewhere in this prospectus.

                              PLAN OF DISTRIBUTION

THE OFFERING

       We are offering a maximum of 10,000,000 units of limited partnership interest to the public through Behringer Securities, our dealer manager, a registered broker-dealer affiliated with our general partners. The units are being offered at a price of $10 per unit on a "best efforts" basis, which means generally that the dealer manager will be required to use only its best efforts to sell the units and it has no firm commitment or obligation to purchase any of the units. We are also offering 1,000,000 units for sale pursuant to our distribution reinvestment plan at a price of $10 per unit. Therefore, a total of 11,000,000 units are being registered in this offering. The offering of our units will terminate on or before February 19, 2005. However, we reserve the right to terminate this offering at any time prior to such termination date. At the discretion of our general partners, we may elect to extend the termination date of our offering of units reserved for issuance pursuant to our distribution reinvestment plan up to February 19, 2007, in which case participants in the plan will be notified. This offering must be registered in every state in which we offer or sell units. Generally, such registrations are for a period of one year. Thus, we may have to stop selling units in any state in which the registration is not renewed annually.

BEHRINGER SECURITIES

       Behringer Securities was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard programs, including the securities being offered in this offering. This offering is the first offering for which Behringer Securities has acted as dealer manager. For additional information about Behringer Securities, including information relating to Behringer Securities' affiliation with us, please refer to the section of this prospectus captioned "Management - Affiliated Companies - Dealer Manager."

COMPENSATION WE WILL PAY FOR THE SALE OF OUR UNITS

       Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds. The dealer manager will also receive a dealer manager fee in the amount of 2.5% of the gross offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. With respect to purchases pursuant to our distribution reinvestment plan, Behringer Securities has agreed to reduce its dealer manager fee to 1.0% of the gross proceeds. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units. A broker-dealer for a limited partner who elects to participate in our distribution reinvestment plan will be paid selling commissions for the reinvestment purchases at the same rate as for the limited partner's initial purchases. However, limited partners participating in the distribution reinvestment plan may designate the amount of the selling commission, up to 7.0%, and to whom it will be paid. To the extent that all or a portion of the 7.0% selling commission is not designated for payment to a limited partner's broker, the 7.0% selling commission, or balance thereof, will be retained and used by us for additional investments. See "Summary of Distribution Reinvestment Plan - Investment of Distributions."


                                                         Per Unit    Total Minimum    Total Maximum
                                                         --------    -------------    -------------
    Price to public.................................       $10.00      $1,500,000     $110,000,000
    Selling commissions.............................          .70          70,000        7,700,000
    Marketing and due diligence expense.............          .25          35,000        2,600,000
                                                           ------      ----------     ------------
    Proceeds to Behringer Harvard Short-Term
          Fund I LP.................................       $ 9.05      $  905,000     $ 99,700,000
                                                           ======      ==========     ============

       We will not pay any selling commissions in connection with the following special sales: (i) the sale of the units to one or more select dealers and their respective officers and employees and some of their respective affiliates who so request; and (ii) the sale of the units to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature.

       Our dealer manager may authorize certain other broker-dealers who are members of the NASD to sell our units. In the event of the sale of units by such other broker-dealers, the dealer manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers. In addition, the dealer manager may reallow to broker-dealers participating in the offering a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement. The amount of the reallowance will be commensurate with the participating broker-dealer's level of marketing support, level of due diligence review and success of its sales efforts, each as compared to those of the other participating broker-dealers.

       We or our general partners or their affiliates may also provide non-cash incentive items for registered representatives of our dealer manager and the participating broker-dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. The value of all such items shall be considered underwriting compensation in connection with this offering. In no event will our total underwriting compensation exceed 10.0% of gross offering proceeds.

       Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their units down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (2) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our units.

       Our general partners have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

       The broker-dealers participating in the offering of our units are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any units will be sold.

UNITS PURCHASED BY AFFILIATES

       Our general partners and their affiliates, including their family members (including spouses, parents, grandparents, children and siblings), may purchase units offered in this offering at a discount. The purchase price for such units shall be $9.05 per unit, reflecting the fact that selling commissions in the amount of $0.70 per unit and dealer manager fees in the amount of $0.25 per unit will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of units at a discount. Our general partners and their affiliates will be expected to hold their units purchased as limited partners for investment and not with a view towards distribution. In addition, units purchased by our general partners or their affiliates will not be entitled to vote on any matter presented to the limited partners for a vote.

SUBSCRIPTION PROCESS

       We will sell our units when subscriptions to purchase units are received and accepted by us. If you meet our suitability standards, you may subscribe for units by completing and signing a subscription agreement, like the one contained in this prospectus as Exhibit C, according to its instructions for a specific number of units and delivering to Behringer Securities a check for the full purchase price of the units, payable to "Wells Fargo Bank Iowa, N.A., Escrow Agent for Behringer Harvard Short-Term Opportunity Fund I LP." You should exercise care to ensure that the subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you:

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

       o      have received this prospectus;

       o      agree to be bound by the terms of our partnership agreement;

       o      meet the suitability standards described in this prospectus;

       o understand that, if you are a California resident or ever propose to transfer your units to a California resident, the State of California imposes transfer restrictions on our units in addition to the restrictions included in our partnership agreement;

       o affirm that, if you are a Missouri, Nebraska, Ohio or Pennsylvania resident, your investment does not exceed 10.0% of your liquid net worth;

       o affirm that, if you are a Washington resident, your investment does not exceed the greater of 5.0% of your liquid net worth or 5.0% of your gross income;

       o      are purchasing the units for your own account;

       o      acknowledge that there is no public market for our units;

       o understand that, if you are investing on behalf of any entity which is tax-exempt under the Internal Revenue Code, an investment in our units is likely to give rise to UBTI, which is likely to result in the entity being subject to federal income tax; and

       o are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to our units. See also the section of this prospectus captioned "How to Subscribe."

       Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for units until at least five business days after the date you receive this prospectus. Subject to compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (Exchange Act), our dealer manager and the broker-dealers participating in the offering will submit a subscriber's check to the escrow agent by noon of the next business day following receipt of the subscriber's subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy, subscriber checks will be promptly deposited with the escrow agent in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account with our escrow agent, and will be held in trust for your benefit, pending release to us.

       We will accept or reject subscriptions within 30 days after we receive them. If your subscription agreement is rejected, your funds, plus interest, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. After we have sold $1.5 million of our units, we expect to admit new investors at least monthly. The escrow agent will not release your funds to us until we admit you as a limited partner. Funds received by us from prospective investors will continue to be placed in escrow during this offering and we will issue additional units periodically.

MINIMUM OFFERING

       Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least $1.5 million have been received and accepted by us (the "Minimum Offering"). Any units purchased by our general partners or their affiliates will not be counted in calculating the Minimum Offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before February 19, 2004 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Subscribers may not withdraw funds from the escrow account.

       If the Minimum Offering has not been received and accepted by February 19, 2004 (one year after the date of this prospectus), our escrow agent will promptly so notify us and this offering will be terminated and your funds and subscription agreement will be returned to you within ten days after the date of such termination. In such event, our escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 from each subscriber whose subscription is rejected. In the event that a subscriber fails to remit an executed Internal Revenue Service Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber's funds, our escrow agent will be required to withhold from such funds 30.0% of the earnings attributable to such subscriber in accordance with Treasury Regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period. We will bear all expenses of escrow and, as such, the interest to be paid to any subscriber will not be reduced for such expense.

       Subscription proceeds received from residents of Nebraska and residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for at least 550,000 units, aggregating at least $5.5 million have been received and accepted by us. If we have not received and accepted subscriptions for 550,000 units by the end of the 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Nebraska investors and Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Nebraska investor or a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within ten calendar days after receipt of the investor's request.

       Subscription proceeds received from residents of New York will be placed in a separate interest-bearing account with the escrow agent until subscriptions for at least 250,000 units, aggregating at least $2.5 million, have been received and accepted by us. If we have not received and accepted subscriptions for 250,000 units by the end of the offering period, subscriptions of New York residents will be returned to them within ten business days after the last day of the offering period.

ADMISSION OF LIMITED PARTNERS

       Initial subscribers may be admitted as limited partners and the payments transferred from escrow to us at any time after we have received and accepted the Minimum Offering, except that subscribers residing in New York may not be admitted as limited partners until subscriptions have been received and accepted for 250,000 units ($2.5 million), and except that subscribers residing in either Nebraska or Pennsylvania may not be admitted until subscriptions have been received and accepted for 550,000 units ($5.5 million). In addition, certain other states may impose different requirements than those set forth herein. We expect to admit limited partners on a monthly basis following the Minimum Offering.

       Upon admission of an investor as our new limited partner, the escrow agent will release such subscribers' funds to us. The interest, if any, earned on escrow funds prior to the transmittal of the proceeds to us generally will not become part of our capital. Instead, promptly after ten days following each new investor admission date, we will cause the escrow agent to make distributions to limited partners of all interest earned on their escrowed funds used to purchase the units. Interest, if any, earned on accepted subscription proceeds will be payable to you only if your funds have been held in escrow by our escrow agent for at least 35 days. You will not otherwise be entitled to interest earned on funds held by us or to receive interest on your invested capital.

       The proceeds of this offering will be received and held in trust for the benefit of purchasers of units to be used only for the purposes set forth in the "Estimated Use of Proceeds" section of this prospectus.

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

UNITS HELD BY ASSIGNMENT

       Where a bank, broker, custodian or other fiduciary holds units as assignor or nominee for persons who invest in us, the persons who invest in us, as assignee or beneficial owner of such units, will be granted the same rights as if they were limited partners, except as prohibited by law. The NASAA Guidelines require the assignment agreement between the assignor and the assignees to provide that the assignor's management has fiduciary responsibility for the safekeeping and use of all funds and assets of the assignees, whether or not in the possession or control of the assignor's management. Further, the assignor's management must not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the assignees. In addition, the assignment agreement must not permit the assignees to contract away the fiduciary duty owed to the assignees by the assignor's management under the common law of agency.

INVESTMENTS BY IRAS AND QUALIFIED PLANS

       We do not recommend that investors purchase units through their IRAs because it is highly likely that the income from such units will be taxable in the IRA. See "Federal Income Tax Considerations - Investment by Qualified Plans and Other Tax-Exempt Entities" on page 105. If nonetheless, an investor elects to invest in our units through an IRA, such investor may designate Sterling Trust Company as the investor's IRA custodian. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our limited partners with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado. Further information as to custodial services is available through your broker or may be requested from us or downloaded from our web site.

       We may sell units to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93.0% of the public offering price in consideration for the services rendered by such broker-dealers and registered representatives to us in this offering. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of units.

VOLUME DISCOUNTS

       In connection with sales of certain minimum numbers of units to a "purchaser," as defined below, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per unit payable by the investor. The following table illustrates the various discount levels available:


                                                                     Commissions on Sales per Incremental
                                                                        Unit in Volume Discount Range
                                                                ---------------------------------------------
              Number of       Purchase Price per Incremental            Percentage
           Units Purchased     Unit in Volume Discount Range     (based on $10 per unit)          Amount
           ---------------     -----------------------------     -----------------------          ------
       1 to 50,000                        $10.00                           7.0%                    $0.70
       50,001 to 100,000                    9.80                           5.0                      0.50
       100,001 and over                     9.60                           3.0                      0.30

       For example, if an investor purchases 600,000 units, he or she would pay
(1) $500,000 for the first 50,000 units ($10.00 per unit), (2) $490,000 for the next 50,000 units ($9.80 per unit), and (3) $4,800,000 for the remaining 500,000 units ($9.60 per unit). Accordingly, he or she could pay as little as $5,780,000 (approximately $9.63 per unit) rather than $6,000,000 for the units, in which event the commission on the sale of such units would be $210,000 (approximately $0.35 per unit) and, after payment of the dealer manager fee of $150,000 ($0.25 per unit), we would receive net proceeds of $5,420,000 ($9.03 per unit). The net proceeds to us will not be affected by volume discounts.

       In addition, in order to encourage purchases of 1,000,000 or more units, a potential purchaser who proposes to purchase at least 1,000,000 units may agree with BH Advisors II LP and Behringer Securities to have the dealer manager fee with respect to the sale of such units reduced to as little as 1.0%, and, with the agreement of the participating broker, to have the selling commission payable with respect to the sale of such units reduced to as little as 0.5%, in which event the aggregate fees payable with respect to the sale of such units would be reduced by $0.80 per unit, and the purchaser of such units would be required to pay a total of $9.20 per unit purchased, rather than $10.00 per unit. The net proceeds to us would not be affected by such fee reductions. All such sales must be made through registered broker-dealers.

       Because all investors will be deemed to have contributed the same amount per unit to us for purposes of tax allocations and distributions of net cash from operations and sale proceeds, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

       Regardless of any reduction in any commissions (or acquisition and advisory fees in respect of sales of over 1,000,000 units), for any reason, any other fees based upon gross proceeds of the offering, including acquisition and advisory fees payable to our general partners, will be calculated as though the purchaser paid $10 per unit. The sales price for all such units will also be deemed to be $10 per unit for the purposes of determining whether we have sold units equal to the Minimum Offering.

       Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such units are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for units, and must set forth the basis for such request. Any such request will be subject to verification by our general partners that all of such subscriptions were made by a single "purchaser."

       For the purposes of such volume discounts, the term "purchaser" includes:

       o an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

       o a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

       o an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

       o      all commingled trust funds maintained by a given bank.

       Notwithstanding the above, in connection with volume sales made to investors in our units, investors may request in writing to aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our general partners or their affiliates, as part of a combined order for purposes of determining the number of units purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for units. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

       California residents should be aware that volume discounts will not be available in connection with the sale of units made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

       o there can be no variance in the net proceeds to us from the sale of the units to different purchasers of the same offering;

       o all purchasers of the units must be informed of the availability of quantity discounts;

       o the same volume discounts must be allowed to all purchasers of units which are part of the offering;

       o the minimum amount of units as to which volume discounts are allowed cannot be less than $10,000;

       o the variance in the price of the units must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

       o      no discounts are allowed to any group of purchasers.

       Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of units purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of units purchased.

DEFERRED COMMISSION OPTION

       Subscribers for units may agree with their participating broker-dealers and our dealer manager to have selling commissions due with respect to the purchase of their units paid over a three-year period pursuant to a deferred commission arrangement. Limited partners electing the deferred commission option will be required to pay a total of $9.40 per unit purchased upon subscription, rather than $10.00 per unit, with respect to which $0.10 per unit will be payable as commissions due upon subscription. Unless earlier accelerated as the result of a decision by the general partners to liquidate us prior to such time, for the period of three years following subscription, $0.20 per unit will be deducted on an annual basis from distributions of net cash from operations otherwise payable to the limited partners and used by us to pay deferred commission obligations. The net proceeds to us will not be affected by the election of the deferred commission option. Under this arrangement, a limited partner electing the deferred commission option will pay a 1.0% commission upon subscription, rather than a 7.0% commission, and an amount equal to a 2.0% commission per year thereafter for the next three years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from distributions of net cash from operations otherwise payable to such limited partner and used by us to satisfy commission obligations. The foregoing commission amounts may be adjusted with approval of our dealer manager by application of the volume discount provisions described previously.

       Investors electing the deferred commission option who are subject to federal income taxation will incur tax liability for distributions of net cash from operations otherwise payable to them with respect to their units even though such distributions will be withheld from such limited partners and will instead be paid to third parties to satisfy commission obligations.

       Investors who wish to elect the deferred commission option should make the election on their subscription agreement. Election of the deferred commission option will authorize us to withhold cash distributions otherwise payable to such investor for the purpose of paying commissions due under the deferred commission option. However, in no event may we withhold in excess of $0.60 per unit in the aggregate under the deferred commission option. Cash distributions otherwise payable to investors may be pledged by us, our dealer manager, or our general partners or our respective affiliates to secure one or more loans, the proceeds of which would be used to satisfy selling commission obligations. Investors who elect both the deferred commission option and participation in our distribution reinvestment plan will have their distributions reinvested in our units pursuant to the distribution reinvestment plan each year during the three-year period following subscription only after such funds have been applied to satisfy the investor's annual deferred commission obligation for such year. After the investor's deferred commission obligation has been satisfied, the investor will be eligible to participate in the distribution reinvestment plan with respect to the investor's distributions.

       In the event that, at any time prior to the satisfaction of our remaining deferred commission obligations, we begin a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by us. In such event, we will provide notice of such acceleration to limited partners who have elected the deferred commission option. The amount of the remaining commissions due shall be deducted and paid by us out of cash distributions otherwise payable to such limited partners during the time period prior to liquidation of our properties; provided that, in no event may we withhold in excess of $0.60 per unit in the aggregate. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligation of us and our limited partners to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following a liquidation of our properties.

       In addition, if you elect the deferred commission option and subsequently elect to participate in our unit redemption program or request that we transfer your units for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you during the period that deferred commissions are payable, then we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

       o in the case of an election to sell the units under our redemption program, you will be required to pay to us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your units pursuant to our redemption program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your units under our redemption program; or

       o if you request that we transfer the units for any other reason, you will not be entitled to effect any such transfer until you first either:

              - pay to us the unpaid portion of the remaining deferred commission obligation, or

              - provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, stating that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified period, which may be up to three years.

                                 WHO MAY INVEST

       In order to purchase units in this offering, you must:

       o meet the applicable financial suitability standards as described below; and

       o      purchase at least the minimum number of units as described below.

       We have established suitability standards for initial limited partners and subsequent purchasers of units from our investors, except for investors in certain states as described below. These suitability standards require that a purchaser of units have, excluding the value of a purchaser's home, furnishings and automobiles, either:

       o      a net worth of at least $150,000; or

       o a gross annual income of at least $45,000 and a net worth of at least $45,000.

       The minimum purchase is 100 units ($1,000), except in certain states as described below. You may not transfer less units than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your units so as to retain less than the number of units required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

       After you have purchased the minimum investment, or have satisfied minimum purchase requirements of Behringer Harvard REIT I, Behringer Harvard Mid-Term Fund I or any other Behringer Harvard public real estate program, any additional purchase must be in increments of at least 2.5 units ($25), except for (1) purchases made by residents of Nebraska, who must still meet the minimum investment requirements set forth under the table below, (2) purchases of units pursuant to our distribution reinvestment plan or reinvestment plans of other Behringer Harvard public real estate programs, which may be in lesser amounts and (3) purchases made by Minnesota and Oregon residents in other Behringer Harvard public real estate programs, who must still satisfy the minimum purchase requirements of that program.

       Several states have established suitability requirements, minimum purchase amounts and other limitations that are more stringent than the standards that we have established and described above. We have listed the suitability standards for those states that have more restrictive requirements than those set by us in the following table:


     STATE        INCOME/NET WORTH REQUIREMENTS           MINIMUM PURCHASE                  OTHER LIMITATIONS
     -----        -----------------------------           ----------------                  -----------------
Arizona           (1) Current annual gross                      N/A                                N/A
                  income of $75,000 and net
                  worth of $75,000, or (2) net
                  worth of $225,000

California        (1) Current or prior tax year                 N/A                                N/A
                  annual gross income of
                  $65,000 and net worth of
                  $250,000, or (2) net worth of
                  $500,000

Iowa              (1) Current annual gross                      N/A                                N/A
                  income of $75,000 and net
                  worth of $75,000, or (2) net
                  worth of $225,000

Maine             (1) Current annual gross                      N/A                                N/A
                  income of $50,000 and net
                  worth of $50,000 or (2) net
                  worth of $200,000

Massachusetts     (1) Current annual gross                      N/A                                N/A
                  income of $75,000 and net
                  worth of $75,000, or (2) net
                  worth of $225,000

Michigan          (1) Current annual gross                      N/A                                N/A
                  income of $60,000 and net
                  worth of $60,000, or (2) net
                  worth of $225,000


     STATE        INCOME/NET WORTH REQUIREMENTS           MINIMUM PURCHASE                 OTHER LIMITATIONS
     -----        -----------------------------           ----------------                 -----------------

Minnesota                      N/A                250 units ($2,500) for initial                   N/A
                                                  purchases; 200 units ($2,000)
                                                  for IRAs and other qualified
                                                  retirement plans

Missouri          (1) Current annual gross                      N/A                 Investor may not invest greater
                  income of $60,000 and net                                         than 10.0% of liquid net worth
                  worth of $60,000 or (2) net                                       in the units.
                  worth of $225,000

Nebraska                       N/A                500 units ($5,000) for initial    No proceeds from Nebraska
                                                  purchases and 100 units           investors may be released from
                                                  ($1,000) for additional           escrow until $5.5 million is
                                                  purchases; 100 units ($1,000)     raised in this offering.
                                                  for IRAs and qualified            Investments in additional units
                                                  retirement plans for initial      pursuant to the distribution
                                                  and additional purchases          reinvestment plan must be at least
                                                                                    $50 per year and made through a
                                                                                    Nebraska broker. Investor may
                                                                                    not invest more than 10.0% of
                                                                                    net worth.

New Jersey        (1) Current or prior tax year                 N/A                                N/A
                  annual gross income of
                  $65,000 and net worth of
                  $250,000, or (2) net worth of
                  $500,000

New Mexico        (1) Current annual gross                      N/A                                N/A
                  income of $60,000 and net
                  worth of $60,000, or (2) net
                  worth of $225,000

New York                       N/A                250 units ($2,500); 100 units     No proceeds from New York
                                                  ($1,000) for IRAs                 investors may be released from
                                                                                    escrow until $2.5 million is
                                                                                    raised in this offering.

North Carolina    (1) Current annual gross        250 units ($2,500) except for                    N/A
                  income of $60,000 and net       IRAs and qualified retirement
                  worth of $60,000, or (2) net    plans
                  worth of $225,000

Ohio                           N/A                              N/A                 Investor may not invest greater
                                                                                    than 10.0% of liquid net worth
                                                                                    in the units.

Oregon            (1) Current annual gross                      N/A                                N/A
                  income of $60,000 and net
                  worth of $60,000 or (2) net
                  worth of $225,000

Pennsylvania                   N/A                              N/A                 No proceeds from Pennsylvania
                                                                                    investors may be released from
                                                                                    escrow until $5.5 million is
                                                                                    raised in this offering.
                                                                                    Investor must have a net worth
                                                                                    of at least ten times amount of
                                                                                    investment in the partnership.

Washington                     N/A                              N/A                 Investor may not invest the
                                                                                    greater of 5.0% of net worth or
                                                                                    5.0% of gross income.

In all states listed above, net worth is to be determined excluding the value of a purchaser's home, furnishings and automobiles.

       Because the minimum offering of our units is less than $11.0 million, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

       For reasons other than suitability requirements, we currently do not offer or sell any units to residents of New Hampshire. We may amend our offering at a later date if we determine to sell units in these states.

       In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the units or by the beneficiary of the account. These suitability standards are intended to help ensure that, given our investment objectives and the relative illiquidity of our units, our units of limited partnership interest are an appropriate investment for those of you who become investors.

       Our general partners and their affiliates, as well as each participating broker-dealer, and any other person selling units on our behalf are required to:

       o make every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor's age, investment objectives, investment experience, income, net worth, financial situation and other investments held by such investor; and

       o maintain records for at least six years of the information used to determine that an investment in the units is suitable and appropriate for each investor.

       In making this determination, your participating broker-dealer will, based on a review of the information provided by you, consider whether you:

       o meet the minimum income and net worth standards established in your state;

       o can reasonably benefit from an investment in our units of limited partnership interest based on your overall investment objectives and portfolio structure;

       o are able to bear the economic risk of the investment based on your overall financial situation; and

       o      have an apparent understanding of:

              - the fundamental risks of an investment in our units of limited partnership interest;

              -      the risk that you may lose your entire investment;

              - the lack of liquidity of our units of limited partnership interest;

              - the restrictions on transferability of our units of limited partnership interest;

              -      the background and qualifications of our general partners;
                     and

              - the tax consequences of an investment in our units of limited partnership interest.


                                HOW TO SUBSCRIBE

       Investors who meet the applicable suitability standards, minimum purchase requirements and other limitations described in the "Who May Invest" section of this prospectus may purchase units. If you want to purchase units, you must proceed as follows:

              (1) Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

              (2) Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit C.

              (3) Deliver a check to Behringer Securities for the full purchase price of the units being subscribed for, payable to "Wells Fargo Bank Iowa, N.A., Escrow Agent for Behringer Harvard Short-Term Opportunity Fund I LP," along with the completed subscription agreement. Certain dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to the escrow agent for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

              (4) By executing the subscription agreement and paying the full purchase price for the units subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

       If you elect the deferred commission option, you must do so by indicating your election on the signature page of the subscription agreement. The dealer must also complete and sign the subscription agreement to acknowledge its agreement to the deferred commission option. This is more fully explained in the section of this prospectus captioned "Plan of Distribution - Deferred Commission Option."

       An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If you want to purchase units through an IRA, SEP or other tax-deferred account, Sterling Trust Company has agreed to serve as IRA custodian for such purpose. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, Sterling Trust Company has agreed to provide this service to our limited partners with annual maintenance fees charged at a discounted rate. Sterling Trust Company is a wholly owned subsidiary of Matrix Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

                           SUPPLEMENTAL SALES MATERIAL

       In addition to this prospectus, we may utilize certain sales material in connection with the offering of the units, although only when accompanied by or preceded by the delivery of this prospectus. The sales material may include:

       o      investor sales promotion brochures;

       o      cover letters transmitting the prospectus;

       o      brochures containing a summary description of the offering;

       o      brochures describing our advisory board;

       o reprints of articles about us or the real estate industry generally;

       o fact sheets describing the general nature of the Behringer Harvard Short-Term Fund I and our investment objectives;

       o slide presentations and studies of the prior performance of entities managed by our general partners and their affiliates;

       o      broker updates;

       o      computer presentations;

       o      web site material;

       o      electronic media presentations;

       o      audio cassette presentations;

       o      video presentations;

       o      cd-rom presentations;

       o      seminars and seminar advertisements and invitations; and

       o      scripts for telephonic marketing.

All of the foregoing material will be prepared by our general partners or their affiliates with the exception of third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

       The offering of units is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the units.


                                  LEGAL MATTERS

       The legality of the units being offered hereby has been passed upon for us by Fulbright & Jaworski L.L.P., Dallas, Texas. The statements under the caption "Federal Income Tax Considerations" as they relate to federal income tax matters have been reviewed by Morris, Manning & Martin, LLP, Atlanta, Georgia, and Morris, Manning & Martin, LLP has opined as to certain income tax matters relating to an investment in us. Fulbright & Jaworski L.L.P. and Morris, Manning & Martin, LLP have represented our general partners, as well as affiliates of our general partners, in other matters and may continue to do so in the future. The partner in charge of our relationship with Fulbright & Jaworski L.L.P. has an equity interest in the ultimate parent company of our general partner, BH Advisors II LP.

                                     EXPERTS

       The financial statements of Behringer Harvard Short-Term Opportunity Fund I LP and Behringer Harvard Advisors II LP at December 31, 2002, included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

       We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act with respect to the units offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Securities and Exchange Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by us, may be obtained upon payment of the fees prescribed by the Securities and Exchange Commission, or may be examined at the offices of the Securities and Exchange Commission without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Securities and Exchange Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                          INDEX TO FINANCIAL STATEMENTS


Behringer Harvard Short-Term Opportunity Fund I LP
    Report of Independent Accountants.......................................F-2
    Balance Sheet at December 31, 2002......................................F-3
    Statement of Partners' Capital for the period from
       September 20, 2002 (date of inception) through December 31, 2002.....F-4
    Notes to Financial Statements...........................................F-5

Behringer Harvard Advisors II LP
    Report of Independent Accountants.......................................F-8
    Consolidated Balance Sheet at December 31, 2002.........................F-9
    Consolidated Statement of Partners' Capital for the period from
       September 20, 2002 (date of inception) through December 31, 2002.....F-10
    Notes to Financial Statements...........................................F-11

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of
Behringer Harvard Short-Term Opportunity Fund I LP

       In our opinion, the accompanying balance sheet and the related statement of partners' capital present fairly, in all material respects, the financial position of Behringer Harvard Short-Term Opportunity Fund I LP (a development stage partnership) at December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP

Dallas, Texas
January 15, 2003

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                     (A Development Stage Texas Partnership)

                                  BALANCE SHEET
                                December 31, 2002

                                     ASSETS

           Cash................................................  $600
                                                                  ---

           Total Assets........................................  $600
                                                                  ===



                        LIABILITIES AND PARTNERS' CAPITAL

           Total Liabilities...................................  $  -
                                                                  ---

           Commitments and Contingencies

           Partners' Capital
             General Partners..................................   500
             Limited Partnership Units, 11,000,000 units
                 authorized, none issued and outstanding.......   100
                                                                  ---

           Total Partners' Capital.............................   600
                                                                  ---

           Total Liabilities and Partners' Capital.............  $600
                                                                  ===


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                     (A Development Stage Texas Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
           For the period from September 20, 2002 (date of inception)
                           through December 31, 2002


                                     Behringer Harvard        Robert M.         Gerald J.
                                       Advisors II LP         Behringer        Reihsen, III        Total
                                       --------------         ---------        ------------        -----
Balance, September 20, 2002                 $  -                 $  -              $  -             $  -
(Date of Inception)

Contributions                                400                  100               100              600
                                             ---                  ---               ---              ---

Balance at December 31, 2002                $400                 $100              $100             $600
                                             ===                  ===               ===              ===






   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                     (A Development Stage Texas Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2002

1.     Organization

       Behringer Harvard Short-Term Opportunity Fund I LP (the "Partnership") was formed in Texas on July 30, 2002, by and between Behringer Harvard Advisors II LP (a "General Partner"), a Texas limited partnership as general partner, Robert M. Behringer (also a "General Partner"), an individual as general partner and Gerald J. Reihsen III (the "Limited Partner" and collectively with the General Partners, the "Partners") an individual as limited partner. The Partnership was funded through capital contributions on September 20, 2002 (date of inception). The Partnership intends to file a registration statement on Form S-11 with the Securities and Exchange Commission with respect to a public offering (the "Offering") of 11,000,000 units of limited partnership interest.

       A maximum of 10,000,000 units may be sold to the public pursuant to the Offering. In addition, the Partnership plans to register an additional 1,000,000 units that will be available only to partners who elect to participate in the Partnership's distribution reinvestment plan at $10 per unit.

       The Partnership intends to use the proceeds from its public offering, after deducting offering expenses, primarily to acquire income-producing properties, including office, industrial and other commercial properties, including properties that are under construction or development, are newly constructed, or have been constructed and have operating histories. The Partnership may also purchase shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities in markets where barriers to entry are low. The partnership agreement provides that the Partnership will continue in existence until the earlier of December 31, 2017 or termination of the Partnership by written consent of all the partners.

       The Partnership is in the development stage and has not begun operations.

       INITIAL CAPITAL CONTRIBUTION

       Upon formation of the Partnership, the two General Partners contributed cash of $500 and the limited partner contributed $100, respectively, for non-unit investments.

       CASH FLOW DISTRIBUTIONS

       Net cash flows, as defined, are to be distributed to the Partners as follows:

              (a) To the Limited Partners on a per unit basis until each of such Limited Partners have received distributions of net cash from operations with respect to such fiscal year, or applicable portion thereof, equal to ten percent (10.0%) per annum of their net capital contribution;

              (b) Then to the Limited Partners on a per unit basis until each Limited Partner has received or has been deemed to have received one hundred percent (100.0%) of their net capital contribution; and

              (c) Thereafter, eighty-five percent (85.0%) to the Limited Partners on a per unit basis, and fifteen percent (15.0%) to the General Partners to be apportioned in such percentages as they may from time to time agree upon among themselves.

       Other limitations of allocated or received distributions are defined within the partnership agreement.

       INCOME (LOSS) ALLOCATIONS

       Net loss for each applicable accounting period shall be allocated to the Partners as follows:

              (a) To the Partners having positive balances in their capital accounts (in proportion to the aggregate positive balances in all capital accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

              (b) Then, eighty-five percent (85.0%) to the Limited Partners and fifteen percent (15.0%) to the General Partners.

       Net income for each applicable accounting period shall be allocated to the Partners as follows:

              (a) To the Partners to the extent of and in proportion to allocations of net loss as noted above; and

              (b) Then, so as to cause the capital accounts of all Partners to permit liquidating distributions to be made in the same manner and priority as set forth in the partnership agreement.

2.     Income Taxes

       No federal income taxes are payable by the Partnership and none have been provided in the accompanying financial statements. The partners are to include their respective shares of partnership income or loss, determined on an income tax basis, in their individual tax returns.

3.     Related-Party Arrangements

       The General Partners and certain of their affiliates will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Partnership. Behringer Securities LP ("Behringer Securities"), the affiliated dealer-manager, will receive a commission of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Behringer Securities intends to reallow 100.0% of commissions earned to participating broker-dealers. In addition, up to 2.5% of gross proceeds before reallowance to participating broker-dealers will be paid to Behringer Securities as a dealer manager fee. Behringer Securities may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement.

       All organization and offering expenses (excluding selling commissions and the dealer manager fee) are being paid for by the General Partners or their affiliates and could be reimbursed by the Partnership for up to 2.5% of gross offering proceeds. As of December 31, 2002 the General Partners or their affiliates had paid $471,934 of organization and offering expenses on behalf of the Partnership. The General Partners or their affiliates also will receive acquisition and advisory fees of up to 3.0% of the contract purchase price of each property for identifying, reviewing, evaluating, investing in and the purchase, development or construction of real property acquisitions. Any portion of this fee may be deferred and paid in a subsequent year. The General Partners or their affiliates may also receive up to 0.5% of the contract purchase price of each property for reimbursement of expenses related to making such acquisition.

       The Partnership expects to pay HPT Management Services LP, its property manager, fees for the management and leasing of the Partnership's properties, which fees will be up to 4.5% of gross revenues, plus separate leasing fees based upon the customary leasing fees applicable to the geographic location of the properties, but will not exceed 6.0% of gross revenues. The Partnership will also reimburse HPT Management Services LP for costs and expenses incurred by it on behalf of the Partnership.

       The Partnership will pay the General Partners or their affiliates an annual advisor asset management fee of 0.5% of aggregate assets value. Any portion of the asset management fee may be deferred and paid in a subsequent year.

       In connection with the sale of the properties of the Partnership, the Partnership will pay to the General Partners or their affiliates a real estate commission in an amount not exceeding the lesser of: (A) 50.0% of the reasonable, customary and competitive real estate brokerage commissions customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (B) 3.0% of the gross sales price of each property, subordinated to distributions to investors from the sale proceeds of an amount which, together with prior distributions to the limited partners, will equal (1) 100.0% of their capital contributions plus (2) a 10.0% annual cumulative (noncompounded) return on their net capital contributions. Subordinated real estate commissions that are not payable at the date of sale, because limited partners have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Partners of
Behringer Harvard Advisors II LP

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of partners' capital present fairly, in all material respects, the financial position of Behringer Harvard Advisors II LP (a development stage partnership) at December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP

Dallas, Texas
January 15, 2003

                        BEHRINGER HARVARD ADVISORS II LP
                     (A Development Stage Texas Partnership)

                           CONSOLIDATED BALANCE SHEET
                                December 31, 2002

                                     ASSETS

          Cash................................................. $1,200
                                                                 -----

          Total Assets......................................... $1,200
                                                                 =====



                        LIABILITIES AND PARTNERS' CAPITAL

          Total Liabilities.................................... $    -
                                                                 -----

          Commitments and Contingencies

          Minority Interest....................................    200

          Partners' Capital....................................  1,000
                                                                 -----

          Total Liabilities and Partners' Capital.............. $1,200
                                                                 =====


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                        BEHRINGER HARVARD ADVISORS II LP
                     (A Development Stage Texas Partnership)

                   CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
       For the period from September 20, 2002 (date of inception) through
                               December 31, 2002



                                      Harvard Property        Behringer Harvard
                                          Trust LLC             Partners LLC            Total
                                          ---------             ------------            -----
Balance, September 20, 2002                  $  -                     $  -              $    -
(Date of Inception)

Contributions                                   1                      999               1,000
                                              ---                      ---               -----

Balance at December 31, 2002                 $  1                     $999              $1,000
                                              ===                      ===               =====


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                        BEHRINGER HARVARD ADVISORS II LP
                     (A Development Stage Texas Partnership)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2002


1.     Organization

       Behringer Harvard Advisors II LP (the "Partnership") was formed in Texas on July 30, 2002, by and between Harvard Property Trust LLC (the "General Partner"), a Texas limited liability company as 0.1% general partner and Behringer Harvard Partners, LLC (the "Limited Partner" and together with the General Partner, the "Partners"), a Texas limited liability company as 99.9% limited partner. The Partnership was funded through capital contributions on September 20, 2002 (date of inception).

       BASIS OF CONSOLIDATION

       The consolidated financial statements include the accounts of the Partnership and its 67.0% owned subsidiary, with a controlling interest, as defined in the partnership agreement, Behringer Harvard Short-Term Opportunity Fund I LP (the Short-Term Fund"). The Short-Term Fund is a development stage partnership, which intends to file a registration statement on Form S-11 with the Securities and Exchange Commission. The Short-Term Fund intends to use the proceeds from its public offering to acquire income-producing properties, including office, industrial and other commercial properties, including properties that are under construction or development, are newly constructed, or have been constructed and have operating histories. The Short-Term Fund may also purchase shopping centers, business and industrial parks, manufacturing facilities and warehouse and distribution facilities where barriers to entry are low. The Partnership controls the operations of the Short-Term Fund and accordingly consolidates the operations of the underlying Short-Term Fund in the accompanying consolidated financial statements.

       All intercompany balances and transactions have been eliminated in consolidation.

       INITIAL CAPITAL CONTRIBUTION

       Upon formation of the Partnership, the general and limited partners contributed cash of $1 and $999, respectively.

       CASH FLOW DISTRIBUTIONS

       Net cash flows, as defined, are to be distributed 99.9% to the Limited Partner and 0.1% to the General Partner.

       Other limitations of allocated or received distributions are defined within the partnership agreement.

       INCOME (LOSS) ALLOCATIONS

       Net income (loss) for each applicable accounting period shall be allocated 99.9% to the Limited Partner and 0.1% to the General Partner.

2.     Income Taxes

       No federal income taxes are payable by the Partnership and none have been provided in the accompanying financial statements. The partners are to include their respective shares of partnership income or loss, determined on an income tax basis, in their individual tax returns.

3.     Minority Interest

       Minority interest represents the non-controlling partners' share of the capital in the Short-Term Fund, which the Partnership consolidates in the accompanying consolidated financial statements. In accordance with certain provisions in the partnership agreement governing the Partnership's investment in the Short-Term Fund, income and loss are allocated as follows:

       Net loss for each applicable accounting period shall be allocated to the Partners as follows:

              (a) To the Partners having positive balances in their capital accounts (in proportion to the aggregate positive balances in all capital accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

              (b) Then, eighty-five percent (85.0%) to the Limited Partner and fifteen percent (15.0%) to the General Partner.

       Net Income for each applicable accounting period shall be allocated to the Partners as follows:

              (a) To the Partners to the extent of and in proportion to allocations of net loss as noted above; and

              (b) Then, so as to cause the capital accounts of all Partners to permit liquidating distributions to be made in the same manner and priority as set forth in the partnership agreement.

4.     Related-Party Arrangements

       The Partnership and the other general partner of the Short-Term Fund (the "Short-Term General Partners") and certain of their affiliates will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Short-Term Fund. Behringer Securities LP ("Behringer Securities"), the affiliated dealer-manager, will receive a commission of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Behringer Securities intends to reallow 100.0% of commissions earned to participating broker-dealers. In addition, up to 2.5% of gross proceeds before reallowance to participating broker-dealers will be paid to Behringer Securities as a dealer manager fee, provided, that the dealer manager fee will be 1.0% of the gross proceeds of purchases pursuant to the Short-Term Fund's distribution reinvestment plan. Behringer Securities may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement.

       All organization and offering expenses (excluding selling commissions and the dealer manager fee) are being paid for by the Short-Term General Partners or their affiliates and could be reimbursed by the Short-Term Fund for up to 2.5% of gross offering proceeds. As of December 31, 2002, the Short-Term General Partners or their affiliates had paid $471,934 of organization or offering expenses on behalf of the Short-Term Fund. The Short-Term General Partners or their affiliates also will receive acquisition and advisory fees of up to 3.0% of the contract purchase price of each property for identifying, reviewing, evaluating, investing in and the purchase, development or construction of real property acquisitions. Any portion of this fee may be deferred and paid in a subsequent year. The Short-Term General Partners or their affiliates may also receive up to 0.5% of the contract purchase price of each property for reimbursement of expenses related to making such acquisition.

       The Short-Term Fund expects to pay HPT Management Services LP, its property manager, fees for the management and leasing of the Short-Term Fund's properties, which fees will be up to 4.5% of gross revenues, plus separate leasing fees based upon the customary leasing fees applicable to the geographic location of the properties, but will not exceed 6.0% of gross revenues plus leasing commissions based upon the customary leasing commissions applicable to the geographic location of the respective property. The

       Short-Term Fund will also reimburse HPT Management Services LP for costs and expenses incurred by it on behalf of the Short-Term Fund.

       The Short-Term Fund will pay the Short-Term General Partners or their affiliates an annual asset management fee of 0.5% of aggregate assets value. Any portion of the asset management fee may be deferred and paid in a subsequent year.

       In connection with the sale of the properties of the Short-Term Fund, the Short-Term Fund will pay to the Short-Term General Partners or their affiliates a real estate commission in an amount not exceeding the lesser of: (A) 50.0% of the reasonable, customary and competitive real estate brokerage commissions customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (B) 3.0% of the gross sales price of each property, subordinated to distributions to investors from the sale proceeds of an amount which, together with prior distributions to the limited partners, will equal (1) 100.0% of their capital contributions plus (2) a 10.0% annual cumulative (noncompounded) return on their net capital contributions. Subordinated real estate commissions that are not payable at the date of sale, because limited partners have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES

       The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by our general partner, Robert M. Behringer, and his affiliates (Prior Real Estate Programs), most of which have investment objectives similar to Behringer Harvard Short-Term Fund I. With the exception of the Prior Real Estate Programs that have been aggregated in the following tables as the "Recreational Programs" which represents nine separate programs that invested in recreational properties, each of the other Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Behringer Harvard Short-Term Fund I intends to acquire. See "Investment Objectives and Criteria" elsewhere herein.

       Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in "Prior Performance Summary" section of this prospectus.

       Investors in Behringer Harvard Short-Term Fund I will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

       Our general partners are responsible for the acquisition, operation, maintenance and resale of the real estate properties. Robert M. Behringer is one of our general partners and our other general partner, BH Advisors II LP, is controlled by Mr. Behringer. Mr. Behringer was a general partner and/or chief executive officer of the Prior Real Estate Programs and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

       The following tables are included herein:

       Table I --   Experience in Raising and Investing Funds (As a Percentage
                    of Investment)

       Table II --  Compensation to Sponsor (in Dollars)

       Table III -- Annual Operating Results of Prior Real Estate Programs

       Table IV --  Results of Completed Programs

       Table V --   Sales or Disposals of Property

       Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which Behringer Harvard Short-Term Fund I has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

       The following are definitions of certain terms used in the Tables:

       "Acquisition Fees" means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

       "Organization Expenses" include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

       "Underwriting Fees" include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.




      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.
                                       A-1

                                     TABLE I
                                   (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

       This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since January 1, 1995. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of September 30, 2002.

                                       Harvard Property          Recreational                Harvard                Harvard
                                        Trust, Inc.(1)            Programs(2)          Property I, L.P.(3)    Property II, L.P.(3)
                                       ----------------       -----------------        ------------------     -------------------
Dollar amount offered                       $76,100,000(5)         $ 20,559,394(6)           $1,186,254(6)          $1,166,012(6)
                                       ================       =================        ================       ================

Dollar amount raised                   60,387,475 (79.3%)(5)  20,559,394 (100.0%)      1,186,254 (100.0%)     1,166,012 (100.0%)
                                       ----------------       -----------------        ----------------       ----------------

Less offering expenses:
   Selling commissions and discounts
     retained by affiliates                    --                     --                      --                     --
   Organizational expenses                246,563  (0.4%)             --                      --                     --
   Marketing and offering expenses      1,032,263  (1.7%)(7)          --                      --                     --
Reserve for operations                         --                     --                      --                     --

Percent available for investment       59,108,649 (97.9%)     20,559,394 (100.0%)      1,186,254 (100.0%)     1,166,012 (100.0%)
                                       ================       =================        ================       ================

Acquisition costs:
   Prepaid items and fees related
     to purchase of property
     Cash down payment(8)              56,176,180 (35.8%)      19,725,178 (38.0%)       1,176,023 (28.1%)      1,120,799 (29.7%)
     Acquisition fees(9)                  544,375  (0.3%)         463,000  (0.9%)              --                19,730   (0.5%)
     Loan costs                         1,835,419  (1.2%)         371,216  (0.7%)          10,231  (0.2%)        25,483   (0.7%)
     Proceeds from mortgage financing  98,520,000 (62.7%)(10)  31,407,459 (60.4%)(11) (113,000,000 (71.7%)(12) 2,610,000 (69.1%)(13)

Total acquisition costs(21)                $157,075,974             $51,996,853              $4,186,254             $3,776,012
                                       ================       =================        ================       ================

Percent leveraged                                  62.7%(10)               60.4%(11)               71.7%(12)              69.1%(13)

Date offering began                            11/22/95                 6/30/95                04/05/95               06/21/95

Length of offering (in months)                       27              Continuing(22)                   2                      2

Months to invest 90 percent of
   amount available for investment
   (measured from date of offering)                  27              Continuing(22)                   2                      2


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTRUE PERFORMANCE.

                                     TABLE I
                                   (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                              Harvard                                  BRP (Renner Plaza),      BRP Investments
                                        Property III, L.P.(3)   HPA Partners, L.P.            L.P.(3)                 Inc.(4)
                                        --------------------    -----------------      -------------------      ---------------
Dollar amount offered                          $1,100,000(6)           $800,000(6)           $1,326,578(6)             $58,500(6)
                                         ================        ==============        ================         ==============
Dollar amount raised                     1,100,000 (100.0%)      800,000 (100.0%)      1,326,578 (100.0%)        58,500 (100.0%)
                                         ----------------        --------------        ----------------         --------------
Less offering expenses:
   Selling commissions and discounts
     retained by affiliates                     --                      --                    --                    --
   Organizational expenses                      --                      --                    --                    --
   Marketing and offering expenses              --                      --                    --                    --
Reserve for operations                          --                      --                    --                    --

Percent available for investment         1,100,000 (100.0%)      800,000 (100.0%)      1,326,578 (100.0%)        58,500 (100.0%)
                                         ================        ==============        ================         ==============
Acquisition costs:
   Prepaid items and fees related
     to purchase of property
   Cash down payment(8)                   1,064,785 (28.8%)       704,999 (38.1%)       1,222,144 (26.7%)         58,500 (15.0%)
   Acquisition fees(9)                          --                 41,676  (4.7%)           35,500 (0.8%)           --
   Loan costs                                 35,215 (1.0%)        53,325  (3.1%)           68,934 (1.5%)           --
   Proceeds from mortgage financing       2,600,000 (70.3%)(14)   944,876 (54.3%)(15)    3,250,000(71.0%)(16)    331,500 (85.0%)(17)

Total acquisition costs(21)                    $3,700,000            $1,744,876              $4,576,578               $390,000
                                         ================        ==============        ================         ==============

Percent leveraged                                    70.3%(14)             54.2%(15)               71.0%(16)              85.0%(17)

Date offering began                              06/21/95              04/21/95                12/04/99                8/30/00

Length of offering (in months)                          2                     2                       2                      1

Months to invest 90 percent of
   amount available for
   investment (measured from date                       2                     2                       2                      1
   of offering)


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                     TABLE I
                                   (UNAUDITED)
                    EXPERIENCE IN RAISING AND INVESTING FUNDS


                                                                          6142            Behringer Partners
                                          BRP (SV), L.P.(3)        Campbell, LTD.(3)        Stemmons LP(3)
                                          ----------------         ----------------       ------------------
Dollar amount offered                           $3,051,000(6)            $240,000(6)             $401,900(6)
                                          ================         ==============         ===============
Dollar amount raised                      3,051,000 (100.0%)       240,000 (100.0%)       $401,900 (100.0%)
                                          ----------------         --------------         ---------------
Less offering expenses:
   Selling commissions anddiscounts
     retained by affiliates                      --                     --                      --
   Organizational expenses                       --                     --                      --
   Marketing and offering expenses               --                     --                      --
Reserve for operations                           --                     --                      --

Percent available for investment          3,051,000 (100.0%)       240,000 (100.0%)        401,900 (100.0%)

Acquisition costs:
   Prepaid items and fees related
     to purchase of property
   Cash down payment(8)                    2,869,406 (32.4%)        220,687 (23.5%)         338,501 (19.5%)
   Acquisition fees(9)                         84,500 (1.0%)          19,130 (2.0%)            3,951 (0.2%)
   Loan costs                                  97,094 (1.1%)           183 --                 59,448 (3.4%)
   Proceeds from mortgage financing        5,800,000 (65.5%)(18)    700,000 (74.5%)(19)   1,330,000 (76.8%)(20)

Total acquisition costs(20)                    $ 8,851,000               $940,000              $1,731,900
                                          ================         ==============         ===============

Percent leveraged                                     65.5%(18)              74.5%(19)               76.8%(20)

Date offering began                               10/21/00               05/01/96                02/01/01

Length of offering (in months)                           2                      2                       2

Months to invest 90 percent of
   amount available for
   investment (measured from date
   of offering)                                          2                      2                       2

(1) Real estate investment trust in operation from 11/22/95 through 1/1/01 consisting of 21 commercial properties and two development parcels located in Texas and Minnesota.
(2) Represents an aggregation of properties held by nine separate programs having the investment objectives of investing in recreational properties, which is not similar to the investment objectives of Behringer Harvard Short-Term Fund I. These programs hold a total of ten income-producing properties, consisting of seven marinas and three golf facilities with locations in Texas, Florida and the U.S. Virgin Islands. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - three programs, 1996 - no programs, 1997 - one program, 1998 - one program, 1999 - two programs, 2000 - three programs, 2001 - one program, and 2002 - no programs.

TABLE I - RECREATION/RESIDENTIAL PROGRAMS
          EXPERIENCE IN RAISING AND INVESTING FUNDS
-------------------------------------------------------------------------------------------------------------------
                                             1995      %      1996      %        1997      %        1998       %
-------------------------------------------------------------------------------------------------------------------
Dollar amount offered                    $1,399,276  100.0%  $   --     --   $  549,000  100.0%  $1,300,200  100.0%
                                         ==========          ========        ==========          ==========
Dollar amount raised                      1,399,276  100.0%  $   --     --      549,000  100.0%   1,300,200  100.0%
                                         ----------          --------        ----------          ----------
Less offering expenses:
   Selling commissions and discounts           --       --       --     --         --       --         --       --
   Organizational expenses                     --       --       --     --         --       --         --       --
   Marketing support and due diligence         --       --       --     --         --       --         --       --
   Reserve for operations                      --       --       --     --         --       --         --       --
   Other                                       --                --                --                  --
                                         ----------          --------        ----------          ----------
Amount available for investment          $1,399,276  100.0%  $   --     --   $  549,000  100.0%  $1,300,200  100.0%
                                         ==========          ========        ==========          ==========
Acquisition costs:
   Cash down payment                      1,321,081   30.0%      --     --      473,341   19.5%   1,112,200  100.0%
   Acquisition fees                          40,000    0.9%      --     --       30,000    1.2%      88,000    1.0%
   Loan costs                                38,195    0.9%      --     --       45,659    1.9%     100,000    1.1%
   Proceeds from Mortgage Financing       3,000,000   68.2%      --     --    1,880,000   77.4%   7,900,000   85.9%
                                         ----------          --------        ----------          ----------
Total Acquisition costs                  $4,399,276  100.0%  $   --     --   $2,429,000  100.0%  $9,200,200  100.0%
                                         ==========          ========        ==========          ==========
-------------------------------------------------------------------------------------------------------------------
Percent leveraged (mortgage financing
   divided by total acquisition costs)        68.2%   68.2%      --     --        77.4%   77.4%       85.9%   85.9%
Date offering began                         6/30/95                            03/30/97            04/05/98
Length of offering (in months)                    2              --                   2                   2
Months to invest 90 percent of amount
   available for investment measured from         2                                   2                   2
   date of offering
-------------------------------------------------------------------------------------------------------------------


     Past performance is not necessarily indicative of future performance.

TABLE I - RECREATION/RESIDENTIAL PROGRAMS (CONT.)
--------------------------------------------------------------------------------------------------------------------------
                                                1999        %         2000        %          2001        %        2002
--------------------------------------------------------------------------------------------------------------------------
Dollar amount offered                       $4,660,918   100.0%   $ 4,250,000   100.0%   $ 8,400,000   100.0%   $  --
                                            ==========            ===========            ===========            ---------
Dollar amount raised                         4,660,918   100.0%     4,250,000   100.0%     8,400,000   100.0%      --
                                            ----------            -----------            -----------            ---------
Less offering expenses:
   Selling commissions and discounts              --      --             --      --             --      --         --
   Organizational expenses                        --      --             --      --             --      --         --
   Marketing support and due diligence            --      --             --      --             --      --         --
   Reserve for operations                         --      --             --      --             --      --         --
   Other                                          --                     --                     --                 --
                                            ----------            -----------            -----------            ---------
Amount available for investment             $4,660,918   100.0%   $ 4,250,000   100.0%   $ 8,400,000   100.0%   $  --
                                            ==========            ===========            ===========            ---------
Acquisition costs:
   Cash down payment                         4,527,696    50.0%     4,099,510    36.6%     8,191,350    52.2%      --
   Acquisition fees                             80,000     0.9%        95,000     0.8%       130,000     0.8%      --
   Loan costs                                   53,222     0.6%        55,490     0.5%        78,650     0.5%      --
   Proceeds from Mortgage Financing          4,396,000    48.5%     6,950,000    62.1%     7,281,459    46.4%      --
                                            ----------            -----------            -----------            ---------
Total Acquisition costs                     $9,056,918   100.0%   $11,200,000   100.0%   $15,681,459   100.0%   $  --
                                            ==========            ===========            ===========            ---------
--------------------------------------------------------------------------------------------------------------------------
Percent leveraged (mortgage financing
   divided by total acquisition costs)           48.5%    48.5%         62.1%    62.1%         46.4%    46.4%      --
Date offering began                           06/21/99               01/08/00              02/19/01
Length of offering (in months)                       4                     10                     9                --
Months to invest 90 percent of amount
   available for investment measured from            4                     10                     9
   date of offering
--------------------------------------------------------------------------------------------------------------------------

TABLE I - RECREATION/RESIDENTIAL PROGRAMS (CONT.)
------------------------------------------------------------------
                                                 %         Totals
------------------------------------------------------------------
Dollar amount offered                           --     $22,583,906
                                                       ===========
Dollar amount raised                            --      22,583,906

Less offering expenses:
   Selling commissions and discounts            --            --
   Organizational expenses                      --            --
   Marketing support and due diligence          --            --
   Reserve for operations                       --            --
   Other

                                                              --
Amount available for investment                 --     $22,583,906
                                                       ===========
Acquisition costs:
   Cash down payment                            --      21,609,476

   Acquisition fees                             --         524,406

   Loan costs                                   --         450,024

   Proceeds from Mortgage Financing             --      35,293,835
                                                       -----------
Total Acquisition costs                         --     $57,877,741
                                                       ===========
------------------------------------------------------------------
Percent leveraged (mortgage financing
   divided by total acquisition costs)          --           61.0%
Date offering began
Length of offering (in months)
Months to invest 90 percent of amount
   available for investment measured from
   date of offering
------------------------------------------------------------------

(3)    Single asset limited partnership with asset based in Texas.
(4) Holding company containing single land asset held for development purposes.
(5) In conjunction with the minimum stockholder requirement for a real estate investment trust and pursuant to a private placement offering commencing November 22, 1995, Harvard Property Trust, Inc. (the "Trust"), offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. The offering for the Series A Preferred shares was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Pursuant to a private placement offering commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. The offering for the Series B Preferred shares was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Pursuant to a private placement offering commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. The offering for the common shares and units was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below, the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Pursuant to a private placement offering commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. The offering for the Series C Preferred shares was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.
(6) Dollar amount offered reflects total equity required to complete acquisition which includes escrows and liabilities assumed at closing as well as closing costs, commissions and other fees payable at closing.
(7) Amount includes cash payments for offering costs and 111,600 shares of common stock (cash value $83,745) issued in connection with the common stock offering detailed in footnote (5).
(8) Cash down payment reflects total cost of acquisition less proceeds from mortgage financing and credits received from seller at time of closing.
(9) Acquisition fees include commissions, finders fees and due diligence reimbursements paid to affiliates of the general partners.
(10) Amount includes proceeds from first mortgage financing in connection with the acquisition of certain assets valued at $65,020,000. In addition, on October 17, 1998, the Trust entered into a three-year, $40,000,000 revolving credit facility ("Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisition of additional properties.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

(11) Proceeds from mortgage financing in connection with the acquisition of certain assets. The partnerships contained in the portfolio entered into several first mortgage liens secured by certain assets in the aggregate amount of $30,482,988.
(12) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,000,000.
(13) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $2,610,000.
(14) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $2,600,000.
(15) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $944,876.
(16) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,250,000.
(17) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $291,500.
(18) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $5,800,000.
(19) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $700,000.
(20) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $1,330,000.
(21) Total acquisition costs include cash down payment, acquisition fees and loan costs as well as the proceeds from mortgage financing.
(22)   Program is currently active.








     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                    TABLE II
                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

       The following sets forth the compensation received by Robert M. Behringer, affiliates of Mr. Behringer and affiliates of BH Advisors II LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard Short-Term Fund I, with the exception of the recreational programs that have been aggregated under "Recreational Programs." All figures are as of September 30, 2002.

                                                 Harvard Property         Recreational             Harvard             Harvard
                                                    Trust, Inc.             Programs          Property I, L.P.    Property II, L.P.
                                                    -----------             --------          ----------------    -----------------
Date offering commenced                                11/22/95(2)         06/30/95(3)              04/05/95            06/07/95

Dollar amount raised                                $60,387,475         $20,559,394               $1,186,254          $1,166,012
                                                     ==========          ==========                =========           =========

Amount paid to sponsor from proceeds of offering:
     Underwriting fees
     Acquisition fees
         - Real estate commissions                      544,375             463,000                       --              50,000
         - Advisory fees                                     --                  --                       --                  --

Total amount paid to sponsor                            544,375             463,000                       --              50,000
                                                     ==========          ==========                =========           =========

Dollar amount of cash generated (used in)
   operations before deducting payments
   to sponsor                                       $12,181,485         $15,769,519               $1,111,045          $1,083,606

Amount paid to sponsor from operations(5)
     Property management fees                         2,286,616           1,343,077                   77,325              84,251
     Partnership management fees                             --                  --                       --                  --
     Reimbursements                                          --             282,835                       --                  --
     Leasing commissions                                609,128                  --                       --                  --

Dollar amount of property sales and
refinancing
   before deducting payments to sponsor:
     Cash                                           149,921,835(6)        1,249,303                1,981,599           1,848,996
     Other                                            7,614,215(7)               --                       --                  --

Amount paid to sponsor from property
 sales and refinancing:
     Real estate commissions                            779,527                  --                       --                  --
     Financing fees                                     223,358                  --                       --                  --


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

                                        Harvard Property III,                                BRP                  BRP
                                                 L.P.            HPA Partners, L.P.   (Renner Plaza), LP  Investments, Inc.(1)
                                                 ----            ------------------   ------------------  -----------------
Date offering commenced                          06/21/95                04/21/95         12/04/99               8/30/00

Dollar amount raised                           $1,100,000              $  800,000        $1,326,578             $58,500
                                                =========               =========         =========              ======

Amount paid to sponsor from
  proceeds of offering:
     Underwriting fees                                 --                      --                                    --
     Acquisition fees
         - Real estate commissions                     --                  50,000            35,500                  --
         - Advisory fees                               --                   8,349           140,000(4)               --
                                                                        ---------

Total amount paid to sponsor                                               58,349           175,500                  --
                                                                        =========         =========              ======

Dollar amount of cash generated (used
   in) operations before deducting
   payments to sponsor                         $1,519,520              $1,281,305        $1,696,012                  --

Amount paid to sponsor from
   operations(5)
     Property management fees                     109,931                 161,034           129,618                  --
     Partnership management fees                       --                      --                --                  --
     Reimbursements                                    --                      --                --                  --
     Leasing commissions                               --                      --                --                  --

Dollar amount of property sales and
   refinancing before deducting
payments to sponsor:
     Cash                                       1,893,192               1,444,184                --                  --
     Other                                             --                      --                --                  --

Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                      110,200                  43,500                --                  --
     Financing fees                                    --                      --                --                  --


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

                                                                                       Behringer Partners
                                           BRP (SV), L.P.       6142 Campbell, LTD.       Stemmons LP
                                           --------------       -------------------       -----------

Date offering commenced                           10/21/00             05/01/96               02/02/01

Dollar amount raised                            $3,051,000             $240,000               $401,900
                                                 =========              =======                =======

Amount paid to sponsor from
  proceeds of offering:
     Underwriting fees
     Acquisition fees
         - Real estate commissions                  84,500                   --                     --
         - Advisory fees                                --                   --                     --

Total amount paid to sponsor                        84,500                   --                     --
                                                 =========              =======                =======

Dollar amount of cash generated (used
   in) operations before deducting
   payments to sponsor                            $511,143             $181,990                $31,208

Amount paid to sponsor from
operations(5)
     Property management fees                       40,244               10,618                     --
     Partnership management fees                        --                   --                     --
     Reimbursements                                     --                   --                     --
     Leasing commissions                                --                   --                     --

Dollar amount of property sales and
  refinancing before deducting
  payments to sponsor:
     Cash                                               --              415,048                     --
     Other                                              --                   --                     --

Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                            --                   --                     --
     Financing fees                                     --                   --                     --

(1) Holding company containing single land asset held for development purposes only. No operating activity or sponsor compensation associated with this property.

                       (ADDITIONAL FOOTNOTES ON NEXT PAGE)


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

(2) Initial offering commenced 11/22/95 followed by three separate offerings through 12/31/98. See Table I, footnote (5) for a more detailed description of offerings. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995-three programs, 1996-no programs, 1997-one program, 1998-one program, 1999-two programs, 2000-three programs, 2001-one program, and 2002-no programs.

TABLE II - COMPENSATION TO SPONSOR

Date offering commenced                                           1995         1996         1997         1998         1999
                                                               --------------------------------------------------------------
Dollar amount raised                                           $1,399,276   $       --   $  549,000   $1,300,200   $4,660,918
                                                               ==========   ==========   ==========   ==========   ==========
Amount paid to sponsor from proceeds of offering:
  Underwriting fees                                                    --           --           --           --           --
  Acquisition fees
     Real estate commissions                                       40,000           --       30,000       88,000       80,000
     Advisory fees                                                     --           --           --           --           --
                                                               ----------   ----------   ----------   ----------   ----------
Total amount paid to sponsor                                       40,000           --       30,000       88,000       80,000
-----------------------------------------------------------------------------------------------------------------------------

Dollar amount of cash generated from (used in) operations
  before deducting payments to sponsor:                            95,972      497,635      622,729    1,136,002    1,871,743
-----------------------------------------------------------------------------------------------------------------------------

Amount paid to sponsor from operations
  Property management fees                                          5,957       32,399       44,766      114,080      118,208
  Partnership management fees                                          --           --           --           --           --
  Reimbursements                                                    9,000       21,735       36,000       36,000       45,600
  Leasing commissions                                                  --           --           --           --           --
-----------------------------------------------------------------------------------------------------------------------------

Dollar amount of property sales and refinancing before
  deducting payments to sponsor:
  Cash                                                                 --           --           --           --    1,249,303
  Other                                                                --           --           --           --           --
Amount paid to sponsors from property sales and refinancing:
  Real estate commissions                                              --           --           --           --           --
  Financing fees                                                       --           --           --           --           --
  Other                                                                --           --           --           --           --
-----------------------------------------------------------------------------------------------------------------------------

TABLE II - COMPENSATION TO SPONSOR (CONT.)
                                                                                              Through
Date offering commenced                                            2000         2001          9/30/02       Totals
                                                               -------------------------------------------------------

Dollar amount raised                                           $ 4,250,000   $ 8,400,000    $        --   $20,559,394
                                                               ===========   ===========    ===========   ===========
Amount paid to sponsor from proceeds of offering:
  Underwriting fees                                                     --            --             --            --
  Acquisition fees
     Real estate commissions                                        95,000       130,000             --       463,000
     Advisory fees                                                      --            --             --            --
                                                               -----------   -----------    -----------   -----------
Total amount paid to sponsor                                        95,000       130,000             --       463,000
---------------------------------------------------------------------------------------------------------------------

Dollar amount of cash generated from (used in)
  operations before deducting payments to sponsor:               2,460,761     4,663,510      4,421,167    15,769,519
---------------------------------------------------------------------------------------------------------------------

Amount paid to sponsor from operations
  Property management fees                                         251,667       438,271       3337,729     1,343,077
  Partnership management fees                                           --            --             --            --
  Reimbursements                                                    55,200        42,400         36,900       282,835
  Leasing commissions                                                   --            --             --            --
---------------------------------------------------------------------------------------------------------------------

Dollar amount of property sales and refinancing before
  deducting payments  to sponsor:
  Cash                                                                  --            --             --     1,249,303
  Other                                                                 --            --             --            --
Amount paid to sponsors from property sales and refinancing:
  Real estate commissions                                               --            --             --            --
  Financing fees                                                        --            --             --            --
  Other                                                                 --            --             --            --
---------------------------------------------------------------------------------------------------------------------

(3) Initial offering for first recreational program commenced June 30, 1995, followed by eight additional recreational program offerings, each commensurate with the purchase of property.
(4) Amount paid to sponsor for negotiating new ten-year lease with tenant in connection with the acquisition of the property.
(5) An affiliate of sponsor provides management services for certain properties acquired in the respective programs. With the exception of the Recreational Programs, management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to the Recreational Programs, the marinas are managed by an affiliate of the sponsor for a fee not to exceed 8.0% of operating cash flow and the golf properties are managed by a third party for total fees not to exceed 25.0% of operating cash flow.
(6) Amount includes $68,677,064 of borrowings under mortgages and refinancing of certain of those mortgages. In addition, amount also includes proceeds of $33,500,000 from draws on Credit Facility in connection with the acquisition of 5 properties. See Table V, footnote (16) for a detailed description of the borrowing activity under the Credit Facility. Amount also includes $47,744,771 of cash generated from property sales net of closing costs and repayment of borrowings secured by the assets sold.
(7) Non-cash distribution recognized in conjunction with the transfer of ownership of the four remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT/PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote
       (5) for a more detailed description of the liquidating trust.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

       The following sets forth the compensation received by affiliates of Robert M. Behringer, affiliates of Mr. Behringer and affiliates of BH Advisors II LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs, the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard Short-Term Fund I, with the exception of the recreational programs which have been aggregated under "Recreational Programs."


                          HARVARD PROPERTY TRUST, INC.

                                                         1995          1996               1997              1998
                                                         ----          ----               ----              ----
Gross revenue                                          $    199     $  953,977        $ 6,093,101       $21,168,338

Profit on sale of properties                                 --             --                 --           135,610(2)

Less: Operating expenses                                     --        440,476          2,750,593         9,944,353
     Interest expense                                        --        322,907          2,149,221         5,578,734(12)
     Depreciation and amortization                           --        155,092            874,566         3,108,470
                                                                    ----------        -----------       -----------

Net income - GAAP basis                                     199          7,253(6)         188,060(6)      2,672,391(6)
                                                       ========     ==========        ===========       ===========

Taxable income
     - from operations                                   (1,099)         5,009            114,950         1,761,910
     - from gain on sale                                     --          9,206                 --           139,496

Cash generated from operations                               --        (17,579)           100,058         4,984,340
Cash generated from sales(7)                                 --             --                 --         3,228,568
Cash generated from financing / refinancing                  --      7,775,000(8)      39,245,000(8)     43,400,000(9)
                                                                    ----------        -----------       -----------
Total cash generated from operations, sales and
  refinancing                                                --      7,757,421         39,345,058        51,612,908
                                                                    ==========        ===========       ===========
Less:  Cash distributions to investors
     - from operating cash flow                              --         41,316            313,107         2,173,135
     - from sales and refinancing                            --             --                 --                --

Cash generated (deficiency) after cash distributions         --      7,716,105         39,031,951        49,439,773
                                                                    ==========        ===========       ===========

Less: Special items (not including sales and
  refinancing)
     Contributions from preferred stockholders           13,200      2,277,652(13)      2,229,500(13)    46,000,000(14)
     Contributions from common stockholders              37,500             --          5,139,623                --
     Contributions from note holders                     75,000        (75,000)         4,615,000        (4,615,000)(15)
     Payment of interest on loan                             --        322,907          2,149,221         5,578,734(12)
     Acquisition of land and buildings                       --      9,440,524         47,598,431        87,292,381
     Amortization of principal on loans                      --         29,472            224,819         2,077,560
     Other                                                   --             --            365,751(16)     1,507,591(17)
                                                                                      -----------       -----------

Cash generated (deficiency) after cash
   distributions and special items                      125,700        448,761          2,827,073           (52,759)
                                                       ========     ==========        ===========       ===========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
     Ordinary income (loss)
     - from operations                                       (9)             2                  8                32
     - from recapture                                        --             --                 --                --

Capital gain (loss)                                          --              4                 --                 3

Cash distributions to investors
     Source (on GAAP basis)
     - from investment income                                --             --                  8                39
     - from return of capital                                --             18                 14                --
                                                       --------     ----------        -----------       -----------

Total distributions on GAAP basis                            --             18                 22                39
                                                       --------     ==========        ===========       ===========

     Source (on cash basis)
     - from operations                                       --             18                 22                39
     - from sales                                            --             --                 --                --
     - from refinancing                                      --             --                 --                --
                                                       --------     ----------        -----------       -----------

Total distributions on cash basis                            --             18                 22                39
                                                       ========     ==========        ===========       ===========

Amount (in percentage terms) remaining invested
   in program properties at the end of last year
   reported in table                                         --           9.1%              51.6%             97.4%


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                    TABLE III
                                   (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                      HARVARD PROPERTY TRUST, INC. (CONT'D)


                                                                   1999               2000               2001 (1)
                                                                   ----               ----               --------

Gross revenue                                                 $ 22,149,294        $ 10,128,602                  --

Profit on sale of properties                                     8,780,171(3)        5,295,948(4)        2,055,933(5)

Less:  Operating expenses                                       10,692,036           5,460,051                  --
     Interest expense                                            5,922,366(6)        3,088,777                  --
     Depreciation and amortization                               3,582,740           2,605,625                  --
                                                              ------------        ------------        ------------

Net income - GAAP basis                                         10,782,718(7)        3,880,087(7)        2,055,933(7)
                                                              ============        ============        ============

Taxable income
     - from operation                                            1,617,237            (429,977)                 --
     - from gain on sale                                         8,195,759           2,552,143                  --

Cash generated from operations                                   5,534,892           1,579,774                  --

Cash generated from sales(8)                                    41,531,197           2,976,696                  --

Cash generated from financing / refinancing                      8,495,717(11)       3,261,347(12)              --
                                                              ------------        ------------        ------------

Total cash generated from operations, sales and refinancing     55,561,806           7,817,817                  --
                                                              ============        ============        ============

Less:  Cash distributions to investors
     - from operating cash flow                                  9,820,554           2,180,029                  --
     - from sales and refinancing                               40,247,784           5,365,929           1,000,000

Cash generated (deficiency) after cash distributions             5,493,468             271,859          (1,000,000)
                                                              ============        ============        ============

Less:  Special items (not including sales and refinancing)
     Contributions from preferred stockholders                          --                  --                  --
     Contributions from common stockholders                             --                  --                  --
     Contributions from note holders                                    --                  --                  --
     Payment of interest on loan                                 5,922,366(6)        3,088,777                  --
     Acquisition of land and buildings                           8,100,000                  --                  --
     Amortization of principal on loans                            481,557             178,924                  --
     Other                                                              --                  --           7,614,215(18)
                                                              ------------        ------------        ------------

Cash generated (deficiency) after cash distributions
   and special items                                            (3,088,098)             92,935                  --
                                                              ============        ============        ============

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                  29                  (8)                 --
     - from recapture                                                   --                  --                  --

Capital gain (loss)                                                    147                  46                  --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                          899                 135                  --
     - from return of capital                                           --                  --                  --
                                                              ------------        ------------        ------------

Total distributions on GAAP basis                                      899                 135                  --
                                                              ============        ============        ------------

Source (on cash basis)
     - from operations                                                 146                  39                  --
     - from sales                                                      746                  53                  --
     - from refinancing                                                  7                  59                  --
                                                              ------------        ------------        ------------

Total distributions on cash basis(19)                                  899                 151                  --
                                                              ============        ============        ============

Amount (in  percentage  terms)  remaining  invested  in
program  properties at the end of last year reported in
table                                                                 45.4%               35.3%                 --

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

(1)    No activity for 2001. Program ended January 1, 2001.
(2) Amount represents gain recognized in connection with the sale of the Park 96 and Centerport land parcels.
(3) Amount represents gain recognized in connection with the sale of the Meridian, Parkside, 812 San Antonio, Gleneagles, Rosedale, Atrium Quadrant, Clarke, Superior, Capitol and Willow Creek properties.
(4) Amount represents gain recognized in connection with the sale of the North Hampton and Lake Calhoun properties.
(5) Non-cash gain recognized in conjunction with the transfer of ownership on January 1, 2001 of the 4 remaining properties to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust. Amount presented on a tax basis. There is no adjustment required for GAAP.
(6)    Amount includes interest paid on funds drawn on Credit Facility.
(7)    Net income amounts presented net of minority interest in partnerships.
(8) Cash generated from sales net of closing costs and repayment of mortgage or Credit Facility liens. See Table I, footnote (10) for a description of the Credit Facility.
(9)    Proceeds from initial mortgages placed on new acquisitions.
(10) Amount includes $25,400,000 drawn on the Credit Facility and proceeds of $18,000,000 from initial mortgages placed on the Harvard Property Rosedale acquisition.
(11) Amount includes $8,100,000 drawn on the Credit Facility and proceeds of $395,717 from the refinance of the HPT/PMD partnership asset.
(12) Proceeds from refinance of the Metrocrest and University Plaza properties.
(13) Proceeds raised in connection with the Series B Preferred Stock offering dated January 26, 1996.
(14) Proceeds raised in connection with the Series C Preferred Stock offering dated March 10, 1998.
(15) Pursuant to a private placement offering commencing June 1, 1997, Harvard Property Trust, Inc. (the "Trust") sold $4,615,000 of 9.0% subordinated promissory notes with attached warrants to purchase common shares. In conjunction with the proceeds raised in a private placement offering commencing March 10, 1998, the Trust retired the subordinated promissory notes for $4,615,000.
(16)   Amount includes $330,751 for payments of offering costs.
(17) Amount includes $217,767 for payments of offering costs, $889,824 for payment of fees in connection with the closing of the $40,000,000 revolving Credit Facility and $400,000 for the repurchase of outstanding warrants in connection with the redemption of the subordinated promissory notes detailed in footnote (15).
(18) Non-cash distribution recognized in conjunction with the transfer of ownership on January 1, 2001 of the four remaining properties, Metrocrest, Sam Houston, University Plaza and Provident, to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust.
(19) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                            RECREATIONAL PROGRAMS(1)


                                                                1995          1996           1997           1998          1999
                                                                ----          ----           ----           ----          ----
Gross revenue                                                 $307,879     $1,218,947     $1,500,559     $2,701,988    $3,599,934

Profit on sale of properties                                        --             --             --             --            --

Interest income                                                  1,672         24,474         20,918         19,157        12,168

Less:  Operating expenses                                      212,087        721,312        877,830      1,565,986     1,728,191
   Interest expense                                            100,220        273,258        400,498        810,658     1,195,523
   Depreciation and amortization                                74,726        209,593        233,515        383,191       648,375
                                                              --------     ----------     ----------     ----------    ----------

Net income - GAAP basis                                        (77,482)        39,258          9,634        (38,690)       40,013
                                                              ========     ==========     ==========     ==========    ==========

Taxable income
   - from operation                                            (66,439)      (242,610)      (214,468)       (34,404)      (47,083)
   - from gain on sale                                              --             --             --             --            --

Cash generated from operations                                  95,792        497,635        622,729      1,136,002     1,871,743
Cash generated from sales                                           --             --             --             --            --
Cash generated from refinancing                                     --             --             --             --     1,249,303
                                                              --------     ----------     ----------     ----------    ----------
Total cash generated from operations, sales and refinancing     95,792        497,635        622,729      1,136,002     3,121,046
                                                              ========     ==========     ==========     ==========    ==========

Less:  Cash distributions to investors
   - from operating cash flow                                       --        176,694        149,310        365,382       886,531
   - from sales and refinancing                                     --             --             --             --     1,249,303(2)

Cash generated (deficiency) after cash distributions
                                                                95,792        320,941        473,419        770,620       985,212
                                                              ========     ==========     ==========     ==========    ==========

Less:  Special items (not including sales and refinancing)
   Limited partners' capital contributions                          --             --             --             --            --
   General partners' capital contributions                          --             --             --             --            --
   Payment of interest on loan                                 100,220        273,258        400,498        810,658     1,195,523
   Acquisition of land and buildings                                --             --             --             --            --
   Increase in other assets                                         --             --             --             --            --
   Other                                                            --             --             --           --
                                                              --------     ----------     ----------     ----------    ----------

Cash generated (deficiency) after cash
   distributions and special items                              (4,428)        47,683         72,921        (40,038)     (210,311)
                                                              ========     ==========     ==========     ==========    ==========

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
   - from operations                                              (142)          (173)          (124)           (13)          (11)
   - from recapture                                                 --             --             --             --            --

Capital gain (loss)                                                 --             --             --             --            --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                         --            126             87            136           202
   - from return of capital                                         --             --             --             --           285
                                                              --------     ----------     ----------     ----------    ----------
Total distributions on GAAP basis                                   --            126             87            136           488
                                                              ========     ==========     ==========     ==========    ==========
   Source (on cash basis)
   - from operations                                                --            126             87            136           202
   - from sales                                                     --             --             --             --            --
   - from refinancing                                               --             --             --             --           285
                                                              --------     ----------     ----------     ----------    ----------
Total distributions on cash basis                                   --            126             87            136           488
                                                              ========     ==========     ==========     ==========    ==========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table            8.2%           8.2%          13.3%          31.5%         46.3%


                                                                                                       Through
                                                                       2000             2001           9/30/02
                                                                       ----             ----           -------
Gross revenue                                                      $ 7,854,438       $10,372,199     $8,806,473

Profit on sale of properties                                                --                --              --

Interest income                                                         19,883            91,883          19,247

Less:  Operating expenses                                            5,393,777         5,708,689       4,385,306
   Interest expense                                                  1,836,656         2,518,792       1,821,456
   Depreciation and amortization                                       962,095         2,009,576       1,747,095
                                                                   -----------       -----------     -----------

Net income - GAAP basis                                               (318,207)          227,025         871,863
                                                                   ===========       ===========     ===========

Taxable income
   - from operation                                                 (1,057,682)         (403,490)             --
   - from gain on sale                                                      --                --              --

Cash generated from operations                                       2,460,761         4,663,510       4,421,167
Cash generated from sales                                                   --                --              --
Cash generated from refinancing                                             --                --              --
                                                                   -----------       -----------     -----------
Total cash generated from operations, sales and  refinancing         2,460,761         4,663,510       4,421,167
                                                                   ===========       ===========     ===========

Less:  Cash distributions to investors
   - from operating cash flow                                          581,000         1,562,531       2,220,063
   - from sales and refinancing                                             --                --              --

Cash generated (deficiency) after cash distributions
                                                                     1,879,761         3,100,979       2,201,104
                                                                   ===========       ===========     ===========

Less:  Special items (not including sales
   and refinancing)
   Limited partners' capital contributions                             506,040(3)             --              --
   General partners' capital contributions                                  --           275,000              --
   Payment of interest on loan                                       1,836,656         2,518,792       1,821,456
   Acquisition of land and buildings                                        --                --              --
   Increase in other assets                                                 --                --              --
   Other                                                                    --                --              --
                                                                   -----------       -----------     -----------

Cash generated (deficiency) after cash distributions
   and special items                                                   549,145           857,187         379,648
                                                                   ===========       ===========     ===========
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
   - from operations                                                      (104)              (24)             --
   - from recapture                                                         --                --              --

Capital gain (loss)                                                         --                --              --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                                 57                91             108
   - from return of capital                                                 --                --              --
                                                                   -----------       -----------     -----------
Total distributions on GAAP basis                                           57                91             108
                                                                   ===========       ===========     ===========
   Source (on cash basis)
   - from operations                                                        57                91             108
   - from sales                                                             --                --              --
   - from refinancing                                                       --                --              --
                                                                   -----------       -----------     -----------
Total distributions on cash basis                                           57                91             108
                                                                   ===========       ===========     ===========
Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   72.8%            100.0%          90.14%

(1) Represents an aggregation of the results of nine separate programs having the investment objective of acquiring recreational properties, which is not similar to the investment objectives of Behringer Harvard Short-Term Fund I.
(2) Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.
(3)    Proceeds from investors in the Golf Centers of Texas properties.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                           HARVARD PROPERTY I, L.P.(1)

                                                                  1995              1996              1997
                                                                  ----              ----              ----
Gross revenue                                                    $443,251          $772,511      $   789,432

Profit on sale of properties                                           --                --        1,162,827

Interest income                                                        --                --               --

Less:  Operating expenses                                         175,487           333,001          385,661
     Interest expense                                             162,612           269,280          239,660
     Depreciation and amortization                                 49,464            88,737           82,085
                                                                 --------          --------        ---------

Net income - GAAP basis                                            55,688            81,493        1,244,853
                                                                 ========          ========        =========

Taxable income
     -  from operation                                             59,221            77,993           56,980
     -  from gain on sale                                              --                --        1,183,219

Cash generated from operations                                    267,764           439,510          403,771

Cash generated from sales                                              --                --        1,981,599

Cash generated from refinancing                                        --                --               --

Total cash generated from operations, sales and refinancing       267,764           439,510        2,385,370
                                                                 ========          ========        =========

Less:  Cash distributions to investors
     - from operating cash flow                                    45,591           234,794          326,648
     - from sales and refinancing                                      --                --        1,982,000

Cash generated (deficiency) after cash distributions              222,173           204,716           76,722
                                                                 ========          ========      ===========

Less:  Special items (not including sales and refinancing)
     Limited partners' capital contributions                           --                --               --
     General partners' capital contributions                           --                --               --
     Payment of interest on loan                                  162,612           269,280          239,660
     Acquisition of land and buildings                                 --                --               --
     Increase in other assets                                          --                --               --
     Other                                                             --                --               --

Cash generated (deficiency) after cash distributions
   and special items                                               59,561           (64,564)        (162,938)
                                                                =========          =========        =========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                 50                66               48
     - from recapture                                                  --               ---               --

Capital gain (loss)                                                    --                --              997

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                          38               198              275
     - from return of capital                                          --                --            1,671

Total distributions on GAAP basis                                      38               198            1,946
                                                                =========         =========        =========

     Source (on cash basis)
     - from operations                                                 38               198              275
     - from sales                                                      --                --            1,671
     - from refinancing                                                --                --               --

Total distributions on cash basis                                      38               198            1,946
                                                                =========         =========        =========

Amount (in percentage terms) remaining invested in
   program properties at the end of last year report in table       100.0%             100.0%            --

(1)    Property sold and program ended in 1997.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                          HARVARD PROPERTY II, L.P.(1)


                                                                         1995              1996              1997            1998
                                                                         ----              ----              ----            ----
Gross Revenue                                                          $311,533         $743,717           $774,827      $  383,309

Profit on sale of properties                                                 --               --                 --         777,952

Interest income                                                           5,321            5,120              2,548           1,774

Less:  Operating expenses                                               145,314          400,866            374,444         209,152
     Interest expense                                                    96,285          230,187            224,808         109,915
     Depreciation and amortization                                       25,964           62,663             62,663          32,856
                                                                       --------         --------           --------      ----------

Net income - GAAP basis                                                  49,291           55,121            115,460         811,112
                                                                       ========         ========           ========      ==========

Taxable income
     -  from operation                                                   28,988           (7,015)            53,681          (4,539)
     -  from gain on sale                                                    --               --                 --         944,227

Cash generated from operations                                          166,219          342,851            400,379         174,157

Cash generated from sales                                                    --               --                 --       1,848,996

Cash generated from refinancing                                              --               --                 --              --
                                                                       --------         --------           --------      ----------

Total cash generated from operations, sales and refinancing             166,219          342,851            400,379       2,023,153
                                                                       ========         ========           ========      ==========

Less:  Cash distributions to investors
     - from operating cash flow                                          20,700          140,305             17,490         168,503
     - from sales and refinancing                                                                                         1,849,000
     - from other

Cash generated (deficiency) after cash distributions                    145,519          202,546            382,889           5,650
                                                                       ========         ========           ========      ==========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                 --               --                 --              --
     General partners' capital contributions                                 --               --                 --              --
     Payment of interest on loan                                         96,285          230,187            224,808         109,915
     Acquisition of land and buildings                                       --               --                 --              --
     Increase in other assets                                                --               --                 --              --
     Other                                                                   --               --                 --              --
                                                                             --               --                 --              --

Cash generated (deficiency) after cash distributions
  and special items                                                      49,234          (27,641)           158,081        (104,265)

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                                       25               (6)                46              (4)
     - from recapture                                                        --               --                 --              --

Capital gain (loss)                                                          --               --                 --             810

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                18              120                 15           1,586
     - from return of capital                                                --               --                 --              --
                                                                       --------         --------           --------      ----------

Total distributions on GAAP basis                                            18              120                 15            1,730
                                                                       ========         ========           ========      ===========

     Source (on cash basis)
     - from operations                                                       18              120                 15             145
     - from sales                                                            --               --                 --           1,586
     - from refinancing                                                      --               --                 --              --
                                                                       --------         --------           --------      ----------

Total distributions on cash basis                                            18              120                 15           1,730
                                                                       ========         ========           ========      ==========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   100.0%           100.0%             100.0%             --

(1)    Property sold and program ended in 1998.

      PAST PERFORMANCE IS NOT NECESSARILY IDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                          HARVARD PROPERTY III, L.P.(1)

                                                               1995          1996          1997          1998          1999
                                                               ----          ----          ----          ----          ----
Gross revenue                                                 $206,874     $552,605      $727,072       $831,218    $   21,077

Profit on sale of properties                                        --           --            --             --     1,188,000

Interest income                                                     --        2,340         1,378            792            --

Less:  Operating expenses                                       51,284      206,469       265,606        256,105        41,983
     Interest expense                                          101,018      272,532       305,552        297,369        28,726
     Depreciation and amortization                              27,776       83,369       100,574        171,087        13,169
                                                              --------     --------      --------       --------    ----------

Net income - GAAP basis                                         26,796       (7,424)       56,718        107,449     1,125,259
                                                              ========     ========      ========       ========    ==========

Taxable income
     - from operation                                           26,796      (16,284)         (887)       136,815      (214,082)
     - from gain on sale                                            --           --            --             --     1,188,060

Cash generated from operations                                 155,540      346,136       462,843        575,906       (20,905)

Cash generated from sales                                           --           --            --             --     1,451,481

Cash generated from refinancing                                     --            --      441,711             --            --
                                                              --------     --------      --------       --------    ----------

Total cash generated from operations, sales and refinancing    155,540      346,136       904,554        575,906     1,430,577
                                                              ========     ========      ========       ========    ==========

Less:  Cash distributions to investors
     - from operating cash flow                                 11,977       94,445       266,042         78,986        25,386
     - from sales and refinancing                                   --           --       411,711             --     1,451,482

Cash generated (deficiency) after cash distributions           143,563      251,691       196,801        496,920       (46,291)
                                                              ========     ========      ========       ========    ==========

Less:  Special items (not including sales and refinancing)
     Limited partners' capital contributions                        --           --            --             --            --
     General partners' capital contributions                        --           --            --             --            --
     Payment of interest on loan                               101,018      272,532       305,552        297,369        28,726
     Acquisition of land and buildings                              --           --            --             --            --
     Increase in other assets                                       --           --            --             --            --
     Other                                                          --           --            --             --            --
                                                              --------     --------      --------       --------    ----------

Cash generated (deficiency) after cash distributions and        42,545      (20,841)     (108,752)       199,551       (75,017)
                                                              ========     ========      ========       ========    ==========
special items

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                              24          (15)           (1)           124          (195)
     - from recapture                                               --           --            --             --            --

Capital gain (loss)                                                 --           --            --             --         1,080

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                       11           86           242             72            23
     - from return of capital                                       --           --           402             --         1,320
                                                              --------     --------      --------       --------    ----------

Total distributions on GAAP basis                                   11           86           643             72         1,343
                                                              ========     ========      ========       ========    ==========

     Source (on cash basis)
     - from operations                                              11           86           242             72            23
     - from sales                                                   --           --            --             --         1,320
     - from refinancing                                             --           --           402             --            --
                                                              --------     --------      --------       --------    ----------

Total distributions on cash basis                                   11           86           643             72         1,343
                                                              ========     ========      ========       ========    ==========

Amount (in percentage terms) remaining invested in program
     properties at the end of last year reported in table        100.0%       100.0%        100.0%         100.0%           --

(1)    Property sold and program ended in 1999.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                              HPA PARTNERS, L.P.(1)

                                                     1995          1996          1997        1998           1999          2000
                                                     ----          ----          ----        ----           ----          ----
Gross Revenue                                      $337,986       $677,812      $904,145    $976,284     $1,007,363    $  188,478

Profit on sale of properties                             --             --            --          --             --     1,340,732

Interest income                                          --             --            --          --             --            --

Less:  Operating expenses                           310,873        578,299       626,425     599,373        611,129       137,456
     Interest expense                                80,123        245,466       259,433     230,720        228,702        36,154
     Depreciation and amortization                   29,366        140,858       147,995     129,963        114,561        93,309
                                                   --------       --------      --------    --------     ----------    ----------

Net income - GAAP basis                             (82,376)      (286,811)     (129,708)     16,228         52,971     1,262,291
                                                   ========       ========      ========    ========     ==========    ==========

Taxable income
     - from operation                               (81,967)      (277,373)     (129,708)    (22,072)       (13,207)      (78,441)
     - from gain on sale                                 --             --            --          --             --     1,340,732

Cash generated from operations                       27,113         99,513       330,512     376,911        396,234        51,022

Cash generated from sales                                --             --            --          --             --     1,068,639

Cash generated from refinancing                          --             --       332,045          --             --            --
                                                   --------       --------      --------    --------     ----------    ----------

Total cash generated from operations, sales
  and refinancing                                    27,113         99,513       662,557     376,911        396,234     1,119,661
                                                   ========       ========      ========    ========     ==========    ==========

Less:  Cash distributions to investors
     - from operating cash flow                          --             --       240,831      79,298         99,840     1,153,372
     - from sales and refinancing
     - from other

Cash generated (deficiency) after cash
  distributions                                      27,113         99,513       421,726     297,613        296,394       (33,711)
                                                   ========       ========      ========    ========     ==========    ==========

Less:  Special items (not including sales
  and refinancing)
     Limited partners' capital contributions             --         32,000            --          --             --            --
     General partners' capital contributions             --             --            --          --             --            --
     Payment of interest on loan                     80,123        245,466       259,433     230,720        228,702        36,154
     Acquisition of land and buildings                   --             --            --          --             --            --
     Increase in other assets                            --             --            --          --             --            --
     Other                                               --             --            --          --             --            --
                                                   --------       --------      --------    --------     ----------    ----------

Cash generated (deficiency) after cash
  distributions and special items                   (53,010)      (113,953)      162,293      66,893         67,692       (69,865)
                                                   ========       ========      ========    ========     ==========    ==========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                 (102)          (347)         (162)        (28)           (17)          (98)
     - from recapture                                    --             --            --          --             --            --

Capital gain (loss)                                      --             --            --          --             --         1,676

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                            --             --            --          99            125         1,442
     - from return of capital                            --             --           301          --             --            --
                                                   --------       --------      --------    --------     ----------    ----------

Total distributions on GAAP basis                        --             --           301          99            125         1,442
                                                   ========       ========      ========    ========     ==========    ==========

     Source (on cash basis)
     - from operations                                   --             --            --          99            125            64
     - from sales                                        --             --            --          --             --         1,336
     - from refinancing                                  --             --           301          --             --            --
                                                   --------       --------      --------    --------     ----------    ----------

Total distributions on cash basis                        --             --           301          99            125         1,400
                                                   ========       ========      ========    ========     ==========    ==========

Amount (in percentage terms) remaining
  invested in program properties at the end
  of last year reported in table                      100.0%        100.0%         100.0%      100.0%         100.0%           --

(1)    Property sold and program ended in 2000.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                            BRP (RENNER PLAZA), LP(1)

                                                                                                      Through
                                                                        2000           2001           9/30/02
                                                                        ----           ----           -------
Gross revenue                                                         $639,945        $850,473       $614,909

Profit on sale of properties                                                --              --             --

Interest income                                                             --              --             --

Less:  Operating expenses                                               87,594         200,292        140,180
     Interest expense                                                  267,115         293,505        216,603
     Depreciation and amortization                                     102,865         114,031         88,525
                                                                      --------        --------       --------

Net income - GAAP basis                                                182,371         242,645        169,601
                                                                      ========        ========       ========

Taxable income
     - from operation                                                  115,929         194,583             --
     - from gain on sale                                                    --              --             --

Cash generated from operations                                         552,352         650,181        474,729

Cash generated from sales                                                   --              --             --

Cash generated from refinancing                                             --              --             --
                                                                            --              --             --

Total cash generated from operations, sales and refinancing            552,352         650,181        474,729
                                                                      ========        ========       ========

Less:  Cash distributions to investors
     - from operating cash flow                                        152,232         252,500         92,109
     - from sales and refinancing                                           --              --

Cash generated (deficiency) after cash distributions                   400,120         397,681        382,710
                                                                      ========        ========       ========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                --              --             --
     General partners' capital contributions                                --              --             --
     Payment of interest on loan                                       267,115         293,505        216,603
     Acquisition of land and buildings                                      --              --             --
     Increase in other assets                                               --              --             --
     Other                                                                  --              --             --
                                                                            --              --             --

Cash generated (deficiency) after cash distributions and
 special items                                                         133,005         104,176        166,107
                                                                      ========        ========       ========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                                      87             147             --
     - from recapture                                                       --              --             --

Capital gain (loss)                                                         --              --             --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                              115             190             69
     - from return of capital                                               --              --             --
                                                                      --------        --------       --------

Total distributions on GAAP basis                                          115             190             69
                                                                      ========        ========       ========

     Source (on cash basis)
     - from operations                                                     115             190             69
     - from sales                                                           --              --             --
     - from refinancing                                                     --              --             --
                                                                      --------        --------       --------

Total distributions on cash basis                                          115             190             69
                                                                      ========        ========       ========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                  100.0%          100.0%         100.0%

(1)    Property acquired and program initiated in 2000.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                            BRP INVESTMENTS, INC.(1)

                                                                                                         Through
                                                                         2000             2001           9/30/02
                                                                         ----             ----           -------
Gross revenue                                                        $       --       $       --       $       --

Profit on sale of properties                                                 --               --          241,000

Interest income                                                              --               --               --

Less:  Operating expenses                                                    --               --               --
     Interest expense                                                        --               --               --
     Depreciation and amortization                                           --               --               --
                                                                     ==========       ==========       ==========

Net income - GAAP basis                                                      --               --          241,000
                                                                     ==========       ==========       ==========

Taxable income
     -  from operation                                                       --               --               --
     -  from gain on sale                                                    --               --               --

Cash generated from operations

Cash generated from sales                                                    --               --               --

Cash generated from refinancing                                              --               --               --
                                                                     ==========       ==========       ==========

Total cash generated from operations, sales and refinancing                  --               --               --
                                                                     ==========       ==========       ==========

Less:  Cash distributions to investors
     - from operating cash flow                                              --               --               --
     - from sales and refinancing                                            --               --          241,000

Cash generated (deficiency) after cash distributions                         --               --               --
                                                                     ==========       ==========       ==========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                 --               --               --
     General partners' capital contributions                                 --               --               --
     Payment of interest on loan                                             --               --               --
     Acquisition of land and buildings                                       --               --               --
     Increase in other assets                                                --               --               --
     Other                                                                   --               --               --
                                                                     ----------       ----------       ----------

Cash generated (deficiency) after cash distributions and
  special items                                                              --               --               --
                                                                     ==========       ==========       ==========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                                       --               --               --
     - from recapture                                                        --               --               --

Capital gain (loss)                                                          --               --               --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                --               --              353
     - from return of capital                                                --               --               59
                                                                     ----------       ----------       ----------

Total distributions on GAAP basis                                            --               --              412
                                                                     ==========       ==========       ==========

     Source (on cash basis)
     - from operations                                                       --               --               --
     - from sales                                                            --               --              412
     -  from refinancing                                                     --               --               --
                                                                     ==========       ==========       ==========

Total distributions on cash basis                                            --               --              412
                                                                     ==========       ==========       ==========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                  100.0%            100.0%              --

(1) Property acquired and program initiated in 2000. Property held for redevelopment purposes only.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                                BRP (SV), L.P.(1)

                                                                                                         Through
                                                                         2000             2001           9/30/02
                                                                         ----             ----           -------
Gross revenue                                                           $20,491         $995,100         $856,425

Profit on sale of properties                                                 --               --               --

Interest income                                                          (1,407)          (7,313)             876

Less:  Operating expenses                                                 7,905          496,541          407,671
     Interest expense                                                    15,096          467,061          393,691
     Depreciation and amortization                                       11,423          358,052          473,838
                                                                        -------         --------         --------

Net income - GAAP basis                                                 (15,340)        (333,867)        (417,899)
                                                                        =======         ========         ========

Taxable income
     -  from operation                                                  (13,933)        (154,217)              --
     -  from gain on sale                                                    --               --               --

Cash generated from operations                                           12,585          498,558          448,558

Cash generated from sales                                                    --               --               --

Cash generated from refinancing                                              --               --               --
                                                                        -------         --------         --------

Total cash generated from operations, sales and refinancing              12,585          498,558          448,558
                                                                        =======         ========         ========

Less:  Cash distributions to investors
     - from operating cash flow                                              --               --               --
     - from sales and refinancing                                            --               --               --

Cash generated (deficiency) after cash distributions                     12,585          498,558          448,558
                                                                        =======         ========         ========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                 --          650,000               --
     General partners' capital contributions                                 --               --               --
     Payment of interest on loan                                         15,096          467,061          393,691
     Acquisition of land and buildings                                       --               --               --
     Increase in other assets                                                --               --               --
     Other                                                                   --               --               --
                                                                        -------         --------         --------

Cash generated (deficiency) after cash distributions and special         (2,511)         681,497           54,867
                                                                        =======         ========         ========
items

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                       (5)             (51)              --
     - from recapture                                                        --               --               --

Capital gain (loss)                                                          --               --               --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                --               --               --
     - from return of capital                                                --               --               --
                                                                        -------         --------         --------

Total distributions on GAAP basis                                            --               --               --
                                                                        =======         ========         ========

     Source (on cash basis)
     - from operations                                                       --               --               --
     - from sales                                                            --               --               --
     -  from refinancing                                                     --               --               --
                                                                        -------         --------         --------

Total distributions on cash basis                                            --               --               --
                                                                        =======         ========         ========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   100.0%           100.0%           100.0%

(1)    Property acquired and program initiated in 2000.


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                             6142 CAMPBELL, LTD.(1)

                                                                          1996            1997             1998
                                                                          ----            ----             ----
Gross revenue                                                            $77,294        $174,887         $190,254

Profit on sale of properties                                                  --              --          251,229

Interest income                                                               --              --               --

Less:  Operating expenses                                                 49,815         101,474          109,156
     Interest expense                                                     28,875          62,707           70,095
     Depreciation and amortization                                         8,788           9,673           19,042
                                                                        --------        --------         --------

Net income - GAAP basis                                                  (10,184)          1,033          243,190
                                                                        ========        ========         ========

Taxable income
     - from operation                                                     (8,344)         (1,904)         (13,433)
     - from gain on sale                                                      --              --               --

Cash generated from operations                                            27,479          73,413           81,098

Cash generated from sales                                                     --              --          415,048

Cash generated from refinancing                                               --              --               --
                                                                        --------        --------         --------

Total cash generated from operations, sales and refinancing               27,479          73,413          496,146
                                                                        ========        ========         ========

Less:  Cash distributions to investors
     - from operating cash flow                                               --          12,000           47,272
     - from sales and refinancing                                             --              --          415,048

Cash generated (deficiency) after cash distributions                      27,479          61,413           33,826
                                                                        ========        ========         ========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                  --              --               --
     General partners' capital contributions                                  --              --               --
     Payment of interest on loan                                          28,875          62,707           70,095
     Acquisition of land and buildings                                        --              --               --
     Increase in other assets                                                 --              --               --
     Other                                                                    --              --               --
                                                                        --------        --------         --------

Cash generated (deficiency) after cash distributions and
  special items                                                           (1,396)         (1,294)         (36,269)
                                                                        ========        ========         ========
Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                       (35)             (8)             (56)
     - from recapture                                                         --              --               --

Capital gain (loss)                                                           --              --               --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                 --              50            1,926
     - from return of capital                                                 --              --               --
                                                                        --------        --------         --------

Total distributions on GAAP basis                                             --              50            1,926
                                                                        ========        ========         ========

     Source (on cash basis)
     - from operations                                                        --              50              197
     - from sales                                                             --              --            1,729
     - from refinancing                                                       --              --               --
                                                                        --------        --------         --------

Total distributions on cash basis                                             --              50            1,926
                                                                        ========        ========         ========

Amount (in percentage terms) remaining invested in program                 100.0%          100.0%              --
   properties at the end of last year reported in table

(1) Property acquired and program initiated in 1996. Property sold and program ended in 1998.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.


                                      TABLE III (UNAUDITED)
                      ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                                BEHRINGER PARTNERS STEMMONS LP(1)

                                                                                         Through
                                                                          2001           9/30/02
                                                                          ----           -------
Gross revenue                                                            $17,922         $94,698

Profit on sale of properties                                                  --              --

Interest income                                                               --              --

Less:  Operating expenses                                                 13,029          76,519
     Interest expense                                                     57,033          59,487
     Depreciation and amortization                                        25,263          30,600
                                                                      ----------        --------

Net income - GAAP basis                                                  (77,403)        (71,908)

Taxable income
     - from operation                                                    (74,464)             --
     - from gain on sale                                                      --              --

Cash generated from operations                                             4,893          18,179

Cash generated from sales                                                     --              --

Cash generated from refinancing                                               --              --

Total cash generated from operations, sales and refinancing                4,893          18,179
                                                                      ==========        ========

Less:  Cash distributions to investors
     - from operating cash flow                                               --              --
     - from sales and refinancing                                             --              --

Cash generated (deficiency) after cash distributions                       4,893          18,179
                                                                      ==========        ========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                             401,900          84,736
     General partners' capital contributions                                  --              --
     Payment of interest on loan                                          57,033          59,487
     Acquisition of land and buildings                                        --              --
     Increase in other assets                                                 --              --
     Other                                                                    --              --
                                                                      ----------        --------
                                                                         349,760          43,428
                                                                      ==========        ========
Cash generated (deficiency) after cash distributions and special items

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:                                                 (186)             --
Ordinary income (loss)                                                        --              --
     - from operations                                                        --              --
     - from recapture                                                         --              --

Capital gain (loss)                                                           --              --

Cash distribution to investors
     Source (on GAAP basis)                                                   --              --
     - from investment income                                                 --              --
     - from return of capital                                                 --              --

Total distributions on GAAP basis                                             --              --

     Source (on cash basis)
     - from operations                                                        --              --
     - from sales                                                             --              --
     - from refinancing                                                       --              --

Total distributions on cash basis                                             --              --

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   100.0%           100.0%

(1) Property acquired and program initiated in 2001.


              PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE IV (UNAUDITED)
                          RESULTS OF COMPLETED PROGRAMS

       Table IV presents summary information on the results of Prior Real Estate Programs which completed operations since December 31, 1996 and which had similar or identical investment objectives to those of Behringer Harvard Short-Term Fund I. All figures are through September 30, 2002.


                                         Harvard                                                                HPA         6142
                                         Property         Harvard           Harvard             Harvard      Partners,    Campbell
                                       Trust, Inc.   Property I, L.P.  Property II, L.P.  Property III, L.P.    L.P.        Ltd.
                                       -----------   ----------------  -----------------  ------------------    ----        ----
Dollar amount raised                  $60,387,475        $1,186,254       $1,166,012          $1,100,000     $800,000     $240,000

Number of properties purchased                 23                 1                1                   1            1            1

Date of closing of offering              03/10/98(1)       06/05/95         08/07/95            08/21/95     06/21/95     06/01/96
Date of first sale of property           08/26/98          12/10/97         07/01/98            01/29/99     02/28/00     12/03/98
Date of final sale of property           01/01/01          12/10/97         07/01/98            01/29/99     02/28/00     12/03/98

TAX AND DISTRIBUTION DATA
   PER $1,000 INVESTMENT
Federal income tax results:
Ordinary income (loss)
     -  from operations                     3,069               194               71                 (68)        (603)         (24)
     -  from recapture                         --                --               --                  --           --           --

Capital gain (loss)                        10,897             1,183              944               1,188        1,341           --

Deferred gain
     Capital                                   --                --               --                  --           --           --
     Ordinary                                  --                --               --                  --           --           --

Cash distributions to investors
     Source (on GAAP basis)
         - Investment income               59,902             2,589            2,196               1,928        1,333          474
         - Return of capital                  239                --               --                  --          241           --

     Source (on cash basis)
         - Sales                           44,508             1,982            1,849               1,451        1,069          415
         - Refinancing                      3,657                --               --                 442          241           --
         - Operations                      12,849               607              347                 477          264           59
         - Other                               --                --               --                  --           --           --

Receivable on net purchase money
    financing (2)                              --                --               --                  --           --           --

(1) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.
(2)    All properties were acquired for cash without financing.


      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                     TABLE V
                                   (UNAUDITED)
                         SALES OR DISPOSALS OF PROPERTY

       Table V presents summary information on the results of the sale or disposals of properties since January 1, 1997 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard Short-Term Fund I. All figures are through September 30, 2002.

                                                                                       Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                           ------------------------------------------------------------------------

                                                                                              Purchase   Adjustments
                                                                               Mortgage         Money     Resulting
                                                            Cash Received       Balance       Mortgage       from
                                      Date         Date    Net of Closing      at Time      Taken Back   Application
             Property               Acquired     of Sale        Costs           of Sale    by Program(1)  of  Gaap(2)  Total(3)
             --------               --------     -------        -----           -------    ------------- ------------  -----
Harvard Property Trust, Inc.
   Harvard Property Meridian LP      03/05/96   06/03/99    $3,161,560        $3,144,248          --           --    $6,305,808
   Harvard Property Provident LP     10/04/96   01/01/01(5)  1,551,568(6)      2,648,432          --           --     4,200,000(7)
   Harvard Property Parkside LP      11/19/96   08/02/99       707,599         1,776,951          --           --     2,984,550
   Harvard Property 812 San
      Antonio LP                     04/03/97   08/18/99     2,233,795         3,558,022          --           --     5,791,817
   Harvard Property Metrocrest LP    04/30/97   01/01/01(5)  2,123,676(9)     11,151,324          --           --    13,275,000(10)
   Harvard Property Partners LP(12)  06/06/97   07/17/00        (8,310)          863,538          --           --       855,228
   Harvard Property Lake Calhoun LP  09/04/97   08/22/00     5,186,805        15,763,659          --           --    20,950,464
   HPT / PMD Investments LP          10/06/97   01/01/01(5)  6,202,717(13)     9,297,283          --           --    15,500,000(14)
   HPT Gleneagles LP                 11/07/97   10/19/99     8,614,691                --          --           --     8,614,691
   Harvard Property Trust, Inc.
     (Park 96)                       11/11/97   11/02/98       529,029                --          --           --       529,029
   Harvard Property Rosedale LP      02/25/98   12/01/99     9,130,926        17,701,615          --           --    26,832,541
   Harvard Property Atrium LP        03/10/98   08/02/99     3,979,447        11,205,241(16)      --           --    15,184,688
   Harvard Property Partners LP(17)  05/01/98   08/02/99     2,294,952         6,197,783(16)      --           --     8,492,735
   Harvard Property (UP) LP          06/03/98   01/01/01(5)  2,600,000(18)     9,600,000(19)      --           --    12,200,000(20)
   Harvard Property Clarke LP        07/29/98   08/02/99     2,619,842         6,420,337(16)      --           --     9,040,179
   Harvard Property Superior LP      07/30/98   08/02/99     1,813,805         4,950,134(16)      --           --     6,763,939
   Harvard Property Capitol LP       12/30/98   08/02/99     2,483,416         4,726,506(16)      --           --     7,209,922
   Harvard Property Willow LP        03/31/99   08/02/99     5,478,204                --          --           --     5,478,204
   Harvard Property Centreport LP    02/01/98   08/26/98     2,176,535                --          --           --     2,176,535

Harvard Property I, L.P.             06/05/95   12/10/97     1,981,599         2,918,049          --           --     4,899,648

Harvard Property II, L.P.            08/07/95   07/01/98     1,759,496         2,469,261          --           --     4,228,757

Harvard Property III, L.P.           08/21/95   01/29/99     1,451,482         3,759,057          --           --     5,210,538

HPA Partners, L.P.                   06/21/95   02/28/00     1,068,639         3,043,743          --           --     4,112,382

6142 Campbell, LTD                   06/01/96   12/03/98       415,048           701,594          --           --     1,116,642
BRP Investments, Inc.                08/30/00   02/21/02       241,918           331,500          --           --       573,418


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                         SALES OR DISPOSALS OF PROPERTY

                                                                     Cost of Properties
                                                              Including Closing and Soft Costs
                                                     -----------------------------------------------
                                                                         Total
                                                                      Acquisition                              Excess
                                                                      Cost, Capital                         (Deficiency) of
                                                      Original        Improvements,                       Property Operating
                                                      Mortgage         Closing and                        Cash Receipts Over
                Property                              Financing       Soft Costs (4)        Total          Cash Expenditures
                --------                              ---------       --------------        -----          -----------------
Harvard Property Trust, Inc.
   Harvard Property Meridian LP                       $3,250,000        $1,636,378        $4,886,378          $1,419,430
   Harvard Property Provident LP                       2,800,000         1,410,392         4,210,392             (10,329)(8)
   Harvard Property Parkside LP                        1,725,000           760,006         2,485,006             499,544
   Harvard Property 812 San Antonio LP                 3,600,000         1,683,617         5,283,617             508,200
   Harvard Property Metrocrest LP                      9,150,000         1,495,442        10,645,442           2,629,558(11)
   Harvard Property Partners LP                          895,000           365,097         1,260,097            (404,869)
   Harvard Property Lake Calhoun LP                   16,100,000         3,066,237        19,166,237           1,784,227
   HPT / PMD Investments LP                            8,000,000         6,561,677        14,561,677             938,323(15)
   HPT Gleneagles LP                                   1,500,000         6,932,748         8,432,748             181,943
   Harvard Property Trust, Inc. (Park 96)                     --           401,701           401,701             127,328
   Harvard Property Rosedale LP                       18,000,000         6,635,840        24,635,840           2,196,701
   Harvard Property Atrium LP                         11,205,241         3,026,413        14,231,653             953,034
   Harvard Property Partners LP                        6,197,783         1,968,657         8,166,440             326,295
   Harvard Property (UP) LP                            9,600,000(19)    12,625,838        12,625,838            (425,838)(21)
   Harvard Property Clarke LP                          6,420,337         2,838,461         9,258,798            (218,619)
   Harvard Property Superior LP                        4,950,134         1,391,649         6,341,783             422,156
   Harvard Property Capitol LP                         4,726,506         2,288,850         7,015,356             194,566
   Harvard Property Willow LP                                 --         5,325,025         5,325,025             153,179
   Harvard Property Centreport LP                             --         2,035,602         2,035,602             140,933

Harvard Property I, L.P.                               3,000,000         1,219,831         4,219,831             679,817

Harvard Property II, L.P.                              2,610,000           302,517         2,912,517           1,316,240

Harvard Property III, L.P.                             2,600,000         1,536,624         4,136,624           1,073,914

HPA Partners, L.P.                                       944,876           639,169         1,584,044           2,528,337

6142 Campbell, LTD                                       700,000           241,933           941,933             174,709
BRP Investments, Inc.                                    331,500            58,500           390,000             241,918

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                         SALES OR DISPOSALS OF PROPERTY


(1)    No purchase money mortgages were taken back by any individual program.
(2)    Financial statements for programs are prepared in accordance with GAAP.
(3)    None of these sales are being reported on the installment basis.
(4) The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.
(5) In conjunction with a July 26, 1999 majority stockholder vote to sell all of the assets of Harvard Property Trust, Inc. along with a subsequent dissolution and liquidation of Harvard Property Trust, Inc., and pursuant to a Liquidating Trust Agreement and Declaration of Trust dated January 1, 2001, Behringer Advisors Inc. conveyed ownership of the remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust, HPT Trust, for the purposes of concluding Harvard Property Trust, Inc.
(6) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (7).
(7) A $4,200,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(8) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (7).
(9) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (10).
(10) A $13,275,000 market value for the asset based on a signed sales contract that was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5). The property was subsequently sold on August 10, 2001 at $13,275,000.
(11) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (10).
(12)   Asset in partnership known as 1700 North Hampton Building.
(13) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (14).
(14) A $15,500,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(15) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (14).

          Partnership/Building                                Allocated Amount
          --------------------                                ----------------
          Harvard Property Atrium LP                             $11,205,241
          Harvard Property Partners LP (Quadrant Building)         6,197,783
          Harvard Property Clarke LP                               6,420,337
          Harvard Property Superior LP                             4,950,134
          Harvard Property Capitol LP                              4,726,505
                                                                   ---------
                   TOTAL                                         $33,500,000
                                                                 ===========

       Pursuant to the terms of the Credit Facility detailed in footnote (16), the outstanding borrowings under the Credit Facility were extinguished upon the sale of these assets on August 2, 1999 and the Credit Facility was terminated on August 9, 1999.
(16) On October 17, 1998, Harvard Property Trust, Inc. (the "Trust") entered into a three-year, $40,000,000 revolving credit facility (the "Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisitions of Harvard Property Atrium LP, Harvard Property Partners LP (Quadrant Building), Harvard Property Clarke LP, Harvard Property Superior LP and Harvard Property Capitol LP. Allocated borrowings under the Credit Facility are as follows:
(17)   Asset in partnership known as Quadrant Building.
(18) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (20).
(19) Concurrent with the termination of the Credit Facility detailed in footnote (16), on August 9, 1999, Harvard Property Trust, Inc. entered into a $6,900,000 term loan secured by the Harvard Property (UP) LP asset with Bank One, NA. The $6,900,000 term was refinanced on December 27, 2000 in favor of a $9,600,000 mortgage with Deutsche Bank N.A.
(20) A $12,200,000 market value for asset based on original purchase price was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(21) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (20).


      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                    EXHIBIT B


                   FORM OF AGREEMENT OF LIMITED PARTNERSHIP OF
               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP


                                TABLE OF CONTENTS
                                                                            PAGE

Article I FORMATION..........................................................B-1

Article II NAME..............................................................B-1

Article III DEFINITIONS......................................................B-1
    3.1      "Acquisition and Advisory Fee"..................................B-1
    3.2      "Acquisition Expenses"..........................................B-1
    3.3      "Acquisition Fees"..............................................B-1
    3.4      "Act"...........................................................B-1
    3.5      "Additional Limited Partners"...................................B-1
    3.6      "Affiliate".....................................................B-2
    3.7      "Aggregate Assets Value"........................................B-2
    3.8      "Agreement".....................................................B-2
    3.9      "Asset Management Fee"..........................................B-2
    3.10     "Assignee"......................................................B-2
    3.11     "Base Amount"...................................................B-2
    3.12     "Capital Account"...............................................B-2
    3.13     "Capital Contribution"..........................................B-2
    3.14     "Cash Flow".....................................................B-2
    3.15     "Certificate"...................................................B-2
    3.16     "Code"..........................................................B-2
    3.17     "Competent Independent Expert"..................................B-2
    3.18     "Construction Fees".............................................B-3
    3.19     "Contract Purchase Price".......................................B-3
    3.20     "Development Fees"..............................................B-3
    3.21     "Dissenting Limited Partner"....................................B-3
    3.22     "Distribution Reinvestment Plan"................................B-3
    3.23     "Event of Withdrawal"...........................................B-3
    3.24     "Front-End Fees"................................................B-3
    3.25     "Gain on Sale"..................................................B-3
    3.26     "General Partners"..............................................B-3
    3.27     "Gross Revenues"................................................B-4
    3.28     "Initial Limited Partner".......................................B-4
    3.29     "Intellectual Property Rights"..................................B-4
    3.30     "Investment in Properties"......................................B-4
    3.31     "IRS"...........................................................B-4
    3.32     "Limited Partners"..............................................B-4
    3.33     "Liquidating Distributions".....................................B-4
    3.34     "Majority Vote".................................................B-4
    3.35     "Minimum Gain"..................................................B-4
    3.36     "Minimum Investment Percentage".................................B-4
    3.37     "Minimum Offering"..............................................B-4
    3.38     "Minimum Offering Expiration Date"..............................B-4
    3.39     "NASAA Guidelines"..............................................B-4
    3.40     "Net Capital Contribution"......................................B-5
    3.41     "Net Cash Distributions"........................................B-5

    3.42     "Net Cash From Operations".....................................B-5
    3.43     "Net Income" or "Net Loss".....................................B-5
    3.44     "Non-Liquidating Net Sale Proceeds"............................B-5
    3.45     "Offering".....................................................B-5
    3.46     "Organization and Offering Expenses"...........................B-5
    3.47     "Participating Percentage".....................................B-5
    3.48     "Partners".....................................................B-5
    3.49     "Partnership"..................................................B-5
    3.50     "Partnership Property" or "Partnership Properties".............B-5
    3.51     "Person".......................................................B-5
    3.52     "Preferential Limited Partner Return"..........................B-5
    3.53     "Prior Behringer Harvard Public Programs"......................B-6
    3.54     "Program"......................................................B-6
    3.55     "Proprietary Property".........................................B-6
    3.56     "Prospectus"...................................................B-6
    3.57     "Purchase Price"...............................................B-6
    3.58     "Registration Statement".......................................B-6
    3.59     "Retirement Plans".............................................B-6
    3.60     "Roll-Up"......................................................B-6
    3.61     "Roll-Up Entity"...............................................B-6
    3.62     "Sale Date"....................................................B-6
    3.63     "Sponsor"......................................................B-6
    3.64     "Treasury Regulations".........................................B-7
    3.65     "Unit".........................................................B-7

Article IV BUSINESS.........................................................B-7
    4.1      Purpose........................................................B-7
    4.2      Objectives.....................................................B-7

Article V NAMES AND ADDRESSES OF PARTNERS...................................B-7

Article VI TERM.............................................................B-8

Article VII PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT............B-8

Article VIII CAPITAL CONTRIBUTIONS..........................................B-8
    8.1      Capital Accounts...............................................B-8
    8.2      General Partners...............................................B-8
    8.3      General Partner Purchase of Units..............................B-8
    8.4      Initial Limited Partner........................................B-8
    8.5      Limited Partner Contributions..................................B-8
    8.6      Admission of Limited Partners..................................B-9
    8.7      Minimum Capitalization.........................................B-9
    8.8      Escrow.........................................................B-9
    8.9      Public Offering................................................B-10
    8.10     Return and Withdrawal of Capital...............................B-10
    8.11     Repurchase of Units............................................B-10
    8.12     Interest on Capital Contributions..............................B-12
    8.13     Ownership by Limited Partner of Interest in Affiliates
             of General Partners............................................B-12
    8.14     Deficit Capital Accounts.......................................B-12
    8.15     Distribution Reinvestment Plan.................................B-12

Article IX DISTRIBUTIONS....................................................B-13
    9.1      Net Cash Distributions.........................................B-13
    9.2      Dissolution....................................................B-14
    9.3      Liquidating Distributions......................................B-14

    9.4      Distribution Dates.............................................B-14
    9.5      Allocation Among General Partners..............................B-14
    9.6      Allocation Among Limited Partners..............................B-14

Article X ALLOCATIONS.......................................................B-15
    10.1     Net Loss.......................................................B-15
    10.2     Net Income.....................................................B-15
    10.3     Qualified Income Offset........................................B-15
    10.4     Allocation Among Limited Partners..............................B-15
    10.5     Allocation Among General Partners..............................B-16
    10.6     Item Prorations................................................B-16
    10.7     Allocations in Respect to Transferred Units....................B-16
    10.8     Allocations in Respect to Repurchased Units....................B-16
    10.9     Alternative Allocations........................................B-16
    10.10    Disputes.......................................................B-17

Article XI MANAGEMENT OF THE PARTNERSHIP....................................B-17
    11.1     Management.....................................................B-17
    11.2     Powers of the General Partners.................................B-17
    11.3     Limitations on Powers of the General Partners..................B-18
    11.4     Expenses of the Partnership....................................B-24
    11.5     Merger, Exchange and Conversion................................B-26
    11.6     Rights of Dissenting Limited Partners..........................B-28
    11.7     Limitation on Liability of the General Partners;
             Indemnification of the General Partners........................B-29

Article XII SERVICES TO PARTNERSHIP BY GENERAL PARTNERS.....................B-30
    12.1     Acquisition and Advisory Services..............................B-30
    12.2     Limitations on Acquisition Fees................................B-31
    12.3     Property Management Services...................................B-31
    12.4     Asset Management Fee...........................................B-32
    12.5     Insurance Services.............................................B-33
    12.6     Development and Construction Services Prohibited...............B-33
    12.7     Real Estate Commissions on Resale of Properties................B-33
    12.8     Rebates, Give-ups and Reciprocal Arrangements..................B-33
    12.9     Other Services.................................................B-34

Article XIII TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP......B-34
    13.1     Sales and Leases to the Partnership............................B-34
    13.2     Sales and Leases to the General Partners.......................B-34
    13.3     Loans..........................................................B-34
    13.4     Dealings with Related Programs.................................B-34
    13.5     Commissions on Reinvestment or Distribution....................B-34

Article XIV INDEPENDENT ACTIVITIES OF PARTNERS..............................B-34

Article XV BOOKS, REPORTS, FISCAL AND TAX MATTERS...........................B-35
    15.1     Books..........................................................B-35
    15.2     Reports........................................................B-35
    15.3     Fiscal Year....................................................B-37
    15.4     Tax Elections..................................................B-37
    15.5     Bank Accounts..................................................B-37
    15.6     Insurance......................................................B-37
    15.7     Taxation as Partnership........................................B-38
    15.8     Tax Matters....................................................B-38

Article XVI RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS..................B-38
    16.1     Powers of the Limited Partners.................................B-38
    16.2     Restrictions on Power to Amend.................................B-39
    16.3     Limited Liability..............................................B-39
    16.4     Meetings of, or Actions by, the Limited Partners...............B-39

Article XVII WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS; ASSIGNABILITY
OF GENERAL PARTNERS' AND LIMITED PARTNERS' INTERESTS........................B-40
    17.1     Withdrawal or Removal of General Partners; Admission of
             Successor or Additional General Partners.......................B-40
    17.2     Limited Partners' Interest.....................................B-40
    17.3     Restrictions on Transfers......................................B-41
    17.4     Substituted Limited Partners...................................B-42
    17.5     Assignment of Limited Partnership Interest
             Without Substitution...........................................B-42
    17.6     Withdrawal of Limited Partner..................................B-42
    17.7     Death, Legal Incompetency or Dissolution of Limited Partner....B-42
    17.8     Elimination or Modification of Restrictions....................B-43

Article XVIII LOANS TO PARTNERSHIP..........................................B-43
    18.1     Authority to Borrow............................................B-43
    18.2     Loans from Partners............................................B-43

Article XIX POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS.............B-43
    19.1     Power of Attorney..............................................B-43
    19.2     Required Signatures............................................B-45
    19.3     Additional Documents...........................................B-45

Article XX DISSOLUTION AND TERMINATION OF THE PARTNERSHIP...................B-45
    20.1     Dissolution....................................................B-45
    20.2     Proxy to Liquidate.............................................B-46
    20.3     Limited Partners' Right to Continue the
             Business of the Partnership....................................B-47
    20.4     Payment to Withdrawn or Removed General Partner................B-47
    20.5     Termination of Executory Contracts.............................B-47

Article XXI DISTRIBUTION ON TERMINATION OF PARTNERSHIP......................B-48
    21.1     Liquidation Distribution.......................................B-48
    21.2     Time of Liquidation............................................B-48
    21.3     Liquidation Statement..........................................B-48
    21.4     No Liability for Return of Capital.............................B-48
    21.5     No Right of Partition..........................................B-48
    21.6     Priority; Return of Capital....................................B-48
    21.7     Escheat of Distributions.......................................B-48

Article XXII GENERAL PROVISIONS.............................................B-48
    22.1     Notices........................................................B-48
    22.2     Survival of Rights.............................................B-49
    22.3     Amendment......................................................B-49
    22.4     Headings.......................................................B-49
    22.5     Agreement in Counterparts......................................B-49
    22.6     Governing Law..................................................B-49
    22.7     Pronouns.......................................................B-49
    22.8     Separability of Provisions.....................................B-49
    22.9     No Mandatory Arbitration of Disputes...........................B-49
    22.10    Ownership of Proprietary Property..............................B-49

        THIS AGREEMENT OF LIMITED PARTNERSHIP is made and entered into effective as of the 30th day of July, 2002, by and between Robert M. Behringer, a Texas resident, and Behringer Harvard Advisors II LP, a Texas limited partnership, as the General Partners, and Gerald J. Reihsen, III, a Texas resident, as the Initial Limited Partner, and those parties who from time to time become Limited Partners as provided in this Agreement, as the Limited Partners.

        WHEREAS, on July 30, 2002, a Certificate of Limited Partnership was filed with the Secretary of State of the State of Texas, pursuant to which the General Partners and the Initial Limited Partner formed a limited partnership (the "Partnership") under the Texas Revised Uniform Limited Partnership Act (the "Act"); and

        WHEREAS, the parties hereto desire to enter into this Agreement of Limited Partnership.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein contained, the parties hereto hereby agree, as follows:

                                    ARTICLE I
                                    FORMATION

        The General Partners have executed and filed a Certificate of Limited Partnership on July 30, 2002, with the Secretary of State of the State of Texas, pursuant to which the parties hereto have formed the Partnership.

                                   ARTICLE II
                                      NAME

        The business of the Partnership shall be conducted under the name of "Behringer Harvard Short-Term Opportunity Fund I LP" or such other name as the General Partners shall hereafter designate in their discretion from time to time.

                                   ARTICLE III
                                  DEFINITIONS

        3.1 "ACQUISITION AND ADVISORY FEE" shall mean the fee payable to the General Partners or their Affiliates pursuant to Section 12.1 hereof for performing acquisition advisory services in connection with the review and evaluation of potential real property acquisitions and other investments for the Partnership.

        3.2 "ACQUISITION EXPENSES" shall mean expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

        3.3 "ACQUISITION FEES" shall mean the total of all fees and commissions paid by any Person to any Person in connection with the purchase, development or construction of property by the Partnership, including the Acquisition and Advisory Fees payable to the General Partners or their Affiliates, real estate brokerage commissions, investment advisory fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, or any other fees of a similar nature, however designated, but excluding any Development Fees and Construction Fees paid to a Person not affiliated with the Sponsor in connection with the actual development or construction of a property.

        3.4 "ACT" shall mean the provisions of the Texas Revised Uniform Limited Partnership Act.

        3.5 "ADDITIONAL LIMITED PARTNERS" shall refer to all persons who are admitted as Limited Partners pursuant to the provisions hereof.

        3.6 "AFFILIATE" shall mean (a) any Person directly or indirectly controlling, controlled by or under common control with a General Partner, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of a General Partner, (c) any officer, director or partner of a General Partner, and (d) if such other Person is an officer, director or partner, any company for which a General Partner acts in any such capacity.

        3.7 "AGGREGATE ASSETS VALUE" shall mean the aggregate book value of the assets of the Partnership (other than investments in bank accounts, money market funds and other current assets) at the time of measurement before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets; provided, however, that during such periods in which the Partnership is obtaining independent estimated Unit valuations pursuant to Section 15.2(f), "Aggregate Assets Value" will equal the greater of (i) the amount determined pursuant to the foregoing or
(ii) the aggregate valuation of such assets established by or in connection with the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.

        3.8 "AGREEMENT" shall mean this Agreement of Limited Partnership as amended, modified or supplemented from time to time.

        3.9 "ASSET MANAGEMENT FEE" shall mean the fee paid to the General Partners or their Affiliates pursuant to Section 12.4 hereof for day-to-day professional management services in connection with the Partnership and its investments.

        3.10 "ASSIGNEE" shall mean a Person who has acquired a Limited Partner's beneficial interest in one or more Units and has not become a substituted Limited Partner.

        3.11 "BASE AMOUNT" shall mean that portion of Capital Contributions originally committed to Investment in Properties without regard to leverage and including Working Capital Reserves. The Base Amount shall be recomputed annually by subtracting from the then fair market value of the Partnership's real properties as determined by independent appraisals plus the Working Capital Reserves, an amount equal to the outstanding debt secured by the Partnership's properties.

        3.12 "CAPITAL ACCOUNT" shall mean the account established and maintained for each Partner pursuant to Section 8.1 hereof.

        3.13 "CAPITAL CONTRIBUTION" shall mean, in the case of the General Partners, the aggregate amount of cash contributed by the General Partners to the Partnership and, in the case of a Limited Partner, the gross amount of investment in the Partnership by such Limited Partner, which shall be an amount equal to ten dollars ($10.00) multiplied by the number of Units purchased by such Limited Partner.

        3.14 "CASH FLOW" shall mean cash funds from operations of the Partnership, including without limitation interest and other investment income but excluding Capital Contributions and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any, capital improvements and replacements.

        3.15 "CERTIFICATE" shall mean the Certificate of Limited Partnership filed with the Secretary of State of Texas dated July 30, 2002, as amended from time to time.

        3.16    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        3.17 "COMPETENT INDEPENDENT EXPERT" shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

        3.18 "CONSTRUCTION FEES" shall mean any fees or other remuneration for acting as general contractor and/or construction manager to construct, supervise and/or coordinate improvements in connection with the actual development or construction of a Partnership Property.

        3.19 "CONTRACT PURCHASE PRICE" shall mean the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Partnership Property, exclusive of Acquisition Fees and Acquisition Expenses.

        3.20 "DEVELOPMENT FEES" shall mean any fees or other remuneration for the development of a Partnership Property, including negotiating and approving plans, assisting in obtaining zoning and necessary variances for a specific property, and related matters.

        3.21 "DISSENTING LIMITED PARTNER" shall mean any Limited Partner who casts a vote against a plan of merger, plan of exchange or plan of conversion, including a Roll-Up; except that, for purposes of a transaction which involves an exchange or a tender offer, Dissenting Limited Partner shall mean any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.

        3.22 "DISTRIBUTION REINVESTMENT PLAN" shall mean the plan established pursuant to Section 8.15 hereof.

        3.23 "EVENT OF WITHDRAWAL" shall mean, as to the General Partners (a) the dissolution, death or permanent disability of a General Partner; (b) if such General Partner (i) makes an assignment for the benefit of the creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudicated a bankrupt or insolvent; (iv) files a petition or answer speaking for himself or itself in the reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of the petition filed against him or it in any proceeding of this nature; (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such General Partner of all or a substantial part of his or its property; or (c) upon (i) the filing of a certificate of dissolution of a General Partner or the revocation of a General Partner's charter and lapse of ninety (90) days after notice to the General Partner of revocation without reinstatement of its charter; (ii) one hundred-twenty (120) days after the commencement of any proceeding against a General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed; or (iii) the expiration of ninety (90) days after the appointment without such General Partner's consent or acquiescence of a trustee, receiver or liquidator of such General Partner or of all or any substantial part of its properties, the appointment of which is not vacated or stayed within ninety (90) days after the expiration of any stay. If there is at least one remaining General Partner, an Event of Withdrawal of a General Partner shall be effective as of the date of any such event; however, if an Event of Withdrawal shall occur with respect to the last remaining General Partner, the Event of Withdrawal shall not be effective until one hundred-twenty (120) days after the event giving rise to the Event of Withdrawal has occurred.

        3.24 "FRONT-END FEES" shall mean fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees (including Acquisition and Advisory Fees), Acquisition Expenses, interest on deferred fees and expenses, if applicable, and any other similar fees, however designated.

        3.25 "GAIN ON SALE" shall mean the taxable income or gain for federal income tax purposes (including gain exempt from tax) in the aggregate for each fiscal year from the sale, exchange or other disposition of all or any portion of a Partnership asset after netting losses from such sales, exchanges or other dispositions against the gains from such transactions.

        3.26 "GENERAL PARTNERS" shall refer collectively to Robert M. Behringer and Behringer Harvard Advisors II LP, or any other Person or Persons who succeed any or all of them in that capacity.

        3.27 "GROSS REVENUES" shall mean all amounts actually collected as rents or other charges for the use and occupancy of Partnership Properties, but shall exclude interest and other investment income of the Partnership and proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership.

        3.28    "INITIAL LIMITED PARTNER" shall mean Gerald J. Reihsen, III.

        3.29 "INTELLECTUAL PROPERTY RIGHTS" shall mean all rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, confidential information rights, patents, invention rights, copyrights, service marks, trademarks, know-how, or similar intellectual property rights and all applications and rights to apply for such rights, as well as any and all moral rights, rights of privacy, publicity and similar rights and license rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic and all renewals and extensions thereof.

        3.30 "INVESTMENT IN PROPERTIES" shall mean the amount of Capital Contributions actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership (including the purchase of properties, working capital reserves allocable thereto except that working capital reserves in excess of five percent (5%) shall not be included and other cash payments such as interest and taxes, but excluding Front-End Fees).

        3.31    "IRS" means the Internal Revenue Service.

        3.32 "LIMITED PARTNERS" shall refer to the Initial Limited Partner, the Additional Limited Partners and to all other Persons who are admitted to the Partnership as additional or substituted Limited Partners.

        3.33 "LIQUIDATING DISTRIBUTIONS" shall mean the net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership's assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

        3.34 "MAJORITY VOTE" shall mean the affirmative vote or written consent of Limited Partners then owning of record more than fifty percent (50%) of the outstanding Units of the Partnership; provided, however, that any Units owned or otherwise controlled by the General Partners or their Affiliates may not be voted and will not be included in the total number of outstanding Units for purposes of this definition unless such Units are the only Units outstanding as of the date of determination.

        3.35 "MINIMUM GAIN" shall have the meaning set forth in Treasury Regulations Section 1.704-2(d).

        3.36 "MINIMUM INVESTMENT PERCENTAGE" shall mean a percentage of the aggregate Capital Contributions which is equal to 82% of the Capital Contributions.

        3.37 "MINIMUM OFFERING" shall mean the receipt and acceptance by the General Partners of subscriptions for Units aggregating at least one million five hundred thousand dollars ($1,500,000) in offering proceeds.

        3.38 "MINIMUM OFFERING EXPIRATION DATE" shall mean the first anniversary of the commencement of the Offering.

        3.39 "NASAA GUIDELINES" shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc., effective January 1, 1993, as amended.

        3.40 "NET CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the Partner's Capital Contribution as reduced from time to time by distributions to such Partner constituting a return of capital pursuant to
Section 8.10 hereof or by distributions to such Partner of Non-Liquidating Net Sale Proceeds and Liquidating Distributions pursuant to Sections 9.1 and 9.3 hereof, but excluding distributions made to Limited Partners pursuant to Section 9.2(b) hereof, and without reduction for distributions of Net Cash From Operations made pursuant to Section 9.1 hereof.

        3.41 "NET CASH DISTRIBUTIONS" shall mean the sum of Net Cash From Operations and Non-Liquidating Net Sale Proceeds.

        3.42 "NET CASH FROM OPERATIONS" shall mean Cash Flow, less the amounts set aside for restoration or creation of reserves and for repurchases of Units pursuant to Section 8.11 hereof, if any.

        3.43 "NET INCOME" OR "NET LOSS" shall mean the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.

        3.44 "NON-LIQUIDATING NET SALE PROCEEDS" shall mean the net cash proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership, which does not constitute substantially all of the remaining assets of the Partnership, after (a) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition, including real estate commissions, if applicable, (b) the payment of any outstanding indebtedness and other Partnership liabilities relating to such disposed assets,
(c) any amounts used to restore any such disposed assets or purchase additional assets with the proceeds thereof, and (d) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable (including for the purchase of additional assets).

        3.45 "OFFERING" shall mean the offering and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.

        3.46 "ORGANIZATION AND OFFERING EXPENSES" shall mean those expenses incurred in connection with organizing the Partnership, preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Units and all advertising expenses.

        3.47 "PARTICIPATING PERCENTAGE" shall mean at any given time, as to each holder of a Unit or Units, the percentage of that Person's Unit or Units to the total Units being measured and shall be determined by dividing the total number of Units held by such Person by the total number of outstanding Units and multiplying the quotient thereof by one hundred (100).

        3.48 "PARTNERS" shall refer collectively to the General Partners and to the Limited Partners, and reference to a "Partner" shall be to any one of the Partners.

        3.49 "PARTNERSHIP" shall refer to the limited partnership created under this Agreement.

        3.50 "PARTNERSHIP PROPERTY" OR "PARTNERSHIP PROPERTIES" shall mean any and all land and improvements purchased, constructed or owned by the Partnership, either directly or through joint venture arrangements or other partnership or investment interests, and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership, directly or indirectly, which is from time to time located thereon or specifically used in connection therewith.

        3.51 "PERSON" shall mean any natural person, partnership, corporation, association, or other legal entity, including without limitation, qualified pension and profit sharing trusts.

        3.52 "PREFERENTIAL LIMITED PARTNER RETURN" shall mean with respect to each Limited Partner Unit the sum of (a) a cumulative (but not compounded) ten percent (10%) per annum return on a Limited Partner's Net Capital Contribution with respect to such Unit. Each Limited Partner's Preferential Limited Partner Return as to any

Unit shall be calculated from the date on which such Limited Partner's initial Capital Contribution was accepted by the Partnership in respect of such Unit.

        3.53 "PRIOR BEHRINGER HARVARD PUBLIC PROGRAMS" shall mean public real estate limited partnerships, real estate investment trusts or other publicly registered programs or entities previously or currently sponsored by the General Partners or their Affiliates having substantially identical investment objectives as the Partnership.

        3.54 "PROGRAM" shall mean a limited or general partnership, joint venture, unincorporated association or similar organization (other than a corporation) formed and operated for the primary purpose of investment in and the operation of or gain from an interest in real property, including such entities formed to make or invest in mortgage loans.

        3.55 "PROPRIETARY PROPERTY" shall mean all modeling algorithms, tools, computer programs, know-how, methodologies, processes, technologies, ideas, concepts, skills, routines, subroutines, operating instructions and other materials and aides used in performing the service set forth in Article XII hereto and all modifications, enhancements and derivative works of the foregoing.

        3.56 "PROSPECTUS" shall mean the prospectus used by the Partnership in connection with its initial offer and sale of Units to the public pursuant to a Registration Statement filed under the Securities Act of 1933, as amended.

        3.57 "PURCHASE PRICE" shall mean the price paid by the Partnership for Partnership Properties (including all Acquisition Fees, liens and mortgages on the properties, but excluding points and prepaid interest) plus all costs of improvements, if any, reasonably and properly allocable to the Partnership Properties.

        3.58 "REGISTRATION STATEMENT" shall mean the registration statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public, including all amendments thereto.

        3.59 "RETIREMENT PLANS" shall mean Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

        3.60 "ROLL-UP" shall mean any transaction that involves the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity; provided, however, that such term does not include a transaction that (a) involves securities of the Partnership that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) involves the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Partnership prior to such transaction: (i) voting rights of holders of the class of securities to be held by Limited Partners, (ii) the term of existence of the surviving or resulting entity, (iii) compensation to the sponsor (as defined in the NASAA Guidelines) of the surviving or resulting entity, or (iv) the investment objectives of the surviving or resulting entity.

        3.61 "ROLL-UP ENTITY" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

        3.62 "SALE DATE" shall mean the day on which the Partnership realizes any gain or loss from the sale, exchange or other disposition of Partnership assets which it is required to allocate to the Partners.

        3.63 "SPONSOR" shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Partnership, (ii) will manage or participate in the management of the Partnership, and any Affiliate of any such Person, other than a Person whose only relationship with the Partnership is that of an independent property manager and whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Partnership, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Partnership, (vi) possesses significant rights to control Partnership Properties, (vii) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or
(viii) provides goods or services to the Partnership on a basis which was not negotiated at arm's-length with the Partnership.

        3.64 "TREASURY REGULATIONS" shall mean the Income Tax Regulations promulgated under the Code by the United States Treasury Department.

        3.65 "UNIT" shall mean the limited partnership interest entitling the holder thereof to all applicable rights and benefits under this Agreement including, but not limited to, an interest in the income, loss, distributions and capital of the Partnership to be allocated to holders of Units, as set forth in Articles IX and X hereof. All Units shall represent a Capital Contribution of ten dollars ($10.00) each (irrespective of the fact that because of discounts in sales commissions and other fees under certain circumstances, certain Units may be sold and issued for a gross consideration of less than ten dollars ($10.00) per Unit), shall be issued as fully paid and nonassessable and shall have the same rights, privileges and preferences except as expressly provided herein.

                                   ARTICLE IV
                                    BUSINESS

        4.1 PURPOSE. The principal purpose of the Partnership is to acquire, develop, construct, own, operate, improve, lease and otherwise manage for investment purposes, either alone or in association with others, a diversified portfolio of income-producing commercial or industrial properties as shall from time to time be acquired by the Partnership and to engage in any or all general business activities related to or incidental to such principal purpose.

        4.2 OBJECTIVES. The business of the Partnership shall be conducted with the following objectives:

                (A) To preserve, protect and return the Partners' investment in the Partnership;

                (B) To realize growth in the value of Partnership Properties upon the ultimate sale thereof;

                (C)     To maximize Net Cash From Operations; and

                (D) To liquidate or merge the Partnership within five (5) years after termination of the Offering.

                                   ARTICLE V
                         NAMES AND ADDRESSES OF PARTNERS

        The names of the General Partners are Behringer Harvard Advisors II LP and Robert M. Behringer. The name of the Initial Limited Partner is Gerald J. Reihsen, III. The business address of the General Partners and the Initial Limited Partner is 1323 North Stemmons Freeway, Suite 212, Dallas, Texas 75207. The names and addresses of all the Additional Limited Partners shall be set forth in the books and records of the Partnership.

                                   ARTICLE VI
                                      TERM

        The Partnership term commenced upon the filing of the Certificate and shall continue until December 31, 2017, unless sooner terminated as hereinafter provided.

                                  ARTICLE VII
              PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT

        The principal and registered office of the Partnership shall be 1323 North Stemmons Freeway, Suite 212, Dallas, Texas 75207. The General Partners may from time to time change the principal place of business and, in such event, shall notify the Limited Partners in writing of the change and the effective date of such change. The registered agent for the Partnership at such address shall be Behringer Harvard Advisors II LP.

                                  ARTICLE VIII
                              CAPITAL CONTRIBUTIONS

        8.1 CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Partner. The Capital Accounts of the Partners shall be determined and maintained throughout the term of the Partnership in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b), as it may be amended or revised from time to time.

        8.2 GENERAL PARTNERS. The General Partners shall make Capital Contributions to the Partnership as follows:

                                Name                   Dollar Amount
                                ----                   -------------

                Behringer Harvard Advisors II LP            $400
                Robert M. Behringer                         $100
                                                            ----

                         TOTAL                              $500

        8.3 GENERAL PARTNER PURCHASE OF UNITS. The Capital Contributions of the General Partners, together with the Capital Contribution of the Initial Limited Partner, shall constitute the initial capital of the Partnership and shall not entitle the General Partners to any Units. The General Partners may, in their discretion, make additional Capital Contributions to the capital of the Partnership in exchange for the purchase of Units. Any General Partner who purchases Units shall continue, in all respects, to be treated as a General Partner but shall receive the income, losses and cash distributions with respect to any Units purchased by such General Partner on the same basis as other Partners may receive with respect to their Units. Units purchased by the General Partners or their Affiliates shall not be entitled to vote on any transaction requiring Limited Partner approval.

        8.4 INITIAL LIMITED PARTNER. The Initial Limited Partner shall contribute one hundred dollars ($100) in cash to the Partnership and agrees that his interest shall automatically be redeemed for one hundred dollars ($100) upon the admission of any Additional Limited Partners to the Partnership.

        8.5 LIMITED PARTNER CONTRIBUTIONS. The General Partners are authorized and directed to raise capital for the Partnership as provided in the Prospectus by offering and selling not more than an aggregate of eleven million (11,000,000) Units to Limited Partners as follows:

                (A) Each Unit shall be issued for a purchase price of ten dollars ($10.00) less any discounts authorized in the Prospectus.

                (B) Except as set forth below, the minimum purchase of either class or combination of Units shall be one hundred (100) Units (or such greater minimum number of Units as may be required under applicable state or federal laws). Except in certain states, subscribers who have satisfied the minimum purchase requirements and have purchased units in Prior Behringer Harvard Public Programs or units or shares of other public real estate programs may purchase less than the minimum number of Units described above, but in no event less than two and one-half (2.5) Units. In addition, after subscribers have satisfied the minimum purchase requirements, the minimum additional investment in the Partnership shall not be less than two and one-half (2.5) Units. Fractional Units may be sold at the discretion of the General Partners. Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan described in Section 8.15 hereof or a qualified Distribution Reinvestment Plan authorized by the partnership agreement of one of the Prior Behringer Harvard Public Programs or reinvestment plans of other public real estate programs.

                (C) The General Partners may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever.

                (D) Each Unit sold to a subscriber shall be fully paid and nonassessable.

                The General Partners are further authorized to cause the Partnership to issue additional Units to Limited Partners pursuant to the terms of any plan of merger, plan of exchange or plan of conversion adopted by the Partnership pursuant to the provisions of Section 11.5 hereof.

        8.6 ADMISSION OF LIMITED PARTNERS. No action or consent by any Limited Partners shall be required for the admission of Additional Limited Partners to the Partnership, provided that the Partnership may not issue more than eleven million (11,000,000) Units to Limited Partners pursuant to the Offering. Funds of subscribers for Units pursuant to the Offering shall be held in the escrow account described in Section 8.8 below. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Partnership unless and until the receipt and acceptance by the Partnership of the Minimum Offering. At any time thereafter, the Capital Contributions of such subscribers may be released directly to the Partnership, provided that such subscribers in the initial escrow shall be admitted to the Partnership within fifteen (15) days after such release. Subscriptions from subsequent subscribers shall be accepted or rejected within thirty (30) days of receipt by the Partnership, and if rejected, all funds shall be returned to subscribers within ten (10) business days. Subsequent subscribers shall be deemed admitted as Limited Partners of the Partnership on the day on which the subscriptions from such Persons are accepted by the Partnership.

        No Person who subscribes for Units in the Offering shall be admitted as a Limited Partner who has not executed and delivered to the Partnership the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement. Any Person who shall receive Units pursuant to a plan of merger, plan of exchange or plan of conversion adopted by the Partnership pursuant to Section 11.5 hereof shall also be required to execute and deliver to the Partnership, as a condition to admission as a Limited Partner, such documents and instruments as the General Partners may deem necessary or desirable to affect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement.

        8.7 MINIMUM CAPITALIZATION. The Offering will terminate if the Partnership has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

        8.8 ESCROW. Until subscriptions for the Minimum Offering are received and accepted by the General Partners, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the General Partners. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon. Notwithstanding the above, the escrow shall be modified to reflect any particular requirements of federal law or any state in which the Units are offered. The General Partners are, and any one of them is, authorized to enter into one or more escrow agreements on behalf of the Partnership in such form as is satisfactory to the signatory General Partner(s) reflecting the requirements of this Section and containing such additional terms as are not inconsistent with this Section.

        8.9 PUBLIC OFFERING.Subject to the provisions of Section 8.7 above and subject to compliance with applicable state securities laws and regulations, the Offering may extend for up to two years from the date of original effectiveness at the discretion of the General Partners; provided, however, that the General Partners may elect to extend the Offering solely for the Units reserved for issuance pursuant to the Distribution Reinvestment Plan for up to four years from the date of original effectiveness. Except as otherwise provided in this Agreement, the General Partners shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the General Partners shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the General Partners shall determine.

        8.10    RETURN AND WITHDRAWAL OF CAPITAL.

                (A) Any proceeds of the Offering of the Units not invested or committed to the acquisition or development of specific real properties within the later of two years from the effective date of the Registration Statement or one year after the termination of the Offering (except for necessary operating expenses and any reserves under Section 11.3(h) of this Agreement) shall be distributed pro rata to the Limited Partners as a return of capital. In such event, the amount paid to the Limited Partners shall include Front-End Fees but only to the extent such fees exceed the adjusted allowable Front-End Fees based on the obligation of the General Partners pursuant to Section 12.2(b) hereof to commit at least the Minimum Investment Percentage of remaining Capital Contributions to Investment in Properties. For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to acquire, develop or improve property with respect to which contracts, agreements in principle or letters of understanding have been executed; provided that, if it is subsequently determined that the Partnership will not acquire, develop or improve such property, such funds will be distributed pro rata to Limited Partners as a return of capital, except to the extent such funds have been used to make non-refundable contingent payments in connection with the proposed acquisition, development or improvement. No such return shall be made until this Agreement has been amended to reflect such reduction of capital. Any distribution pursuant to this Section 8.10(a) shall be deemed to have been consented to by the Limited Partners.

                (B) No Partner, including a withdrawing Partner, shall have any right to withdraw or make a demand for withdrawal of any such Partner's Capital Contribution (or the capital interest reflected in such Partner's Capital Account) until the full and complete winding up and liquidation of the business of the Partnership unless such withdrawal is provided for herein.

        8.11 REPURCHASE OF UNITS. After one year following the termination of the Offering of Units, the Partnership shall have the right, in the sole discretion of the General Partners, to use funds to purchase Units upon written request of a Limited Partner who has held such Units for at least one year, subject to the terms and conditions of this Section 8.11.

                (A) Partnership funds applied to repurchases shall not exceed the sum of one percent (1%) of Cash Flow plus the proceeds received from the Distribution Reinvestment Plan in any given year, subject to the General Partners' discretion to increase such amount from time to time and provided that no such purchase shall be made if such purchase would impair the capital or operation of the Partnership.

                (B) A Limited Partner wishing to have his Units repurchased must mail or deliver a written request to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans) indicating his desire to have such Units repurchased. Such requests will be considered by the General Partners in the order in which they are received. A Limited Partner may request that fewer than all of such Limited Partner's Units be repurchased, provided, however, that the minimum number of Units which a Limited Partner must request for repurchase shall be at least twenty-five percent (25%) of such Limited Partner's Units.

                (C) In the event that the General Partners decide to honor a request, they will notify the requesting Limited Partner in writing of such fact, of the purchase price for the repurchased Units and of the effective date of the repurchase transaction (which shall be not less than sixty (60) nor more than ninety (90) calendar days following the receipt by the Partnership of the written request) and will forward to such Limited Partner the documents necessary to effect such repurchase transaction.

                (D) Fully executed documents to effect the repurchase transaction must be returned by the requesting Limited Partner to the Partnership at least thirty (30) days prior to the effective date of the repurchase transaction (and failing such, the repurchase transaction shall be deemed rejected by the General Partners). The requesting Limited Partner (or, if the Limited Partner is deceased, his or her estate, heir or beneficiary) will be required to certify to the Partnership that the Limited Partner either (i) acquired the Units to be repurchased directly from the Partnership or (ii) acquired such Units from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family (including the subscriber's spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber's immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law. An estate, heir or beneficiary that wishes to have Units repurchased following the death of a Limited Partner must mail or deliver to the Partnership a written request on a form provided by the Partnership, including evidence acceptable to the General Partners of the death of the Limited Partner, and executed by the executor or executrix of the estate, the heir or the beneficiary, or their trustee or authorized agent.

                (E) Except as described below for repurchases upon the death of a Limited Partner, the purchase price for repurchased Units will be equal to the lesser of eight dollars fifty cents ($8.50) per Unit or the price originally paid for the Units to be repurchased upon subscription for such Units until the Partnership begins obtaining estimated Unit valuations pursuant to Section 15.2(f) and, thereafter, will be equal to the lesser of ninety percent (90%) of the fair market value of the Units or the price originally paid for the Units to be repurchased upon subscription for such Units. The fair market value utilized for the purpose of establishing the purchase price will be the estimated unit value determined annually pursuant to Section 15.2(f) hereof. For the first three full fiscal years following the termination of the Offering, the purchase price for Units repurchased upon the death of a Limited Partner will be the price the Limited Partner actually paid for the Units, and thereafter, the purchase price will be the fair market value of the Units, as determined by estimated unit valuations.

                (F) Upon receipt of the required documentation, the Partnership will, on the effective date of the repurchase transaction, repurchase the Units of the Limited Partner, provided that if sufficient funds are not then available to repurchase all of such Units, only a portion of such Units will be repurchased; and provided further, that the Partnership may not repurchase any Units of such Limited Partner if, as a result thereof, the Limited Partner would own less than the minimum investment pursuant to the Prospectus. Units repurchased by the Partnership pursuant to this Section 8.11 shall be promptly canceled.

                (G) In the event that insufficient funds are available to repurchase all of such Units, the Limited Partner will be deemed to have priority for subsequent Partnership repurchases over Limited Partners who subsequently request repurchases; provided, however, that requests for repurchase by the estate, heir or beneficiary of a Limited Partner shall be given a priority over requests by other Limited Partners.

                (H) Repurchases of Units shall be subject to the restrictions set forth in Section 17.3(g) hereof.

                (I) In no event shall Units owned by the General Partners or their Affiliates be repurchased by the Partnership.

                (J) The General Partners shall have the right in their sole discretion at any time and from time to time to (i) waive the one-year holding period in the event of the death or bankruptcy of a Limited Partner or other exigent circumstances, (ii) reject any request for repurchase, (iii) change the purchase price for repurchases, or (iv) terminate, suspend and/or reestablish the repurchase program at any time. In the event that a Limited Partner desires to have all of such Limited Partner's Units repurchased, any Units that such Limited Partner acquired pursuant to the Distribution Reinvestment Plan may be excluded from the one-year holding period requirement, in the discretion of the General Partners.

        8.12 INTEREST ON CAPITAL CONTRIBUTIONS. No interest shall be paid on any Capital Contributions.

        8.13 OWNERSHIP BY LIMITED PARTNER OF INTEREST IN AFFILIATES OF GENERAL PARTNERS. No Limited Partner (other than a General Partner, in the event that he or it is also a Limited Partner) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any General Partner if such ownership, by itself or in conjunction with the stock or other interest owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partners shall be entitled to make such reasonable inquiry of the Limited Partners and prospective Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 8.13. 8.14 DEFICIT CAPITAL ACCOUNTS. The Limited Partners shall not be required to reimburse the Partnership or any other Partner for deficiencies in their Capital Accounts. In addition, except as may be required under state law, the General Partners shall not be required to reimburse the Partnership or the Limited Partners for deficiencies in their Capital Accounts.

        8.15    DISTRIBUTION REINVESTMENT PLAN.

                (A) A Limited Partner who acquired its Units in the Offering may elect to participate in a program for the reinvestment of his distributions (the "Distribution Reinvestment Plan") and have its Net Cash Distributions reinvested in Units of the Partnership during the offering period or in units issued by a subsequent limited partnership or in shares issued by a real estate investment trust sponsored by the General Partners or their Affiliates which has substantially identical investment objectives as the Partnership, as all are more particularly described in the Distribution Reinvestment Plan as adopted by the General Partners and subject to the limitations and conditions specified therein.

                (B) Each Limited Partner electing to participate in the Distribution Reinvestment Plan hereby agrees that his investment in this Partnership or any subsequent limited partnership or real estate investment trust sponsored by the General Partners or their Affiliates shall be deemed to constitute his agreement to be a limited partner of the partnership or a shareholder of the real estate investment trust in which such investment is made and to be bound by the terms and conditions of the agreement of limited partnership of such partnership or the articles of incorporation of such real estate investment trust, and if, at any time, such Limited Partner fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, partnership agreement or subscription agreement relating thereto, such Limited Partner will promptly notify the General Partners in writing.

                (C) The General Partners may, at their option, elect not to provide the Distribution Reinvestment Plan or terminate any such plan at any time without notice to the Limited Partners.

                                   ARTICLE IX
                                  DISTRIBUTIONS

        9.1 NET CASH DISTRIBUTIONS. Except as otherwise provided for in a liquidation in Section 9.3 hereof, Net Cash Distributions for each applicable accounting period shall be distributed to the Partners so far as they will apply as follows:

                (A) First, to the Limited Partners on a per Unit basis until each of such Limited Partners has received distributions of Net Cash From Operations with respect to such fiscal year, or applicable portion thereof, equal to ten (10%) per annum of his Net Capital Contribution;

                (B) Then to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received one hundred percent (100%) of his Net Capital Contribution; and

                (C) Thereafter, eighty-five percent (85%) to the Limited Partners on a per Unit basis, and fifteen percent (15%) to the General Partners.

        Notwithstanding the foregoing, in no event will the General Partners be allocated or receive distributions in excess of the amounts permitted by the NASAA Guidelines, as defined herein. It is the intent of the foregoing proviso that the General Partners receive no more of the Net Cash From Operations, Non-Liquidating Net Sale Proceeds or Liquidating Distributions than is allowed pursuant to Article IV, Section E.2. of the NASAA Guidelines, and in the event the allocations pursuant to this Article IX would otherwise result in the General Partners receiving any such excess distributions, such excess distributions otherwise distributable to the General Partners will instead be reallocated in favor of and distributed to the Limited Partners on a per Unit basis, and if sufficient funds are not available for such reallocation to the Limited Partners, the General Partners will refund the amount of the excess distribution to the Partnership for reallocation in favor of and distribution to the Limited Partners on a per Unit basis.

        Notwithstanding the foregoing, Limited Partners who purchased Units pursuant to the deferred commission option described in the Prospectus shall for a period of three years following the year of purchase (or longer if required to satisfy the commissions due with respect to such Units) have deducted and withheld from distributions of Net Cash Distributions otherwise payable to such Limited Partners an annual amount equal to twenty cents ($0.20) per Unit purchased pursuant to said deferred commission option, which amounts shall be used by the Partnership to pay commissions due with respect to such Units. All such amounts withheld from Net Cash Distributions shall be deemed to have been distributed to, and be deemed to have been received by, such Limited Partners as Net Cash Distributions.

        In the event that, at any time prior to the satisfaction of any remaining deferred commission obligations, the Partnership begins a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by the Partnership. In such event, the General Partners will provide notice of such acceleration to Limited Partners who have elected the deferred commission option. The amount of the remaining commissions due shall be deducted and paid by the Partnership out of cash distributions otherwise payable to such Limited Partners during the time period prior to liquidation of the Partnership's properties; provided that, in no event may the Partnership withhold in excess of $0.60 per Unit in the aggregate. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligation of the Partnership and the Limited Partners to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following a liquidation of the Partnership's properties.

        In addition, if a Limited Partner elects the deferred commission option and subsequently requests that the Partnership transfer such Limited Partner's units for any reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to such Limited Partner during the period that deferred commissions are payable, then the Partnership will accelerate the remaining selling commissions due under the deferred commission option. In such event, the General Partners shall provide notice of such acceleration to such Limited Partners, and (i) in the case of a repurchase of the Units by the Partnership pursuant to Section 8.11 hereof, the selling Limited Partner will be required to pay to the Partnership the unpaid portion of the remaining deferred commission obligation prior to or concurrently with the Partnership's repurchase of such Limited Partner's Units or the Partnership may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to such Limited Partner for the repurchase of such Units or (ii) if a Limited Partner requests that the Partnership transfer the Units for any other reason, such Limited Partner will not be entitled to effect any such transfer until he first either: (A) pays to the Partnership the unpaid portion of the remaining deferred commission obligation, or (B) provides a written instrument in form and substance satisfactory to the General Partners, and appropriately signed by the transferee, stating that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified period, which may be up to three
(3) years.

        9.2 DISSOLUTION. Upon dissolution, the Partnership shall proceed to liquidate its assets as follows:

                (A) Subject to any applicable limitations of law, upon dissolution of the Partnership, the assets of the Partnership shall be converted to cash. The Partnership shall be given adequate time to collect any notes received with respect to the sale of such assets and collect any other debts outstanding. All cash on hand, including all cash received after the happening of an event of dissolution set forth in Section 20.1 hereof, shall be applied and distributed as follows:

                        (i) All of the debts and liabilities of the Partnership, except indebtedness to Partners, shall first be paid and satisfied or adequate provision, including the setting up of any reserves which the General Partners in their sole discretion deem reasonably necessary or desirable, shall be made for the payment or satisfaction thereof;

                        (ii) All debts of the Partnership to Partners shall next be paid on a pro rata basis without respect to the date on which such debts were incurred;

                        (iii) Any fees due to the General Partners shall next be paid; and

                        (iv) The balance of the assets of the Partnership shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution, as provided in Section 9.3 below.

                (B) Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his investment, and if the Partnership Property remaining after payment or discharge of the debts and liabilities of the Partnership, including debts and liabilities owed to one or more of the Partners, is insufficient to return the aggregate Capital Contributions of each Limited Partner, such Limited Partners shall have no recourse against the General Partners or any other Limited Partner.

        9.3 LIQUIDATING DISTRIBUTIONS. After the payment of all Partnership debts and liabilities and the establishment of any reserves which the General Partners in their sole discretion may deem reasonably necessary or desirable, Liquidating Distributions shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution (after allocation of the Net Income as provided in Section 10.2 hereof).

        9.4 DISTRIBUTION DATES. To the extent that the Partnership has sufficient cash flow to make distributions, in the discretion of the General Partners, distributions under this Article IX will be made at least quarterly, but no more often than monthly (the "Distribution Period").

        9.5 ALLOCATION AMONG GENERAL PARTNERS. All amounts distributed to the General Partners under this Article IX shall be apportioned among the General Partners in such percentages as they may from time to time agree upon among themselves.

        9.6 ALLOCATION AMONG LIMITED PARTNERS. All allocations and distributions made to the Limited Partners pursuant to this Article IX shall be paid to those Persons who were Limited Partners or Assignees as of the last day of the Distribution Period preceding the time of the distribution (the "Allocation Date") on a pro rata basis according to the number of Units held on the Allocation Date; provided, however, with respect to any Unit issued by the Partnership during such Distribution Period, allocations and distributions made with respect to such Unit for such Distribution Period shall be equal to the pro rata share for such Unit determined in accordance with the first clause of this Section 9.6 multiplied by a fraction, the numerator of which is the number of days contained in the Distribution Period during which the Unit in question was issued, and the denominator of which is the total number of days contained in such Distribution Period.

                                   ARTICLE X
                                   ALLOCATIONS

        10.1 NET LOSS. Net Loss for each applicable accounting period shall be allocated to the Partners as follows:

                (A) To the Partners having positive balances in their Capital Accounts (in proportion to the aggregate positive balances in all Capital Accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

                (B) Then, eighty-five percent (85%) to the Limited Partners and fifteen percent (15%) to the General Partners.

        10.2    NET INCOME. Subject to the Qualified Income Offset provisions of
Section 10.3 hereof, Net Income for each applicable accounting period shall be allocated to the Partners as follows:

                (A) To the Partners to the extent of and in proportion to allocations of Net Loss to the Partners pursuant to Section 10.1; and

                (B) Then, so as to cause the Capital Accounts of all Partners to permit liquidating distributions pursuant to Section 9.3 to be made in the same manner and priority as set forth in Section 9.1.

        To the extent that the tax allocation provisions of this Article X would fail to produce such final Capital Account balances which would cause liquidating distributions pursuant to Section 9.3 to be made in the same manner and priority as set forth in Section 9.1, (a) such provisions shall be amended by the General Partners if and to the extent necessary to produce such result, and (b) taxable income and taxable losses of the Partnership for the current year (or items of gross income and deduction for the Partnership for such year) shall be reallocated by the General Partners among the Partners to the extent necessary to produce such result and, to the extent it is not possible to achieve such result with allocations of items of income (including gross income) and deduction for the current year, taxable income and taxable losses of the Partnership for prior open years (or items of gross income and deduction of the Partnership for such years) shall be reallocated by the General Partners among the Partners to the extent necessary to produce such result. The provisions of this paragraph shall control notwithstanding any reallocation or adjustment of taxable income, taxable loss or items thereof by the Internal Revenue Service or any other taxing authority.

        10.3 QUALIFIED INCOME OFFSET. Notwithstanding any provision to the contrary contained herein, in the event that any Partner receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such Partner's Capital Account, such Partner will be allocated items of income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). (It is the intent of the Partners that the foregoing provision constitute a "Qualified Income Offset," as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and the foregoing provision shall in all events be interpreted so as to constitute a valid "Qualified Income Offset.")

        10.4 ALLOCATION AMONG LIMITED PARTNERS. Except as otherwise provided in this Article X, all allocations made to the Limited Partners as a group under this Article X shall be apportioned among the Limited Partners according to each Limited Partner's Participating Percentage. If, however, Limited Partners are admitted to the Partnership pursuant to Article VIII on different dates during any fiscal year, such allocations under this Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the Persons who own Units from time to time during such year in accordance with Section 706 of the Code, using any conventions permitted by law and selected by the General Partners, in their sole discretion.

        10.5 ALLOCATION AMONG GENERAL PARTNERS. All allocations made under this Article X to the General Partners shall be apportioned among the General Partners in such percentages as they may from time to time agree among themselves.

        10.6 ITEM PRORATIONS. Any fiscal year of the Partnership in which the Partnership realizes any Gain on Sale shall be divided into multiple accounting periods, the first of which shall begin on the first day of such fiscal year and shall end on the Sale Date, and the second of which shall begin on the day following such Sale Date and shall end on the following Sale Date, if any, and if no further Sale Date occurs, then on the last day of such fiscal year. Any Net Income realized by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Section 10.2 hereof as if such accounting period were a complete fiscal year of the Partnership. Any Net Loss, depreciation, amortization or cost recovery deductions incurred by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.2 hereof as if such accounting period were a complete fiscal year of the Partnership.

        10.7 ALLOCATIONS IN RESPECT TO TRANSFERRED UNITS. If any Units are transferred during any fiscal year, all items attributable to such Units for such year shall be allocated between the transferor and the transferee by taking into account their varying interests during the year in accordance with Section 706(d) of the Code, utilizing any conventions permitted by law and selected by the General Partners, in their sole and absolute discretion. Solely for purposes of making such allocations, the Partnership shall recognize the transfer of such Units as of the end of the calendar quarter during which it receives written notice of such transfer, provided that if the Partnership does not receive a written notice stating the date such Units were transferred and such other information as may be required by this Agreement or as the General Partners may reasonably require within thirty (30) days after the end of the year during which the transfer occurs, then all such items shall be allocated to the Person who, according to the books and records of the Partnership, on the last day of the year during which the transfer occurs, was the owner of the Units. The General Partners and the Partnership shall incur no liability for making allocations in accordance with the provisions of this Section 10.7, whether or not the General Partners or the Partnership have knowledge of any transfer of ownership of any Units.

        10.8 ALLOCATIONS IN RESPECT TO REPURCHASED UNITS. If any Units are repurchased pursuant to Section 8.11 hereof during any fiscal year, all items attributable to such Units for such year shall be determined by the General Partners (a) pro rata with respect to the number of months such Units were outstanding during such year, (b) on the basis of an interim closing of the Partnership books, or (c) in accordance with any other method established by the General Partners in accordance with applicable provisions of the Code and Treasury Regulations.

        10.9 ALTERNATIVE ALLOCATIONS. If the General Partners determine that is advantageous to the business of the Partnership to amend the allocation provisions of this Agreement so as to permit the Partnership to avoid the characterization of Partnership income allocable to various qualified plans, IRAs and other entities which are exempt from federal income taxation ("Tax Exempt Partners") as constituting Unrelated Business Taxable Income ("UBTI") within the meaning of the Code, specifically including, but not limited to, amendments to satisfy the so-called "fractions rule" contained in Code Section 514(c)(9), the General Partners are authorized, in their discretion, to amend this Agreement so as to allocate income, gain, loss, deduction or credit (or items thereof) arising in any year differently than as provided for in this
Article if, and to the extent, that such amendments will achieve such result or otherwise permit the avoidance of characterization of Partnership income as UBTI to Tax Exempt Partners. Any allocation made pursuant to this Section 10.9 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no further amendment of this Agreement or approval by any Limited Partner shall be required to effectuate such allocation. In making any such allocations under this Section 10.9 ("New Allocations"), the General Partners are authorized to act in reliance upon advice of counsel to the Partnership or the Partnership's regular certified public accountants that, in their opinion, after examining the relevant provisions of the Code and any current or future proposed or final Treasury Regulations thereunder, the New Allocation will achieve the intended result of this Section 10.9.

        New Allocations made by the General Partners in reliance upon the advice of counsel or accountants as described above shall be deemed to be made in the best interests of the Partnership and all of the Partners, and any such New Allocations shall not give rise to any claim or cause of action by any Partner against the Partnership or any General Partner. Nothing herein shall require or obligate the General Partners, by implication or otherwise, to make any such amendments or undertake any such action.

        10.10 DISPUTES. Except with respect to matters as to which the General Partners are granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all disputes and uncertainties as to all computations and determinations required to be made under Articles IX and X hereof (including but not limited to any computations and determinations in connection with any distribution or allocation pursuant to a dissolution and liquidation).

                                   ARTICLE XI
                          MANAGEMENT OF THE PARTNERSHIP

        11.1 MANAGEMENT. The General Partners shall conduct the business of the Partnership, devoting such time thereto as they, in their sole discretion, shall determine to be necessary to manage Partnership business and affairs in an efficient manner. Any action required to be taken by the General Partners pursuant to this Agreement shall be duly taken only if it is approved, in writing or otherwise, by all the General Partners, unless the General Partners agree among themselves to a different arrangement for said approval.

        11.2 POWERS OF THE GENERAL PARTNERS. The General Partners shall have full charge of overall management, conduct and operation of the Partnership, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business and its property, and, without limiting in any manner the foregoing, authority:

                (A) To do on behalf of the Partnership all things which, in their sole judgment, are necessary, proper or desirable to carry out the Partnership's business, including, but not limited to, the right, power and authority: (i) to execute all agreements and other documents necessary to implement the purposes of the Partnership, to take such action as may be necessary to consummate the transactions contemplated hereby and by the Prospectus, and to make all reasonably necessary arrangements to carry out the Partnership's obligations in connection therewith; (ii) to employ, oversee and dismiss from employment any and all employees, agents, independent contractors, real estate managers, contractors, engineers, architects, developers, designers, brokers, attorneys and accountants; (iii) to sell, exchange or grant an option for the sale of all or substantially all or any portion of the real and personal property of the Partnership, at such price or amount, for cash, securities or other property and upon such other terms as the General Partners, in their sole discretion, deem proper; (iv) to let or lease all or any portion of the Partnership Properties for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; (v) to create, by grant or otherwise, easements and servitudes; (vi) to borrow money and incur indebtedness; provided, however, the Partnership shall not be permitted to incur any indebtedness except as authorized in Section 11.3(e) hereof; (vii) to draw, make, accept, endorse, sign and deliver any notes, drafts or other negotiable instruments or commercial paper; (viii) to execute such agreements and instruments as may be necessary, in their discretion, to operate, manage and promote the Partnership assets and business; (ix) to construct, alter, improve, repair, raze, replace or rebuild all or any portion of the Partnership Properties; (x) to submit to arbitration any claim, liability or dispute involving the Partnership (provided that such claims will be limited to actions against the Partnership not involving securities claims by the Limited Partners and provided further that no claim, liability or dispute of a Limited Partner will be subject to mandatory arbitration); (xi) to compromise any claim or liability due to the Partnership; (xii) to execute, acknowledge or verify and file any notification, application, statement and other filing which the General Partners consider either required or desirable to be filed with any state or federal securities administrator or commission; (xiii) to make any tax elections to be made by the Partnership, including, without limitation, to cause the Partnership to be taxed as a corporation or to qualify as a real estate investment trust (REIT) for federal income tax purposes; (xiv) to place record title to any of its assets in the name of a nominee, agent or a trustee; (xv) to do any or all of the foregoing, discretionary or otherwise, through agents selected by the

        General Partners, whether compensated or uncompensated by the Partnership; (xvi) to execute and file of record all instruments and documents which are deemed by the General Partners to be necessary to enable the Partnership properly and legally to do business in the State of Texas or any other jurisdiction deemed advisable; (xvii) to monitor the transfer of Partnership interests to determine if such interests are being traded on "an established securities market or a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, and take (and cause Affiliates to take) all steps reasonably necessary or appropriate to prevent any such trading of interests, including without limitation, voiding transfers if the General Partners reasonably believe such transfers will cause the Partnership to be treated as a "publicly traded partnership" under the Code or Treasury Regulations thereunder; (xviii) at the appropriate time, to register the Units with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and (xix) to do any or all of the foregoing for such consideration and upon such other terms or conditions as the General Partners, in their discretion, determine to be appropriate; provided, however, in no event shall the General Partners or their Affiliates receive compensation from the Partnership unless specifically authorized by Article XII hereof, by Articles IX and X hereof or by the "Compensation of the General Partners and Affiliates" section of the Prospectus.

                (B) Notwithstanding anything contained herein to the contrary, subject to the provisions contained in Section 16.2 hereof, to amend this Agreement without the consent or vote of any of the Limited
        Partners: (i) to reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners; (ii) to add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted herein to the General Partners or their Affiliates for the benefit of the Limited Partners; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by the staff of any state regulatory agency, the deletion or addition of which provision is deemed by the staff of any such regulatory agency to be for the general benefit or protection of the Limited Partners; (v) to attempt to have the provisions of this Agreement comply with federal income tax law and regulations thereunder; and (vi) to facilitate the operation of the Partnership in order to qualify as a REIT, corporation or other tax status elected for the Partnership by the General Partners.

                (C) To possess and exercise, as may be required, all of the rights and powers of general partners as more particularly provided by the Act, except to the extent that any of such rights may be limited or restricted by the express provisions of this Agreement.

                (D) To execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing. Any such instruments may be executed on behalf of the Partnership by either of the General Partners, except that any instrument pursuant to which the Partnership acquires or disposes of any interest in real property shall require the signature, personally or by attorney-in-fact, of each of the General Partners.

        11.3 LIMITATIONS ON POWERS OF THE GENERAL PARTNERS. The General Partners shall observe the following policies in connection with Partnership operations:

                (A) Pending initial investment of its funds, or to provide a source from which to meet contingencies, including, without limitation, the working capital reserve, the Partnership may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest- bearing accounts; provided that, following one year after the commencement of the operations of the Partnership, no more than forty-five percent (45%) of the value (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended) of the Partnership's total assets (exclusive of government securities and cash items) will consist of, and no more than forty-five percent (45%) of the Partnership's net income after taxes (for any four consecutive fiscal quarters combined) will be derived from, securities other than (i) government securities; (ii) securities issued by majority owned subsidiaries of the Partnership which are not investment companies; and
        (iii) securities issued by companies, which are controlled primarily by the Partnership, through which the Partnership engages in a business other than that of investing, reinvesting, owning, holding or trading in securities, and which are not investment companies.

                (B) The Partnership shall not acquire unimproved or non-income producing property, except in amounts and upon terms which can be financed by the Offering proceeds or from Cash Flow and provided investment in such properties shall not exceed the lesser of twenty-five percent (25%) of gross Offering proceeds available for Investment in Properties or ten percent (10%) of Aggregate Assets Value, in each case calculated as of the end of the month immediately preceding such acquisition. Properties shall not be considered non-income producing if they are expected to produce income within a reasonable period of time after their acquisition, and for purposes hereof, two years shall be deemed to be presumptively reasonable.

                (C) All real property acquisitions must be supported by an appraisal which shall be prepared by a Competent Independent Expert. The appraisal shall be maintained in the Partnership's records for at least five (5) years and shall be available for inspection and duplication by any Limited Partner.

                (D) The General Partners shall not have the authority to incur indebtedness which is secured by the Partnership Properties or assets, except as specifically authorized pursuant to Section 11.3(e) below.

                (E) The General Partners shall have the authority to cause the Partnership to borrow funds; provided, however, that the aggregate amount of Partnership borrowings shall not exceed the sum of (i) with respect to properties financed by loans insured or guaranteed by the full faith and credit of the United States government, or of a state or local government, or by an agency or instrumentality of any of them, and/or loans received from any of the foregoing entities, (A) 100% of the Purchase Price of all Partnership Properties which have not been refinanced and (B) 100% of the aggregate fair market value of all refinanced Partnership Properties as determined by the lender as of the date of refinancing, and (ii) with respect to all other borrowings, the sum of (A) 85% of the aggregate Purchase Price of all Partnership Properties which have not been refinanced and (B) 85% of the aggregate fair market value of all refinanced Partnership Properties, as determined by the lender as of the date of refinancing. If the Partnership is subject to the limitations of both subparagraphs (i) and
        (ii) of the preceding sentence, the maximum percentage of indebtedness for the Partnership shall be calculated as follows: (1) divide the total value of Partnership Properties as determined under the preceding clause
        (ii) by the total value of Partnership Properties as determined under the preceding clauses (i) and (ii); (2) multiply the number 15 by the quotient of subsection (1); and (3) add the product from subsection (2) to the number 85. The Partnership may borrow such funds from the General Partners, their Affiliates or others, provided that if any such borrowing is from the General Partners or their Affiliates, (i) such borrowing may not constitute a "financing" as that term is defined under the NASAA Guidelines (i.e., all indebtedness encumbering Partnership Properties or incurred by the Partnership, "the principal amount of which is scheduled to be paid over a period of not less than forty-eight
        (48) months, and not more than fifty percent (50%) of the principal amount of which is scheduled to be paid during the first twenty-four
        (24) months"); (ii) interest and other financing charges or fees charged on any such borrowing may not exceed amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the Partnership Property if the loan is made in connection with a particular Partnership property; and (iii) no prepayment charge or penalty shall be required with respect to any such borrowing secured by either a first or a junior or all-inclusive trust deed, mortgage or encumbrance on a Partnership Property, except to the extent that such pre-payment charge or penalty is attributable to the underlying encumbrance. For purposes of this section 11.3(e) only, "indebtedness" shall include the principal of any loan together with any interest that may be deferred pursuant to the terms of the loan agreement which exceeds 5% per annum of the principal balance of such indebtedness (excluding contingent participations in income and/or appreciation in the value of the Partnership Properties), and shall exclude any indebtedness incurred by the Partnership for necessary working capital.

                (F) The Partnership shall not reinvest Cash Flow (excluding any proceeds from the sale, disposition or refinancing of a Partnership Property) in new properties. The General Partners shall have the authority to reinvest proceeds from the sale, disposition or refinancing of Partnership Properties; provided, that a portion of such proceeds sufficient to cover any increase in Limited Partners' federal and state income taxes attributable to the sale, disposition or refinancing (assuming a thirty percent (30%) combined federal and state tax bracket) shall be distributed in time to pay such increase.

                (G) The General Partners shall exercise their fiduciary duty for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. In addition, the Partnership shall not permit the Partners to contract away the fiduciary duty owed to the Partners by the General Partners under common law.

                (H) The Partnership shall maintain reasonable reserves for normal repairs, replacements and contingencies or for specified or unspecified tenant improvements or leasing commissions relating to Partnership Properties, in such amounts as the General Partners in their sole and absolute discretion determine from time to time to be adequate, appropriate or advisable in connection with the operations of the Partnership. The amount of initial working capital reserves for each Partnership Property shall be established by the General Partners at the time of acquisition, and are anticipated to be approximately 1% of the contract price of the Partnership Property, which is anticipated to equal approximately 0.8% of the gross proceeds of the Offering. In the event expenditures are made from any such reserves, future operating revenues may be allocated to such reserves to the extent deemed necessary by the General Partners for the maintenance of reasonable reserves.

                (I) The Partnership shall not own or lease property jointly or in partnership with unrelated entities except in general partnerships or joint ventures which own and operate one or more particular properties, unless (i) the management of such partnership or joint ownership is under the control of the Partnership in that the Partnership or an Affiliate of the Partnership possesses the power to direct or to cause the direction of the management and policies of any such partnership or joint venture; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services;
        (iii) the joint ownership or partnership does not authorize or require the Partnership to do anything as a partner or joint venturer with respect to the property which the Partnership or the General Partners could not do directly because of this Agreement; and (iv) the General Partners and their Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under this Agreement. The ownership of the common areas located on property through a condominium association or other similar form of real property ownership shall not be considered a joint ownership of property for purposes of this paragraph. The Prospectus shall disclose the potential risk of impasse on joint venture decisions since no joint venture participant controls such decisions and the potential risks that while a joint venture participant may have the right to buy the property from the Partnership or joint venture, it may not have the resources to do so.

                (J) The Partnership may not own or lease property jointly or in a partnership or joint venture with an Affiliate of the General Partners unless such property is owned or leased by a joint venture or general partnership with a publicly registered Affiliate, and unless (i) such Affiliate has substantially identical investment objectives as those of the Partnership with respect to such property; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the compensation payable to the General Partners and their Affiliates is substantially identical in each program; (iv) the Partnership will have a right of first refusal to buy the property held by such joint venture in the event that such Affiliate elects to sell its interest in the joint venture; and (v) the investment by the Partnership and such Affiliate are on substantially the same terms and conditions. The ownership of the common areas located on property through a condominium association or other similar form of real property ownership shall not be considered a joint ownership of property for purposes of this paragraph.

                (K) The Partnership will not invest in limited partnership interests of any other limited partnership of which either of the General Partners also serve as a general partner unless the Partnership will receive no duplicate fees or compensation beyond what is permissible under the NASAA Guidelines. The Partnership may not invest in general partnership interests of any other limited partnership unless it, alone or with any of its publicly-registered affiliates, acquires a controlling interest in such other limited partnership and receives no duplicate fees or compensation beyond what is permissible under the

        NASAA Guidelines. The Partnership may invest in limited partnership interests of other limited partnerships (the "Lower-Tier Partnerships") only if all of the following conditions, if applicable, are met:

                        (i) If the general partner of the Lower-Tier Partnership is a Sponsor, the Partnership may not invest in the Lower-Tier Partnership unless:

                                (A)     the partnership agreement of the
                        Lower-Tier Partnership contains provisions complying with Section IX.F. of the NASAA Guidelines and provisions acknowledging privity between the Lower-Tier general partner and the Limited Partners; and

                                (B)     the compensation payable in the
                        aggregate from both levels shall not exceed the amounts permitted under Section IV. of the NASAA Guidelines.

                        (ii) If the general partner of the Lower-Tier Partnership is not a Sponsor, the Partnership may not invest in the Lower-Tier Partnership unless (A) the partnership agreement of the Lower-Tier Partnership contains provisions complying with Sections II.E. and F., VII.A.-D., H. and J., and IX.C. of the NASAA Guidelines, and (B) the compensation payable at both tiers shall not exceed the amounts permitted in Section IV. of the NASAA Guidelines.

                        (iii) Each Lower-Tier Partnership shall have as its limited partners only publicly registered upper-tier partnerships; provided, however, that special limited partners not affiliated with the Sponsor shall be permitted if the interests taken result in no diminution in the control exercisable by the other limited partners.

                        (iv) The Partnership is not structured with more than two tiers.

                        (v) The Partnership, as a result of an investment in the Lower-Tier Partnership, is not charged, directly or indirectly, more than once for the same services.

                        (vi) The Limited Partners can, upon the vote of a majority in interest and without the concurrence of the Sponsor, direct the General Partners to take any action permitted to a limited partner in the Lower-Tier Partnership.

                        (vii) If the Partnership invests in a Lower-Tier Partnership, then the Prospectus shall fully and prominently disclose the two-tiered arrangement and any risks related thereto. (viii) Notwithstanding clauses (ii) through (vii) above, if the general partner of the Lower-Tier Partnership is not a Sponsor, the Partnership may invest in a Lower-Tier Partnership that owns and operates a particular property to be qualified pursuant to Section 42(g) of the Code if limited partners at both tiers are provided all of the rights and obligations required by Section VII. of the NASAA Guidelines, and there are no payment of duplicate fees.

                (L) The completion of improvements which are to be constructed or are under construction on Partnership Property shall be guaranteed at the price contracted either by an adequate completion bond or by other satisfactory assurances; provided, however, that such other satisfactory assurances shall include at least one of the following: (i) a written personal guarantee of one or more of the general contractor's principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (ii) a written fixed price contract with a general contractor that has a substantial net worth; (iii) a retention of a reasonable portion of the purchase consideration as a potential offset to such purchase consideration in the event the seller does not perform in accordance with the purchase and sale agreement; or
        (iv) a program of disbursements control which provides for direct payments to subcontractors and suppliers.

                (M) The Partnership shall make no construction loans to builders of Partnership Properties and shall make no periodic progress or other advance payments to such builders unless the Partnership has first received an architect's certification as to the percentage of the project which has been completed and as to the dollar amount of the construction then completed.

                (N) The Partnership shall not acquire property in exchange for Units.

                (O) The Partnership shall not obtain nonrecourse financing from a Limited Partner or any party affiliated with a Limited Partner.

                (P) An "all-inclusive" or "wrap-around" note and deed of trust (referred to herein as the "all-inclusive note") may be used to finance the purchase of a Partnership Property only if the following conditions are complied with: (i) the sponsor (as defined pursuant to the NASAA Guidelines) under the all-inclusive note shall not receive interest on the amount of the underlying encumbrance included in the all-inclusive note in excess of that payable to the lender on that underlying encumbrance; (ii) the Partnership shall receive credit on its obligation under the all-inclusive note for payments made directly on the underlying encumbrance; and (iii) a paying agent, ordinarily a bank, escrow company, or savings and loan, shall collect payments (other than any initial payment of prepaid interest or loan points not to be applied to the underlying encumbrance) on the all-inclusive note and make disbursements therefrom to the holder of the underlying encumbrance prior to making any disbursement to the holder of the all-inclusive note, subject to the requirements of subparagraph (i) above, or, in the alternative, all payments on the all-inclusive and underlying note shall be made directly by the Partnership.

                (Q)     [Reserved.]

                (R) The General Partners shall not have the authority on behalf of the Partnership to:

                        (i) list, recognize or facilitate the trading of Units (or any interest therein) on any "established securities market (or the equivalent thereof)" within the meaning of
                Section 7704 of the Code, or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership;" or

                        (ii) create for the Units (or any interest therein) a "secondary market (or the equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise permit, recognize or facilitate the trading of any such Units (or any interest therein) on any such market or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership."

                (S) The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of making capital contributions to a joint venture or partnership permitted pursuant to the provisions of Section 11.3(i) above. Nothing in this Section 11.3 shall prohibit the Partnership or the Sponsor from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Affiliated limited partnerships, provided that Partnership funds are protected from claims of such other partnerships and their creditors.

                (T) The General Partners shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

                        (i) An appraisal of all assets of the Partnership shall be obtained from a Competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the applicable states as an exhibit to the registration statement for the offering. The assets of the Partnership shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the current value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership's assets over a twelve (12) month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Competent Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with the proposed Roll-Up.

                        (ii) In connection with the proposed Roll-Up, the Person sponsoring the Roll-Up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Dissenting Limited Partners the choice of: (A) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (B) one of the following:
                (I) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Limited Partners' pro rata share of the appraised value of the net assets of the Partnership.

                        (iii) The Partnership may not participate in any proposed Roll-Up which would result in the Limited Partners having democracy rights in the Roll-Up Entity which are less than those provided for below. If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Guidelines to the greatest extent possible.

                                (A) Meetings of the Roll-up Entity may be called by the general partner or the limited partners of the Roll-Up Entity holding more than 10% of the then outstanding limited partnership interests, for any matters for which the limited partners may vote as set forth in the limited partnership agreement for the Roll-Up Entity. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the sponsor of the Roll-Up Entity shall provide all limited partners within ten (10) days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less than fifteen (15) nor more than sixty (60) days after receipt of said request, at a time and place convenient to the limited partners.

                                (B) To the extent permitted by the law of the state of formation, the partnership agreement of the Roll-Up Entity shall provide that a majority of the outstanding limited partner interests may, without necessity for concurrence by the general partner, vote to: (1) amend the partnership agreement of the Roll-Up Entity, (2) remove the general partner(s), (3) elect a new general partner(s), (4) approve or disapprove the sale of all or substantially all of the assets of the Roll-Up Entity, except pursuant to a plan disclosed in the final prospectus relating to the Roll-Up, and (5) dissolve the Roll-Up Entity. Without concurrence of a majority of the outstanding limited partner interests, the general partner(s) may not (i) amend the partnership agreement except for amendments which do not adversely affect the rights of the limited partners, (ii) voluntarily withdraw as a general partner unless such withdrawal would not affect the tax status of the Roll-Up Entity and would not materially adversely affect the limited partners, (iii) appoint a new general partner(s), (iv) sell all or substantially all of the Roll-Up Entity's assets other than in the ordinary course of business, (v) cause the merger or other reorganization of the Roll-Up Entity or (vi) dissolve the Roll-Up Entity. Notwithstanding clause (iii) of the preceding sentence, an additional general partner may be appointed without obtaining the consent of the limited partners if the addition of such person is necessary to preserve the tax status of the Roll-Up Entity, such person has no authority to manage or control the Roll-Up Entity under the partnership agreement, there is no change in the identity of the persons who have authority to manage or control the Roll-Up Entity, and the admission of such person as an additional general partner does not materially adversely affect the limited partners. Any amendment to the partnership agreement which modifies the compensation or distributions to which a general partner is entitled or which affects the duties of a general partner may be conditioned upon the consent of the general partner. With respect to any limited partners interest owned by the sponsor of the Roll-Up Entity, the sponsor may not vote or consent on matters submitted to the limited partners regarding the removal of the sponsor or regarding any transaction between the Roll-Up Entity and the sponsor. In determining the existence of the requisite percentage in limited partners interests necessary to approve a matter on which the sponsor may not vote or consent, any limited partner interest owned by the sponsor shall not be included. If the law of the state of formation provides that the Roll-Up Entity will dissolve upon termination of a general partner(s) unless the remaining general partner(s) continues the existence of the Roll-Up Entity, the partnership agreement shall obligate the remaining general partner(s) to continue the Roll-Up Entity's existence; and if there will be no remaining general partner(s), the termination of the last general partner shall not be effective for a period of at least 120 days during which time a majority of the outstanding limited partners interest shall have the right to elect a general partner who shall agree to continue the existence of the Roll-Up Entity. The partnership agreement shall provide for a successor general partner where the only general partner of the Roll-Up Entity is an individual.

                        (iv) The Partnership may not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership may not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the limited partnership interests or other indicia of ownership held by that Limited Partner.

                        (v) The Partnership may not participate in any proposed Roll-Up in which the Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Guidelines, which are generally as provided in Section 15.1 of this Agreement.

                        (vi) The Partnership may not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by a Majority Vote of the Limited Partners.

                (U) The Partnership shall not invest in junior trust deeds and other similar obligations. 11.4 EXPENSES OF THE PARTNERSHIP.

                (A) Subject to Sections 11.4(b) and 11.4(c) below, the Partnership shall reimburse the General Partners and their Affiliates for (i) all Organization and Offering Expenses incurred by them, and
        (ii) the actual cost to them of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners.

                (B) Except as provided below and in Sections 11.4(a) and 11.4(c), all of the Partnership's expenses shall be billed directly to and paid by the Partnership. The General Partners may be reimbursed for the administrative services necessary to the prudent operation of the Partnership; provided that the reimbursement shall be at the lower of the General Partners' actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the General Partners are entitled to compensation by way of a separate fee. Excluded from allowable reimbursements shall be: (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling Persons of the General Partners or their Affiliates. A controlling Person, for purposes of this Section 11.4(b), shall be deemed to include, but not be limited to, any Person, whatever his title, who performs functions for the General Partners similar to those of: (A) chairman or member of the Board of Directors; (B) executive management, including the President, Chief Operating Officer, Vice President, Executive

        Vice President or Senior Vice President, Corporate Secretary and Treasurer; (C) senior management, such as the Vice President of an operating division, who reports directly to executive management; or (D) those holding a five percent (5%) or more equity interest in Behringer Harvard Advisors II LP or a Person having the power to direct or cause the direction of the General Partners, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, secretary or treasurer be considered a controlling Person.

        The annual report to investors shall include a breakdown of the costs reimbursed to the General Partners pursuant to this subsection. Within the scope of the annual audit of the General Partners' financial statements, the independent certified public accountant must verify the allocation of such costs to the Partnership. The method of verification shall at a minimum provide:

                        (i) A review of the time records of individual employees, the cost of whose services were reimbursed; and

                        (ii) A review of the specific nature of the work performed by each such employee. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the General Partners' independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partners by the Partnership in accordance with this subsection only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

                (C) The General Partners or their Affiliates shall pay, at no additional cost to the Partnership (i) overhead expenses of the General Partners and their Affiliates; (ii) expenses and salaries related to the performance of those services for which the General Partners and their Affiliates are entitled to compensation by way of Acquisition and Advisory Fees, Partnership and property management fees or real estate brokerage commissions related to the resale of Partnership Properties (provided, however, that the foregoing shall in no way limit the payment or reimbursement of legal, travel, employee-related expenses and other out-of-pocket expenses which are directly related to a particular Partnership Property and not prohibited by Section 11.4(b) above); and (iii) all other administrative expenses which are unrelated to the business of the Partnership. The General Partners or their Affiliates shall pay, at no additional cost to the Partnership, Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) to the extent they exceed two and one-half percent (2.5%) of the gross proceeds of the Offering of Units.

                (D) Subject to the provisions of paragraphs (b) and (c) of this Section 11.4, the Partnership shall pay the following expenses of the Partnership:

                        (i) Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) which do not exceed two and one-half percent (2.5%) of the gross proceeds of the Offering of Units;

                        (ii)    Underwriting compensation, including
                broker-dealer selling commissions and the dealer manager fee, payable in an amount not to exceed ten percent (10%) of the gross proceeds of the Offering of Units, plus a maximum of one-half percent (0.5%) of the gross proceeds of the Offering of Units for reimbursement of bona fide due diligence expenses to be paid out of Organization and Offering Expenses subject to the limitation of Section 11.4(d)(i) above;

                        (iii) All operational expenses of the Partnership, which may include, but are not limited to: (A) all costs of personnel employed by the Partnership or directly involved in the business of the Partnership, including Persons who may also be employees of the General Partners or their Affiliates, including but not limited to, salaries and other employee-related expenses, travel and other out-of-pocket expenses of such personnel which are directly related to a particular

                Partnership Property; (B) all costs of borrowed money, taxes and assessments on Partnership Properties and other taxes applicable to the Partnership; (C) legal, accounting, audit, brokerage and other fees; (D) fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, on-site managers, real estate brokers, mortgage brokers, insurance brokers and other agents; and (E) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing and operation of Partnership Properties (including the costs and expenses of foreclosures, legal and accounting fees, insurance premiums, real estate brokerage and leasing commissions and maintenance connected with such Property); and

                        (iv) All accounting, documentation, professional and reporting expenses of the Partnership, which may include, but are not limited to: (A) preparation and documentation of Partnership bookkeeping, accounting and audits; (B) preparation and documentation of budgets, economic surveys, Cash Flow projections and working capital requirements; (C) preparation and documentation of Partnership federal and state tax returns;
                (D) printing, engraving and other expenses and documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (E) expenses of insurance as required in connection with the business of the Partnership, including, without limitation, life and disability insurance with respect to any individual General Partner; (F) expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of printing and mailing to such Persons certificates for the Units and reports of the Partnership, and of preparing proxy statements and soliciting proxies in connection therewith; (G) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investing, tax reporting or other purposes, including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies, or expenses associated with furnishing reports to Limited Partners which the General Partners deem to be in the best interests of the Partnership; (H) expenses of revising, amending, converting, modifying or terminating the Partnership or this Agreement; (I) costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation or other proceedings conducted of the Partnership by any regulatory agency, including legal and accounting fees incurred in connection therewith; (J) costs of any computer equipment or services used for or by the Partnership; (K) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership; (L) costs of preparation and dissemination of information and documentation relating to potential sale, financing or other disposition of Partnership Properties; and
                (M) supervision and expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.

        11.5    MERGER, EXCHANGE AND CONVERSION.

                (A) The Partnership may (i) adopt a plan of merger and may merge with or into one or more domestic or foreign limited partnerships or other entities, resulting in there being one or more surviving entities, (ii) adopt a plan of exchange by which a domestic or foreign limited partnership or other entity is to acquire all of the outstanding partnership interests of the Partnership in exchange for cash, securities or other property of the acquiring domestic or foreign limited partnership or other entity or (iii) adopt a plan of conversion and convert to a foreign limited partnership or other entity. Any such plan of merger, plan of exchange or plan of conversion shall in all events comply with the applicable requirements of the Act and this Agreement, including, if such merger, exchange or conversion is a Roll-Up, the provisions of Section 11.3(t) hereof.

                (B) Any such merger shall be conditioned upon the merger being permitted by the laws under which each other entity that is a party to the merger is incorporated or organized or by the constituent documents of such other entity that are not inconsistent with such laws. Any such plan of exchange shall be conditioned upon the issuance of shares or other interests of the acquiring foreign limited partnership or other entity being permitted by the laws under which such foreign limited partnership or other entity is incorporated or organized or is not inconsistent with such laws. Any such conversion shall be conditioned upon such conversion being permitted by, or not inconsistent with, the laws of the jurisdiction in which the converted entity is to be incorporated, formed or organized, and the incorporation, formation or organization of the converted entity is effected in compliance with such laws.

                (C) The Partnership may adopt a plan of merger, plan of exchange or plan of conversion if the General Partners act upon and the Limited Partners (if required by Section 11.5(d) below) approve the plan of merger, plan of exchange or plan of conversion in the manner prescribed in Section 11.5(d) below.

                (D) Except as provided by Sections 11.5(e) and 11.5(f), after acting on a plan of merger, plan of exchange or plan of conversion in the manner prescribed by in the following sentence, the General Partners shall submit the plan of merger, plan of exchange or plan of conversion for approval by the Limited Partners, and in order for such plan of merger, plan of exchange or plan of conversion to be approved:

                        (i) the General Partners shall adopt a resolution recommending that the plan of merger, plan of exchange or plan of conversion, as the case may be, be approved by the Limited Partners, unless the General Partners determine that for any reason they should not make that recommendation, in which case the General Partners shall adopt a resolution directing that the plan of merger, plan of exchange or plan of conversion, as the case may be, be submitted to the Limited Partners for approval without recommendation and, in connection with the submission, communicate the basis for their determination that the plan of merger, plan of exchange or plan of conversion be submitted to the Limited Partners without any recommendation; and

                        (ii) the Limited Partners entitled to vote on the plan of merger, plan of exchange or plan of conversion must approve the plan.

                The General Partners may condition their submission to the Limited Partners of a plan of merger, plan of exchange or plan of conversion, and the effectiveness of such plan, on any basis, including without limitation that a specified percentage in excess of a Majority Vote be required for the approval of the plan of merger, plan of exchange or plan of conversion. Unless the General Partners require a greater vote, a Majority Vote shall be required for approval of a plan of merger, plan of exchange or plan of conversion.

                The General Partners shall notify each Limited Partner, whether or not entitled to vote, of the meeting of the Limited Partners at which the plan of merger, plan of exchange or plan of conversion is to be submitted for approval in accordance with this Section 11.5(d) and applicable law. The notice shall be given at least twenty (20) days before the meeting and shall state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, plan of exchange or plan of conversion and shall contain or be accompanied by a copy or summary of the plan of merger, plan of exchange or plan of conversion. Any such approval may be by written consent of the requisite Limited Partners as would be required to approve the plan of merger, plan of exchange or plan of conversion at any meeting where all the Limited Partners are present.

                (E) Unless applicable law otherwise requires (in which case the approval of the Limited Partners shall continue to be required and the provisions of Section 11.5(d) shall continue to apply), (1) approval by the Limited Partners of a plan of exchange shall not be required, and the provisions of Section 11.5(d) do not apply, if the Partnership is the acquiring entity in the plan of exchange, and (2) approval by the Limited Partners on a plan of merger, plan of exchange or a plan of conversion shall not be required, and the provisions of Section 11.5(d) do not apply, if either:

                        (i)     (A)     a limited partnership is the sole
                        surviving or resulting entity;

                                (B)     the partnership agreement of the
                        surviving or resulting limited partnership will not differ from this Agreement before the merger or conversion in any manner other than as to application of applicable law or other insignificant conforming differences;

                                (C) Limited Partners who held interests in the Partnership immediately before the effective date of the merger or conversion will hold the same interests in the same proportions, immediately after the effective date of the merger or conversion; and

                                (D) the General Partners adopt a resolution approving the plan of merger or plan of conversion; OR

                        (ii) the transaction involves the conversion to corporate, trust or association form of only the Partnership and, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Partnership prior to such transaction:

                                (A) voting rights of holders of the class of securities to be held by Limited Partners;

                                (B) the term of existence of the surviving or resulting entity;

                                (C) compensation to the sponsor (as defined in the NASAA Guidelines) of the surviving or resulting entity; or

                                (D)     the investment objectives of the
                        surviving or resulting entity.

                (F) After a plan of merger, plan of exchange or plan of conversion is approved, and at any time before the merger, exchange or conversion has become effective, the plan of merger, plan of exchange or plan of conversion may be abandoned (subject to any contractual rights by any of the entities that are a party thereto), without action by the Limited Partners, in accordance with the procedures set forth in the plan of merger, plan of exchange or plan of conversion or, if no such procedures are set forth in such plan, in the manner determined by the General Partners.

        11.6    RIGHTS OF DISSENTING LIMITED PARTNERS.

                (A) In the absence of fraud in the transaction, the remedy provided by this Section 11.6 to a Dissenting Limited Partner is the exclusive remedy for the recovery from the Partnership of the value of his Units or money damages with respect to such plan of merger, plan of exchange or plan of conversion. If the existing, surviving, or new corporation or limited partnership (foreign or domestic) or other entity, as the case may be, complies with the requirements of this
        Section 11.6 and, with respect to a Roll-Up, Section 11.3(t)(ii), any Dissenting Limited Partner who fails to comply with the requirements of this Section 11.6 shall not be entitled to bring suit for the recovery of the value of his Units or money damages with respect to the transaction. Notwithstanding any of the foregoing, this Section 11.6(a) shall not operate to limit the liability of the General Partners or their Affiliates in contravention of the provisions of NASAA Guidelines
        Section II.D.1.

                (B) Units of Dissenting Limited Partners for which payment has been made shall not thereafter be considered outstanding for the purposes of any subsequent vote of Limited Partners.

                (C) Within sixty (60) days after a Dissenting Limited Partner votes against any plan of merger, plan of exchange or plan of conversion, or, with respect to a plan of merger, plan of exchange or plan of conversion approved by written consent, within sixty (60) days after notice to the Limited Partners of the receipt by the Partnership of written consents sufficient to approve such merger, exchange or conversion, the Dissenting Limited Partner may demand in writing that payment for his Limited Partnership interests be made in accordance with this Section 11.6, and the General Partners shall (i) make a notation on the records of the Partnership that such demand has been made and (ii) within a reasonable period of time after the later of the receipt of a payment demand or the consummation of the merger, exchange or conversion, cause the Partnership to pay to the Dissenting Limited Partner the fair value of such Dissenting Limited Partner's Units without interest. The fair value of a Dissenting Limited Partner's

        Units shall be an amount equal to the Dissenting Limited Partner's pro rata share of the appraised value of the net assets of the Partnership (determined in accordance with the provisions of Section 11.3(t)(i) hereof).

                (D) If a Dissenting Limited Partner shall fail to make a payment demand within the period provided in Section 11.6(c) hereof, such Dissenting Limited Partner and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger, conversion or exchange and shall be bound thereby, the right of such Limited Partner to be paid the alternative compensation for his Limited Partnership Interest in accordance with this Section 11.6 shall cease, and his status as a Limited Partner shall be restored without prejudice to any proceedings which may have been taken during the interim, and such Dissenting Limited Partner shall be entitled to receive any distributions made to Limited Partners in the interim.

        11.7 LIMITATION ON LIABILITY OF THE GENERAL PARTNERS; INDEMNIFICATION OF THE GENERAL PARTNERS.

                (A) Neither the General Partners nor any of their Affiliates (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainder of this Section) that may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party where the Liability did not result from the Indemnified Party's negligence or misconduct and where the Indemnified Party (i) acted in good faith and on behalf of or for the Partnership, and (ii) reasonably believed that the action or inaction was in the Partnership's best interest. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor any Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities with respect to a proceeding in which (i) the Indemnified Party is found liable on the basis that the Indemnified Party improperly received personal benefit, whether or not the benefit resulted from an action taken in the Indemnified Party's official capacity, or (ii) the Indemnified Party is found liable to the Partnership or the Limited Partners. The Indemnified Party shall not be indemnified for any Liability in relation to a proceeding in which the Indemnified Party's act or failure to act constituted negligence or misconduct in the performance of the Indemnified Party's duty to the Partnership or the Limited Partners. If any action, suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Section 11.7(b) below), separate counsel of such Indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

                (B) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited except as provided below. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner, or the suit, action or proceeding is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Section 11.7(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Section 11.7(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within sixty (60) days of such final determination.

                (C)     Notwithstanding anything to the contrary contained in
        Section 11.7(a) above, neither the General Partners nor any of their Affiliates nor any Person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partners shall undertake to cause the party seeking indemnification to apprise the court of the position with respect to indemnification for securities violations of the Securities and Exchange Commission, the California Commissioner of the Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas State Securities Board and any other state securities regulatory authority of any state in which the Units were offered or sold which requires such notification.

                (D) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

                (E) For purposes of this Section 11.7, an Affiliate of the General Partner shall be indemnified by the Partnership only in circumstances where the Affiliate has performed an act on behalf of the Partnership or the General Partners within the scope of the authority of the General Partners and for which the General Partners would have been entitled to indemnification had such act been performed by them.

                                   ARTICLE XII
                   SERVICES TO PARTNERSHIP BY GENERAL PARTNERS

        12.1 ACQUISITION AND ADVISORY SERVICES. The General Partners and their Affiliates shall provide a continuing and suitable investment program for the Partnership consistent with the investment objectives of the Partnership and shall perform acquisition and advisory services in connection with the review and evaluation of potential investments for the Partnership, which services shall include, but shall not be limited to: (a) serving as the Partnership's investment and financial advisor and providing research and economic and statistical data in connection with real property acquisitions and investment policies; (b) analyzing with respect to each potential Partnership Property investment (i) the geographic market in which any such property is located, including market demand analyses, (ii) the physical condition of any existing structures, appurtenances and service systems, (iii) the availability of contractors and engineers, (iv) zoning and other governmental restrictions applicable to the use or development of the property, (v) income and expense forecasts and (vi) other appropriate review and evaluation of potential investment; and (c) structuring and negotiating the terms and conditions under which investments in Partnership Properties will be made. In consideration for such services, including services rendered with respect to properties which are considered for acquisition by the Partnership but are not acquired, the General Partners and their Affiliates shall be paid Acquisition and Advisory Fees in an amount of three percent (3%) of the Contract Purchase Price of each Partnership Property, provided that such amount does not exceed the limitations set forth in
Section 12.2 hereof. In addition, in reimbursement for certain Acquisition Expenses relating to property acquisitions by the Partnership, such as legal fees, travel expenses, title insurance premium expenses and other closing costs, the

General Partners and their Affiliates shall be paid an amount of up to one-half percent (.5%) of the Contract Purchase Price of each Partnership Property. Acquisition and Advisory Fees in respect of each investment of the Partnership shall accrue and be payable at the time and in respect of funds expended for (i) the acquisition of a Partnership Property or (ii) to the extent that such funds are capitalized, for the development, construction or improvement of a Partnership Property. Acquisition Expenses shall be accrued as incurred and submitted for reimbursement by the General Partners to the Partnership and shall be payable to the extent of one-half percent (.5%) of the Contract Purchase Price of each Partnership Property, whether such expenses relate to investments which are consummated, whether income-producing or raw land to be developed or other investments, or to investments that are not consummated. In addition to such fees, the Partnership shall bear the expenses of independent appraisers, market analysts or other such Persons not affiliated with the General Partners who may be engaged to evaluate potential real estate acquisitions and developments by or on behalf of the Partnership.

        12.2    LIMITATIONS ON ACQUISITION FEES.

                (A) Acquisition and Advisory Fees paid in connection with the consideration, analysis, purchase and development of Partnership investments and with respect to each particular investment shall be paid only for services actually rendered, and in no event will the total of all Acquisition Fees, including the Acquisition and Advisory Fees paid to the General Partners or their Affiliates, exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing public activity in the same geographic location and for comparable property. The limitation imposed hereby will be complied with at any given time on an ongoing basis. Within thirty
        (30) days after completion of the last acquisition, the General Partners shall forward to the California Commissioner of the Department of Corporations a schedule, verified under penalties of perjury, reflecting:

                        (i)     each acquisition made;

                        (ii)    the Purchase Price paid;

                        (iii) the aggregate of all Acquisition Fees paid on each transaction; and

                        (iv)    a computation showing compliance with Rule
                260.140.113.3 adopted pursuant to the California Corporate Securities Law of 1968.

        For purposes of the foregoing, the "last acquisition" shall mean the last acquisition of Partnership Property in which the investment was made from proceeds of the Offering, as well as any subsequent acquisition of Partnership Property in which the source of funds for such acquisition is proceeds from the sale of any Partnership Property.

                (B) The General Partners intend to acquire Partnership Properties on an all cash basis and shall commit a percentage of Capital Contributions to Investment in Properties acquired by the Partnership in an amount which is equal to at least the Minimum Investment Percentage. For such purposes, working capital reserves in an aggregate amount not in excess of five percent (5%) of Capital Contributions shall be deemed to be committed to the purchase, development, construction or improvement of properties acquired by the Partnership.

        12.3 PROPERTY MANAGEMENT SERVICES. The General Partners shall cause the Partnership to employ a property management company (which may be an Affiliate of the General Partners) to perform professional property management and leasing services for the Partnership. In the event the property management company is an Affiliate of the General Partners, the compensation payable to such Affiliate shall be equal to the lesser of (a) fees which are competitive for similar services in the same geographic area, or (b) four and one-half percent (4.5%) of Gross Revenues of the properties managed. In the case of industrial and commercial properties which are leased on a long-term (ten or more years) net lease basis, the maximum property management fee from such leases shall be one percent (1%) of Gross Revenues, except for a one time initial leasing fee of three percent (3%) of Gross Revenues on each lease payable over the first five full years of the original term of the lease. As used herein, the term "net lease" shall mean a lease which requires the tenant to coordinate and pay directly all real estate taxes, sales and use taxes, utilities, insurance and other operating expenses relating to the leased property. Included within such fees should be bookkeeping services and fees paid to non-related Persons for property management services. In addition, the Partnership will also pay a separate fee for the leases of new tenants and renewals of leases with existing tenants in an amount not to exceed the fee customarily charged by others rendering similar services in the same geographic area except to the extent such compensation is specifically included in the foregoing property management fees. The Partnership may also pay to non-affiliated third party leasing agents leasing fees for procuring tenants and negotiating the terms of tenant leases. In no event may the aggregate of all property management and leasing fees paid to Affiliates of the General Partners exceed six percent (6%) of Gross Revenues. The foregoing limitation will include all leasing, re-leasing and leasing related services provided, however, that such limitation is not intended to preclude the charging of a separate competitive fee for the one-time initial rent-up or leasing-up of a newly constructed property or total rehabilitation of a property if such service is not included in the Purchase Price of the Partnership Property.

        12.4 ASSET MANAGEMENT FEE. The General Partners and their Affiliates shall perform asset management services in connection with the operation and holding of the Partnership's assets, which will include:

                (A) Analysis and management of utilization of Partnership investments and financial performance of investments;

                (B) Analysis of the maximization of return with respect to investments and advice as to the timing of disposition and terms and conditions of disposition of such investments;

                (C) Daily management of Partnership Properties, including entering into leases of real property and service contracts, and, to the extent necessary, performing all other operational functions for the maintenance and administration of such properties;

                (D) Investigate, select and, on behalf of the Partnership, engage and conduct business with such Persons as the General Partners and their Affiliates deem necessary to the proper performance of their obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates, and Persons acting in any other capacity deemed by the General Partners and their Affiliates necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Partnership with any of the foregoing; and

                (E) Provide the Partnership with all necessary cash management services.

        In consideration for such services, the General Partners or their Affiliates shall be paid an annual Asset Management Fee of not more than one-half percent (.5%) of the Aggregate Asset Value, provided, however, that such Asset Management Fee shall be reduced to the extent that the sum of such amount plus the amount of Net Cash Distributions from Cash Available for Distribution pursuant to Section 9.1 hereof for any year exceed the sum of three-quarters percent (.75%) of the Base Amount, as certified by the Partnership's independent public accountants. The fee will be payable on the tenth day of each month in an amount equal to one-twelfth of one-half percent (1/12th of .5%) of Aggregate Assets Value as of the last day of the immediately preceding month. Accrued but unpaid Asset Management Fees for any period shall be deferred without interest and shall be payable in subsequent periods from any funds available to the Partnership after payment of all other costs and expenses of the Partnership, including any reserves then determined by the General Partner to no longer be necessary to be retained by the Partnership or from Non-Liquidating Net Sale Proceeds or Liquidating Distributions. In addition to such fees, the Partnership shall bear the expenses of any independent appraisers, market analysts or other Persons not affiliated with General Partners who may be engaged by the General Partners to evaluate the assets of the Partnership for purposes of the foregoing.

        The Partnership may reinvest the proceeds from the sale and refinancing of its properties during the seven (7) years following the date of SEC effectiveness, and no deductions for Front-End Fees shall be allowed on such reinvestments. Beginning on a date which is seven (7) years after SEC effectiveness, no reinvestment of the proceeds from the sale and refinancing shall be allowed. Asset Management Fees may be accrued without interest when funds are not available for their payment. Any accrued Asset Management Fees may be paid from the next available cash flow or net proceeds from sale or refinancing of properties. No Asset Management Fees may be paid from the Partnership's reserves. If a General Partner is terminated and is entitled to compensation from the Partnership, as provided for herein and as governed by Section II.F of the NASAA Guidelines, the General Partner shall be paid Asset Management Fees through the date of such termination.

        12.5 INSURANCE SERVICES. The General Partners or any of their Affiliates may provide insurance brokerage services in connection with obtaining insurance on the Partnership's Properties so long as the cost of providing such service, including the cost of the insurance, is no greater than the lowest quote obtained from two unaffiliated insurance agencies and the coverage and terms are likewise comparable. In no event may such services be provided by the General Partners or any of their Affiliates unless they are independently engaged in the business of providing such services to Persons other than Affiliates and at least seventy-five percent (75%) of their insurance brokerage service gross revenue is derived from Persons other than Affiliates.

        12.6 DEVELOPMENT AND CONSTRUCTION SERVICES PROHIBITED. Neither the General Partners nor any of their Affiliates (except any Persons affiliated with the General Partners only through their employment by the Partnership) may receive any development or construction fees or any other fees or other compensation from the Partnership in connection with the development or construction of Partnership Properties.

        12.7 REAL ESTATE COMMISSIONS ON RESALE OF PROPERTIES. The General Partners and their Affiliates may perform real estate brokerage services for the Partnership in connection with the resale of property by the Partnership; provided that the compensation therefor to the General Partners or their Affiliates in connection with the sale of a particular property shall not exceed the lesser of (a) fifty percent (50%) of the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) three percent (3%) of the gross sales price of the property; and provided, further, that payments of said compensation shall be deferred and made only after the Partnership has distributed to each Limited Partner or his Assignee from Non-Liquidating Distributions or Liquidating Distributions, as the case may be, an aggregate amount in cash which is equal to one hundred percent (100%) of his Capital Contribution (less all amounts, if any, theretofore distributed as a return of unused capital pursuant to Section 8.10), and has distributed to each Limited Partner or Assignee from all sources an additional amount equal to a ten percent (10%) per annum cumulative (but not compounded) return on his Net Capital Contribution, calculated from the date of his admission into the Partnership; and provided, further, that the General Partners and their Affiliates may receive such real estate commission only if they provide substantial services in connection with the sales effort. The aggregate real estate commission paid to all parties involved in the sale of a Partnership Property shall not exceed the lesser of: (a) the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) six percent (6%) of the gross sales price of such property. Notwithstanding the foregoing, neither the General Partners nor any of their Affiliates shall be granted an exclusive right to sell or exclusive employment to sell any property on behalf of the Partnership.

        12.8    REBATES, GIVE-UPS AND RECIPROCAL ARRANGEMENTS.

                (A) No rebates or give-ups may be received by any of the General Partners or their Affiliates nor may the General Partners or their Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

                (B) None of the General Partners nor any of their Affiliates shall, or shall knowingly permit any underwriter, dealer or salesman to, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of interests in the Partnership; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed Person (including the General Partners and their Affiliates) for selling Partnership Units.

        12.9 OTHER SERVICES. Other than as specifically provided in this Agreement or in the Prospectus, neither the General Partners nor their Affiliates shall be compensated for services rendered to the Partnership. The General Partners and their Affiliates cannot receive any fees or other compensation from the Partnership except as specifically provided for in this Agreement or as described in the Prospectus and except as permitted by the NASAA Guidelines.

                                  ARTICLE XIII
            TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP

        13.1 SALES AND LEASES TO THE PARTNERSHIP. The Partnership shall not purchase or lease investment properties in which any of the General Partners or their Affiliates have an interest or from any entity in which the General Partners or their Affiliates have an interest except (a) as provided in Section 11.3(i) hereof or (b) pursuant to a right of first refusal for such property in accordance with the provisions of Section 11.3(j)(iv) hereof, provided that the purchase price for such property pursuant to the right of first refusal is not greater than the fair market value as determined by the appraisal of a Competent Independent Expert. The provisions of this Section 13.1 notwithstanding, the General Partners or their Affiliates may temporarily enter into contracts relating to investment properties to be assigned to the Partnership prior to closing or may purchase property in their own names (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such property for the Partnership or the borrowing of money or obtaining of financing for the Partnership or completion of construction of the property or any other purpose related to the business of the Partnership, provided that (a) such property is purchased by the Partnership for a price no greater than the cost of such property to the General Partners or their Affiliates (including closing and carrying costs), (b) in no event shall the Partnership purchase property from the General Partners or their Affiliates if such entity has held title to such property for more than twelve (12) months prior to the commencement of the Offering, (c) the General Partners or their Affiliates shall not sell property to the Partnership if the cost of the property exceeds the funds reasonably anticipated to be available to the Partnership to purchase such property, (d) there is no other benefit to the General Partners or any Affiliate of the General Partners apart from compensation otherwise permitted by this Agreement and (e) all income generated and expenses associated with the property so acquired attributable to the temporary holding period shall be treated as belonging to the Partnership. Notwithstanding the foregoing, the Partnership may not acquire from the General Partners or their Affiliates any property which, on the effective date of the Prospectus, was owned by such General Partner or Affiliate.

        13.2 SALES AND LEASES TO THE GENERAL PARTNERS. The Partnership shall not sell or lease any Partnership Property to the General Partners or their Affiliates.

        13.3 LOANS. No loans may be made by the Partnership to any of the General Partners or their Affiliates.

        13.4 DEALINGS WITH RELATED PROGRAMS. Except as permitted by Sections 11.3(i) and 13.1 hereof, the Partnership shall not acquire property from any Program in which any of the General Partners or any of their affiliates have an interest.

        13.5 COMMISSIONS ON REINVESTMENT OR DISTRIBUTION. The Partnership shall not pay, directly or indirectly, a commission or fee (except as permitted under Article XII hereof) to a General Partner in connection with the reinvestment or distribution of the proceeds of the sale, exchange or financing of Partnership Properties.

                                   ARTICLE XIV
                       INDEPENDENT ACTIVITIES OF PARTNERS

        Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, brokerage and development of real property of any kind whatsoever (including properties which may be similar to those owned by the Partnership), and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom, provided that the General Partners shall in no way be relieved of their fiduciary duty owed to the Partnership.

                                   ARTICLE XV
                     BOOKS, REPORTS, FISCAL AND TAX MATTERS

        15.1 BOOKS. The General Partners shall maintain full and complete books and records for the Partnership at its principal office, and all Limited Partners and their designated representatives shall have the right to inspect, examine and copy at their reasonable cost such books at reasonable times. The books of account for financial accounting purposes shall be kept in accordance with generally accepted accounting principles. Limited Partner suitability records shall be maintained for at least six years. In addition, the General Partners shall maintain an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the "Participant List") as a part of the books and records of the Partnership which shall be available for inspection by any Limited Partner or his designated representative at the principal office of the Partnership upon the request of the Limited Partner. The Participant List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Participant List shall be mailed to any Limited Partner requesting the Participant List within ten (10) days of the request. The copy of the Participant List to be mailed to a Limited Partner shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners' voting rights under this Agreement and the exercise of the Limited Partners' rights under federal proxy laws. If the General Partners of the Partnership neglect or refuse to exhibit, produce or mail a copy of the Participant List as requested, they shall be liable to the Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Limited Partner for compelling the production of the Participant List and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Participant List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partners may require any Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to such Limited Partner's interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or under the laws of any state.

        15.2 REPORTS. The General Partners shall prepare or cause to be prepared and, as required or requested, shall furnish to the appropriate federal or state regulatory and administrative bodies, the following reports:

                (A)     ACQUISITION REPORTS. At least quarterly within sixty
        (60) days after the end of each quarter during which the Partnership has acquired real property, an "Acquisition Report" of any real property acquisitions within the prior quarter shall be sent to all Limited Partners, including a description of the general character of all materially important real properties acquired or presently intended to be acquired by or leased to the Partnership during the quarter. Such report shall contain the following information (i) a description of the geographic location and of the market upon which the General Partners are relying in projecting successful operation of the property acquired within such quarter, including all facts which reasonably appear to the General Partners to materially influence the value of the property; (ii) a statement of the date and amount of the appraised value of the property; (iii) a statement of the actual purchase price including terms of the purchase, the identity of the seller and an itemization of all monies paid to officers, directors or affiliates in connection with the purchase; (iv) a statement of the total amount of cash expended by the Partnership to acquire each such property; (v) the present or proposed use of such properties and their suitability and adequacy for such use;
        (vi) the terms of any material lease affecting the property; (vii) a description of the proposed method of financing, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, due-on-sale or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; (viii) a statement that title insurance and any required construction, permanent or other financing and performance bonds or other assurances with respect to builders have been or will be obtained on all properties acquired; and (ix) a statement regarding the amount of proceeds of the Offering (in both dollar amount and as a percentage of the net proceeds of the Offering available for investment) which remain unexpended or uncommitted.

                (B) ANNUAL REPORT. Within one hundred twenty (120) days after the end of each fiscal year, an annual report shall be sent to all the Limited Partners and Assignees which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of cash flows and a statement of Partners' capital for such year, which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by an auditor's report containing an opinion of the independent certified public accountant for the Partnership; (ii) a Cash Flow statement (which need not be audited); (iii) a report of the activities of the Partnership for such year; (iv) a report on the distributions from (A) Cash Flow during such period, (B) Cash Flow from prior periods, (C) proceeds from the disposition of Partnership Property and investments, (D) reserves from the proceeds of the Offering of Units, and (E) lease payments on net leases with builders and sellers; and (v) a report setting forth the compensation paid to the General Partners and their Affiliates during such year and a statement of the services performed in consideration therefor. In addition, commencing five (5) years after termination of the Offering, such annual report shall include a notification to the Limited Partners of their right pursuant to Section 20.2 hereof to request that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated. Such annual report shall also include the breakdown of the costs reimbursed to the General Partners pursuant to the requirements of Section 11.4(b) hereof and such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the activities of the Partnership during the year covered by the report.

                (C) QUARTERLY REPORTS. If and for as long as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Limited Partners within sixty (60) days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished within sixty (60) days after the end of each of the first three quarters of each Partnership fiscal year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the activities of the Partnership during the quarter covered by the report.

                (D) REPORT OF FEES. The Partnership's annual and quarterly reports on Form 10-K and 10-Q for any period during which the General Partners or any of their Affiliates receive fees for services from the Partnership shall set forth (i) a statement of the services rendered, and (ii) the amount of fees received.

                (E) TAX INFORMATION. Within seventy-five (75) days after the end of each fiscal year (in the event that the fiscal year of the Partnership remains on a calendar year basis, and within one hundred twenty (120) days after the end of each fiscal year in the event that the Partnership's fiscal year is changed to some annual period other than a calendar year pursuant to Section 15.3 hereof), there shall be sent to all the Limited Partners and Assignees all information necessary for the preparation of each Limited Partner's federal income tax return and state income and other tax returns in regard to jurisdictions where Partnership Properties are located.

                (F) ANNUAL STATEMENT OF ESTIMATED UNIT VALUE. The General Partners shall furnish each Limited Partner an annual statement of estimated Unit value. Such annual statement shall report the value of each Unit based upon the General Partners' estimate of the amount a Unit holder would receive if Partnership Properties were sold at their fair market values as of the close of the Partnership's fiscal year and the proceeds therefrom (without reduction for selling expenses), together with other funds of the Partnership, were distributed in a liquidation of the Partnership (provided that, during the Offering and with respect to the first three full fiscal years following termination of the Offering, the value of a Unit shall be deemed to be ten dollars ($10.00)). In connection with their annual valuations (other than during Offering and the first three full fiscal years following the termination of the Offering), the General Partners shall obtain the opinion of an independent third party that their estimate of Unit value is reasonable and was prepared in accordance with appropriate methods for valuing real estate. The estimated Unit value shall be reported to the Limited Partners in the next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners following the completion of the valuation process.

                (G) PERFORMANCE REPORTING. The Partnership's annual and quarterly reports on Form 10-K and 10-Q shall set forth the year-to-date amount of Net Cash from Operations and shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to the Partnership's Net Cash from Operations for the periods covered by the report. In addition, the notes to the Partnership's financial statements included in its annual reports on Form 10-K shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to net income for tax purposes for the periods covered by the report.

                (H) EXPENSE REPORTING. The notes to the Partnership's financial statements included in its annual reports on Form 10-K shall contain a category-by-category breakdown of the general and administrative expenses incurred by the Partnership for the periods covered by the report. This breakdown shall reflect each type of general and administrative expense incurred by the Partnership (e.g. investor relations, independent accountants, salaries, rent, utilities, insurance, filing fees, legal fees, etc.) and the amount charged to the Partnership for each category of expense incurred.

                (I) OTHER REPORTS. The General Partners shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Limited Partner shall be provided with a copy of any such report upon request without expense to him.

                (J) CESSATION OF REPORTS. In the event the Securities and Exchange Commission promulgates rules that allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the above reports if the General Partners determine such action to be in the best interests of the Partnership; provided, however, that the Partnership will continue to file any reports mandated under state law and the Partnership will comply with any additional reporting requirements imposed by rules adopted subsequent to the date hereof applicable to the Partnership by the Securities and Exchange Commission.

        15.3 FISCAL YEAR. The Partnership shall adopt a fiscal year ending on the last day of December of each year (except that the last fiscal year shall end at the termination of the Partnership); provided, however, that the General Partners in their sole discretion may, subject to approval by the IRS, at any time without the approval of the Limited Partners, change the Partnership's fiscal year to a period to be determined by the General Partners.

        15.4    TAX ELECTIONS.

                (A) No election shall be made by the Partnership or any Partner to be excluded from the application of the provisions of Subchapter K of the Code or from any similar provisions of state or local income tax laws.

                (B) Upon the transfer of all or part of a Partner's or Assignee's interest in the Partnership or upon the death of an individual Limited Partner or Assignee, or upon the distribution of any property to any Partner or Assignee, the Partnership, at the General Partners' option and in their sole discretion, may file an election, in accordance with applicable Treasury Regulations, to cause the basis of Partnership Property to be adjusted for federal income tax purposes, as provided by Sections 734, 743 and 754 of the Code; and similar elections under provisions of state and local income tax laws may, at the General Partners' option, also be made.

        15.5 BANK ACCOUNTS. The cash funds of the Partnership shall be deposited in commercial bank account(s) at such banks or other institutions insured by the Federal Deposit Insurance Corporation as the General Partners shall determine. Disbursements therefrom shall be made by the General Partners in conformity with this Agreement.

        15.6 INSURANCE. The Partnership shall at all times maintain comprehensive insurance, including fire, liability and extended coverage insurance in amounts determined by the General Partners to be adequate for the protection of the Partnership. In addition, the Partnership shall carry appropriate worker's compensation insurance and such other insurance with respect to the real property owned by it as shall be customary for similar property, similarly located, from time to time.

        15.7 TAXATION AS PARTNERSHIP. The General Partners, while serving as such, agree to use their best efforts to cause compliance at all times with the conditions to the continued effectiveness of any opinion of counsel obtained by the Partnership to the effect that the Partnership will be classified as a partnership for federal income tax purposes.

        15.8    TAX MATTERS.

                (A) The General Partners may or may not, in their sole and absolute discretion, make any or all elections which they are entitled to make on behalf of the Partnership and the Partners for federal, state and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state or local tax returns; and (ii) to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners in their capacity as Partners and to execute any agreements or other documents relating to or settling such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership or the Partners.

                (B) Behringer Harvard Advisors II LP is designated as the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to manage administrative tax proceedings conducted at the partnership level by the IRS with respect to Partnership matters. Any Partner has the right to participate in such administrative proceedings relating to the determination of partnership items at the Partnership level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner will be paid for out of the assets of the Partnership. Each Limited Partner who elects to participate in such proceedings will be responsible for any expense incurred by such Limited Partner in connection with such participation. Further, the cost to a Limited Partner of any adjustment and the cost of any resulting audit or adjustment of a Limited Partner's return will be borne solely by the affected Limited Partner. The designation made in this Section 15.8(b) is expressly consented to by each Partner as an express condition to becoming a Partner. The Partnership hereby indemnifies Behringer Harvard Advisors II LP from and against any damage or loss (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence, breach of fiduciary duty or misconduct. In the event the Partnership should become required to register with the IRS as a tax shelter, Behringer Harvard Advisors II LP shall be the "designated organizer" of the Partnership and the "designated person" for maintaining lists of investors in the Partnership, and shall take such actions as shall be required to register the Partnership and to maintain lists of investors in the Partnership as may be required pursuant to Sections 6111 and 6112 of the Code.

                                   ARTICLE XVI
                 RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS

        16.1 POWERS OF THE LIMITED PARTNERS. The Limited Partners shall take no part in the management of the business or transact any business for the Partnership and shall have no power to sign for or bind the Partnership; provided, however, that the Limited Partners, by a Majority Vote, without the concurrence of the General Partners, shall have the right to:

                (A) Amend this Agreement, but not as to the matters specified in Section 11.2(b) hereof, which matters the General Partners alone may amend without vote of the Limited Partners;

                (B)     Dissolve the Partnership;

                (C)     Remove a General Partner or any successor General
        Partner;

                (D) Elect a new General Partner or General Partners upon the removal of a General Partner or any successor General Partner, or upon the occurrence of an Event of Withdrawal or death of a General Partner or any successor General Partner; and

                (E) Approve or disapprove a transaction entailing the sale of all or substantially all of the real properties acquired by the Partnership, except in connection with the orderly liquidation and winding up of the business of the Partnership upon its termination and dissolution.

        16.2 RESTRICTIONS ON POWER TO AMEND. Notwithstanding Section 16.1 hereof, this Agreement shall in no event be amended to change the limited liability of the Limited Partners without the vote or consent of all of the Limited Partners, nor shall this Agreement be amended to diminish the rights or benefits to which any of the General Partners or Limited Partners are entitled under the provisions of this Agreement, without the consent of a majority of the Units held by the Partners who would be adversely affected thereby, and in the case of the General Partners being singularly affected, then by a majority vote of the General Partners.

        16.3 LIMITED LIABILITY. No Limited Partner shall be liable for any debts or obligations of the Partnership in excess of his or its Capital Contribution.

        16.4    MEETINGS OF, OR ACTIONS BY, THE LIMITED PARTNERS.

                (A) Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by any of the General Partners and shall be called by the General Partners upon the written request of Limited Partners holding ten percent (10%) or more of the outstanding Units by delivering written notice within ten days after receipt of such written request, either in person or by certified mail, to the Limited Partners entitled to vote at such meeting to the effect that a meeting will be held at a reasonable time and place convenient to the Limited Partners and which is not less than fifteen (15) days nor more than sixty (60) days after the receipt of such request; provided, however, that such maximum periods for the giving of notice and the holding of meetings may be extended for an additional sixty (60) days if such extension is necessary to obtain qualification or clearance under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of the solicitation materials to be forwarded to the Limited Partners in connection with such meeting. The General Partners agree to use their best efforts to obtain such qualifications and clearances. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording on any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

                (B) A Limited Partner shall be entitled to cast one vote for each Unit that he owns. Attendance by a Limited Partner at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting. Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law may be acted upon by the Limited Partners without a meeting and any such action shall be as valid and effective as action taken by the Limited Partners at a meeting assembled, if written consents to such action by the Limited Partners are signed by the Limited Partners entitled to vote upon such action at a meeting who hold the number of Units required to authorize such action and are delivered to a General Partner. Prompt notice of the taking of any action by less than unanimous written consent of the Limited Partners without a meeting shall be given to the Limited Partners who have not consented in writing to the taking of the action.

                (C) The General Partners shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Partnership, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all said meetings and written consents shall be maintained at the principal place of business of the Partnership and shall be available for inspection by any Partner at reasonable times.

                                  ARTICLE XVII
                   WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS;
                       ASSIGNABILITY OF GENERAL PARTNERS'
                         AND LIMITED PARTNERS' INTERESTS

        17.1 WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS; ADMISSION OF SUCCESSOR OR ADDITIONAL GENERAL PARTNERS.

                (A) Except as provided in this Article XVII or Article XX, until the dissolution of the Partnership, neither General Partner shall take any voluntary step to dissolve itself or to withdraw from the Partnership.

                (B) With the consent of all the other General Partners and a Majority Vote of the Limited Partners after being given ninety (90) days written notice, any General Partner may at any time designate one or more Persons to be additional General Partners, with such participation in such General Partner's interest as such General Partner and such successor or additional General Partners may agree upon, provided that the interests of the Limited Partners shall not be affected thereby.

                (C) Except in connection with the admission of an additional General Partner pursuant to paragraph (b) of this Section 17.1, no General Partner shall have any right to retire or withdraw voluntarily from the Partnership, to dissolve itself or to sell, transfer or assign the General Partner's interest without the concurrence of the Limited Partners by a Majority Vote; provided, however, that any General Partner may, without the consent of any other General Partner or the Limited Partners to the extent permitted by law and consistent with Section 17.1(a) hereof (i) substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of such General Partner's assets, stock or other evidence of equity interest and continued its business, and (ii) cause to be admitted to the Partnership an additional General Partner or Partners if it deems such admission to be necessary or desirable to enable the General Partner to use its best efforts to maintain its net worth at a level sufficient to assure that the Partnership will be classified as a partnership for federal income tax purposes or as may be required by state securities laws or the rules thereunder; provided, however, that such additional General Partner or Partners shall have no authority to manage or control the Partnership under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Partnership, and the admission of such additional General Partner or Partners does not materially adversely affect the Limited Partners.

                (D) A General Partner may be removed from the Partnership upon the Majority Vote of the Limited Partners; provided, however, that if such General Partner is the last remaining General Partner, such removal shall not be effective until ninety (90) days after the notice of removal has been sent to such General Partner. In the event of the removal of the last remaining General Partner, the Limited Partners may by Majority Vote elect a new General Partner at any time prior to the effective date of the removal of said last remaining General Partner.

                (E) Any voluntary withdrawal by any General Partner from the Partnership or any sale, transfer or assignment by such General Partner of his interest in the Partnership shall be effective only upon the admission in accordance with paragraph (b) of this Section 17.1 of an additional General Partner.

                (F) A General Partner shall cease to be such upon the occurrence of an Event of Withdrawal of such General Partner; provided, however, the last remaining General Partner shall not cease to be a General Partner until one hundred twenty (120) days after the occurrence of an Event of Withdrawal.

        17.2 LIMITED PARTNERS' INTEREST. Except as specifically provided in this Article XVII, none of the Limited Partners shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its interest in the Partnership. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.

        17.3    RESTRICTIONS ON TRANSFERS.

                (A) No Unit may be transferred, sold, assigned or exchanged if the transfer or sale of such Unit, when added to the total of all other transfers or sales of Units within the period of twelve (12) consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708 of the Code unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination.

                (B) No transfer or assignment may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his Units) will own fewer than the minimum number of Units required to be purchased under Section 8.5(b) hereof, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution or to an Affiliate.

                (C) No transfer or assignment of any Unit may be made if counsel for the Partnership is of the opinion that such transfer or assignment would be in violation of any state securities or "Blue Sky" laws (including investment suitability standards) applicable to the Partnership.

                (D) All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such Units shall bear, the following legend condition:

                "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                (E) No transfer or assignment of any interest in the Partnership shall be made (i) in the case of Units subject to Section 17.3(d) hereof, unless the transferor shall have obtained, if necessary, the consent of the California Commissioner of the Department of Corporations to such transfer, (ii) unless the transferee shall have paid or, at the election of the General Partners, obligated himself to pay, all reasonable expenses connected with such transfer, substitution and admission, including, but not limited to, the cost of preparing an appropriate amendment to this Agreement to effectuate the transferee's admission as a substituted Limited Partner pursuant to Section 17.4 hereof, or (iii) where the assignor and Assignee agree in connection therewith that the assignor shall exercise any residual powers remaining in him as a Limited Partner in favor of or in the interest or at the direction of the Assignee.

                (F) With the exception of intra-family transfers or transfers made by gift, inheritance or family dissolution, no transfer or assignment of any interest in the Partnership shall be made unless the transferee has (i) either (A) a net worth of at least forty-five thousand dollars ($45,000) and an annual gross income of at least forty-five thousand dollars ($45,000) or (B) a net worth of at least one hundred fifty thousand dollars ($150,000) and (ii) satisfied any higher suitability standards that may apply in the transferee's state of primary residence. For purposes of the foregoing standards, net worth is computed exclusive of home, furnishings and automobiles. Each transferee will be required to represent that he complies with the applicable standards, that he is purchasing in a fiduciary capacity for a Person meeting such standards, or that he is purchasing with funds directly or indirectly supplied by a donor who meets such standards. No transfer may be made to any Person who does not make such representation.

                (G) No Limited Partner may transfer or assign any Units or beneficial ownership interests therein (whether by sale, exchange, repurchase, redemption, pledge, hypothecation or liquidation), and any such purported transfer shall be void AB INITIO and shall not be recognized by the Partnership or be effective for any purpose unless (i) the General Partners determine, in their sole discretion, that the Partnership would be able to satisfy any of the secondary market safe harbors contained in Treasury Regulations Section 1.7704-1 (or any other applicable safe harbor from publicly traded partnership status which may be adopted by the IRS) for the Partnership's taxable year in which such transfer otherwise would be effective, or (ii) the Partnership has received an opinion of counsel satisfactory to the General Partners or a favorable IRS ruling that any such transfer will not result in the Partnership's being classified as a publicly traded partnership for federal income tax purposes. The Limited Partners agree to provide all information with respect to a proposed transfer that the General Partners deem necessary or desirable in order to make such determination, including but not limited to, information as to whether the transfer occurred on a secondary market (or the substantial equivalent thereof).

                (H) Any purported transfer or assignment not satisfying all of the foregoing conditions shall be void ab initio, and no purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied.

                (I) A Limited Partner requesting a transfer of Units shall be required, as a condition to effecting such transfer, to pay a reasonable transfer fee in an amount determined by the General Partners to be sufficient to cover the costs to the Partnership associated with such transfer. A fee of fifty dollars ($50) shall be deemed reasonable, but shall not preclude a conclusion by the General Partners that a higher fee is reasonable.

        17.4 SUBSTITUTED LIMITED PARTNERS. Except as otherwise provided in this Agreement, an Assignee of the whole or any portion of a Limited Partner's interest in the Partnership shall not have the right to become a substituted Limited Partner in place of his assignor unless (a) the assignment instrument shall have been in form and substance satisfactory to the General Partners; (b) the assignor and Assignee named therein shall have executed and acknowledged the Assignee's agreement in writing that he will not, directly or indirectly, create for the Partnership, or facilitate the trading of such interest on, a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code; (c) the assignment shall be accompanied by such assurances of genuineness and effectiveness and by such consents and authorizations of any governmental or other authorities which are necessary to demonstrate such effectiveness to the General Partners; and (d) the Assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended. Assignees of Units will be recognized by the Partnership as substituted Limited Partners as of the commencement of the first fiscal quarter of the Partnership following the fiscal quarter which includes the effective date of the assignment and in which the foregoing conditions are satisfied, notwithstanding the time consumed in preparing the documents necessary to effectuate the substitution.

        17.5 ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST WITHOUT SUBSTITUTION. Subject to the transfer restrictions of Section 17.3, a Limited Partner shall have the right to assign all or part of such Limited Partner's interest in Units by a written instrument of assignment. The assigning Limited Partner shall deliver to the General Partners a written instrument of assignment in form and substance satisfactory to the General Partners, duly executed by the assigning Limited Partner or his personal representative or authorized agent, including an executed acceptance by the Assignee of all the terms and provisions of this Agreement and the representations of the assignor and Assignee that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements). Such assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the General Partners. The Partnership shall recognize any such assignment not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation, and an Assignee shall be entitled to receive distributions and allocations from the Partnership attributable to the Partnership interest acquired by reason of any such assignment from and after the first day of the fiscal quarter following the fiscal quarter in which the assignment of such interest takes place. The Partnership and the General Partners shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership and recorded on its books.

        17.6 WITHDRAWAL OF LIMITED PARTNER. Except as otherwise specifically permitted by this Agreement, no Limited Partner shall be entitled to withdraw or retire from the Partnership.

        17.7 DEATH, LEGAL INCOMPETENCY OR DISSOLUTION OF LIMITED PARTNER. Upon the death, legal incompetency or dissolution of a Limited Partner, the estate, personal representative, guardian or other successor in interest of such Limited Partner shall have all of the rights and be liable for all the obligations of the Limited Partner in the Partnership to the extent of such Limited Partner's interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the General Partners, which may be withheld at their sole discretion, may be substituted for such Limited Partner.

        17.8 ELIMINATION OR MODIFICATION OF RESTRICTIONS. Notwithstanding any of the foregoing provisions of this Article XVII, the General Partners shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.

                                  ARTICLE XVIII
                              LOANS TO PARTNERSHIP

        18.1 AUTHORITY TO BORROW. The General Partners shall cause the Partnership to incur indebtedness to the extent and for the purposes which they deem, in their sole discretion, to be in the best interests of the Partnership, to the extent such loans are authorized pursuant to Section 11.3(e) hereof.

        18.2 LOANS FROM PARTNERS. If any Partner shall make any loan or loans to the Partnership or advance money on its behalf pursuant to Section 11.3(e) hereof, the amount of any such loan or advance shall not be deemed to be an additional Capital Contribution by the lending Partner or entitle such lending Partner to an increase in his share of the distributions of the Partnership, or subject such Partner to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from the Partnership to such lending Partner repayable upon such terms and conditions and bearing interest at such rates as shall be mutually agreed upon by the lending Partner and the General Partners; provided, however, that a General Partner as a lending Partner may not receive interest and other financing charges or fees in excess of the amount which would be charged by unrelated banks on comparable loans for the same purpose in the same area. No prepayment charge or penalty shall be required by a General Partner on a loan to the Partnership. Notwithstanding the foregoing, no Partner shall be under any obligation whatsoever to make any such loan or advance to the Partnership.

                                  ARTICLE XIX
               POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS

        19.1 POWER OF ATTORNEY. Each Limited Partner, by becoming a Limited Partner and adopting this Agreement, constitutes and appoints the General Partners and each of them and any successor to the General Partners as his true and lawful attorney-in-fact, in his name, place and stead, from time to time:

                (A) To execute, acknowledge, swear to, file and/or record all agreements amending this Agreement that may be appropriate:

                        (i) To reflect a change of the name or the location of the principal place of business of the Partnership;

                        (ii) To reflect the disposal by any Limited Partner of his interest in the Partnership, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the Capital Contribution of a Limited Partner (or any part thereof) provided for by this Agreement;

                        (iii) To reflect a Person's becoming a Limited Partner of the Partnership as permitted by this Agreement;

                        (iv) To reflect a change in any provision of this Agreement or the exercise by any Person of any right or rights hereunder not requiring the consent of said Limited Partner;

                        (v) To reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners;

                        (vi) To add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted to the General Partners or their Affiliates herein for the benefit of the Limited Partners;

                        (vii) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

                        (viii) To delete, add or modify any provision to this Agreement required to be so deleted, added or modified by the staff of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or by a State Securities Commissioner or similar such official, which addition, deletion or modification is deemed by such Commission or official to be for the benefit or protection of the Limited Partners;

                        (ix) To make all filings as may be necessary or proper to provide that this Agreement shall constitute, for all purposes, an agreement of limited partnership under the laws of the State of Texas as they may be amended from time to time;

                        (x) Upon notice to all Limited Partners, to amend the provisions of Article X of this Agreement, or any other related provision of this Agreement (provided, however, the General Partners shall first have received an opinion of counsel to the Partnership that such amendment will not materially adversely diminish the interests of the Limited Partners) to ensure that (A) the allocations and distributions contained in
                Article X comply with Treasury Regulations relating to Section 704 of the Code or any other statute, regulation or judicial interpretation relating to such allocations, or (B) the periodic allocations set forth in Article X will be respected under
                Section 706 of the Code or any other statute, regulation or judicial interpretation relating to such periodic allocations, or (C) the provisions of this Agreement will comply with any applicable federal or state legislation enacted after the date of this Agreement; to take such steps as the General Partners determine are advisable or necessary in order to preserve the tax status of the Partnership as an entity which is not taxable as a corporation for federal income tax purposes including, without limitation, to compel a dissolution and termination of the Partnership; to terminate the Offering of Units; to compel a dissolution and termination of the Partnership or to restructure the Partnership's activities to the extent the General Partners deem necessary (after consulting with counsel) to comply with any exemption in the "plan asset" regulations adopted by the Department of Labor in the event that either (I) the assets of the Partnership would constitute "plan assets" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (II) the transactions contemplated hereunder would constitute "prohibited transactions" under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the General Partners from the United States Department of Labor; provided, the General Partners are empowered to amend such provisions only to the minimum extent necessary (in accordance with the advice of accountants and counsel) to comply with any applicable federal or state legislation, rules, regulations or administrative interpretations thereof after the date of this Agreement, and that any such amendment(s) made by the General Partners shall be deemed to be made pursuant to the fiduciary obligations of the General Partners to the Partnership; and

                        (xi) To eliminate or modify any restriction on substitution or assignment contained in Article XVII at such time as the restriction is no longer necessary.

                (B) To execute, acknowledge, swear to, file or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction, or as may be appropriate for the Limited Partners to execute, acknowledge, swear to, file or record to reflect:

                        (i) Any changes or amendments of this Agreement, or pertaining to the Partnership, of any kind referred to in paragraph (a) of this Section 19.1; or

                        (ii) Any other changes in, or amendments of, this Agreement, but only if and when the consent of a Majority Vote or other required percentage of the Limited Partners has been obtained.

        Each of such agreements, certificates, instruments and documents shall be in such form as the General Partners and legal counsel for the Partnership shall deem appropriate. Each Limited Partner hereby authorizes the General Partners to take any further action which the General Partners shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Limited Partner might or could do if personally present and hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power hereby conferred shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partners to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a substituted Limited Partner and all required documents and instruments shall have been duly executed, sworn to, filed and recorded to effect such substitution.

        19.2 REQUIRED SIGNATURES. Any writing to amend this Agreement to reflect the addition of a Limited Partner need be signed only by a General Partner, by the Limited Partner who is disposing of his interest in the Partnership, if any, and by the Person to be substituted or added as a Limited Partner. The General Partners, or either of them, may sign for either or both of said Limited Partners as their attorney-in-fact pursuant to paragraph (a) of
Section 19.1 hereof. Any writing to amend this Agreement to reflect the removal or withdrawal of a General Partner in the event the business of the Partnership is continued pursuant to the terms of this Agreement need be signed only by a remaining or a new General Partner.

        19.3 ADDITIONAL DOCUMENTS. Each Partner, upon the request of the others, agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

                                   ARTICLE XX
                 DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

        20.1 DISSOLUTION. Except as otherwise provided in this Section 20.1, no Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved and terminated upon the happening of any of the following events:

                (A) The expiration of the term of the Partnership as specified in Article VI hereof;

                (B) The decision by Majority Vote of the Limited Partners to dissolve and terminate the Partnership;

                (C) The entry of a decree of judicial dissolution by a court of competent jurisdiction, provided that the foregoing shall not apply if the Partnership files a voluntary petition seeking reorganization under the bankruptcy laws;

                (D)     The retirement or withdrawal of a General Partner unless
        (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such event, or (ii) if there is no remaining General Partner, the Limited Partners, within one hundred twenty (120) days from the date of such event, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

                (E) The effective date of the removal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such event, or (ii) if there is no remaining General Partner, Limited Partners, prior to the effective date of such removal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

                (F) The effective date of an Event of Withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such Event of Withdrawal, or (ii) if there is no remaining General Partner, the Limited Partners, within one hundred twenty (120) days from the date of such Event of Withdrawal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

                (G) The sale or other disposition of all of the interests in real estate (including, without limitation, purchase money security interests and interests in joint ventures or other entities owning interests in real estate) of the Partnership (unless the General Partners have determined to reinvest the proceeds consistent with the provisions of this Agreement);

                (H) The election by the General Partners to terminate the Partnership, without the consent of any Limited Partner, in the event that either (i) the Partnership's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by this Agreement constitute a "prohibited transaction" under ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the General Partners determine in their discretion not to seek such an exemption; or

                (I) At any time following the date which is one (1) year after the termination of the Offering, the election by the General Partners to dissolve and terminate the Partnership.

        In the Event of Withdrawal of a General Partner resulting in only one General Partner remaining, such remaining General Partner shall be obligated to elect to continue the business of the Partnership within ninety (90) days from the date of such Event of Withdrawal.

        The Partnership shall not be dissolved or terminated by the admission of any new Limited Partner or by the withdrawal, expulsion, death, insolvency, bankruptcy or disability of a Limited Partner.

        20.2 PROXY TO LIQUIDATE. At any time after five (5) years following the termination of the Offering, upon receipt by the General Partners of written requests from Limited Partners holding ten percent (10%) or more of the outstanding Units (the "Proxy Request") directing that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated (the "Proxy to Liquidate"), the General Partners shall send a Proxy to Liquidate to each Limited Partner within sixty
(60) days of receipt of the Proxy Request, or as soon as reasonably practicable thereafter following the receipt of independent appraisals of Partnership Properties which the Partnership shall obtain as part of this proxy process, and the filing and review of such Proxy to Liquidate by the Securities and Exchange Commission. The General Partners shall not be required to send Proxies to Liquidate to Limited Partners more frequently than once during every two (2) year period. To insure that Limited Partners are adequately informed when casting their votes, the Proxy to Liquidate furnished to each Limited Partner shall include financial information setting forth per Unit pro forma tax and financial projections which assume that all Partnership Properties will be sold immediately at prices consistent with their appraised values, or such other information as the General Partners deem appropriate and informative, provided in all such cases that the furnishing of such information to Limited Partners shall not contravene applicable law or applicable rules and regulations of the Securities and Exchange Commission regarding the solicitation of proxies. The Proxy to Liquidate shall contain a forty-five (45) day voting deadline, and the actual voting results shall be tabulated by the Partnership's independent accountants who will receive the votes directly from the Limited Partners. The General Partners shall disclose the complete voting results for the Proxy to Liquidate in the Partnership's next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners for the period following the date on which voting was completed. If a Majority Vote of the Limited Partners is cast in favor of a liquidation of the Partnership, the assets of the Partnership shall be fully liquidated within thirty (30) months from the close of the voting deadline applicable to the Proxy to Liquidate. Under no circumstances, however, shall the General Partners direct the Partnership to make distributions "in kind" of any Partnership Properties to the Limited Partners.

        20.3 LIMITED PARTNERS' RIGHT TO CONTINUE THE BUSINESS OF THE PARTNERSHIP. Upon the occurrence of an event specified in paragraphs (d), (e) or
(f) of Section 20.1 above with respect to the last remaining General Partner, the Limited Partners shall have a right prior to the effective date of the occurrence of any such event to elect to continue the business of the Partnership pursuant to the provisions of this Section 20.3. The effective date of the events specified in paragraphs (d), (e) and (f) of Section 20.1 above with respect to the last remaining General Partner shall be one hundred twenty
(120) days after the date of any such event. In the case of the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 20.1 above, the Limited Partners may elect, by Majority Vote within one hundred twenty (120) days from the date of such event, to continue the business of the Partnership and elect one or more new General Partners. The new General Partner or General Partners so elected shall execute, deliver, acknowledge and record an amendment to the Certificate and such other documents and instruments as may be necessary or appropriate to effect such change.

        20.4 PAYMENT TO WITHDRAWN OR REMOVED GENERAL PARTNER. Upon the retirement, removal or Event of Withdrawal of a General Partner, the Partnership shall be required to pay such General Partner any amounts then accrued and owing to such General Partner under this Agreement. The method of payment to any such General Partner must be fair and must protect the solvency and liquidity of the Partnership. In addition, the Partnership shall have the right, but not the obligation, to terminate any such General Partner's interest in Partnership income, losses, distributions and capital upon payment to him of an amount equal to the value of his interest in Partnership income, losses, distributions and capital on the date of such retirement, removal or Event of Withdrawal. Such interest shall be computed taking into account the General Partner's economic interest in the Partnership under Articles IX and X hereof. In the event such General Partner (or his representative) and the Partnership cannot mutually agree upon such value within ninety (90) days following such removal or withdrawal, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by such General Partner (or his representative) and one by the Partnership, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Dallas, Texas and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by such General Partner and the Partnership. Payment to such General Partner of the value of his interest in Partnership income, losses, distributions and capital shall be made by the delivery of a promissory note (i) if the termination was voluntary, being unsecured, bearing no interest and having principal payable, if at all, from distributions which the General Partner would have otherwise received under this Agreement had the General Partner not terminated; or (ii) if the termination was involuntary, coming due in not less than five years and bearing interest at the rate of the greater of nine percent (9%) per annum or the rate of interest most recently announced by Wells Fargo Bank, N.A. as its "prime rate" as of the date of the termination plus one percent (1%) per annum, with principal and interest payable annually in equal installments. In addition, within one hundred twenty
(120) days after the determination of the fair market value of the former General Partner's interest, upon the vote of a majority of the Limited Partners, the Partnership may sell such interest to one or more Persons who may be Affiliates of the remaining General Partner or General Partners and admit such Person or Persons to the Partnership as substitute General Partner or Partners; provided, however, that the purchase price to be paid to the Partnership for the Partnership interest of the former General Partner shall not be less than its fair market value as determined by the procedure described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above. In the event that such General Partner's interest is not terminated by the Partnership pursuant to the provisions set forth above, such interest shall convert automatically to a special limited partnership interest having the same interest in the Partnership's income, losses, distributions and capital as was attributable to such interest as a General Partner. In either event, any such General Partner who has retired, has been removed or with respect to which an Event of Withdrawal has occurred shall have no further right to participate in the management of the Partnership.

        20.5 TERMINATION OF EXECUTORY CONTRACTS. Upon the removal or occurrence of an Event of Withdrawal of a General Partner, all executory contracts between the Partnership and such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of any remaining or new General Partner) may be terminated and canceled by the Partnership without prior notice or penalty. Such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may also terminate and cancel any such executory contract effective upon sixty (60) days prior written notice of such termination and cancellation to the remaining or new General Partner or General Partners, if any, or to the Partnership.

                                   ARTICLE XXI
                   DISTRIBUTION ON TERMINATION OF PARTNERSHIP

        21.1 LIQUIDATION DISTRIBUTION. Upon a dissolution and final termination of the Partnership, the General Partners (or in the event of a General Partner's removal or termination and, if there is no remaining General Partner, any other Person selected by the Limited Partners) shall take account of the Partnership assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.3 hereof.

        21.2 TIME OF LIQUIDATION. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partners to minimize the losses upon a liquidation.

        21.3 LIQUIDATION STATEMENT. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partners, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partners, as the sole remaining Partners of the Partnership, shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership.

        21.4 NO LIABILITY FOR RETURN OF CAPITAL. The General Partners shall not be personally liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any such return shall be made solely from Partnership assets.

        21.5 NO RIGHT OF PARTITION. The Partners and Assignees shall have no right to receive Partnership Property in kind, nor shall such Partners or Assignees have the right to partition the Partnership Property, whether or not upon the dissolution and termination of the Partnership.

        21.6 PRIORITY; RETURN OF CAPITAL. Except as provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to allocations of income and losses or payments of distributions. Other than upon the dissolution and termination of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Limited Partner is to be returned.

        21.7 ESCHEAT OF DISTRIBUTIONS. If, upon termination and dissolution of the Partnership, there remains outstanding on the books of the Partnership (after a reasonable period of time determined in the sole discretion of the General Partners) a material amount of distribution checks which have not been negotiated for payment by the Limited Partners, the General Partners may, if deemed to be in the best interest of the Partnership, cause such amounts to be redistributed pro rata to Limited Partners of record on such final distribution date who have previously cashed all of their distribution checks; provided, however, that neither the General Partners nor the Partnership shall be liable for any subsequent claims for payment of such redistributed distributions. The General Partners are not required to make such a redistribution, in which case such amounts may eventually escheat to the appropriate state.

                                  ARTICLE XXII
                               GENERAL PROVISIONS

        22.1 NOTICES. Except as otherwise provided herein, any notice, payment, distribution or other communication which shall be required to be given to any Partner in connection with the business of the Partnership shall be in writing and any such notice shall become effective and deemed delivered (a) upon personal delivery thereof, including by overnight mail and courier service, or
(b) three days after it shall have been mailed by United States mail, first class with postage prepaid; in each case, if to a Limited Partner, addressed to the last address furnished for such purpose by the Limited Partner to whom it is authorized to be given as of the time sent for delivery or as of the time of such mailing; and if to a General Partner or the Partnership, at the principal office of the Partnership, or at such other address as such General Partner may hereafter specify in a notice duly given as provided herein.

        22.2 SURVIVAL OF RIGHTS. This Agreement shall be binding upon and inure to benefit of the Partners and their respective heirs, legatees, legal representatives, successors and assigns.

        22.3 AMENDMENT. Except as specifically provided herein, following the admission of Additional Limited Partners to the Partnership, this Agreement may be amended, modified and changed only after obtaining a Majority Vote of the Limited Partners. When voting on whether to approve or reject proposed changes to this Agreement, Limited Partners shall be permitted to vote separately on each significant proposed change.

        22.4 HEADINGS. The captions of the articles and sections of this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

        22.5 AGREEMENT IN COUNTERPARTS. This Agreement, or any amendment hereto, may be executed in counterparts each of which shall be deemed an original Agreement, and all of which shall constitute one agreement, by each of the Partners hereto on the dates respectively indicated in the acknowledgements of said Partners, notwithstanding that all of the Partners are not signatories to the original or the same counterpart, to be effective as of the day and year first above written.

        22.6 GOVERNING LAW. This Agreement shall be governed and construed according to the laws of the State of Texas governing partnerships; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 22.6.

        22.7 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

        22.8 SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation, or affect those portions, of this Agreement which are valid.

        22.9 NO MANDATORY ARBITRATION OF DISPUTES. Except as may be permitted or required pursuant to Section 20.4 hereof, nothing in this Agreement or the Subscription Agreement to be executed by each Limited Partner shall be deemed to require the mandatory arbitration of disputes between a Limited Partner and the Partnership or any Sponsor. Nothing contained in this Section 22.9 is intended to apply to preexisting contracts between broker-dealers and Limited Partners.

        22.10 OWNERSHIP OF PROPRIETARY PROPERTY. Behringer Harvard Advisors II LP retains ownership of and reserves all Intellectual Property Rights in the Proprietary Property. To the extent that the Partnership has or obtains any claim to any right, title or interest in the Proprietary Property, including without limitation in any suggestions, enhancements or contributions that the Partnership may provide regarding the Proprietary Property, the Partnership hereby assigns and transfers exclusively to Behringer Harvard Advisors II LP all right, title and interest, including without limitation all Intellectual Property Rights, free and clear of any liens, encumbrances or licenses in favor of the Partnership or any other party, in and to the Proprietary Property. In addition, at Behringer Harvard Advisors II LP's expense, the Partnership will perform any acts that may be deemed desirable by Behringer Harvard Advisors II LP to evidence more fully the transfer of ownership of right, title and interest in the Proprietary Property to Behringer Harvard Advisors II LP, including but not limited to the execution of any instruments or documents now or hereafter requested by Behringer Harvard Advisors II LP to perfect, defend or confirm the assignment described herein, in a form determined by Behringer Harvard Advisors II LP.

        IN WITNESS WHEREOF, the undersigned hereby execute this Agreement of Limited Partnership of Behringer Harvard Short-Term Opportunity Fund I LP under seal as of the date and year first above written.


                               INITIAL LIMITED PARTNER:


                               ------------------------------------------------
                               GERALD J. REIHSEN, III


                               GENERAL PARTNERS:

ATTEST:                        BEHRINGER HARVARD ADVISORS II LP
                               A Texas limited partnership

                               By: Harvard Property Trust, LLC
By: _________________________      Its General Partner
Name:________________________
Title:_______________________
                                   By:
                                       -----------------------------------------
                                        Robert M. Behringer
                                        President of Harvard Property Trust, LLC




                               ------------------------------------------------
                               ROBERT M. BEHRINGER

                                    EXHIBIT C
                             SUBSCRIPTION AGREEMENT

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

       THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership (the "Partnership"), and the investor whose signature appears below ("Investor").

1. SUBSCRIPTION AMOUNT AND PAYMENT. Investor hereby subscribes to acquire, upon the terms and conditions set forth in this Subscription Agreement, the number of units of limited partnership interest (the "Units") of the Partnership as set forth on the signature page of this Subscription Agreement, upon payment to Wells Fargo Bank Iowa, N.A., as Escrow Agent, of the subscription price for the Units. The subscription price shall be $10 per Unit. Except as specifically provided in the "Special Notice for Nebraska Residents and Pennsylvania Residents Only" and the "Special Notice for New York Residents Only," payment for the Units will be held in escrow until the Partnership has received and accepted subscriptions for 150,000 Units ($1.5 million).

2. ACCEPTANCE BY THE PARTNERSHIP. This Subscription Agreement shall be binding upon the parties only when it has been accepted and agreed to by the Partnership. The Partnership may reject any subscription, in whole or in part, in its sole and absolute discretion.

3.     DISCLOSURES BY THE PARTNERSHIP.

       Prospective investors are hereby advised of the following:

       o All prospective investors are urged to carefully read the prospectus of the Partnership dated February 19, 2003, as supplemented to date (the "Prospectus").

       o Prospective investors should understand the risks associated with an investment in the Units, as described in the Prospectus, prior to submitting this Subscription Agreement.

       o The assignability and transferability of the Units is restricted and will be governed by the Partnership's Agreement of Limited Partnership in the form contained in the Prospectus as Exhibit A (the "Partnership Agreement") and all applicable laws as described in the Prospectus.

       o Prospective investors should not invest in Units unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

       o There is no public market for the Units and, accordingly, it may not be possible to readily liquidate an investment in the Partnership.

4. SPECIAL NOTICES. The notices contained on the following pages are a part of this Subscription Agreement and are incorporated herein.

5.     PURCHASE INFORMATION.

       __________________________________________________
                                                                         Except for Custodial Accounts,
         ________________        ______________________                Make Investment Check Payable to:
            # of Units              Total $ Invested             WELLS FARGO BANK IOWA, N.A., ESCROW AGENT FOR
                                                               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                (# Units x $10 = Total $ Invested)
                                                             ________________________________________________________
         Minimum purchase: $1,000 or 100 Units                 |_|  Initial Investment (Minimum $1,000)
                                                               |_|  Additional Investment (Minimum $25)
                                                               State in which sale was made:__________________
       __________________________________________________    ________________________________________________________

       Check the following box to elect the Deferred Commission Option: |_| (THIS ELECTION MUST BE AGREED TO BY THE BROKER-DEALER LISTED BELOW.)

6.     ADDITIONAL INVESTMENTS.

       Check the following box if you plan to make additional investments in the
       Partnership: |_|


7.     TYPE OF OWNERSHIP.

       |_|  Individual                                          |_|  IRA (including Simplified Employee Pensions
       |_|  Joint Tenants with Right of Survivorship                 (SEPs), Rollovers and Beneficiary IRAs)
       |_|  Husband and Wife as Community Property              |_|  Keogh
       |_|  Married Person as Separate Property                 |_|  401(k)
       |_|  Tenants in Common                                   |_|  Other Retirement or Profit-Sharing Plan
       |_|  Custodian:  A Custodian for the benefit of               |_|  Taxable           |_|  Tax-Exempt
            ________________ under the Uniform Gift to          |_|  Trust/Trust Type:  __________________________
            Minors Act or the Uniform Transfer to Minors             (PLEASE SPECIFY, I.E., FAMILY, LIVING, REVOCABLE, ETC.)
            Act of the State of ____________                    |_|   Company or Partnership
                                                                |_|   Other:  ____________________________________

8.     REGISTRATION NAME AND ADDRESS.

       Please print name(s) in which Units are to be registered:  ________________________________________________

       |_|Mr.      |_|Mrs.      |_|Ms.       |_|MD       |_|PhD       |_|DDS       |_|Other_______________________

       Name                                                       FEIN or Social Security Number
       _______________________________________________________    ____ ____ ____   ____ ____   ____ ____ ____ ____
                                                                                 _           _
       _______________________________________________________    ____ ____ ____   ____ ____   ____ ____ ____ ____

       Additional Name (if applicable)                            FEIN or Social Security Number
       _______________________________________________________    ____ ____ ____   ____ ____   ____ ____ ____ ____
                                                                                 _           _
       _______________________________________________________    ____ ____ ____   ____ ____   ____ ____ ____ ____

                     _____________________________________________________________________________________________
       Street Address
       or P.O. Box   _____________________________________________________________________________________________

                     _____________________________________________________________________________________________
       Street Address
       or P.O. Box   _____________________________________________________________________________________________

                     ___________________________________________        ______________________       _____________
       City                                                        State                        Zip
                     ___________________________________________        ______________________  Code _____________

                     ___________________________________________                __________________________________
       Home          (   )                                         Business     (   )
       Telephone No. ___________________________________________   Telephone No.__________________________________

                     ___________________________________________                __________________________________
       Email Address                                               Country of
        (Optional)   ___________________________________________   Citizenship  __________________________________


9.     INVESTOR NAME AND ADDRESS.

       (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

       |_|Mr.      |_|Mrs.      |_|Ms.       |_|MD       |_|PhD       |_|DDS       |_|Other_______________________

       Name                                                       Social Security Number
       _______________________________________________________    ____ ____ ____   ____ ____   ____ ____ ____ ____
                                                                                 _           _
       _______________________________________________________    ____ ____ ____   ____ ____   ____ ____ ____ ____

                     _____________________________________________________________________________________________
       Street Address
       or P.O. Box   _____________________________________________________________________________________________

                     _____________________________________________________________________________________________
       Street Address
       or P.O. Box   _____________________________________________________________________________________________

                     ___________________________________________        ______________________       _____________
       City                                                        State                        Zip
                     ___________________________________________        ______________________  Code _____________

                     ___________________________________________                __________________________________
       Home          (   )                                         Business     (   )
       Telephone No. ___________________________________________   Telephone No.__________________________________

                     ___________________________________________                __________________________________
       Email Address                                               Country of
        (Optional)   ___________________________________________   Citizenship  __________________________________

10.    SUBSCRIBER SIGNATURES.

       Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

       In order to induce the Partnership to accept this subscription, I hereby represent and warrant to the Partnership as follows:

       (a)    I have received the Prospectus.                ________   ________
                                                             Initials   Initials

       (b)    I accept and agree to be bound by the terms    ________   ________
              and conditions of the Partnership's            Initials   Initials
              Partnership Agreement.

       (c)    I have (i) a net worth (exclusive of home,     ________   ________
              home furnishings and automobiles) of $150,000  Initials   Initials
              or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income. If, however, my state of primary residence imposes higher suitability requirements under the "Who May Invest" section of the Prospectus, I meet those requirements.

       (d)    If I am a California resident or if the        ________   ________
              Person to whom I subsequently propose to       Initials   Initials
              assign or transfer any Units is a California resident, I may not consummate a sale or transfer of my Units, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner's
              Rules, and I understand that my Units, or any document evidencing my Units, will bear a legend reflecting the substance of the foregoing understanding.

       (e)    If I am a Missouri, Nebraska, Ohio or          ________   ________
              Pennsylvania investor, this investment does    Initials   Initials
              not exceed 10.0% of my liquid net worth.

       (f)    If I am a Washington investor, this            ________   ________
              investment does not exceed the greater of      Initials   Initials
              5.0% of my liquid net worth or 5.0% of my gross income.

       (g)    I am purchasing the Units for my own account.  ________   ________
                                                             Initials   Initials

       (h)    I acknowledge that there is no public market   ________   ________
              for the Units.                                 Initials   Initials

       (i)    If the undersigned is, or is investing on      ________   ________
              behalf of, a qualified plan, an IRA, a Keogh   Initials   Initials
              plan, a charitable remainder trust or any other entity which is tax-exempt under the Internal Revenue Code (each an "Exempt Entity
              Investor"), the undersigned represents to the Partnership that the undersigned and the Exempt Entity Investor each understands that an investment in the Units is likely to give rise to Unrelated Business Taxable Income
              ("UBTI") for federal income tax purposes, which is likely to result in an Exempt Entity
              Investor being subject to federal income tax, notwithstanding the Exempt Entity Investor's status for other tax purposes. The undersigned has carefully considered the impact of this fact on the Exempt Entity
              Investor's investment decision and duties of the undersigned to the Exempt Entity
              Investor. The undersigned also represents that the undersigned and the Exempt Entity
              Investor have each consulted with
              knowledgeable, independent tax and ERISA advisors in evaluating an investment in the Partnership as an appropriate investment, and have concluded it is an appropriate investment notwithstanding such tax considerations and any fiduciary obligations the undersigned and the governing body of such Exempt Entity Investor may have under ERISA or other applicable law. The undersigned represents that neither the undersigned nor the Exempt Entity Investor is relying on any advice with respect to such matters from the Partnership or its representatives or agents but, rather, has made an independent evaluation of the risks and benefits of such an investment.

       (j)    I am not, nor are any of my principal owners,  ________   ________
              partners, members, directors or officers       Initials   Initials
              included on the Office of Foreign Assets
              Control list of foreign nations,
              organizations and individuals subject to economic and trade sanctions based on U.S.
              foreign policy and national security goals, Executive Order 13224, which sets forth a list of individuals and groups with whom U.S.
              persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism, or any other watch list issued by any governmental authority, including the
              Securities and Exchange Commission.

       I declare that the information supplied above is true and correct and may be relied upon by the Partnership in connection with my investment in the Partnership. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

       NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

       A SALE OF THE UNITS MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER RECEIPT OF THE PROSPECTUS.


_____________________________________________
  Signature of Investor or Trustee


_____________________________________________   ______________
  Signature of Joint Owner, if applicable           Date

11.    DISTRIBUTIONS.
       (PLEASE CHECK ONE OF THE FOLLOWING.)
       |_|    I prefer to participate in the Dividend Reinvestment Plan.
       |_|    I prefer dividends be paid to me at my address listed under
              Section 8.
       |_|    I prefer to direct dividends to a party other than the registered owner per my instructions below.
       |_|    I prefer dividends to be deposited directly into the following account: ___Checking ___Savings

For deposits into checking or savings accounts: Please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip, the Partnership is authorized and directed to begin making electronic deposits to the checking or savings account designated by the enclosed voided check or deposit slip. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Partnership has received written notification of its termination at such time and in such manner as to give the Partnership reasonable time to act. In the event that the Partnership deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

To direct dividends to a party other than the registered owner, please provide the following information, as applicable:


              ______________________________________        ___________________
Institution                                          Account
Name          ______________________________________ Number ___________________


              _________________________________________________________________
Name on
Account       _________________________________________________________________


              _________________________________________________________________
Street Address
or P.O. Box   _________________________________________________________________


              _______________________________      __________         _________
City                                          State           Zip Code
              _______________________________      __________         _________

12.    BROKER-DEALER.
       (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer warrants that it is a duly licensed broker-dealer and may lawfully offer units in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual, (b) and that he or she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice, and (c) that he or she delivered the Prospectus to the subscriber at least five days prior to the date that he or she will deliver this Subscription Agreement to the Partnership. The broker-dealer or authorized representative warrants that included with this Subscription Agreement is documentation completed by the broker-dealer or authorized representative that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.


              ___________________________________              _________________
Broker-Dealer                                     Telephone No. (  )
Name          ___________________________________              _________________


              __________________________________________________________________
Broker-Dealer
Street Address
or P.O. Box   __________________________________________________________________


              _______________________________      __________         __________
City                                          State           Zip Code
              _______________________________      __________         __________


              ___________________________________              _________________
Registered
Representative                                    Telephone No. (  )
Name          ___________________________________              _________________


              __________________________________________________________________
Reg. Rep.
Street Address
or P.O. Box   __________________________________________________________________


              _______________________________      __________         __________
City                                          State           Zip Code
              _______________________________      __________         __________


              _______________________________ PROVIDE ONLY IF YOU WOULD LIKE TO
Email Address                                 RECEIVE UPDATED INFORMATION ABOUT
  (Optional)  _______________________________ BEHRINGER HARVARD SHORT-TERM
                                              OPPORTUNITY FUND I LP VIA EMAIL.


_____________________________________________     ______________________________
                                              Date
_____________________________________________     ______________________________
Financial Advisor Signature

13.    Registered Investment Advisor (RIA).

       Check the following box if this investment is made through an RIA: |_| (IF AN OWNER OR PRINCIPAL OR ANY MEMBER OF THE RIA FIRM IS AN NASD LICENSED REGISTERED REPRESENTATIVE AFFILIATED WITH A BROKER/DEALER, THE TRANSACTION SHOULD BE CONDUCTED THROUGH THAT BROKER/DEALER, NOT THROUGH THE RIA.)

       For Custodial Accounts, check(s) should be made payable to the custodian and sent, with a completed copy of this Subscription Agreement, directly to the custodian. For all other investments, please mail the completed Subscription Agreement (with all signatures) and check(s) made payable to "Wells Fargo Bank Iowa, N.A., Escrow Agent for Behringer Harvard Short-Term Opportunity Fund I LP" to:

                             BEHRINGER SECURITIES LP
                           1323 North Stemmons Freeway
                                    Suite 202
                               Dallas, Texas 75207
                                 (866) 655-3700


________________________________________________________________________________
FOR COMPANY USE ONLY:
________________________________________________________________________________


Date:    ___________________________      Check No.   _______________________

Amount:  ___________________________

________________________________________________________________________________


Received and Subscription Accepted:

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

By: Behringer Harvard Advisors II LP, Its General Partner

        By:___________________________________

           Name:______________________________

           Title:_____________________________

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF UNITS

260.141.11 RESTRICTIONS ON TRANSFER.

       (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or
              260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

       (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

              (1)    to the issuer;

              (2)    pursuant to the order or process of any court;

              (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

              (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

              (5) to holders of securities of the same class of the same issuer;

              (6)    by way of gift or donation inter vivos or on death;

              (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

              (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

              (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

              (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

              (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

              (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

              (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

              (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

              (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

              (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

              (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of
                     Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

       (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

       "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]

SPECIAL NOTICE FOR NEW YORK RESIDENTS ONLY

Subscription proceeds received from residents of New York will be placed in a separate interest-bearing account with Wells Fargo Bank Iowa, N.A., until subscriptions for at least 250,000 Units, aggregating at least $2.5 million, have been received and accepted by us.

SPECIAL NOTICE FOR NEBRASKA RESIDENTS AND PENNSYLVANIA RESIDENTS ONLY

The Partnership will not admit Nebraska investors or Pennsylvania investors as limited partners until it has received and accepted subscriptions for 550,000 Units ($5.5 million). The Partnership will place the funds representing subscriptions for Units from Nebraska investors and Pennsylvania investors in an interest-bearing escrow account with Wells Fargo Bank Iowa, N.A., as escrow agent, until it has received and accepted subscriptions for Units for gross offering proceeds of at least $5.5 million. If the Partnership has not received and accepted subscriptions for 550,000 Units by the end of a 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of the offering), the Partnership will notify Nebraska investors and Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them. If a Nebraska investor or a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, the Partnership must return those funds, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, to the investor within ten calendar days after receipt of the investor's request.

The escrow agent will release the funds received from Nebraska investors and Pennsylvania investors to the Partnership from the escrow account immediately after subscriptions for at least $5.5 million have been received from all sources.

In no event may a subscription for units be accepted until at least five business days after the date the subscriber receives the prospectus. Residents of the State of Nebraska who first received the prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

Because the minimum offering of Units is less than $11.0 million, Pennsylvania residents are cautioned to evaluate carefully the Partnership's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscription proceeds.

                                 INSTRUCTIONS TO
               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                             SUBSCRIPTION AGREEMENT

       Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:

Purchase Information.  (Section 5 of Subscription Agreement)

       o A minimum investment of $1,000 (100 Units) is required, except for certain states that require a higher minimum investment.

       o A CHECK FOR THE FULL PURCHASE PRICE OF THE UNITS SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "WELLS FARGO BANK IOWA, N.A., ESCROW AGENT FOR BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP." FOR CUSTODIAL ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT, WITH A SIGNED COPY OF THIS AGREEMENT, TO THE CUSTODIAN.

       o Investors who have satisfied the minimum purchase requirements in Behringer Harvard Mid-Term Value Enhancement Fund I LP, Behringer Harvard REIT I, Inc. or in any other Behringer Harvard public real estate program may invest as little as $25 (2.5 Units), except for residents of Minnesota and Oregon. See the section of the prospectus entitled "Who May Invest" for more information.

       o Units may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled "Who May Invest."

       o      Please indicate the state in which the sale is to be made.

       o Please check the box related to the Deferred Commission Option if you have agreed with your broker-dealer to elect the Deferred Commission Option, as described in the Prospectus. By electing the Deferred Commission Option, you are required to pay only $9.40 per Unit purchased upon subscription. For the next three years following the year of subscription, or lower if required to satisfy outstanding deferred commission obligations, you will have a 2.0% selling commission ($.20 per Unit) per year deducted from and paid out of cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Partnership to withhold such amounts from cash distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.

Additional Investments.  (Section 6 of Subscription Agreement)

       o Please check the box if you plan to make one or more additional investments in the Partnership. All additional investments must be in increments of at least $25, except for investments by residents of Nebraska. See the section of the prospectus entitled "Who May Invest" for more information.

       o If additional investments in the Partnership are made, the investor agrees to notify the Partnership and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations or warranties set forth in the prospectus or the Subscription Agreement.

       o If additional investments are made, include your social security number or other taxpayer identification number on your check.

       o The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions on such additional investments as described in the Prospectus.

Type of Ownership.  (Section 7 of Subscription Agreement)

       o Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

Registration Name and Address.  (Section 8 of Subscription Agreement)

       o      Please enter the exact name in which the Units are to be held.

              - For joint tenants with right of survivorship or tenants in common, include the names of both investors.

              - In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

              -      Trusts should include the name of the trustee.

       o All investors must complete the space provided for taxpayer identification number or social security number (for identification purposes) and the custodian or trustee's taxpayer identification number (for tax purposes).

       o By signing in Section 10, the investor is certifying that this number is correct.

       o Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee.

       o FOR EACH INDIVIDUAL REGISTERED OWNER, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

Investor Name and Address.  (Section 9 of Subscription Agreement)

       o Complete this Section only if the investor's name and address is different from the registration name and address provided in
              Section 8.

       o If the Units are registered in the name of a custodian or trustee, enter the name, address, telephone number and social security number of the beneficial owner.

       o If investor's name is different from the registration name, FOR EACH INDIVIDUAL INVESTOR, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

Subscriber Signatures.  (Section 10 of Subscription Agreement)

       o      Please separately initial each representation where indicated.

       o If title is to be held jointly, all parties must date and sign this Section as follows:

              -      INDIVIDUAL: One signature required.

              - Joint Tenants with Right of Survivorship: All parties must sign.

              -      TENANTS IN COMMON: All parties must sign.

              -      COMMUNITY PROPERTY: Only one investor's signature required.

              - PENSION OR PROFIT SHARING PLANS: The trustee signs the Signature Page.

              - TRUST: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

              - PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

              - CORPORATION: The Subscription Agreement must be accompanied by (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board's resolution authorizing the investment.

              - IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust Partnership, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

              -      KEOGH (HR 10): Same rules as those applicable to IRAs.

              - UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

       o      PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

Distributions.  (Section 11 of Subscription Agreement)

       o By electing the Distribution Reinvestment Plan, the investor elects to reinvest all cash distributions otherwise payable to such investor in Units of the Partnership until the termination of the offering of units reserved for such Plan.

       o Each investor who elects the Distribution Reinvestment Plan agrees to notify the Partnership and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future limited partnerships sponsored by our advisor or its affiliates. The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 7.0% of reinvested dividends, less any discounts authorized by the prospectus.

       o If cash distributions are to be sent to an address other than that provided in Section 8 (I.E., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

Broker-Dealer.  (Section 12 of Subscription Agreement)

       o This Section is to be completed by the Investor's Registered Representative. Please complete all broker-dealer information contained in Section 12 of the Subscription Agreement, including suitability certification.

       o Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

Registered Investment Advisor (RIA).  (Item 13 of Subscription Agreement)

       o Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor.

THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF ANY ENTITY.

The Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to Behringer Securities LP. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Partnership.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT, PLEASE CALL BEHRINGER SECURITIES LP AT (866) 655-3700.

                                    EXHIBIT D
                     FORM OF DISTRIBUTION REINVESTMENT PLAN

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

       Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership (the "Partnership"), governed by the Agreement of Limited Partnership, dated as of July 30, 2002 among the general partners of the Partnership (the "General Partners") and holders of units of limited partnership interests (each a "Limited Partner") in the Partnership (the "Units"), adopted a Distribution Reinvestment Plan (the "Plan") on the terms and conditions set forth below.

1. REINVESTMENT OF DISTRIBUTIONS. The Partnership or an unaffiliated third party, as agent (the "Reinvestment Agent") for Limited Partners who elect to participate in the Plan (each a "Participant"), will receive all cash distributions paid by the Partnership with respect to Participants' Units (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as specified below:

       (a) Prior to the termination of the Partnership's initial public offering of Units reserved for issuance under the Plan pursuant to the Partnership's prospectus dated February 19, 2003, as thereafter amended or supplemented (the "Initial Offering"), the Reinvestment Agent will invest Distributions in Units at the public offering price per Unit ($10 per Unit).

       (b) After termination of the Initial Offering, the Reinvestment Agent will invest Distributions in Units which may (but are not required to) be supplied from either (i) Units registered with the Securities and Exchange Commission (the "Commission") pursuant to an effective registration statement for Units for use in the Plan (a "Future Registration") or (ii) Units purchased by the Reinvestment Agent for the Plan in a secondary market (if available) or on a stock exchange or the Nasdaq Stock Market (if listed) (collectively, the "Secondary Market") and registered with the Commission for resale pursuant to the Plan. Units purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Reinvestment Agent for all such purchases for a single Distribution will be utilized for purposes of purchases of Units in the Plan. Units acquired by the Reinvestment Agent on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the $10 per Unit price that will be paid for the Units purchased for the Plan pursuant to the Initial Offering and any subsequent offering priced at $10 per Unit. If the Reinvestment Agent acquires Units in the Secondary Market for use in the Plan, the Reinvestment Agent shall use reasonable efforts to acquire Units for use in the Plan at the lowest price then reasonably available. However, the Reinvestment Agent does not in any respect guaranty or warrant that the Units so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Reinvestment Agent's ability to acquire Units in the Secondary Market or the Partnership's ability to complete a Future Registration for units to be used in the Plan, neither the Reinvestment Agent nor the Partnership is in any way obligated to do either, in its sole discretion.

       (c) If a Participant designates in writing that such Participant's broker who made the initial sale of Units to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission at the same rate as for initial purchases, not to exceed 7.0%. Dealer manager fees not to exceed 1.0% will be paid to the dealer manager named in the prospectus for the Units purchased in connection with each Distribution (which, with respect to the Initial Offering, is Behringer Securities LP). Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Distributions reinvested. In the event that no executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to Distributions which are then being reinvested. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant's broker, the amount that would have been paid as a selling commission will be retained and used by the Partnership.

       (d) For each Participant, the Reinvestment Agent will maintain an account which shall reflect for each month the Distributions received by the Reinvestment Agent on behalf of such Participant. A Participant's account shall be reduced as purchases of Units are made on behalf of such Participant.

       (e) Distributions shall be invested by the Reinvestment Agent in Units promptly following the payment date with respect to such Distributions to the extent Units are available for purchase under the Plan. If sufficient Units are not available, any such funds that have not been invested in Units within 30 days after receipt by the Reinvestment Agent and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Partnership and will become the property of the Partnership.

       (f) Each Participant during a fiscal year will acquire and own a number of Units acquired pursuant to the Plan during such quarter, based on the amount in the Participant's account at the time the Units are acquired, which may result in the ownership of fractional Units, computed to four decimal places. The ownership of the Units shall be reflected on the books of the Partnership or its transfer agent and in each Partner's Capital Account.

2. ELECTION TO PARTICIPATE. Any holder of Units may become a Participant by making a written election on his subscription agreement to participate at the time of subscription for Units. Any Limited Partner who has not previously elected to participate in the Plan may so elect at any time by completing and executing an enrollment form or any other appropriate authorization form as may be available from the Reinvestment Agent. Participation in the Plan will commence with the next Distribution payable after receipt of the Participant's notice, provided it is received at least ten days prior to the last day of the fiscal quarter to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a Limited Partner will become a Participant in the Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the fiscal quarter in which the Limited Partner makes such written election to participate in the Plan and to all fiscal quarters thereafter.

3. DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Units owned by Participants in the Plan.

4. ABSENCE OF LIABILITY. None of the Partnership, the General Partners, or the Reinvestment Agent shall have any responsibility or liability as to the value of the Partnership's Units, any change in the value of the Units acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. None of the Partnership, the General Partners, or the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, so long as the act or the failure to act did not constitute negligence or misconduct, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Units are purchased for a Participant. Notwithstanding the foregoing provisions of this Section 4, the Partnership may not indemnify or hold harmless the General Partners or any of their affiliates in any manner that would be inconsistent with the provisions of
Section II.G. of the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc., effective January 1, 1993, as amended.

5.     SUITABILITY.

       (a) The participating broker-dealer, or in the event there is no participating broker-dealer, the Partnership, assumes the responsibility for blue sky compliance and performance of due diligence responsibilities and will ascertain whether the Participant continues to meet the suitability standards of his state of residence with respect to each reinvestment. Additionally, the participating broker-dealer involved in the Plan must obtain in writing an agreement from the Participant by which the Participant agrees to the payment of compensation to the broker-dealer in connection with such Participant's reinvestment.

       (b) Each Participant shall notify the Reinvestment Agent in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the subscription agreement for his initial purchase of Units.

       (c) For purposes of this Paragraph 5, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Partnership's prospectus for his initial purchase of Units.

6. REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Units purchased during the quarter, the per Unit purchase price for such Units, and the total Units purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 5(a) hereof, he is required to notify the Reinvestment Agent in the event that there is any material charge in his financial condition or if any representation made by the Participant under the subscription agreement for his initial purchase of Units becomes inaccurate. Tax information regarding a Participant's participation in the Plan will be sent to each Participant by the Partnership or the Reinvestment Agent at least annually.

7. NO DRAWING. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Partnership or the Reinvestment Agent except as expressly provided herein.

8. TAXES. Taxable Participants may incur a tax liability for Partnership income and gain allocated to them even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

9. REINVESTMENT IN SUBSEQUENT PROGRAMS. After the termination of the Initial Offering, the General Partners on behalf of the Partnership may determine, in their sole discretion, to cause the Reinvestment Agent to provide to each Participant notice of the opportunity to have Distributions reinvested in any subsequent limited partnership or real estate investment trust sponsored by the General Partners or their affiliates which has substantially identical investment objectives as the Partnership (a "Subsequent Program"). If the General Partners make such an election, Participants may reinvest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

       (a) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

       (b) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act;

       (c) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

       (d) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

       (e) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

       (f) the Subsequent Program has substantially identical investment objectives as the Partnership.

       Any reinvestment of Distributions in interests of any Subsequent Program shall be under the same terms and conditions as set forth in this Plan with respect to reinvestment of Distributions in Units of the Partnership.

10.    TERMINATION.

       (a) A Participant may terminate his participation in the Plan at any time by written notice to the Reinvestment Agent. To be effective for any Distribution, such notice must be received by the Reinvestment Agent at least ten days prior to the last day of the fiscal quarter to which such Distribution relates.

       (b) Prior to the listing of the Units on a stock exchange or inclusion of the Units for quotation on the Nasdaq Stock Market, a Participant's transfer of Units will terminate participation in the Plan with respect to such transferred Units as of the first day of the quarter in which such transfer is effective, unless the transferee of such Units in connection with such transfer demonstrates to the Reinvestment Agent that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed enrollment form or other authorization required by the Reinvestment Agent.

       (c) The General Partners, on behalf of the Partnership, or the Reinvestment Agent may terminate a Participant's individual participation in the Plan, and the General Partners, on behalf of the Partnership, may terminate the Plan itself at any time by ten days' prior written notice to a Participant, or to all Participants, as the case may be.

       (d) After termination of the Plan or termination of a Participant's participation in the Plan, the Reinvestment Agent will send to each Participant
(i) a statement of account in accordance with Paragraph 6 hereof, and (ii) a check for the amount of any Distributions in the Participant's account that have not been reinvested in Units. Any future Distributions with respect to such former Participant's Units made after the effective date of the termination will be sent directly to the former Participant.

11. STATE REGULATORY RESTRICTIONS. The Reinvestment Agent is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan with respect to residents of such state that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

12. NOTICE. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Reinvestment Agent, the General Partners or the Partnership, addressed to Investor Services Department, 1323 North Stemmons Freeway, Suite 212, Dallas, Texas 75207, or such other address as may be specified by the General Partners or the Partnership by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant or the Participant's last address of record with the Reinvestment Agent. Each Participant shall notify the Reinvestment Agent promptly in writing of any change of address.

13. AMENDMENT. The terms and conditions of this Plan may be amended or supplemented by the Partnership at any time, including but not limited to an amendment to the Plan to substitute a new Reinvestment Agent to act as agent for the Participants, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Reinvestment Agent receives written notice of termination prior to the effective date thereof.

14. GOVERNING LAW. THIS PLAN AND PARTICIPANT'S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.


                                                [LOGO]
                                         Behringer ( ) HARVARD
                                   Short-Term OPPORTUNITY FUND I LP


                                              PROSPECTUS
                        UP TO 11,000,000 UNITS OF LIMITED PARTNERSHIP INTERESTS
                                         OFFERED TO THE PUBLIC

ALPHABETICAL INDEX         PAGE
Additional Information.......................................................................   127
Compensation of the General Partners and Their Affiliates....................................    64
Conflicts of Interest........................................................................    68
Distributions and Allocations................................................................    76
Estimated Use of Proceeds....................................................................    44
Experts......................................................................................   127
Federal Income Tax Considerations............................................................    96
Fiduciary Duty of the General Partners.......................................................    72
Financial Information........................................................................   F-1
How to Subscribe.............................................................................   125
Investment by Tax-Exempt Entities and ERISA Considerations...................................    91
Investment Objectives and Criteria...........................................................    46
Legal Matters................................................................................   127
Management...................................................................................    57
Management's Discussion and Analysis of Financial Condition and Results of Operations........    83
Plan of Distribution.........................................................................   115
Prior Performance Summary....................................................................    74
Prior Performance Tables.....................................................................   A-1
Prospectus Summary...........................................................................     1
Questions and Answers About This Offering....................................................    14
Real Property Investments....................................................................    82
Reports to Investors.........................................................................   113
Risk Factors.................................................................................    23
Suitability Standards........................................................................     1
Summary of Distribution Reinvestment Plan....................................................    79
Summary of Partnership Agreement.............................................................    84
Supplemental Sales Material..................................................................   126
Who May Invest...............................................................................   123

-----------------------------------------------------------------------------------------------------

       UNTIL MAY 20, 2003 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT AFFECT
TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN
ACTING AS SOLICITING DEALERS.

       WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER INDIVIDUAL TO GIVE ANY INFORMATION OR
TO MAKE ANY REPRESENTATIONS THAT ARE NOT CONTAINED IN THIS PROSPECTUS. IF ANY SUCH INFORMATION OR
STATEMENTS ARE GIVEN OR MADE, YOU SHOULD NOT RELY UPON SUCH INFORMATION OR REPRESENTATION. THIS
PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OTHER THAN THOSE TO WHICH THIS
PROSPECTUS RELATES, OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY
JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. THIS PROSPECTUS SPEAKS AS OF THE
DATE SET FORTH BELOW. YOU SHOULD NOT ASSUME THAT THE DELIVERY OF THIS PROSPECTUS OR THAT ANY SALE MADE
PURSUANT TO THIS PROSPECTUS IMPLIES THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS WILL REMAIN
FULLY ACCURATE AND CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                      SUPPLEMENT NO. 7 DATED JUNE 30, 2004
                    TO THE PROSPECTUS DATED FEBRUARY 19, 2003

        THIS DOCUMENT SUPPLEMENTS, AND SHOULD BE READ IN CONJUNCTION WITH, THE PROSPECTUS OF BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP DATED FEBRUARY 19, 2003. THIS SUPPLEMENT NO. 7 SUPERSEDES AND REPLACES ALL PRIOR SUPPLEMENTS TO THE PROSPECTUS. UNLESS OTHERWISE DEFINED IN THIS SUPPLEMENT, CAPITALIZED TERMS USED IN THIS SUPPLEMENT SHALL HAVE THE SAME MEANINGS AS SET FORTH IN THE PROSPECTUS.

        The purpose of this supplement is to describe the following:

                (1) the status of the offering of units of limited partnership in the partnership;

                (2) revisions to the "Experts" section of the prospectus to update the information included in the prospectus relating to the acquisition of the Woodall Rodgers Property, a five-story office building, a bank drive-thru, and the adjoining undeveloped land located in Dallas, Texas;

                (3) to attach the correct and operative version of the Amended and Restated Property Management and Leasing Agreement; and

                (4) all other material items that have been previously disclosed by supplement to the Prospectus.

STATUS OF THE OFFERING

        We commenced our initial public offering of units of limited partnership interest on February 19, 2003. We have accepted investors' subscriptions received through June 16, 2004 and issued 2,024,239.77 units to limited partners, with proceeds of $19,869,807.53 distributed to us. For additional information, see the "Plan of Distribution - Subscription Process" section of the prospectus beginning on page 116.

PRIOR OFFERING SUMMARY

        The following information should be read in conjunction with the "Prospectus Summary - Prior Offering Summary" section on page 7 of the prospectus:

        As of September 30, 2003, Robert M. Behringer, our general partner, had previously sponsored 29 privately offered real estate limited partnerships and a private REIT, Harvard Property Trust, Inc., over the last ten years. As of September 30, 2003, Mr. Behringer had raised approximately $94.3 million from approximately 470 investors in these real estate programs. Neither Mr. Behringer, nor any of our other affiliates, have previously sponsored or organized a publicly offered real estate limited partnership. The "Prior Performance Summary" section of this prospectus beginning on page 74 contains a discussion of the programs sponsored by Mr. Behringer from January 1, 1995 to September 30, 2003. Certain statistical data relating to such programs with investment objectives similar to ours is also provided in the "Prior Performance Tables" included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

BORROWING POLICIES

        The following information should be read in conjunction with the "Investment Objectives and Criteria - Borrowing Policies" section on page 52 of the prospectus:

        Section 11.3(e) of our partnership agreement authorizes us to borrow funds to the extent permissible under applicable NASAA Guidelines. These borrowing limitations apply only after the termination of our offering of units. Thus, during the offering period, we are able to borrow funds in any amount necessary to enable us to invest the proceeds of this offering in properties. Because we do not expect to have any loans insured, guaranteed or provided by the federal government or any state or local government or agency or instrumentality of any of them, the total amount of indebtedness we incur following the termination of the offering cannot exceed the sum of (i) 85.0% of the aggregate purchase price of all of our properties that have not been refinanced, plus (ii) 85.0% of the aggregate fair market value of all of our refinanced properties as determined by the lender on the date of refinancing. These borrowing limits notwithstanding, after the termination of this offering, we intend for the aggregate amount of borrowings to not exceed 75.0% of the aggregate value of all of our assets.

INVESTMENT OBJECTIVES AND CRITERIA - JOINT VENTURE INVESTMENTS

        The following information replaces the second paragraph of the "Investment Objectives and Criteria - Joint Venture Investments" section of our prospectus on page 53:

        We may enter into a partnership or joint venture with unrelated parties if:

        o the management of such partnership or joint venture is under our control in that we or one of our affiliates possess the power to direct or to cause the direction of the management and policies of any such partnership or joint venture;

        o we, as a result of such joint ownership of a property, are not charged, directly or indirectly, more than once for the same services;

        o the joint ownership or partnership agreement does not authorize or require us to do anything as a partner or joint venturer with respect to the property that we or our general partners could not do directly under our partnership agreement; and

        o our general partners and their affiliates are prohibited from receiving any compensation, fees or expenses that are not permitted to be paid under our partnership agreement.

        The purpose of the revisions to the above paragraph is to allow us to make investments in properties, consistent with our investment objectives, through certain co-tenancy arrangements which are not considered partnerships or joint ventures. In the event that we acquire an ownership interest in property through a co-tenancy or tenancy in common, the management of the property may not be under our direct or indirect control, since such interests are passive investments in which the unanimous approval of all co-owners is required to approve management agreements respecting the property and the sale and lease of the property. We may form separate entities wholly owned by us, such as limited liability companies, to hold our investments in co-tenancies or tenancies in common.

REAL PROPERTY INVESTMENTS

        The sections captioned "Investment Objectives and Criteria -- Real Property Investments" on page 56 and "Real Property Investments" on page 82 of the prospectus are each supplemented with the following information:

        On February 11, 2004 (the "Date of Acquisition"), we acquired a five-story office building (the "Woodall Rodgers Building") containing approximately 74,090 rentable square feet and a free-standing single story bank office building with drive-thru lanes (the "Bank Building"), both located on approximately 1.7 acres subject to a ground lease that expires in 2097 (the "Improved Property"). We also acquired approximately 1.6 acres of undeveloped land adjoining the Improved Property (the "Development Property," and together with the Improved Property, the "Woodall Rodgers Property") located in Dallas, Texas. The purchase price of the Woodall Rodgers Property was $10,300,000 plus preliminary closing costs of approximately $588,580. We used an interim financing mortgage note of $3,600,000 (the "Woodall Rodgers Loan") with Benchmark Bank (the "Woodall Rodgers Lender") to pay a portion of the purchase price and paid the remaining purchase price from proceeds of our public offering of partnership units. The Woodall Rodgers Property is held by Behringer Harvard Woodall Rodgers LP (the "Woodall Rodgers Partnership"), in which Behringer Harvard Woodall Rodgers GP, LLC, our wholly owned subsidiary (the "Woodall Rodgers Subsidiary"), is the general partner, we are the Class A Limited Partner and PRG Realty Partners, Ltd ("PRG") is the Class B Limited Partner. The purchase price for the transaction was determined through negotiations between OLY McKinney, L.P. and OLY Uptown General Partnership (the "Woodall Rodgers Sellers") and Behringer Harvard Advisors II LP, our general partner. In evaluating the Woodall Rodgers Property as a potential acquisition and determining the appropriate amount of consideration to be paid, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from tenants from rent and expense reimbursements less the project's actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, lease terms, price per square foot, occupancy, the characteristics of development on developable property within the submarket of the Development Property and the opportunity to develop or sell the Development Property, although there are no current definitive plans to develop the Development Property. Our general partner believes that the Woodall Rodgers Property is well located, has acceptable roadway access, attracts high-quality tenants, is adequately insured, is well maintained and has been professionally managed.

        The ground lease assumed by the Woodall Rodgers Partnership for the land on which the Improved Property is situated has an initial 99-year term that expires September 30, 2097. From the Date of Acquisition through June 30, 2004, the monthly lease payment is $25,458. Rent escalations on June 30, 2004, and every eight years thereafter, are based on one of two alternative procedures. The first alternative is based on an appraisal of the market value of the lease premises and the second alternative is based on a cost of living adjustment, with maximum monthly rents for each escalation stipulated in the lease. Based on preliminary calculations of the cost of living adjustment alternative, the monthly lease payment from June 30, 2004 through June 30, 2012 will be approximately $29,100. Under the terms of the lease, we are responsible for taxes, utilities and insurance for the leased property.

        The Woodall Rodgers Loan has an interest rate of 7.0% per annum with a maturity date of August 9, 2004. The Woodall Rodgers Loan requires monthly interest payments with any outstanding principal balance due and payable on August 6, 2004. The Woodall Rodgers Partnership has the right to prepay, at any time and without premium or penalty, the entire unpaid principal balance of the Woodall Rodgers Loan or any portion thereof. We are currently negotiating with several financial institutions regarding financing for the Woodall Rodgers Property with a term more approximating the anticipated holding period for the Woodall Rodgers Property of between three and five years. The Woodall Rodgers Loan is nonrecourse as to principal and interest, but provides that the Woodall Rodgers Partnership and the general partner, shall be liable for (i) waste to or of the property or a failure to maintain the property in the manner required by the loan documents; (ii) fraud or material misrepresentation by the Woodall Rodgers Partnership; (iii) failure to pay insurance premiums, taxes, assessments, ground rent or any other lienable impositions as required under the loan documents; (iv) misapplication of tenant security deposits, insurance proceeds or condemnation proceeds; (v) failure while in monetary default to pay to Woodall Rodgers Lender all rents, income and profits of and from the property, net of reasonable and customary operating expenses; (vi) breach of or failure to perform under the environmental representations, warranties, covenants or indemnifications described in the Certificate and Indemnification Regarding Hazardous Substances; (vii) destruction or removal of fixtures or personal property securing the note from the property, unless replaced by items of equal value; (viii) terminating, settling, amending or entering into a lease of the property in violation of the loan documents; (ix) failure of the property to comply with the American with Disabilities Act of 1990, as amended, the Fair Housing Act of 1988, as amended, or any other similar building laws after any governmental authority has notified the Woodall Rodgers Partnership, its agents, employees and/or contractors of such non-compliance; (x) failure to pay to Woodall Rodgers Lender any rent, income or profits that have been prepaid more than 30 days in advance; (xi) willful or grossly negligent violation of applicable law; and (xii) failure of the Woodall Rodgers Partnership to pay all amounts payable pursuant to the Woodall Rodgers Loan in full, together with reasonable attorney fees, if (A) the Woodall Rodgers Partnership transfers or encumbers the property in contravention of the loan documents, (B) the Woodall Rodgers Partnership contests the exercise of the Woodall Rodgers Lender's rights or remedies under the loan documents, or (C) the Woodall Rodgers Partnership files a voluntary petition under Chapter 11 of the Bankruptcy Code prior to the one-year anniversary of the transfer of title to the property to Woodall Rodgers Lender by foreclosure of deed or other conveyance in lieu of foreclosure or otherwise.

        The Woodall Rodgers Partnership was formed in January 2004 by the Woodall Rodgers Subsidiary as the general partner, us as the Class A Limited Partner and PRG as the Class B Limited Partner. The initial capital contributions to the Woodall Rodgers Partnership were $1.00 from both the Woodall Rodgers Subsidiary and PRG, and we contributed sufficient cash and debt financing to consummate the acquisition of the Woodall Rodgers Property. PRG initially had the Woodall Rodgers Property under contract for purchase and assigned its rights thereto to the Woodall Rodgers Partnership in exchange for a $100,000 acquisition and due diligence fee and the right to future distributions as discussed below. From time to time, the Woodall Rodgers Subsidiary may seek additional funds to cover operating expenses and additional capital contributions. The Woodall Rodgers Subsidiary and we shall each have the option to provide such funds, with proceeds credited to our additional capital contribution accounts. For all matters requiring a vote, only the Woodall Rodgers Subsidiary and we are entitled to vote. PRG has no right to vote with respect to matters of the Woodall Rodgers Partnership, but PRG is to be promptly notified after any vote. The unanimous consent of all the partners in the Woodall Rodgers Partnership is required in order for the Woodall Rodgers Partnership to acquire any real property other than the Woodall Rodgers Property and no amendment to the Woodall Rodgers Partnership's partnership agreement that reduces a partner's economic interest may be made without the prior written consent of such partner. The Woodall Rodgers Subsidiary, as general partner, acting alone, is authorized to make all decisions and to act on behalf of the Woodall Rodgers Partnership and is solely responsible for the operation and management of the business of the Woodall Rodgers Partnership.

        Distributions of cash from operations are to be made on a quarterly basis first to the Woodall Rodgers Subsidiary and us. Distributions of cash from a capital transaction are to be distributed first to the Woodall Rodgers Subsidiary and us until our capital account balances are reduced to zero, and then to us until our limited partners have received distributions in the aggregate resulting in an internal rate of return of 17%. The remaining balance is to be distributed 50% to us and 50% to PRG.

        On the Date of Acquisition, PRG was paid a $100,000 acquisition and due diligence fee. PRG also has the non-exclusive right to present potential buyers of the property to the Woodall Rodgers Partnership, and if PRG presents a buyer that purchases the property or any portion thereof, the Woodall Rodgers Partnership is to pay PRG a market rate disposition fee.

        HPT Management Services LP (the "Property Manager"), our affiliate, has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of the property. Among other things, the Property Manager has the authority to negotiate and enter into leases of the property on behalf of the Woodall Rodgers Partnership, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that the Woodall Rodgers Partnership provide sufficient funds for the payment of operating expenses.

        As compensation, the Property Manager receives a property management fee equal to 4% of the monthly gross revenues (as defined in the Amended and Restated Property Management and Leasing Agreement, attached as Exhibit E to this prospectus supplement). The Property Manager has subcontracted certain of its on-site management services to Trammell Crow Dallas/Fort Worth, Ltd., an affiliate of Trammell Crow Services, Inc. (collectively, "TCC"). In addition, the Woodall Rodgers Partnership has contracted with TCC for the leasing and disposition of the Woodall Rodgers Property. Under this arrangement TCC is to receive 4.5% of base rent for new leases and lease expansions, extensions and renewals that are not co-brokered, and 6.5% of base rent for new leases and lease expansions, extensions and renewals that are co-brokered. TCC is also entitled to a fee of 5% of the cost of construction supervised at the Woodall Rodgers Property, including capital repairs and improvements, major building reconstruction and tenant improvements.

        In the event that TCC does not subcontract with the Property Manager to act as the on-site property manager for the Improved Property, the Property Manager is required to offer to PRG the opportunity to subcontract for property management (but not leasing) services for the Improved Property upon the same terms and conditions as would be applicable if TCC had subcontracted for such services.

        The Woodall Rodgers Building, which was constructed in 1983, includes among its major tenants Republic Title of Texas, Inc. and Precept Builders, Inc., and is approximately 79% leased. Republic Title is a fully integrated licensed title insurance agency providing a full range of title insurance and closing services. Republic Title is a wholly owned subsidiary of First American Title Insurance Company, a NYSE listed company. Republic Title leases approximately 16,652 square feet with annual base rent of $19.50 per rentable square foot. The Republic Title lease expires June 30, 2006.

        Precept Builders is a general contractor made up of two operating divisions offering a complete range of commercial construction services. Precept Builders leases approximately 14,090 square feet with annual base rent of $19.00 per rentable square foot with escalations to $21.00 per rentable square foot. The Precept Builders lease expires February 28, 2009, although Precept Builders has an option to renew this lease for an additional five years.

        The Bank Building was built in 1982 and consists of a one-story walk-in bank office and seven drive-thru lanes and is occupied by Bank One, N.A. The Bank One lease of the Bank Building expires April 30, 2010, although the lease gives Bank One the ability to renew for up to two additional five-year periods. Current annual base rent is $22,500 per month, with increases to $28,981.86 through expiration of the lease.

MANAGEMENT

        The following information should be read in conjunction with the "Management" section beginning on page 57 of the prospectus:

     OUR GENERAL PARTNERS

        On June 2, 2003, Robert M. Behringer was appointed Chief Investment Officer of BH Advisors II LP. Mr. Behringer continues to serve as the Chief Executive Officer of BH Advisors II LP.

     AFFILIATED COMPANIES

        PROPERTY MANAGER

        On May 30, 2003, Behringer Harvard Holdings, which indirectly controls BH Advisors II LP, our general partner, received a $1.0 million working capital loan from Trammell Crow Services, Inc., a Delaware corporation ("Trammell Crow"). Behringer Harvard Holdings will apply the proceeds of this loan to its working capital needs, including funding obligations of BH Advisors II LP to us in connection with our operations. Simultaneously with Behringer Harvard Holdings' execution of the loan agreement with Trammell Crow, we entered into an agreement with Trammell Crow, engaging Trammell Crow to provide leasing and disposition services for certain of our properties. HPT Management Services LP, our affiliated property manager, also entered into an agreement with Trammell Crow pursuant to which Trammell Crow will undertake certain of the management obligations that HPT Management agreed to provide pursuant to our property management agreement with HPT Management, which permits HPT Management to subcontract with third parties to provide these services. As a result of these agreements with Trammell Crow, on June 2, 2003, we amended our property management agreement with HPT Management to (i) further clarify our ability to retain a third party to provide leasing services with respect to our properties and clarify that we will have no obligation to pay HPT Management leasing fees to the extent that such leasing services are required to be provided by a third party, and (ii) modify the term of the property management agreement to provide for an initial term of seven years, with successive seven-year renewal terms. We may terminate the property management agreement upon 30 days prior written notice to HPT Management in the event of willful misconduct, gross negligence or deliberate malfeasance by HPT Management.

     ADVISORY BOARD

        On September 15, 2003, our general partners appointed Robert "Bobby" W. McMillan to serve as a fourth member of our advisory board. Mr. McMillan has been actively involved in commercial and residential real estate for over 35 years. Since January 2000, Mr. McMillan has served as the Chief Executive Officer of McMillan Properties, a developer of residential real estate properties. From May 1980 until January 2000, Mr. McMillan served as Executive Vice President of Folsom Properties, Inc., a developer of commercial and residential real estate properties. Mr. McMillan received a Bachelor of Business Administration degree from Southern Methodist University.

PRIOR PERFORMANCE SUMMARY

        The following information should be read in conjunction with the "Prior Performance Summary" section beginning on page 74 of the prospectus:

     PRIOR INVESTMENT PROGRAMS

        As of September 30, 2003, our individual general partner, Robert M. Behringer, who also controls our other general partner, BH Advisors II LP, has served as general partner, chief executive officer and/or director in 29 privately offered prior programs over the last ten years, which includes 28 real estate limited partnerships and one private REIT. Based on an analysis of the operating results of the prior programs, Mr. Behringer believes that each of such programs has met or is meeting its principal investment objectives in a timely manner.

     SUMMARY INFORMATION

        The total amount of funds raised from investors in the 29 prior private offerings was approximately $94.3 million, and the total number of investors in such programs was approximately 470. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our general partners and their affiliates in raising and investing funds for offerings initiated over the last seven years and compensation paid to the sponsors of these programs.

        The aggregate dollar amount of the acquisition and development costs of the properties purchased by the programs previously sponsored by our general partners and their affiliates, as of September 30, 2003, was $247.4 million. Of this aggregate amount, approximately 94.3% was spent on existing or used properties, approximately 4.6% was spent on construction properties, and approximately 1.1% was spent on acquiring or developing land. Of the aggregate amount, approximately 71.8% was spent on acquiring or developing office buildings, approximately 21.0% was spent on acquiring or developing golf centers and marinas, approximately 3.5% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 2.6% was spent on acquiring or developing retail centers, and approximately 1.1% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Florida and the U.S. Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $161.3 million, $70.0 million, $11.4 million and $4.8 million, respectively. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs of our general partners and their affiliates as of September 30, 2003:

        Type of Property           New           Used          Construction
        ----------------           ---           ----          ------------

        Office buildings           0.0%          94.3%             4.7%
        Apartments                 0.0          100.0              0.0
        Retail                     0.0          100.0              0.0
        Marinas/golf               0.0           91.3              8.7
        Land                       0.0          100.0              0.0
        Storage facilities         0.0          100.0              0.0

        These programs have sold 36 of the total of 52 properties, or 69.2% of such properties. The original purchase price of the properties that were sold was $178.6 million, and the aggregate sales price of such properties was $207.9 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last seven years, results of such programs that have completed their operations over the last seven years and the sales or other disposals of properties with investment objectives similar to ours over the last five years.

        The percentage of these programs, by investment, with investment objectives similar to ours is 75.6%. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 32 office buildings with an aggregate purchase price of $186.9 million, using $119.1 million in purchase mortgage financing. These buildings were located in Texas and Minnesota and had an aggregate of 2.1 million square feet of gross leasable office space and 267 apartment units. For more detailed information regarding acquisitions of properties by such programs over the last seven years, see Table VI contained in
Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

DISTRIBUTION REINVESTMENT AND AUTOMATIC PURCHASE PLAN

        The following information should be read in conjunction with the "Summary of Distribution Reinvestment Plan" section on page 79 of the prospectus:

     INVESTMENT OF DISTRIBUTIONS

        Investors who elect to participate in our distribution reinvestment plan generally are required to have the full amount of their cash distributions from us reinvested pursuant to the plan. However, our general partners have the sole discretion, upon the request of an investor, to accommodate an investor's request for less than all of the investor's units to be subject to participation in the plan.

     AUTOMATIC PURCHASES OF UNITS

        After your initial purchase of units, you may elect to purchase additional units of our limited partnership interest through our distribution reinvestment and automatic purchase plan. The automatic purchase feature of this plan allows investors to make cash investments of $25 or more through their checking, savings or other bank account at regular intervals selected by the investor. You may elect to invest the specified amount twice monthly, monthly, quarterly, semiannually or annually. Attached to this supplement is our revised form of distribution reinvestment and automatic purchase plan, which replaces the form of the plan attached as Exhibit D to the prospectus.

     ELECTION TO PARTICIPATE OR TERMINATE PARTICIPATION

        You may elect to participate in our distribution reinvestment and automatic purchase plan by making a written election to participate on your subscription agreement at the time you subscribe for units. You may elect to participate in either the distribution reinvestment feature of the plan, the automatic purchase feature of the plan, or both. Residents of Ohio are not eligible to participate in the distribution reinvestment feature of the plan. If you do not elect to participate in the plan at the time of your initial investment, you may do so at any time by delivering to Behringer Securities LP, our dealer manager, a completed authorization form or other written authorization required by Behringer Securities. Participation in the distribution reinvestment feature of the plan will commence with the next distribution payable after receipt of the participant's notice, provided it is received at least ten days prior to the last day of the month to which the distribution relates. Participation in the automatic purchase feature of the plan will commence with the date selected by the participant for the first automatic purchase, provided that such date is at least ten days after receipt of the election notice.

        To withdraw from participation in our distribution reinvestment and automatic purchase plan, or to modify the amount, timing or other terms of automatic purchases under the plan, you must provide written notice to Behringer Securities. A withdrawal from participation in the distribution reinvestment feature of the plan will be effective with respect to distributions for the month in which the notice is received only if the notice is received at least ten days prior to the end of such month. A withdrawal from or modification of participation in the automatic purchase feature of the plan will be effective as of the date selected by the investor in the withdrawal or modification notice, provided that such date is at least ten days after receipt of such notice.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis should be read in conjunction with our accompanying financial statements and the notes thereto:

     CRITICAL ACCOUNTING POLICIES AND ESTIMATES

        Management's discussion and analysis of financial condition and results of operation are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis, we will evaluate these estimates. These estimates will be based on management's historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates. As we were in the development stage as of December 31, 2003, there were no critical accounting policies in existence at that time. We acquired our first investment in real estate in February 2004. Therefore, purchase price allocation will be the most critical accounting policy for us in the first quarter of 2004 and therefore has been described below.

        PURCHASE PRICE ALLOCATIONS

        Upon the acquisition of real estate properties, we will allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets. Identified intangible assets may consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.

        The fair value of the tangible assets acquired, consisting of land and buildings, will be determined by valuing the property as if it were vacant, and the "as-if-vacant" value will then be allocated to land and buildings based on management's determination of the relative fair value of these assets. Management's estimates of value will be made using discounted cash flow analyses or similar methods. Factors considered by management in its analysis will include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. Management will also consider information obtained about each property as a result of pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

        We will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. The fair value of above-market and below-market leases will be recorded by us as intangible assets and amortized as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired will be further allocated to in-place lease values, in-place tenant improvements and tenant relationships based on management's evaluation of the specific characteristics of each tenant's lease and our overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values will include the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

        We will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of tenant relationship intangibles will be amortized to expense over the initial term and any assumed renewal periods, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

     RESULTS OF OPERATIONS

        As of December 31, 2003, we had not yet commenced operations. Although we received and accepted subscriptions for a minimum of $1,500,000 pursuant to the offering of our limited partnership units on September 16, 2003, there were no real estate acquisitions in 2003. Our first real estate acquisition occurred with the purchase of the Woodall Rodgers Property on February 11, 2004.

        Results of operations for the year ended December 31, 2003 consist primarily of the following:

        General and administrative expense of $112,789 includes a full year of corporate overhead and administrative start-up expenses.

        Interest income of $3,608 includes a full year of interest income on funds held by us.

        There were no start-up expenses or interest income on funds held by us in 2002.

     CASH FLOW ANALYSIS

        We had not commenced operations as of December 31, 2003. Therefore, cash flows in 2003 are not necessarily comparable to other periods. In 2003, we used cash of $69,884 in operations, primarily due to the net loss incurred in 2003, partially offset by changes in current assets and liabilities. There were no investing activities in 2003. The cash flows from financing activities were $4,641,850 in 2003 and result primarily from the issuance of partnership units, net of offering costs, of $4,591,404.

     LIQUIDITY AND CAPITAL RESOURCES

        Our cash and cash equivalents were $4,572,566 at December 31, 2003. In February 2004, we acquired the Woodall Rodgers Property in Dallas, Texas for a purchase price of $10,300,000 plus preliminary closing costs of approximately $588,580. We used an interim financing mortgage note of $3,600,000 with Benchmark Bank to pay a portion of the purchase price and paid the remaining purchase price from proceeds of the offering of our limited partnership units.

        The timing and amount of cash to be distributed to our limited partners will be determined by the General Partners and will be dependent on a number of factors, including funds available for payment of distributions, financial condition and capital expenditures.

        Our principal demands for funds will be for property acquisitions, either directly or through investment interests, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness. Generally, cash needs for items other than property acquisitions and mortgage loan investments are expected to be met from operations, and cash needs for property acquisitions are expected be met from the offering of our limited partnership units. However, there may be a delay between the sale of our units and our purchase of properties and mortgage loan investments, which could result in a delay in the benefits to our limited partners, if any, of returns generated from our operations. We expect that at least 84.2% of the money that limited partners invest in the offering of our limited partnership units will be used to buy real estate, make or invest in mortgage loans or make other investments and approximately 0.8% of the gross proceeds of the offering will be set aside as initial working capital reserves for such properties. The remaining 15.0% will be used to pay expenses and fees for selling commissions and dealer manager fees, organization and offering expenses, acquisition and advisory fees and acquisition expenses. The General Partners will evaluate potential property acquisitions and mortgage loan investments and will engage in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a contract for the purchase of a property is executed, the property generally will not be purchased until the successful completion of due diligence. During this period, we may decide to temporarily invest any unused proceeds from the offering of our limited partnership units in investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

        On September 16, 2003, we satisfied the minimum offering requirement of $1,500,000 established for the offering of our limited partnership units. Subscription proceeds are held in escrow until investors are admitted as limited partners. We intend to continue to admit new limited partners at least monthly. At that time, subscription proceeds are released to us from escrow and utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions and other organization and offering expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments. Amounts associated with non-admitted subscriptions are reflected in "Restricted cash" and "Subscriptions for limited partnership units" on our balance sheets.

        We expect to meet our future short-term operating liquidity requirements through net cash provided by the operations of properties to be acquired in the future. Management also expects that our properties will generate sufficient cash flow to cover operating expenses and the payment of a monthly distribution. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

     OFF-BALANCE SHEET ARRANGEMENTS

        We have no off-balance sheet arrangements that are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

     DISCLOSURE OF CONTRACTUAL OBLIGATIONS

        We had no contractual obligations as of December 31, 2003. In February 2004, we incurred obligations with the acquisition of the Woodall Rodgers Property. Those obligations are (1) an interim mortgage financing note payable to Benchmark Bank for $3,600,000 maturing on August 9, 2004; and (2) an assumed ground lease with an initial 99 year term that expires September 30, 2097, with total estimated rent due over the term of the lease of approximately $74,500,000.

     NEW ACCOUNTING PRONOUNCEMENTS

        FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" was issued in January 2003. In December 2003, FIN No. 46R was issued, which replaced FIN No. 46 and clarified ARB No. 51. This FIN requires the consolidation of results of variable interest entities in which we are deemed to be the primary beneficiary, as defined. The adoption of FIN No. 46R did not have a material effect on the financial condition, results of operations, or liquidity of us. Interests in entities acquired or created after December 31, 2003 will be evaluated based on FIN No. 46R criteria.

     INFLATION

        The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. The majority of our leases will contain inflation protection provisions applicable to reimbursement billings for common area maintenance charges, real estate tax and insurance reimbursements on a per square foot basis, or in some cases, annual reimbursement of operating expenses above a certain per square foot allowance.

UNIT REDEMPTION PROGRAM

        The following information replaces the information in third paragraph of the section of our prospectus under the heading "Summary of Partnership Agreement - Unit Redemption Program" beginning on page 87 of the prospectus:

        In addition, and subject to the conditions and limitations described below, we will redeem units upon the death of a limited partner who is a natural person, including units held by such limited partner through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the limited partner or the recipient of the units through request or inheritance. We must receive such written notice within 180 days after the death of the limited partner. If spouses are joint registered holders of units, the request to redeem the units may be made if either of the registered holders dies. If the limited partner is not a natural person, such as a trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply.

INVESTMENT BY TAX-EXEMPT ENTITIES

        The following information should be read in conjunction with the "Investment by Tax-Exempt Entities and ERISA Considerations" section beginning on page 91 of the prospectus and the "Federal Income Tax Considerations" section beginning on page 96 of the prospectus:

     UNRELATED BUSINESS TAXABLE INCOME

        Any person who is a fiduciary of a tax-exempt entity (such as IRAs and charitable remainder trusts), except for qualified pension, profit sharing and stock bonus plans and certain educational organizations, considering an investment in our units should be aware that it is likely that certain income allocable to units owned by such tax-exempt entity will generate UBTI. This would occur in the event that any portion of our income is deemed to be UBTI, which is generally defined as income derived from (i) any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member, or (ii) "debt-financed property." Any property acquired by us will likely be acquired using debt and as such will likely constitute "debt-financed property."

        The fact that property owned by us is "debt financed property" should not cause income to qualified pension, profit sharing or stock bonus plans or tax-exempt educational organizations to constitute UBTI. It is possible that certain income allocable to units owned by a qualified pension, profit sharing or stock bonus plan or a tax-exempt educational organization could generate UBTI. This would occur in the event that any portion of our income is deemed to be UBTI derived from any unrelated trade or business. To the extent that less than $1,000 of UBTI is generated for any tax-exempt investor, the Internal Revenue Service does not require the filing of a tax return or the payment of any tax with respect to such UBTI.

        (i)     Unrelated Trade or Business.

        To constitute an unrelated trade or business, an activity must be regularly carried on by a tax-exempt entity (or by an entity taxed as a partnership in which such an organization holds an interest) and not substantially related to the organization's tax-exempt purposes. This may occur if at any time we are deemed to be a "dealer" in real property. Although an activity may be characterized as an "unrelated trade or business" that produces UBTI, income that qualifies under one of several exclusions and that is not attributable to debt-financed property is not subject to tax as UBTI.

        Income excludable from UBTI includes: (i) dividends and interest; (ii) rents from real property; (iii) rent from personal property leased in connection with real property (provided that the amount of rent attributable to the personal property does not exceed 10% of the total rent received under the lease); and (iv) gains or losses from the sale, exchange or other disposition of property (except for inventory, property held primarily for sale to customers in the ordinary course of the trade or business and certain recapture items that had previously been used to offset earlier unrelated trade or business income). The exclusion from UBTI for rents from real property is not applicable if: (i) more than 50% of the total rents received or accrued under the lease in the real property is attributable to personal property; (ii) the determination of the amount of rent depends in whole or in part on the income or profits derived by any person from the real property leased (other than an amount based on a fixed percentage or percentages of receipts or sales); or (iii) services are rendered to the occupant primarily for the occupant's convenience and such services are in addition to those customarily rendered in connection with the rental of space for occupancy only.

        (ii)    Debt-Financed Property.

        Notwithstanding the general UBTI exclusions described above, UBTI will include income derived from real property to the extent that there is "acquisition indebtedness." In general, acquisition indebtedness is the unpaid amount of any indebtedness incurred (i) to acquire or improve property, (ii) before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and (iii) after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement. During the period that any acquisition indebtedness is outstanding, a pro rata share of the tax-exempt entity's income from the assets would be subject to tax on UBTI based on the ratio of the average outstanding principal balance of such debt over the average basis of the assets during the applicable taxable year unless the tax-exempt entity qualifies for an exemption from UBTI.

        An exception to the general debt-financed property rules exists in the case of qualified pension trusts, profit sharing and stock bonus plans and certain educational institutions and their affiliated support organizations (Qualified

Organizations). Under this exception, indebtedness incurred by a Qualified Organization in acquiring or improving real property generally will not be treated as "acquisition indebtedness" unless (i) the price for the acquisition or improvement is not a fixed amount determined as of the date of acquisition or completion of the improvement; (ii) the amount of such indebtedness or any other amount payable with respect to such indebtedness, or the time for making payment of any amount with respect to such indebtedness, depends, in whole or in part, upon any revenue, income or profits derived from such real property; (iii) the real property is leased to the seller or certain persons related to the seller;
(iv) the real property is acquired from, or is leased to, certain persons who bear a specified relationship to any such person; and (v) a person described in the preceding clause (iii) or (iv) provides financing in connection with the acquisition or improvement. In the case of real property held by an entity taxed as a partnership, this exception does not apply unless the entity meets the requirements described in the preceding clauses (i) through (v), and in addition
(i) all of the investors of such entity are Qualified Organizations, (ii) each allocation to an investor of such entity that is a qualified organization is a "Qualified Allocation" within the meaning of Section 168(h)(6) of the Internal Revenue Code of 1986, as amended (the "Code"), or (iii) the entity meets the requirements of Code Section 514(c)(9)(E). An allocation is a qualified allocation if (i) a tax-exempt entity's distributive share of each item of income, gain, loss, deduction, credit and basis remains the same during the entire period that the entity is a partner and (ii) the allocation has substantial economic effect within the meaning of Code Section 704(b)(2). A partnership meets the requirements of Code Section 514(c)(9)(E) if (i) the allocation of items to any partner that is a Qualified Organization cannot result in such partner having a share of the overall partnership income for any taxable year greater than such partner's share of the overall partnership loss for the taxable year for which such partner's loss share will be the smallest, I.E., "the fractions rule," and (ii) each allocation with respect to the partnership has substantial economic effect within the meaning of Code Section 704(b)(2).

        It is expected that we will incur indebtedness in acquiring or improving real property. Our allocations are intended to satisfy the requirements for the fractions rule; therefore, so long as any borrowing otherwise complies with the requirements described above, tax-exempt investors that are Qualified Organizations should not incur UBTI as a result of our ownership of debt-financed property. Because Qualified Organizations do not include, among other entities, IRAs, charitable remainder trusts, or any Section 501 organizations other than educational institutions described in Section 170(b)(1)(A)(ii) of the Code, investment in our units by any such non-qualified tax-exempt entity is likely to generate UBTI. As such, investment in our units is generally not a suitable investment for such non-qualified tax-exempt entities.

        Our general partners intend to make investments that will not generate income that is UBTI to Qualified Organizations. However, Qualified Organizations should carefully consider the possibility of UBTI and the impact it might have on their overall investment criteria and performance.

IMPACT OF RECENTLY PASSED TAX LEGISLATION

        The following information should be read in conjunction with the "Risk Factors" section beginning on page 23 of the prospectus and the "Federal Income Tax Considerations" section beginning on page 96 of the prospectus:

        Congress has recently passed major federal tax legislation. One of the changes reduced the tax rate to recipients of dividends paid by corporations to individuals to a maximum of 15%. The tax changes did not, however, reduce the corporate tax rates. Therefore, the maximum corporate tax rate of 35% has not been affected. Even with the reduction of the rate on dividends received by individuals, the combined maximum corporate federal tax rate is 44.75% and with the effect of state income taxes can exceed 50%.

        Although partnerships continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would make a limited partnership structure a less advantageous organizational form for investment in real estate, or that it could become more advantageous for a limited partnership to elect to be taxed for federal income tax purposes as a corporation or a REIT. Pursuant to our partnership agreement, our general partners have the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect to cause us to be taxed as a corporation or to qualify as a REIT for federal income tax purposes. Our general partners have the authority under our partnership agreement to make these elections without the necessity of obtaining the approval of our limited partners. In addition, our general partners have the authority to amend our partnership agreement without the consent of limited partners in order to facilitate our operations so as to be able to qualify us as a REIT, corporation or other tax status that they elect for us.

REALLOWANCE OF DEALER MANAGER FEE

        The following information should be read in conjunction with the "Plan of Distribution--Compensation We Will Pay for the Sale of Our Units" section beginning on page 115 of the prospectus:

        Although Behringer Securities, our dealer manager, may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to participating broker-dealers as marketing fees and due diligence expense reimbursement, Behringer Securities will not reallow any dealer manager fees for sales made under the distribution reinvestment feature of our distribution reinvestment and automatic purchase plan.

VOLUME DISCOUNTS

        The following information should be read in conjunction with the "Plan of Distribution--Volume Discounts" section beginning on page 119 of the prospectus:

        In connection with volume sales made to investors in our units, investors may request in writing to aggregate subscriptions, including subscriptions to other public real estate programs also sponsored by our general partners or their affiliates, as part of a combined order for purposes of determining the number of units purchased, provided that any aggregate group of subscriptions must be submitted simultaneously from the same broker-dealer, including our dealer manager.

EXPERTS

        The following information replaces the information in the "Experts" section beginning on page 127 of the prospectus:

        The financial statements as of December 31, 2003 and 2002 and for the year ended December 31, 2003 and the period from September 20, 2002 (date of inception) through December 31, 2002 and cumulatively for the period from September 20, 2002 (date of inception) through December 31, 2003 included in this prospectus supplement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The Statement of Revenues and Certain Expenses for the year ended December 31, 2003 of the Woodall Rodgers Property included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PRIOR PERFORMANCE TABLES

        The prior performance tables dated as of September 30, 2003 attached as Exhibit A to this supplement have not been audited and replace the corresponding information in Exhibit A to the prospectus dated February 19, 2003.

PARTNERSHIP AGREEMENT

        On September 15, 2003, our general partners and our initial limited partner approved the adoption of an amended and restated partnership agreement. The amended and restated partnership agreement contains modifications to our original partnership agreement (i) to help ensure that our allocations satisfy the requirements for the "fractions rule," (ii) to provide us with the flexibility to purchase unimproved property to the extent permitted under the NASAA Guidelines, (iii) to clarify that the limitations imposed by the NASAA Guidelines related to our borrowing of funds do not apply until the termination of our offering of units and (iv) to integrate the revisions to the partnership agreement contained in the first amendment to the partnership agreement, which eliminated any prohibition on our ability to own co-tenancy or tenancy in common interests in property in which the management is not under our direct or indirect control and became effective on June 2, 2003. Prospective investors should study our amended and restated partnership agreement carefully before making any investment decision to purchase our units. A copy of our amended and restated partnership agreement is attached to this supplement as an addendum to Exhibit B to our prospectus.

SUBSCRIPTION AGREEMENT

        Attached to this supplement is a revised form of subscription agreement (Exhibit C to the prospectus) for investors to use when subscribing to purchase our units of limited partnership interest. We have modified the subscription agreement to request additional information from investors that will assist us in administering the subscription process.


                                         INDEX TO FINANCIAL STATEMENTS

                                                                                                         PAGE
                                                                                                         ----
Behringer Harvard Short-Term Opportunity Fund I LP Financial Statements

         Report of Independent Registered Public Accounting Firm                                          F-2

         Balance Sheets as of December 31, 2003 and 2002                                                  F-3

         Statements of Operations for the Year ended December 31, 2003 and the periods from
           September 20, 2002 (date of inception) through December 31, 2003 and 2002                      F-4

         Statements of Partners' Capital for the Year ended December 31, 2003 and the period
           from September 20, 2002 (date of inception) through December 31, 2003 and 2002                 F-5

         Statements of Cash Flows for the Year ended December 31, 2003 and the periods
           from September 20, 2002 (date of inception) through December 31, 2003 and 2002                 F-6

         Notes to Financial Statements                                                                    F-7

Woodall Rodgers Property

     Audited Financial Statements of Business Acquired

         Report of Independent Auditors                                                                   F-13

         Statements of Revenues and Certain Expenses for the Year ended December 31, 2003                 F-14

         Notes to the Statements of Revenues and Certain Expenses                                         F-15

     Unaudited Pro Forma Financial Statements

         Unaudited Pro Forma Condensed Consolidated Financial Information                                 F-17

         Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2003                 F-18

         Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year
           ended December 31, 2003                                                                        F-19

         Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements                         F-20

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Partners of
Behringer Harvard Short-Term Opportunity Fund I LP:


In our opinion, the accompanying balance sheets and the related statements of operations, partners' capital and cash flows present fairly, in all material respects, the financial position of Behringer Harvard Short-Term Opportunity Fund I LP (the "Partnership", a development stage partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for the year ended December 31, 2003 and the period from September 20, 2002 (date of inception) through December 31, 2002 and cumulatively for the period from September 20, 2002 (date of inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 30, 2004


                             BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                                  (A DEVELOPMENT STAGE TEXAS PARTNERSHIP)
                                               BALANCE SHEETS


                                                                         DECEMBER 31,         DECEMBER 31,
                                                                             2003                 2002
                                                                         ------------         ------------
ASSETS
                 Cash and cash equivalents                               $  4,572,566         $        600
                 Restricted cash                                                4,314                  --
                 Prepaid expenses and other assets                             31,590                  --
                                                                         ------------         ------------
TOTAL ASSETS                                                             $  4,608,470         $        600
                                                                         ============         ============

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
                 Accounts payable                                        $     11,062         $        --
                 Payables to affiliates                                        50,760                  --
                 Accrued liabilities                                           59,825                  --
                 Subscriptions for limited partnership units                    4,000                  --
                                                                         ------------         ------------
TOTAL LIABILITIES                                                             125,647                  --

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL
                 Limited partners - 11,000,000 units authorized;
                    522,219 and 0 units issued and outstanding
                    as of December 31, 2003 and 2002, respectively          4,482,335                  100
                 General partners                                                 488                  500
                                                                         ------------         ------------
TOTAL PARTNERS' CAPITAL                                                     4,482,823                  600
                                                                         ------------         ------------


TOTAL LIABILITIES AND PARTNERS' CAPITAL                                  $  4,608,470         $        600
                                                                         ============         ============

                                     SEE NOTES TO FINANCIAL STATEMENTS.


                                   BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                                         (A DEVELOPMENT STAGE TEXAS PARTNERSHIP)
                                                STATEMENTS OF OPERATIONS


                                                                           FROM INCEPTION           FROM INCEPTION
                                                     YEAR               (SEPTEMBER 20, 2002)     (SEPTEMBER 20, 2002)
                                                     ENDED                    THROUGH                   THROUGH
                                               DECEMBER 31, 2003         DECEMBER 31, 2003         DECEMBER 31,2002
                                           ------------------------    ---------------------   ------------------------
TOTAL REVENUES                              $                    -      $                 -     $                    -

EXPENSES
             General and administrative                    112,789                  112,789                          -
                                           ------------------------    ---------------------   ------------------------
TOTAL EXPENSES                                             112,789                  112,789                          -

OTHER INCOME
             Interest income                                 3,608                    3,608                          -
                                           ------------------------    ---------------------   ------------------------
TOTAL OTHER INCOME                                           3,608                    3,608                          -
                                           ------------------------    ---------------------   ------------------------
NET LOSS                                    $             (109,181)     $          (109,181)    $                    -
                                           ========================    =====================   ========================


ALLOCATION OF NET LOSS:
Net loss allocated to general partners      $                  (12)     $               (12)    $                    -
                                           ========================    =====================   ========================

Net loss allocated to limited partners      $             (109,169)     $          (109,169)    $                    -
                                           ========================    =====================   ========================

WEIGHTED AVERAGE NUMBER OF LIMITED
     PARTNERSHIP UNITS OUTSTANDING                          92,143                   71,863                          -
                                           ========================    =====================   ========================

LOSS PER LIMITED PARTNERSHIP UNIT           $                (1.18)     $             (1.52)    $                    -
                                           ========================    =====================   ========================

                                           SEE NOTES TO FINANCIAL STATEMENTS.


                                     BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                                           (A DEVELOPMENT STAGE TEXAS PARTNERSHIP)
                                               STATEMENTS OF PARTNERS' CAPITAL


                                                    General Partners               Limited Partners
                                              ----------------------------      ----------------------------
                                                                Losses                            Losses
                                                              Accumulated                       Accumulated
                                                              During the                        During the
                                                              Development                       Development
                                              Contributions      Stage          Contributions      Stage          Total
                                              -------------  -------------      -------------  -------------  -------------
Beginning balance on September 20, 2002       $          -   $          -       $           -  $          -   $          -

Capital contributions on
   September 20, 2002                                  500                                100             -            600
                                              -------------  -------------      -------------  -------------  -------------

Balance as of December 31, 2002                        500              -                 100             -            600
                                              -------------  -------------      -------------  -------------  -------------

Issuance of units of limited
   partnership interest, net                             -                          4,591,404                    4,591,404

Net loss                                                              (12)                         (109,169)      (109,181)
                                              -------------  -------------      -------------  -------------  -------------

Balance as of December 31, 2003               $        500   $        (12)      $   4,591,504  $   (109,169)  $  4,482,823
                                              =============  =============      =============  =============  =============

                                           SEE NOTES TO FINANCIAL STATEMENTS.


                                         BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                                               (A DEVELOPMENT STAGE TEXAS PARTNERSHIP)
                                                      STATEMENTS OF CASH FLOWS


                                                                                  FROM INCEPTION              FROM INCEPTION
                                                            YEAR               (SEPTEMBER 20, 2002)        (SEPTEMBER 20, 2002)
                                                            ENDED                     THROUGH                     THROUGH
                                                      DECEMBER 31, 2003          DECEMBER 31, 2003           DECEMBER 31, 2002
                                                   ------------------------  --------------------------  --------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                           $              (109,181)  $                (109,181)  $                       -
Adjustments to reconcile net loss to
   net cash flows used in operating activities
Change in prepaid expenses and other assets                        (31,590)                    (31,590)                          -
Change in accounts payable                                          11,062                      11,062                           -
Change in accrued liabilities                                       59,825                      59,825                           -
                                                   ------------------------  --------------------------  --------------------------
CASH USED IN OPERATING ACTIVITIES                                  (69,884)                    (69,884)                          -
                                                   ------------------------  --------------------------  --------------------------


CASH FLOWS FROM INVESTING ACTIVITIES                                     -                           -                           -
                                                   ------------------------  --------------------------  --------------------------


CASH FLOWS FROM FINANCING ACTIVITIES
General partners' contributions                                          -                         500                         500
Limited partners' contributions                                  5,188,202                   5,188,302                         100
Offering costs                                                    (596,798)                   (596,798)                          -
Change in limited partners' subscriptions                            4,000                       4,000                           -
Change in restricted cash                                           (4,314)                     (4,314)                          -
Change in payables to affiliates                                    50,760                      50,760                           -
                                                   ------------------------  --------------------------  --------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                            4,641,850                   4,642,450                         600
                                                   ------------------------  --------------------------  --------------------------

Net change in cash and cash equivalents                          4,571,966                   4,572,566                         600
Cash and cash equivalents at beginning of period                       600                           -                           -
                                                   ------------------------  --------------------------  --------------------------
Cash and cash equivalents at end of period          $            4,572,566    $              4,572,566    $                    600
                                                   ========================  ==========================  ==========================


                                                 SEE NOTES TO FINANCIAL STATEMENTS.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                          NOTES TO FINANCIAL STATEMENTS


1.      BUSINESS AND ORGANIZATION

     BUSINESS

        Behringer Harvard Short-Term Opportunity Fund I LP (the "Partnership") is a limited partnership formed in Texas on July 30, 2002. The general partners of the Partnership are Behringer Harvard Advisors II LP ("Behringer Advisors II") and Robert M. Behringer (the "General Partners"). The Partnership was funded through capital contributions from its General Partners and initial limited partner on September 20, 2002 (date of inception) and is currently offering its limited partnership units pursuant to the public offering which commenced on February 19, 2003 ("the Offering") and is described below. The Partnership intends to use the proceeds from the Offering, after deducting offering expenses, primarily to acquire income-producing properties.

        The Partnership plans to be opportunistic in its acquisitions of properties. Properties may be acquired in market that are depressed or overbuilt with the anticipation that these properties will increase in value as the markets recover. Properties may also be acquired and repositioned by seeking to improve the property and tenant quality and thereby increase lease revenues. Many of the markets where the Partnership will acquire properties may have low barriers to entry. However, the Partnership is not limited to such type investments. The Partnership will consider investments in all types of commercial properties, including office buildings, shopping centers, business and industrial parks, manufacturing facilities, apartment buildings, warehouses and distribution facilities if the General Partners determine that it would be advantageous to do so. Investments may also include commercial properties that are not preleased to such tenants or in other types of commercial properties, such as hotels or motels. However, the Partnership will not actively engage in the business of operating hotels, motels or similar properties.

        The Partnership may purchase properties that have been constructed and have operating histories, are newly constructed or are under development or construction. An advisory board has been established to provide the General Partners with advice and guidance with respect to (i) the identification of assets for acquisition; (ii) general economic and market conditions, general business principles, specific business principles relating to the Partnership's business plan; (iii) inroads to establishing beneficial strategic partners, customers, and suppliers; (iv) opportunities within and related to the industry; and (v) other assistance as may be determined by the General Partners or their representatives from time to time. The Partnership Agreement provides that it will continue in existence until the earlier of December 31, 2017 or termination of the Partnership by written consent of all the Partners.

     ORGANIZATION

        On February 19, 2003, the Partnership commenced the Offering of up to 10,000,000 units of limited partnership interest to be offered at a price of $10 per unit pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933. The Registration Statement also covers up to 1,000,000 units available pursuant to the Partnership's distribution reinvestment plan at $10 per unit.

        On September 16, 2003, the Partnership satisfied the minimum offering requirement of $1,500,000 established for its Offering and accepted subscriptions for 159,784 partnership units, from which gross proceeds of $1,590,884 were distributed to the Partnership. In addition, special escrow accounts were established for subscriptions from residents of New York, Nebraska and Pennsylvania. The minimum offering requirement of $2,500,000 for the New York escrow account was satisfied on October 16, 2003 and the Partnership accepted subscriptions from the New York residents on that date. The minimum offering requirement of $5,500,000 for Nebraska and Pennsylvania was satisfied on January 2, 2004 and the Partnership accepted subscriptions from residents of these two states on that date. All additional subscription proceeds will be held in escrow until investors are admitted as limited partners. The Partnership intends to admit new investors at least monthly. At that time, subscription proceeds may be released to the Partnership from escrow and utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds will be held in short-term, liquid investments.

        As of December 31, 2003, the Partnership was in the development stage and had not commenced real estate operations. On February 11, 2004, the Partnership commenced operations with its acquisition of a property in Dallas, Texas.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and (ii) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

        Cash and cash equivalents consist of cash on hand and highly liquid investments purchased with original maturities of three months or less. Short-term investments are stated at cost, which approximates fair value, and consists of investments in money market accounts.

     RESTRICTED CASH

        Subscription proceeds are held in escrow until investors are admitted as limited partners. The Partnership admits new limited partners at least monthly. Upon acceptance of limited partners, partnership units are issued and subscription proceeds are released to the Partnership from escrow. Subscription proceeds may then be utilized as consideration for investments and the payment or reimbursement of dealer manager fees, selling commissions, organization and offering expenses and operating expenses. Until required for such purposes, net offering proceeds are held in short-term, liquid investments.

     PURCHASE PRICE ALLOCATIONS

        Upon the acquisition of real estate properties, the Partnership will allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, and identified intangible assets. Identified intangible assets may consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.

        The fair value of the tangible assets acquired, consisting of land and buildings, will be determined by valuing the property as if it were vacant, and the "as-if-vacant" value will then be allocated to land and buildings based on management's determination of the relative fair value of these assets. Management's estimates of value are made using discounted cash flow analyses or similar methods. Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. Management also considers information obtained about each property as a result of pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

        The Partnership will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. The fair value of above-market and below-market leases will be recorded by the Partnership as intangible assets and amortized as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired will be further allocated to in-place lease values, in-place tenant improvements and tenant relationships based on management's evaluation of the specific characteristics of each tenant's lease and the Partnership's overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values will include the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant's credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

        The Partnership will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of tenant relationship intangibles are amortized to expense over the initial term and any assumed renewal periods, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

     DEFERRED PROJECT COSTS

        The General Partner will be paid an acquisition and advisory fee of 3.0% of the contract price of each investment. In addition, the Partnership will reimburse its General Partners for investment acquisition expenses in an amount of up to 0.5% of the contract price of the Partnership's investments. Pending such reimbursement, the General Partners will fund all such expenses and the General Partners will bear such expense to the extent they exceed 0.5% of the contract price of the Partnership's investments. These costs will be capitalized to real estate assets, either directly or through contributions to joint ventures.

     DEFERRED OFFERING COSTS

        The General Partner funds all of the organization and offering costs on the Partnership's behalf and are reimbursed for such organization and offering costs up to 2.5% of the cumulative capital raised by the Partnership in its current public offering. Organization and offering costs include items such as legal and accounting fees, marketing, promotional and printing costs, and specifically exclude selling commissions and dealer manager fees. The Partnership is required to repay the General Partners, at an amount equal to the lesser of 2.5% of cumulative capital raised or actual costs incurred by third parties less previous reimbursements paid to the General Partners. All offering costs are recorded as an offset to partners' capital, and all organization costs are recorded as an expense at the time the Partnership becomes liable for the payment of these amounts.

     CASH FLOW DISTRIBUTIONS

        Net cash distributions, as defined in the Partnership Agreement, are to be distributed to the partners as follows:

        a) To the limited partners, on a per unit basis, until each of such limited partners has received distributions of net cash from operations with respect to such fiscal year, or applicable portion thereof, equal to ten percent (10.0%) per annum of their net capital contribution;
        b) Then to the limited partners, on a per unit basis, until each limited partner has received or has been deemed to have received one hundred percent (100.0%) of their capital contribution; and
        c) Thereafter, eighty-five percent (85.0%) to the limited partners, on a per unit basis, and fifteen percent (15.0%) to the General Partners to be apportioned in such percentages as they may from time to time agree upon among themselves.

        Other limitations of allocated or received distributions are defined within the Partnership Agreement.

     INCOME (LOSS) ALLOCATIONS

        Net income for each applicable accounting period shall be allocated to the Partners as follows:

        a) To the Partners to the extent of and in proportion to allocations of net loss as noted below; and
        b) Then, so as to cause the capital accounts of all Partners to permit liquidating distributions to be made in the same manner and priority as set forth in the Partnership Agreement with respect to net cash distributions.

        Net loss for each applicable accounting period shall be allocated to the Partners as follows:

        a) To the Partners having positive balances in their capital accounts (in proportion to the aggregate positive balances in all capital accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and
        b) Then, eighty-five percent (85.0%) to the limited partners and fifteen percent (15.0%) to the General Partners to be apportioned in such percentages as they may from time to time agree upon among themselves.

     INCOME TAXES

        The Partnership is not a taxpaying entity and, accordingly, records no income taxes. The Partners are individually responsible for reporting their share of the Partnership's taxable income or loss on their income tax returns.

        Certain transactions of the Partnership may be subject to accounting methods for income tax purposes which differ from the accounting methods used in preparing these financial statements in accordance with generally accepted accounting principles. Accordingly, the net income or loss of the Partnership and the resulting balances in the Partners' capital accounts reported for income tax purposes may differ from the balances reported for those same items in the accompanying financial statements.

     CONCENTRATION OF CREDIT RISK

        At December 31, 2003, the Partnership had cash and cash equivalents and restricted cash on deposit in four financial institutions in excess of federally insured levels. The Partnership regularly monitors the financial stability of these financial institutions and believes that it is not exposed to any significant credit risk.

     NEW ACCOUNTING PRONOUNCEMENTS

        FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51" was issued in January 2003. In December 2003, FIN No. 46R was issued, which replaced FIN No. 46 and clarified ARB 51. This FIN requires the consolidation of results of variable interest entities in which the Partnership is deemed to be the primary beneficiary, as defined. As of December 31, 2003, the Partnership did not own an interest in a variable interest entity and the adoption of FIN No. 46R did not have a material effect on the financial condition, results of operations, or liquidity of the Partnership. Interests in entities acquired or created after December 31, 2003 will be evaluated based on FIN No. 46R criteria.

3.      PARTNERS' CAPITAL

        The Partnership Agreement includes a unit redemption program. Limited partners who have held their units for a least one year may receive the benefit of limited liquidity by presenting for redemption all or a portion of their units to the Partnership at any time in accordance with the procedures described below. At that time, the Partnership may, subject to the conditions and limitations below, redeem the units presented for redemption for cash to the extent that sufficient funds from operations are available to fund such redemption. The purchase price for the redeemed units for the period beginning after a limited partner has held the units for a period of one year and ending after the first three full fiscal years following termination of the Offering will generally be the lesser of (1) $8.50 per unit or (2) the price the limited partner actually paid for the units. Thereafter, the purchase price will be the lesser of (1) 90.0% of the fair value per unit, or (2) the price the limited partner actually paid for the units. The fair value utilized for purposes of establishing the purchase price per unit will be the estimated value of units determined annually for ERISA purposes. The fair value will be based on annual appraisals of the Partnership's properties performed by the General Partners and not by an independent appraiser. The General Partners will, however, obtain annually an opinion of an independent third party that its estimate of the fair value of each unit for such year is reasonable and was prepared in accordance with appropriate methods for valuing real estate. The General Partners reserve the right in their sole discretion at any time and from time to time to (1) waive the one-year holding period in the event of the death or bankruptcy of a limited partner or other exigent circumstances, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend and/or reestablish the unit redemption program. In addition, for redemptions of units upon the death of a limited partner, the purchase price for units until after the first three full fiscal years following termination of the Offering will be equal to the price the limited partner actually paid for the units. Thereafter, the purchase price will be the fair value of the units as determined by estimated unit valuations. Under the terms of the plan, during any calendar year the Partnership will not redeem in excess of 3.0% of the weighted average number of units outstanding during the prior calendar year. In addition, the General Partners will determine whether the Partnership has sufficient cash from operations to repurchase units, and such purchases will generally be limited to 1.0% of operating cash flow for the previous fiscal year plus proceeds of the Partnership's distribution reinvestment plan.

4.      GENERAL AND ADMINISTRATIVE EXPENSES

        General and administrative expenses for the year ended December 31, 2003 consisted of the following:

                Auditing expense                  $        42,767
                Transfer agent fees                        25,918
                D & O insurance                            15,795
                Tax preparation fees                       15,750
                Advisory board fees                         9,000
                Other                                       3,559
                                                 -----------------
                                                  $       112,789
                                                 =================

        Of the $112,789 of general and administrative expenses incurred in the year ended December 31, 2003, $895 was paid to Behringer Harvard Advisors II for organizational expenses.

5.      RELATED PARTY ARRANGEMENTS

        The General Partners and certain of their affiliates receive fees and compensation in connection with the Offering, and will receive fees and compensation in connection with the acquisition, management and sale of the assets of the Partnership.

        Behringer Securities LP ("Behringer Securities"), the affiliated dealer manager, receives commissions of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, up to 2.5% of gross proceeds before reallowance to participating broker-dealers is paid to Behringer Securities as a dealer manager fee; except that this dealer manager fee will be reduced to 1.0% of the gross proceeds of purchases made pursuant to the Partnership's distribution reinvestment plan. Behringer Securities reallows all of its commissions of up to 7.0% of gross offering proceeds to participating broker-dealers and may reallow a portion of its dealer manager fee of up to 1.5% of the gross offering proceeds to be paid to such participating broker-dealers as marketing fees, including bona fide conference fees incurred, and due diligence expense reimbursement. In 2003, Behringer Securities commissions and dealer manager fees totaled $331,563 and $129,705, respectively and were capitalized as offering costs in "Additional paid-in capital" on the Partnership's balance sheet.

        Behringer Advisors II, a general partner of and advisor to the Partnership, or its affiliates may receive up to 2.5% of gross offering proceeds for reimbursement of organization and offering expenses. As of December 31, 2003, $1,023,295 of organization and offering expenses had been incurred by Behringer Advisors II on behalf of the Partnership, of which $129,705 had been reimbursed by the Partnership and the balance of $893,590 will be reimbursed at a rate of 2.5% of future equity raised. Of the $129,705 of organization and offering costs reimbursed by the Partnership through December 31, 2003, $128,810 was capitalized as offering costs in "Additional paid-in capital" on the Partnership's balance sheet and $895 was expensed as organizational costs. Behringer Advisors II or its affiliates determine the amount of organization and offering expenses owed, based on specific invoice identification as well as an allocation of costs to the Partnership, Behringer Harvard Mid-Term Value Enhancement Fund I LP and Behringer Harvard REIT I, Inc., affiliates of the Partnership, based on anticipated respective equity offering sizes of those entities. Behringer Advisors II or its affiliates will receive acquisition and advisory fees of up to 3.0% of the contract purchase price of each asset for the acquisition, development or construction of real property or, with respect to any mortgage loan, up to 3.0% of the funds advanced for the making or purchase of a mortgage loan. Behringer Advisors II or its affiliates may also receive up to 0.5% of the contract purchase price of each asset or, with respect to the making or purchase of a mortgage loan, up to 0.5% of the funds advanced, for reimbursement of expenses related to making investments. The Partnership made no investments in 2003, and consequently, Behringer Advisors II received no acquisition and advisory fees or reimbursements for related expenses.

        For the management and leasing of its properties, the Partnership pays HPT Management, its property manager, property management and leasing fees equal to the lesser of: (A) the amounts charged by unaffiliated persons rendering comparable services in the same geographic area or (B)(1) for commercial properties that are not leased on a long-term net lease basis, 4.5% of gross revenues, plus separate leasing fees of up to 1.5% of gross revenues based upon the customary leasing fees applicable to the geographic location of the properties, and (2) in the case of commercial properties that are leased on a long-term (10 or more years) net lease basis, 1.0% of gross revenues plus a one-time initial leasing fee of 3.0% of gross revenues payable over the first five years of the lease term. The Partnership will reimburse the costs and expenses incurred by HPT Management on the Partnership's behalf, including the wages and salaries and other employee-related expenses of all on-site employees of HPT Management who are engaged in the operation, management, maintenance and leasing or access control of Partnership properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties. The Partnership did not pay any property management and leasing fees in the year ended December 31, 2003.

        The Partnership will pay Behringer Advisors II or its affiliates an annual advisor asset management fee of 0.5% of aggregate asset value. Any portion of the asset management fee may be deferred and paid in a subsequent year. In 2003, the Partnership paid no such fees to Behringer Advisors II.

        The Partnership distributes to its General Partners a share of net cash from operations, a 15% distribution after the limited partners have received distributions equal to their net capital contributions plus an 10.0% annual cumulative (noncompounded) return on their net capital contributions; provided, however, that in no event will the General Partners receive more than 10.0% of cash available for distribution.

        In connection with the sale of the properties of the Partnership, the Partnership will pay to the General Partners or their affiliates a real estate commission in an amount not exceeding the lesser of: (A) 50.0% of the reasonable, customary and competitive real estate brokerage commissions customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (B) 3.0% of the gross sales price of each property, subordinated to distributions to Limited Partners from the sale proceeds of an amount which, together with prior distributions to the Limited Partners, will equal (1) 100.0% of their capital contributions plus (2) a 10.0% annual cumulative (noncompounded) return of their net capital contributions. Subordinated real estate commissions that are not payable at the date of sale, because Limited Partners have not yet received their required minimum distributions, will be deferred and paid at such time as these subordination conditions have been satisfied. In addition, after the limited partners have received a return of their net capital contributions and a 10.0% annual cumulative (noncompounded) return on their net capital contributions, then the General Partners are entitled to receive 15.0% of the remaining residual proceeds available for distribution (a subordinated participation in net sale proceeds and distributions); provided, however, that in no event will the General Partners receive in the aggregate more than 15.0% of sale proceeds remaining after the limited partners have received a return of their net capital contributions.

        The Partnership is dependent on Behringer Advisors II, Behringer Securities and HPT Management for certain services that are essential to the Partnership, including the sale of the Partnership's shares of limited partnership units, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities. In the event that these companies were unable to provide the respective services to the Partnership, the Partnership would be required to obtain such services from other sources.

6.      INCOME TAX BASIS NET INCOME

        The Partnership's income tax basis net income for the year ended December 31, 2003 is recalculated as follows:

                Net loss for financial statement purposes          $  (109,181)

                Start-up and organizational costs expensed
                   for financial reporting purposes and
                   capitalized and expensed over 5 years for
                   income tax purposes                                 112,789
                                                                   -----------

                Net income for income tax purposes                 $     3,608
                                                                   ===========

7.      QUARTERLY FINANCIAL DATA (UNAUDITED)

        The following table presents selected unaudited quarterly financial data for each full quarter during the year ended December 31, 2003. There is no data to present for the year ended December 31, 2002.

                                      2003 Quarters Ended
                  -------------------------------------------------------------
                    March 31       June 30      September 30     December 31
                  -------------------------------------------------------------

        Revenues    $      -       $     -      $          -     $         -
        Net loss    $      -       $     -      $    (31,654)    $   (77,527)

8.      SUBSEQUENT EVENTS

        On February 11, 2004 the Partnership acquired a five-story office building (the "Woodall Rodgers Building") containing approximately 74,090 rentable square feet and a bank drive-thru (the "Bank Building"), both located on approximately 1.7 acres subject to a ground lease that expires in 2097 (the "Improved Property"). The Partnership also acquired approximately 1.6 acres of undeveloped land adjoining the Improved Property (the "Development Property," and together with the Improved Property, the "Woodall Rodgers Property") located in Dallas, Texas. The purchase price of the Woodall Rodgers Property was $10,300,000 plus preliminary closing costs of approximately $588,580. The Partnership used an interim financing mortgage note of $3,600,000 with Benchmark Bank to pay a portion of the purchase price and paid the remaining purchase price from proceeds of the Partnership's offering of its partnership units to the public. The Woodall Rodgers Property is held by Behringer Harvard Woodall Rodgers LP (the "Woodall Rodgers LP"), in which Behringer Harvard Woodall Rodgers GP, LLC, a wholly owned subsidiary of the Partnership, is the general partner, the Partnership is the Class A Limited Partner and PRG Realty Partners, Ltd ("PRG") is the Class B Limited Partner.

        On the Date of Acquisition, PRG was paid a $100,000 acquisition and due diligence fee. PRG also has the non-exclusive right to present potential buyers of the property to the Woodall Rodgers LP, and if PRG presents a buyer that purchases the property or any portion thereof, the Woodall Rodgers LP is to pay PRG a market rate disposition fee.

        The General Partners have announced their intention to initiate a distribution to the Partnership's limited partners at an annual rate of 6.0% per year to initially be paid on or about April 30, 2004.

                         REPORT OF INDEPENDENT AUDITORS



To the Partners of
  Behringer Harvard Short-Term Opportunity Fund I, LP:

In our opinion, the Statement of Revenues and Certain Expenses presents fairly, in all material respects, the revenues and certain expenses of the Woodall Rodgers Property (the "Property") for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Property's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit of the Statement of Revenues and Certain Expenses provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with certain rules and regulations of the Securities and Exchange Commission as described in Note 1 to the Statement of Revenues and Certain Expenses, and is not intended to be a complete presentation of the revenues and expenses of the Property.




/s/ PricewaterhouseCoopers LLP


Dallas, Texas
April 14, 2004

                            WOODALL RODGERS PROPERTY
                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2003


Revenues:
    Rental income                                           $        1,381,780
    Other income                                                       153,810
                                                            -------------------

        Total revenues                                               1,535,590
                                                            -------------------

Expenses:
    Maintenance and service contracts                                  120,340
    Utilities                                                          158,390
    Management fees                                                    140,436
    Administrative                                                      91,541
    Property taxes and insurance                                       224,850
    Ground lease expense                                               305,496
                                                            -------------------

        Total expenses                                               1,041,053
                                                            -------------------

Revenues in excess of certain expenses                      $          494,537
                                                            -------------------


         The accompanying notes are an integral part of this statement.

                            WOODALL RODGERS PROPERTY
             NOTES TO THE STATEMENT OF REVENUES AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2003

1.      BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        On February 11, 2004, Behringer Harvard Short-Term Opportunity Fund I LP, (the "Partnership") acquired a five-story office building (the "Woodall Rodgers Building"), containing approximately 74,090 rentable square feet (unaudited) and a free-standing single-story bank office building with drive-through lanes (the "Bank Building"), both located on approximately 1.7 acres (unaudited) subject to a ground lease that expires in 2097 (the "Improved Property"). The Partnership also acquired
        1.6 acres (unaudited) of undeveloped land adjoining the Improved Property (the "Development Property" and together with the Improved Property, the "Woodall Rodgers Property") located in Dallas, Texas. The contract purchase price of Woodall Rodgers Property was $10,300,000, excluding closing costs. The Statement of Revenues and Certain Expenses presents the operations of the Woodall Rodgers Property for the year ended December 31, 2003.

        The accompanying statements have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K of the Partnership. The statements are not intended to be a complete presentation of the revenues and expenses of the Property for the year ended December 31, 2003 as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of the Property have been excluded.

        REVENUE RECOGNITION

        Tenant leases are accounted for as operating leases. Rental revenue includes minimum rents. Other income consists of recoveries of certain operating expenses, parking and other income. Additional rents from recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred.

        ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.      LEASES

        The minimum future rentals of tenant leases based on noncancelable operating leases held as of December 31, 2003 are as follows:

                2004                                 $       1,414,532
                2005                                         1,344,463
                2006                                         1,137,018
                2007                                           805,742
                2008                                           756,372
                Thereafter                                     509,652
                                                     ------------------

                        Total                        $       5,967,779
                                                     ------------------

3.      MAJOR TENANTS

        The following presents rental revenue from tenants who individually represent more than 10% of the Woodall Rogers Property's total rental revenue for the year ended December 31, 2003:

                                                            2003
                                                     ------------------

                Republic Title                       $          352,606
                Bank One, N.A.                                  260,000
                SFI of Delaware LLC                             162,827
                The Mullen Company                              140,721

4.      GROUND LEASE

        The Woodall Rodgers Property is subject to a ground lease that expires in 2097, with rent escalations due after June 30, 2004 and every eight years thereafter through 2092. The rent escalations are based on a formula and are subject to maximum monthly payments. The future minimum payments, excluding any future rent escalations, under the ground lease are as follows:

                2004                                 $         328,422
                2005                                           351,348
                2006                                           351,348
                2007                                           351,348
                2008                                           351,348
                Thereafter                                  31,182,135
                                                     ------------------

                                                     $      32,915,949
                                                     ------------------

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        On February 19, 2003, the Partnership commenced an Offering of up to 10,000,000 units of limited partnership interests at a price of $10 per unit pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933, (the "Offering"). The Registration Statement also covers up to 1,000,000 units available to be issued at $10 per unit pursuant to the Partnership's distribution reinvestment plan. The Offering is a best efforts continuous offering that terminates no later than February 19, 2005.

        In September 2003, the Partnership made its initial acceptance of subscriptions for 159,784 partnership units, which satisfied the minimum offering requirement of $1,500,000 established for the Offering. In addition, the minimum offering requirement of $2,500,000 for the Partnership's special escrow account for New York residents was satisfied on October 16, 2003, and the Partnership accepted subscriptions from the New York residents on that date. The minimum offering requirement of $5,500,000 for the Partnership's special escrow account for Nebraska and Pennsylvania residents was satisfied on January 2, 2004, and the Partnership accepted subscriptions from residents of these two states on that date.

        On February 11, 2004, the Partnership acquired a five-story office building in Dallas, Texas containing approximately 74,090 rentable square feet and a bank drive-thru, both located on approximately 1.7 acres of land subject to a ground lease that expires in 2097 (collectively, the "Improved Property"). The Partnership also acquired approximately 1.6 acres of undeveloped land adjoining the Improved Property (the "Development Property," and together with the Improved Property, the "Woodall Rodgers Property"). The purchase price of the Woodall Rodgers Property was $10,300,000 plus closing costs of $527,216. The Partnership used an interim financing mortgage note of $3,600,000 with Benchmark Bank to pay a portion of the purchase price and paid the remaining purchase price from proceeds of the Offering.

        The Woodall Rodgers Property is held by Behringer Harvard Woodall Rodgers LP, in which Behringer Harvard Woodall Rodgers GP, LLC (the "General Partner") a wholly owned subsidiary of the Partnership is the general partner, the Partnership is the Class A Limited Partner and PRG Realty Partners, Ltd ("PRG") is the Class B Limited Partner. Distributions of cash from operations are to be made on a quarterly basis to the General Partner and the Partnership. Distributions of cash from a capital transaction are to be distributed first to the General Partner and Partnership until their capital account balances are reduced to zero, and then to the Partnership until the limited partners of the Partnership have received distributions in the aggregate resulting in an internal rate of return of 17%. The remaining balance is to be distributed 50% to the Partnership and 50% to PRG. PRG holds a $1 minority interest in the consolidated pro forma financial statements of the Partnership.

        In the opinion of management of the Partnership, all material adjustments necessary to reflect the effects of the above transactions have been made.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2003

        The following unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the Partnership had acquired the Woodall Rodgers Property as of December 31, 2003 and had accepted the actual subscriptions that were accepted between January 1, 2004 and February 1, 2004 for 516,481 limited partnership units as of December 31, 2003. This Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the Pro Forma Condensed Consolidated Statement of Operations of the Partnership and the historical financial statements and notes thereto of the Partnership as filed on Form 10-K for the year ended December 31, 2003. The Pro Forma Condensed Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Partnership completed the above transactions on December 31, 2003, nor does it purport to represent the future financial position of the Partnership.

                                                                  HISTORICAL
                                                                  AMOUNTS AS
                                                                   REPORTED          PRO FORMA                 PRO FORMA
                                                                      (A)           ADJUSTMENTS                  TOTAL
                                                                ----------------  -----------------         -----------------
ASSETS
       Land                                                     $             -   $      2,913,451  (C)     $      2,913,451
       Buildings, net                                                         -          6,270,980  (C)            6,270,980
       Real estate intangibles, net                                           -          1,642,785  (C)            1,642,785
       Cash and cash equivalents                                      4,572,566          4,553,334  (B)            2,003,255
                                                                                        (7,073,125) (C)
                                                                                           (49,520) (D)
       Restricted cash                                                    4,314             (3,000) (B)                1,314
       Prepaid expenses and other assets                                 31,590             36,170  (C)               67,760
       Financing fees                                                         -             49,520  (D)               49,520
                                                                ----------------  -----------------         -----------------
TOTAL ASSETS                                                    $     4,608,470   $      8,340,595          $     12,949,065
                                                                ================  =================         =================

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
       Accounts payable                                         $        11,062   $              -          $         11,062
       Payables to affiliates                                            50,760                  -                    50,760
       Accrued liabilities                                               59,825            190,261  (C)              250,086
       Mortgage payable                                                       -          3,600,000  (C)            3,600,000
       Subscriptions for limited partnership units                        4,000             (3,000) (B)                1,000
                                                                ----------------  -----------------         -----------------
TOTAL LIABILITIES                                                       125,647          3,787,261                 3,912,908

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL
       Limited partners - 11,000,000 units authorized;
          522,219 and 1,038,700 units issued and outstanding
          as of December 31, 2003 respectively                        4,482,335          4,553,334  (B)            9,035,669
       General partners                                                     488                  -                       488
                                                                ----------------  -----------------         -----------------
TOTAL PARTNERS' CAPITAL                                               4,482,823          4,553,334                 9,036,157
                                                                ----------------  -----------------         -----------------
TOTAL LIABILITIES AND PARTNERS' CAPITAL                         $     4,608,470   $      8,340,595          $     12,949,065
                                                                ================  =================         =================

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

        The following unaudited Pro Forma Condensed Consolidated Statement of Operations is presented as if the Partnership had acquired the Woodall Rodgers Property as of January 1, 2003 and had accepted the actual subscriptions that were accepted between January 1, 2004 and February 1, 2004 for 516,481 limited partnership units as of January 1, 2003. This Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with the Pro Forma Condensed Consolidated Balance Sheet of the Partnership and the historical financial statements and notes thereto of the Partnership as filed on Form 10-K for the year ended December 31, 2003. The Pro Forma Condensed Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual financial position would have been had the Partnership completed the above transactions on January 1, 2003, nor does it purport to represent the future operations of the Partnership.


                                                  HISTORICAL         STATEMENT OF
                                                  AMOUNTS AS         REVENUES AND          PRO FORMA           PRO FORMA
                                                   REPORTED          CERTAIN EXPENSES     ADJUSTMENTS            TOTAL
                                                      (A)                 (B)
                                                ----------------   ------------------   ---------------    -----------------
REVENUE
           Rental revenue                       $             -    $       1,381,780    $     (106,033)(G) $      1,275,747
           Other income                                       -              153,810                 -              153,810
                                                ----------------   ------------------   ---------------    -----------------
TOTAL REVENUES                                                -            1,535,590          (106,033)           1,429,557

EXPENSES
           Maintenance and service contracts                  -              120,340                 -              120,340
           Utilities                                          -              158,390                 -              158,390
           Property taxes and insurance                       -              224,850                 -              224,850
           Ground lease expense                               -              305,496                 -              305,496
           Management fees                                    -              140,436          (140,436)(E)          121,931
                                                                                                67,795 (E)
                                                                                                54,136 (F)
           General and administrative                   112,789               91,541               859 (I)          205,189
           Interest expense                                   -                    -           252,000 (C)          351,040
                                                                                                99,040 (D)
           Depreciation and amortization                      -                    -           567,020 (G)          567,020
                                                ----------------   ------------------   ---------------    -----------------
TOTAL EXPENSES                                          112,789            1,041,053           900,414            2,054,256

OTHER INCOME                                              3,608                    -                 -                3,608
                                                ----------------   ------------------   ---------------    -----------------

NET INCOME (LOSS)                               $      (109,181)   $         494,537    $   (1,006,447)    $       (621,091)
                                                ================   ==================   ===============    =================

ALLOCATION OF NET LOSS:
Net loss allocated to general partners          $           (12)   $               -    $            -     $            (68)
                                                ================   ==================   ===============    =================
Net loss allocated to limited partners          $      (109,169)   $               -    $            -     $       (621,023)
                                                ================   ==================   ===============    =================

WEIGHTED AVERAGE NUMBER OF LIMITED
   PARTNERSHIP UNITS OUTSTANDING                         92,143                    -           289,252 (H)          381,395
                                                ================   ==================   ===============    =================

LOSS PER LIMITED PARTNERSHIP UNIT               $         (1.18)   $               -    $           -      $          (1.63)
                                                ================   ==================   ===============    =================

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
    UNAUDITED NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

a. Reflects the Partnership's historical balance sheet as of December 31, 2003.

b. Reflects the acceptance of 516,481 limited partnership units as of December 31, 2003 which were actually accepted between January 1, 2004 and February 1, 2004, the last date subscriptions were accepted prior to the purchase of the Woodall Rodgers Property. Gross proceeds from the 516,481 limited partnership units were $4,840,665. The difference between gross proceeds and the net offering proceeds recorded of $4,553,334 represents broker's commissions, dealer management fees and the reimbursement of certain costs previously paid by Behringer Harvard Holdings LLC, an affiliate. Of the $287,331 of such costs, $286,472 was recorded as an offset to partners' capital and $859 was recorded as expense.

c. Reflects the acquisition of the Woodall Rodgers Property by the Partnership for $10,863,386 including the funding of prepaid assets and accounts receivable of $36,170 and assumed current liabilities and tenant's security deposits of $190,261. The acquisition was funded with $7,073,125 of cash from the Partnership's public offering, $3,600,000 of debt and the acquisition of $190,261 of current liabilities and tenant's security deposits. The Partnership allocated its purchase price to the following tangible and intangible assets and estimated the following remaining useful lives as follows:

                     DESCRIPTION                       ALLOCATION             ESTIMATED USEFUL LIFE
                     -----------                       ----------             ---------------------
         Land                                        $       2,913,451                 -
         Building                                            6,270,980              25 years
         Above/below market leases, net                        385,713             3.5 years
         Tenant improvements & leasing commissions             716,206             3.5 years
         In-place leases                                       361,279             3.5 years
         Tenant relationships                                  179,587             8.5 years
         Other assets                                           36,170                 -
                                                    ------------------
                                                     $      10,863,386
                                                    ==================

        The Partnership allocated the purchase price to the above tangible and identified intangible assets based on their fair values in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" as follows:

        Above-market and below-market in-place lease values were based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the respective leases. This analysis was performed on a lease by lease basis. The above-market and below-market in-place leases will be amortized over the term of the respective leases as an offset to rental revenue.

        The aggregate value for tenant improvements and leasing commissions were based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The tenant improvements and leasing commissions will be amortized to depreciation and amortization expense over the remaining term of the applicable lease.

        The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions, and the costs to execute similar leases. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, management included such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions. The estimates of fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as wells as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis. The values of in-place leases are amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases. The value of tenant relationships is amortized over the remaining term of the lease plus assumed renewals to depreciation and amortization expense.

        Amounts allocated to land are derived from appraisals. Amounts allocated to buildings are calculated and recorded as if the building was vacant upon purchase which was calculated as replacement cost less depreciation. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

a.      Reflects financing costs incurred in connection with obtaining the debt.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

a. Reflects the historical operations of the Partnership for the year ended December 31, 2003.

b. Reflects the historical revenues and certain expenses of the Woodall Rodgers Property for the year ended December 31, 2003.

c. Reflects the interest expense associated with the $3,600,000 debt obtained in connection with the purchase of the Woodall Rodgers Property. The debt bears interest at a rate 7.0% per annum and requires monthly payments of interest only and has an original term of six months. It is assumed that this six month debt facility would be renewed for an additional six months under similar terms for the purpose of this Pro Forma Condensed Consolidated Statement of Operations. Management of the Partnership is currently negotiating with several financial institutions regarding financing for the Woodall Rodgers Property with a term more approximating the anticipated holding period for the Woodall Rodgers Property of between three and five years.

d. Reflects the amortization of deferred financing fees associated with the $3,600,000 debt obtained in connection with the purchase of the Woodall Rodgers Property. It is assumed that this six month debt facility would be renewed for an additional six month term with fees associated with the renewal similar to the fees incurred for the original facility for the purpose of this Pro Forma Condensed Consolidated Statement of Operations.

e. Reflects the addition of property management fees associated with the management of the Woodall Rodgers Property by HPT Management Services LP, an affiliate of the Partnership, and the elimination of the historical property management fees of $140,436. HPT Management Services LP will receive 4.5% of annual gross revenues, as defined in the property management agreement.

f. Reflects asset management fees associated with the Woodall Rodgers Property. The asset is managed by HPT Management Services LP, an affiliate of the Partnership, for an annual asset management fee of 0.5% of the asset value.

g. Reflects depreciation and amortization of the Woodall Rodgers Property using the straight-line method over the estimated useful lives of the assets and liabilities.

h.      Amounts calculated as follows:

        - Issuance of units through
           February 1, 2004                                    516,481
        Less:
        - Units not utilized in the acquisition
           of the Woodall Rodgers Property                    (227,229)
                                                     ------------------
                                                               289,252
                                                     ==================

i. Reflects the expense of organization costs reimbursed to Behringer Harvard Holdings, LLC associated with the acceptance of 516,481 limited partnership units as of December 31, 2003.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES

        The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by our general partner, Robert M. Behringer, and his affiliates (Prior Real Estate Programs), most of which have investment objectives similar to Behringer Harvard Short-Term Fund I. With the exception of the Prior Real Estate Programs that have been aggregated in the following tables as the "Recreational Programs" which represents nine separate programs that invested in recreational properties, each of the other Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Behringer Harvard Short-Term Fund I intends to acquire. See "Investment Objectives and Criteria" elsewhere herein.

        Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in "Prior Performance Summary" section of this prospectus.

        Investors in Behringer Harvard Short-Term Fund I will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

        Our general partners are responsible for the acquisition, operation, maintenance and resale of the real estate properties. Robert M. Behringer is one of our general partners and our other general partner, BH Advisors II LP, is controlled by Mr. Behringer. Mr. Behringer was a general partner and/or chief executive officer of the Prior Real Estate Programs and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

        The following tables are included herein:

        Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

        Table II - Compensation to Sponsor (in Dollars)

        Table III - Annual Operating Results of Prior Real Estate Programs

        Table IV - Results of Completed Programs

        Table V - Sales or Disposals of Property

        Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which Behringer Harvard Short-Term Fund I has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

        The following are definitions of certain terms used in the Tables:

        "Acquisition Fees" means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

        "Organization Expenses" include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

        "Underwriting Fees" include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.




      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                     TABLE I
                                   (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

        This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since January 1, 1995. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of September 30, 2003.

                                       Harvard Property          Recreational                Harvard                Harvard
                                        Trust, Inc.(1)            Programs(2)          Property I, L.P.(3)    Property II, L.P.(3)
                                       ----------------       -----------------        ------------------     -------------------
Dollar amount offered                       $76,100,000(5)         $ 20,559,394(6)           $1,186,254(6)          $1,166,012(6)
                                       ================       =================        ================       ================

Dollar amount raised                   60,387,475 (79.3%)(5)  20,559,394 (100.0%)      1,186,254 (100.0%)     1,166,012 (100.0%)
                                       ----------------       -----------------        ----------------       ----------------

Less offering expenses:
   Selling commissions and discounts
     retained by affiliates                    --                     --                      --                     --
   Organizational expenses                246,563  (0.4%)             --                      --                     --
   Marketing and offering expenses      1,032,263  (1.7%)(7)          --                      --                     --
Reserve for operations                         --                     --                      --                     --

Percent available for investment       59,108,649 (97.9%)     20,559,394 (100.0%)      1,186,254 (100.0%)     1,166,012 (100.0%)
                                       ================       =================        ================       ================

Acquisition costs:
   Prepaid items and fees related
     to purchase of property
     Cash down payment(8)              56,176,180 (35.8%)      19,725,178 (38.0%)       1,176,023 (28.1%)      1,120,799 (29.7%)
     Acquisition fees(9)                  544,375  (0.3%)         463,000  (0.9%)              --                19,730   (0.5%)
     Loan costs                         1,835,419  (1.2%)         371,216  (0.7%)          10,231  (0.2%)        25,483   (0.7%)
     Proceeds from mortgage financing  98,520,000 (62.7%)(10)  31,407,459 (60.4%)(11) (113,000,000 (71.7%)(12) 2,610,000 (69.1%)(13)

Total acquisition costs(21)                $157,075,974             $51,996,853              $4,186,254             $3,776,012
                                       ================       =================        ================       ================

Percent leveraged                                  62.7%(10)               60.4%(11)               71.7%(12)              69.1%(13)

Date offering began                            11/22/95                 6/30/95                04/05/95               06/21/95

Length of offering (in months)                       27              Continuing(22)                   2                      2

Months to invest 90 percent of
   amount available for investment
   (measured from date of offering)                  27              Continuing(22)                   2                      2


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTRUE PERFORMANCE.

                                     TABLE I
                                   (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                              Harvard                                  BRP (Renner Plaza),      BRP Investments
                                        Property III, L.P.(3)   HPA Partners, L.P.            L.P.(3)                 Inc.(4)
                                        --------------------    -----------------      -------------------      ---------------
Dollar amount offered                          $1,100,000(6)           $800,000(6)           $1,326,578(6)             $58,500(6)
                                         ================        ==============        ================         ==============
Dollar amount raised                     1,100,000 (100.0%)      800,000 (100.0%)      1,326,578 (100.0%)        58,500 (100.0%)
                                         ----------------        --------------        ----------------         --------------
Less offering expenses:
   Selling commissions and discounts
     retained by affiliates                     --                      --                    --                    --
   Organizational expenses                      --                      --                    --                    --
   Marketing and offering expenses              --                      --                    --                    --
Reserve for operations                          --                      --                    --                    --

Percent available for investment         1,100,000 (100.0%)      800,000 (100.0%)      1,326,578 (100.0%)        58,500 (100.0%)
                                         ================        ==============        ================         ==============
Acquisition costs:
   Prepaid items and fees related
     to purchase of property
   Cash down payment(8)                   1,064,785 (28.8%)       704,999 (38.1%)       1,222,144 (26.7%)         58,500 (15.0%)
   Acquisition fees(9)                          --                 41,676  (4.7%)           35,500 (0.8%)           --
   Loan costs                                 35,215 (1.0%)        53,325  (3.1%)           68,934 (1.5%)           --
   Proceeds from mortgage financing       2,600,000 (70.3%)(14)   944,876 (54.3%)(15)    3,250,000(71.0%)(16)    331,500 (85.0%)(17)

Total acquisition costs(21)                    $3,700,000            $1,744,876              $4,576,578               $390,000
                                         ================        ==============        ================         ==============

Percent leveraged                                    70.3%(14)             54.2%(15)               71.0%(16)              85.0%(17)

Date offering began                              06/21/95              04/21/95                12/04/99                8/30/00

Length of offering (in months)                          2                     2                       2                      1

Months to invest 90 percent of
   amount available for
   investment (measured from date                       2                     2                       2                      1
   of offering)


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                     TABLE I
                                   (UNAUDITED)
                    EXPERIENCE IN RAISING AND INVESTING FUNDS


                                                                          6142            Behringer Partners
                                          BRP (SV), L.P.(3)        Campbell, LTD.(3)        Stemmons LP(3)
                                          ----------------         ----------------       ------------------
Dollar amount offered                           $3,051,000(6)            $240,000(6)             $401,900(6)
                                          ================         ==============         ===============
Dollar amount raised                      3,051,000 (100.0%)       240,000 (100.0%)       $401,900 (100.0%)
                                          ----------------         --------------         ---------------
Less offering expenses:
   Selling commissions anddiscounts
     retained by affiliates                      --                     --                      --
   Organizational expenses                       --                     --                      --
   Marketing and offering expenses               --                     --                      --
Reserve for operations                           --                     --                      --

Percent available for investment          3,051,000 (100.0%)       240,000 (100.0%)        401,900 (100.0%)
                                          ----------------         --------------         ---------------
Acquisition costs:
   Prepaid items and fees related
     to purchase of property
   Cash down payment(8)                    2,869,406 (32.4%)        220,687 (23.5%)         338,501 (19.5%)
   Acquisition fees(9)                         84,500 (1.0%)          19,130 (2.0%)            3,951 (0.2%)
   Loan costs                                  97,094 (1.1%)           183 --                 59,448 (3.4%)
   Proceeds from mortgage financing        5,800,000 (65.5%)(18)    700,000 (74.5%)(19)   1,330,000 (76.8%)(20)

Total acquisition costs(20)                    $ 8,851,000               $940,000              $1,731,900
                                          ================         ==============         ===============

Percent leveraged                                     65.5%(18)              74.5%(19)               76.8%(20)

Date offering began                               10/21/00               05/01/96                02/01/01

Length of offering (in months)                           2                      2                       2

Months to invest 90 percent of
   amount available for
   investment (measured from date
   of offering)                                          2                      2                       2

(1) Real estate investment trust in operation from 11/22/95 through 1/1/01 consisting of 21 commercial properties and two development parcels located in Texas and Minnesota.
(2) Represents an aggregation of properties held by nine separate programs having the investment objectives of investing in recreational properties, which is not similar to the investment objectives of Behringer Harvard Short-Term Fund I. These programs hold a total of ten income-producing properties, consisting of seven marinas and three golf facilities with locations in Texas, Florida and the U.S. Virgin Islands. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - three programs, 1996 - no programs, 1997 - one program, 1998 - one program, 1999 - two programs, 2000 - three programs, 2001 - one program, 2002 - no programs, and 2003 - no programs.

TABLE I - RECREATION/RESIDENTIAL PROGRAMS (1995-1998)
          EXPERIENCE IN RAISING AND INVESTING FUNDS
-------------------------------------------------------------------------------------------------------------------
                                             1995      %      1996      %        1997      %        1998       %
-------------------------------------------------------------------------------------------------------------------
Dollar amount offered                    $1,399,276  100.0%  $   --     --   $  549,000  100.0%  $1,300,200  100.0%
                                         ==========          ========        ==========          ==========
Dollar amount raised                      1,399,276  100.0%  $   --     --      549,000  100.0%   1,300,200  100.0%
                                         ----------          --------        ----------          ----------
Less offering expenses:
   Selling commissions and discounts           --       --       --     --         --       --         --       --
   Organizational expenses                     --       --       --     --         --       --         --       --
   Marketing support and due diligence         --       --       --     --         --       --         --       --
   Reserve for operations                      --       --       --     --         --       --         --       --
   Other                                       --                --                --                  --
                                         ----------          --------        ----------          ----------
Amount available for investment          $1,399,276  100.0%  $   --     --   $  549,000  100.0%  $1,300,200  100.0%
                                         ==========          ========        ==========          ==========
Acquisition costs:
   Cash down payment                      1,321,081   30.0%      --     --      473,341   19.5%   1,112,200  100.0%
   Acquisition fees                          40,000    0.9%      --     --       30,000    1.2%      88,000    1.0%
   Loan costs                                38,195    0.9%      --     --       45,659    1.9%     100,000    1.1%
   Proceeds from Mortgage Financing       3,000,000   68.2%      --     --    1,880,000   77.4%   7,900,000   85.9%
                                         ----------          --------        ----------          ----------
Total Acquisition costs                  $4,399,276  100.0%  $   --     --   $2,429,000  100.0%  $9,200,200  100.0%
                                         ==========          ========        ==========          ==========
-------------------------------------------------------------------------------------------------------------------
Percent leveraged (mortgage financing
   divided by total acquisition costs)        68.2%   68.2%      --     --        77.4%   77.4%       85.9%   85.9%
Date offering began                         6/30/95                            03/30/97            04/05/98
Length of offering (in months)                    2              --                   2                   2
Months to invest 90 percent of amount
   available for investment measured from         2                                   2                   2
   date of offering
-------------------------------------------------------------------------------------------------------------------


     Past performance is not necessarily indicative of future performance.

TABLE I - RECREATION/RESIDENTIAL PROGRAMS (1999-2002)
--------------------------------------------------------------------------------------------------------------------------
                                                1999        %         2000        %          2001        %        2002
--------------------------------------------------------------------------------------------------------------------------
Dollar amount offered                       $4,660,918   100.0%   $ 4,250,000   100.0%   $ 8,400,000   100.0%   $  --
                                            ==========            ===========            ===========            ---------
Dollar amount raised                         4,660,918   100.0%     4,250,000   100.0%     8,400,000   100.0%      --
                                            ----------            -----------            -----------            ---------
Less offering expenses:
   Selling commissions and discounts              --      --             --      --             --      --         --
   Organizational expenses                        --      --             --      --             --      --         --
   Marketing support and due diligence            --      --             --      --             --      --         --
   Reserve for operations                         --      --             --      --             --      --         --
   Other                                          --                     --                     --                 --
                                            ----------            -----------            -----------            ---------
Amount available for investment             $4,660,918   100.0%   $ 4,250,000   100.0%   $ 8,400,000   100.0%   $  --
                                            ==========            ===========            ===========            ---------
Acquisition costs:
   Cash down payment                         4,527,696    50.0%     4,099,510    36.6%     8,191,350    52.2%      --
   Acquisition fees                             80,000     0.9%        95,000     0.8%       130,000     0.8%      --
   Loan costs                                   53,222     0.6%        55,490     0.5%        78,650     0.5%      --
   Proceeds from Mortgage Financing          4,396,000    48.5%     6,950,000    62.1%     7,281,459    46.4%      --
                                            ----------            -----------            -----------            ---------
Total Acquisition costs                     $9,056,918   100.0%   $11,200,000   100.0%   $15,681,459   100.0%   $  --
                                            ==========            ===========            ===========            ---------
--------------------------------------------------------------------------------------------------------------------------
Percent leveraged (mortgage financing
   divided by total acquisition costs)           48.5%    48.5%         62.1%    62.1%         46.4%    46.4%      --
Date offering began                           06/21/99               01/08/00              02/19/01
Length of offering (in months)                       4                     10                     9                --
Months to invest 90 percent of amount
   available for investment measured from            4                     10                     9
   date of offering
--------------------------------------------------------------------------------------------------------------------------

TABLE I - RECREATION/RESIDENTIAL PROGRAMS (2003)
-----------------------------------------------------------------------------
                                                 2003      %         Totals
-----------------------------------------------------------------------------
Dollar amount offered                         $     --     --     $20,559,394
                                              ----------          ===========
Dollar amount raised                                --     --      20,559,394
                                              ----------
Less offering expenses:
   Selling commissions and discounts                --     --            --
   Organizational expenses                          --     --            --
   Marketing support and due diligence              --     --            --
   Reserve for operations                           --     --            --
   Other                                            --                   --
                                              ----------          -----------
Amount available for investment               $     --     --     $20,559,394
                                              ==========          ===========
Acquisition costs:
   Cash down payment                                --     --      19,725,178

   Acquisition fees                                 --     --         463,000
                                              ----------
   Loan costs                                       --     --         371,216
                                              ----------
   Proceeds from Mortgage Financing                 --     --      31,407,459
                                              ----------          -----------
Total Acquisition costs                       $     --     --     $51,966,853
                                              ==========          ===========
-----------------------------------------------------------------------------
Percent leveraged (mortgage financing
   divided by total acquisition costs)              --     --           61.0%
Date offering began
Length of offering (in months)                      --
Months to invest 90 percent of amount
   available for investment measured from
   date of offering
-----------------------------------------------------------------------------

(3)  Single asset limited partnership with asset based in Texas.
(4)  Holding company containing single land asset held for development purposes.
(5) In conjunction with the minimum stockholder requirement for a real estate investment trust and pursuant to a private placement offering commencing November 22, 1995, Harvard Property Trust, Inc. (the "Trust"), offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. The offering for the Series A Preferred shares was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Pursuant to a private placement offering commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. The offering for the Series B Preferred shares was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Pursuant to a private placement offering commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. The offering for the common shares and units was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below, the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Pursuant to a private placement offering commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. The offering for the Series C Preferred shares was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.
(6) Dollar amount offered reflects total equity required to complete acquisition which includes escrows and liabilities assumed at closing as well as closing costs, commissions and other fees payable at closing.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

(7) Amount includes cash payments for offering costs and 111,600 shares of common stock (cash value $83,745) issued in connection with the common stock offering detailed in footnote (5).
(8) Cash down payment reflects total cost of acquisition less proceeds from mortgage financing and credits received from seller at time of closing.
(9) Acquisition fees include commissions, finders fees and due diligence reimbursements paid to affiliates of the general partners.
(10) Amount includes proceeds from first mortgage financing in connection with the acquisition of certain assets valued at $65,020,000. In addition, on October 17, 1998, the Trust entered into a three-year, $40,000,000 revolving credit facility ("Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisition of additional properties.
(11) Proceeds from mortgage financing in connection with the acquisition of certain assets. The partnerships contained in the portfolio entered into several first mortgage liens secured by certain assets in the aggregate amount of $30,482,988.
(12) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,000,000.
(13) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $2,610,000.
(14) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $2,600,000.
(15) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $944,876.
(16) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,250,000.
(17) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $291,500.
(18) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $5,800,000.
(19) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $700,000.
(20) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $1,330,000.
(21) Total acquisition costs include cash down payment, acquisition fees and loan costs as well as the proceeds from mortgage financing.
(22) Program is currently active.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                    TABLE II
                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

     The following sets forth the compensation received by Robert M. Behringer, affiliates of Mr. Behringer and affiliates of BH Advisors II LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard Short-Term Fund I, with the exception of the recreational programs that have been aggregated under "Recreational Programs." All figures are as of September 30, 2003.


                                                 Harvard Property         Recreational            Harvard             Harvard
                                                    Trust, Inc.             Programs          Property I, L.P.    Property II, L.P.
                                                    -----------             --------          ----------------    -----------------
Date offering commenced                             11/22/95(2)            06/30/95(3)              04/05/95            06/07/95

Dollar amount raised                                $60,387,475         $20,559,394               $1,186,254          $1,166,012
                                                     ==========          ==========                =========           =========

Amount paid to sponsor from
   proceeds of offering:
     Underwriting fees                                       --                  --                       --                  --
     Acquisition fees
         - Real estate commissions                      544,375             463,000                       --              19,730
         - Advisory fees                                                         --                       --                  --

Total amount paid to sponsor                            544,375             463,000                       --              19,730
                                                     ==========          ==========                =========           =========

Dollar amount of cash generated (used in)
   operations before deducting payments
   to sponsor                                       $12,181,485         $21,095,856               $1,111,045          $1,083,606

Amount paid to sponsor from operations(5)
     Property management fees                         2,286,616           1,698,691                   77,325              84,251
     Partnership management fees                             --                  --                       --                  --
     Reimbursements                                          --             282,835                       --                  --
     Leasing commissions                                609,128                  --                       --                  --

Dollar amount of property sales and
refinancing
   before deducting payments to sponsor:
     Cash                                           149,921,835(6)        2,249,303                1,981,599           1,759,496
     Other                                            6,614,215(7)               --                       --                  --

Amount paid to sponsor from property
   sales and refinancing:
     Real estate commissions                            779,527                  --                       --                  --
     Financing fees                                     223,358                  --                       --                  --

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

                                        Harvard Property III,                                BRP                  BRP
                                                 L.P.            HPA Partners, L.P.   (Renner Plaza), LP  Investments, Inc.(1)
                                                 ----            ------------------   ------------------  -----------------
Date offering commenced                          06/21/95                04/21/95         12/04/99               8/30/00

Dollar amount raised                           $1,100,000              $  800,000        $1,326,578             $58,500
                                                =========               =========         =========              ======

Amount paid to sponsor from
   proceeds of offering:
     Underwriting fees                                 --                      --                --                  --
     Acquisition fees
         - Real estate commissions                     --                  41,676            35,500                  --
         - Advisory fees                               --                      --           140,000(4)               --
                                                  -------           -------------                               -------

Total amount paid to sponsor                           --                  41,676           175,500                  --
                                                  =======             ===========        ==========             =======

Dollar amount of cash generated (used
   in) operations before deducting
   payments to sponsor                         $1,519,520              $1,281,305        $2,282,759                  --

Amount paid to sponsor from
   operations(5)
     Property management fees                     109,931                 161,034           129,618                  --
     Partnership management fees                       --                      --                --                  --
     Reimbursements                                    --                      --                --                  --
     Leasing commissions                               --                      --                --                  --

Dollar amount of property sales and
   refinancing before deducting
payments to sponsor:
     Cash                                       1,451,481                      --                --                  --
     Other                                             --                      --                --                  --

Amount paid to sponsor from property
   sales and refinancing:
     Real estate commissions                      110,200                  43,500                --                  --
     Financing fees                                    --                      --                --                  --

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR


                                                                                       Behringer Partners
                                           BRP (SV), L.P.       6142 CAMPBELL, LTD.       STEMMONS LP
                                           --------------       -------------------       -----------
Date offering commenced                           10/21/00             05/01/96               02/02/01

Dollar amount raised                            $3,051,000             $240,000               $401,900
                                                 =========              =======                =======

Amount paid to sponsor from
   proceeds of offering:
     Underwriting fees                                  --                   --                     --
     Acquisition fees
         - Real estate commissions                  84,500                   --                     --
         - Advisory fees                                --                   --                     --

Total amount paid to sponsor                        84,500                   --                     --
                                                 =========           ==========               ========

Dollar amount of cash generated (used
   in) operations before deducting
   payments to sponsor                          $1,710,753             $181,990                $34,845

Amount paid to sponsor from
operations(5)
     Property management fees                      126,431               10,618                  1,200
     Partnership management fees                        --                   --                     --
     Reimbursements                                     --                   --                     --
     Leasing commissions                                --                   --                     --

Dollar amount of property sales and
   refinancing before deducting
   payments to sponsor:
     Cash                                               --              415,048                939,519
     Other                                              --                   --                     --

Amount paid to sponsor from property
   sales and refinancing:
     Real estate commissions                            --                   --                     --
     Financing fees                                     --                   --                     --

(1) Holding company containing single land asset held for development purposes only. No operating activity or sponsor compensation associated with this property.

                      (Additional footnotes on next page)

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

(2) Initial offering commenced 11/22/95 followed by three separate offerings through 12/31/98. See Table I, footnote (5) for a more detailed description of offerings. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995-three programs, 1996-no programs, 1997-one program, 1998-one program, 1999-two programs, 2000-three programs, 2001-one program, 2002-no programs, and 2003 - no programs.

TABLE II - COMPENSATION TO SPONSOR (1995 - 1999)

Date offering commenced                                           1995         1996         1997         1998         1999
                                                               --------------------------------------------------------------
Dollar amount raised                                           $1,399,276   $       --   $  549,000   $1,300,200   $4,660,918
                                                               ==========   ==========   ==========   ==========   ==========
Amount paid to sponsor from proceeds of offering:
  Underwriting fees                                                    --           --           --           --           --
  Acquisition fees
     Real estate commissions                                       40,000           --       30,000       88,000       80,000
     Advisory fees                                                     --           --           --           --           --
                                                               ----------   ----------   ----------   ----------   ----------
Total amount paid to sponsor                                       40,000           --       30,000       88,000       80,000
-----------------------------------------------------------------------------------------------------------------------------

Dollar amount of cash generated from (used in) operations
  before deducting payments to sponsor:                            95,972      497,635      622,729    1,136,002    1,871,743
-----------------------------------------------------------------------------------------------------------------------------

Amount paid to sponsor from operations
  Property management fees                                          5,957       32,399       44,766      114,080      118,208
  Partnership management fees                                          --           --           --           --           --
  Reimbursements                                                    9,000       21,735       36,000       36,000       45,600
  Leasing commissions                                                  --           --           --           --           --
-----------------------------------------------------------------------------------------------------------------------------

Dollar amount of property sales and refinancing before
  deducting payments to sponsor:
  Cash                                                                 --           --           --           --    1,249,303
  Other                                                                --           --           --           --           --
Amount paid to sponsors from property sales and refinancing:
  Real estate commissions                                              --           --           --           --           --
  Financing fees                                                       --           --           --           --           --
  Other                                                                --           --           --           --           --
-----------------------------------------------------------------------------------------------------------------------------

TABLE II - COMPENSATION TO SPONSOR (2000-2003)
                                                                                                           THROUGH
Date offering commenced                                            2000         2001           2002        9/30/03       TOTALS
                                                               -------------------------------------------------------------------

Dollar amount raised                                           $ 4,250,000   $ 8,400,000    $       --   $        --   $20,559,394
                                                               ===========   ===========    ==========   ===========   ===========
Amount paid to sponsor from proceeds of offering:
  Underwriting fees                                                     --            --            --            --            --
  Acquisition fees
     Real estate commissions                                        95,000       130,000            --            --       463,000
     Advisory fees                                                      --            --            --            --            --
                                                               -----------   -----------    ----------   -----------   -----------
Total amount paid to sponsor                                        95,000       130,000            --            --       463,000
----------------------------------------------------------------------------------------------------------------------------------

Dollar amount of cash generated from (used in)
  operations before deducting payments to sponsor:               2,460,761     4,663,510     5,394,571     4,353,113    21,095,856
----------------------------------------------------------------------------------------------------------------------------------

Amount paid to sponsor from operations
  Property management fees                                         251,667       438,271       378,636       305,803     1,649,492
  Partnership management fees                                           --            --                          --            --
  Reimbursements                                                    55,200        42,400        49,200        36,900       332,035
  Leasing commissions                                                   --            --                          --            --
----------------------------------------------------------------------------------------------------------------------------------

Dollar amount of property sales and refinancing before
  deducting payments  to sponsor:
  Cash                                                                  --            --            --     1,000,000     2,292,803
  Other                                                                 --            --            --            --            --
Amount paid to sponsors from property sales and refinancing:
  Real estate commissions                                               --            --            --            --            --
  Financing fees                                                        --            --            --            --            --
  Other                                                                 --            --            --            --            --
----------------------------------------------------------------------------------------------------------------------------------

(3) Initial offering for first recreational program commenced June 30, 1995, followed by eight additional recreational program offerings, each commensurate with the purchase of property.
(4) Amount paid to sponsor for negotiating new ten-year lease with tenant in connection with the acquisition of the property.
(5) An affiliate of sponsor provides management services for certain properties acquired in the respective programs. With the exception of the Recreational Programs, management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to the Recreational Programs, the marinas are managed by an affiliate of the sponsor for a fee not to exceed 8.0% of operating cash flow and the golf properties are managed by a third party for total fees not to exceed 25.0% of operating cash flow.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

(6) Amount includes $68,677,064 of borrowings under mortgages and refinancing of certain of those mortgages. In addition, amount also includes proceeds of $33,500,000 from draws on Credit Facility in connection with the acquisition of 5 properties. See Table V, footnote (16) for a detailed description of the borrowing activity under the Credit Facility. Amount also includes $47,744,771 of cash generated from property sales net of closing costs and repayment of borrowings secured by the assets sold.
(7) Non-cash distribution recognized in conjunction with the transfer of ownership of the four remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT/PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote
     (5) for a more detailed description of the liquidating trust.











     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

     The following sets forth the compensation received by affiliates of Robert
M. Behringer, affiliates of Mr. Behringer and affiliates of BH Advisors II LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs, the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard Short-Term Fund I, with the exception of the recreational programs which have been aggregated under "Recreational Programs."

                                              HARVARD PROPERTY TRUST, INC.

                                                             1995            1996                 1997                1998
                                                             ----            ----                 ----                ----
Gross revenue                                             $     199       $   953,977          $6,093,101        $21,168,338

Profit on sale of properties                                     --                --                  --            135,610(2)

Less:  Operating expenses                                        --           440,476           2,750,593          9,944,353
     Interest expense                                            --           322,907           2,149,221          5,578,734(12)
     Depreciation and amortization                               --           155,092             874,566          3,108,470
                                                                           ----------          ----------          ---------

Net income - GAAP basis                                         199             7,253(6)          188,060 (6)      2,672,391(6)
                                                          =========        ==========          ==========          =========

Taxable income
     - from operations                                       (1,099)            5,009             114,950          1,761,910
     - from gain on sale                                         --             9,206                  --            139,496

Cash generated from operations                                   --           (17,579)            100,058          4,984,340
Cash generated from sales(7)                                     --                --                  --          3,228,568
Cash generated from financing / refinancing                      --         7,775,000(8)       39,245,000(8)      43,400,000(9)
                                                                            ---------          ----------         ----------
Total cash generated from operations, sales and
refinancing                                                      --         7,757,421          39,345,058         51,612,908
                                                                           ==========          ==========          =========

Less:  Cash distributions to investors
     - from operating cash flow                                  --           41,316              313,107          2,173,135
     - from sales and refinancing                                --                --                  --                 --

Cash generated (deficiency) after cash distributions             --         7,716,105          39,031,951         49,439,773
                                                                           ==========          ==========          =========

Less: Special items (not including sales and
refinancing)
     Contributions from preferred stockholders               13,200         2,277,652(13)       2,229,500(13)     46,000,000(14)
     Contributions from common stockholders                  37,500                --           5,139,623                 --
     Contributions from note holders                         75,000           (75,000)          4,615,000 (15)    (4,615,000)(15)
     Payment of interest on loan                                 --           322,907           2,149,221          5,578,734(12)
     Acquisition of land and buildings                           --         9,440,524          47,598,431         87,292,381
     Amortization of principal on loans                          --            29,472             224,819          2,077,560
     Other                                                       --                --             365,751(16)      1,507,591(17)
                                                                                               ----------          ---------

Cash generated (deficiency) after cash distributions
and special items                                           125,700           448,761           2,827,073            (52,759)
                                                          =========        ==========          ==========          =========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
     - from operations                                           (9)                2                   8                 32
     - from recapture                                            --                --                  --                 --

Capital gain (loss)                                              --                 4                  --                  3

Cash distributions to investors
     Source (on GAAP basis)
     -  from investment income                                   --                --                   8                 39
     -  from return of capital                                   --                18                  14                 --
                                                          ---------        ----------          ----------          ---------

Total distributions on GAAP basis                                --                18                  22                 39
                                                          ---------        ==========          ==========         ==========

     Source (on cash basis)
     - from operations                                           --                18                  22                 39
     - from sales                                                --                --                  --                 --
     - from refinancing                                          --                --                  --                 --
                                                          ---------         ---------           ---------           --------

Total distributions on cash basis                                --                18                  22                 39
                                                          =========        ==========          ==========          =========
Amount (in percentage terms) remaining invested in
program properties at the end of last year
reported in table                                              0.2%              3.9%               23.7%              92.2%

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                    TABLE III
                                   (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                      HARVARD PROPERTY TRUST, INC. (CONT'D)


                                                                  1999                 2000               2001 (1)
                                                                  ----                 ----               ----
Gross revenue                                                  $22,149,294         $10,128,602                 --

Profit on sale of properties                                     8,780,171 (3)       5,295,948 (4)      2,055,933 (5)

Less:  Operating expenses                                       10,692,036           5,460,051                 --
     Interest expense                                            5,922,366 (6)       3,088,777                 --
     Depreciation and amortization                               3,582,740           2,605,625                 --
                                                               -----------         -----------        -----------

Net income - GAAP basis                                         10,782,718 (7)       3,880,087 (7)      2,055,933 (7)
                                                               ===========         ===========        ===========

Taxable income
     -  from operation                                           1,617,237            (429,977)                --
     -  from gain on sale                                        8,195,759           2,552,143                 --

Cash generated from operations                                   5,534,892           1,579,774                 --

Cash generated from sales(8)                                    41,531,197           2,976,696                 --

Cash generated from financing / refinancing                      8,495,717 (11)      3,261,347 (12)            --
                                                               -----------         -----------        -----------

Total cash generated from operations, sales and refinancing     55,561,806           7,817,817                 --
                                                               ===========         ===========        ===========

Less:  Cash distributions to investors
     - from operating cash flow                                 10,025,186           2,180,029                 --
     - from sales and refinancing                               41,086,659           5,365,929          1,000,000

Cash generated (deficiency) after cash distributions             4,449,961             271,859         (1,000,000)
                                                               ===========         ===========        ===========

Less:  Special items (not including sales and refinancing)
     Contributions from preferred stockholders                          --                  --                 --
     Contributions from common stockholders                             --                  --                 --
     Contributions from note holders                                    --                  --                 --
     Payment of interest on loan                                 5,922,366 (6)       3,088,777                 --
     Acquisition of land and buildings                           8,100,000                  --                 --
     Amortization of principal on loans                            481,557             178,924                 --
     Other                                                              --                  --          6,614,215(18)
                                                               -----------         -----------        -----------

Cash generated (deficiency) after cash distributions
   and special items                                            (4,131,596)             92,935         (1,000,000)
                                                               ===========         ===========        ===========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     -  from operations                                                 29                 (44)                --
     -  from recapture                                                  --                  --                 --

Capital gain (loss)                                                    147                 263                 --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                           92                 242                223
     - from return of capital                                          826                 536                 --
                                                               -----------         -----------        -----------

Total distributions on GAAP basis                                      918                 778                223
                                                               ===========         ===========        -----------

Source (on cash basis)
     - from operations                                                 165                 135                 --
     - from sales                                                      746                 307                223
     - from refinancing                                                  7                 336                 --
                                                               -----------         -----------        -----------

Total distributions on cash basis(19)                                  918                 778                223
                                                               ===========         ===========        ===========

Amount (in percentage terms) remaining invested in
program  properties at the end of last year
reported in table                                                    92.2%                16.1%               --

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

(1)  No activity for 2001. Program ended January 1, 2001.
(2) Amount represents gain recognized in connection with the sale of the Park 96 and Centerport land parcels.
(3) Amount represents gain recognized in connection with the sale of the Meridian, Parkside, 812 San Antonio, Gleneagles, Rosedale, Atrium Quadrant, Clarke, Superior, Capitol and Willow Creek properties.
(4) Amount represents gain recognized in connection with the sale of the North Hampton and Lake Calhoun properties.
(5) Non-cash gain recognized in conjunction with the transfer of ownership on January 1, 2001 of the 4 remaining properties to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust. Amount presented on a tax basis. There is no adjustment required for GAAP.
(6)  Amount includes interest paid on funds drawn on Credit Facility.
(7)  Net income amounts presented net of minority interest in partnerships.
(8) Cash generated from sales net of closing costs and repayment of mortgage or Credit Facility liens. See Table I, footnote (10) for a description of the Credit Facility.
(9)  Proceeds from initial mortgages placed on new acquisitions.
(10) Amount includes $25,400,000 drawn on the Credit Facility and proceeds of $18,000,000 from initial mortgages placed on the Harvard Property Rosedale acquisition.
(11) Amount includes $8,100,000 drawn on the Credit Facility and proceeds of $395,717 from the refinance of the HPT/PMD partnership asset.
(12) Proceeds from refinance of the Metrocrest and University Plaza properties.
(13) Proceeds raised in connection with the Series B Preferred Stock offering dated January 26, 1996.
(14) Proceeds raised in connection with the Series C Preferred Stock offering dated March 10, 1998.
(15) Pursuant to a private placement offering commencing June 1, 1997, Harvard Property Trust, Inc. (the "Trust") sold $4,615,000 of 9.0% subordinated promissory notes with attached warrants to purchase common shares. In conjunction with the proceeds raised in a private placement offering commencing March 10, 1998, the Trust retired the subordinated promissory notes for $4,615,000.
(16) Amount includes $330,751 for payments of offering costs.
(17) Amount includes $217,767 for payments of offering costs, $889,824 for payment of fees in connection with the closing of the $40,000,000 revolving Credit Facility and $400,000 for the repurchase of outstanding warrants in connection with the redemption of the subordinated promissory notes detailed in footnote (15).
(18) Non-cash distribution recognized in conjunction with the transfer of ownership on January 1, 2001 of the four remaining properties, Metrocrest, Sam Houston, University Plaza and Provident, to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote
     (5) for a more detailed description of the transaction regarding the liquidating trust.
(19) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.


     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                            RECREATIONAL PROGRAMS(1)


                                                                   1995          1996          1997         1998          1999
                                                                   ----          ----          ----         ----          ----
Gross revenue                                                   $307,879     $1,218,947    $1,500,559    $2,701,988   $3,599,934

Profit on sale of properties                                          --             --            --            --           --

Interest income                                                    1,672         24,474        20,918        19,157       12,168

Less:  Operating expenses                                        212,087        721,312       877,830     1,565,986    1,728,191
   Interest expense                                              100,220        273,258       400,498       810,658    1,195,523
   Depreciation and amortization                                  74,726        209,593       233,515       383,191      648,375
                                                                --------     ----------    ----------    ----------   ----------

Net income - GAAP basis                                          (77,482)        39,258         9,634       (38,690)      40,013
                                                                =========    ==========    ==========    ===========  ==========

Taxable income
   - from operation                                              (66,439)      (242,610)     (214,468)      (34,404)     (47,083)
   - from gain on sale                                                --             --            --            --           --

Cash generated from operations                                    95,792        497,635       622,729     1,136,002    1,871,743
Cash generated from sales                                             --             --            --            --           --
Cash generated from refinancing                                       --             --            --            --    1,249,303
                                                                --------     ----------    ----------    ----------   ----------
Total cash generated from operations, sales and refinancing       95,792        497,635       622,729     1,136,002    3,121,046
                                                                ========     ==========    ==========    ==========   ==========

Less:  Cash distributions to investors
   - from operating cash flow                                         --        176,694       149,310       365,382      886,531
   - from sales and refinancing                                       --             --            --            --    1,249,303(2)

Cash generated (deficiency) after cash distributions
                                                                  95,792        320,941       473,419       770,620      985,212
                                                                ========     ==========    ==========    ==========   ==========

Less: Special items (not including sales and refinancing)
   Limited partners' capital contributions                            --             --            --            --           --
   General partners' capital contributions                            --             --            --            --           --
   Payment of interest on loan                                   100,220        273,258       400,498       810,658    1,195,523
   Acquisition of land and buildings                                  --             --            --            --           --
   Increase in other assets                                           --             --            --            --           --
   Other                                                              --             --            --                         --
                                                                --------     ----------    ----------    ----------   ----------

Cash generated (deficiency) after cash
   distributions and special items                                (4,428)        47,683        72,921       (40,038)    (210,311)
                                                                ========     ==========    ==========    ==========   ==========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
   -  from operations                                                (47)          (173)         (110)          (11)          (6)
   -  from recapture                                                  --             --            --            --           --

Capital gain (loss)                                                   --             --            --            --           --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                           --            126            77           112          112
   - from return of capital                                           --             --            --            --          158
                                                                --------     ----------    ----------    ----------   ----------
Total distributions on GAAP basis                                     --            126            77           112          270
                                                                ========     ==========    ==========    ==========   ==========

   Source (on cash basis)
   - from operations                                                  --            126            77           112          112
   - from sales                                                       --             --            --            --           --
   - from refinancing                                                 --             --            --            --          158
                                                                --------     ----------    ----------    ----------   ----------
Total distributions on cash basis                                     --            126            77           112          270
                                                                ========     ==========    ==========    ==========   ==========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table             8.2%           8.2%         13.3%         31.5%        46.3%

(1) Represents an aggregation of the results of nine separate programs having the investment objective of acquiring recreational properties, which is not similar to the investment objectives of Behringer Harvard Short-Term Fund I.
(2) Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.
(3)  Proceeds from investors in the Golf Centers of Texas properties.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                        RECREATIONAL PROGRAMS(1) (CONT'D)

                                                                                                                  Through
                                                                        2000          2001            2002         9/30/03
                                                                        ----          ----            ----         -------
Gross revenue                                                        $7,854,438   $10,372,199     $17,162,300    $13,771,283

Profit on sale of properties                                                 --            --              --             --

Interest income                                                          19,883        91,883          22,531         21,825

Less:  Operating expenses                                             5,393,777     5,708,689      11,767,729      9,418,170
   Interest expense                                                   1,836,656     2,518,792       2,514,687      1,759,315
   Depreciation and amortization                                        962,095     2,009,576       2,421,403      1,683,952
                                                                     ----------   -----------     -----------    -----------

Net income - GAAP basis                                                (318,207)      227,025         481,012        931,671
                                                                     ==========   ===========     ===========    ===========

Taxable income
   - from operation                                                  (1,057,682)     (403,490)       (413,168)            --
   - from gain on sale                                                       --            --              --             --

Cash generated from operations                                        2,460,761     4,663,510       5,394,571      4,353,113
Cash generated from sales                                                    --            --              --      1,000,000
Cash generated from refinancing                                              --            --              --             --
                                                                     ----------   -----------     -----------    -----------
Total cash generated from operations, sales and refinancing           2,460,761     4,663,510       5,394,571      5,353,113
                                                                     ==========   ===========     ===========    ===========

Less:  Cash distributions to investors
   - from operating cash flow                                           581,000     1,562,531       2,628,375      1,595,312
   - from sales and refinancing                                              --            --              --        950,000

Cash generated (deficiency) after cash distributions                  1,879,761     3,100,979       2,766,196      2,807,801
                                                                     ==========   ===========     ===========    ===========

Less:  Special items (not including sales
   and refinancing)
   Limited partners' capital contributions                              506,040(3)         --              --             --
   General partners' capital contributions                                   --       275,000              --             --
   Payment of interest on loan                                        1,836,656     2,518,792       2,514,687      1,759,315
   Acquisition of land and buildings                                         --            --              --             --
   Increase in other assets                                                  --            --              --             --
   Other                                                                     --            --              --             --
                                                                     ----------   -----------     -----------    -----------

Cash generated (deficiency) after cash distributions
and special items                                                       549,145       857,187         251,509      1,048,486
                                                                     ==========   ===========     ===========    ===========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
   -  from operations                                                       (81)          (21)            (21)            --
   -  from recapture                                                         --            --              --             --

Capital gain (loss)                                                          --            --              --             --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                                  44            81             136             83
   - from return of capital                                                  --            --              --             52
                                                                     ----------   -----------     -----------    -----------
Total distributions on GAAP basis                                            44            81             136            134
                                                                     ==========   ===========     ===========    ===========

   Source (on cash basis)
   - from operations                                                         44            81             136             83
   - from sales                                                              --            --              --             52
   - from refinancing                                                        --            --              --             --
                                                                     ----------   -----------     -----------    -----------
Total distributions on cash basis                                            44            81             136            134
                                                                     ==========   ===========     ===========    ===========
Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   72.8%        100.0%            100%           100%

(1) Represents an aggregation of the results of nine separate programs having the investment objective of acquiring recreational properties, which is not similar to the investment objectives of Behringer Harvard Short-Term Fund I.
(2) Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.
(3)  Proceeds from investors in the Golf Centers of Texas properties.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                           HARVARD PROPERTY I, L.P.(1)


                                                                  1995              1996              1997
                                                                  ----              ----              ----
Gross revenue                                                    $443,251          $772,511      $   789,432

Profit on sale of properties                                           --                --        1,162,827

Interest income                                                        --                --               --

Less:  Operating expenses                                         175,487           333,001          385,661
     Interest expense                                             162,612           269,280          239,660
     Depreciation and amortization                                 49,464            88,737           82,085
                                                                 --------          --------      -----------

Net income - GAAP basis                                            55,688            81,493        1,244,853
                                                                 ========          ========        =========

Taxable income
     -  from operation                                             59,221            77,993           56,980
     -  from gain on sale                                              --                --        1,183,219

Cash generated from operations                                    267,764           439,510          403,771

Cash generated from sales                                              --                --        1,981,599

Cash generated from refinancing                                        --                --               --

Total cash generated from operations, sales and refinancing       267,764           439,510        2,385,370
                                                                 ========          ========        =========

Less:  Cash distributions to investors
     - from operating cash flow                                    45,591           234,794          326,648
     - from sales and refinancing                                      --                --        1,982,000

Cash generated (deficiency) after cash distributions              222,173           204,716           76,722
                                                                 ========          ========      ===========

Less:  Special items (not including sales and refinancing)
     Limited partners' capital contributions                           --                --               --
     General partners' capital contributions                           --                --               --
     Payment of interest on loan                                  162,612           269,280          239,660
     Acquisition of land and buildings                                 --                --               --
     Increase in other assets                                          --                --               --
     Other                                                             --                --               --

Cash generated (deficiency) after cash distributions
   and special items                                               59,561           (64,564)        (162,938)
                                                                =========          =========        =========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                                 53                69               48
     - from recapture                                                  --               ---               --

Capital gain (loss)                                                    --                --              997

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                          38               198              946
     - from return of capital                                          --                --            1,000

Total distributions on GAAP basis                                      38               198            1,946
                                                                =========         =========        =========

     Source (on cash basis)
     - from operations                                                 38               198              275
     - from sales                                                      --                --            1,671
     - from refinancing                                                --                --               --

Total distributions on cash basis                                      38               198            1,946
                                                                =========         =========        =========

Amount (in percentage terms) remaining invested in
   program properties at the end of last year report in table       100.0%             100.0%            --

(1)  Property sold and program ended in 1997.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                          HARVARD PROPERTY II, L.P.(1)


                                                                    1995              1996              1997            1998
                                                                    ----              ----              ----            ----
Gross Revenue                                                     $311,533         $743,717           $774,827       $ 383,309

Profit on sale of properties                                            --               --                 --         777,952

Interest income                                                      5,321            5,120              2,548           1,774

Less:  Operating expenses                                          145,314          400,866            374,444         209,152
     Interest expense                                               96,285          230,187            224,808         109,915
     Depreciation and amortization                                  25,964           62,663             62,663          32,856
                                                                 ---------        ---------          ---------       ---------

Net income - GAAP basis                                             49,291           55,121            115,460         811,112
                                                                 =========        =========          =========       =========

Taxable income
     -  from operation                                              28,988           (7,015)            53,681          (4,539)
     -  from gain on sale                                               --               --                 --         944,227

Cash generated from operations                                     166,219          342,851            400,379         174,157

Cash generated from sales                                               --               --                 --       1,848,996

Cash generated from refinancing                                         --               --                 --              --
                                                                 ---------        ---------          ---------       ---------

Total cash generated from operations, sales and refinancing        166,219          342,851            400,379       2,023,153
                                                                 =========        =========          =========       =========

Less:  Cash distributions to investors
     - from operating cash flow                                     20,700          140,305             17,490         168,503
     - from sales and refinancing                                       --               --                 --       1,849,000
     - from other                                                       --               --                 --              --

Cash generated (deficiency) after cash distributions               145,519          202,546            382,889           5,650
                                                                 =========        =========          =========       =========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                            --               --                 --              --
     General partners' capital contributions                            --               --                 --              --
     Payment of interest on loan                                    96,285          230,187            224,808         109,915
     Acquisition of land and buildings                                  --               --                 --              --
     Increase in other assets                                           --               --                 --              --
     Other                                                              --               --                 --              --
                                                                 ---------        ---------          ---------       ---------

Cash generated (deficiency) after cash distributions
and special items                                                   49,234          (27,641)           158,081        (104,265)

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                                  25               (6)                46              (4)
     - from recapture                                                   --               --                 --              --

Capital gain (loss)                                                     --               --                 --             810

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                           18              120                 15           1,586
     - from return of capital                                           --               --                 --              --
                                                                 ---------        ---------          ---------       ---------

Total distributions on GAAP basis                                       18              120                 15           1,730
                                                                 =========        =========          =========       =========

     Source (on cash basis)
     - from operations                                                  18              120                 15             145
     - from sales                                                       --               --                 --           1,586
     - from refinancing                                                 --               --                 --              --
                                                                 ---------        ---------          ---------       ---------

Total distributions on cash basis                                       18              120                 15           1,730
                                                                  ========        =========          =========       =========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table             100.0%           100.0%             100.0%              --

(1)  Property sold and program ended in 1998.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                          HARVARD PROPERTY III, L.P.(1)


                                                                   1995          1996          1997          1998         1999
                                                                   ----          ----          ----          ----         ----
Gross revenue                                                    $206,874     $552,605      $727,072       $831,218    $   21,077

Profit on sale of properties                                           --           --            --             --     1,188,060

Interest income                                                        --        2,340         1,378            792            --

Less:  Operating expenses                                          51,284      206,469       265,606        256,105        41,983
     Interest expense                                             101,018      272,532       305,552        297,369        28,726
     Depreciation and amortization                                 27,776       83,369       100,574        171,087        13,169
                                                                 --------     --------      --------       --------    ----------

Net income - GAAP basis                                            26,796       (7,424)       56,718        107,449     1,125,259
                                                                 ========     ========      ========       ========    ==========

Taxable income
     - from operation                                              26,796      (16,284)         (887)       136,815      (214,082)
     - from gain on sale                                               --           --            --             --     1,188,060

Cash generated from operations                                    155,540      346,136       462,843        575,906       (20,905)

Cash generated from sales                                              --           --            --             --     1,451,481

Cash generated from refinancing                                        --           --       441,711             --            --
                                                                 --------     --------      --------       --------    ----------

Total cash generated from operations, sales and refinancing       155,540      346,136       904,554        575,906     1,430,577
                                                                 ========     ========      ========       ========    ==========

Less:  Cash distributions to investors
     - from operating cash flow                                    11,977       94,445       266,042         78,986        25,386
     - from sales and refinancing                                      --           --       441,711             --     1,451,482

Cash generated (deficiency) after cash distributions              143,563      251,691       196,801        496,920       (46,291)
                                                                 ========     ========      ========       ========    ==========

Less:  Special items (not including sales and refinancing)
     Limited partners' capital contributions                           --           --            --             --            --
     General partners' capital contributions                           --           --            --             --            --
     Payment of interest on loan                                  101,018      272,532       305,552        297,369        28,726
     Acquisition of land and buildings                                 --           --            --             --            --
     Increase in other assets                                          --           --            --             --            --
     Other                                                             --           --            --             --            --
                                                                 --------     --------      --------       --------    ----------

Cash generated (deficiency) after cash distributions
and special items                                                  42,545      (20,841)     (108,752)       199,551       (75,017)
                                                                 ========     ========      ========       ========    ==========


TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                                 24          (15)           (1)           208          (325)
     - from recapture                                                  --           --            --             --            --

Capital gain (loss)                                                    --           --            --             --         1,805

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                          11           86           242            120         1,243
     - from return of capital                                          --           --           402             --         1,000
                                                                 --------     --------      --------       --------    ----------

Total distributions on GAAP basis                                      11           86           643            120         2,243
                                                                 ========     ========      ========       ========    ==========

     Source (on cash basis)
     - from operations                                                 11           86           242            120            39
     - from sales                                                      --           --            --             --         2,205
     - from refinancing                                                --           --           402             --            --
                                                                 --------     --------      --------       --------    ----------

Total distributions on cash basis                                      11           86           643            120         2,243
                                                                 ========     ========      ========       ========    ==========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table            100.0%       100.0%        100.0%         100.0%            --

(1)  Property sold and program ended in 1999.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                              HPA PARTNERS, L.P.(1)


                                                       1995          1996          1997        1998           1999          2000
                                                       ----          ----          ----        ----           ----          ----
Gross Revenue                                        $337,986       $677,812      $904,145    $976,284     $1,007,363    $  188,478

Profit on sale of properties                               --             --            --          --             --     1,340,732

Interest income                                            --             --            --          --             --            --

Less:  Operating expenses                             310,873        578,299       626,425     599,373        611,129       137,456
     Interest expense                                  80,123        245,466       259,433     230,720        228,702        36,154
     Depreciation and amortization                     29,366        140,858       147,995     129,963        114,561        93,309
                                                     --------       --------      --------    --------     ----------    ----------

Net income - GAAP basis                               (82,376)      (286,811)     (129,708)     16,228         52,971     1,262,291
                                                     ========       ========      ========    ========     ==========    ==========

Taxable income
     - from operation                                 (81,967)      (277,373)     (129,708)    (22,072)       (13,207)      (78,441)
     - from gain on sale                                   --             --            --          --             --     1,340,732

Cash generated from operations                         27,113         99,513       330,512     376,911        396,234        51,022

Cash generated from sales                                  --             --            --          --             --     1,068,639

Cash generated from refinancing                            --             --       332,045          --             --            --
                                                     --------       --------      --------    --------     ----------    ----------

Total cash generated from operations,
sales and refinancing                                  27,113         99,513       662,557     376,911        396,234     1,119,661
                                                     ========       ========      ========    ========     ==========    ==========

Less:  Cash distributions to investors
     - from operating cash flow                            --             --       240,831      79,298         99,840     1,153,372
     - from sales and refinancing
     - from other

Cash generated (deficiency) after cash
distributions                                          27,113         99,513       421,726     297,613        296,394       (33,711)
                                                     ========       ========      ========    ========     ==========    ==========

Less: Special items (not including sales
 and refinancing)
     Limited partners' capital contributions               --         32,000            --          --             --            --
     General partners' capital contributions               --             --            --          --             --            --
     Payment of interest on loan                       80,123        245,466       259,433     230,720        228,702        36,154
     Acquisition of land and buildings                     --             --            --          --             --            --
     Increase in other assets                              --             --            --          --             --            --
     Other                                                 --             --            --           --            --            --
                                                     --------       --------      --------    --------     ----------    ----------

Cash generated (deficiency) after cash
   distributions and special items                    (53,010)      (113,953)      162,293      66,893         67,692       (69,865)
                                                     ========       ========      ========    ========     ==========    ==========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                   (102)          (333)         (156)        (27)           (16)          (94)
     - from recapture                                      --             --            --          --             --            --

Capital gain (loss)                                        --             --            --          --             --         1,611

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                              --             --           289          95            120           386
     - from return of capital                              --             --            --          --             --         1,000
                                                     --------       --------      --------    --------     ----------    ----------

Total distributions on GAAP basis                          --             --           289          95            120         1,386
                                                     ========       ========      ========    ========     ==========    ==========

     Source (on cash basis)
     - from operations                                     --             --           289          95            120           102
     - from sales                                          --             --            --          --             --         1,284
     - from refinancing                                    --             --            --          --             --            --
                                                     --------       --------      --------    --------     ----------    ----------

Total distributions on cash basis                          --             --           289          95            120         1,386
                                                     ========       ========      ========    ========     ==========    ==========
Amount (in percentage terms) remaining
 invested in program properties at the end
 of last year reported in tab1e                         00.0%         100.0%        100.0%      100.0%         100.0%            --

(1)  Property sold and program ended in 2000.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                            BRP (RENNER PLAZA), LP(1)


                                                                                                                      Through
                                                                        2000           2001            2002           9/30/03
                                                                        ----           ----            ----           -------
Gross revenue                                                         $639,945        $850,473       $827,712         $550,961

Profit on sale of properties                                                --              --             --               --

Interest income                                                             --              --             --               --

Less:  Operating expenses                                               87,594         200,292        166,376          124,297
     Interest expense                                                  267,115         293,505        291,470          215,490
     Depreciation and amortization                                     102,865         114,031        116,700           87,525
                                                                      --------        --------       --------         --------

Net income - GAAP basis                                                182,371         242,645        253,166          123,649
                                                                      ========        ========       ========         ========

Taxable income
     - from operation                                                  115,929         194,583         56,745               --
     - from gain on sale                                                    --              --             --

Cash generated from operations                                         552,352         650,181        653,562          426,664

Cash generated from sales                                                   --              --             --               --

Cash generated from refinancing                                             --              --             --               --
                                                                      --------        --------       --------         --------

Total cash generated from operations, sales and refinancing            552,352         650,181        653,562          426,664
                                                                      ========        ========       ========         ========

Less:  Cash distributions to investors
     - from operating cash flow                                        152,232         252,500        152,000          115,000
     - from sales and refinancing                                           --              --

Cash generated (deficiency) after cash distributions                   400,120         397,681        501,562          311,664
                                                                      ========        ========       ========         ========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                --              --             --               --
     General partners' capital contributions                                --              --             --               --
     Payment of interest on loan                                       267,115         293,505        291,470          215,490
     Acquisition of land and buildings                                      --              --             --               --
     Increase in other assets                                               --              --             --               --
     Other                                                                  --              --             --               --
                                                                      --------        --------       --------         --------

Cash generated (deficiency) after cash distributions
and special items                                                      133,005         104,176        210,092           96,174
                                                                      ========        ========       ========         ========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                                      31              42             43               --
     - from recapture                                                       --              --             --               --

Capital gain (loss)                                                         --              --             --               --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                              115             190            115               87
     - from return of capital                                               --              --             --               --
                                                                      --------        --------       --------         --------

Total distributions on GAAP basis                                          115             190            115               87
                                                                      --------        --------       --------         --------

     Source (on cash basis)
     - from operations                                                     115             190            115               87
     - from sales                                                           --              --             --               --
     - from refinancing                                                     --              --             --               --
                                                                      --------        --------       --------         --------

Total distributions on cash basis                                          115             190            115               87
                                                                      ========        ========       ========         ========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                 100.0%          100.0%         100.0%           100.0%

(1)  Property acquired and program initiated in 2000.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                            BRP INVESTMENTS, INC.(1)


                                                                       2000            2001            2002
                                                                       ----            ----            ----
Gross revenue                                                      $       --        $      --     $       --

Profit on sale of properties                                               --               --        294,631

Interest income                                                            --               --             --

Less:  Operating expenses                                                  --               --             --
   Interest expense                                                        --               --             --
   Depreciation and amortization                                           --               --             --
                                                                   ==========       ==========     ==========

Net income - GAAP basis                                                    --               --        294,631
                                                                   ==========       ==========     ==========

Taxable income
   -  from operation                                                       --               --             --
   -  from gain on sale                                                    --               --        294,631

Cash generated from operations

Cash generated from sales                                                  --               --        241,000

Cash generated from refinancing                                            --               --             --
                                                                   ==========       ==========     ==========

Total cash generated from operations, sales and refinancing                --               --        241,000
                                                                   ==========       ==========     ==========

Less:  Cash distributions to investors
   - from operating cash flow                                              --               --             --
   - from sales and refinancing                                            --               --        241,000

Cash generated (deficiency) after cash distributions                       --               --             --
                                                                   ==========       ==========     ==========

Less:  Special items (not including sales and refinancing
   Limited partners' capital contributions                                 --               --             --
   General partners' capital contributions                                 --               --             --
   Payment of interest on loan                                             --               --             --
   Acquisition of land and buildings                                       --               --             --
   Increase in other assets                                                --               --             --
   Other                                                                   --               --             --
                                                                   ----------       ----------     ----------

Cash generated (deficiency) after cash distributions and
   special items                                                           --               --             --
                                                                   ==========       ==========     ==========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
   - from operations                                                       --               --             --
   - from recapture                                                        --               --             --

Capital gain (loss)                                                        --               --          5,036

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                                --               --          3,120
   - from return of capital                                                --               --          1,000
                                                                   ----------       ----------     ----------

Total distributions on GAAP basis                                          --               --          4,120
                                                                   ==========       ==========     ==========

   Source (on cash basis)
   - from operations                                                       --               --             --
   - from sales                                                            --               --          4,120
   -  from refinancing                                                     --               --             --
                                                                   ==========       ==========     ==========

Total distributions on cash basis                                          --               --          4,120
                                                                   ==========       ==========     ==========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                100.0%           100.0%             --

(1) Property acquired and program initiated in 2000. Property held for redevelopment purposes only.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                                BRP (SV), L.P.(1)


                                                                                                                     Through
                                                                         2000           2001            2002          9/30/03
                                                                         ----           ----            ----          -------
Gross revenue                                                           $20,491       $995,100     $1,162,402         $920,653

Profit on sale of properties                                                 --             --             --               --

Interest income                                                           1,407          7,313          1,028               --

Less:  Operating expenses                                                 7,905        496,541        495,210          388,235
   Interest expense                                                      15,096        467,061        529,949          453,351
   Depreciation and amortization                                         11,423        358,052        632,275          475,313
                                                                       --------      ---------     ----------        ---------

Net income - GAAP basis                                                 (12,526)      (319,241)      (494,004)        (396,246)
                                                                       ========      =========     ==========        =========

Taxable income
   -  from operation                                                     12,585       (154,217)      (968,986)              --
   -  from gain on sale                                                      --             --             --               --

Cash generated from operations                                           12,585        498,558        667,192          532,418

Cash generated from sales                                                    --             --             --               --

Cash generated from refinancing                                              --             --             --               --
                                                                       --------      ---------     ----------        ---------

Total cash generated from operations, sales and refinancing              12,585        498,558        667,192          532,418
                                                                       ========      =========     ==========        =========

Less:  Cash distributions to investors
   - from operating cash flow                                                --             --             --               --
   - from sales and refinancing                                              --             --             --               --

Cash generated (deficiency) after cash distributions                     12,585        498,558        667,192          532,418
                                                                       ========      =========     ==========        =========

Less:  Special items (not including sales and refinancing
   Limited partners' capital contributions                                   --        650,000             --               --
   General partners' capital contributions                                   --             --             --               --
   Payment of interest on loan                                           15,096        467,061        529,949          453,351
   Acquisition of land and buildings                                         --             --             --               --
   Increase in other assets                                                  --             --             --               --
   Other                                                                     --             --             --               --
                                                                       --------      ---------     ----------        ---------

Cash generated  (deficiency) after cash distributions and special
   items                                                                 (2,511)       681,497        137,243           79,067
                                                                       ========      =========     ==========        =========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
   - from operations                                                         (3)           (35)          (223)              --
   - from recapture                                                          --             --             --               --

Capital gain (loss)                                                          --             --             --               --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                                  --             --             --               --
   - from return of capital                                                  --             --             --               --
                                                                        -------        -------        -------          -------

Total distributions on GAAP basis                                            --             --             --               --
                                                                        =======        =======        =======          =======

   Source (on cash basis)
   - from operations                                                         --             --             --               --
   - from sales                                                              --             --             --               --
   -  from refinancing                                                       --             --             --               --
                                                                        -------        -------         ------          -------

Total distributions on cash basis                                            --             --             --               --
                                                                        =======        =======        =======          =======
Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                  100.0%         100.0%         100.0%           100.0%

(1)  Property acquired and program initiated in 2000.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                             6142 CAMPBELL, LTD.(1)

                                                                          1996            1997             1998
                                                                          ----            ----             ----
Gross revenue                                                            $77,294        $174,887         $190,254

Profit on sale of properties                                                  --              --          251,229

Interest income                                                               --              --               --

Less:  Operating expenses                                                 49,815         101,474          109,156
     Interest expense                                                     28,875          62,707           70,095
     Depreciation and amortization                                         8,788           9,673           19,042
                                                                         -------       ---------          -------

Net income - GAAP basis                                                  (10,184)          1,033          243,190
                                                                         ========      =========          =======

Taxable income
     - from operation                                                     (8,344)         (1,904)         (13,433)
     - from gain on sale                                                      --              --          251,229

Cash generated from operations                                            27,479          73,413           81,098

Cash generated from sales                                                     --              --          415,048

Cash generated from refinancing                                               --              --               --
                                                                        --------        --------          -------

Total cash generated from operations, sales and refinancing               27,479          73,413          496,146
                                                                        ========        ========          =======

Less:  Cash distributions to investors
     - from operating cash flow                                               --          12,000           47,272
     - from sales and refinancing                                             --              --          415,048

Cash generated (deficiency) after cash distributions                      27,479          61,413           33,826
                                                                        ========        ========         ========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                  --              --               --
     General partners' capital contributions                                  --              --               --
     Payment of interest on loan                                          28,875          62,707           70,095
     Acquisition of land and buildings                                        --              --               --
     Increase in other assets                                                 --              --               --
     Other                                                                    --              --               --
                                                                        --------        --------          -------

Cash generated (deficiency) after cash distributions and
  special items                                                           (1,396)         (1,294)         (36,269)
                                                                        ========        ========          =======

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:
Ordinary income (loss)
     - from operations                                                       (35)             (8)             (56)
     - from recapture                                                         --              --               --

Capital gain (loss)                                                           --              --            1,047

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                 --              50              926
     - from return of capital                                                 --              --            1,000
                                                                        --------        --------          -------

Total distributions on GAAP basis                                             --              50            1,926
                                                                        ========        ========          =======

     Source (on cash basis)
     - from operations                                                        --              50              197
     - from sales                                                             --              --            1,729
     - from refinancing                                                       --              --               --
                                                                         -------         -------          -------

Total distributions on cash basis                                             --              50            1,926
                                                                         =======        ========          =======

Amount (in percentage terms) remaining invested in program                100.0%           100.0%              --
   properties at the end of last year reported in table

(1) Property acquired and program initiated in 1996. Property sold and program ended in 1998.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                        BEHRINGER PARTNERS STEMMONS LP(1)


                                                                                                          Through
                                                                          2001             2002           9/30/03
                                                                          ----             ----           -------
Gross revenue                                                            $17,922        $129,064        $  21,389

Profit on sale of properties                                                  --              --          705,066

Interest income                                                               --              --               --

Less:  Operating expenses                                                 13,029          94,920           25,581
   Interest expense                                                       57,033          75,263            6,903
   Depreciation and amortization                                          25,263          40,800           59,248
                                                                        --------        --------         --------

Net income - GAAP basis                                                  (77,403)        (81,919)         634,723

Taxable income
   - from operation                                                      (74,464)        (76,628)              --
   - from gain on sale                                                        --              --               --

Cash generated from operations                                             4,893          34,144           (4,192)

Cash generated from sales                                                     --              --          939,519

Cash generated from refinancing                                               --              --               --

Total cash generated from operations, sales and refinancing                4,893          34,144          935,327
                                                                         =======        ========         ========

Less:  Cash distributions to investors
   - from operating cash flow                                                 --              --           40,481
   - from sales and refinancing                                               --              --          939,519

Cash generated (deficiency) after cash distributions                       4,893          34,144          (44,637)
                                                                         =======        ========         ========

Less:  Special items (not including sales and refinancing
   Limited partners' capital contributions                                    --          85,636               --
   General partners' capital contributions                                    --              --               --
   Payment of interest on loan                                            57,033          75,263            6,903
   Acquisition of land and buildings                                          --              --               --
   Increase in other assets                                                   --              --               --
   Other                                                                      --              --               --
                                                                         -------        --------         --------

Cash generated (deficiency) after cash distributions
  and special items                                                       52,140          44,517          (51,576)
                                                                         =======        ========         ========

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal income tax results:                                                 (186)           (157)              --
Ordinary income (loss)                                                        --              --               --
   - from operations                                                          --              --               --
   - from recapture                                                           --              --               --

Capital gain (loss)                                                           --              --               --

Cash distribution to investors
   Source (on GAAP basis)                                                     --              --               --
   - from investment income                                                   --              --            1,010
   - from return of capital                                                   --              --            1,000

Total distributions on GAAP basis                                             --              --            2,010
                                                                                                         ========

   Source (on cash basis)
   - from operations                                                          --              --               83
   - from sales                                                               --              --            1,927
   - from refinancing                                                         --              --               --

Total distributions on cash basis                                             --              --            2,010
                                                                                                         ========
Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   100.0%           100.0%              --

(1)  Property acquired and program initiated in 2001.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                              TABLE IV (UNAUDITED)
                          RESULTS OF COMPLETED PROGRAMS

     Table IV presents summary information on the results of Prior Real Estate Programs which completed operations since December 31, 1996 and which had similar or identical investment objectives to those of Behringer Harvard Short-Term Fund I. All figures are through September 30, 2003.


                                         Harvard                                                                HPA         6142
                                         Property         Harvard           Harvard             Harvard      Partners,    Campbell
                                       Trust, Inc.   Property I, L.P.  Property II, L.P.  Property III, L.P.    L.P.        Ltd.
                                       -----------   ----------------  -----------------  ------------------    ----        ----
Dollar amount raised                  $60,387,475        $1,186,254       $1,166,012          $1,100,000     $800,000     $240,000
Number of properties purchased                23                 1                 1                  1             1            1
Date of closing of offering             03/10/98(1)       06/05/95          08/07/95           08/21/95      06/21/95     06/01/96
Date of first sale of property           08/26/98         12/10/97          07/01/98           01/29/99      02/28/00     12/03/98
Date of final sale of property           01/01/01         12/10/97          07/01/98           01/29/99      02/28/00     12/03/98

TAX AND DISTRIBUTION DATA PER $1,000
  INVESTMENT
Federal income tax results:
Ordinary income (loss)
   -  from operations                          18               171               61              (109)         (728)         (99)
   -  from recapture                           --                --               --                 --            --           --

Capital gain (loss)                           417               997              810              1,805         1,611        1,047

Deferred gain
   Capital                                     --                --               --                 --            --           --
   Ordinary                                    --                --               --                 --            --           --

Cash distributions to investors
   Source (on GAAP basis)
     - Investment income                      997             1,183              883              2,104           891          976
     - Return of capital                    1,000             1,000            1,000              1,000         1,000        1,000

   Source (on cash basis)
     - Sales                                1,275             1,671            1,586              2,205         1,284        1,729
     - Refinancing                            343                --               --                402            --           --
     - Operations                             379               512              298                497           607          247
     - Other                                   --                --               --                 --            --           --
Receivable on net purchase money               --                --               --                 --            --           --
financing (2)

TABLE IV - RESULTS OF COMPLETED PROGRAMS (CONT'D)
                                                   Brp        Behringer Partners
                                               Investments       Stemmons LP
                                                   Inc.
                                               -----------    ------------------
Dollar amount raised                             $58,500           $401,900
Number of properties purchased                         1                  1
Date of closing of offering                     08/30/00           04/02/01
Date of first sale of property                  02/22/02           02/27/03
Date of final sale of property                  02/22/02           02/27/03

TAX AND DISTRIBUTION DATA PER $1,000
   INVESTMENT
Federal income tax results:
Ordinary income (loss)
   -  from operations                                 --                 --
   -  from recapture                                  --                 --

Capital gain (loss)                                5,036                 --

Deferred gain
   Capital                                            --                 --
   Ordinary                                           --                 --

Cash distributions to investors
   Source (on GAAP basis)
     - Investment income                           3,120              1,010
     - Return of capital                           1,000              1,000

   Source (on cash basis)
     - Sales                                       4,120              1,927
     - Refinancing                                    --                 83
     - Operations                                     --                 --
     - Other                                          --                 --
Receivable on net purchase money                      --                 --
financing (2)

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

(1) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.
(2)  All properties were acquired for cash without financing.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                     TABLE V
                                   (UNAUDITED)
                         SALES OR DISPOSALS OF PROPERTY

     Table V presents summary information on the results of the sale or disposals of properties since January 1, 1997 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard Short-Term Fund I. All figures are through September 30, 2003.

                                                                                       Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                           ------------------------------------------------------------------------

                                                                                              Purchase   Adjustments
                                                                               Mortgage         Money     Resulting
                                                            Cash Received       Balance       Mortgage       from
                                      Date         Date    Net of Closing      at Time      Taken Back  Application of
             Property               Acquired     of Sale        Costs           of Sale    by Program(1)    Gaap(2)   Total(3)
             --------               --------     -------        -----           -------          ---                  -----
Harvard Property Trust, Inc.
   Harvard Property Meridian LP      03/05/96   06/03/99    $3,161,560        $3,144,248          --           --    $6,305,808
   Harvard Property Provident LP     10/04/96   01/01/01(5)  1,551,568(6)      2,648,432          --           --     4,200,000(7)
   Harvard Property Parkside LP      11/19/96   08/02/99       707,599         1,776,951          --           --     2,484,550
   Harvard    Property    812   San  04/03/97   08/18/99     2,233,795         3,558,022          --           --     5,791,817
Antonio LP
   Harvard Property Metrocrest LP    04/30/97   01/01/01(5)  2,123,676(9)     11,151,324          --           --    13,275,000(10)
   Harvard Property Partners LP(12)  06/06/97   07/17/00        (8,310)          863,538          --           --       855,228
   Harvard Property Lake Calhoun LP  09/04/97   08/22/00     5,186,805        15,763,659          --           --    20,950,464
   HPT / PMD Investments LP          10/06/97   01/01/01(5)  6,202,717(13)     9,297,283          --           --    15,500,000(14)
   HPT Gleneagles LP                 11/07/97   10/19/99     8,614,691                --          --           --     8,614,691
   Harvard  Property  Trust,   Inc.  11/11/97   11/02/98       529,029                --          --           --       529,029
(Park 96)
   Harvard Property Rosedale LP      02/25/98   12/01/99     9,130,926        17,701,615          --           --    26,832,541
   Harvard Property Atrium LP        03/10/98   08/02/99     3,979,447        11,205,241(16)      --           --    15,184,688
   Harvard Property Partners LP(17)  05/01/98   08/02/99     2,294,952         6,197,783(16)      --           --     8,492,735
   Harvard Property (UP) LP          06/03/98   01/01/01(5)  2,600,000(18)     9,600,000(19)      --           --    12,200,000(20)
   Harvard Property Clarke LP        07/29/98   08/02/99     2,619,842         6,420,337(16)      --           --     9,040,179
   Harvard Property Superior LP      07/30/98   08/02/99     1,813,805         4,950,134(16)      --           --     6,763,939
   Harvard Property Capitol LP       12/30/98   08/02/99     2,483,416         4,726,506(16)      --           --     7,209,922
   Harvard Property Willow LP        03/31/99   08/02/99     5,478,204                --          --           --     5,478,204
   Harvard Property Centreport LP    02/01/98   08/26/98     2,176,535                --          --           --     2,176,535

Harvard Property I, L.P.             06/05/95   12/10/97     1,981,599         2,918,049          --           --     4,899,648

Harvard Property II, L.P.            08/07/95   07/01/98     1,759,496         2,469,261          --           --     4,228,757

Harvard Property III, L.P.           08/21/95   01/29/99     1,451,482         3,759,057          --           --     5,210,539

HPA Partners, L.P.                   06/21/95   02/28/00     1,068,639         3,043,743          --           --     4,112,382

6142 Campbell, LTD                   06/01/96   12/03/98       415,048           701,594          --           --     1,116,642

BRP Investments, Inc.                08/30/00   02/21/02       241,918           331,500          --           --       573,438

Behringer Partners Stemmons LP       04/02/01   02/27/03       939,519         1,235,475          --           --     2,174,994

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                         SALES OR DISPOSALS OF PROPERTY


                                                                     Cost of Properties
                                                              Including Closing and Soft Costs
                                                     -----------------------------------------------
                                                                         Total
                                                                      Acquisition                              Excess
                                                                      Cost, Capital                         (Deficiency) of
                                                      Original        Improvements,                       Property Operating
                                                      Mortgage         Closing and                        Cash Receipts Over
                Property                              Financing       Soft Costs (4)        Total          Cash Expenditures
                --------                              ---------       --------------        -----          -----------------
Harvard Property Trust, Inc.
   Harvard Property Meridian LP                       $3,250,000        $1,636,378        $4,886,378          $1,419,430
   Harvard Property Provident LP                       2,800,000         1,410,392         4,210,392             (10,329)(8)
   Harvard Property Parkside LP                        1,725,000           760,006         2,485,006             499,544
   Harvard Property 812 San Antonio LP                 3,600,000         1,683,617         5,283,617             508,200
   Harvard Property Metrocrest LP                      9,150,000         1,495,442        10,645,442           2,629,558(11)
   Harvard Property Partners LP                          895,000           365,097         1,260,097            (404,869)
   Harvard Property Lake Calhoun LP                   16,100,000         3,066,237        19,166,237           1,784,227
   HPT / PMD Investments LP                            8,000,000         6,561,677        14,561,677             938,323(15)
   HPT Gleneagles LP                                   1,500,000         6,932,748         8,432,748             181,943
   Harvard Property Trust, Inc. (Park 96)                     --           401,701           401,701             127,328
   Harvard Property Rosedale LP                       18,000,000         6,635,840        24,635,840           2,196,701
   Harvard Property Atrium LP                         11,205,241         3,026,413        14,231,654             953,034
   Harvard Property Partners LP                        6,197,783         1,968,657         8,166,440             326,295
   Harvard Property (UP) LP                            9,600,000(19)    12,625,838        12,625,838            (425,838)(21)
   Harvard Property Clarke LP                          6,420,337         2,838,461         9,258,798            (218,619)
   Harvard Property Superior LP                        4,950,134         1,391,649         6,341,783             422,156
   Harvard Property Capitol LP                         4,726,506         2,288,850         7,015,356             194,566
   Harvard Property Willow LP                                 --         5,325,025         5,325,025             153,179
   Harvard Property Centreport LP                             --         2,035,602         2,035,602             140,933

Harvard Property I, L.P.                               3,000,000         1,219,831         4,219,831             679,817

Harvard Property II, L.P.                              2,610,000           302,517         2,912,517           1,316,240

Harvard Property III, L.P.                             2,600,000         1,536,624         4,136,624           1,073,914

HPA Partners, L.P.                                       944,876           639,169         1,584,045           2,528,337

6142 Campbell, LTD                                       700,000           241,933           941,933             174,709

BRP Investments, Inc.                                    331,500            58,500           390,000             241,918

Behringer Partners Stemmons LP                         1,330,000           487,536         1,817,536             357,458

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                         SALES OR DISPOSALS OF PROPERTY

(1)  No purchase money mortgages were taken back by any individual program.
(2)  Financial statements for programs are prepared in accordance with GAAP.
(3)  None of these sales are being reported on the installment basis.
(4) The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.
(5) In conjunction with a July 26, 1999 majority stockholder vote to sell all of the assets of Harvard Property Trust, Inc. along with a subsequent dissolution and liquidation of Harvard Property Trust, Inc., and pursuant to a Liquidating Trust Agreement and Declaration of Trust dated January 1, 2001, Behringer Advisors Inc. conveyed ownership of the remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust, HPT Trust, for the purposes of concluding Harvard Property Trust, Inc.
(6) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (7).
(7) A $4,200,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(8) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (7).
(9) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (10).
(10) A $13,275,000 market value for the asset based on a signed sales contract that was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5). The property was subsequently sold on August 10, 2001 at $13,275,000.
(11) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (10).
(12) Asset in partnership known as 1700 North Hampton Building.
(13) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (14).
(14) A $15,500,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(15) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (14).

        Partnership/Building                                  Allocated Amount
        --------------------                                  ----------------
        Harvard Property Atrium LP                               $11,205,241
        Harvard Property Partners LP (Quadrant Building)           6,197,783
        Harvard Property Clarke LP                                 6,420,337
        Harvard Property Superior LP                               4,950,134
        Harvard Property Capitol LP                                4,726,505
                                                                   ---------
                 TOTAL                                           $33,500,000
                                                                 ===========

     Pursuant to the terms of the Credit Facility detailed in footnote (16), the outstanding borrowings under the Credit Facility were extinguished upon the sale of these assets on August 2, 1999 and the Credit Facility was terminated on August 9, 1999.
(16) On October 17, 1998, Harvard Property Trust, Inc. (the "Trust") entered into a three-year, $40,000,000 revolving credit facility (the "Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisitions of Harvard Property Atrium LP, Harvard Property Partners LP (Quadrant Building), Harvard Property Clarke LP, Harvard Property Superior LP and Harvard Property Capitol LP. Allocated borrowings under the Credit Facility are as follows:
(17) Asset in partnership known as Quadrant Building.
(18) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (20).
(19) Concurrent with the termination of the Credit Facility detailed in footnote
     (16), on August 9, 1999, Harvard Property Trust, Inc. entered into a $6,900,000 term loan secured by the Harvard Property (UP) LP asset with Bank One, NA. The $6,900,000 term was refinanced on December 27, 2000 in favor of a $9,600,000 mortgage with Deutsche Bank N.A.
(20) A $12,200,000 market value for asset based on original purchase price was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(21) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (20).

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

                                    EXHIBIT B
            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP


                                TABLE OF CONTENTS
                                                                            PAGE

Article I FORMATION..........................................................B-1

Article II NAME..............................................................B-1

Article III DEFINITIONS......................................................B-1
     3.1      "Acquisition and Advisory Fee".................................B-1
     3.2      "Acquisition Expenses".........................................B-1
     3.3      "Acquisition Fees".............................................B-1
     3.4      "Act"..........................................................B-1
     3.5      "Additional Limited Partners"..................................B-1
     3.6      "Affiliate"....................................................B-2
     3.7      "Aggregate Assets Value".......................................B-2
     3.8      "Agreement"....................................................B-2
     3.9      "Asset Management Fee".........................................B-2
     3.10     "Assignee".....................................................B-2
     3.11     "Base Amount"..................................................B-2
     3.12     "Capital Account"..............................................B-2
     3.13     "Capital Contribution".........................................B-2
     3.14     "Cash Flow"....................................................B-2
     3.15     "Certificate"..................................................B-2
     3.16     "Code".........................................................B-2
     3.17     "Competent Independent Expert".................................B-2
     3.18     "Construction Fees"............................................B-3
     3.19     "Contract Purchase Price"......................................B-3
     3.20     "Development Fees".............................................B-3
     3.21     "Dissenting Limited Partner"...................................B-3
     3.22     "Distribution Reinvestment Plan"...............................B-3
     3.23     "Event of Withdrawal"..........................................B-3
     3.24     "Front-End Fees"...............................................B-3
     3.25     "Gain on Sale".................................................B-3
     3.26     "General Partners".............................................B-3
     3.27     "Gross Revenues"...............................................B-4
     3.28     "Initial Limited Partner"......................................B-4
     3.29     "Intellectual Property Rights".................................B-4
     3.30     "Investment in Properties".....................................B-4
     3.31     "IRS"..........................................................B-4
     3.32     "Limited Partners".............................................B-4
     3.33     "Liquidating Distributions"....................................B-4
     3.34     "Majority Vote"................................................B-4
     3.35     "Minimum Gain".................................................B-4
     3.36     "Minimum Investment Percentage"................................B-4
     3.37     "Minimum Offering".............................................B-4
     3.38     "Minimum Offering Expiration Date".............................B-4
     3.39     "NASAA Guidelines".............................................B-4
     3.40     "Net Capital Contribution".....................................B-5
     3.41     "Net Cash Distributions".......................................B-5
     3.42     "Net Cash From Operations".....................................B-5
     3.43     "Net Income" or "Net Loss".....................................B-5

     3.44     "Non-Liquidating Net Sale Proceeds"...........................B-5
     3.45     "Offering"....................................................B-5
     3.46     "Organization and Offering Expenses"..........................B-5
     3.47     "Participating Percentage"....................................B-5
     3.48     "Partners"....................................................B-5
     3.49     "Partnership".................................................B-5
     3.50     "Partnership Property" or "Partnership Properties"............B-5
     3.51     "Person"......................................................B-5
     3.52     "Preferential Limited Partner Return".........................B-5
     3.53     "Prior Behringer Harvard Public Programs".....................B-6
     3.54     "Program".....................................................B-6
     3.55     "Proprietary Property"........................................B-6
     3.56     "Prospectus"..................................................B-6
     3.57     "Purchase Price"..............................................B-6
     3.58     "Registration Statement"......................................B-6
     3.59     "Retirement Plans"............................................B-6
     3.60     "Roll-Up".....................................................B-6
     3.61     "Roll-Up Entity"..............................................B-6
     3.62     "Sale Date"...................................................B-6
     3.63     "Sponsor".....................................................B-6
     3.64     "Treasury Regulations"........................................B-7
     3.65     "Unit"........................................................B-7

Article IV BUSINESS.........................................................B-7
     4.1      Purpose.......................................................B-7
     4.2      Objectives....................................................B-7

Article V NAMES AND ADDRESSES OF PARTNERS...................................B-7

Article VI TERM.............................................................B-8

Article VII PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT............B-8

Article VIII CAPITAL CONTRIBUTIONS..........................................B-8
     8.1      Capital Accounts..............................................B-8
     8.2      General Partners..............................................B-8
     8.3      General Partner Purchase of Units.............................B-8
     8.4      Initial Limited Partner.......................................B-8
     8.5      Limited Partner Contributions.................................B-8
     8.6      Admission of Limited Partners.................................B-9
     8.7      Minimum Capitalization........................................B-9
     8.8      Escrow........................................................B-9
     8.9      Public Offering...............................................B-10
     8.10     Return and Withdrawal of Capital..............................B-10
     8.11     Repurchase of Units...........................................B-10
     8.12     Interest on Capital Contributions.............................B-12
     8.13     Ownership by Limited Partner of Interest in Affiliates of
              General Partners..............................................B-12
     8.14     Deficit Capital Accounts......................................B-12
     8.15     Distribution Reinvestment Plan................................B-12

Article IX DISTRIBUTIONS....................................................B-13
     9.1      Net Cash Distributions........................................B-13
     9.2      Dissolution...................................................B-14
     9.3      Liquidating Distributions.....................................B-14
     9.4      Distribution Dates............................................B-14
     9.5      Allocation Among General Partners.............................B-14

     9.6      Allocation Among Limited Partners.............................B-14

Article X ALLOCATIONS.......................................................B-15
     10.1     Net Loss......................................................B-15
     10.2     Net Income....................................................B-15
     10.3     Qualified Income Offset.......................................B-15
     10.4     Allocation Among Limited Partners.............................B-15
     10.5     Allocation Among General Partners.............................B-16
     10.6     Item Prorations...............................................B-16
     10.7     Allocations in Respect to Transferred Units...................B-16
     10.8     Allocations in Respect to Repurchased Units...................B-16
     10.9     Alternative Allocations.......................................B-16
     10.10    Disputes......................................................B-17

Article XI MANAGEMENT OF THE PARTNERSHIP....................................B-17
     11.1     Management....................................................B-17
     11.2     Powers of the General Partners................................B-17
     11.3     Limitations on Powers of the General Partners.................B-19
     11.4     Expenses of the Partnership...................................B-25
     11.5     Merger, Exchange and Conversion...............................B-27
     11.6     Rights of Dissenting Limited Partners.........................B-29
     11.7     Limitation on Liability of the General Partners;
              Indemnification of the General Partners.......................B-29

Article XII SERVICES TO PARTNERSHIP BY GENERAL PARTNERS.....................B-31
     12.1     Acquisition and Advisory Services.............................B-31
     12.2     Limitations on Acquisition Fees...............................B-31
     12.3     Property Management Services..................................B-32
     12.4     Asset Management Fee..........................................B-32
     12.5     Insurance Services............................................B-33
     12.6     Development and Construction Services Prohibited..............B-33
     12.7     Real Estate Commissions on Resale of Properties...............B-33
     12.8     Rebates, Give-ups and Reciprocal Arrangements.................B-34
     12.9     Other Services................................................B-34

Article XIII TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP......B-34
     13.1     Sales and Leases to the Partnership...........................B-34
     13.2     Sales and Leases to the General Partners......................B-35
     13.3     Loans.........................................................B-35
     13.4     Dealings with Related Programs................................B-35
     13.5     Commissions on Reinvestment or Distribution...................B-35

Article XIV INDEPENDENT ACTIVITIES OF PARTNERS..............................B-35

Article XV BOOKS, REPORTS, FISCAL AND TAX MATTERS...........................B-35
     15.1     Books.........................................................B-35
     15.2     Reports.......................................................B-36
     15.3     Fiscal Year...................................................B-38
     15.4     Tax Elections.................................................B-38
     15.5     Bank Accounts.................................................B-38
     15.6     Insurance.....................................................B-38
     15.7     Taxation as Partnership.......................................B-38
     15.8     Tax Matters...................................................B-38

Article XVI RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS..................B-39
     16.1     Powers of the Limited Partners................................B-39
     16.2     Restrictions on Power to Amend................................B-39
     16.3     Limited Liability.............................................B-39
     16.4     Meetings of, or Actions by, the Limited Partners..............B-40

Article XVII WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS; ASSIGNABILITY OF
GENERAL PARTNERS' AND LIMITED PARTNERS' INTERESTS...........................B-40
     17.1     Withdrawal or Removal of General Partners; Admission of
              Successor or Additional General Partners......................B-40
     17.2     Limited Partners' Interest....................................B-41
     17.3     Restrictions on Transfers.....................................B-41
     17.4     Substituted Limited Partners..................................B-43
     17.5     Assignment of Limited Partnership Interest Without
              Substitution..................................................B-43
     17.6     Withdrawal of Limited Partner.................................B-43
     17.7     Death, Legal Incompetency or Dissolution of Limited
              Partner.......................................................B-43
     17.8     Elimination or Modification of Restrictions...................B-43

Article XVIII LOANS TO PARTNERSHIP..........................................B-43
     18.1     Authority to Borrow...........................................B-43
     18.2     Loans from Partners...........................................B-43

Article XIX POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS.............B-44
     19.1     Power of Attorney.............................................B-44
     19.2     Required Signatures...........................................B-46
     19.3     Additional Documents..........................................B-46

Article XX DISSOLUTION AND TERMINATION OF THE PARTNERSHIP...................B-46
     20.1     Dissolution...................................................B-46
     20.2     Proxy to Liquidate............................................B-47
     20.3     Limited Partners' Right to Continue the Business of
              the Partnership...............................................B-47
     20.4     Payment to Withdrawn or Removed General Partner...............B-47
     20.5     Termination of Executory Contracts............................B-48

Article XXI DISTRIBUTION ON TERMINATION OF PARTNERSHIP......................B-48
     21.1     Liquidation Distribution......................................B-48
     21.2     Time of Liquidation...........................................B-48
     21.3     Liquidation Statement.........................................B-49
     21.4     No Liability for Return of Capital............................B-49
     21.5     No Right of Partition.........................................B-49
     21.6     Priority; Return of Capital...................................B-49
     21.7     Escheat of Distributions......................................B-49

Article XXII GENERAL PROVISIONS.............................................B-49
     22.1     Notices.......................................................B-49
     22.2     Survival of Rights............................................B-49
     22.3     Amendment.....................................................B-49
     22.4     Headings......................................................B-49
     22.5     Agreement in Counterparts.....................................B-50
     22.6     Governing Law.................................................B-50
     22.7     Pronouns......................................................B-50
     22.8     Separability of Provisions....................................B-50
     22.9     No Mandatory Arbitration of Disputes..........................B-50
     22.10    Ownership of Proprietary Property.............................B-50

        THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into effective as of the 15th day of September, 2003, by and between Robert M. Behringer, a Texas resident, and Behringer Harvard Advisors II LP, a Texas limited partnership, as the General Partners, and Gerald J. Reihsen, III, a Texas resident, as the Initial Limited Partner, and those parties who from time to time become Limited Partners as provided in this Agreement, as the Limited Partners.

        WHEREAS, on July 30, 2002, a Certificate of Limited Partnership was filed with the Secretary of State of the State of Texas, pursuant to which the General Partners and the Initial Limited Partner formed a limited partnership (the "Partnership") under the Texas Revised Uniform Limited Partnership Act (the "Act"); and

        WHEREAS, the parties hereto desire to enter into this Amended and Restated Agreement of Limited Partnership.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein contained, the parties hereto hereby agree, as follows:

                                   ARTICLE I
                                    FORMATION

        The General Partners have executed and filed a Certificate of Limited Partnership on July 30, 2002, with the Secretary of State of the State of Texas, pursuant to which the parties hereto have formed the Partnership.

                                   ARTICLE II
                                      NAME

        The business of the Partnership shall be conducted under the name of "Behringer Harvard Short-Term Opportunity Fund I LP" or such other name as the General Partners shall hereafter designate in their discretion from time to time.

                                  ARTICLE III
                                   DEFINITIONS

        3.1 "ACQUISITION AND ADVISORY FEE" shall mean the fee payable to the General Partners or their Affiliates pursuant to Section 12.1 hereof for performing acquisition advisory services in connection with the review and evaluation of potential real property acquisitions and other investments for the Partnership.

        3.2 "ACQUISITION EXPENSES" shall mean expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

        3.3 "ACQUISITION FEES" shall mean the total of all fees and commissions paid by any Person to any Person in connection with the purchase, development or construction of property by the Partnership, including the Acquisition and Advisory Fees payable to the General Partners or their Affiliates, real estate brokerage commissions, investment advisory fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, or any other fees of a similar nature, however designated, but excluding any Development Fees and Construction Fees paid to a Person not affiliated with the Sponsor in connection with the actual development or construction of a property.

        3.4 "ACT" shall mean the provisions of the Texas Revised Uniform Limited Partnership Act.

        3.5 "ADDITIONAL LIMITED PARTNERS" shall refer to all persons who are admitted as Limited Partners pursuant to the provisions hereof.

        3.6 "AFFILIATE" shall mean (a) any Person directly or indirectly controlling, controlled by or under common control with a General Partner, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of a General Partner, (c) any officer, director or partner of a General Partner, and (d) if such other Person is an officer, director or partner, any company for which a General Partner acts in any such capacity.

        3.7 "AGGREGATE ASSETS VALUE" shall mean the aggregate book value of the assets of the Partnership (other than investments in bank accounts, money market funds and other current assets) at the time of measurement before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets; provided, however, that during such periods in which the Partnership is obtaining independent estimated Unit valuations pursuant to Section 15.2(f), "Aggregate Assets Value" will equal the greater of (i) the amount determined pursuant to the foregoing or
(ii) the aggregate valuation of such assets established by or in connection with the most recent such valuation report without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.

        3.8 "AGREEMENT" shall mean this Amended and Restated Agreement of Limited Partnership as amended, modified or supplemented from time to time.

        3.9 "ASSET MANAGEMENT FEE" shall mean the fee paid to the General Partners or their Affiliates pursuant to Section 12.4 hereof for day-to-day professional management services in connection with the Partnership and its investments.

        3.10 "ASSIGNEE" shall mean a Person who has acquired a Limited Partner's beneficial interest in one or more Units and has not become a substituted Limited Partner.

        3.11 "BASE AMOUNT" shall mean that portion of Capital Contributions originally committed to Investment in Properties without regard to leverage and including Working Capital Reserves. The Base Amount shall be recomputed annually by subtracting from the then fair market value of the Partnership's real properties as determined by independent appraisals plus the Working Capital Reserves, an amount equal to the outstanding debt secured by the Partnership's properties.

        3.12 "CAPITAL ACCOUNT" shall mean the account established and maintained for each Partner pursuant to Section 8.1 hereof.

        3.13 "CAPITAL CONTRIBUTION" shall mean, in the case of the General Partners, the aggregate amount of cash contributed by the General Partners to the Partnership and, in the case of a Limited Partner, the gross amount of investment in the Partnership by such Limited Partner, which shall be an amount equal to ten dollars ($10.00) multiplied by the number of Units purchased by such Limited Partner.

        3.14 "CASH FLOW" shall mean cash funds from operations of the Partnership, including without limitation interest and other investment income but excluding Capital Contributions and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any, capital improvements and replacements.

        3.15 "CERTIFICATE" shall mean the Certificate of Limited Partnership filed with the Secretary of State of Texas dated July 30, 2002, as amended from time to time.

        3.16    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        3.17 "COMPETENT INDEPENDENT EXPERT" shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

        3.18 "CONSTRUCTION FEES" shall mean any fees or other remuneration for acting as general contractor and/or construction manager to construct, supervise and/or coordinate improvements in connection with the actual development or construction of a Partnership Property.

        3.19 "CONTRACT PURCHASE PRICE" shall mean the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Partnership Property, exclusive of Acquisition Fees and Acquisition Expenses.

        3.20 "DEVELOPMENT FEES" shall mean any fees or other remuneration for the development of a Partnership Property, including negotiating and approving plans, assisting in obtaining zoning and necessary variances for a specific property, and related matters.

        3.21 "DISSENTING LIMITED PARTNER" shall mean any Limited Partner who casts a vote against a plan of merger, plan of exchange or plan of conversion, including a Roll-Up; except that, for purposes of a transaction which involves an exchange or a tender offer, Dissenting Limited Partner shall mean any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.

        3.22 "DISTRIBUTION REINVESTMENT PLAN" shall mean the plan established pursuant to Section 8.15 hereof.

        3.23 "EVENT OF WITHDRAWAL" shall mean, as to the General Partners (a) the dissolution, death or permanent disability of a General Partner; (b) if such General Partner (i) makes an assignment for the benefit of the creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudicated a bankrupt or insolvent; (iv) files a petition or answer speaking for himself or itself in the reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of the petition filed against him or it in any proceeding of this nature; (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such General Partner of all or a substantial part of his or its property; or (c) upon (i) the filing of a certificate of dissolution of a General Partner or the revocation of a General Partner's charter and lapse of ninety (90) days after notice to the General Partner of revocation without reinstatement of its charter; (ii) one hundred-twenty (120) days after the commencement of any proceeding against a General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed; or (iii) the expiration of ninety (90) days after the appointment without such General Partner's consent or acquiescence of a trustee, receiver or liquidator of such General Partner or of all or any substantial part of its properties, the appointment of which is not vacated or stayed within ninety (90) days after the expiration of any stay. If there is at least one remaining General Partner, an Event of Withdrawal of a General Partner shall be effective as of the date of any such event; however, if an Event of Withdrawal shall occur with respect to the last remaining General Partner, the Event of Withdrawal shall not be effective until one hundred-twenty (120) days after the event giving rise to the Event of Withdrawal has occurred.

        3.24 "FRONT-END FEES" shall mean fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees (including Acquisition and Advisory Fees), Acquisition Expenses, interest on deferred fees and expenses, if applicable, and any other similar fees, however designated.

        3.25 "GAIN ON SALE" shall mean the taxable income or gain for federal income tax purposes (including gain exempt from tax) in the aggregate for each fiscal year from the sale, exchange or other disposition of all or any portion of a Partnership asset after netting losses from such sales, exchanges or other dispositions against the gains from such transactions.

        3.26 "GENERAL PARTNERS" shall refer collectively to Robert M. Behringer and Behringer Harvard Advisors II LP, or any other Person or Persons who succeed any or all of them in that capacity.

        3.27 "GROSS REVENUES" shall mean all amounts actually collected as rents or other charges for the use and occupancy of Partnership Properties, but shall exclude interest and other investment income of the Partnership and proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership.

        3.28    "INITIAL LIMITED PARTNER" shall mean Gerald J. Reihsen, III.

        3.29 "INTELLECTUAL PROPERTY RIGHTS" shall mean all rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, confidential information rights, patents, invention rights, copyrights, service marks, trademarks, know-how, or similar intellectual property rights and all applications and rights to apply for such rights, as well as any and all moral rights, rights of privacy, publicity and similar rights and license rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic and all renewals and extensions thereof.

        3.30 "INVESTMENT IN PROPERTIES" shall mean the amount of Capital Contributions actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership (including the purchase of properties, working capital reserves allocable thereto except that working capital reserves in excess of five percent (5%) shall not be included and other cash payments such as interest and taxes, but excluding Front-End Fees).

        3.31    "IRS" means the Internal Revenue Service.

        3.32 "LIMITED PARTNERS" shall refer to the Initial Limited Partner, the Additional Limited Partners and to all other Persons who are admitted to the Partnership as additional or substituted Limited Partners.

        3.33 "LIQUIDATING DISTRIBUTIONS" shall mean the net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership's assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

        3.34 "MAJORITY VOTE" shall mean the affirmative vote or written consent of Limited Partners then owning of record more than fifty percent (50%) of the outstanding Units of the Partnership; provided, however, that any Units owned or otherwise controlled by the General Partners or their Affiliates may not be voted and will not be included in the total number of outstanding Units for purposes of this definition unless such Units are the only Units outstanding as of the date of determination.

        3.35 "MINIMUM GAIN" shall have the meaning set forth in Treasury Regulations Section 1.704-2(d).

        3.36 "MINIMUM INVESTMENT PERCENTAGE" shall mean a percentage of the aggregate Capital Contributions which is equal to 82% of the Capital Contributions.

        3.37 "MINIMUM OFFERING" shall mean the receipt and acceptance by the General Partners of subscriptions for Units aggregating at least one million five hundred thousand dollars ($1,500,000) in offering proceeds.

        3.38 "MINIMUM OFFERING EXPIRATION DATE" shall mean the first anniversary of the commencement of the Offering.

        3.39 "NASAA GUIDELINES" shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc., effective September 29, 1993, as amended.

        3.40 "NET CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the Partner's Capital Contribution as reduced from time to time by distributions to such Partner constituting a return of capital pursuant to
Section 8.10 hereof or by distributions to such Partner of Non-Liquidating Net Sale Proceeds and Liquidating Distributions pursuant to Sections 9.1 and 9.3 hereof, but excluding distributions made to Limited Partners pursuant to Section 9.2(b) hereof, and without reduction for distributions of Net Cash From Operations made pursuant to Section 9.1 hereof.

        3.41 "NET CASH DISTRIBUTIONS" shall mean the sum of Net Cash From Operations and Non-Liquidating Net Sale Proceeds.

        3.42 "NET CASH FROM OPERATIONS" shall mean Cash Flow, less the amounts set aside for restoration or creation of reserves and for repurchases of Units pursuant to Section 8.11 hereof, if any.

        3.43 "NET INCOME" OR "NET LOSS" shall mean the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.

        3.44 "NON-LIQUIDATING NET SALE PROCEEDS" shall mean the net cash proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership, which does not constitute substantially all of the remaining assets of the Partnership, after (a) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition, including real estate commissions, if applicable, (b) the payment of any outstanding indebtedness and other Partnership liabilities relating to such disposed assets,
(c) any amounts used to restore any such disposed assets or purchase additional assets with the proceeds thereof, and (d) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable (including for the purchase of additional assets).

        3.45 "OFFERING" shall mean the offering and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.

        3.46 "ORGANIZATION AND OFFERING EXPENSES" shall mean those expenses incurred in connection with organizing the Partnership, preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Units and all advertising expenses.

        3.47 "PARTICIPATING PERCENTAGE" shall mean at any given time, as to each holder of a Unit or Units, the percentage of that Person's Unit or Units to the total Units being measured and shall be determined by dividing the total number of Units held by such Person by the total number of outstanding Units and multiplying the quotient thereof by one hundred (100).

        3.48 "PARTNERS" shall refer collectively to the General Partners and to the Limited Partners, and reference to a "Partner" shall be to any one of the Partners.

        3.49 "PARTNERSHIP" shall refer to the limited partnership created under this Agreement.

        3.50 "PARTNERSHIP PROPERTY" OR "PARTNERSHIP PROPERTIES" shall mean any and all land and improvements purchased, constructed or owned by the Partnership, either directly or through joint venture arrangements or other partnership or investment interests, and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership, directly or indirectly, which is from time to time located thereon or specifically used in connection therewith.

        3.51 "PERSON" shall mean any natural person, partnership, corporation, association, or other legal entity, including without limitation, qualified pension and profit sharing trusts.

        3.52 "PREFERENTIAL LIMITED PARTNER RETURN" shall mean with respect to each Limited Partner Unit the sum of (a) a cumulative (but not compounded) ten percent (10%) per annum return on a Limited Partner's Net Capital Contribution with respect to such Unit. Each Limited Partner's Preferential Limited Partner Return as to any

Unit shall be calculated from the date on which such Limited Partner's initial Capital Contribution was accepted by the Partnership in respect of such Unit.

        3.53 "PRIOR BEHRINGER HARVARD PUBLIC PROGRAMS" shall mean public real estate limited partnerships, real estate investment trusts or other publicly registered programs or entities previously or currently sponsored by the General Partners or their Affiliates having substantially identical investment objectives as the Partnership.

        3.54 "PROGRAM" shall mean a limited or general partnership, joint venture, unincorporated association or similar organization (other than a corporation) formed and operated for the primary purpose of investment in and the operation of or gain from an interest in real property, including such entities formed to make or invest in mortgage loans.

        3.55 "PROPRIETARY PROPERTY" shall mean all modeling algorithms, tools, computer programs, know-how, methodologies, processes, technologies, ideas, concepts, skills, routines, subroutines, operating instructions and other materials and aides used in performing the service set forth in Article XII hereto and all modifications, enhancements and derivative works of the foregoing.

        3.56 "PROSPECTUS" shall mean the prospectus used by the Partnership in connection with its initial offer and sale of Units to the public pursuant to a Registration Statement filed under the Securities Act of 1933, as amended.

        3.57 "PURCHASE PRICE" shall mean the price paid by the Partnership for Partnership Properties (including all Acquisition Fees, liens and mortgages on the properties, but excluding points and prepaid interest) plus all costs of improvements, if any, reasonably and properly allocable to the Partnership Properties.

        3.58 "REGISTRATION STATEMENT" shall mean the registration statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public, including all amendments thereto.

        3.59 "RETIREMENT PLANS" shall mean Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

        3.60 "ROLL-UP" shall mean any transaction that involves the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity; provided, however, that such term does not include a transaction that (a) involves securities of the Partnership that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) involves the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Partnership prior to such transaction: (i) voting rights of holders of the class of securities to be held by Limited Partners, (ii) the term of existence of the surviving or resulting entity, (iii) compensation to the sponsor (as defined in the NASAA Guidelines) of the surviving or resulting entity, or (iv) the investment objectives of the surviving or resulting entity.

        3.61 "ROLL-UP ENTITY" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

        3.62 "SALE DATE" shall mean the day on which the Partnership realizes any gain or loss from the sale, exchange or other disposition of Partnership assets which it is required to allocate to the Partners.

        3.63 "SPONSOR" shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Partnership, (ii) will manage or participate in the management of the Partnership, and any Affiliate of any such Person, other than a Person whose only relationship with the Partnership is that of an independent property manager and whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Partnership, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Partnership, (vi) possesses significant rights to control Partnership Properties, (vii) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or
(viii) provides goods or services to the Partnership on a basis which was not negotiated at arm's-length with the Partnership.

        3.64 "TREASURY REGULATIONS" shall mean the Income Tax Regulations promulgated under the Code by the United States Treasury Department.

        3.65 "UNIT" shall mean the limited partnership interest entitling the holder thereof to all applicable rights and benefits under this Agreement including, but not limited to, an interest in the income, loss, distributions and capital of the Partnership to be allocated to holders of Units, as set forth in Articles IX and X hereof. All Units shall represent a Capital Contribution of ten dollars ($10.00) each (irrespective of the fact that because of discounts in sales commissions and other fees under certain circumstances, certain Units may be sold and issued for a gross consideration of less than ten dollars ($10.00) per Unit), shall be issued as fully paid and nonassessable and shall have the same rights, privileges and preferences except as expressly provided herein.

                                   ARTICLE IV
                                    BUSINESS

        4.1 PURPOSE. The principal purpose of the Partnership is to acquire, develop, construct, own, operate, improve, lease and otherwise manage for investment purposes, either alone or in association with others, a diversified portfolio of income-producing commercial or industrial properties as shall from time to time be acquired by the Partnership and to engage in any or all general business activities related to or incidental to such principal purpose.

        4.2 OBJECTIVES. The business of the Partnership shall be conducted with the following objectives:

                (A) To preserve, protect and return the Partners' investment in the Partnership;

                (B) To realize growth in the value of Partnership Properties upon the ultimate sale thereof;

                (C)     To maximize Net Cash From Operations; and

                (D) To liquidate or merge the Partnership within five (5) years after termination of the Offering.

                                   ARTICLE V
                         NAMES AND ADDRESSES OF PARTNERS

        The names of the General Partners are Behringer Harvard Advisors II LP and Robert M. Behringer. The name of the Initial Limited Partner is Gerald J. Reihsen, III. The business address of the General Partners and the Initial Limited Partner is 1323 North Stemmons Freeway, Suite 212, Dallas, Texas 75207. The names and addresses of all the Additional Limited Partners shall be set forth in the books and records of the Partnership.

                                   ARTICLE VI
                                      TERM

        The Partnership term commenced upon the filing of the Certificate and shall continue until December 31, 2017, unless sooner terminated as hereinafter provided.

                                  ARTICLE VII
              PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT

        The principal and registered office of the Partnership shall be 1323 North Stemmons Freeway, Suite 212, Dallas, Texas 75207. The General Partners may from time to time change the principal place of business and, in such event, shall notify the Limited Partners in writing of the change and the effective date of such change. The registered agent for the Partnership at such address shall be Behringer Harvard Advisors II LP.

                                  ARTICLE VIII
                              CAPITAL CONTRIBUTIONS

        8.1 CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Partner. The Capital Accounts of the Partners shall be determined and maintained throughout the term of the Partnership in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b), as it may be amended or revised from time to time.

        8.2 GENERAL PARTNERS. The General Partners shall make Capital Contributions to the Partnership as follows:

                                  Name                   Dollar Amount
                                  ----                   -------------

                  Behringer Harvard Advisors II LP            $400
                  Robert M. Behringer                         $100
                                                              ----

                           TOTAL                              $500

        8.3 GENERAL PARTNER PURCHASE OF UNITS. The Capital Contributions of the General Partners, together with the Capital Contribution of the Initial Limited Partner, shall constitute the initial capital of the Partnership and shall not entitle the General Partners to any Units. The General Partners may, in their discretion, make additional Capital Contributions to the capital of the Partnership in exchange for the purchase of Units. Any General Partner who purchases Units shall continue, in all respects, to be treated as a General Partner but shall receive the income, losses and cash distributions with respect to any Units purchased by such General Partner on the same basis as other Partners may receive with respect to their Units. Units purchased by the General Partners or their Affiliates shall not be entitled to vote on any transaction requiring Limited Partner approval.

        8.4 INITIAL LIMITED PARTNER. The Initial Limited Partner shall contribute one hundred dollars ($100) in cash to the Partnership and agrees that his interest shall automatically be redeemed for one hundred dollars ($100) upon the admission of any Additional Limited Partners to the Partnership.

        8.5 LIMITED PARTNER CONTRIBUTIONS. The General Partners are authorized and directed to raise capital for the Partnership as provided in the Prospectus by offering and selling not more than an aggregate of eleven million (11,000,000) Units to Limited Partners as follows:

                (A) Each Unit shall be issued for a purchase price of ten dollars ($10.00) less any discounts authorized in the Prospectus.

                (B) Except as set forth below, the minimum purchase of either class or combination of Units shall be one hundred (100) Units (or such greater minimum number of Units as may be required under applicable state or federal laws). Except in certain states, subscribers who have satisfied the minimum purchase requirements and have purchased units in Prior Behringer Harvard Public Programs or units or shares of other public real estate programs may purchase less than the minimum number of Units described above, but in no event less than two and one-half (2.5) Units. In addition, after subscribers have satisfied the minimum purchase requirements, the minimum additional investment in the Partnership shall not be less than two and one-half (2.5) Units. Fractional Units may be sold at the discretion of the General Partners. Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan described in Section 8.15 hereof or a qualified Distribution Reinvestment Plan authorized by the partnership agreement of one of the Prior Behringer Harvard Public Programs or reinvestment plans of other public real estate programs.

                (C) The General Partners may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever.

                (D) Each Unit sold to a subscriber shall be fully paid and nonassessable.

                The General Partners are further authorized to cause the Partnership to issue additional Units to Limited Partners pursuant to the terms of any plan of merger, plan of exchange or plan of conversion adopted by the Partnership pursuant to the provisions of Section 11.5 hereof.

        8.6 ADMISSION OF LIMITED PARTNERS. No action or consent by any Limited Partners shall be required for the admission of Additional Limited Partners to the Partnership, provided that the Partnership may not issue more than eleven million (11,000,000) Units to Limited Partners pursuant to the Offering. Funds of subscribers for Units pursuant to the Offering shall be held in the escrow account described in Section 8.8 below. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Partnership unless and until the receipt and acceptance by the Partnership of the Minimum Offering. At any time thereafter, the Capital Contributions of such subscribers may be released directly to the Partnership, provided that such subscribers in the initial escrow shall be admitted to the Partnership within fifteen (15) days after such release. Subscriptions from subsequent subscribers shall be accepted or rejected within thirty (30) days of receipt by the Partnership, and if rejected, all funds shall be returned to subscribers within ten (10) business days. Subsequent subscribers shall be deemed admitted as Limited Partners of the Partnership on the day on which the subscriptions from such Persons are accepted by the Partnership.

        No Person who subscribes for Units in the Offering shall be admitted as a Limited Partner who has not executed and delivered to the Partnership the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement. Any Person who shall receive Units pursuant to a plan of merger, plan of exchange or plan of conversion adopted by the Partnership pursuant to Section 11.5 hereof shall also be required to execute and deliver to the Partnership, as a condition to admission as a Limited Partner, such documents and instruments as the General Partners may deem necessary or desirable to affect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement.

        8.7 MINIMUM CAPITALIZATION. The Offering will terminate if the Partnership has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

        8.8 ESCROW. Until subscriptions for the Minimum Offering are received and accepted by the General Partners, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the General Partners. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon. Notwithstanding the above, the escrow shall be modified to reflect any particular requirements of federal law or any state in which the Units are offered. The General Partners are, and any one of them is, authorized to enter into one or more escrow agreements on behalf of the Partnership in such form as is satisfactory to the signatory General Partner(s) reflecting the requirements of this Section and containing such additional terms as are not inconsistent with this Section.

        8.9 PUBLIC OFFERING.Subject to the provisions of Section 8.7 above and subject to compliance with applicable state securities laws and regulations, the Offering may extend for up to two years from the date of original effectiveness at the discretion of the General Partners; provided, however, that the General Partners may elect to extend the Offering solely for the Units reserved for issuance pursuant to the Distribution Reinvestment Plan for up to four years from the date of original effectiveness. Except as otherwise provided in this Agreement, the General Partners shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the General Partners shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the General Partners shall determine.

        8.10    RETURN AND WITHDRAWAL OF CAPITAL.

                (A) Any proceeds of the Offering of the Units not invested or committed to the acquisition or development of specific real properties within the later of two years from the effective date of the Registration Statement or one year after the termination of the Offering (except for necessary operating expenses and any reserves under Section 11.3(h) of this Agreement) shall be distributed pro rata to the Limited Partners as a return of capital. In such event, the amount paid to the Limited Partners shall include Front-End Fees but only to the extent such fees exceed the adjusted allowable Front-End Fees based on the obligation of the General Partners pursuant to Section 12.2(b) hereof to commit at least the Minimum Investment Percentage of remaining Capital Contributions to Investment in Properties. For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to acquire, develop or improve property with respect to which contracts, agreements in principle or letters of understanding have been executed; provided that, if it is subsequently determined that the Partnership will not acquire, develop or improve such property, such funds will be distributed pro rata to Limited Partners as a return of capital, except to the extent such funds have been used to make non-refundable contingent payments in connection with the proposed acquisition, development or improvement. No such return shall be made until this Agreement has been amended to reflect such reduction of capital. Any distribution pursuant to this Section 8.10(a) shall be deemed to have been consented to by the Limited Partners.

                (B) No Partner, including a withdrawing Partner, shall have any right to withdraw or make a demand for withdrawal of any such Partner's Capital Contribution (or the capital interest reflected in such Partner's Capital Account) until the full and complete winding up and liquidation of the business of the Partnership unless such withdrawal is provided for herein.

        8.11 REPURCHASE OF UNITS. After one year following the termination of the Offering of Units, the Partnership shall have the right, in the sole discretion of the General Partners, to use funds to purchase Units upon written request of a Limited Partner who has held such Units for at least one year, subject to the terms and conditions of this Section 8.11.

                (A) Partnership funds applied to repurchases shall not exceed the sum of one percent (1%) of Cash Flow plus the proceeds received from the Distribution Reinvestment Plan in any given year, subject to the General Partners' discretion to increase such amount from time to time and provided that no such purchase shall be made if such purchase would impair the capital or operation of the Partnership.

                (B) A Limited Partner wishing to have his Units repurchased must mail or deliver a written request to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans) indicating his desire to have such Units repurchased. Such requests will be considered by the General Partners in the order in which they are received. A Limited Partner may request that fewer than all of such Limited Partner's Units be repurchased, provided, however, that the minimum number of Units which a Limited Partner must request for repurchase shall be at least twenty-five percent (25%) of such Limited Partner's Units.

                (C) In the event that the General Partners decide to honor a request, they will notify the requesting Limited Partner in writing of such fact, of the purchase price for the repurchased Units and of the effective date of the repurchase transaction (which shall be not less than sixty (60) nor more than ninety (90) calendar days following the receipt by the Partnership of the written request) and will forward to such Limited Partner the documents necessary to effect such repurchase transaction.

                (D) Fully executed documents to effect the repurchase transaction must be returned by the requesting Limited Partner to the Partnership at least thirty (30) days prior to the effective date of the repurchase transaction (and failing such, the repurchase transaction shall be deemed rejected by the General Partners). The requesting Limited Partner (or, if the Limited Partner is deceased, his or her estate, heir or beneficiary) will be required to certify to the Partnership that the Limited Partner either (i) acquired the Units to be repurchased directly from the Partnership or (ii) acquired such Units from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family (including the subscriber's spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber's immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law. An estate, heir or beneficiary that wishes to have Units repurchased following the death of a Limited Partner must mail or deliver to the Partnership a written request on a form provided by the Partnership, including evidence acceptable to the General Partners of the death of the Limited Partner, and executed by the executor or executrix of the estate, the heir or the beneficiary, or their trustee or authorized agent.

                (E) Except as described below for repurchases upon the death of a Limited Partner, the purchase price for repurchased Units will be equal to the lesser of eight dollars fifty cents ($8.50) per Unit or the price originally paid for the Units to be repurchased upon subscription for such Units until the Partnership begins obtaining estimated Unit valuations pursuant to Section 15.2(f) and, thereafter, will be equal to the lesser of ninety percent (90%) of the fair market value of the Units or the price originally paid for the Units to be repurchased upon subscription for such Units. The fair market value utilized for the purpose of establishing the purchase price will be the estimated unit value determined annually pursuant to Section 15.2(f) hereof. For the first three full fiscal years following the termination of the Offering, the purchase price for Units repurchased upon the death of a Limited Partner will be the price the Limited Partner actually paid for the Units, and thereafter, the purchase price will be the fair market value of the Units, as determined by estimated Unit valuations.

                (F) Upon receipt of the required documentation, the Partnership will, on the effective date of the repurchase transaction, repurchase the Units of the Limited Partner, provided that if sufficient funds are not then available to repurchase all of such Units, only a portion of such Units will be repurchased; and provided further, that the Partnership may not repurchase any Units of such Limited Partner if, as a result thereof, the Limited Partner would own less than the minimum investment pursuant to the Prospectus. Units repurchased by the Partnership pursuant to this Section 8.11 shall be promptly canceled.

                (G) In the event that insufficient funds are available to repurchase all of such Units, the Limited Partner will be deemed to have priority for subsequent Partnership repurchases over Limited Partners who subsequently request repurchases; provided, however, that requests for repurchase by the estate, heir or beneficiary of a Limited Partner shall be given a priority over requests by other Limited Partners.

                (H) Repurchases of Units shall be subject to the restrictions set forth in Section 17.3(g) hereof.

                (I) In no event shall Units owned by the General Partners or their Affiliates be repurchased by the Partnership.

                (J) The General Partners shall have the right in their sole discretion at any time and from time to time to (i) waive the one-year holding period in the event of the death or bankruptcy of a Limited Partner or other exigent circumstances, (ii) reject any request for repurchase, (iii) change the purchase price for repurchases, or (iv) terminate, suspend and/or reestablish the repurchase program at any time. In the event that a Limited Partner desires to have all of such Limited Partner's Units repurchased, any Units that such Limited Partner acquired pursuant to the Distribution Reinvestment Plan may be excluded from the one-year holding period requirement, in the discretion of the General Partners.

        8.12 INTEREST ON CAPITAL CONTRIBUTIONS. No interest shall be paid on any Capital Contributions.

        8.13 OWNERSHIP BY LIMITED PARTNER OF INTEREST IN AFFILIATES OF GENERAL PARTNERS. No Limited Partner (other than a General Partner, in the event that he or it is also a Limited Partner) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any General Partner if such ownership, by itself or in conjunction with the stock or other interest owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partners shall be entitled to make such reasonable inquiry of the Limited Partners and prospective Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 8.13.

        8.14 DEFICIT CAPITAL ACCOUNTS. The Limited Partners shall not be required to reimburse the Partnership or any other Partner for deficiencies in their Capital Accounts. In addition, except as may be required under state law, the General Partners shall not be required to reimburse the Partnership or the Limited Partners for deficiencies in their Capital Accounts.

        8.15    DISTRIBUTION REINVESTMENT PLAN.

                (A) A Limited Partner who acquired its Units in the Offering may elect to participate in a program for the reinvestment of his distributions (the "Distribution Reinvestment Plan") and have its Net Cash Distributions reinvested in Units of the Partnership during the offering period or in units issued by a subsequent limited partnership or in shares issued by a real estate investment trust sponsored by the General Partners or their Affiliates which has substantially identical investment objectives as the Partnership, as all are more particularly described in the Distribution Reinvestment Plan as adopted by the General Partners and subject to the limitations and conditions specified therein.

                (B) Each Limited Partner electing to participate in the Distribution Reinvestment Plan hereby agrees that his investment in this Partnership or any subsequent limited partnership or real estate investment trust sponsored by the General Partners or their Affiliates shall be deemed to constitute his agreement to be a limited partner of the partnership or a shareholder of the real estate investment trust in which such investment is made and to be bound by the terms and conditions of the agreement of limited partnership of such partnership or the articles of incorporation of such real estate investment trust, and if, at any time, such Limited Partner fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, partnership agreement or subscription agreement relating thereto, such Limited Partner will promptly notify the General Partners in writing.

                (C) The General Partners may, at their option, elect not to provide the Distribution Reinvestment Plan or terminate any such plan at any time without notice to the Limited Partners.

                                   ARTICLE IX
                                  DISTRIBUTIONS

        9.1 NET CASH DISTRIBUTIONS. Except as otherwise provided for in a liquidation in Section 9.3 hereof, Net Cash Distributions for each applicable accounting period shall be distributed to the Partners so far as they will apply as follows:

                (A) First, to the Limited Partners on a per Unit basis until each of such Limited Partners has received distributions of Net Cash From Operations with respect to such fiscal year, or applicable portion thereof, equal to ten (10%) per annum of his Net Capital Contribution;

                (B) Then to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received one hundred percent (100%) of his Net Capital Contribution; and

                (C) Thereafter, eighty-five percent (85%) to the Limited Partners on a per Unit basis, and fifteen percent (15%) to the General Partners.

        Notwithstanding the foregoing, in no event will the General Partners be allocated or receive distributions in excess of the amounts permitted by the NASAA Guidelines, as defined herein. It is the intent of the foregoing proviso that the General Partners receive no more of the Net Cash From Operations, Non-Liquidating Net Sale Proceeds or Liquidating Distributions than is allowed pursuant to Article IV, Section E.2. of the NASAA Guidelines, and in the event the allocations pursuant to this Article IX would otherwise result in the General Partners receiving any such excess distributions, such excess distributions otherwise distributable to the General Partners will instead be reallocated in favor of and distributed to the Limited Partners on a per Unit basis, and if sufficient funds are not available for such reallocation to the Limited Partners, the General Partners will refund the amount of the excess distribution to the Partnership for reallocation in favor of and distribution to the Limited Partners on a per Unit basis.

        Notwithstanding the foregoing, Limited Partners who purchased Units pursuant to the deferred commission option described in the Prospectus shall for a period of three years following the year of purchase (or longer if required to satisfy the commissions due with respect to such Units) have deducted and withheld from distributions of Net Cash Distributions otherwise payable to such Limited Partners an annual amount equal to twenty cents ($0.20) per Unit purchased pursuant to said deferred commission option, which amounts shall be used by the Partnership to pay commissions due with respect to such Units. All such amounts withheld from Net Cash Distributions shall be deemed to have been distributed to, and be deemed to have been received by, such Limited Partners as Net Cash Distributions.

        In the event that, at any time prior to the satisfaction of any remaining deferred commission obligations, the Partnership begins a liquidation of our properties, the remaining commissions due under the deferred commission option may be accelerated by the Partnership. In such event, the General Partners will provide notice of such acceleration to Limited Partners who have elected the deferred commission option. The amount of the remaining commissions due shall be deducted and paid by the Partnership out of cash distributions otherwise payable to such Limited Partners during the time period prior to liquidation of the Partnership's properties; provided that, in no event may the Partnership withhold in excess of $0.60 per Unit in the aggregate. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligation of the Partnership and the Limited Partners to make any further payments of deferred commissions under the deferred commission option shall terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following a liquidation of the Partnership's properties.

        In addition, if a Limited Partner elects the deferred commission option and subsequently requests that the Partnership transfer such Limited Partner's units for any reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to such Limited Partner during the period that deferred commissions are payable, then the Partnership will accelerate the remaining selling commissions due under the deferred commission option. In such event, the General Partners shall provide notice of such acceleration to such Limited Partners, and (i) in the case of a repurchase of the Units by the Partnership pursuant to Section 8.11 hereof, the selling Limited Partner will be required to pay to the Partnership the unpaid portion of the remaining deferred commission obligation prior to or concurrently with the Partnership's repurchase of such Limited Partner's Units or the Partnership may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to such Limited Partner for the repurchase of such Units or (ii) if a Limited Partner requests that the Partnership transfer the Units for any other reason, such Limited Partner will not be entitled to effect any such transfer until he first either: (A) pays to the Partnership the unpaid portion of the remaining deferred commission obligation, or (B) provides a written instrument in form and substance satisfactory to the General Partners, and appropriately signed by the transferee, stating that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified period, which may be up to three (3) years.

        9.2 DISSOLUTION. Upon dissolution, the Partnership shall proceed to liquidate its assets as follows:

                (A) Subject to any applicable limitations of law, upon dissolution of the Partnership, the assets of the Partnership shall be converted to cash. The Partnership shall be given adequate time to collect any notes received with respect to the sale of such assets and collect any other debts outstanding. All cash on hand, including all cash received after the happening of an event of dissolution set forth in Section 20.1 hereof, shall be applied and distributed as follows:

                        (i) All of the debts and liabilities of the Partnership, except indebtedness to Partners, shall first be paid and satisfied or adequate provision, including the setting up of any reserves which the General Partners in their sole discretion deem reasonably necessary or desirable, shall be made for the payment or satisfaction thereof;

                        (ii) All debts of the Partnership to Partners shall next be paid on a pro rata basis without respect to the date on which such debts were incurred;

                        (iii) Any fees due to the General Partners shall next be paid; and

                        (iv) The balance of the assets of the Partnership shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution, as provided in Section 9.3 below.

                (B) Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his investment, and if the Partnership Property remaining after payment or discharge of the debts and liabilities of the Partnership, including debts and liabilities owed to one or more of the Partners, is insufficient to return the aggregate Capital Contributions of each Limited Partner, such Limited Partners shall have no recourse against the General Partners or any other Limited Partner.

        9.3 LIQUIDATING DISTRIBUTIONS. After the payment of all Partnership debts and liabilities and the establishment of any reserves which the General Partners in their sole discretion may deem reasonably necessary or desirable, Liquidating Distributions shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution (after allocation of the Net Income as provided in Section 10.2 hereof).

        9.4 DISTRIBUTION DATES. To the extent that the Partnership has sufficient cash flow to make distributions, in the discretion of the General Partners, distributions under this Article IX will be made at least quarterly, but no more often than monthly (the "Distribution Period").

        9.5 ALLOCATION AMONG GENERAL PARTNERS. All amounts distributed to the General Partners under this Article IX shall be apportioned among the General Partners in such percentages as they may from time to time agree upon among themselves.

        9.6 ALLOCATION AMONG LIMITED PARTNERS. All allocations and distributions made to the Limited Partners pursuant to this Article IX shall be paid to those Persons who were Limited Partners or Assignees as of the last day of the Distribution Period preceding the time of the distribution (the "Allocation Date") on a pro rata basis according to the number of Units held on the Allocation Date; provided, however, with respect to any Unit issued by the Partnership during such Distribution Period, allocations and distributions made with respect to such Unit for such Distribution Period shall be equal to the pro rata share for such Unit determined in accordance with the first clause of this Section 9.6 multiplied by a fraction, the numerator of which is the number of days contained in the Distribution Period during which the Unit in question was issued, and the denominator of which is the total number of days contained in such Distribution Period.

                                    ARTICLE X
                                   ALLOCATIONS

        10.1 NET LOSS. Net Loss for each applicable accounting period shall be allocated to the Partners as follows:

                (A) To the Partners having positive balances in their Capital Accounts (in proportion to the aggregate positive balances in all Capital Accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

                (B) Then, eighty-five percent (85%) to the Limited Partners and fifteen percent (15%) to the General Partners.

        10.2    NET INCOME. Subject to the Minimum Gain Chargeback provisions of
Section 10.11 hereof and the Qualified Income Offset provisions of Section 10.3 hereof, Net Income for each applicable accounting period shall be allocated to the Partners as follows:

                (A) To the Partners to the extent of and in proportion to allocations of Net Loss to the Partners pursuant to Section 10.1; and

                (B) Then, so as to cause the Capital Accounts of all Partners to permit liquidating distributions pursuant to Section 9.3 to be made in the same manner and priority as set forth in Section 9.1.

        To the extent that the tax allocation provisions of this Article X would fail to produce such final Capital Account balances which would cause liquidating distributions pursuant to Section 9.3 to be made in the same manner and priority as set forth in Section 9.1, (a) such provisions shall be amended by the General Partners if and to the extent necessary to produce such result, and (b) taxable income and taxable losses of the Partnership for the current year (or items of gross income and deduction for the Partnership for such year) shall be reallocated by the General Partners among the Partners to the extent necessary to produce such result and, to the extent it is not possible to achieve such result with allocations of items of income (including gross income) and deduction for the current year, taxable income and taxable losses of the Partnership for prior open years (or items of gross income and deduction of the Partnership for such years) shall be reallocated by the General Partners among the Partners to the extent necessary to produce such result. The provisions of this paragraph shall control notwithstanding any reallocation or adjustment of taxable income, taxable loss or items thereof by the Internal Revenue Service or any other taxing authority.

        10.3 QUALIFIED INCOME OFFSET. Subject to the Minimum Gain Chargeback provisions of Section 10.11 hereof, but notwithstanding any provision to the contrary contained herein, in the event that any Partner receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such Partner's Capital Account, such Partner will be allocated items of income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). (It is the intent of the Partners that the foregoing provision constitute a "Qualified Income Offset," as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and the foregoing provision shall in all events be interpreted so as to constitute a valid "Qualified Income Offset.")

        10.4 ALLOCATION AMONG LIMITED PARTNERS. Except as otherwise provided in this Article X, all allocations made to the Limited Partners as a group under this Article X shall be apportioned among the Limited

Partners according to each Limited Partner's Participating Percentage. If, however, Limited Partners are admitted to the Partnership pursuant to Article VIII on different dates during any fiscal year, such allocations under this
Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the Persons who own Units from time to time during such year in accordance with Section 706 of the Code, using any conventions permitted by law and selected by the General Partners, in their sole discretion.

        10.5 ALLOCATION AMONG GENERAL PARTNERS. All allocations made under this Article X to the General Partners shall be apportioned among the General Partners in such percentages as they may from time to time agree among themselves.

        10.6 ITEM PRORATIONS. Any fiscal year of the Partnership in which the Partnership realizes any Gain on Sale shall be divided into multiple accounting periods, the first of which shall begin on the first day of such fiscal year and shall end on the Sale Date, and the second of which shall begin on the day following such Sale Date and shall end on the following Sale Date, if any, and if no further Sale Date occurs, then on the last day of such fiscal year. Any Net Income realized by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Section 10.2 hereof as if such accounting period were a complete fiscal year of the Partnership. Any Net Loss, depreciation, amortization or cost recovery deductions incurred by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.2 hereof as if such accounting period were a complete fiscal year of the Partnership.

        10.7 ALLOCATIONS IN RESPECT TO TRANSFERRED UNITS. If any Units are transferred during any fiscal year, all items attributable to such Units for such year shall be allocated between the transferor and the transferee by taking into account their varying interests during the year in accordance with Section 706(d) of the Code, utilizing any conventions permitted by law and selected by the General Partners, in their sole and absolute discretion. Solely for purposes of making such allocations, the Partnership shall recognize the transfer of such Units as of the end of the calendar quarter during which it receives written notice of such transfer, provided that if the Partnership does not receive a written notice stating the date such Units were transferred and such other information as may be required by this Agreement or as the General Partners may reasonably require within thirty (30) days after the end of the year during which the transfer occurs, then all such items shall be allocated to the Person who, according to the books and records of the Partnership, on the last day of the year during which the transfer occurs, was the owner of the Units. The General Partners and the Partnership shall incur no liability for making allocations in accordance with the provisions of this Section 10.7, whether or not the General Partners or the Partnership have knowledge of any transfer of ownership of any Units.

        10.8 ALLOCATIONS IN RESPECT TO REPURCHASED UNITS. If any Units are repurchased pursuant to Section 8.11 hereof during any fiscal year, all items attributable to such Units for such year shall be determined by the General Partners (a) pro rata with respect to the number of months such Units were outstanding during such year, (b) on the basis of an interim closing of the Partnership books, or (c) in accordance with any other method established by the General Partners in accordance with applicable provisions of the Code and Treasury Regulations.

        10.9 ALTERNATIVE ALLOCATIONS. If the General Partners determine that is advantageous to the business of the Partnership to amend the allocation provisions of this Agreement so as to permit the Partnership to avoid the characterization of Partnership income allocable to various qualified plans, IRAs and other entities which are exempt from federal income taxation ("Tax Exempt Partners") as constituting Unrelated Business Taxable Income ("UBTI") within the meaning of the Code, specifically including, but not limited to, amendments to satisfy the so-called "fractions rule" contained in Code Section 514(c)(9), the General Partners are authorized, in their discretion, to amend this Agreement so as to allocate income, gain, loss, deduction or credit (or items thereof) arising in any year differently than as provided for in this
Article if, and to the extent, that such amendments will achieve such result or otherwise permit the avoidance of characterization of Partnership income as UBTI to Tax Exempt Partners. Any allocation made pursuant to this Section 10.9 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no further amendment of this Agreement or approval by any Limited Partner shall be required to effectuate such allocation. In making any such allocations under this Section 10.9 ("New Allocations"), the General Partners are authorized to act in reliance upon advice of counsel to the Partnership or the Partnership's regular certified public accountants that, in their opinion, after examining the relevant provisions of the Code and any current or future proposed or final Treasury Regulations thereunder, the New Allocation will achieve the intended result of this Section 10.9.

        New Allocations made by the General Partners in reliance upon the advice of counsel or accountants as described above shall be deemed to be made in the best interests of the Partnership and all of the Partners, and any such New Allocations shall not give rise to any claim or cause of action by any Partner against the Partnership or any General Partner. Nothing herein shall require or obligate the General Partners, by implication or otherwise, to make any such amendments or undertake any such action.

        10.10 DISPUTES. Except with respect to matters as to which the General Partners are granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all disputes and uncertainties as to all computations and determinations required to be made under Articles IX and X hereof (including but not limited to any computations and determinations in connection with any distribution or allocation pursuant to a dissolution and liquidation).

        10.11   MINIMUM GAIN CHARGEBACK.

        Prior to any other allocations being made pursuant to this Article X, the following special allocations shall be made in the following order:

                (A) Except as otherwise provided in Section 1.704-2(f) of the Regulations, in the event there is a net decrease in Partnership Minimum Gain during a Partnership taxable year, each Partner shall be allocated (before any other allocation is made pursuant to this Article
        X) items of income and gain for such year (and, if necessary, for subsequent years) equal to that Partner's share of the net decrease in Partnership Minimum Gain.

                        (i) The determination of a Partner's share of the net decrease in Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g).

                        (ii) The items to be specially allocated to the Partners in accordance with this Section 10.11(a) shall be determined in accordance with Regulation Section 1.704-2(f)(6).

                        (iii) This Section 10.11(a) is intended to comply with the Minimum Gain chargeback requirement set forth in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                (B) Except as otherwise provided in Section 1.704-2(i)(4), in the event there is a net decrease in Partner Minimum Gain during a Partnership taxable year, each Partner who has a share of that Partner Minimum Gain as of the beginning of the year, to the extent required by Regulation Section 1.704-2(i)(4) shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) equal to that Partner's share of the net decrease in Partner Minimum Gain. Allocations pursuant to this Section 10.11(b) shall be made in accordance with Regulation Section 1.704-2(i)(4). This Section 10.11(b) is intended to comply with the requirement set forth in Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                                   ARTICLE XI
                          MANAGEMENT OF THE PARTNERSHIP

        11.1 MANAGEMENT. The General Partners shall conduct the business of the Partnership, devoting such time thereto as they, in their sole discretion, shall determine to be necessary to manage Partnership business and affairs in an efficient manner. Any action required to be taken by the General Partners pursuant to this Agreement shall be duly taken only if it is approved, in writing or otherwise, by all the General Partners, unless the General Partners agree among themselves to a different arrangement for said approval.

        11.2 POWERS OF THE GENERAL PARTNERS. The General Partners shall have full charge of overall management, conduct and operation of the Partnership, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business and its property, and, without limiting in any manner the foregoing, authority:

                (A) To do on behalf of the Partnership all things which, in their sole judgment, are necessary, proper or desirable to carry out the Partnership's business, including, but not limited to, the right, power and authority: (i) to execute all agreements and other documents necessary to implement the purposes of the Partnership, to take such action as may be necessary to consummate the transactions contemplated hereby and by the Prospectus, and to make all reasonably necessary arrangements to carry out the Partnership's obligations in connection therewith; (ii) to employ, oversee and dismiss from employment any and all employees, agents, independent contractors, real estate managers, contractors, engineers, architects, developers, designers, brokers, attorneys and accountants; (iii) to sell, exchange or grant an option for the sale of all or substantially all or any portion of the real and personal property of the Partnership, at such price or amount, for cash, securities or other property and upon such other terms as the General Partners, in their sole discretion, deem proper; (iv) to let or lease all or any portion of the Partnership Properties for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; (v) to create, by grant or otherwise, easements and servitudes; (vi) to borrow money and incur indebtedness; provided, however, the Partnership shall not be permitted to incur any indebtedness except as authorized in Section 11.3(e) hereof; (vii) to draw, make, accept, endorse, sign and deliver any notes, drafts or other negotiable instruments or commercial paper; (viii) to execute such agreements and instruments as may be necessary, in their discretion, to operate, manage and promote the Partnership assets and business; (ix) to construct, alter, improve, repair, raze, replace or rebuild all or any portion of the Partnership Properties; (x) to submit to arbitration any claim, liability or dispute involving the Partnership (provided that such claims will be limited to actions against the Partnership not involving securities claims by the Limited Partners and provided further that no claim, liability or dispute of a Limited Partner will be subject to mandatory arbitration); (xi) to compromise any claim or liability due to the Partnership; (xii) to execute, acknowledge or verify and file any notification, application, statement and other filing which the General Partners consider either required or desirable to be filed with any state or federal securities administrator or commission; (xiii) to make any tax elections to be made by the Partnership, including, without limitation, to cause the Partnership to be taxed as a corporation or to qualify as a real estate investment trust (REIT) for federal income tax purposes; (xiv) to place record title to any of its assets in the name of a nominee, agent or a trustee; (xv) to do any or all of the foregoing, discretionary or otherwise, through agents selected by the General Partners, whether compensated or uncompensated by the Partnership; (xvi) to execute and file of record all instruments and documents which are deemed by the General Partners to be necessary to enable the Partnership properly and legally to do business in the State of Texas or any other jurisdiction deemed advisable; (xvii) to monitor the transfer of Partnership interests to determine if such interests are being traded on "an established securities market or a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, and take (and cause Affiliates to take) all steps reasonably necessary or appropriate to prevent any such trading of interests, including without limitation, voiding transfers if the General Partners reasonably believe such transfers will cause the Partnership to be treated as a "publicly traded partnership" under the Code or Treasury Regulations thereunder; (xviii) at the appropriate time, to register the Units with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and (xix) to do any or all of the foregoing for such consideration and upon such other terms or conditions as the General Partners, in their discretion, determine to be appropriate; provided, however, in no event shall the General Partners or their Affiliates receive compensation from the Partnership unless specifically authorized by Article XII hereof, by Articles IX and X hereof or by the "Compensation of the General Partners and Affiliates" section of the Prospectus.

                (B) Notwithstanding anything contained herein to the contrary, subject to the provisions contained in Section 16.2 hereof, to amend this Agreement without the consent or vote of any of the Limited
        Partners: (i) to reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners; (ii) to add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted herein to the General Partners or their Affiliates for the benefit of the Limited Partners; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by the staff of any state regulatory agency, the deletion or addition of which provision is deemed by the staff of any such regulatory agency to be for the general benefit or protection of the Limited Partners; (v) to attempt to have the provisions of this Agreement comply with federal income tax law and regulations thereunder; and (vi) to facilitate the operation of the Partnership in order to qualify as a REIT, corporation or other tax status elected for the Partnership by the General Partners.

                (C) To possess and exercise, as may be required, all of the rights and powers of general partners as more particularly provided by the Act, except to the extent that any of such rights may be limited or restricted by the express provisions of this Agreement.

                (D) To execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing. Any such instruments may be executed on behalf of the Partnership by either of the General Partners, except that any instrument pursuant to which the Partnership acquires or disposes of any interest in real property shall require the signature, personally or by attorney-in-fact, of each of the General Partners.

        11.3 LIMITATIONS ON POWERS OF THE GENERAL PARTNERS. The General Partners shall observe the following policies in connection with Partnership operations:

                (A) Pending initial investment of its funds, or to provide a source from which to meet contingencies, including, without limitation, the working capital reserve, the Partnership may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest- bearing accounts; provided that, following one year after the commencement of the operations of the Partnership, no more than forty-five percent (45%) of the value (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended) of the Partnership's total assets (exclusive of government securities and cash items) will consist of, and no more than forty-five percent (45%) of the Partnership's net income after taxes (for any four consecutive fiscal quarters combined) will be derived from, securities other than (i) government securities; (ii) securities issued by majority owned subsidiaries of the Partnership which are not investment companies; and
        (iii) securities issued by companies, which are controlled primarily by the Partnership, through which the Partnership engages in a business other than that of investing, reinvesting, owning, holding or trading in securities, and which are not investment companies.

                (B) The Partnership shall not acquire unimproved or non-income producing property, except in amounts and upon terms which can be financed by the Offering proceeds or from Cash Flow and provided investment in such properties shall not exceed twenty-five percent (25%) of gross Offering proceeds. Properties shall not be considered non-income producing if they are expected to produce income within a reasonable period of time after their acquisition, and for purposes hereof, two years shall be deemed to be presumptively reasonable.

                (C) All real property acquisitions must be supported by an appraisal which shall be prepared by a Competent Independent Expert. The appraisal shall be maintained in the Partnership's records for at least five (5) years and shall be available for inspection and duplication by any Limited Partner.

                (D) The General Partners shall not have the authority to incur indebtedness which is secured by the Partnership Properties or assets, except as specifically authorized pursuant to Section 11.3(e) below.

                (E) The General Partners shall have the authority to cause the Partnership to borrow funds; provided, however, that following the termination of the Offering, the aggregate amount of Partnership borrowings shall not exceed the sum of (i) with respect to properties financed by loans insured or guaranteed by the full faith and credit of the United States government, or of a state or local government, or by an agency or instrumentality of any of them, and/or loans received from any of the foregoing entities, (A) 100% of the Purchase Price of all Partnership Properties which have not been refinanced and (B) 100% of the aggregate fair market value of all refinanced Partnership Properties as determined by the lender as of the date of refinancing, and (ii) with respect to all other borrowings, the sum of (A) 85% of the aggregate Purchase Price of all Partnership Properties which have not been refinanced and (B) 85% of the aggregate fair market value of all refinanced Partnership Properties, as determined by the lender as of the date of refinancing. If the Partnership is subject to the limitations of both subparagraphs (i) and
        (ii) of the preceding sentence, the maximum percentage of indebtedness for the Partnership shall be calculated as follows: (1) divide the total value of Partnership Properties as determined under the preceding clause
        (ii) by the total value of Partnership Properties as determined under the preceding clauses (i) and (ii); (2) multiply the number 15 by the quotient of subsection (1); and (3) add the product from subsection (2) to the number 85. The Partnership may borrow such funds from the General Partners, their Affiliates or others, provided that if any such borrowing is from the General Partners or their Affiliates, (i) such borrowing may not constitute a "financing" as that term is defined under the NASAA Guidelines (i.e., all indebtedness encumbering Partnership Properties or incurred by the Partnership, "the principal amount of which is scheduled to be paid over a period of not less than forty-eight
        (48) months, and not more than fifty percent (50%) of the principal amount of which is scheduled to be paid during the first twenty-four
        (24) months"); (ii) interest and other financing charges or fees charged on any such borrowing may not exceed amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the Partnership Property if the loan is made in connection with a particular Partnership property; and (iii) no prepayment charge or penalty shall be required with respect to any such borrowing secured by either a first or a junior or all-inclusive trust deed, mortgage or encumbrance on a Partnership Property, except to the extent that such pre-payment charge or penalty is attributable to the underlying encumbrance. For purposes of this section 11.3(e) only, "indebtedness" shall include the principal of any loan together with any interest that may be deferred pursuant to the terms of the loan agreement which exceeds 5% per annum of the principal balance of such indebtedness (excluding contingent participations in income and/or appreciation in the value of the Partnership Properties), and shall exclude any indebtedness incurred by the Partnership for necessary working capital.

                (F) The Partnership shall not reinvest Cash Flow (excluding any proceeds from the sale, disposition or refinancing of a Partnership Property) in new properties. The General Partners shall have the authority to reinvest proceeds from the sale, disposition or refinancing of Partnership Properties; provided, that a portion of such proceeds sufficient to cover any increase in Limited Partners' federal and state income taxes attributable to the sale, disposition or refinancing (assuming a thirty percent (30%) combined federal and state tax bracket) shall be distributed in time to pay such increase.

                (G) The General Partners shall exercise their fiduciary duty for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. In addition, the Partnership shall not permit the Partners to contract away the fiduciary duty owed to the Partners by the General Partners under common law.

                (H) The Partnership shall maintain reasonable reserves for normal repairs, replacements and contingencies or for specified or unspecified tenant improvements or leasing commissions relating to Partnership Properties, in such amounts as the General Partners in their sole and absolute discretion determine from time to time to be adequate, appropriate or advisable in connection with the operations of the Partnership. The amount of initial working capital reserves for each Partnership Property shall be established by the General Partners at the time of acquisition, and are anticipated to be approximately 1% of the contract price of the Partnership Property, which is anticipated to equal approximately 0.8% of the gross proceeds of the Offering. In the event expenditures are made from any such reserves, future operating revenues may be allocated to such reserves to the extent deemed necessary by the General Partners for the maintenance of reasonable reserves.

                (I) The Partnership shall not own or lease property in general partnerships or joint ventures with unrelated entities which own and operate one or more particular properties, unless (i) the management of such partnership or joint ownership is under the control of the Partnership in that the Partnership or an Affiliate of the Partnership possesses the power to direct or to cause the direction of the management and policies of any such partnership or joint venture; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the joint ownership or partnership does not authorize or require the Partnership to do anything as a partner or joint venturer with respect to the property which the Partnership or the General Partners could not do directly because of this Agreement; and (iv) the General Partners and their Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under this Agreement. The ownership of the common areas located on property through a condominium association or other similar form of real property ownership shall not be considered a joint ownership of property for purposes of this paragraph. The Prospectus shall disclose the potential risk of impasse on joint venture decisions since no joint venture participant controls such decisions and the potential risks that while a joint venture participant may have the right to buy the property from the Partnership or joint venture, it may not have the resources to do so.

                (J) The Partnership may not own or lease property in a general partnership or joint venture with an Affiliate of the General Partners unless such property is owned or leased by a joint venture or general partnership with a publicly registered Affiliate, and unless (i) such Affiliate has substantially identical investment objectives as those of the Partnership with respect to such property; (ii) the Partnership, as a result of such joint venture or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the compensation payable to the General Partners and their Affiliates is substantially identical in each program; (iv) the Partnership will have a right of first refusal to buy the property held by such joint venture in the event that such Affiliate elects to sell its interest in the joint venture; and (v) the investment by the Partnership and such Affiliate are on substantially the same terms and conditions. The ownership of the common areas located on property through a condominium association or other similar form of real property ownership shall not be considered a joint ownership of property for purposes of this paragraph.

                (K) The Partnership will not invest in limited partnership interests of any other limited partnership of which either of the General Partners also serve as a general partner unless the Partnership will receive no duplicate fees or compensation beyond what is permissible under the NASAA Guidelines. The Partnership may not invest in general partnership interests of any other limited partnership unless it, alone or with any of its publicly-registered affiliates, acquires a controlling interest in such other limited partnership and receives no duplicate fees or compensation beyond what is permissible under the NASAA Guidelines. The Partnership may invest in limited partnership interests of other limited partnerships (the "Lower-Tier Partnerships") only if all of the following conditions, if applicable, are met:

                        (i) If the general partner of the Lower-Tier Partnership is a Sponsor, the Partnership may not invest in the Lower-Tier Partnership unless:

                                (A)     the partnership agreement of the
                        Lower-Tier Partnership contains provisions complying with Section IX.F. of the NASAA Guidelines and provisions acknowledging privity between the Lower-Tier general partner and the Limited Partners; and

                                (B)     the compensation payable in the
                        aggregate from both levels shall not exceed the amounts permitted under Section IV. of the NASAA Guidelines.

                        (ii) If the general partner of the Lower-Tier Partnership is not a Sponsor, the Partnership may not invest in the Lower-Tier Partnership unless (A) the partnership agreement of the Lower-Tier Partnership contains provisions complying with Sections II.E. and F., VII.A.-D., H. and J., and IX.C. of the NASAA Guidelines, and (B) the compensation payable at both tiers shall not exceed the amounts permitted in Section IV. of the NASAA Guidelines.

                        (iii) Each Lower-Tier Partnership shall have as its limited partners only publicly registered upper-tier partnerships; provided, however, that special limited partners not affiliated with the Sponsor shall be permitted if the interests taken result in no diminution in the control exercisable by the other limited partners.

                        (iv) The Partnership is not structured with more than two tiers.

                        (v) The Partnership, as a result of an investment in the Lower-Tier Partnership, is not charged, directly or indirectly, more than once for the same services.

                        (vi) The Limited Partners can, upon the vote of a majority in interest and without the concurrence of the Sponsor, direct the General Partners to take any action permitted to a limited partner in the Lower-Tier Partnership.

                        (vii) If the Partnership invests in a Lower-Tier Partnership, then the Prospectus shall fully and prominently disclose the two-tiered arrangement and any risks related thereto.

                        (viii) Notwithstanding clauses (ii) through (vii) above, if the general partner of the Lower-Tier Partnership is not a Sponsor, the Partnership may invest in a Lower-Tier Partnership that owns and operates a particular property to be qualified pursuant to Section 42(g) of the Code if limited partners at both tiers are provided all of the rights and obligations required by Section VII. of the NASAA Guidelines, and there are no payment of duplicate fees.

                (L) The completion of improvements which are to be constructed or are under construction on Partnership Property shall be guaranteed at the price contracted either by an adequate completion bond or by other satisfactory assurances; provided, however, that such other satisfactory assurances shall include at least one of the following: (i) a written personal guarantee of one or more of the general contractor's principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (ii) a written fixed price contract with a general contractor that has a substantial net worth; (iii) a retention of a reasonable portion of the purchase consideration as a potential offset to such purchase consideration in the event the seller does not perform in accordance with the purchase and sale agreement; or
        (iv) a program of disbursements control which provides for direct payments to subcontractors and suppliers.

                (M) The Partnership shall make no construction loans to builders of Partnership Properties and shall make no periodic progress or other advance payments to such builders unless the Partnership has first received an architect's certification as to the percentage of the project which has been completed and as to the dollar amount of the construction then completed.

                (N) The Partnership shall not acquire property in exchange for Units.

                (O) The Partnership shall not obtain nonrecourse financing from a Limited Partner or any party affiliated with a Limited Partner.

                (P) An "all-inclusive" or "wrap-around" note and deed of trust (referred to herein as the "all-inclusive note") may be used to finance the purchase of a Partnership Property only if the following conditions are complied with: (i) the sponsor (as defined pursuant to the NASAA Guidelines) under the all-inclusive note shall not receive interest on the amount of the underlying encumbrance included in the all-inclusive note in excess of that payable to the lender on that underlying encumbrance; (ii) the Partnership shall receive credit on its obligation under the all-inclusive note for payments made directly on the underlying encumbrance; and (iii) a paying agent, ordinarily a bank, escrow company, or savings and loan, shall collect payments (other than any initial payment of prepaid interest or loan points not to be applied to the underlying encumbrance) on the all-inclusive note and make disbursements therefrom to the holder of the underlying encumbrance prior to making any disbursement to the holder of the all-inclusive note, subject to the requirements of subparagraph (i) above, or, in the alternative, all payments on the all-inclusive and underlying note shall be made directly by the Partnership.

                (Q)     [Reserved.]

                (R) The General Partners shall not have the authority on behalf of the Partnership to:

                        (i) list, recognize or facilitate the trading of Units (or any interest therein) on any "established securities market (or the equivalent thereof)" within the meaning of
                Section 7704 of
                the Code, or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership;" or

                        (ii) create for the Units (or any interest therein) a "secondary market (or the equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise permit, recognize or facilitate the trading of any such Units (or any interest therein) on any such market or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership."

                (S) The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of making capital contributions to a joint venture or partnership permitted pursuant to the provisions of Section 11.3(i) above. Nothing in this Section 11.3 shall prohibit the Partnership or the Sponsor from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Affiliated limited partnerships, provided that Partnership funds are protected from claims of such other partnerships and their creditors.

                (T) The General Partners shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

                        (i) An appraisal of all assets of the Partnership shall be obtained from a Competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the applicable states as an exhibit to the registration statement for the offering. The assets of the Partnership shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the current value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership's assets over a twelve (12) month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Competent Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with the proposed Roll-Up.

                        (ii) In connection with the proposed Roll-Up, the Person sponsoring the Roll-Up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Dissenting Limited Partners the choice of: (A) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (B) one of the following:
                (I) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Limited Partners' pro rata share of the appraised value of the net assets of the Partnership.

                        (iii) The Partnership may not participate in any proposed Roll-Up which would result in the Limited Partners having democracy rights in the Roll-Up Entity which are less than those provided for below. If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Guidelines to the greatest extent possible.

                                (A) Meetings of the Roll-up Entity may be called by the general partner or the limited partners of the Roll-Up Entity holding more than 10% of the then outstanding limited partnership interests, for any matters for which the limited partners may vote as set forth in the limited partnership agreement for the Roll-Up Entity. Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the sponsor of the Roll-Up Entity shall provide all limited partners within ten (10) days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less than fifteen (15) nor more than sixty (60) days after receipt of said request, at a time and place convenient to the limited partners.

                                (B) To the extent permitted by the law of the state of formation, the partnership agreement of the Roll-Up Entity shall provide that a majority of the outstanding limited partner interests may, without necessity for concurrence by the general partner, vote to: (1) amend the partnership agreement of the Roll-Up Entity, (2) remove the general partner(s), (3) elect a new general partner(s), (4) approve or disapprove the sale of all or substantially all of the assets of the Roll-Up Entity, except pursuant to a plan disclosed in the final prospectus relating to the Roll-Up, and (5) dissolve the Roll-Up Entity. Without concurrence of a majority of the outstanding limited partner interests, the general partner(s) may not (i) amend the partnership agreement except for amendments which do not adversely affect the rights of the limited partners, (ii) voluntarily withdraw as a general partner unless such withdrawal would not affect the tax status of the Roll-Up Entity and would not materially adversely affect the limited partners, (iii) appoint a new general partner(s), (iv) sell all or substantially all of the Roll-Up Entity's assets other than in the ordinary course of business, (v) cause the merger or other reorganization of the Roll-Up Entity or (vi) dissolve the Roll-Up Entity. Notwithstanding clause (iii) of the preceding sentence, an additional general partner may be appointed without obtaining the consent of the limited partners if the addition of such person is necessary to preserve the tax status of the Roll-Up Entity, such person has no authority to manage or control the Roll-Up Entity under the partnership agreement, there is no change in the identity of the persons who have authority to manage or control the Roll-Up Entity, and the admission of such person as an additional general partner does not materially adversely affect the limited partners. Any amendment to the partnership agreement which modifies the compensation or distributions to which a general partner is entitled or which affects the duties of a general partner may be conditioned upon the consent of the general partner. With respect to any limited partners interest owned by the sponsor of the Roll-Up Entity, the sponsor may not vote or consent on matters submitted to the limited partners regarding the removal of the sponsor or regarding any transaction between the Roll-Up Entity and the sponsor. In determining the existence of the requisite percentage in limited partners interests necessary to approve a matter on which the sponsor may not vote or consent, any limited partner interest owned by the sponsor shall not be included. If the law of the state of formation provides that the Roll-Up Entity will dissolve upon termination of a general partner(s) unless the remaining general partner(s) continues the existence of the Roll-Up Entity, the partnership agreement shall obligate the remaining general partner(s) to continue the Roll-Up Entity's existence; and if there will be no remaining general partner(s), the termination of the last general partner shall not be effective for a period of at least 120 days during which time a majority of the outstanding limited partners interest shall have the right to elect a general partner who shall agree to continue the existence of the Roll-Up Entity. The partnership agreement shall provide for a successor general partner where the only general partner of the Roll-Up Entity is an individual.

                        (iv) The Partnership may not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership may not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the limited partnership interests or other indicia of ownership held by that Limited Partner.

                        (v) The Partnership may not participate in any proposed Roll-Up in which the Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Guidelines, which are generally as provided in Section 15.1 of this Agreement.

                        (vi) The Partnership may not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by a Majority Vote of the Limited Partners.

                (U) The Partnership shall not invest in junior trust deeds and other similar obligations.

        11.4    EXPENSES OF THE PARTNERSHIP.

                (A) Subject to Sections 11.4(b) and 11.4(c) below, the Partnership shall reimburse the General Partners and their Affiliates for (i) all Organization and Offering Expenses incurred by them, and
        (ii) the actual cost to them of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners.

                (B) Except as provided below and in Sections 11.4(a) and 11.4(c), all of the Partnership's expenses shall be billed directly to and paid by the Partnership. The General Partners may be reimbursed for the administrative services necessary to the prudent operation of the Partnership; provided that the reimbursement shall be at the lower of the General Partners' actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the General Partners are entitled to compensation by way of a separate fee. Excluded from allowable reimbursements shall be: (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling Persons of the General Partners or their Affiliates. A controlling Person, for purposes of this Section 11.4(b), shall be deemed to include, but not be limited to, any Person, whatever his title, who performs functions for the General Partners similar to those of: (A) chairman or member of the Board of Directors; (B) executive management, including the President, Chief Operating Officer, Vice President, Executive Vice President or Senior Vice President, Corporate Secretary and Treasurer; (C) senior management, such as the Vice President of an operating division, who reports directly to executive management; or (D) those holding a five percent (5%) or more equity interest in Behringer Harvard Advisors II LP or a Person having the power to direct or cause the direction of the General Partners, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, secretary or treasurer be considered a controlling Person.

        The annual report to investors shall include a breakdown of the costs reimbursed to the General Partners pursuant to this subsection. Within the scope of the annual audit of the General Partners' financial statements, the independent certified public accountant must verify the allocation of such costs to the Partnership. The method of verification shall at a minimum provide:

                        (i) A review of the time records of individual employees, the cost of whose services were reimbursed; and

                        (ii) A review of the specific nature of the work performed by each such employee. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the General Partners' independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partners by the Partnership in accordance with this subsection only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

                (C) The General Partners or their Affiliates shall pay, at no additional cost to the Partnership (i) overhead expenses of the General Partners and their Affiliates; (ii) expenses and salaries related to the performance of those services for which the General Partners and their Affiliates are entitled to compensation by way of Acquisition and Advisory Fees, Partnership and property management fees or real estate brokerage commissions related to the resale of Partnership Properties (provided, however, that the foregoing shall in no way limit the payment or reimbursement of legal, travel, employee-related expenses and other out-of-pocket expenses which are directly related to a particular Partnership Property and not prohibited by Section 11.4(b) above); and
        (iii) all other administrative expenses which are unrelated to the business of the Partnership. The General Partners or their Affiliates shall pay, at no additional cost to the Partnership, Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) to the extent they exceed two and one-half percent (2.5%) of the gross proceeds of the Offering of Units.

                (D) Subject to the provisions of paragraphs (b) and (c) of this Section 11.4, the Partnership shall pay the following expenses of the Partnership:

                        (i) Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) which do not exceed two and one-half percent (2.5%) of the gross proceeds of the Offering of Units;

                        (ii)    Underwriting compensation, including
                broker-dealer selling commissions and the dealer manager fee, payable in an amount not to exceed ten percent (10%) of the gross proceeds of the Offering of Units, plus a maximum of one-half percent (0.5%) of the gross proceeds of the Offering of Units for reimbursement of bona fide due diligence expenses to be paid out of Organization and Offering Expenses subject to the limitation of Section 11.4(d)(i) above;

                        (iii) All operational expenses of the Partnership, which may include, but are not limited to: (A) all costs of personnel employed by the Partnership or directly involved in the business of the Partnership, including Persons who may also be employees of the General Partners or their Affiliates, including but not limited to, salaries and other employee-related expenses, travel and other out-of-pocket expenses of such personnel which are directly related to a particular Partnership Property; (B) all costs of borrowed money, taxes and assessments on Partnership Properties and other taxes applicable to the Partnership; (C) legal, accounting, audit, brokerage and other fees; (D) fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, on-site managers, real estate brokers, mortgage brokers, insurance brokers and other agents; and (E) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing and operation of Partnership Properties (including the costs and expenses of foreclosures, legal and accounting fees, insurance premiums, real estate brokerage and leasing commissions and maintenance connected with such Property); and

                        (iv) All accounting, documentation, professional and reporting expenses of the Partnership, which may include, but are not limited to: (A) preparation and documentation of Partnership bookkeeping, accounting and audits; (B) preparation and documentation of budgets, economic surveys, Cash Flow projections and working capital requirements; (C) preparation and documentation of Partnership federal and state tax returns;
                (D) printing, engraving and other expenses and documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (E) expenses of insurance as required in connection with the business of the Partnership, including, without limitation, life and disability insurance with respect to any individual General Partner; (F) expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of printing and mailing to such Persons certificates for the Units and reports of the Partnership, and of preparing proxy statements and soliciting proxies in connection therewith; (G) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investing, tax reporting or other purposes, including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies, or expenses associated with furnishing reports to Limited

                Partners which the General Partners deem to be in the best interests of the Partnership; (H) expenses of revising, amending, converting, modifying or terminating the Partnership or this Agreement; (I) costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation or other proceedings conducted of the Partnership by any regulatory agency, including legal and accounting fees incurred in connection therewith; (J) costs of any computer equipment or services used for or by the Partnership; (K) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership; (L) costs of preparation and dissemination of information and documentation relating to potential sale, financing or other disposition of Partnership Properties; and (M) supervision and expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.

        11.5    MERGER, EXCHANGE AND CONVERSION.

                (A) The Partnership may (i) adopt a plan of merger and may merge with or into one or more domestic or foreign limited partnerships or other entities, resulting in there being one or more surviving entities, (ii) adopt a plan of exchange by which a domestic or foreign limited partnership or other entity is to acquire all of the outstanding partnership interests of the Partnership in exchange for cash, securities or other property of the acquiring domestic or foreign limited partnership or other entity or (iii) adopt a plan of conversion and convert to a foreign limited partnership or other entity. Any such plan of merger, plan of exchange or plan of conversion shall in all events comply with the applicable requirements of the Act and this Agreement, including, if such merger, exchange or conversion is a Roll-Up, the provisions of Section 11.3(t) hereof.

                (B) Any such merger shall be conditioned upon the merger being permitted by the laws under which each other entity that is a party to the merger is incorporated or organized or by the constituent documents of such other entity that are not inconsistent with such laws. Any such plan of exchange shall be conditioned upon the issuance of shares or other interests of the acquiring foreign limited partnership or other entity being permitted by the laws under which such foreign limited partnership or other entity is incorporated or organized or is not inconsistent with such laws. Any such conversion shall be conditioned upon such conversion being permitted by, or not inconsistent with, the laws of the jurisdiction in which the converted entity is to be incorporated, formed or organized, and the incorporation, formation or organization of the converted entity is effected in compliance with such laws.

                (C) The Partnership may adopt a plan of merger, plan of exchange or plan of conversion if the General Partners act upon and the Limited Partners (if required by Section 11.5(d) below) approve the plan of merger, plan of exchange or plan of conversion in the manner prescribed in Section 11.5(d) below.

                (D) Except as provided by Sections 11.5(e) and 11.5(f), after acting on a plan of merger, plan of exchange or plan of conversion in the manner prescribed by in the following sentence, the General Partners shall submit the plan of merger, plan of exchange or plan of conversion for approval by the Limited Partners, and in order for such plan of merger, plan of exchange or plan of conversion to be approved:

                        (i) the General Partners shall adopt a resolution recommending that the plan of merger, plan of exchange or plan of conversion, as the case may be, be approved by the Limited Partners, unless the General Partners determine that for any reason they should not make that recommendation, in which case the General Partners shall adopt a resolution directing that the plan of merger, plan of exchange or plan of conversion, as the case may be, be submitted to the Limited Partners for approval without recommendation and, in connection with the submission, communicate the basis for their determination that the plan of merger, plan of exchange or plan of conversion be submitted to the Limited Partners without any recommendation; and

                        (ii) the Limited Partners entitled to vote on the plan of merger, plan of exchange or plan of conversion must approve the plan.

                The General Partners may condition their submission to the Limited Partners of a plan of merger, plan of exchange or plan of conversion, and the effectiveness of such plan, on any basis, including without limitation that a specified percentage in excess of a Majority Vote be required for the approval of the plan of merger, plan of exchange or plan of conversion. Unless the General Partners require a greater vote, a Majority Vote shall be required for approval of a plan of merger, plan of exchange or plan of conversion.

                The General Partners shall notify each Limited Partner, whether or not entitled to vote, of the meeting of the Limited Partners at which the plan of merger, plan of exchange or plan of conversion is to be submitted for approval in accordance with this Section 11.5(d) and applicable law. The notice shall be given at least twenty (20) days before the meeting and shall state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, plan of exchange or plan of conversion and shall contain or be accompanied by a copy or summary of the plan of merger, plan of exchange or plan of conversion. Any such approval may be by written consent of the requisite Limited Partners as would be required to approve the plan of merger, plan of exchange or plan of conversion at any meeting where all the Limited Partners are present.

                (E) Unless applicable law otherwise requires (in which case the approval of the Limited Partners shall continue to be required and the provisions of Section 11.5(d) shall continue to apply), (1) approval by the Limited Partners of a plan of exchange shall not be required, and the provisions of Section 11.5(d) do not apply, if the Partnership is the acquiring entity in the plan of exchange, and (2) approval by the Limited Partners on a plan of merger, plan of exchange or a plan of conversion shall not be required, and the provisions of Section 11.5(d) do not apply, if either:

                        (i)     (A)     a limited partnership is the sole
                        surviving or resulting entity;

                                (B)     the partnership agreement of the
                        surviving or resulting limited partnership will not differ from this Agreement before the merger or conversion in any manner other than as to application of applicable law or other insignificant conforming differences;

                                (C) Limited Partners who held interests in the Partnership immediately before the effective date of the merger or conversion will hold the same interests in the same proportions, immediately after the effective date of the merger or conversion; and

                                (D) the General Partners adopt a resolution approving the plan of merger or plan of conversion; OR

                        (ii) the transaction involves the conversion to corporate, trust or association form of only the Partnership and, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Partnership prior to such transaction:

                                (A) voting rights of holders of the class of securities to be held by Limited Partners;

                                (B) the term of existence of the surviving or resulting entity;

                                (C) compensation to the sponsor (as defined in the NASAA Guidelines) of the surviving or resulting entity; or

                                (D)     the investment objectives of the
                        surviving or resulting entity.

                (F) After a plan of merger, plan of exchange or plan of conversion is approved, and at any time before the merger, exchange or conversion has become effective, the plan of merger, plan of exchange or plan of conversion may be abandoned (subject to any contractual rights by any of the entities that are a party thereto), without action by the Limited Partners, in accordance with the procedures set forth in the plan of merger, plan of exchange or plan of conversion or, if no such procedures are set forth in such plan, in the manner determined by the General Partners.

        11.6    RIGHTS OF DISSENTING LIMITED PARTNERS.

                (A) In the absence of fraud in the transaction, the remedy provided by this Section 11.6 to a Dissenting Limited Partner is the exclusive remedy for the recovery from the Partnership of the value of his Units or money damages with respect to such plan of merger, plan of exchange or plan of conversion. If the existing, surviving, or new corporation or limited partnership (foreign or domestic) or other entity, as the case may be, complies with the requirements of this
        Section 11.6 and, with respect to a Roll-Up, Section 11.3(t)(ii), any Dissenting Limited Partner who fails to comply with the requirements of this Section 11.6 shall not be entitled to bring suit for the recovery of the value of his Units or money damages with respect to the transaction. Notwithstanding any of the foregoing, this Section 11.6(a) shall not operate to limit the liability of the General Partners or their Affiliates in contravention of the provisions of NASAA Guidelines
        Section II.D.1.

                (B) Units of Dissenting Limited Partners for which payment has been made shall not thereafter be considered outstanding for the purposes of any subsequent vote of Limited Partners.

                (C) Within sixty (60) days after a Dissenting Limited Partner votes against any plan of merger, plan of exchange or plan of conversion, or, with respect to a plan of merger, plan of exchange or plan of conversion approved by written consent, within sixty (60) days after notice to the Limited Partners of the receipt by the Partnership of written consents sufficient to approve such merger, exchange or conversion, the Dissenting Limited Partner may demand in writing that payment for his Limited Partnership interests be made in accordance with this Section 11.6, and the General Partners shall (i) make a notation on the records of the Partnership that such demand has been made and (ii) within a reasonable period of time after the later of the receipt of a payment demand or the consummation of the merger, exchange or conversion, cause the Partnership to pay to the Dissenting Limited Partner the fair value of such Dissenting Limited Partner's Units without interest. The fair value of a Dissenting Limited Partner's Units shall be an amount equal to the Dissenting Limited Partner's pro rata share of the appraised value of the net assets of the Partnership (determined in accordance with the provisions of Section 11.3(t)(i) hereof).

                (D) If a Dissenting Limited Partner shall fail to make a payment demand within the period provided in Section 11.6(c) hereof, such Dissenting Limited Partner and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger, conversion or exchange and shall be bound thereby, the right of such Limited Partner to be paid the alternative compensation for his Limited Partnership Interest in accordance with this Section 11.6 shall cease, and his status as a Limited Partner shall be restored without prejudice to any proceedings which may have been taken during the interim, and such Dissenting Limited Partner shall be entitled to receive any distributions made to Limited Partners in the interim.

        11.7 LIMITATION ON LIABILITY OF THE GENERAL PARTNERS; INDEMNIFICATION OF THE GENERAL PARTNERS.

                (A) Neither the General Partners nor any of their Affiliates (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainder of this Section) that may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party where the Liability did not result from the Indemnified Party's negligence or misconduct and where the Indemnified Party (i) acted in good faith and on behalf of or for the Partnership, and (ii) reasonably believed that the action or inaction was in the Partnership's best interest. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor any Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities with respect to a proceeding in which (i) the Indemnified Party is found liable on the basis that the Indemnified Party improperly received personal benefit, whether or not the benefit resulted from an action taken in the Indemnified Party's official capacity, or (ii) the Indemnified Party is found liable to the Partnership or the Limited Partners. The Indemnified Party shall not be indemnified for any Liability in relation to a proceeding in which the Indemnified Party's act or failure to act constituted negligence or misconduct in the performance of the Indemnified Party's duty to the Partnership or the Limited Partners. If any action, suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Section 11.7(b) below), separate counsel of such Indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

                (B) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited except as provided below. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner, or the suit, action or proceeding is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Section 11.7(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Section 11.7(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within sixty (60) days of such final determination.

                (C)     Notwithstanding anything to the contrary contained in
        Section 11.7(a) above, neither the General Partners nor any of their Affiliates nor any Person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partners shall undertake to cause the party seeking indemnification to apprise the court of the position with respect to indemnification for securities violations of the Securities and Exchange Commission, the California Commissioner of the Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas State Securities Board and any other state securities regulatory authority of any state in which the Units were offered or sold which requires such notification.

                (D) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

                (E) For purposes of this Section 11.7, an Affiliate of the General Partner shall be indemnified by the Partnership only in circumstances where the Affiliate has performed an act on behalf of the Partnership or the General Partners within the scope of the authority of the General Partners and for which the General Partners would have been entitled to indemnification had such act been performed by them.

                                   ARTICLE XII
                   SERVICES TO PARTNERSHIP BY GENERAL PARTNERS


        12.1 ACQUISITION AND ADVISORY SERVICES. The General Partners and their Affiliates shall provide a continuing and suitable investment program for the Partnership consistent with the investment objectives of the Partnership and shall perform acquisition and advisory services in connection with the review and evaluation of potential investments for the Partnership, which services shall include, but shall not be limited to: (a) serving as the Partnership's investment and financial advisor and providing research and economic and statistical data in connection with real property acquisitions and investment policies; (b) analyzing with respect to each potential Partnership Property investment (i) the geographic market in which any such property is located, including market demand analyses, (ii) the physical condition of any existing structures, appurtenances and service systems, (iii) the availability of contractors and engineers, (iv) zoning and other governmental restrictions applicable to the use or development of the property, (v) income and expense forecasts and (vi) other appropriate review and evaluation of potential investment; and (c) structuring and negotiating the terms and conditions under which investments in Partnership Properties will be made. In consideration for such services, including services rendered with respect to properties which are considered for acquisition by the Partnership but are not acquired, the General Partners and their Affiliates shall be paid Acquisition and Advisory Fees in an amount of three percent (3%) of the Contract Purchase Price of each Partnership Property, provided that such amount does not exceed the limitations set forth in
Section 12.2 hereof. In addition, in reimbursement for certain Acquisition Expenses relating to property acquisitions by the Partnership, such as legal fees, travel expenses, title insurance premium expenses and other closing costs, the General Partners and their Affiliates shall be paid an amount of up to one-half percent (.5%) of the Contract Purchase Price of each Partnership Property. Acquisition and Advisory Fees in respect of each investment of the Partnership shall accrue and be payable at the time and in respect of funds expended for (i) the acquisition of a Partnership Property or (ii) to the extent that such funds are capitalized, for the development, construction or improvement of a Partnership Property. Acquisition Expenses shall be accrued as incurred and submitted for reimbursement by the General Partners to the Partnership and shall be payable to the extent of one-half percent (.5%) of the Contract Purchase Price of each Partnership Property, whether such expenses relate to investments which are consummated, whether income-producing or raw land to be developed or other investments, or to investments that are not consummated. In addition to such fees, the Partnership shall bear the expenses of independent appraisers, market analysts or other such Persons not affiliated with the General Partners who may be engaged to evaluate potential real estate acquisitions and developments by or on behalf of the Partnership.

        12.2    LIMITATIONS ON ACQUISITION FEES.

                (A) Acquisition and Advisory Fees paid in connection with the consideration, analysis, purchase and development of Partnership investments and with respect to each particular investment shall be paid only for services actually rendered, and in no event will the total of all Acquisition Fees, including the Acquisition and Advisory Fees paid to the General Partners or their Affiliates, exceed the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing public activity in the same geographic location and for comparable property. The limitation imposed hereby will be complied with at any given time on an ongoing basis. Within thirty
        (30) days after completion of the last acquisition, the General Partners shall forward to the California Commissioner of the Department of Corporations a schedule, verified under penalties of perjury, reflecting:

                        (i)     each acquisition made;

                        (ii)    the Purchase Price paid;

                        (iii) the aggregate of all Acquisition Fees paid on each transaction; and

                        (iv)    a computation showing compliance with Rule
                260.140.113.3 adopted pursuant to the California Corporate Securities Law of 1968.

        For purposes of the foregoing, the "last acquisition" shall mean the last acquisition of Partnership Property in which the investment was made from proceeds of the Offering, as well as any subsequent acquisition of Partnership Property in which the source of funds for such acquisition is proceeds from the sale of any Partnership Property.

                (B) The General Partners intend to acquire Partnership Properties and shall commit a percentage of Capital Contributions to Investment in Properties acquired by the Partnership in an amount which is equal to at least the Minimum Investment Percentage. For such purposes, working capital reserves in an aggregate amount not in excess of five percent (5%) of Capital Contributions shall be deemed to be committed to the purchase, development, construction or improvement of properties acquired by the Partnership.

        12.3 PROPERTY MANAGEMENT SERVICES. The General Partners shall cause the Partnership to employ a property management company (which may be an Affiliate of the General Partners) to perform professional property management and leasing services for the Partnership. In the event the property management company is an Affiliate of the General Partners, the compensation payable to such Affiliate shall be equal to the lesser of (a) fees which are competitive for similar services in the same geographic area, or (b) four and one-half percent (4.5%) of Gross Revenues of the properties managed. In the case of industrial and commercial properties which are leased on a long-term (ten or more years) net lease basis, the maximum property management fee from such leases shall be one percent (1%) of Gross Revenues, except for a one time initial leasing fee of three percent (3%) of Gross Revenues on each lease payable over the first five full years of the original term of the lease. As used herein, the term "net lease" shall mean a lease which requires the tenant to coordinate and pay directly all real estate taxes, sales and use taxes, utilities, insurance and other operating expenses relating to the leased property. Included within such fees should be bookkeeping services and fees paid to non-related Persons for property management services. In addition, the Partnership will also pay a separate fee for the leases of new tenants and renewals of leases with existing tenants in an amount not to exceed the fee customarily charged by others rendering similar services in the same geographic area except to the extent such compensation is specifically included in the foregoing property management fees. The Partnership may also pay to non-affiliated third party leasing agents leasing fees for procuring tenants and negotiating the terms of tenant leases. In no event may the aggregate of all property management and leasing fees paid to Affiliates of the General Partners exceed six percent (6%) of Gross Revenues. The foregoing limitation will include all leasing, re-leasing and leasing related services provided, however, that such limitation is not intended to preclude the charging of a separate competitive fee for the one-time initial rent-up or leasing-up of a newly constructed property or total rehabilitation of a property if such service is not included in the Purchase Price of the Partnership Property.

        12.4 ASSET MANAGEMENT FEE. The General Partners and their Affiliates shall perform asset management services in connection with the operation and holding of the Partnership's assets, which will include:

                (A) Analysis and management of utilization of Partnership investments and financial performance of investments;

                (B) Analysis of the maximization of return with respect to investments and advice as to the timing of disposition and terms and conditions of disposition of such investments;

                (C) Daily management of Partnership Properties, including entering into leases of real property and service contracts, and, to the extent necessary, performing all other operational functions for the maintenance and administration of such properties;

                (D) Investigate, select and, on behalf of the Partnership, engage and conduct business with such Persons as the General Partners and their Affiliates deem necessary to the proper performance of their obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates, and Persons acting in any other capacity deemed by the General Partners and their Affiliates necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Partnership with any of the foregoing; and

                (E) Provide the Partnership with all necessary cash management services.

        In consideration for such services, the General Partners or their Affiliates shall be paid an annual Asset Management Fee of not more than one-half percent (.5%) of the Aggregate Asset Value, provided, however, that such Asset Management Fee shall be reduced to the extent that the sum of such amount plus the amount of Net Cash Distributions from Cash Available for Distribution pursuant to Section 9.1 hereof for any year exceed the sum of three-quarters percent (.75%) of the Base Amount, as certified by the Partnership's independent public accountants. The fee will be payable on the tenth day of each month in an amount equal to one-twelfth of one-half percent (1/12th of .5%) of Aggregate Assets Value as of the last day of the immediately preceding month. Accrued but unpaid Asset Management Fees for any period shall be deferred without interest and shall be payable in subsequent periods from any funds available to the Partnership after payment of all other costs and expenses of the Partnership, including any reserves then determined by the General Partner to no longer be necessary to be retained by the Partnership or from Non-Liquidating Net Sale Proceeds or Liquidating Distributions. In addition to such fees, the Partnership shall bear the expenses of any independent appraisers, market analysts or other Persons not affiliated with General Partners who may be engaged by the General Partners to evaluate the assets of the Partnership for purposes of the foregoing.

        The Partnership may reinvest the proceeds from the sale and refinancing of its properties during the seven (7) years following the date of SEC effectiveness, and no deductions for Front-End Fees shall be allowed on such reinvestments. Beginning on a date which is seven (7) years after SEC effectiveness, no reinvestment of the proceeds from the sale and refinancing shall be allowed. Asset Management Fees may be accrued without interest when funds are not available for their payment. Any accrued Asset Management Fees may be paid from the next available cash flow or net proceeds from sale or refinancing of properties. No Asset Management Fees may be paid from the Partnership's reserves. If a General Partner is terminated and is entitled to compensation from the Partnership, as provided for herein and as governed by
Section II.F of the NASAA Guidelines, the General Partner shall be paid Asset Management Fees through the date of such termination.

        12.5 INSURANCE SERVICES. The General Partners or any of their Affiliates may provide insurance brokerage services in connection with obtaining insurance on the Partnership's Properties so long as the cost of providing such service, including the cost of the insurance, is no greater than the lowest quote obtained from two unaffiliated insurance agencies and the coverage and terms are likewise comparable. In no event may such services be provided by the General Partners or any of their Affiliates unless they are independently engaged in the business of providing such services to Persons other than Affiliates and at least seventy-five percent (75%) of their insurance brokerage service gross revenue is derived from Persons other than Affiliates.

        12.6 DEVELOPMENT AND CONSTRUCTION SERVICES PROHIBITED. Neither the General Partners nor any of their Affiliates (except any Persons affiliated with the General Partners only through their employment by the Partnership) may receive any development or construction fees or any other fees or other compensation from the Partnership in connection with the development or construction of Partnership Properties.

        12.7 REAL ESTATE COMMISSIONS ON RESALE OF PROPERTIES. The General Partners and their Affiliates may perform real estate brokerage services for the Partnership in connection with the resale of property by the Partnership; provided that the compensation therefor to the General Partners or their Affiliates in connection with the sale of a particular property shall not exceed the lesser of (a) fifty percent (50%) of the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) three percent (3%) of the gross sales price of the property; and provided, further, that payments of said compensation shall be deferred and made only after the Partnership has distributed to each Limited Partner or his Assignee from Non-Liquidating Distributions or Liquidating Distributions, as the case may be, an aggregate amount in cash which is equal to one hundred percent (100%) of his Capital Contribution (less all amounts, if any, theretofore distributed as a return of unused capital pursuant to Section 8.10), and has distributed to each Limited Partner or Assignee from all sources an additional amount equal to a ten percent (10%) per annum cumulative (but not compounded) return on his Net Capital Contribution, calculated from the date of his admission into the Partnership; and provided, further, that the General Partners and their Affiliates may receive such real estate commission only if they provide substantial services in connection with the sales effort. The aggregate real estate commission paid to all parties involved in the sale of a Partnership Property shall not exceed the lesser of: (a) the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) six percent (6%) of the gross sales price of such property. Notwithstanding the foregoing, neither the General Partners nor any of their Affiliates shall be granted an exclusive right to sell or exclusive employment to sell any property on behalf of the Partnership.

        12.8    REBATES, GIVE-UPS AND RECIPROCAL ARRANGEMENTS.

                (A) No rebates or give-ups may be received by any of the General Partners or their Affiliates nor may the General Partners or their Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

                (B) None of the General Partners nor any of their Affiliates shall, or shall knowingly permit any underwriter, dealer or salesman to, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of interests in the Partnership; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed Person (including the General Partners and their Affiliates) for selling Partnership Units.

        12.9 OTHER SERVICES. Other than as specifically provided in this Agreement or in the Prospectus, neither the General Partners nor their Affiliates shall be compensated for services rendered to the Partnership. The General Partners and their Affiliates cannot receive any fees or other compensation from the Partnership except as specifically provided for in this Agreement or as described in the Prospectus and except as permitted by the NASAA Guidelines.

                                  ARTICLE XIII
            TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP

        13.1 SALES AND LEASES TO THE PARTNERSHIP. The Partnership shall not purchase or lease investment properties in which any of the General Partners or their Affiliates have an interest or from any entity in which the General Partners or their Affiliates have an interest except (a) as provided in Section 11.3(i) hereof or (b) pursuant to a right of first refusal for such property in accordance with the provisions of Section 11.3(j)(iv) hereof, provided that the purchase price for such property pursuant to the right of first refusal is not greater than the fair market value as determined by the appraisal of a Competent Independent Expert. The provisions of this Section 13.1 notwithstanding, the General Partners or their Affiliates may temporarily enter into contracts relating to investment properties to be assigned to the Partnership prior to closing or may purchase property in their own names (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such property for the Partnership or the borrowing of money or obtaining of financing for the Partnership or completion of construction of the property or any other purpose related to the business of the Partnership, provided that (a) such property is purchased by the Partnership for a price no greater than the cost of such property to the General Partners or their Affiliates (including closing and carrying costs), (b) in no event shall the Partnership purchase property from the General Partners or their Affiliates if such entity has held title to such property for more than twelve (12) months prior to the commencement of the Offering, (c) the General Partners or their Affiliates shall not sell property to the Partnership if the cost of the property exceeds the funds reasonably anticipated to be available to the Partnership to purchase such property, (d) there is no other benefit to the General Partners or any Affiliate of the General Partners apart from compensation otherwise permitted by this Agreement and (e) all income generated and expenses associated with the property so acquired attributable to the temporary holding period shall be treated as belonging to the Partnership. Notwithstanding the foregoing, the Partnership may not acquire from the General Partners or their Affiliates any property which, on the effective date of the Prospectus, was owned by such General Partner or Affiliate.

        13.2 SALES AND LEASES TO THE GENERAL PARTNERS. The Partnership shall not sell or lease any Partnership Property to the General Partners or their Affiliates.

        13.3 LOANS. No loans may be made by the Partnership to any of the General Partners or their Affiliates.

        13.4 DEALINGS WITH RELATED PROGRAMS. Except as permitted by Sections 11.3(i) and 13.1 hereof, the Partnership shall not acquire property from any Program in which any of the General Partners or any of their affiliates have an interest.

        13.5 COMMISSIONS ON REINVESTMENT OR DISTRIBUTION. The Partnership shall not pay, directly or indirectly, a commission or fee (except as permitted under Article XII hereof) to a General Partner in connection with the reinvestment or distribution of the proceeds of the sale, exchange or financing of Partnership Properties.

                                   ARTICLE XIV
                       INDEPENDENT ACTIVITIES OF PARTNERS

        Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, brokerage and development of real property of any kind whatsoever (including properties which may be similar to those owned by the Partnership), and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom, provided that the General Partners shall in no way be relieved of their fiduciary duty owed to the Partnership.

                                   ARTICLE XV
                     BOOKS, REPORTS, FISCAL AND TAX MATTERS

        15.1 BOOKS. The General Partners shall maintain full and complete books and records for the Partnership at its principal office, and all Limited Partners and their designated representatives shall have the right to inspect, examine and copy at their reasonable cost such books at reasonable times. The books of account for financial accounting purposes shall be kept in accordance with generally accepted accounting principles. Limited Partner suitability records shall be maintained for at least six years. In addition, the General Partners shall maintain an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the "Participant List") as a part of the books and records of the Partnership which shall be available for inspection by any Limited Partner or his designated representative at the principal office of the Partnership upon the request of the Limited Partner. The Participant List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Participant List shall be mailed to any Limited Partner requesting the Participant List within ten (10) days of the request. The copy of the Participant List to be mailed to a Limited Partner shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners' voting rights under this Agreement and the exercise of the Limited Partners' rights under federal proxy laws. If the General Partners of the Partnership neglect or refuse to exhibit, produce or mail a copy of the Participant List as requested, they shall be liable to the Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Limited Partner for compelling the production of the Participant List and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Participant List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partners may require any

Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to such Limited Partner's interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or under the laws of any state.

        15.2 REPORTS. The General Partners shall prepare or cause to be prepared and, as required or requested, shall furnish to the appropriate federal or state regulatory and administrative bodies, the following reports:

                (A)     ACQUISITION REPORTS. At least quarterly within sixty
        (60) days after the end of each quarter during which the Partnership has acquired real property, an "Acquisition Report" of any real property acquisitions within the prior quarter shall be sent to all Limited Partners, including a description of the general character of all materially important real properties acquired or presently intended to be acquired by or leased to the Partnership during the quarter. Such report shall contain the following information (i) a description of the geographic location and of the market upon which the General Partners are relying in projecting successful operation of the property acquired within such quarter, including all facts which reasonably appear to the General Partners to materially influence the value of the property; (ii) a statement of the date and amount of the appraised value of the property; (iii) a statement of the actual purchase price including terms of the purchase, the identity of the seller and an itemization of all monies paid to officers, directors or affiliates in connection with the purchase; (iv) a statement of the total amount of cash expended by the Partnership to acquire each such property; (v) the present or proposed use of such properties and their suitability and adequacy for such use;
        (vi) the terms of any material lease affecting the property; (vii) a description of the proposed method of financing, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, due-on-sale or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; (viii) a statement that title insurance and any required construction, permanent or other financing and performance bonds or other assurances with respect to builders have been or will be obtained on all properties acquired; and (ix) a statement regarding the amount of proceeds of the Offering (in both dollar amount and as a percentage of the net proceeds of the Offering available for investment) which remain unexpended or uncommitted.

                (B) ANNUAL REPORT. Within one hundred twenty (120) days after the end of each fiscal year, an annual report shall be sent to all the Limited Partners and Assignees which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of cash flows and a statement of Partners' capital for such year, which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by an auditor's report containing an opinion of the independent certified public accountant for the Partnership; (ii) a Cash Flow statement (which need not be audited); (iii) a report of the activities of the Partnership for such year; (iv) a report on the distributions from (A) Cash Flow during such period, (B) Cash Flow from prior periods, (C) proceeds from the disposition of Partnership Property and investments, (D) reserves from the proceeds of the Offering of Units, and (E) lease payments on net leases with builders and sellers; and (v) a report setting forth the compensation paid to the General Partners and their Affiliates during such year and a statement of the services performed in consideration therefor. In addition, commencing five (5) years after termination of the Offering, such annual report shall include a notification to the Limited Partners of their right pursuant to Section 20.2 hereof to request that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated. Such annual report shall also include the breakdown of the costs reimbursed to the General Partners pursuant to the requirements of Section 11.4(b) hereof and such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the activities of the Partnership during the year covered by the report.

                (C) QUARTERLY REPORTS. If and for as long as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Limited Partners within sixty (60) days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished within sixty (60) days after the end of each of the first three quarters of each Partnership fiscal year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the activities of the Partnership during the quarter covered by the report.

                (D) REPORT OF FEES. The Partnership's annual and quarterly reports on Form 10-K and 10-Q for any period during which the General Partners or any of their Affiliates receive fees for services from the Partnership shall set forth (i) a statement of the services rendered, and (ii) the amount of fees received.

                (E) TAX INFORMATION. Within seventy-five (75) days after the end of each fiscal year (in the event that the fiscal year of the Partnership remains on a calendar year basis, and within one hundred twenty (120) days after the end of each fiscal year in the event that the Partnership's fiscal year is changed to some annual period other than a calendar year pursuant to Section 15.3 hereof), there shall be sent to all the Limited Partners and Assignees all information necessary for the preparation of each Limited Partner's federal income tax return and state income and other tax returns in regard to jurisdictions where Partnership Properties are located.

                (F) ANNUAL STATEMENT OF ESTIMATED UNIT VALUE. The General Partners shall furnish each Limited Partner an annual statement of estimated Unit value. Such annual statement shall report the value of each Unit based upon the General Partners' estimate of the amount a Unit holder would receive if Partnership Properties were sold at their fair market values as of the close of the Partnership's fiscal year and the proceeds therefrom (without reduction for selling expenses), together with other funds of the Partnership, were distributed in a liquidation of the Partnership (provided that, during the Offering and with respect to the first three full fiscal years following termination of the Offering, the value of a Unit shall be deemed to be ten dollars ($10.00)). In connection with their annual valuations (other than during Offering and the first three full fiscal years following the termination of the Offering), the General Partners shall obtain the opinion of an independent third party that their estimate of Unit value is reasonable and was prepared in accordance with appropriate methods for valuing real estate. The estimated Unit value shall be reported to the Limited Partners in the next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners following the completion of the valuation process.

                (G) PERFORMANCE REPORTING. The Partnership's annual and quarterly reports on Form 10-K and 10-Q shall set forth the year-to-date amount of Net Cash from Operations and shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to the Partnership's Net Cash from Operations for the periods covered by the report. In addition, the notes to the Partnership's financial statements included in its annual reports on Form 10-K shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to net income for tax purposes for the periods covered by the report.

                (H) EXPENSE REPORTING. The notes to the Partnership's financial statements included in its annual reports on Form 10-K shall contain a category-by-category breakdown of the general and administrative expenses incurred by the Partnership for the periods covered by the report. This breakdown shall reflect each type of general and administrative expense incurred by the Partnership (e.g. investor relations, independent accountants, salaries, rent, utilities, insurance, filing fees, legal fees, etc.) and the amount charged to the Partnership for each category of expense incurred.

                (I) OTHER REPORTS. The General Partners shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Limited Partner shall be provided with a copy of any such report upon request without expense to him.

                (J) CESSATION OF REPORTS. In the event the Securities and Exchange Commission promulgates rules that allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the above reports if the General Partners determine such action to be in the best interests of the Partnership; provided, however, that the Partnership will continue to file any reports mandated under state law and the Partnership will comply with any additional reporting requirements imposed by rules adopted subsequent to the date hereof applicable to the Partnership by the Securities and Exchange Commission.

        15.3 FISCAL YEAR. The Partnership shall adopt a fiscal year ending on the last day of December of each year (except that the last fiscal year shall end at the termination of the Partnership); provided, however, that the General Partners in their sole discretion may, subject to approval by the IRS, at any time without the approval of the Limited Partners, change the Partnership's fiscal year to a period to be determined by the General Partners.

        15.4    TAX ELECTIONS.

                (A) No election shall be made by the Partnership or any Partner to be excluded from the application of the provisions of Subchapter K of the Code or from any similar provisions of state or local income tax laws.

                (B) Upon the transfer of all or part of a Partner's or Assignee's interest in the Partnership or upon the death of an individual Limited Partner or Assignee, or upon the distribution of any property to any Partner or Assignee, the Partnership, at the General Partners' option and in their sole discretion, may file an election, in accordance with applicable Treasury Regulations, to cause the basis of Partnership Property to be adjusted for federal income tax purposes, as provided by Sections 734, 743 and 754 of the Code; and similar elections under provisions of state and local income tax laws may, at the General Partners' option, also be made.

        15.5 BANK ACCOUNTS. The cash funds of the Partnership shall be deposited in commercial bank account(s) at such banks or other institutions insured by the Federal Deposit Insurance Corporation as the General Partners shall determine. Disbursements therefrom shall be made by the General Partners in conformity with this Agreement.

        15.6 INSURANCE. The Partnership shall at all times maintain comprehensive insurance, including fire, liability and extended coverage insurance in amounts determined by the General Partners to be adequate for the protection of the Partnership. In addition, the Partnership shall carry appropriate worker's compensation insurance and such other insurance with respect to the real property owned by it as shall be customary for similar property, similarly located, from time to time.

        15.7 TAXATION AS PARTNERSHIP. The General Partners, while serving as such, agree to use their best efforts to cause compliance at all times with the conditions to the continued effectiveness of any opinion of counsel obtained by the Partnership to the effect that the Partnership will be classified as a partnership for federal income tax purposes.

        15.8    TAX MATTERS.

                (A) The General Partners may or may not, in their sole and absolute discretion, make any or all elections which they are entitled to make on behalf of the Partnership and the Partners for federal, state and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state or local tax returns; and (ii) to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners in their capacity as Partners and to execute any agreements or other documents relating to or settling such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership or the Partners.

                (B) Behringer Harvard Advisors II LP is designated as the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to manage administrative tax proceedings conducted at the partnership level by the IRS with respect to Partnership matters. Any Partner has the right to participate in such administrative proceedings relating to the determination of partnership items at the Partnership level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner will be paid for out of the assets of the Partnership. Each Limited

        Partner who elects to participate in such proceedings will be responsible for any expense incurred by such Limited Partner in connection with such participation. Further, the cost to a Limited Partner of any adjustment and the cost of any resulting audit or adjustment of a Limited Partner's return will be borne solely by the affected Limited Partner. The designation made in this Section 15.8(b) is expressly consented to by each Partner as an express condition to becoming a Partner. The Partnership hereby indemnifies Behringer Harvard Advisors II LP from and against any damage or loss (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence, breach of fiduciary duty or misconduct. In the event the Partnership should become required to register with the IRS as a tax shelter, Behringer Harvard Advisors II LP shall be the "designated organizer" of the Partnership and the "designated person" for maintaining lists of investors in the Partnership, and shall take such actions as shall be required to register the Partnership and to maintain lists of investors in the Partnership as may be required pursuant to Sections 6111 and 6112 of the Code.

                                   ARTICLE XVI
                 RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS

        16.1 POWERS OF THE LIMITED PARTNERS. The Limited Partners shall take no part in the management of the business or transact any business for the Partnership and shall have no power to sign for or bind the Partnership; provided, however, that the Limited Partners, by a Majority Vote, without the concurrence of the General Partners, shall have the right to:

                (A) Amend this Agreement, but not as to the matters specified in Section 11.2(b) hereof, which matters the General Partners alone may amend without vote of the Limited Partners;

                (B)     Dissolve the Partnership;

                (C)     Remove a General Partner or any successor General
                        Partner;

                (D) Elect a new General Partner or General Partners upon the removal of a General Partner or any successor General Partner, or upon the occurrence of an Event of Withdrawal or death of a General Partner or any successor General Partner; and

                (E) Approve or disapprove a transaction entailing the sale of all or substantially all of the real properties acquired by the Partnership, except in connection with the orderly liquidation and winding up of the business of the Partnership upon its termination and dissolution.

        16.2 RESTRICTIONS ON POWER TO AMEND. Notwithstanding Section 16.1 hereof, this Agreement shall in no event be amended to change the limited liability of the Limited Partners without the vote or consent of all of the Limited Partners, nor shall this Agreement be amended to diminish the rights or benefits to which any of the General Partners or Limited Partners are entitled under the provisions of this Agreement, without the consent of a majority of the Units held by the Partners who would be adversely affected thereby, and in the case of the General Partners being singularly affected, then by a majority vote of the General Partners.

        16.3 LIMITED LIABILITY. No Limited Partner shall be liable for any debts or obligations of the Partnership in excess of his or its Capital Contribution.

        16.4    MEETINGS OF, OR ACTIONS BY, THE LIMITED PARTNERS.

                (A) Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by any of the General Partners and shall be called by the General Partners upon the written request of Limited Partners holding ten percent (10%) or more of the outstanding Units by delivering written notice within ten days after receipt of such written request, either in person or by certified mail, to the Limited Partners entitled to vote at such meeting to the effect that a meeting will be held at a reasonable time and place convenient to the Limited Partners and which is not less than fifteen (15) days nor more than sixty (60) days after the receipt of such request; provided, however, that such maximum periods for the giving of notice and the holding of meetings may be extended for an additional sixty (60) days if such extension is necessary to obtain qualification or clearance under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of the solicitation materials to be forwarded to the Limited Partners in connection with such meeting. The General Partners agree to use their best efforts to obtain such qualifications and clearances. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording on any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

                (B) A Limited Partner shall be entitled to cast one vote for each Unit that he owns. Attendance by a Limited Partner at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting. Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law may be acted upon by the Limited Partners without a meeting and any such action shall be as valid and effective as action taken by the Limited Partners at a meeting assembled, if written consents to such action by the Limited Partners are signed by the Limited Partners entitled to vote upon such action at a meeting who hold the number of Units required to authorize such action and are delivered to a General Partner. Prompt notice of the taking of any action by less than unanimous written consent of the Limited Partners without a meeting shall be given to the Limited Partners who have not consented in writing to the taking of the action.

                (C) The General Partners shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Partnership, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all said meetings and written consents shall be maintained at the principal place of business of the Partnership and shall be available for inspection by any Partner at reasonable times.

                                  ARTICLE XVII
                   WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS;
                       ASSIGNABILITY OF GENERAL PARTNERS'
                         AND LIMITED PARTNERS' INTERESTS

        17.1 WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS; ADMISSION OF SUCCESSOR OR ADDITIONAL GENERAL PARTNERS.

                (A) Except as provided in this Article XVII or Article XX, until the dissolution of the Partnership, neither General Partner shall take any voluntary step to dissolve itself or to withdraw from the Partnership.

                (B) With the consent of all the other General Partners and a Majority Vote of the Limited Partners after being given ninety (90) days written notice, any General Partner may at any time designate one or more Persons to be additional General Partners, with such participation in such General Partner's interest as such General Partner and such successor or additional General Partners may agree upon, provided that the interests of the Limited Partners shall not be affected thereby.

                (C) Except in connection with the admission of an additional General Partner pursuant to paragraph (b) of this Section 17.1, no General Partner shall have any right to retire or withdraw voluntarily from the Partnership, to dissolve itself or to sell, transfer or assign the General Partner's interest without the concurrence of the Limited Partners by a Majority Vote; provided, however, that any General Partner may, without the consent of any other General Partner or the Limited Partners to the extent permitted by law and consistent with Section 17.1(a) hereof (i) substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of such General Partner's assets, stock or other evidence of equity interest and continued its business, and (ii) cause to be admitted to the Partnership an additional General Partner or Partners if it deems such admission to be necessary or desirable to enable the General Partner to use its best efforts to maintain its net worth at a level sufficient to assure that the Partnership will be classified as a partnership for federal income tax purposes or as may be required by state securities laws or the rules thereunder; provided, however, that such additional General Partner or Partners shall have no authority to manage or control the Partnership under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Partnership, and the admission of such additional General Partner or Partners does not materially adversely affect the Limited Partners.

                (D) A General Partner may be removed from the Partnership upon the Majority Vote of the Limited Partners; provided, however, that if such General Partner is the last remaining General Partner, such removal shall not be effective until ninety (90) days after the notice of removal has been sent to such General Partner. In the event of the removal of the last remaining General Partner, the Limited Partners may by Majority Vote elect a new General Partner at any time prior to the effective date of the removal of said last remaining General Partner.

                (E) Any voluntary withdrawal by any General Partner from the Partnership or any sale, transfer or assignment by such General Partner of his interest in the Partnership shall be effective only upon the admission in accordance with paragraph (b) of this Section 17.1 of an additional General Partner.

                (F) A General Partner shall cease to be such upon the occurrence of an Event of Withdrawal of such General Partner; provided, however, the last remaining General Partner shall not cease to be a General Partner until one hundred twenty (120) days after the occurrence of an Event of Withdrawal.

        17.2 LIMITED PARTNERS' INTEREST. Except as specifically provided in this Article XVII, none of the Limited Partners shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its interest in the Partnership. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.

        17.3    RESTRICTIONS ON TRANSFERS.

                (A) No Unit may be transferred, sold, assigned or exchanged if the transfer or sale of such Unit, when added to the total of all other transfers or sales of Units within the period of twelve (12) consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708 of the Code unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination.

                (B) No transfer or assignment may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his Units) will own fewer than the minimum number of Units required to be purchased under Section 8.5(b) hereof, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution or to an Affiliate.

                (C) No transfer or assignment of any Unit may be made if counsel for the Partnership is of the opinion that such transfer or assignment would be in violation of any state securities or "Blue Sky" laws (including investment suitability standards) applicable to the Partnership.

                (D) All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such Units shall bear, the following legend condition:

                "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                (E) No transfer or assignment of any interest in the Partnership shall be made (i) in the case of Units subject to Section 17.3(d) hereof, unless the transferor shall have obtained, if necessary, the consent of the California Commissioner of the Department of Corporations to such transfer, (ii) unless the transferee shall have paid or, at the election of the General Partners, obligated himself to pay, all reasonable expenses connected with such transfer, substitution and admission, including, but not limited to, the cost of preparing an appropriate amendment to this Agreement to effectuate the transferee's admission as a substituted Limited Partner pursuant to Section 17.4 hereof, or (iii) where the assignor and Assignee agree in connection therewith that the assignor shall exercise any residual powers remaining in him as a Limited Partner in favor of or in the interest or at the direction of the Assignee.

                (F) With the exception of intra-family transfers or transfers made by gift, inheritance or family dissolution, no transfer or assignment of any interest in the Partnership shall be made unless the transferee has (i) either (A) a net worth of at least forty-five thousand dollars ($45,000) and an annual gross income of at least forty-five thousand dollars ($45,000) or (B) a net worth of at least one hundred fifty thousand dollars ($150,000) and (ii) satisfied any higher suitability standards that may apply in the transferee's state of primary residence. For purposes of the foregoing standards, net worth is computed exclusive of home, furnishings and automobiles. Each transferee will be required to represent that he complies with the applicable standards, that he is purchasing in a fiduciary capacity for a Person meeting such standards, or that he is purchasing with funds directly or indirectly supplied by a donor who meets such standards. No transfer may be made to any Person who does not make such representation.

                (G) No Limited Partner may transfer or assign any Units or beneficial ownership interests therein (whether by sale, exchange, repurchase, redemption, pledge, hypothecation or liquidation), and any such purported transfer shall be void AB INITIO and shall not be recognized by the Partnership or be effective for any purpose unless (i) the General Partners determine, in their sole discretion, that the Partnership would be able to satisfy any of the secondary market safe harbors contained in Treasury Regulations Section 1.7704-1 (or any other applicable safe harbor from publicly traded partnership status which may be adopted by the IRS) for the Partnership's taxable year in which such transfer otherwise would be effective, or (ii) the Partnership has received an opinion of counsel satisfactory to the General Partners or a favorable IRS ruling that any such transfer will not result in the Partnership's being classified as a publicly traded partnership for federal income tax purposes. The Limited Partners agree to provide all information with respect to a proposed transfer that the General Partners deem necessary or desirable in order to make such determination, including but not limited to, information as to whether the transfer occurred on a secondary market (or the substantial equivalent thereof).

                (H) Any purported transfer or assignment not satisfying all of the foregoing conditions shall be void ab initio, and no purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied.

                (I) A Limited Partner requesting a transfer of Units shall be required, as a condition to effecting such transfer, to pay a reasonable transfer fee in an amount determined by the General Partners to be sufficient to cover the costs to the Partnership associated with such transfer. A fee of fifty dollars ($50) shall be deemed reasonable, but shall not preclude a conclusion by the General Partners that a higher fee is reasonable.

        17.4 SUBSTITUTED LIMITED PARTNERS. Except as otherwise provided in this Agreement, an Assignee of the whole or any portion of a Limited Partner's interest in the Partnership shall not have the right to become a substituted Limited Partner in place of his assignor unless (a) the assignment instrument shall have been in form and substance satisfactory to the General Partners; (b) the assignor and Assignee named therein shall have executed and acknowledged the Assignee's agreement in writing that he will not, directly or indirectly, create for the Partnership, or facilitate the trading of such interest on, a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code; (c) the assignment shall be accompanied by such assurances of genuineness and effectiveness and by such consents and authorizations of any governmental or other authorities which are necessary to demonstrate such effectiveness to the General Partners; and (d) the Assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended. Assignees of Units will be recognized by the Partnership as substituted Limited Partners as of the commencement of the first fiscal quarter of the Partnership following the fiscal quarter which includes the effective date of the assignment and in which the foregoing conditions are satisfied, notwithstanding the time consumed in preparing the documents necessary to effectuate the substitution.

        17.5 ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST WITHOUT SUBSTITUTION. Subject to the transfer restrictions of Section 17.3, a Limited Partner shall have the right to assign all or part of such Limited Partner's interest in Units by a written instrument of assignment. The assigning Limited Partner shall deliver to the General Partners a written instrument of assignment in form and substance satisfactory to the General Partners, duly executed by the assigning Limited Partner or his personal representative or authorized agent, including an executed acceptance by the Assignee of all the terms and provisions of this Agreement and the representations of the assignor and Assignee that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements). Such assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the General Partners. The Partnership shall recognize any such assignment not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation, and an Assignee shall be entitled to receive distributions and allocations from the Partnership attributable to the Partnership interest acquired by reason of any such assignment from and after the first day of the fiscal quarter following the fiscal quarter in which the assignment of such interest takes place. The Partnership and the General Partners shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership and recorded on its books.

        17.6 WITHDRAWAL OF LIMITED PARTNER. Except as otherwise specifically permitted by this Agreement, no Limited Partner shall be entitled to withdraw or retire from the Partnership.

        17.7 DEATH, LEGAL INCOMPETENCY OR DISSOLUTION OF LIMITED PARTNER. Upon the death, legal incompetency or dissolution of a Limited Partner, the estate, personal representative, guardian or other successor in interest of such Limited Partner shall have all of the rights and be liable for all the obligations of the Limited Partner in the Partnership to the extent of such Limited Partner's interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the General Partners, which may be withheld at their sole discretion, may be substituted for such Limited Partner.

        17.8 ELIMINATION OR MODIFICATION OF RESTRICTIONS. Notwithstanding any of the foregoing provisions of this Article XVII, the General Partners shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.

                                  ARTICLE XVIII
                              LOANS TO PARTNERSHIP

        18.1 AUTHORITY TO BORROW. The General Partners shall cause the Partnership to incur indebtedness to the extent and for the purposes which they deem, in their sole discretion, to be in the best interests of the Partnership, to the extent such loans are authorized pursuant to Section 11.3(e) hereof.

        18.2 LOANS FROM PARTNERS. If any Partner shall make any loan or loans to the Partnership or advance money on its behalf pursuant to Section 11.3(e) hereof, the amount of any such loan or advance shall not be deemed to be an additional Capital Contribution by the lending Partner or entitle such lending Partner to an increase in his share of the distributions of the Partnership, or subject such Partner to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from the Partnership to such lending Partner repayable upon such terms and conditions and bearing interest at such rates as shall be mutually agreed upon by the lending Partner and the General Partners; provided, however, that a General Partner as a lending Partner may not receive interest and other financing charges or fees in excess of the amount which would be charged by unrelated banks on comparable loans for the same purpose in the same area. No prepayment charge or penalty shall be required by a General Partner on a loan to the Partnership. Notwithstanding the foregoing, no Partner shall be under any obligation whatsoever to make any such loan or advance to the Partnership.

                                   ARTICLE XIX
               POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS

        19.1 POWER OF ATTORNEY. Each Limited Partner, by becoming a Limited Partner and adopting this Agreement, constitutes and appoints the General Partners and each of them and any successor to the General Partners as his true and lawful attorney-in-fact, in his name, place and stead, from time to time:

                (A) To execute, acknowledge, swear to, file and/or record all agreements amending this Agreement that may be appropriate:

                        (i) To reflect a change of the name or the location of the principal place of business of the Partnership;

                        (ii) To reflect the disposal by any Limited Partner of his interest in the Partnership, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the Capital Contribution of a Limited Partner (or any part thereof) provided for by this Agreement;

                        (iii) To reflect a Person's becoming a Limited Partner of the Partnership as permitted by this Agreement;

                        (iv) To reflect a change in any provision of this Agreement or the exercise by any Person of any right or rights hereunder not requiring the consent of said Limited Partner;

                        (v) To reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners;

                        (vi) To add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted to the General Partners or their Affiliates herein for the benefit of the Limited Partners;

                        (vii) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

                        (viii) To delete, add or modify any provision to this Agreement required to be so deleted, added or modified by the staff of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or by a State Securities Commissioner or similar such official, which addition, deletion or modification is deemed by such Commission or official to be for the benefit or protection of the Limited Partners;

                        (ix) To make all filings as may be necessary or proper to provide that this Agreement shall constitute, for all purposes, an agreement of limited partnership under the laws of the State of Texas as they may be amended from time to time;

                        (x) Upon notice to all Limited Partners, to amend the provisions of Article X of this Agreement, or any other related provision of this Agreement (provided, however, the General Partners shall first have received an opinion of counsel to the Partnership that such amendment will not materially adversely diminish the interests of the Limited Partners) to ensure that (A) the allocations and distributions contained in
                Article X comply with Treasury Regulations relating to Section 704 of the Code or any other statute, regulation or judicial interpretation relating to such allocations, or (B) the periodic allocations set forth in Article X will be respected under
                Section 706 of the Code or any other statute, regulation or judicial interpretation relating to such periodic allocations, or (C) the provisions of this Agreement will comply with any applicable federal or state legislation enacted after the date of this Agreement; to take such steps as the General Partners determine are advisable or necessary in order to preserve the tax status of the Partnership as an entity which is not taxable as a corporation for federal income tax purposes including, without limitation, to compel a dissolution and termination of the Partnership; to terminate the Offering of Units; to compel a dissolution and termination of the Partnership or to restructure the Partnership's activities to the extent the General Partners deem necessary (after consulting with counsel) to comply with any exemption in the "plan asset" regulations adopted by the Department of Labor in the event that either (I) the assets of the Partnership would constitute "plan assets" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (II) the transactions contemplated hereunder would constitute "prohibited transactions" under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the General Partners from the United States Department of Labor; provided, the General Partners are empowered to amend such provisions only to the minimum extent necessary (in accordance with the advice of accountants and counsel) to comply with any applicable federal or state legislation, rules, regulations or administrative interpretations thereof after the date of this Agreement, and that any such amendment(s) made by the General Partners shall be deemed to be made pursuant to the fiduciary obligations of the General Partners to the Partnership; and

                        (xi) To eliminate or modify any restriction on substitution or assignment contained in Article XVII at such time as the restriction is no longer necessary.

                (B) To execute, acknowledge, swear to, file or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction, or as may be appropriate for the Limited Partners to execute, acknowledge, swear to, file or record to reflect:

                        (i) Any changes or amendments of this Agreement, or pertaining to the Partnership, of any kind referred to in paragraph (a) of this Section 19.1; or

                        (ii) Any other changes in, or amendments of, this Agreement, but only if and when the consent of a Majority Vote or other required percentage of the Limited Partners has been obtained.

        Each of such agreements, certificates, instruments and documents shall be in such form as the General Partners and legal counsel for the Partnership shall deem appropriate. Each Limited Partner hereby authorizes the General Partners to take any further action which the General Partners shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Limited Partner might or could do if personally present and hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power hereby conferred shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partners to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a substituted Limited Partner and all required documents and instruments shall have been duly executed, sworn to, filed and recorded to effect such substitution.

        19.2 REQUIRED SIGNATURES. Any writing to amend this Agreement to reflect the addition of a Limited Partner need be signed only by a General Partner, by the Limited Partner who is disposing of his interest in the Partnership, if any, and by the Person to be substituted or added as a Limited Partner. The General Partners, or either of them, may sign for either or both of said Limited Partners as their attorney-in-fact pursuant to paragraph (a) of
Section 19.1 hereof. Any writing to amend this Agreement to reflect the removal or withdrawal of a General Partner in the event the business of the Partnership is continued pursuant to the terms of this Agreement need be signed only by a remaining or a new General Partner.

        19.3 ADDITIONAL DOCUMENTS. Each Partner, upon the request of the others, agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

                                   ARTICLE XX
                 DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

        20.1 DISSOLUTION. Except as otherwise provided in this Section 20.1, no Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved and terminated upon the happening of any of the following events:

                (A) The expiration of the term of the Partnership as specified in Article VI hereof;

                (B) The decision by Majority Vote of the Limited Partners to dissolve and terminate the Partnership;

                (C) The entry of a decree of judicial dissolution by a court of competent jurisdiction, provided that the foregoing shall not apply if the Partnership files a voluntary petition seeking reorganization under the bankruptcy laws;

                (D)     The retirement or withdrawal of a General Partner unless
        (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such event, or (ii) if there is no remaining General Partner, the Limited Partners, within one hundred twenty (120) days from the date of such event, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

                (E) The effective date of the removal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such event, or (ii) if there is no remaining General Partner, Limited Partners, prior to the effective date of such removal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

                (F) The effective date of an Event of Withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within ninety (90) days from the date of such Event of Withdrawal, or (ii) if there is no remaining General Partner, the Limited Partners, within one hundred twenty (120) days from the date of such Event of Withdrawal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

                (G) The sale or other disposition of all of the interests in real estate (including, without limitation, purchase money security interests and interests in joint ventures or other entities owning interests in real estate) of the Partnership (unless the General Partners have determined to reinvest the proceeds consistent with the provisions of this Agreement);

                (H) The election by the General Partners to terminate the Partnership, without the consent of any Limited Partner, in the event that either (i) the Partnership's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by this Agreement constitute a "prohibited transaction" under ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the General Partners determine in their discretion not to seek such an exemption; or

                (I) At any time following the date which is one (1) year after the termination of the Offering, the election by the General Partners to dissolve and terminate the Partnership.

        In the Event of Withdrawal of a General Partner resulting in only one General Partner remaining, such remaining General Partner shall be obligated to elect to continue the business of the Partnership within ninety (90) days from the date of such Event of Withdrawal.

        The Partnership shall not be dissolved or terminated by the admission of any new Limited Partner or by the withdrawal, expulsion, death, insolvency, bankruptcy or disability of a Limited Partner.

        20.2 PROXY TO LIQUIDATE. At any time after five (5) years following the termination of the Offering, upon receipt by the General Partners of written requests from Limited Partners holding ten percent (10%) or more of the outstanding Units (the "Proxy Request") directing that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated (the "Proxy to Liquidate"), the General Partners shall send a Proxy to Liquidate to each Limited Partner within sixty
(60) days of receipt of the Proxy Request, or as soon as reasonably practicable thereafter following the receipt of independent appraisals of Partnership Properties which the Partnership shall obtain as part of this proxy process, and the filing and review of such Proxy to Liquidate by the Securities and Exchange Commission. The General Partners shall not be required to send Proxies to Liquidate to Limited Partners more frequently than once during every two (2) year period. To insure that Limited Partners are adequately informed when casting their votes, the Proxy to Liquidate furnished to each Limited Partner shall include financial information setting forth per Unit pro forma tax and financial projections which assume that all Partnership Properties will be sold immediately at prices consistent with their appraised values, or such other information as the General Partners deem appropriate and informative, provided in all such cases that the furnishing of such information to Limited Partners shall not contravene applicable law or applicable rules and regulations of the Securities and Exchange Commission regarding the solicitation of proxies. The Proxy to Liquidate shall contain a forty-five (45) day voting deadline, and the actual voting results shall be tabulated by the Partnership's independent accountants who will receive the votes directly from the Limited Partners. The General Partners shall disclose the complete voting results for the Proxy to Liquidate in the Partnership's next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners for the period following the date on which voting was completed. If a Majority Vote of the Limited Partners is cast in favor of a liquidation of the Partnership, the assets of the Partnership shall be fully liquidated within thirty (30) months from the close of the voting deadline applicable to the Proxy to Liquidate. Under no circumstances, however, shall the General Partners direct the Partnership to make distributions "in kind" of any Partnership Properties to the Limited Partners.

        20.3 LIMITED PARTNERS' RIGHT TO CONTINUE THE BUSINESS OF THE PARTNERSHIP. Upon the occurrence of an event specified in paragraphs (d), (e) or
(f) of Section 20.1 above with respect to the last remaining General Partner, the Limited Partners shall have a right prior to the effective date of the occurrence of any such event to elect to continue the business of the Partnership pursuant to the provisions of this Section 20.3. The effective date of the events specified in paragraphs (d), (e) and (f) of Section 20.1 above with respect to the last remaining General Partner shall be one hundred twenty
(120) days after the date of any such event. In the case of the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 20.1 above, the Limited Partners may elect, by Majority Vote within one hundred twenty (120) days from the date of such event, to continue the business of the Partnership and elect one or more new General Partners. The new General Partner or General Partners so elected shall execute, deliver, acknowledge and record an amendment to the Certificate and such other documents and instruments as may be necessary or appropriate to effect such change.

        20.4 PAYMENT TO WITHDRAWN OR REMOVED GENERAL PARTNER. Upon the retirement, removal or Event of Withdrawal of a General Partner, the Partnership shall be required to pay such General Partner any amounts then accrued and owing to such General Partner under this Agreement. The method of payment to any such General

Partner must be fair and must protect the solvency and liquidity of the Partnership. In addition, the Partnership shall have the right, but not the obligation, to terminate any such General Partner's interest in Partnership income, losses, distributions and capital upon payment to him of an amount equal to the value of his interest in Partnership income, losses, distributions and capital on the date of such retirement, removal or Event of Withdrawal. Such interest shall be computed taking into account the General Partner's economic interest in the Partnership under Articles IX and X hereof. In the event such General Partner (or his representative) and the Partnership cannot mutually agree upon such value within ninety (90) days following such removal or withdrawal, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by such General Partner (or his representative) and one by the Partnership, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Dallas, Texas and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by such General Partner and the Partnership. Payment to such General Partner of the value of his interest in Partnership income, losses, distributions and capital shall be made by the delivery of a promissory note (i) if the termination was voluntary, being unsecured, bearing no interest and having principal payable, if at all, from distributions which the General Partner would have otherwise received under this Agreement had the General Partner not terminated; or (ii) if the termination was involuntary, coming due in not less than five years and bearing interest at the rate of the greater of nine percent (9%) per annum or the rate of interest most recently announced by Wells Fargo Bank, N.A. as its "prime rate" as of the date of the termination plus one percent (1%) per annum, with principal and interest payable annually in equal installments. In addition, within one hundred twenty
(120) days after the determination of the fair market value of the former General Partner's interest, upon the vote of a majority of the Limited Partners, the Partnership may sell such interest to one or more Persons who may be Affiliates of the remaining General Partner or General Partners and admit such Person or Persons to the Partnership as substitute General Partner or Partners; provided, however, that the purchase price to be paid to the Partnership for the Partnership interest of the former General Partner shall not be less than its fair market value as determined by the procedure described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above. In the event that such General Partner's interest is not terminated by the Partnership pursuant to the provisions set forth above, such interest shall convert automatically to a special limited partnership interest having the same interest in the Partnership's income, losses, distributions and capital as was attributable to such interest as a General Partner. In either event, any such General Partner who has retired, has been removed or with respect to which an Event of Withdrawal has occurred shall have no further right to participate in the management of the Partnership.

        20.5 TERMINATION OF EXECUTORY CONTRACTS. Upon the removal or occurrence of an Event of Withdrawal of a General Partner, all executory contracts between the Partnership and such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of any remaining or new General Partner) may be terminated and canceled by the Partnership without prior notice or penalty. Such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may also terminate and cancel any such executory contract effective upon sixty (60) days prior written notice of such termination and cancellation to the remaining or new General Partner or General Partners, if any, or to the Partnership.

                                   ARTICLE XXI
                   DISTRIBUTION ON TERMINATION OF PARTNERSHIP

        21.1 LIQUIDATION DISTRIBUTION. Upon a dissolution and final termination of the Partnership, the General Partners (or in the event of a General Partner's removal or termination and, if there is no remaining General Partner, any other Person selected by the Limited Partners) shall take account of the Partnership assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.3 hereof.

        21.2 TIME OF LIQUIDATION. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partners to minimize the losses upon a liquidation.

        21.3 LIQUIDATION STATEMENT. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partners, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partners, as the sole remaining Partners of the Partnership, shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership.

        21.4 NO LIABILITY FOR RETURN OF CAPITAL. The General Partners shall not be personally liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any such return shall be made solely from Partnership assets.

        21.5 NO RIGHT OF PARTITION. The Partners and Assignees shall have no right to receive Partnership Property in kind, nor shall such Partners or Assignees have the right to partition the Partnership Property, whether or not upon the dissolution and termination of the Partnership.

        21.6 PRIORITY; RETURN OF CAPITAL. Except as provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to allocations of income and losses or payments of distributions. Other than upon the dissolution and termination of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Limited Partner is to be returned.

        21.7 ESCHEAT OF DISTRIBUTIONS. If, upon termination and dissolution of the Partnership, there remains outstanding on the books of the Partnership (after a reasonable period of time determined in the sole discretion of the General Partners) a material amount of distribution checks which have not been negotiated for payment by the Limited Partners, the General Partners may, if deemed to be in the best interest of the Partnership, cause such amounts to be redistributed pro rata to Limited Partners of record on such final distribution date who have previously cashed all of their distribution checks; provided, however, that neither the General Partners nor the Partnership shall be liable for any subsequent claims for payment of such redistributed distributions. The General Partners are not required to make such a redistribution, in which case such amounts may eventually escheat to the appropriate state.

                                  ARTICLE XXII
                               GENERAL PROVISIONS

        22.1 NOTICES. Except as otherwise provided herein, any notice, payment, distribution or other communication which shall be required to be given to any Partner in connection with the business of the Partnership shall be in writing and any such notice shall become effective and deemed delivered (a) upon personal delivery thereof, including by overnight mail and courier service, or
(b) three days after it shall have been mailed by United States mail, first class with postage prepaid; in each case, if to a Limited Partner, addressed to the last address furnished for such purpose by the Limited Partner to whom it is authorized to be given as of the time sent for delivery or as of the time of such mailing; and if to a General Partner or the Partnership, at the principal office of the Partnership, or at such other address as such General Partner may hereafter specify in a notice duly given as provided herein.

        22.2 SURVIVAL OF RIGHTS. This Agreement shall be binding upon and inure to benefit of the Partners and their respective heirs, legatees, legal representatives, successors and assigns.

        22.3 AMENDMENT. Except as specifically provided herein, following the admission of Additional Limited Partners to the Partnership, this Agreement may be amended, modified and changed only after obtaining a Majority Vote of the Limited Partners. When voting on whether to approve or reject proposed changes to this Agreement, Limited Partners shall be permitted to vote separately on each significant proposed change.

        22.4 HEADINGS. The captions of the articles and sections of this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

        22.5 AGREEMENT IN COUNTERPARTS. This Agreement, or any amendment hereto, may be executed in counterparts each of which shall be deemed an original Agreement, and all of which shall constitute one agreement, by each of the Partners hereto on the dates respectively indicated in the acknowledgements of said Partners, notwithstanding that all of the Partners are not signatories to the original or the same counterpart, to be effective as of the day and year first above written.

        22.6 GOVERNING LAW. This Agreement shall be governed and construed according to the laws of the State of Texas governing partnerships; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 22.6.

        22.7 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

        22.8 SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation, or affect those portions, of this Agreement which are valid.

        22.9 NO MANDATORY ARBITRATION OF DISPUTES. Except as may be permitted or required pursuant to Section 20.4 hereof, nothing in this Agreement or the Subscription Agreement to be executed by each Limited Partner shall be deemed to require the mandatory arbitration of disputes between a Limited Partner and the Partnership or any Sponsor. Nothing contained in this Section 22.9 is intended to apply to preexisting contracts between broker-dealers and Limited Partners.

        22.10 OWNERSHIP OF PROPRIETARY PROPERTY. Behringer Harvard Advisors II LP retains ownership of and reserves all Intellectual Property Rights in the Proprietary Property. To the extent that the Partnership has or obtains any claim to any right, title or interest in the Proprietary Property, including without limitation in any suggestions, enhancements or contributions that the Partnership may provide regarding the Proprietary Property, the Partnership hereby assigns and transfers exclusively to Behringer Harvard Advisors II LP all right, title and interest, including without limitation all Intellectual Property Rights, free and clear of any liens, encumbrances or licenses in favor of the Partnership or any other party, in and to the Proprietary Property. In addition, at Behringer Harvard Advisors II LP's expense, the Partnership will perform any acts that may be deemed desirable by Behringer Harvard Advisors II LP to evidence more fully the transfer of ownership of right, title and interest in the Proprietary Property to Behringer Harvard Advisors II LP, including but not limited to the execution of any instruments or documents now or hereafter requested by Behringer Harvard Advisors II LP to perfect, defend or confirm the assignment described herein, in a form determined by Behringer Harvard Advisors II LP.

        IN WITNESS WHEREOF, the undersigned hereby execute this Amended and Restated Agreement of Limited Partnership of Behringer Harvard Short-Term Opportunity Fund I LP under seal as of the date and year first above written.


                               INITIAL LIMITED PARTNER:


                               ------------------------------------------------
                               GERALD J. REIHSEN, III


                               GENERAL PARTNERS:

ATTEST:                        BEHRINGER HARVARD ADVISORS II LP
                               A Texas limited partnership

                               By:  Harvard Property Trust, LLC
By:                                 Its General Partner
   --------------------------

Name:
     ------------------------
                                    By:
Title:                                  ----------------------------------------
      -----------------------           Robert M. Behringer
                                        President of Harvard Property Trust, LLC



                               ------------------------------------------------
                               ROBERT M. BEHRINGER

                                    EXHIBIT C
                             SUBSCRIPTION AGREEMENT
               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

        THIS SUBSCRIPTION AGREEMENT is made and entered into between Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership (the "Partnership"), and the investor whose signature appears below ("Investor").

1. SUBSCRIPTION AMOUNT AND PAYMENT. Investor hereby subscribes to acquire, upon the terms and conditions set forth in this Subscription Agreement, the number of units of limited partnership interest of the Partnership (the "Units") as set forth on the signature page of this Subscription Agreement, upon payment to Wells Fargo Bank Iowa, N.A., as Escrow Agent, of the subscription price for the Units. The subscription price shall be $10 per Unit. (IF THIS IS AN INVESTMENT THROUGH AN IRA OR OTHER QUALIFIED PLAN, SEND THE SUBSCRIPTION DOCUMENTATION DIRECTLY TO THE CUSTODIAN AND MAKE ANY CHECK FOR THE SUBSCRIPTION PAYABLE TO THE CUSTODIAN. IF THIS IS A NON-QUALIFIED (RETAIL) INVESTMENT, SEND THE SUBSCRIPTION DOCUMENTATION TO BEHRINGER SECURITIES LP AT THE ADDRESS INDICATED BELOW AND MAKE THE CHECK PAYABLE TO WELLS FARGO BANK IOWA, N.A., AS ESCROW AGENT.)

2. ACCEPTANCE BY THE PARTNERSHIP. This Subscription Agreement shall be binding upon the parties only when it has been accepted and agreed to by the Partnership. The Partnership may reject any subscription, in whole or in part, in its sole and absolute discretion.

3. DISCLOSURES BY THE PARTNERSHIP. Prospective investors are hereby advised of the following:
        o All prospective investors are urged to carefully read the prospectus of the Partnership dated February 19, 2003, as supplemented to date (the "Prospectus").
        o Prospective investors should understand the risks associated with an investment in the Units, as described in the Prospectus, prior to submitting this Subscription Agreement.
        o The assignability and transferability of the Units is restricted and will be governed by the Partnership's Agreement of Limited Partnership in the form contained in the Prospectus as Exhibit A (the "Partnership Agreement") and all applicable laws as described in the Prospectus.
        o Prospective investors should not invest in Units unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.
        o There is no public market for the Units, and, accordingly, it may not be possible to readily liquidate an investment in the Partnership.

4. SPECIAL NOTICES. The notices contained on the following pages are a part of this Subscription Agreement and are incorporated herein. PLEASE CAREFULLY REVIEW THE INSTRUCTIONS ATTACHED HERETO BEFORE COMPLETING THIS SUBSCRIPTION AGREEMENT. IF YOU ARE AN INDIVIDUAL INVESTOR, YOU MUST INCLUDE WITH THIS AGREEMENT A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

5.      PURCHASE INFORMATION.

       __________________________________________________
                                                                          For Non-Qualified Investments:
         ________________        ______________________                  MAKE INVESTMENT CHECK PAYABLE TO:
            # of Units              Total $ Invested         Wells Fargo Bank Iowa, N.A., Escrow Agent for Behringer
                                                                     Harvard Short-Term Opportunity Fund I LP
                (# Units x $10 = Total $ Invested;                           For Qualified Investments:
       amount payable at subscription subject to rejection        Make Investment Check Payable to the Custodian
         for deferred commission option, non-commission
        sales under item 12 below or for volume discounts)
                                                             ________________________________________________________
             Minimum purchase: $1,000 or 100 Units             |_|  INITIAL INVESTMENT (MINIMUM $1,000)
                                                               |_|  ADDITIONAL INVESTMENT (MINIMUM $25)
                                                               STATE IN WHICH SALE WAS MADE:__________________
       __________________________________________________    ________________________________________________________

        Check the following box to evidence Investor's agreement to elect the Deferred Commission Option: [ ]
        (THIS ELECTION MUST BE AGREED TO BY THE BROKER-DEALER LISTED BELOW.)

        NOTE: IF THE INVESTOR PROVIDES PAYMENT OR PAYMENTS THAT IN THE AGGREGATE DIFFERS FROM THE PAYMENT REQUIRED TO PURCHASE THE NUMBER OF UNITS INDICATED ABOVE FOR SUBSCRIPTION, THE INVESTOR'S SUBSCRIPTION SHALL BE AUTOMATICALLY DEEMED A SUBSCRIPTION FOR THE MAXIMUM NUMBER OF UNITS THAT MAY BE PURCHASED FOR SUCH AMOUNT.


6.     TYPE OF OWNERSHIP.

       |_|  Individual                                          |_|  IRA (including Simplified Employee Pensions
       |_|  Joint Tenants with Right of Survivorship                 (SEPs), Rollovers and Beneficiary IRAs)
       |_|  Husband and Wife as Community Property              |_|  Keogh
       |_|  Married Person as Separate Property                 |_|  401(k)
       |_|  Tenants in Common                                   |_|  Other Retirement or Profit-Sharing Plan
       |_|  Custodian:  A Custodian for the benefit of               |_|  Taxable           |_|  Tax-Exempt
            ________________ under the Uniform Gift to          |_|  Trust/Trust Type:  __________________________
            Minors Act or the Uniform Transfer to Minors             (PLEASE SPECIFY, I.E., FAMILY, LIVING, REVOCABLE, ETC.)
            Act of the State of ____________                    |_|   Company or Partnership
                                                                |_|   Other:  ____________________________________

7.     REGISTRATION NAME AND ADDRESS.

       Please print name(s) in which Units are to be registered:  ________________________________________________

       |_|Mr.      |_|Mrs.      |_|Ms.       |_|MD       |_|PhD       |_|DDS       |_|Other_______________________

       Name of Owner                                              Taxpayer Identification/Social Security Number
       _______________________________________________________    ____ ____ ____ ____ ____ ____ ____ ____ ____

       _______________________________________________________    ____ ____ ____ ____ ____ ____ ____ ____ ____

       Name of Joint Owner (if applicable)                        Taxpayer Identification/Social Security Number
       _______________________________________________________    ____ ____ ____ ____ ____ ____ ____ ____ ____

       _______________________________________________________    ____ ____ ____ ____ ____ ____ ____ ____ ____

                     _____________________________________________________________________________________________
       Street Address
       or P.O. Box   _____________________________________________________________________________________________

                     _____________________________________________________________________________________________
       Street Address
       or P.O. Box   _____________________________________________________________________________________________

                     ___________________________________________        ______________________       _____________
       City                                                        State                        Zip
                     ___________________________________________        ______________________  Code _____________

                     ___________________________________________                __________________________________
       Home          (   )                                         Business     (   )
       Telephone No. ___________________________________________   Telephone No.__________________________________

                     ___________________________________________                __________________________________
       Email Address                                               Country of
        (Optional)   ___________________________________________   Citizenship  __________________________________

8.     SUBSCRIBER/BENEFICIAL OWNER NAME AND ADDRESS.

       (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS - FOR EXAMPLE, IF THE ABOVE REGISTRATION
       NAME AND ADDRESS IS A CUSTODIAN OR TRUST COMPANY, INDICATE THE BENEFICIAL OWNER BELOW)

       |_|Mr.      |_|Mrs.      |_|Ms.       |_|MD       |_|PhD       |_|DDS       |_|Other_______________________

       Name                                                       Taxpayer Identification/Social Security Number
       _______________________________________________________    ____ ____ ____ ____ ____ ____ ____ ____ ____

       _______________________________________________________    ____ ____ ____ ____ ____ ____ ____ ____ ____

                     _____________________________________________________________________________________________
       Street Address
       or P.O. Box   _____________________________________________________________________________________________

                     ___________________________________________        ______________________       _____________
       City                                                        State                        Zip
                     ___________________________________________        ______________________  Code _____________

                     ___________________________________________                __________________________________
       Home          (   )                                         Business     (   )
       Telephone No. ___________________________________________   Telephone No.__________________________________

                     ___________________________________________                __________________________________
       Email Address                                               Country of
        (Optional)   ___________________________________________   Citizenship  __________________________________

        INTERESTED PARTY.

        If you would like a duplicate copy of all communications the Partnership sends to you to be sent to an additional party (such as your accountant or financial advisor), please complete the following:

                  ______________________________________________________________
Name of Interested
Party             ______________________________________________________________


                  ______________________________________________________________
Name of Firm
                  ______________________________________________________________


                  ______________________________________________________________
Street Address
Or P.O. Box       ______________________________________________________________


                  __________________________             ________      _________
City                                        State                  Zip
                  __________________________             ________  Code_________

                  __________________________             _______________________
Telephone No.     (   )                     Facsimile    (   )
                  __________________________Telephone No._______________________


                  _______________________________
Email Address
 (Optional)       _______________________________

9.      SUBSCRIBER SIGNATURES.

        Please carefully read and separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

        In order to induce the Partnership to accept this subscription, I hereby represent and warrant to the Partnership as follows:

                                                         Owner     Joint Owner

(a)     I have received the Prospectus.                ----------  ----------
                                                        Initials    Initials

(b)     I accept and agree to be bound by the
        terms and conditions of the Partnership's
        Partnership Agreement.                         ----------  ----------
                                                        Initials    Initials

(c)     I have (i) a net worth (exclusive of home,
        home furnishings and automobiles) of
        $150,000 or more; or (ii) a net worth
        (exclusive of home, home furnishings and
        automobiles) of at least $45,000 and had
        during the last tax year or estimate that
        I will have during the current tax year a
        minimum of $45,000 annual gross income, or
        that I meet the higher suitability
        requirements imposed by my state of
        primary residence as set forth in the
        prospectus under "Who May Invest."             ----------  ----------
                                                        Initials    Initials

(d)     If I am a California resident or if the
        Person to whom I subsequently propose to
        assign or transfer any Units is a
        California resident, I may not consummate
        a sale or transfer of my Units, or any
        interest therein, or receive any
        consideration therefor, without the prior
        written consent of the Commissioner of the
        Department of Corporations of the State of
        California, except as permitted in the
        Commissioner's Rules, and I understand
        that my Units, or any document evidencing
        my Units, will bear a legend reflecting
        the substance of the foregoing
        understanding.                                 ----------  ----------
                                                        Initials    Initials

(e)     If I am a Missouri, Nebraska, Ohio or
        Pennsylvania resident, this investment
        does not exceed 10% of my liquid net
        worth.                                         ----------  ----------
                                                        Initials    Initials

(f)     If I am a Washington investor, this
        investment does not exceed the greater of
        5% of my liquid net worth or 5.0% of my
        gross income.                                  ----------  ----------
                                                        Initials    Initials

(g)     I am purchasing the Units for my own
        account.                                       ----------  ----------
                                                        Initials    Initials

(h)     I acknowledge that there is no public
        market for the Units.                          ----------  ----------
                                                        Initials    Initials

(i)     If the undersigned is, or is investing on
        behalf of, a tax-exempt entity (such as a
        IRA or a charitable remainder trust),
        other than qualified pension, profit
        sharing, stock bonus plan or tax-exempt
        educational organization, the undersigned
        represents to the Partnership that the
        undersigned and the Investor each
        understands that an investment in the
        Units is likely to give rise to unrelated
        business taxable income ("UBTI") for
        federal income tax purposes, which would
        result in the Investor being subject to
        federal income tax, notwithstanding the
        Investor's status for other tax purposes.
        The undersigned has carefully considered
        the impact of this fact on the Investor's
        investment decision and duties of the
        undersigned to the Investor. The
        undersigned also represents that the
        undersigned and the Investor have each
        consulted with knowledgeable, independent
        tax and ERISA advisors in evaluating an
        investment in the Partnership as an
        appropriate investment, and have concluded
        it is an appropriate investment
        notwithstanding such tax considerations
        and any fiduciary obligations the
        undersigned and the governing body of such
        Investor may have under ERISA or other
        applicable law. The undersigned represents
        that neither the undersigned nor the
        Investor is relying on any advice with
        respect to such matters from the
        Partnership or its representatives or
        agents but, rather, has made an
        independent evaluation of the risks and
        benefits of such an investment.                ----------  ----------
                                                        Initials    Initials

(j)     If the undersigned is, or is investing on
        behalf of, a qualified pension, profit
        sharing, or stock bonus plan or a
        tax-exempt educational organization, the
        undersigned represents to the Partnership
        that the undersigned and the Investor each
        understands that an investment in the
        Units could, under certain circumstances
        give rise to unrelated business taxable
        income ("UBTI") for federal income tax
        purposes, which would result in the
        Investor being subject to federal income
        tax, notwithstanding the Investor's status
        for other tax purposes. The undersigned
        has carefully considered the impact of
        this fact on the Investor's investment
        decision and duties of the undersigned to
        the Investor. The undersigned also
        represents that the undersigned and the
        Investor have each consulted with
        knowledgeable, independent tax and ERISA
        advisors in evaluating an investment in
        the Partnership as an appropriate
        investment, and have concluded it is an
        appropriate investment notwithstanding
        such tax considerations and any fiduciary
        obligations the undersigned and the
        governing body of such investor may have
        under ERISA or other applicable law. The
        undersigned represents that neither the
        undersigned nor the Investor is relying on
        any advice with respect to such matters
        from the Partnership or its
        representatives or agents but, rather, has
        made an independent evaluation of the
        risks and benefits of such an investment.      ----------  ----------
                                                        Initials    Initials

(k)     I am in compliance with the Uniting and
        Strengthening America by Providing
        Appropriate Tools Required to Intercept
        and Obstruct Terrorism Act of 2001 (known
        as the USA PATRIOT Act). I am not, nor are
        any of my principal owners, partners,
        members, directors or officers included on
        (i) the Office of Foreign Assets Control
        list of foreign nations, organizations and
        individuals subject to economic and trade
        sanctions, based on U.S. foreign policy
        and national security goals; (ii)
        Executive Order 13224, which sets forth a
        list of individuals and groups with whom
        U.S. persons are prohibited from doing
        business because such persons have been
        identified as terrorists or persons who
        support terrorism or (iii) any other watch
        list issued by any governmental authority,
        including the Securities and Exchange
        Commission.                                    ----------  ----------
                                                        Initials    Initials


--------------------------------------------------------------------------------
                               SUBSTITUTE FORM W-9

I DECLARE THAT THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY THE PARTNERSHIP IN CONNECTION WITH MY INVESTMENT IN THE PARTNERSHIP. UNDER PENALTIES OF PERJURY, BY SIGNING THIS SUBSCRIPTION AGREEMENT, I HEREBY CERTIFY THAT (A) I HAVE PROVIDED HEREIN MY CORRECT TAXPAYER IDENTIFICATION NUMBER, (B) I AM NOT SUBJECT TO BACK-UP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR THE INTERNAL REVENUE SERVICE HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACK-UP WITHHOLDING, AND
(C) EXCEPT AS OTHERWISE EXPRESSLY INDICATED ABOVE, I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

--------------------------------------------------------------------------------

   NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT
        OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

A SALE OF THE UNITS MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER
                           RECEIPT OF THE PROSPECTUS.


_______________________________________
Signature of Investor or Trustee

_______________________________________
Signature of Joint Owner, if applicable

_______________________________________
Date

10.     DISTRIBUTIONS.

        (PLEASE CHECK ONE OF THE FOLLOWING.)
        |_|     I prefer to reinvest distributions pursuant to the Partnership's distribution reinvestment and automatic purchase plan.
        |_|     I prefer distributions be paid to me at my address listed under
                Section 7.
        |_| I prefer to direct distributions to a party other than the registered owner per my instructions below.
        |_| I prefer distributions to be deposited directly into the following account: ___Checking ___Savings

For deposits into checking or savings accounts: Please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip, the Partnership is authorized and directed to begin making electronic deposits to the checking or savings account designated by the enclosed voided check or deposit slip. An automated deposit entry shall constitute the receipt for each transaction. This authority is to remain in force until the Partnership has received written notification of its termination at such time and in such manner as to give the Partnership reasonable time to act. In the event that the Partnership deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.

To direct distributions to a party other than the registered owner, please provide the following information, as applicable:

              ______________________________________        ___________________
Name of                                              Account
Institution   ______________________________________ Number ___________________


              _________________________________________________________________
Name on
Account       _________________________________________________________________


              _________________________________________________________________
Street Address
or P.O. Box   _________________________________________________________________


              _______________________________      __________         _________
City                                          State           Zip Code
              _______________________________      __________         _________

11.     AUTOMATIC PURCHASES.

Please mark the following box if you choose to make additional investments in Units by authorizing automatic debits from your bank account: |_|

Please enclose a voided check or deposit slip for the appropriate account to participate in the automatic purchase feature of the Partnership's distribution reinvestment and automatic purchase plan. By enclosing a voided check or deposit slip, the Partnership is authorized and directed to begin making electronic debits from the checking, savings or other account designated by the enclosed voided check or deposit slip on each regular interval as you indicate below (twice monthly, monthly, quarterly, semiannually or annually). Such deductions and investments will continue until you notify the Partnership to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds.

        PLEASE MAKE MY AUTOMATIC PURCHASES:
        |_| Twice Monthly (Purchases will be made on the 15th of each month or the next business day if the 15th is not a business day, and on the last business day of the month.)
        |_| Monthly (Purchases will be made on the last business day of each month.)
        |_| Quarterly (Purchases will be made on the last business day of each calendar quarter.)
        |_| Semiannually (Purchases will be made on the last business days of June and December of each year.)
        |_| Annually (Purchases will be made on the last business day of each year.)

        AMOUNT OF EACH AUTOMATIC PURCHASE ($25 MINIMUM): $_________

12.     BROKER-DEALER.

        (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

The broker-dealer or authorized representative must sign below to complete the order. The undersigned broker-dealer warrants that it is a duly licensed broker-dealer and may lawfully offer Units in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or authorized representative warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual, (b) and that he or she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice, and (c) that he or she delivered the Prospectus to the subscriber at least five days prior to the date that he or she will deliver this Subscription Agreement to the Partnership. The broker-dealer or authorized representative warrants that included with this Subscription Agreement is documentation completed by the broker-dealer or authorized representative that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.



              ___________________________________              _________________
Broker-Dealer                                     Telephone No. (  )
Name          ___________________________________              _________________


              __________________________________________________________________
Broker-Dealer
Street Address
or P.O. Box   __________________________________________________________________


              _______________________________      __________         __________
City                                          State           Zip Code
              _______________________________      __________         __________


              ___________________________________              _________________
Registered
Representative                                    Telephone No. (  )
Name          ___________________________________              _________________


              __________________________________________________________________
Reg. Rep.
Street Address
or P.O. Box   __________________________________________________________________


              _______________________________      __________         __________
City                                          State           Zip Code
              _______________________________      __________         __________


              _______________________________ PROVIDE ONLY IF YOU WOULD LIKE TO
Email Address                                 RECEIVE UPDATED INFORMATION ABOUT
  (Optional)  _______________________________ BEHRINGER HARVARD SHORT-TERM
                                              OPPORTUNITY FUND I LP VIA EMAIL.

Check the following box to evidence Broker-Dealer's agreement to elect the Deferred Commission Option: |_|
(THIS ELECTION MUST BE AGREED TO BY THE INVESTOR LISTED ABOVE.)

                                                  ______________________________
If the Investor has elected to participate in the
distribution reinvestment and automatic purchase
plan under Sections 10 or 11 above, note any
reductions to standard selling commissions for
such investments here:                            ______________________________


_____________________________________________     ______________________________

_____________________________________________     ______________________________
Financial Advisor Signature                   Date

13.     REGISTERED INVESTMENT ADVISOR (RIA) AND WRAP FEE REPRESENTATION.

        Check the following box if this investment is made through an RIA which charges no commission on this sale or otherwise is a made pursuant to a wrap fee or other asset fee arrangement with the Investor listed above and as a result no commissions shall be paid to the participating RIA or broker (under these arrangements the Investor's purchase price is $9.30 per Unit): |_|

        (IF AN OWNER OR PRINCIPAL OR ANY MEMBER OF THE RIA FIRM IS AN NASD LICENSED REGISTERED REPRESENTATIVE AFFILIATED WITH A BROKER/DEALER, THE TRANSACTION SHOULD BE CONDUCTED THROUGH THAT BROKER/DEALER FOR ADMINISTRATIVE PURPOSES, NOT THROUGH THE RIA. THE ELIMINATION OF COMMISSIONS AND REDUCED PURCHASE PRICE WILL STILL APPLY.)

14.     PAYMENT INSTRUCTIONS.

        For CUSTODIAL ACCOUNTS, check(s) should be made PAYABLE TO THE CUSTODIAN and sent, with a completed copy of this Subscription Agreement, directly to the custodian.

        For all other investments, please mail the completed Subscription Agreement (with all signatures) and check(s) made payable to "Wells Fargo Bank Iowa, N.A., Escrow Agent for Behringer Harvard Short-Term Opportunity Fund I LP" to:

                             BEHRINGER SECURITIES LP
                           1323 North Stemmons Freeway
                                    Suite 202
                               Dallas, Texas 75207
                                 (866) 655-3700

________________________________________________________________________________
FOR PARTNERSHIP USE ONLY:
________________________________________________________________________________


Date:    ___________________________      Check No.        _____________________

Amount:  ___________________________      Certificate No.: _____________________

________________________________________________________________________________

Received and Subscription Accepted:

Behringer Harvard Short-Term Opportunity Fund I LP

By:     Behringer Harvard Advisors II LP, its General Partner

        By:     Harvard Property Trust, LLC, its General Partner


        By:_______________________________________
        Name:_____________________________________
        Title:____________________________________

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF UNITS

260.141.11 RESTRICTIONS ON TRANSFER.

        (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or
                260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

        (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

                (1)     to the issuer;

                (2)     pursuant to the order or process of any court;

                (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

                (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

                (5) to holders of securities of the same class of the same issuer;

                (6)     by way of gift or donation inter vivos or on death;

                (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

                (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

                (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

                (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

                (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

                (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under
                        Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

                (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

                (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

                (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

                (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

                (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

        (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

        "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]




SPECIAL NOTICE FOR NEBRASKA RESIDENTS AND PENNSYLVANIA RESIDENTS ONLY

In no event may a subscription for Units be accepted until at least five business days after the date the subscriber receives the prospectus. Residents of the State of Nebraska who first received the prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Partnership within five days of the date of subscription.

Because the minimum offering of Units is less than $11.0 million, Pennsylvania residents are cautioned to evaluate carefully the Partnership's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscription proceeds.

                                 INSTRUCTIONS TO
               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                             SUBSCRIPTION AGREEMENT

        Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information in the Subscription Agreement should be completed as follows:

Purchase Information.  (Section 5 of Subscription Agreement)

        o A minimum investment of $1,000 (100 Units) is required, except for certain states that require a higher minimum investment.

        o A CHECK FOR THE FULL PURCHASE PRICE OF THE UNITS SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF "WELLS FARGO BANK IOWA, N.A., AS ESCROW AGENT FOR BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP." FOR CUSTODIAL ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT, WITH A SIGNED COPY OF THIS AGREEMENT, TO THE CUSTODIAN.

        o Investors who have satisfied the minimum purchase requirements in Behringer Harvard Mid-Term Value Enhancement Fund I LP, Behringer Harvard REIT I, Inc. or in any other Behringer Harvard public real estate program may invest as little as $25 (2.5 Units), except for residents of Minnesota, Nebraska and Oregon. See the section of the prospectus entitled "Who May Invest" for more information.

        o Units may be purchased only by persons meeting the standards set forth under the section of the prospectus entitled "Who May Invest."

        o       Please indicate the state in which the sale is to be made.

        o Please check the box related to the Deferred Commission Option if you have agreed with your broker-dealer to elect the Deferred Commission Option, as described in the Prospectus. By electing the Deferred Commission Option, you are required to pay only $9.40 per Unit purchased upon subscription. For the next three years following the year of subscription, or fewer if required to satisfy outstanding deferred commission obligations, you will have a 2% selling commission ($.20 per Unit) per year deducted from and paid out of distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Partnership to withhold such amounts from distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus. -

Type of Ownership.  (Section 6 of Subscription Agreement)

        o Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

Registration Name and Address.  (Section 7 of Subscription Agreement)

        o       Please enter the exact name in which the Units are to be held.

                - For joint tenants with right of survivorship or tenants in common, include the names of both investors.

                - In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.

                - Trusts should include the name of the trustee (include a copy of the trust agreement).

        o All investors must complete the space provided for taxpayer identification number or social security number. In the case of a qualified plan or trust, enter both the investor's social security number (for identification purposes) and the custodian or trustee's taxpayer identification number (for tax purposes).

        o By signing in Section 9, the investor is certifying that this number is correct.

        o Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the custodian or trustee.

        o FOR EACH INDIVIDUAL REGISTERED OWNER, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

Subscriber/Beneficial Owner Name and Address. (Section 8 of Subscription Agreement)

        o Complete this Section only if the subscriber's or beneficial owner's name and address is different from the registration name and address provided in Section 7.

        o If the Units are registered in the name of a custodian or trustee, enter the name, address, telephone number and social security number of the beneficial owner.

        o If investor's name is different from the registration name, FOR EACH INDIVIDUAL INVESTOR, INCLUDE A COPY OF A GOVERNMENT ISSUED IDENTIFICATION DOCUMENT EVIDENCING RESIDENCE OR NATIONALITY AND BEARING A PHOTOGRAPH OR SIMILAR SAFEGUARD, SUCH AS A DRIVER'S LICENSE, IDENTIFICATION CARD, OR PASSPORT.

Subscriber Signatures.  (Section 9 of Subscription Agreement)

        o       Please separately initial each representation where indicated.

        o If title is to be held jointly, all parties must date and sign this Section as follows:

                -       INDIVIDUAL: One signature required.

                - JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

                -       TENANTS IN COMMON: All parties must sign.

                - COMMUNITY PROPERTY: Only one investor's signature required.

                - PENSION OR PROFIT SHARING PLANS: The trustee signs the Signature Page.

                - TRUST: The trustee signs. Provide the name of the trust, the name of the trustee and the name of the beneficiary (include a copy of the trust agreement).

                - PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and each must sign. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he or she may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

                - CORPORATION: The Subscription Agreement must be accompanied by (i) a certified copy of the resolution of your board of directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the Board's resolution authorizing the investment.

                - IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

                -       KEOGH (HR 10): Same rules as those applicable to IRAs.

                - UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

        o       PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

Distributions.  (Section 10 of Subscription Agreement)

        o Each investor who elects the distribution reinvestment feature of the distribution reinvestment and automatic purchase plan agrees to notify the Partnership and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our general partners or their affiliates. The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 7.0% of reinvested distributions, less any discounts authorized by the Prospectus.

        o If cash distributions are to be sent to an address other than that provided in Section 7 (I.E., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address and a voided check or deposit slip.

Automatic Purchases.  (Section 11 of Subscription Agreement)

        o By electing the automatic purchase feature of the distribution reinvestment and automatic purchase plan, the investor elects to make additional investments in Units at regular intervals, as provided by the investor, until the investor withdraws his or her election by providing written notice to Behringer Securities LP or until termination of the offering in respect of the Partnership's Distribution Reinvestment and Automatic Purchase Plan.

        o Each investor who elects the automatic purchase feature of the distribution reinvestment and automatic purchase plan agrees that the agreements, representations and warranties made by the Investor in this Subscription Agreement apply to all additional purchases made under the plan. The Investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to additional purchases made under the distribution reinvestment and automatic purchase plan.

        o Each investor who elects the automatic purchase feature of the distribution reinvestment and automatic purchase plan agrees to notify the Partnership and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future real estate programs sponsored by our general partners or their affiliates. The investor acknowledges that the broker-dealer named in the Subscription Agreement may receive commissions not to exceed 7.0% of reinvested distributions, less any discounts authorized by the Prospectus.

Broker-Dealer.  (Section 12 of Subscription Agreement)

        o This Section is to be completed by the investor's Registered Representative. Please complete all broker-dealer information contained in Section 12 of the Subscription Agreement, including suitability certification.

        o Include documentation completed by the broker-dealer that the investor(s) and registered owner(s) do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. This could include a screen print from the NASD Anti-Money Laundering web site if an electronic check is performed, a signed attestation from the person performing a manual check if this method is used, or a screen-print and written attestation if some other database is used.

        o Please check the box related to the Deferred Commission Option if you have agreed with your client to elect the Deferred Commission Option, as described in the Prospectus. By electing the Deferred Commission Option, your client is required to pay only $9.40 per Unit purchased upon subscription. For the next three years following the year of subscription, or fewer if required to satisfy outstanding deferred commission obligations, your client will have a 2.0% selling commission ($.20 per Unit) per year deducted from and paid out of distributions otherwise distributable to your client. Election of the Deferred Commission Option shall authorize the Partnership to withhold such amounts from distributions otherwise payable to you as is set forth in the "Plan of Distribution" section of the Prospectus.

Registered Investment Advisor (RIA) and Wrap Fee Representation. (Section 13 of Subscription Agreement)

                Please check the box to indicate if the subscription was solicited or recommended by a Registered Investment Advisor or other wrap fee representative.

THE SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF ANY ENTITY.

Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Partnership.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE SUBSCRIPTION AGREEMENT, PLEASE CALL BEHRINGER SECURITIES LP AT (866) 655-3700.

                                    EXHIBIT D
              DISTRIBUTION REINVESTMENT AND AUTOMATIC PURCHASE PLAN
               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

        Behringer Harvard Short-Term Opportunity Fund I LP, a Maryland corporation (the "Partnership"), has adopted a Distribution Reinvestment and Automatic Purchase Plan (the "Plan"), administered by the Partnership or an unaffiliated third party (the "Administrator"), as agent for participants in the Plan ("Participants"), on the terms and conditions set forth below.

1. ELECTION TO PARTICIPATE. Any purchaser of units of limited partnership interests of the Partnership (the "Units"), may become a Participant by making a written election to participate on such purchaser's subscription agreement at the time of subscription for Units. Any limited partner who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Any election to participate in the Plan may indicate any of the following: (i) participation only in the distribution reinvestment program described in Paragraph 2 hereof, (ii) participation only in the automatic purchase program described in Paragraph 3 hereof, or (iii) participation in both the distribution reinvestment and additional purchase programs. Limited partners who elect to participate in the Plan generally are required to have the full amount of their cash distributions with respect to Units owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a limited partner, to accommodate a limited partner's request for less than all of the limited partner's Units to be subject to participation in the Plan.

2. DISTRIBUTION REINVESTMENT PROGRAM. The Administrator will receive all cash distributions paid by the Partnership with respect to Units of Participants who elect to participate in the distribution reinvestment provisions of this Plan (collectively, the "Distributions"). Participation in the distribution reinvestment program will commence with the next Distribution payable after receipt of the Participant's election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the month to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a limited partner will become a Participant in the distribution reinvestment program effective on the first day of the month following such election, and the election will apply to all Distributions attributable to such month and to all months thereafter.

3. AUTOMATIC PURCHASE PROGRAM. Any holder of Units may elect to purchase additional Units on a continuous basis by electing to participate in the automatic purchase provisions of this Plan. Upon such election, the Administrator or the Partnership's transfer agent will, at the regular intervals indicated on the Participant's election to participate (each, a "Payment Interval"), automatically debit the Participant's bank checking account, savings account, or other account in the amount indicated on the Participant's election to participate, not less than $25 per interval (collectively, the "Additional Payments"). Participants may elect to invest the specified amount twice monthly, monthly, quarterly, semi-annually or annually. Participants who have also elected to participate in the distribution reinvestment program will also have all Distributions with respect to the Units acquired through the automatic purchase program reinvested pursuant to the distribution reinvestment program, unless the Administrator agrees, in its sole discretion upon request of a Participant, to allow such Distributions to be paid in cash to the Participant. Participation in the automatic purchase program will commence with the next investment interval indicated on the election to participate, provided it is received at least ten (10) days prior to the end of such interval; otherwise, the election will apply to all subsequent regular intervals.

4. GENERAL TERMS OF PLAN INVESTMENTS. The Administrator will apply all Distributions and Additional Payments subject to this Plan, as follows:

        (a) Prior to the termination of the Partnership's initial public offering of the Units reserved for issuance under the Plan pursuant to the Partnership's prospectus dated February 19, 2003, as thereafter amended or supplemented (the "Initial Offering"), the Administrator will invest Distributions in Units at the public offering price per Share ($10 per Share).

        (b) After termination of the Initial Offering, the Administrator will invest Distributions and Additional Payments in Units which may (but are not required to) be supplied from either (i) Units registered with the Securities and Exchange Commission (the "Commission") pursuant to an effective registration statement for Units for use in the Plan (a "Future Registration") or (ii) Units purchased by the Administrator for the Plan in a secondary market (if available) or on a stock exchange or the Nasdaq Stock Market (if listed) (collectively, the "Secondary Market") and registered with the Commission for resale pursuant to the Plan. Units purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution or automatic purchase interval will be utilized for purposes of purchases of Units in the Plan on such investment date. Units acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the $10 per Share price that will be paid for the Units purchased for the Plan pursuant to the Initial Offering and any subsequent offering priced at $10 per Share. If the Administrator acquires Units in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Units for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Units so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator's ability to acquire Units in the Secondary Market or the Partnership's ability to complete a Future Registration for Units to be used in the Plan, neither the Administrator nor the Partnership is in any way obligated to do either.

        (c) If a Participant designates in writing that such Participant's broker who made the initial sale of Units to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission at the same rate as for initial purchases, not to exceed 7.0% (reduced commission rates will apply where volume discounts applied to original subscriptions). Dealer manager fees will be paid to the dealer manager named in the prospectus for the Units purchased pursuant to the Plan (which, with respect to the Initial Offering, is Behringer Securities LP) at the rate of (i) with respect to Distribution reinvestments, not to exceed 1.0% and (ii) with respect to automatic purchases, not to exceed 2.5%. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Units purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant's broker, the amount that would have been paid as a selling commission will be retained and used by the Partnership.

        (d) For each Participant, the Administrator will maintain an account which shall reflect for each month the Distributions and/or Additional Payments received by the Administrator on behalf of such Participant. A Participant's account shall be reduced as purchases of Units are made on behalf of such Participant.

        (e) Distributions shall be invested by the Administrator in Units promptly following the payment date with respect to such Distributions and Additional Payments will be invested by the Administrator in Units promptly following each Payment Interval, in each case to the extent Units are available for purchase under the Plan. If sufficient Units are not available, any such funds that have not been invested in Units within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Partnership and will become the property of the Partnership.

        (f) Each Participant during a fiscal year will acquire and own a number of Units acquired pursuant to the Plan during such quarter, based on the amount in the Participant's account at the time the Units are acquired, which may result in the ownership of fractional Units, computed to four decimal places. The ownership of the Units shall be reflected on the books of the Partnership or its transfer agent.

5. DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Administrator may commingle Distributions attributable to Units owned by Participants and Additional Payments received from Participants.

6. ABSENCE OF LIABILITY. Neither the Partnership nor the Administrator shall have any responsibility or liability as to the value of the Units, any change in the value of the Units acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions and Additional Payments are invested. Neither the Partnership nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Units are purchased for a Participant.

7.      SUITABILITY.

        (a) The participating broker-dealer, or in the event there is no participating broker-dealer, the Partnership, assumes the responsibility for blue sky compliance and performance of due diligence responsibilities and will ascertain whether the Participant continues to meet the suitability standards of his state of residence with respect to each purchase of Units pursuant to this Plan. Additionally, the participating broker-dealer involved in the Plan must obtain in writing an agreement from the Participant by which the Participant agrees to the payment of compensation to the broker-dealer in connection with such Participant's purchases.

        (b) Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant's initial purchase of Units.

        (c) For purposes of this Paragraph 7, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Partnership's prospectus for the Participant's initial purchase of Units.

8. REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions and/or Additional Payments received during the quarter, the number of Units purchased during the quarter, the per Share purchase price for such Units, and the total Units purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 7(b) hereof, the Participant is required to notify the Administrator in the event that there is any material charge in the Participant's financial condition or if any representation made by the Participant under the subscription agreement for the Participant's initial purchase of Units becomes inaccurate. Tax information regarding a Participant's participation in the Plan will be sent to each Participant by the Partnership or the Administrator at least annually.

9. NO DRAWING. No Participant shall have any right to draw checks or drafts against the Participant's account or give instructions to the Partnership or the Administrator except as expressly provided herein.

10. TAXES. Taxable Participants may incur a tax liability for Partnership Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

11. REINVESTMENT IN SUBSEQUENT PROGRAMS. After the termination of the Initial Offering, the General Partners on behalf of the Partnership may determine, in their sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have Distributions and Additional Payments invested through the Plan in any subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the General Partners or their affiliates which has substantially identical investment objectives as the Partnership (a "Subsequent Program"). If the General Partners make such a determination, Participants may invest Distributions and Additional Payments in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

        (a) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment and/or additional purchase plan;

        (b) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

        (c) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

        (d) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

        (e) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

        (f) the Subsequent Program has substantially identical investment objectives as the Partnership.

        Any investment of Distributions and/or Additional Payments in interests of any Subsequent Program shall be under the same terms and conditions as set forth in this Plan with respect to investment of Distributions and/or Additional Payments in Units of the Partnership.

12.     TERMINATION.

        (a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten
(10) days prior to the last day of the month to which such Distribution relates. To be effective for any Additional Payment, such notice must be received by the Administrator at least ten (10) days prior to the next Payment Interval following the date of receipt of such notice.

        (b) Prior to the listing of the Units on a stock exchange or inclusion of the Units for quotation on the Nasdaq Stock Market, a Participant's transfer of Units will terminate participation in the Distribution Reinvestment Program with respect to such transferred Units as of the first day of the quarter in which such transfer is effective, unless the transferee of such Units in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

        (c) The Administrator may terminate a Participant's individual participation in the Plan, either entirely or with respect to either the distribution reinvestment program or the automatic purchase program, and the Partnership may terminate the Plan itself, at any time by ten (10) days' prior written notice to a Participant, or to all Participants, as the case may be.

        (d) After termination of the Plan or termination of a Participant's participation in the Plan, either entirely or with respect to either the distribution reinvestment or the automatic purchase program, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 8 hereof, and (ii) a check for the amount of any Distributions and/or Additional Payments (as applicable) in the Participant's account that have not been invested in Units. Any future Distributions with respect to such former Participant's Units made after the effective date of the termination of the Participant's participation in the Distribution Reinvestment Program will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

13. STATE REGULATORY RESTRICTIONS. The Administrator is authorized to deny participation in the Plan, either entirely or with respect to either the distribution reinvestment program or the automatic purchase program, to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

14. NOTICE. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 1323 North Stemmons Freeway, Suite 210, Dallas, Texas 75207, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

15. AMENDMENT. The terms and conditions of this Plan may be amended or supplemented by the Partnership at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least thirty (30) days prior to the effective date thereof to each Participant. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

16. GOVERNING LAW. THIS PLAN AND PARTICIPANT'S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                    SUPPLEMENT NO. 8 DATED SEPTEMBER 30, 2004
                    TO THE PROSPECTUS DATED FEBRUARY 19, 2003

        THIS DOCUMENT SUPPLEMENTS, AND SHOULD BE READ IN CONJUNCTION WITH, THE PROSPECTUS OF BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP DATED FEBRUARY 19, 2003, AS SUPPLEMENTED BY SUPPLEMENT NO. 7 DATED JUNE 30, 2004. UNLESS OTHERWISE DEFINED IN THIS SUPPLEMENT, CAPITALIZED TERMS USED IN THIS SUPPLEMENT SHALL HAVE THE SAME MEANINGS AS SET FORTH IN THE PROSPECTUS.

        The purpose of this supplement is to describe the following:

        (1) the status of the offering of units of limited partnership in the partnership;

        (2) revisions to the Prospectus Summary regarding the address of the partnership and its affiliated entities and to provide additional disclosure regarding our payment of distributions;

        (3) revisions to the "Risk Factors" section of the prospectus to provide additional disclosure regarding our payment of distributions;

        (4) revisions to the "Risk Factors" section of the prospectus regarding the geographic proximity of the properties acquired, and anticipated to be acquired, by the partnership;

        (5) the acquisition of a seven-story office building containing approximately 133,799 rentable square feet in Addison, Texas;

        (6) the acquisition of a neighborhood shopping/service center containing approximately 98,764 rentable square feet in Dallas, Texas;

        (7)     revised disclosure regarding our distributions of net cash;

        (8) revisions to the "Summary of Distribution Reinvestment Plan" section of the prospectus to describe an amendment to Section 4 of our Distribution Reinvestment and Automatic Purchase Plan, which is attached to this supplement as Exhibit D;

        (9)     revisions to our unit redemption program;

        (10) revisions to the "Who May Invest" section of the prospectus to reduce the suitability standards required of, and investment limitations imposed upon, investors from the states of Oregon and Washington;

        (11) revisions to the "Experts" section of the prospectus to update the information included in the prospectus relating to the acquisition of the Quorum Property and the Skillman Property.

STATUS OF THE OFFERING

        We commenced our initial public offering of units of limited partnership interest on February 19, 2003. We have accepted investors' subscriptions received through September 23, 2004 and issued approximately 3,290,000 units to limited partners, with gross proceeds of approximately $32,500,000 distributed to us. For additional information, see the "Plan of Distribution - Subscription Process" section of the prospectus beginning on page 116.

PROSPECTUS SUMMARY

        Our office address has been changed to 15601 Dallas Parkway, Suite 600, Addison, Texas 75001. All references to our address in our prospectus and any supplement should now refer to our new address.

        The following information replaces the information in the section of our prospectus under the heading "Prospectus Summary - Behringer Harvard Short-Term Opportunity Fund I LP" on page 1 of the prospectus:

        Behringer Harvard Short-Term Opportunity Fund I LP is a Texas limited partnership that invests in and operates commercial properties, and leases each such property to one or more tenants. We may also invest in entities that make similar investments. Our office is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001. Our general partners and the office of our property manager, HPT Management Services LP, can also be reached at this address. Our toll free telephone number is (866) 655-1620. We sometimes refer to Behringer Harvard Short-Term Opportunity Fund I LP as Behringer Harvard Short-Term Fund I in this prospectus.

        The following information replaces the information in the fourth paragraph of the section of our prospectus under the heading "Prospectus Summary
- Distribution Policy" beginning on page 5 of the prospectus:

        Provided we have cash available to make distributions, we intend to declare and pay distributions to our limited partners. We have been making and intend to continue to make distributions on a monthly basis to our limited partners. We expect to distribute net cash from operations and nonliquidating sales of properties to limited partners. However, our general partners, in their discretion, may defer fees payable by us to the general partners allowing for more cash to be available to us for distribution to our limited partners. In addition, our general partners may make supplemental payments to us or to our limited partners, or otherwise support our operations to the extent not prohibited under the NASAA Guidelines, which would permit distributions to our limited partners in excess of net cash from operations. Accordingly, all or some of such distributions may constitute a return of capital to our investors to the extent that distributions exceed net cash from operations, or may be recognized as taxable income to us or to you.


RISK FACTORS

        The section captioned "Risk Factors - Risks Related to an Investment in Behringer Harvard Short-Term Fund I" beginning on page 23 of the prospectus is supplemented with the following information:

        WE HAVE ACQUIRED, AND ANTICIPATE ACQUIRING, A LARGE PERCENTAGE OF OUR PROPERTIES IN THE SOUTHWEST UNITED STATES, PARTICULARLY IN THE DALLAS, TEXAS METROPOLITAN AREA. AS A RESULT OF THIS LIMITED DIVERSIFICATION OF THE GEOGRAPHIC LOCATIONS OF OUR PROPERTIES, OUR OPERATING RESULTS WILL BE AFFECTED BY ECONOMIC CHANGES THAT HAVE AN ADVERSE IMPACT ON THE REAL ESTATE MARKET IN THAT AREA.

        The properties that we have acquired using the proceeds of this offering have thus far generally been located in the Southwest United States, and more specifically, in the Dallas, Texas metropolitan area. Based upon the anticipated holding period of our properties, the current real estate market in the Dallas, Texas area, and our experience with the real estate market in this geographic area, we anticipate that a number of our future property acquisitions may be located in this geographic area. Consequently, because of the lack of geographic diversity among our current and potentially future assets, our operating results and ability to pay distributions are likely to be impacted by economic changes affecting the real estate market in the Dallas, Texas area. Your investment in our units will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties.

        The following information replaces the information in the section of our prospectus under the heading "Risk Factors - Risks Related to Our Business in General - There can be no assurance that we will be able to pay or maintain cash distributions or that distributions will increase over time" on page 31 of the prospectus:

        THE DISTRIBUTIONS WE PAY TO OUR LIMITED PARTNERS ARE NOT NECESSARILY INDICATIVE OF OUR CURRENT OR FUTURE OPERATING RESULTS AND THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO ACHIEVE EXPECTED CASH FLOWS NECESSARY TO CONTINUE TO PAY OR MAINTAIN CASH DISTRIBUTIONS AT ANY PARTICULAR LEVEL, OR THAT DISTRIBUTIONS WILL INCREASE OVER TIME.

        There are many factors that can affect the availability and timing of cash distributions to limited partners. Distributions will be based principally on cash available or from our properties, real estate securities and other investments. We expect to distribute net cash from operations and nonliquidating sales of properties to limited partners. However, our general partners, in their discretion, may defer fees payable by us to the general partners allowing for more cash to be available to us for distribution to our limited partners. In addition, our general partners may make supplemental payments to us or to our limited partners, or otherwise support our operations to the extent not prohibited under the NASAA Guidelines, which would permit distributions to our limited partners in excess of net cash from operations. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other real estate programs which we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We currently pay distributions at an annualized rate of 3.0%. Such distributions are not necessarily indicative of current or future operating results and we can give no assurance that we will be able to maintain distributions at the current rate or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties, mortgage loans or our investments in securities will increase our cash available for distributions to limited partners. Our actual results may differ significantly from the assumptions used by our general partners in establishing the distribution rate to limited partners.

        Many of the factors that can affect the availability and timing of cash distributions to limited partners are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

        o If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.

        o Cash available for distributions would be reduced if we are required to spend money to correct defects or to make improvements to properties.

        o Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

        o There may be a delay between the sale of the units and our purchase of real properties. During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.

        o If we borrow funds from third parties, more of our cash on hand will be needed to make debt payments, and cash available for distributions may therefore decrease.

        In addition, our general partners, in their discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to pay distributions to you.

        The following information should be read in conjunction with the "Risk Factors - Risks Related to Our Business in General" section beginning on page 29 of the prospectus:

REAL PROPERTY INVESTMENTS

        The sections captioned "Investment Objectives and Criteria -- Real Property Investments" on page 56 and "Real Property Investments" on page 82 of the prospectus are each supplemented with the following information:

        QUORUM PROPERTY

        On July 2, 2004, we acquired a seven-story office building containing approximately 133,799 rentable square feet, a parking garage and a nine-lane drive-through bank facility, located on approximately 3.9 acres of land (Quorum Property). The Quorum Property is located in Addison, Texas, a suburb of Dallas, Texas. The contract purchase price of the Quorum Property was $9,100,000 plus preliminary closing costs of approximately $538,469. We used an advance of $4,550,000 on a loan amount of up to $7,000,000 (Quorum Property Loan) with First American Bank, SSB (Quorum Property Lender) to pay a portion of the purchase price and paid the remaining amount from proceeds of our public offering of partnership units. Of the remaining $2,450,000 available under the Quorum Property Loan, $2,250,000 may be used solely to provide funds for tenant improvement expenses and leasing commissions associated with the Quorum Property and $200,000 may be used as a general contingency fund for capital expenditures. The Quorum Property is held by Behringer Harvard Quorum I LP (Quorum Property Partnership), in which Behringer Harvard Quorum I GP, LLC, our wholly-owned subsidiary (Quorum Property Subsidiary), is the general partner and we are the limited partner. The purchase price for the transaction was determined through negotiations between Crescent Real Estate Funding VIII, L.P. (Quorum Property Seller), an unaffiliated third party, and Behringer Harvard Advisors II LP, the our general partner. In evaluating the Quorum Property as a potential acquisition and determining the appropriate amount of consideration to be paid, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, lease terms, price per square foot and occupancy. Our general partner believes that the Quorum Property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.

        The Quorum Property Loan, which is unconditionally guaranteed by us, has an interest rate of the prime rate of interest as listed by THE WALL STREET JOURNAL, with a floor of 4% per annum. The Quorum Property Loan has a maturity date of June 30, 2007, with two one-year extensions possible. The Quorum Property Loan requires monthly interest payments beginning August 1, 2004. Principal and interest (in arrears) are due and payable in eleven monthly installments beginning August 1, 2006, calculated by the Quorum Property Lender so as to fully amortize the balance of the note over the remaining term of the initial 25-year amortization period. Then, the entire unpaid principal balance of the note, together with accrued unpaid interest thereon, shall be due and payable in one installment on July 1, 2007. The Quorum Property Partnership may at any time prepay in whole or in part the unpaid principal of the Quorum Property Loan without premium or penalty, and the interest shall immediately cease on any amounts so prepaid.

        HPT Management Services LP, the property manager and our affiliate, has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of the Quorum Property. Among other things, the property manager has the authority to negotiate and enter into leases of the property on behalf of the Quorum Property Partnership, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that the Quorum Property Partnership provide sufficient funds for the payment of operating expenses.

        As compensation, the property manager receives a property management fee equal to 4.5% of the monthly gross revenues (as defined in the Amended and Restated Property Management and Leasing Agreement dated June 2, 2003). The property manager has subcontracted certain of its on-site management services to Crescent Property Services, Inc., an affiliate of the seller (Crescent). In addition, the Quorum Property Partnership has contracted with Crescent for the leasing and disposition of the Quorum Property. Under this arrangement, Crescent is to receive a customary fee, but no more than 6% of gross revenues. Crescent is also entitled to a fee of no more than 5% of the cost of construction supervised at the Quorum Property, including capital repairs and improvements, major building reconstruction and tenant improvements.

        The Quorum Building, constructed in 1981, is approximately 53% leased to seventeen tenants. Major tenants include KMC Insurance Services, Inc. (KMC), Workflow Studios, Inc. (Workflow) and JP Morgan/Chase Bank. KMC, established in 1988 and specializing in providing insurance, employee benefits and risk management services to small and large commercial businesses located throughout the United States, leases approximately 13,944 square feet for a current monthly base rent of $16,849 through November 2013, with no extensions available. Workflow is a Dallas-based company specializing in IBM/Lotus collaborative technologies that leases approximately 10,686 square feet for a current monthly base rent of $15,584 through July 2007, with one five-year extension available. JP Morgan/Chase Bank, a global financial services firm, leases approximately 9,832 square feet of office space and a nine-lane motor bank facility for a combined current monthly base rent of $20,934 through May 2006, with two five-year extensions available.

        SKILLMAN PROPERTY

        On July 23, 2004, we acquired an approximate 85% interest in the ownership of a neighborhood shopping/service center containing approximately 98,764 rentable square feet, located on approximately 7.3 acres of land at the southeast corner of Skillman Street and Audelia Road in Dallas, Texas (Skillman Property). The property is leased to a variety of retail and service oriented tenants, with retail concerns concentrated on the first floor. The contract purchase price of the Skillman Property was $13,650,000, exclusive of closing costs.

        The Skillman Property is held by Behringer Harvard Plaza Skillman LP (Skillman Property Partnership), in which Behringer Harvard Plaza Skillman GP, our wholly-owned subsidiary (Skillman Property Subsidiary), is the general partner, Audelia Plaza, Ltd., an unaffiliated third party, and us are Class A limited partners, and Dunhill Partners, Inc., an unaffiliated third party, is the Class B limited partner. The Skillman Property Subsidiary and us have a combined ownership interest in the property of approximately 85%. The approximate 15% remaining ownership interest in the Skillman Property is held by Audelia Plaza, Ltd., an unaffiliated third party. The purchase price for the transaction was determined through negotiations between Aristocrat Fund IV, L.P. (Skillman Property Seller), an unaffiliated third party, and Audelia Plaza, Ltd. In connection with our acquisition of an approximate 85% interest in the Skillman Property, the Skillman Property Partnership assumed the existing mortgage loan on the property with a current principal balance of $10,138,846 (Skillman Property Loan) with LaSalle Bank National Association, in its capacity as Trustee for the Registered Holders of LB-UBS Commercial Mortgage Trust 2001-C3, Commercial Mortgage Pass-Through Certificates, Series 2001-C3 (Skillman Property Lender) to pay a portion of the purchase price and paid the remaining amount from proceeds of the public offering of our partnership units. The Skillman Property Loan has an interest rate of 7.34% per annum and matures on April 11, 2011.

        In evaluating the Skillman Property as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, lease terms, price per square foot and occupancy. Our general partner believes that the Skillman Property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.

        HPT Management Services LP, the property manager and our affiliate, has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of the Skillman Property. Among other things, the property manager has the authority to negotiate and enter into leases of the property on behalf of the Skillman Property Partnership, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that the Skillman Property Partnership provide sufficient funds for the payment of operating expenses.

        As compensation, the property manager receives a property management fee equal to 4.5% of the monthly gross revenues (as defined in the Amended and Restated Property Management and Leasing Agreement dated June 2, 2003). The property manager has subcontracted certain of its on-site management services to Dunhill Property Management Services, Inc. In addition, the Skillman Property Partnership has contracted with Dunhill Partners, Inc. for the leasing and disposition of the Skillman Property.

        The Skillman Property, constructed in 1985, is approximately 84% leased to approximately 30 tenants. Major tenants include Compass Bank, Re/Max Associates of Dallas and El Fenix. Compass Bank, a financial holding company that operates 317 full-service banking offices in various states, leases approximately 15,842 square feet for a current monthly base rent of $24,423 through November 2007, with two five-year extensions available. Re/Max Associates of Dallas is a Dallas-based real estate agency that leases approximately 4,283 square feet for a current monthly base rent of $6,424 through May 2006, with no renewal options available. El Fenix is a Mexican restaurant that leases approximately 7,620 square feet for a current monthly base rent of $11,747 through June 2011, with one five-year extension available.

        CENTRAL PROPERTY

        On August 17, 2004, we acquired a 50% interest in the ownership of a six-story office building containing approximately 87,292 rentable square feet, located on approximately 0.66 acres of land just north of Downtown Dallas, Texas, one block north of Fitzhugh Avenue at the southwest corner of Lee Street and North Central Expressway (Central Property), through our direct and indirect partnership interests in Behringer Harvard 4245 Central LP (Central Property Partnership). The property is leased to a variety of service-oriented tenants. The contract purchase price paid by the Central Property Partnership for the Central Property was $7,737,500, exclusive of closing costs. We acquired our 50% interest in the Central Property Partnership with $1,200,000 of equity from proceeds of the public offering of our partnership units. The Central Property was acquired by the Central Property Partnership using proceeds under a loan agreement (Central Property Loan Agreement) with Bank of America, N.A. (Central Property Lender) that allows for borrowings of up to $6,440,000 (Central Property Loan), which Central Property Loan was further evidenced by a promissory note from the Central Property Partnership to the Central Property Lender in the amount of $6,440,000 (Central Property Note). The initial amount advanced to the Central Property Partnership by the Central Property Lender at closing under the Central Property Loan Agreement was $5,537,500. The remaining unadvanced portion of the Central Property Loan consists of $500,000 available for tenant improvements and up to $402,500 available as advances of earnout funds. The Central Property Note provides for an interest rate per annum elected by the borrower of (i) the prime rate of interest plus 0.25%, (ii) the London Interbank Offered Rate (LIBOR) plus 2.5%, or (iii) a combination thereof. The entire principal balance of the Central Property Loan is due and payable in full on August 17, 2007. However, an option is available to the borrower to extend the maturity date for two successive periods of twelve months each, if certain conditions are met.

        The Central Property is held by the Central Property Partnership in which Behringer Harvard 4245 Central GP, LLC, our wholly-owned subsidiary (Central Property Subsidiary), is the general partner. The limited partners of the Central Property Partnership are us and three unaffiliated third parties, Realty America Group (4245 Central), LP, HSAD Partners and BGO Investments, with ownership interests in and initial distribution rates from the Central Property Partnership of 49.9%, 37.5%, 6.25% and 6.25%, respectively. The Central Property Subsidiary has a 0.1% interest as the Central Property Partnership's general partner. After we receive the return of all of our capital and an internal rate of return of 16% through our direct and indirect partnership interests in the Central Property Partnership, subsequent distributions from the Central Property Partnership will be made in the amount of 0.1% for the Central Property Subsidiary, 34.9% for us, 56.25% for Realty America Group (4245 Central), LP, 4.375% for HSAD Partners and 4.375% for BGO Investments. The purchase price for the transaction was determined through negotiations between Vortisch Holdings, L.P. (Central Property Seller), an unaffiliated third party, Realty America Group, LP and the Central Property Partnership. In evaluating the Central Property as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, lease terms, price per square foot and occupancy. Our general partner believe that the Central Property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.

        HPT Management Services, LP, the property manager and our affiliate, has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of the Central Property. Among other things, the property manager has the authority to negotiate and enter into leases of the property on behalf of the Central Property Partnership, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that the Central Property Partnership provide sufficient funds for the payment of operating expenses.

        As compensation, the property manager receives a property management fee equal to 4.5% of the monthly gross revenues (as defined in the Amended and Restated Property Management and Leasing Agreement dated June 2, 2003). The property manager has subcontracted certain of its on-site management services to Trammell Crow Services, Inc. (TCS). In addition, the Central Property Partnership has contracted with TCS for the leasing of the Central Property. Furthermore, the Central Property Partnership has agreed that Realty America Group (4245 Central), LP shall be the exclusive listing agent for any sale of the Central Property. The property manager is also entitled to a fee of 5% of the cost of construction supervised at the Central Property, including capital repairs and improvements, major building reconstruction and tenant improvements.

        The property, which was constructed in 1986, is approximately 75% leased to twenty-four tenants, including major tenants such as BGO Architects, Dr. Monty Buck and Michael Burns and Associates, Inc. BGO Architects is an architectural partnership established in 1968 that leases approximately 9,132 square feet for a current monthly base rent of $15,220 through July 2010, with no renewal options available. Dr. Monty Buck, practicing surgical reconstruction, implant placement and prosthetic reconstruction since 1980, is currently leasing approximately 6,102 square feet for a current monthly base rent of $9,000 through January 2012, with no renewal options available. Michael Burns & Associates, Inc., a full service public relations agency founded in 1989, leases approximately 6,087 square feet for a current monthly base rent of $9,131 through June 2005, with one three-year renewal option available.

DISTRIBUTIONS OF NET CASH

        The following information replaces the information in the section of our prospectus under the heading "Distributions and Allocations - Distributions of Net Cash" on page 76 of the prospectus:

        Currently, we are paying distributions to our limited partners from capital at an annualized rate of 3.0%. There can be no assurance that future cash flow will support distributions at the current rate. See "Risk Factors - The distributions we pay to our limited partners are not necessarily indicative of our current or future operating results and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay or maintain cash distributions at any particular level, or that distributions will increase over time."

        We expect to continue to distribute net cash from operations and nonliquidating sales of properties to limited partners. However, our general partners, in their discretion, may defer fees payable by us to the general partners allowing for more cash to be available to us for distribution to our limited partners. In addition, our general partners may make supplemental payments to us or to our limited partners, or otherwise support our operations to the extent not prohibited under the NASAA Guidelines, which would permit distributions to our limited partners in excess of net cash from operations. Accordingly, all or some of such distributions may constitute a return of capital to our investors to the extent that distributions exceed net cash from operations, or may be recognized as taxable income to us or to you. Net cash distributions is defined in our partnership agreement to mean the sum of our cash flow from operations (after payment of all operating expenses and adjustments for reserves) and net proceeds from the sale or exchange of our properties (less amounts retained for reinvestment). These amounts, if any, will be distributed in the following priority:

        o first, to limited partners on a per unit basis until they have received a 10.0% annual return on their net capital contributions, defined in our partnership agreement to mean generally the amount of cash contributed to the partnership reduced by prior distributions in excess of this 10.0% return;

        o then, to the limited partners until they have received a return of all their capital contributions; and

        o then, 85.0% to limited partners and 15.0% to our general partners.

In no event, however, will our general partners receive in the aggregate more than 15.0% of the amount remaining after limited partners have received a return of their net capital contributions plus a 6.0% annual return nor more than 10.0% of distributions of operating cash flow. It is the intent of these limitations that the general partners receive no more than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any such excess amounts otherwise distributable to our general partners will instead be reallocated and distributed to our limited partners on a per unit basis.

        Potential limited partners should be aware that their share of distributions of proceeds from the sale of properties may be less than their net capital contributions.

        Notwithstanding the foregoing, limited partners who have purchased units pursuant to our deferred commission option shall for a period of three years following the year of purchase, or longer if required to satisfy the outstanding commission obligation, have deducted and withheld from net cash distributions otherwise payable to them an annual amount equal to $0.20 per unit purchased pursuant to the deferred commission option, which amount we will use to pay commissions due with respect to such units. See "Plan of Distribution."

        Provided we have cash available to make distributions, we intend to continue to declare and pay net cash distributions to our limited partners on a monthly basis. During the offering period, our income will mainly be limited to cash generated from short-term, highly-liquid investments.

        The timing of cash distributions to the limited partners, and the amount of such distributions, will be determined by our general partners in their discretion, however our partnership agreement generally requires us to make cash distributions at least as often as quarterly. The distributions we pay to our limited partners are not necessarily indicative of our current or future operating results. Distributions of cash will be allocated among the limited partners based on the ratio that the number of units owned by each limited partner as of the last day of the preceding quarter bears to the total number of units outstanding at that time. A transferee of units will be deemed the owner of such units as of the first day of the quarter following the quarter during which the transfer occurred and, therefore, will not participate in distributions made with respect to the quarter in which such transfer occurs.

DISTRIBUTION REINVESTMENT AND AUTOMATIC PURCHASE PLAN

        The following information should be read in conjunction with the "Summary of Distribution Reinvestment Plan" section beginning on page 78 of the prospectus:

     INVESTMENT OF DISTRIBUTIONS

        Under certain circumstances, participants in the distribution reinvestment feature of our Distribution Reinvestment and Automatic Purchase Plan may be entitled to purchase units pursuant to the plan at a reduced price per unit. Our Distribution Reinvestment and Automatic Purchase Plan set forth as Exhibit D to our prospectus, and attached hereto, has been amended to replace
Section 4 of the Distribution Reinvestment and Automatic Purchase Plan in its entirety with the following:

4. GENERAL TERMS OF PLAN INVESTMENTS. The Administrator will apply all Distributions and Additional Payments subject to this Plan, as follows:

        (a) Prior to the termination of the Partnership's initial public offering of the Units reserved for issuance under the Plan pursuant to the Partnership's prospectus dated February 19, 2003, as thereafter amended or supplemented (the "Initial Offering"), the Administrator will invest Distributions in Units at the public offering price per Unit ($10 per Unit); provided that, for Units purchased under this Plan after September 30, 2004, if the Participant acquired the Units in respect of which the Distributions are paid with a purchase price reduction of (i) 100% of the sales commissions otherwise payable thereon (including, without limitation, sales to participating dealers' representatives or asset-based fee investors) or (ii) 100% of the sales commissions otherwise payable thereon and 100% of the dealer manager fee otherwise payable thereon (including, without limitation, sales to employees of the Partnership), then the purchase price for Units purchased hereunder shall be the price per Unit paid by the Participant for the Units in respect of which the Distributions are paid (with such price also applicable to Units purchased with Distributions on Units purchased hereunder ("Distribution Units") if the original Units in respect of which the Distribution Units were acquired were purchased on the terms described in clause (i) or (ii) above). In addition, in the event of any sale of Units in respect of which the Partnership and/or the Dealer Manger is authorized to make, and has made, an agreement as to a reduction of sales commissions and/or dealer manager fees ("Discounted Fee Units"), the Partnership and/or the Dealer Manager may also agree to a commensurate reduction in such commissions and/or fees for the purchase of Units hereunder from Distributions paid in respect of such Discounted Fee Units. If such an agreement is made, the Partnership and/or the Dealer Manager shall notify the Administrator thereof and the price at which Units shall be purchased hereunder. Notwithstanding the foregoing, no reduction in the purchase price for Units purchased hereunder shall be made in respect of Units acquired by the Participant at a commission reduction resulting from established volume discounts set forth in the Partnership's prospectus.

        (b) After termination of the Initial Offering, the Administrator will invest Distributions and Additional Payments in Units which may (but are not required to) be supplied from either (i) Units registered with the Securities and Exchange Commission (the "Commission") pursuant to an effective registration statement for Units for use in the Plan (a "Future Registration") or (ii) Units purchased by the Administrator for the Plan in a secondary market (if available) or on a stock exchange or the Nasdaq Stock Market (if listed) (collectively, the "Secondary Market") and registered with the Commission for resale pursuant to the Plan. Units purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution or automatic purchase interval will be utilized for purposes of purchases of Units in the Plan on such investment date. Units acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Unit price that will be paid for the Units purchased for the Plan pursuant to the Initial Offering and any subsequent offering. If the Administrator acquires Units in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Units for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Units so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator's ability to acquire Units in the Secondary Market or the Partnership's ability to complete a Future Registration for Units to be used in the Plan, neither the Administrator nor the Partnership is in any way obligated to do either.

        (c) If a Participant designates in writing that such Participant's broker who made the initial sale of Units to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission at the same rate as for initial purchases, not to exceed 7.0% (reduced commission rates will apply as set forth in paragraph (a) above). Dealer manager fees will be paid to the dealer manager named in the prospectus for the Units purchased pursuant to the Plan (which, with respect to the Initial Offering, is Behringer Securities LP) at the rate of (i) with respect to Distribution reinvestments, not to exceed 1.0% and (ii) with respect to automatic purchases, not to exceed 2.5%. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Units purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant's broker, the amount that would have been paid as a selling commission will be retained and used by the Partnership.

        (d) For each Participant, the Administrator will maintain an account which shall reflect for each month the Distributions and/or Additional Payments received by the Administrator on behalf of such Participant. A Participant's account shall be reduced as purchases of Units are made on behalf of such Participant.

        (e) Distributions shall be invested by the Administrator in Units promptly following the payment date with respect to such Distributions and Additional Payments will be invested by the Administrator in Units promptly following each Payment Interval, in each case to the extent Units are available for purchase under the Plan. If sufficient Units are not available, any such funds that have not been invested in Units within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Partnership and will become the property of the Partnership.

        (f) Each Participant during a fiscal year will acquire and own a number of Units acquired pursuant to the Plan during such quarter, based on the amount in the Participant's account at the time the Units are acquired, which may result in the ownership of fractional Units, computed to four decimal places. The ownership of the Units shall be reflected on the books of the Partnership or its transfer agent.

UNIT REDEMPTION PROGRAM

        The following information replaces the information in the section of our prospectus under the heading "Prospectus Summary - Unit Redemption Program" beginning on page 9 of the prospectus:

        Effective for redemptions of units requested after September 30, 2004, after you have held your units for a minimum of one year, our unit redemption program provides an opportunity for you to redeem your units, subject to certain restrictions and limitations. The redemption price will equal the lesser of (1) the price you actually paid for your units or (2) either (i) prior to the time we begin having estimated annual unit valuations (after our first three full fiscal years following termination of this offering), $9.00 per unit, or (ii) after we begin obtaining such valuations, 90.0% of the net asset value per unit, as determined by the valuations. Subject to the limitations described in this prospectus, and provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, we will waive the one-year holding requirement and redeem units (1) upon the request of the estate, heir or beneficiary of a deceased limited partner or (2) upon the disability of the limited partner or such limited partner's need for long-term care. In the discretion of our general partners, we may also waive the one-year holding requirement and redeem units due to other involuntary exigent circumstances surrounding the limited partner, such as bankruptcy, or due to a mandatory distribution requirement under a limited partner's IRA, provided that your redemption request is made within 180 days of the event giving rise to such exigent circumstance. The purchase price for units redeemed upon the death of a limited partner or upon the disability of the limited partner or such limited partner's need for long-term care, until after the first three full fiscal years following the termination of this offering, will be the price the limited partner actually paid for the units, and thereafter, the purchase price will be the fair market value of the units as determined by estimated unit valuations. During any calendar year, we will not redeem in excess of 5.0% of the weighted average number of units outstanding during the twelve-month period immediately prior the date of redemption. In addition, the cash available for redemption generally will be limited to 1.0% of the operating cash flow from the previous fiscal year, plus any proceeds from our distribution reinvestment and automatic purchase plan. In general, you may present to us fewer than all of your units for redemption, except that you must present for redemption at least 25.0% of your units. However, provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased limited partner; (2) by a limited partner that is permanently disabled or in need of long-term care;
(3) by a limited partner due to other involuntary exigent circumstances, such as bankruptcy; or (4) by a limited partner due to a mandatory distribution under such limited partner's IRA, a minimum of 10.0% of the limited partner's units may be presented for redemption; provided, however, that any future redemption request by such limited partner must present for redemption at least 25.0% of such limited partner's remaining units. In order to participate in our unit redemption program, you must have, and will be required to certify to us that you, acquired the units to be redeemed by either (i) a purchase directly from us or (ii) a transfer from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or his/her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or by operation of law. Our general partners reserve the right to reject any request for redemption of units or to terminate, suspend or amend the unit redemption program at any time. See "Summary of Partnership Agreement - Unit Redemption Program" for further explanation of the Unit Redemption Program.

        The following information replaces the information in the section of our prospectus under the heading "Summary of Partnership Agreement - Unit Redemption Program" beginning on page 87 of the prospectus:

        Effective for redemptions of units requested after September 30, 2004, our limited partners who have held their units for at least one year may receive the benefit of limited liquidity by presenting for redemption all or portion of their units to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the units presented for redemption for cash to the extent that we have sufficient funds from operations available to us to fund such redemption.

        Except as described below for redemptions upon the death of a limited partner, the purchase price for the redeemed units, for the period beginning after a limited partner has held the units for a period of one year and ending after the first three full fiscal years following termination of this offering, will be the lesser of (1) $9.00 per unit or (2) the price the limited partner actually paid for the units. Thereafter, the purchase price will be the lesser of (1) 90.0% of the fair market value per unit, or (2) the price the limited partner actually paid for the units. The fair market value utilized for purposes of establishing the purchase price per unit will be the estimated value of units determined annually for ERISA purposes. The fair market value will be based on annual appraisals of our properties performed by our general partners and not by an independent appraiser. Our general partners will, however, obtain annually an opinion of an independent third party that their estimate of the fair market value of each unit for such year is reasonable and was prepared in accordance with appropriate methods for valuing real estate. See "Investment by Tax-Exempt Entities and ERISA Considerations - Annual Valuation Requirement." In the event that you redeem all of your units, any units that you purchased pursuant to our distribution reinvestment and automatic purchase plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our general partners. Our general partners reserve the right in their sole discretion at any time and from time to time (1) waive the one-year holding period in the event of the death of a limited partner, a limited partner's disability or need for long-term care, other exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a limited partner's IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) terminate, suspend and/or reestablish our unit redemption program.

        In addition, and subject to the conditions and limitations described below, we will redeem units upon the death of a limited partner who is a natural person, including units held by such limited partner through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the limited partner, the recipient of the units through request or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive such written notice within 180 days after the death of the limited partner. If spouses are joint registered holders of units, the request to redeem the units may be made if either of the registered holders dies. If the limited partner is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply.

        The purchase price for units redeemed upon the death of a limited partner, until after the first three full fiscal years following termination of this offering, will be the price the limited partner actually paid for the units. Thereafter, the purchase price will be the fair market value of the units, as determined by estimated unit valuations. We will redeem units upon the death of a limited partner only to the extent that we have sufficient funds available to us to fund such redemption.

        Furthermore, and subject to the conditions and limitations described below, we will redeem units held by a limited partner who is a natural person, including units held by such limited partner through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a "qualifying disability" (as defined below), after receiving written notice from such limited partner. We must receive the written notice within 180 days after such limited partner's qualifying disability. If the limited partner is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, the right of redemption upon disability does not apply. In order for a disability to be considered a "qualifying disability," (1) the limited partner must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the limited partner acquired the units to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the limited partner could be eligible to receive (the "applicable governmental agency"). The "applicable governmental agencies" are limited to the following: (i) if the limited partner paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the limited partner did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the limited partner could be eligible to receive disability benefits under the Civil Service Retirement System (CSRS), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the limited partner did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the limited partner's discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran's Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran's Administration.

        Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker's compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a limited partner to the special redemption terms applicable to disabled limited partners or limited partners in need of long-term care, unless permitted in the discretion of our general partners. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the limited partner's initial application for disability benefits and
(2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran's Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency which we deem acceptable and demonstrates an award of the disability benefits.

        We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

        o       disabilities occurring after the legal retirement age,

        o       temporary disabilities, and

        o disabilities that do no render a worker incapable of performing substantial gainful activity.

        Therefore, such disabilities will not qualify for the special redemption terms except in the limited circumstances when the limited partner is awarded disability benefits by the other "applicable governmental agencies" described above. However, where a limited partner requests the redemption of his units due to a disability or the need for long term care, and such limited partner does not have a "qualifying disability" under the terms described above, our general partners, in their discretion, may redeem the limited partner's units based on the limited partner's disability or need for long-term care.

        Our unit redemption program, including the redemption upon the death of a limited partner, is available only for limited partners who purchase their units directly from us or certain transferees, and is not intended to provide liquidity to any limited partner who acquired his or her units by purchase from another limited partner. In connection with a request for redemption, the limited partner or his or her estate, heir or beneficiary will be required to certify to us that the limited partner either (i) acquired the units to be repurchased directly from us or (ii) acquired such units from the original subscriber by way of a bona fide gift not for value to, or for the benefit of, a member of the subscriber's immediate or extended family (including the subscriber's spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the subscriber's immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

        We will engage a third party to conduct a Uniform Commercial Code (UCC) search to ensure that no liens or encumbrances are held against the units presented for redemption. We will deduct $150 from the proceeds of the repurchase to cover our costs for this search. Units that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search. We will not redeem units that are subject to liens or other encumbrances until the limited partner presents evidence that such liens or encumbrances have been removed.

        We intend to redeem units quarterly under the program. During any calendar year, we will not redeem in excess of 5.0% of the weighted average number of units outstanding during the twelve-month period immediately prior to the date of redemption. Our general partners will determine from time to time whether we have sufficient excess cash from operations to repurchase units. Generally, the cash available for redemption will be limited to 1.0% of the operating cash flow from the previous fiscal year, plus any proceeds from our distribution reinvestment and automatic purchase plan. Our general partners, in their sole discretion, may suspend implementation of, terminate or amend our unit redemption program at any time they determine that such suspension, termination or amendment is in our best interest or to reduce the number of units purchased under the unit redemption program if it determines the funds otherwise available to fund our unit redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions upon the death of a limited partner. See "Risk Factors - Risks Related to Our Business in General."

        A request for redemption may be withdrawn in whole or in part by a limited partner in writing at any time prior to redemption. We cannot guarantee that the funds set aside for the unit redemption program will be sufficient to accommodate all requests made in any particular redemption period. If we do not have sufficient funds available at the time when redemption is requested, the limited partner or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when sufficient funds become available. Such pending requests will be honored pro rata among all requesting limited partners in any given redemption period with a priority given first to redemptions upon the death or disability of a limited partner, next to limited partners who demonstrate, in the discretion of our general partners, another involuntary exigent circumstance, such as bankruptcy, next to limited partners subject to a mandatory distribution requirement under such limited partner's IRA and, finally, to other redemption requests.

        In general, a limited partner or his or her estate, heir or beneficiary may present to us fewer than all of its units then-owned for redemption, except that the minimum number of units that must be presented for redemption shall be at least 25.0% of the holder's units. However, provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested
(1) on behalf of a deceased limited partner; (2) by a limited partner with a qualifying disability or who is deemed by our general partners to be permanently disabled or in need of long-term care; (3) by a limited partner due to other involuntary exigent circumstances, such as bankruptcy; or (4) by a limited partner due to a mandatory distribution under such limited partner's IRA, a minimum of 10.0% of the limited partner's units may be presented for redemption; provided, however, that any future redemption request by such limited partner must present for redemption at least 25.0% of such limited partner's remaining units. A limited partner who wishes to have units redeemed must mail or deliver to us a written request on a form provided by us and executed by the limited partner, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have units redeemed following the death of a limited partner must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our general partners of the death of the limited partner, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A limited partner requesting the redemption of his units due to a qualifying disability must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our general partners of the limited partner's disability. If the units are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require. The effective date of any redemption will be the last date during a quarter in which we have received the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds for redemption and the conditions are satisfied, the effective date of redemptions will be no later than 45 days after the quarterly determination of the availability of funds for redemption.

        Our unit redemption program is only intended to provide limited interim liquidity for our limited partners until our liquidation, since there is no public trading market for your units and we do not expect that any market for your units will ever develop. Neither our general partners nor any of their affiliates will receive any fee on the repurchase of units by us pursuant to the unit redemption program. For a discussion of the tax treatment of redemptions, see "Federal Income Tax Considerations - Sale of Limited Partnership Units."

        We will cancel the units we purchase under the unit redemption program and will not reissue the units unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with or exemption from such laws and our partnership agreement.

        The foregoing provisions regarding the unit redemption program in no way limit our ability to repurchase units from limited partners by any other legally available means for any reason that our general partners, in their discretion, deem to be in our best interest.

WHO MAY INVEST

        The following information should be read in conjunction with the "Who May Invest" section beginning on page 123 of the prospectus:

        Effective as of September 7, 2004, the special suitability standards established for residents of the state of Oregon have been removed. As a result, a purchaser of our limited partnership units who is a resident of Oregon must have, excluding the value of such purchaser's home, furnishings and automobiles, either (i) a net worth of at least $150,000; or (ii) a gross annual income of at least $45,000 and a net worth of at least $45,000.

        Effective as of September 10, 2004, the requirement that a purchaser of our limited partnership units who is a resident of the state of Washington invest not more than 5.0% of its net worth or 5.0% of its gross income in our limited partnership units is removed in its entirety.

EXPERTS

        The following information replaces the information in the "Experts" section beginning on page 127 of the prospectus:

        The financial statements as of December 31, 2003 and 2002 and for the year ended December 31, 2003 and the period from September 20, 2002 (date of inception) through December 31, 2002 and cumulatively for the period from September 20, 2002 (date of inception) through December 31, 2003 of Behringer Harvard Short-Term Opportunity Fund I LP included in this prospectus supplement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The Statement of Revenues and Certain Expenses for the year ended December 31, 2003 of the Woodall Rodgers Property included in this prospectus has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The Statement of Revenues and Certain Expenses for the year ended December 31, 2003 of the Quorum Property included in this prospectus supplement has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The Statement of Revenues and Certain Expenses for the year ended December 31, 2003 of the Skillman Property included in this prospectus supplement has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The Statement of Revenues and Certain Expenses for the year ended December 31, 2003 of the Central Property included in this prospectus supplement has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                                  INDEX TO FINANCIAL STATEMENTS

                                                                                                PAGE
                                                                                                ----
Woodall Rodgers Property

     Audited Financial Statements of Business Acquired

         Report of Independent Auditors                                                          F-3

         Statements of Revenues and Certain Expenses for the Year ended December 31, 2003        F-4

         Notes to the Statements of Revenues and Certain Expenses                                F-5

     Unaudited Pro Forma Financial Statements

         Unaudited Pro Forma Condensed Consolidated Financial Information                        F-7

         Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2003        F-8

         Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year

           ended December 31, 2003                                                               F-9

         Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements                F-10

Quorum Property

     Audited Financial Statements of Business Acquired

         Report of Independent Auditors                                                          F-12

         Statements of Revenues and Certain Expenses for the Year ended December 31, 2003
              and the six month period ended June 30, 2004 (unaudited)                           F-13

         Notes to the Statements of Revenues and Certain Expenses                                F-14

     Unaudited Pro Forma Financial Statements

         Unaudited Pro Forma Consolidated Financial Information                                  F-16

         Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2004                      F-17

         Unaudited Pro Forma Consolidated Statement of Operations for the six months
              ended June 30, 2004                                                                F-18

         Unaudited Pro Forma Consolidated Statement of Operations for the year
              ended December 31, 2003                                                            F-19

         Unaudited Notes to Pro Forma Consolidated Financial Statements                          F-20

Skillman Property

     Audited Financial Statements of Business Acquired

         Report of Independent Auditors                                                          F-24

         Statements of Revenues and Certain Expenses for the Year ended December 31, 2003
              and the six month period ended June 30, 2004 (unaudited)                           F-25

         Notes to the Statements of Revenues and Certain Expenses                                F-26

     Unaudited Pro Forma Financial Statements

         Unaudited Pro Forma Consolidated Financial Information                                  F-28

         Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2004                      F-29

         Unaudited Pro Forma Consolidated Statement of Operations for the six months
              ended June 30, 2004                                                                F-30

         Unaudited Pro Forma Consolidated Statement of Operations for the year
              ended December 31, 2003                                                            F-31



                                              F-1

         Unaudited Notes to Pro Forma Consolidated Financial Statements                          F-32

Central Property

     Audited Financial Statements of Business Acquired

         Report of Independent Auditors                                                          F-26

         Statements of Revenues and Certain Expenses for the Year ended December 31, 2003
              and the six month period ended June 30, 2004 (unaudited)                           F-37

         Notes to the Statements of Revenues and Certain Expenses                                F-38

     Unaudited Pro Forma Financial Statements

         Unaudited Pro Forma Consolidated Financial Information                                  F-39

         Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2004                      F-40

         Unaudited Pro Forma Consolidated Statement of Operations for the six months
              ended June 30, 2004                                                                F-41

         Unaudited Pro Forma Consolidated Statement of Operations for the year
              ended December 31, 2003                                                            F-42

         Unaudited Notes to Pro Forma Consolidated Financial Statements                          F-43

Behringer Harvard Short-Term Opportunity Fund I LP

     Aggregate Unaudited Pro Forma Financial Statements

         Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2004                      F-47

         Unaudited Pro Forma Consolidated Statement of Operations for the six
              months ended June 30, 2004                                                         F-48

         Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003 F-49

         Unaudited Notes to Pro Forma Consolidated Financial Statements                          F-50

                         REPORT OF INDEPENDENT AUDITORS



To the Partners of
   Behringer Harvard Short-Term Opportunity Fund I, LP:

In our opinion, the Statement of Revenues and Certain Expenses presents fairly, in all material respects, the revenues and certain expenses of the Woodall Rodgers Property (the "Property") for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Property's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit of the Statement of Revenues and Certain Expenses provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with certain rules and regulations of the Securities and Exchange Commission as described in Note 1 to the Statement of Revenues and Certain Expenses, and is not intended to be a complete presentation of the revenues and expenses of the Property.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
April 14, 2004

                            WOODALL RODGERS PROPERTY
                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2003



Revenues:
    Rental income                                                     $1,381,780
    Other income                                                         153,810
                                                                      ----------
        Total revenues                                                 1,535,590
                                                                      ----------

Expenses:
    Maintenance and service contracts                                    120,340
    Utilities                                                            158,390
    Management fees                                                      140,436
    Administrative                                                        91,541
    Property taxes and insurance                                         224,850
    Ground lease expense                                                 305,496
                                                                      ----------
        Total expenses                                                 1,041,053
                                                                      ----------
Revenues in excess of certain expenses                                $  494,537
                                                                      ==========


         The accompanying notes are an integral part of this statement.

                            WOODALL RODGERS PROPERTY
             NOTES TO THE STATEMENT OF REVENUES AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2003


1.      BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        On February 11, 2004, Behringer Harvard Short-Term Opportunity Fund I LP, (the "Partnership") acquired a five-story office building (the "Woodall Rodgers Building"), containing approximately 74,090 rentable square feet (unaudited) and a free-standing single-story bank office building with drive-through lanes (the "Bank Building"), both located on approximately 1.7 acres (unaudited) subject to a ground lease that expires in 2097 (the "Improved Property"). The Partnership also acquired
        1.6 acres (unaudited) of undeveloped land adjoining the Improved Property (the "Development Property" and together with the Improved Property, the "Woodall Rodgers Property") located in Dallas, Texas. The contract purchase price of Woodall Rodgers Property was $10,300,000, excluding closing costs. The Statement of Revenues and Certain Expenses presents the operations of the Woodall Rodgers Property for the year ended December 31, 2003.

        The accompanying statements have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K of the Partnership. The statements are not intended to be a complete presentation of the revenues and expenses of the Property for the year ended December 31, 2003 as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of the Property have been excluded.

        REVENUE RECOGNITION

        Tenant leases are accounted for as operating leases. Rental revenue includes minimum rents. Other income consists of recoveries of certain operating expenses, parking and other income. Additional rents from recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred.

        ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.      LEASES

        The minimum future rentals of tenant leases based on noncancelable operating leases held as of December 31, 2003 are as follows:

                          2004               $1,414,532
                          2005                1,344,463
                          2006                1,137,018
                          2007                  805,742
                          2008                  756,372
                          Thereafter            509,652
                                             ----------
                             Total           $5,967,779
                                             ==========


3.      MAJOR TENANTS

        The following presents rental revenue from tenants who individually represent more than 10% of the Woodall Rogers Property's total rental revenue for the year ended December 31, 2003:

                                                 2003
                                               ---------

                          Republic Title        $352,606
                          Bank One, N.A          260,000
                          SFI of Delaware LLC    162,827
                          The Mullen Company     140,721

4.      Ground Lease

        The Woodall Rodgers Property is subject to a ground lease that expires in 2097, with rent escalations due after June 30, 2004 and every eight years thereafter through 2092. The rent escalations are based on a formula and are subject to maximum monthly payments. The future minimum payments, excluding any future rent escalations, under the ground lease are as follows:

                        2004             $   328,422
                        2005                 351,348
                        2006                 351,348
                        2007                 351,348
                        2008                 351,348
                        Thereafter        31,182,135
                                         -----------
                                         $32,915,949
                                         ===========

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         On February 19, 2003, the Partnership commenced an Offering of up to 10,000,000 units of limited partnership interests at a price of $10 per unit pursuant to a Registration Statement on Form S-11 filed under the Securities Act of 1933, (the "Offering"). The Registration Statement also covers up to 1,000,000 units available to be issued at $10 per unit pursuant to the Partnership's distribution reinvestment plan. The Offering is a best efforts continuous offering that terminates no later than February 19, 2005.

         In September 2003, the Partnership made its initial acceptance of subscriptions for 159,784 partnership units, which satisfied the minimum offering requirement of $1,500,000 established for the Offering. In addition, the minimum offering requirement of $2,500,000 for the Partnership's special escrow account for New York residents was satisfied on October 16, 2003, and the Partnership accepted subscriptions from the New York residents on that date. The minimum offering requirement of $5,500,000 for the Partnership's special escrow account for Nebraska and Pennsylvania residents was satisfied on January 2, 2004, and the Partnership accepted subscriptions from residents of these two states on that date.

         On February 11, 2004, the Partnership acquired a five-story office building in Dallas, Texas containing approximately 74,090 rentable square feet and a bank drive-thru, both located on approximately 1.7 acres of land subject to a ground lease that expires in 2097 (collectively, the "Improved Property"). The Partnership also acquired approximately 1.6 acres of undeveloped land adjoining the Improved Property (the "Development Property," and together with the Improved Property, the "Woodall Rodgers Property"). The purchase price of the Woodall Rodgers Property was $10,300,000 plus closing costs of $527,216. The Partnership used an interim financing mortgage note of $3,600,000 with Benchmark Bank to pay a portion of the purchase price and paid the remaining purchase price from proceeds of the Offering.

         The Woodall Rodgers Property is held by Behringer Harvard Woodall Rodgers LP, in which Behringer Harvard Woodall Rodgers GP, LLC (the "General Partner") a wholly owned subsidiary of the Partnership is the general partner, the Partnership is the Class A Limited Partner and PRG Realty Partners, Ltd ("PRG") is the Class B Limited Partner. Distributions of cash from operations are to be made on a quarterly basis to the General Partner and the Partnership. Distributions of cash from a capital transaction are to be distributed first to the General Partner and Partnership until their capital account balances are reduced to zero, and then to the Partnership until the limited partners of the Partnership have received distributions in the aggregate resulting in an internal rate of return of 17%. The remaining balance is to be distributed 50% to the Partnership and 50% to PRG. PRG holds a $1 minority interest in the consolidated pro forma financial statements of the Partnership.

         In the opinion of management of the Partnership, all material adjustments necessary to reflect the effects of the above transactions have been made.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2003

        The following unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the Partnership had acquired the Woodall Rodgers Property as of December 31, 2003 and had accepted the actual subscriptions that were accepted between January 1, 2004 and February 1, 2004 for 516,481 limited partnership units as of December 31, 2003. This Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the Pro Forma Condensed Consolidated Statement of Operations of the Partnership and the historical financial statements and notes thereto of the Partnership as filed on Form 10-K for the year ended December 31, 2003. The Pro Forma Condensed Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Partnership completed the above transactions on December 31, 2003, nor does it purport to represent the future financial position of the Partnership.

                                                                  HISTORICAL
                                                                  AMOUNTS AS
                                                                   REPORTED           PRO FORMA                  PRO FORMA
                                                                      (A)            ADJUSTMENTS                   TOTAL
                                                                ----------------  -----------------         ------------------
ASSETS
       Land                                                     $          -       $     2,913,451  (C)           $ 2,913,451
       Buildings, net                                                      -             6,270,980  (C)             6,270,980
       Real estate intangibles, net                                        -             1,642,785  (C)             1,642,785
       Cash and cash equivalents                                      4,572,566          4,553,334  (B)             2,003,255
                                                                                        (7,073,125) (C)
                                                                                           (49,520) (D)
       Restricted cash                                                    4,314             (3,000) (B)                 1,314
       Prepaid expenses and other assets                                 31,590             36,170  (C)                67,760
       Financing fees                                                      -                49,520  (D)                49,520
                                                                ---------------    ---------------                -----------
TOTAL ASSETS                                                     $    4,608,470    $     8,340,595               $ 12,949,065
                                                                 ==============    ===============               ============

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
       Accounts payable                                          $       11,062    $          -                  $     11,062
       Payables to affiliates                                            50,760               -                        50,760
       Accrued liabilities                                               59,825            190,261  (C)               250,086
       Mortgage payable                                                       -          3,600,000  (C)             3,600,000
       Subscriptions for limited partnership units                        4,000             (3,000) (B)                 1,000
                                                                ---------------    ---------------                -----------
TOTAL LIABILITIES                                                       125,647          3,787,261                  3,912,908

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL
       Limited partners - 11,000,000 units authorized;
          522,219 and 1,038,700 units issued and outstanding
          as of December 31, 2003 respectively                        4,482,335          4,553,334  (B)             9,035,669
       General partners                                                     488                  -                        488
                                                                ---------------    ---------------                -----------
TOTAL PARTNERS' CAPITAL                                               4,482,823          4,553,334                  9,036,157
                                                                ---------------    ---------------                -----------
TOTAL LIABILITIES AND PARTNERS' CAPITAL                          $    4,608,470    $     8,340,595               $ 12,949,065
                                                                 ==============    ===============               ============

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

        The following unaudited Pro Forma Condensed Consolidated Statement of Operations is presented as if the Partnership had acquired the Woodall Rodgers Property as of January 1, 2003 and had accepted the actual subscriptions that were accepted between January 1, 2004 and February 1, 2004 for 516,481 limited partnership units as of January 1, 2003. This Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with the Pro Forma Condensed Consolidated Balance Sheet of the Partnership and the historical financial statements and notes thereto of the Partnership as filed on Form 10-K for the year ended December 31, 2003. The Pro Forma Condensed Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual financial position would have been had the Partnership completed the above transactions on January 1, 2003, nor does it purport to represent the future operations of the Partnership.


                                                     HISTORICAL          STATEMENT OF
                                                     AMOUNTS AS          REVENUES AND      PRO FORMA             PRO FORMA
                                                      REPORTED         CERTAIN EXPENSES   ADJUSTMENTS              TOTAL
                                                        (a)                   (b)
                                                     ----------          -----------      ------------          -----------
Revenue
           Rental revenue                            $        -          $ 1,381,780      $   (106,033)(G)      $ 1,275,747
           Other income                                       -              153,810                 -              153,810
                                                     ----------          -----------      ------------          -----------
TOTAL REVENUES                                                -            1,535,590          (106,033)           1,429,557

EXPENSES
           Maintenance and service contracts                  -              120,340                 -              120,340
           Utilities                                          -              158,390                 -              158,390
           Property taxes and insurance                       -              224,850                 -              224,850
           Ground lease expense                               -              305,496                 -              305,496
           Management fees                                    -              140,436          (140,436)(E)          121,931
                                                                                                67,795 (E)
                                                                                                54,136 (F)
           General and administrative                   112,789               91,541               859 (I)          205,189
           Interest expense                                   -                    -           252,000 (C)          351,040
                                                                                                99,040 (D)
           Depreciation and amortization                      -                    -           567,020 (G)          567,020
                                                     ----------          -----------      ------------          -----------
TOTAL EXPENSES                                          112,789            1,041,053           900,414            2,054,256

OTHER INCOME                                              3,608                    -                 -                3,608
                                                     ----------          -----------      ------------          -----------


NET INCOME (LOSS)                                    $ (109,181)         $   494,537      $ (1,006,447)         $  (621,091)
                                                     ==========          ===========      ============          ===========


ALLOCATION OF NET LOSS:

Net loss allocated to general partners               $     (12)          $         -      $          -          $       (68)
                                                     ==========          ===========      ============          ===========
 Net loss allocated to limited partners              $(109,169)          $         -      $          -          $ (621,023)
                                                     ==========          ===========      ============          ===========

WEIGHTED AVERAGE NUMBER OF LIMITED

   PARTNERSHIP UNITS OUTSTANDING                         92,143                    -           289,252 (H)          381,395
                                                     ==========          ===========      ============          ===========

LOSS PER LIMITED PARTNERSHIP UNIT                    $    (1.18)         $         -      $          -          $     (1.63)
                                                     ==========          ===========      ============          ===========


               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
    UNAUDITED NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

a. Reflects the Partnership's historical balance sheet as of December 31, 2003.

b. Reflects the acceptance of 516,481 limited partnership units as of December 31, 2003 which were actually accepted between January 1, 2004 and February 1, 2004, the last date subscriptions were accepted prior to the purchase of the Woodall Rodgers Property. Gross proceeds from the 516,481 limited partnership units were $4,840,665. The difference between gross proceeds and the net offering proceeds recorded of $4,553,334 represents broker's commissions, dealer management fees and the reimbursement of certain costs previously paid by Behringer Harvard Holdings LLC, an affiliate. Of the $287,331 of such costs, $286,472 was recorded as an offset to partners' capital and $859 was recorded as expense.

c. Reflects the acquisition of the Woodall Rodgers Property by the Partnership for $10,863,386 including the funding of prepaid assets and accounts receivable of $36,170 and assumed current liabilities and tenant's security deposits of $190,261. The acquisition was funded with $7,073,125 of cash from the Partnership's public offering, $3,600,000 of debt and the acquisition of $190,261 of current liabilities and tenant's security deposits. The Partnership allocated its purchase price to the following tangible and intangible assets and estimated the following remaining useful lives as follows:

                  DESCRIPTION               ALLOCATION   ESTIMATED USEFUL LIFE
                  -----------               ----------   --------------------

Land                                       $  2,913,451           -
Building                                      6,270,980       25 years
Above/below market leases, net                  385,713      3.5 years
Tenant improvements & leasing
   commissions                                  716,206      3.5 years
In-place leases                                 361,279      3.5 years
Tenant relationships                            179,587      8.5 years
Other assets                                     36,170           -
                                           ------------
                                           $ 10,863,386
                                           ============

        The Partnership allocated the purchase price to the above tangible and identified intangible assets based on their fair values in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" as follows:


        Above-market and below-market in-place lease values were based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the respective leases. This analysis was performed on a lease by lease basis. The above-market and below-market in-place leases will be amortized over the term of the respective leases as an offset to rental revenue.

        The aggregate value for tenant improvements and leasing commissions were based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The tenant improvements and leasing commissions will be amortized to depreciation and amortization expense over the remaining term of the applicable lease.

        The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions, and the costs to execute similar leases. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, management included such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions. The estimates of fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as wells as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis. The values of in-place leases are amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases. The value of tenant relationships is amortized over the remaining term of the lease plus assumed renewals to depreciation and amortization expense.

        Amounts allocated to land are derived from appraisals. Amounts allocated to buildings are calculated and recorded as if the building was vacant upon purchase which was calculated as replacement cost less depreciation. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

d.      Reflects financing costs incurred in connection with obtaining the debt.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

a. Reflects the historical operations of the Partnership for the year ended December 31, 2003.

b. Reflects the historical revenues and certain expenses of the Woodall Rodgers Property for the year ended December 31, 2003.

c. Reflects the interest expense associated with the $3,600,000 debt obtained in connection with the purchase of the Woodall Rodgers Property. The debt bears interest at a rate 7.0% per annum and requires monthly payments of interest only and has an original term of six months. It is assumed that this six month debt facility would be renewed for an additional six months under similar terms for the purpose of this Pro Forma Condensed Consolidated Statement of Operations. Management of the Partnership is currently negotiating with several financial institutions regarding financing for the Woodall Rodgers Property with a term more approximating the anticipated holding period for the Woodall Rodgers Property of between three and five years.

d. Reflects the amortization of deferred financing fees associated with the $3,600,000 debt obtained in connection with the purchase of the Woodall Rodgers Property. It is assumed that this six month debt facility would be renewed for an additional six month term with fees associated with the renewal similar to the fees incurred for the original facility for the purpose of this Pro Forma Condensed Consolidated Statement of Operations.

e. Reflects the addition of property management fees associated with the management of the Woodall Rodgers Property by HPT Management Services LP, an affiliate of the Partnership, and the elimination of the historical property management fees of $140,436. HPT Management Services LP will receive 4.5% of annual gross revenues, as defined in the property management agreement.

f. Reflects asset management fees associated with the Woodall Rodgers Property. The asset is managed by HPT Management Services LP, an affiliate of the Partnership, for an annual asset management fee of 0.5% of the asset value.

g. Reflects depreciation and amortization of the Woodall Rodgers Property using the straight-line method over the estimated useful lives of the assets and liabilities.

h.      Amounts calculated as follows:

          - Issuance of units through
             February 1, 2004                        516,481
          Less:
          - Units not utilized in the acquisition
             of the Woodall Rodgers Property        (227,229)
                                                    --------
                                                     289,252
                                                    ========

i. Reflects the expense of organization costs reimbursed to Behringer Harvard Holdings, LLC associated with the acceptance of 516,481 limited partnership units as of December 31, 2003.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of

  Behringer Harvard Short-Term Opportunity Fund I, LP:

We have audited the accompanying statement of Revenues and Certain Expenses of Quorum Property (the "Property") for the year ended December 31, 2003. This Statement of Revenues and Certain Expenses is the responsibility of the Company's management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of Quorum Property for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
September 7, 2004

                                 QUORUM PROPERTY
 STATEMENT OF REVENUES AND CERTAIN EXPENSES FOR THE YEAR ENDED DECEMBER 31, 2003
                  AND THE SIX MONTH PERIOD ENDED JUNE 30, 2004



                                              Year Ended      Six months ended
                                              December 31,     June 30, 2004
                                                 2003           (unaudited)
                                              ----------        ----------
Revenues:
    Rental income ....................        $1,358,330        $  563,849
    Other income .....................           116,857            50,840
                                              ----------        ----------

       Total revenues ................         1,475,187           614,689
                                              ----------        ----------

Expenses:
    Maintenance and service contracts            180,660            95,734
    Utilities ........................           208,918           123,802
    Management fees ..................            43,828            18,701
    Administrative ...................            59,316            59,528
    Property taxes and insurance .....           197,153            94,073
    Repairs and maintenance ..........            95,120            35,001
    Salaries .........................           148,512           126,191
    Bad debt .........................           219,164              --
    Leasing expense ..................            34,871            26,916
                                              ----------        ----------
       Total expenses ................         1,187,542           579,946
                                             ----------         ----------
Revenues in excess of certain expenses        $  287,645        $   34,743
                                              ==========        ==========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENT

                                 QUORUM PROPERTY
       NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES FOR YEAR ENDED
            DECEMBER 31, 2003 AND THE SIX MONTHS ENDED JUNE 30, 2004

1.      BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        On July 2, 2004, Behringer Harvard Short-Term Opportunity Fund I LP, (the "Partnership") acquired a seven story office building (the "Quorum Property"), containing approximately 133,799 rental square feet (unaudited), parking garage and nine-lane drive thru bank facility, located on approximately 3.9 acres of land (unaudited) (the "Quorum Property"). The Quorum Property is located in Addison, Texas, a suburb of Dallas, Texas. The contract purchase price of the Quorum Property was $9,100,000, excluding closing costs. The Statement of Revenues and Certain Expenses presents the operations of the Quorum Property for the year ended December 31, 2003.

        The accompanying statements have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K of the Partnership. The statements are not intended to be a complete presentation of the revenues and expenses of the Property for the year ended December 31, 2003 as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of the Property have been excluded.

        REVENUE RECOGNITION

        Tenant leases are accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases. Reimbursement income consists of recoveries of certain operating expenses. Recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred.

        ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.      LEASES

        The minimum future rentals of tenant leases based on noncancelable operating leases held as of December 31, 2003 are as follows:

           2004                                              $  1,148,654
           2005                                                 1,231,094
           2006                                                 1,239,732
           2007                                                 1,048,854
           2008                                                   701,416
           Thereafter                                          1,910,967
                                                             ------------
                Total                                        $  7,280,717
                                                             ============

3.      MAJOR TENANTS

        The following presents rental revenue from tenants who individually represent more than 10% of the Quorum Property's total rental revenue for the year ended December 31, 2003:

                                                                       2003
                                                                   ------------

         Application Builders                                      $   189,235
         Chase Bank                                                    250,716
         Parkway Professional                                          139,270
         Quarry Integrated                                             142,778





4. STATEMENT OF REVENUES AND CERTAIN EXPENSES FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2004

        The statement for the six-month period ended June 30, 2004 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year for the operation of the Property.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         On July 2, 2004, the Partnership acquired a seven-story office building containing approximately 133,799 rentable square feet, parking garage and nine-lane drive-thru bank facility, located on approximately 3.9 acres of land (the "Quorum Property"). The Quorum Property is located in Addison, Texas, a suburb of Dallas, Texas. The purchase price of the Quorum Property was approximately $9,600,000. The Partnership used an advance of $4,550,000 on a loan amount of up to $7,000,000 (the "Loan") with First American Bank, SSB (the "Lender") to pay a portion of the purchase price and paid the remaining amount from cash on hand.

         In the opinion of management of the Partnership, all material adjustments necessary to reflect the effects of the above transaction have been made.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 2004


         The following unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the Partnership had acquired the Quorum Property as of June 30, 2004. This Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the Pro Forma Condensed Consolidated Statement of Operations of the Partnership and the historical financial statements and notes thereto of the Partnership as filed on Form 10-Q for the six months ended June 30, 2004. The Pro Forma Condensed Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Partnership completed the above transactions on June 30, 2004, nor does it purport to represent the future financial position of the Partnership.

                                                                    HISTORICAL
                                                                    AMOUNTS AS
                                                                     REPORTED           PRO FORMA                PRO FORMA
                                                                        (A)            ADJUSTMENTS                 TOTAL
                                                                    ----------         ------------             -----------
ASSETS
       Land                                                         $ 2,913,451        $ 2,196,698  (B)         $ 5,110,149
       Buildings, net                                                 6,207,964          6,660,281  (B)          12,868,245
       Real estate intangibles, net                                   1,466,863            693,422  (B)           2,160,285
                                                                    -----------        -----------              -----------
       Total real estate                                             10,588,278          9,550,401               20,138,679

       Cash and cash equivalents                                     12,197,722         (4,760,565) (B)           7,349,088
                                                                                           (88,069) (C)
       Restricted cash                                                2,257,099                                   2,257,099
       Accounts receivable                                               28,450                                      28,450
       Prepaid expenses and other assets                                565,323                230  (B)             565,553
       Deferred financing fees                                          229,965             88,069  (C)             318,034
                                                                    -----------        -----------              -----------
TOTAL ASSETS                                                        $25,866,837        $ 4,790,066              $30,656,903
                                                                    ===========        ===========              ===========


LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
       Accounts payable                                             $     8,788        $         -              $     8,788
       Payables to affiliates                                             6,473                  -                    6,473
       Distributions payable                                             47,775                                      47,775
       Accrued liabilities                                              402,926            240,066  (B)             642,992
       Subscriptions for limited partnership units                    2,257,096                  -                2,257,096
       Mortgage payable                                               6,000,000          4,550,000  (B)          10,550,000
                                                                    -----------        -----------              -----------
TOTAL LIABILITIES                                                     8,723,058          4,790,066               13,513,124

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL

       Limited partners - 11,000,000 units authorized;
          2,024,140 units issued and outstanding                     17,143,300                  -               17,143,300
       General partners                                                     479                  -                      479
                                                                    -----------        -----------              -----------
TOTAL PARTNERS' CAPITAL                                              17,143,779                  -               17,143,779
                                                                    -----------        -----------              -----------
TOTAL LIABILITIES AND PARTNERS' CAPITAL                             $25,866,837        $ 4,790,066              $30,656,903
                                                                    ===========        ===========              ===========

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2004

         The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Partnership had acquired the Quorum Property as of January 1, 2003. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto of the Partnership as filed on Form 10-Q for the quarter ended June 30, 2004. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Partnership completed the above transaction on January 1, 2003, nor does it purport to represent the future operations of the Partnership.

                                                       SIX MONTHS       PRIOR
                                                         ENDED       ACQUISITION    STATEMENT OF
                                                     JUNE 30, 2004    PRO FORMA     REVENUES AND                        PRO FORMA
                                                      AS REPORTED    ADJUSTMENTS  CERTAIN EXPENSES    PRO FORMA     SIX MONTHS ENDED
                                                          (a)            (b)            (c)          ADJUSTMENTS      JUNE 30, 2004
                                                      -----------    -----------  ----------------   -----------     ---------------
Revenue
          Rental revenue                                $ 584,060    $ 186,205      $ 563,849       $      -          $ 1,332,761
                                                                       (13,254)             -          11,901 (D)
          Other income                                          -       31,782         50,840               -              82,622
                                                       ----------    ---------       --------      ----------          ----------
TOTAL REVENUES                                            584,060      204,733        614,689          11,901           1,415,383

EXPENSES
          Property operating expenses                     177,828       71,831        292,387               -             542,046
          Property repairs and maintenance                 11,083        8,572        130,735               -             150,390
          Ground rent                                     117,633       38,187              -               -             155,820
          Real estate taxes                                90,544       29,492         78,595               -             198,631
          Property and asset management fees               45,759        7,921         18,701         (18,701)(E)         111,984
                                                                         6,767              -          27,661 (F)
                                                                             -              -          23,876 (G)
          General and administrative                      126,346            -         59,528               -             185,874
          Interest Expense                                154,224       48,033              -         107,700 (H)         309,957
          Depreciation and amortization                   236,258       70,878              -         227,106 (I)         534,242
                                                       ----------    ---------       --------      ----------          ----------
TOTAL EXPENSES                                            959,675      281,681        579,946         367,642           2,188,944

INTEREST INCOME                                            38,996            -              -               -              38,996
                                                       ----------    ---------       --------      ----------          ----------
NET INCOME (LOSS)                                      $ (336,619)   $ (76,948)      $ 34,743      $ (355,741)         $ (734,565)
                                                       ==========    =========       ========      ==========          ==========

ALLOCATION OF NET INCOME (LOSS):

Net income (loss) allocated to general partners        $      (9)                                                      $      (21)
                                                       =========                                                       ==========

Net income (loss) allocated to limited partners        $(336,610)                                                      $ (734,545)
                                                       =========                                                       ==========

WEIGHTED AVERAGE NUMBER OF LIMITED
   PARTNERSHIP UNITS OUTSTANDING                       1,376,478                                      137,718 (J)       1,514,196
                                                       =========                                      ===========      ==========

NET INCOME (LOSS) PER LIMITED PARTNERSHIP UNIT         $   (0.24)                                                       $   (0.49)
                                                       =========                                                        ==========

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2003

        The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Partnership had acquired the Quorum Property as of January 1, 2003. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto of the Partnership as filed on Form 10-K for the year ended December 31, 2003. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Partnership completed the above transaction on January 1, 2003, nor does it purport to represent the future operations of the Partnership.


                                                 YEAR ENDED     PRIOR ACQUISTION    STATEMENT OF                      YEAR ENDED
                                             DECEMBER 31, 2003     PRO FORMA        REVENUES AND     PRO FORMA    DECEMBER 31, 2003
                                                AS REPORTED       ADJUSTMENTS     CERTAIN EXPENSES  ADJUSTMENTS       PRO FORMA
                                                    (a)                 (b)             (c)
                                             -----------------       ----------       ---------     -----------       ------------
Revenue
        Rental revenue                       $               -      $ 1,275,747     $ 1,358,330     $ 23,801 (D)     $   2,811,688
                                                                        153,810               -            -
        Recoverable expenses                                 -                -         116,857            -               116,857
                                             -----------------       ----------       ---------     ----------        ------------
TOTAL REVENUES                                              -        1,429,557        1,475,187         23,801           2,928,545

EXPENSES
        Property operating expenses                          -          158,390         654,006              -             812,396
        Property repairs and maintenance                     -          120,340         275,780              -             396,120
        Ground rent                                          -          305,496               -              -             305,496
        Real estate taxes                                    -          224,850         154,612              -             379,462
        Property and asset management fees                   -           67,795          43,828        (43,828)(E)         236,066
                                                                         54,136                         66,383 (F)
                                                                                                        47,752 (G)
        General and administrative                     112,789           92,400          59,316              -             264,505
        Interest Expense                                     -          351,040               -        221,752 (H)         572,792
        Depreciation and amortization                        -          567,020               -        454,212 (I)       1,021,232
                                             -----------------       ----------       ---------     ----------        ------------
TOTAL EXPENSES                                         112,789        1,941,467       1,187,542        746,271           3,988,069

OTHER INCOME                                             3,608                -               -              -               3,608
                                             -----------------       ----------       ---------     ----------        ------------

NET INCOME (LOSS)                            $       (109,181)      $ (511,910)      $ 287,645     $ (722,470)       $ (1,055,916)
                                             =================       ==========       =========     ==========        ============


ALLOCATION OF NET INCOME (LOSS):

Net income (loss) allocated to general
   partners                                  $             (12)                                                      $        (45)
                                             =================                                                        ============
Net income (loss) allocated to limited
   partners                                  $        (109,169)                                                      $ (1,055,871)
                                             =================                                                        ============


WEIGHTED AVERAGE NUMBER OF LIMITED
   PARTNERSHIP UNITS OUTSTANDING                         92,143                                       1,257,310 (J)      1,349,453
                                              =================                                       =========        ===========


NET INCOME (LOSS) PER LIMITED
   PARTNERSHIP UNIT                          $           (1.18)                                                       $      (0.78)
                                              =================                                                        ============

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
    UNAUDITED NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

a.      Reflects the Partnership's historical balance sheet as of June 30, 2004.

b. Reflects the acquisition of the Quorum Property by the Partnership for $9,310,565 including the funding of prepaid assets of $230 and assumed current liabilities and tenant's security deposits of $240,066. The acquisition was funded with $4,760,565 of cash from the Partnership's public offering, $4,550,000 of debt and the acquisition of $240,066 of current liabilities and tenant's security deposits. The Partnership allocated its purchase price to the following tangible and intangible assets and estimated the following remaining useful lives as follows:

                                                                                           WEIGHTED AVERAGE
                               DESCRIPTION                          ALLOCATION           ESTIMATED USEFUL LIFE
                               -----------                          ----------           ---------------------
             Land...........................................       $  2,196,698                    --
             Building.......................................          6,660,281                25 years
             Above/below market leases, net.................            (75,370)               3.2 years
             Tenant improvements, leasing
                commissions and legal fees..................            163,465                3.2 years
             In-place leases................................            320,984                3.2 years
             Tenant relationships...........................            284,343                8.2 years
             Other assets...................................                230                    --
             Other liabilities..............................           (240,066)                   --
                                                                   -------------
                                                                   $  9,310,565
                                                                   ============


        The Partnership allocated the purchase price to the above tangible and identified intangible assets based on their fair values in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" as follows:

        The Partnership determines the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. The fair value of above-market and below-market leases are recorded by the Partnership as intangible assets and amortized as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

        The total value of identified real estate intangible assets acquired are further allocated to in-place lease values, in-place tenant improvements, in-place tenant leasing commissions and tenant relationships based on management's evaluation of the specific characteristics of each tenant's lease and the Partnership's overall relationship with that respective tenant. The aggregate value for tenant improvements and leasing commissions are based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases includes an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions and the costs to execute similar leases. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, management includes such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions. The estimates of fair value of tenant relationships also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

        The Partnership amortizes the value of in-place leases, in-place tenant improvements and in-place tenant leasing commissions to expense over the initial term of the respective leases. The value of tenant relationship intangibles are amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the related lease intangibles would be charged to expense.

        Amounts allocated to land are derived from appraisals. Amounts allocated to buildings are calculated and recorded as if the building was vacant upon purchase which was calculated as replacement cost less depreciation. The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

c.      Reflects financing costs incurred in connection with obtaining the debt.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
       UNAUDITED NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS



UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2004
--------------------------------------------------------------------------------


a. Reflects the historical operations of the Partnership for the six months ended June 30, 2004.

b. Reflects the pro-forma revenues and expenses for the Woodall Property for the period January 1, 2004 through February 11, 2004, the date of acquisition.

c. Reflects the revenues and expenses of the Quorum Property for the year ended June 30, 2004.

d. Reflects the amortization of the above and below market lease values over the remaining non-cancelable term of the leases of approximately 38 months.

e. Reflects the reversal of historical property and asset management fees for the Quorum Property. f. Reflects the property management fees associated with the current management of the Quorum Property by HPT

        Management Services LP, an affiliate of the Partnership. HPT Management Services LP will receive 4.5% of annual gross revenues, as defined in the property management agreement.

g. Reflects asset management fees associated with the Quorum Property. The asset is managed by HPT Management Services LP, an affiliate of the Partnership, for an annual asset management fee of 0.5% of the asset value.

h. Represents interest expense associated with the $4,550,000 of long-term debt obtained in connection with the purchase of the Quorum Property and amortization of deferred financing costs. The long-term debt bears an interest rate of the prime rate of interest as listed by THE WALL STREET JOURNAL (4% at June 30, 2004), with a floor of 4% per annum and requires monthly interest payments beginning August 1, 2004. Principal and interest (in arrears) are due and payable beginning August 1, 2006 and matures in 2007. The deferred financing costs in the amount of $88,069 are amortized using the straight-line method over the term of the related debt, a method which approximates the effective interest rate method.

i. Reflects depreciation and amortization of the Quorum Property using the straight-line method over the estimated useful lives of the assets and liabilities

j. Reflects the adjustment to historical weighted average number of limited partnership units outstanding to reflect the acceptance of units needed to provide for the cash purchase price of the Quorum Property and the Woodall Property. The adjustment is computed as follows:

           Cash needed to acquire the Quorum Property.........  $   4,760,565
           Cash needed to acquire the Woodall Property........      7,114,625
                                                                -------------
                                                                $  11,875,190
                                                                =============

           Net cash received from each limited
             partnership unit issued..........................  $        8.80(1)
                                                                =============

           Limited Partnership units needed to purchase
              Quorum and Woodall Properties...................      1,349,453
           Plus weighted average of actual outstanding
              units at June 30, 2004 in excess of 1,349,453...        164,743
           Less historical weighted average units outstanding
              at June 30, 2004...............................      (1,376,478)
                                                                ------------
                                                                      137,718
                                                                =============

             (1) Net cash received per limited partnership unit issued is computed as $10 gross proceeds per unit less $0.70 commission per unit, $0.25 broker dealer fees per unit and $0.25 organization and offering costs per unit.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003

a. Reflects the historical operations of the Partnership for the year ended December 31, 2003.

b. Reflects the pro-forma revenues and expenses for the Woodall Rodgers Property as reported on form 8-K/A dated April 26, 2004.

c. Reflects the revenues and expenses of the Quorum Property for the year ended December 31, 2003.

d. Reflects the amortization of the above and below market lease values over the remaining non-cancelable term of the leases of approximately 38 months.

e. Reflects the reversal of historical property and asset management fees for the Quorum Property.

f. Reflects the property management fees associated with the current management of the Quorum Property by HPT Management Services LP, an affiliate of the Partnership. HPT Management Services LP will receive 4.5% of annual gross revenues, as defined in the property management agreement.

g. Reflects asset management fees associated with the Quorum Property. The asset is managed by HPT Management Services LP, an affiliate of the Partnership, for an annual asset management fee of 0.5% of the asset value.

h. Represents interest expense associated with the $4,550,000 of long-term debt obtained in connection with the purchase of the Quorum Property and amortization of deferred financing costs. The long-term debt bears an interest rate of the prime rate of interest as listed by THE WALL STREET JOURNAL (4% at December 31, 2004), with a floor of 4% per annum and requires monthly interest payments beginning August 1, 2004. Principal and interest (in arrears) are due and payable beginning August 1, 2006 and matures in 2007. The deferred financing costs in the amount of $88,069 are amortized using the straight-line method over the term of the related debt, a method which approximates the effective interest rate method.

i. Reflects depreciation and amortization of the Quorum Property using the straight-line method over the estimated useful lives of the assets and liabilities.

j. Reflects the acceptance as of January 1, 2003 of 1,349,453 subscriptions needed to purchase the Quorum property and prior acquisitions during the current year.

        Cash needed to acquire the Quorum Property             $  4,760,565
        Cash needed to acquire the Woodall Property               7,114,625
                                                               ------------
                                                               $ 11,875,190
                                                               ============

        Net cash received from each limited partnership
            unit issued                                        $       8.80 (1)
                                                               ============

        Limited Partnership units needed to purchase
            Quorum and Woodall Properties                         1,349,453
        Less historical weighted average units outstanding
           at December 31, 2003                                    (92,143)
                                                               ------------
                                                                 1,257,310
                                                               ============

        (1) Net cash received per limited partnership unit issued is computed as $10 gross proceeds per unit less $0.70 commission per unit, $0.25 broker dealer fees per unit and $0.25 organization and offering costs per unit.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of Behringer Harvard
  Short-Term Opportunity Fund I LP

We have audited the accompanying Statement of Revenues and Certain Expenses of Skillman (the "Skillman Property") for the year ended December 31, 2003. This Statement of Revenues and Certain Expenses is the responsibility of the Company's management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Skillman Property for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
September 29, 2004

                                SKILLMAN PROPERTY

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                  AND THE SIX MONTH PERIOD ENDED JUNE 30, 2004



                                                            SIX MONTHS
                                          YEAR ENDED          ENDED
                                         DECEMBER 31,     JUNE 30, 2004
                                            2003           (UNAUDITED)
                                         ----------        ----------

Revenues:
    Rental revenue                       $1,506,869        $  706,245
    Reimbursement income                    533,847           261,840
    Other income                              4,329             2,718
                                         ----------        ----------

        Total revenues                    2,045,045           970,803
                                         ----------        ----------

Expenses:
    Maintenance and service contracts       128,446            70,257
    Utilities                                86,826            37,666
    Management fees                         102,999            45,588
    Property taxes and insurance            363,804           184,950
    Administrative expenses                  42,623            27,572
                                         ----------        ----------
        Total expenses                      724,698           366,033
                                         ----------        ----------
Revenues in excess of certain expenses   $1,320,347        $  604,770
                                         ==========        ==========


         The accompanying notes are an integral part of this statement.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
             NOTES TO THE STATEMENT OF REVENUES AND CERTAIN EXPENSES


1.      BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BASIS OF PRESENTATION
        On July 23, 2004, Behringer Harvard Short-Term Opportunity Fund I LP (the "Registrant"), acquired an 85.71% interest in Behringer Harvard Plaza Skillman LP (the "Partnership"), with the remaining interest being held by unrelated third parties. On July 23, 2004, the Partnership acquired a neighborhood shopping/service center containing approximately 98,764 rentable square feet (unaudited), located on approximately 7.3 acres of land (unaudited), in Dallas, Texas (the "Skillman Property"). The Skillman Property is leased to a variety of retail and service oriented tenants, with retail concerns concentrated on the first floor. The purchase price of the Skillman Property was approximately $14.4 million.

        The accompanying statement has been prepared on the accrual basis of accounting. The statement has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K of the Registrant. The statement is not intended to be a complete presentation of the revenues and expenses of the Skillman Property for the year ended December 31, 2003 as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of the Skillman Property have been excluded.

        REVENUE RECOGNITION
        Tenant leases are accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases. Reimbursement income consists of recoveries of certain operating expenses and is recognized as revenue in the period the applicable costs are incurred.

        ESTIMATES
        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.      LEASES

        The minimum future cash rentals of tenant leases based on noncancelable operating leases held as of December 31, 2003 are as follows:

          2004                  $1,322,654
          2005                   1,146,352
          2006                   1,042,486
          2007                     937,261
          2008                    279,950
          Thereafter              550,823
                               ----------
          Total                $5,279,526
                               ==========


3.      MAJOR TENANTS

        The following presents rental revenue from tenants who individually represent more than 10% of the Skillman Property's total rental revenue for the year ended December 31, 2003:


          Compass Bank         $  347,851

4. STATEMENT OF REVENUES AND CERTAIN EXPENSES FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2004

        The statement for the six month period ended June 30, 2004 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period is not necessarily indicative of the results to be expected for a full year for the operation of the Skillman Property.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


        On July 23, 2004, the Partnership acquired an 85.71% interest (a 0.1% general partnership interest and an 85.61% limited partnership interest) in Behringer Harvard Plaza Skillman LP (the "Skillman Partnership"), with the remaining interest being held by unrelated third parties.

        On July 23, 2004, the Skillman Partnership acquired a neighborhood shopping/service center containing approximately 98,764 rentable square feet, located on approximately 7.3 acres of land in Dallas, Texas (the "Skillman Property") at a cost of approximately $14.4 million. The Skillman Partnership paid approximately $3.9 million in cash, assumed approximately $400,000 in liabilities and assumed an existing mortgage loan with a principal balance of approximately $10.1 million (the "Loan"). The Loan has an interest rate of 7.34% per annum and matures on April 11, 2011.

        The Partnership contributed approximately $3.3 million in cash to the Skillman Partnership in exchange for its ownership interest. In addition, the Partnership paid approximately $409,000 in acquisition and advisory fees to Behringer Advisors II LP for services rendered in connection with the acquisition of the Partnership's interest in the Skillman Property.

        The Partnership does not control the Skillman Partnership as all major decisions relating to the Skillman Property require a unanimous consent of all the partners. Accordingly, the Partnership has accounted for its interest in the Skillman Partnership on the equity method of accounting.

        In the opinion of management of the Partnership, all material adjustments necessary to reflect the effects of the above transaction have been made.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2004


        The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the Partnership had acquired its 85.71% interest in the Skillman Property as of June 30, 2004. This Pro Forma Consolidated Balance Sheet should be read in conjunction with the Pro Forma Condensed Consolidated Statement of Operations of the Partnership and the historical financial statements and notes thereto of the Partnership as filed on Form 10-Q for the six months ended June 30, 2004. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Partnership completed the above transaction on June 30, 2004, nor does it purport to represent the future financial position of the Partnership.


                                                                                 PRIOR
                                                                HISTORICAL    ACQUISITION
                                                                AMOUNTS AS     PRO FORMA
                                                                 REPORTED     ADJUSTMENTS      PRO FORMA         PRO FORMA
                                                                    (A)           (B)         ADJUSTMENTS          TOTAL
                                                                -----------   -----------    --------------     -----------
          ASSETS
               Land                                             $ 2,913,451   $ 2,196,698    $         --       $ 5,110,149
               Buildings, net                                     6,207,964     6,660,281              --        12,868,245
               Real estate intangibles, net                       1,466,863       693,422              --         2,160,285
                                                                -----------   -----------    --------------     -----------
               Total real estate                                 10,588,278     9,550,401              --        20,138,679

               Cash and cash equivalents                         12,197,722    (4,848,634)       (3,702,105)(C)   3,646,983
               Restricted cash                                    2,257,099          --                --         2,257,099
               Accounts receivable                                   28,450          --                --            28,450
               Prepaid expenses and other assets                    565,323           230              --           565,553
               Investments in joint ventures                           --            --           3,702,105 (C)   3,702,105
               Deferred financing fees                              229,965        88,069              --           318,034
                                                                -----------   -----------    --------------     -----------
          TOTAL ASSETS                                          $25,866,837   $ 4,790,066    $         --       $30,656,903
                                                                ===========   ===========    ==============     ===========

          LIABILITIES AND PARTNERS' CAPITAL

          LIABILITIES
               Accounts payable                                 $     8,788   $      --      $         --       $     8,788
               Payables to affiliates                                 6,473          --                --             6,473
               Distributions payable                                 47,775          --                              47,775
               Accrued liabilities                                  402,926       240,066              --           642,992
               Subscriptions for limited partnership units        2,257,096          --                --         2,257,096
               Mortgage payable                                   6,000,000     4,550,000              --        10,550,000
                                                                -----------   -----------    --------------     -----------
          TOTAL LIABILITIES                                       8,723,058     4,790,066              --        13,513,124

          COMMITMENTS AND CONTINGENCIES

          PARTNERS' CAPITAL
              Limited partners - 11,000,000 units authorized;
                  2,024,140 units issued and outstanding         17,143,300          --                --        17,143,300
               General partners                                         479          --                --               479
                                                                -----------   -----------    --------------     -----------
          TOTAL PARTNERS' CAPITAL                                17,143,779          --                --        17,143,779
                                                                -----------   -----------    --------------     -----------
          TOTAL LIABILITIES AND PARTNERS' CAPITAL               $25,866,837   $ 4,790,066    $         --       $30,656,903
                                                                ===========   ===========    ==============     ===========

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2004

        The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Partnership had acquired its 85.71% interest in the Skillman Property as of January 1, 2003. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto of the Partnership as filed on Form 10-Q for the quarter ended June 30, 2004. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Partnership completed the above transaction on January 1, 2003, nor does it purport to represent the future operations of the Partnership.


                                                        SIX MONTHS        PRIOR
                                                           ENDED       ACQUISITION                       PRO FORMA
                                                       JUNE 30, 2004    PRO FORMA                       SIX MONTHS
                                                        AS REPORTED    ADJUSTMENTS     PRO FORMA           ENDED
                                                            (a)             (b)       ADJUSTMENTS      JUNE 30, 2004
                                                        -----------    -----------    -----------      -------------
          Revenue
                   Rental revenue                       $   584,060    $   748,701    $      --         $ 1,332,761
                                                                                      -----------       -----------
                   Other income                                --           82,622           --              82,622
                                                        -----------    -----------    -----------       -----------
          TOTAL REVENUES                                    584,060        831,323           --           1,415,383

          EXPENSES
                   Property operating expenses              177,828        364,218           --             542,046
                   Property repairs and maintenance          11,083        139,307           --             150,390
                   Ground rent                              117,633         38,187           --             155,820
                   Real estate taxes                         90,544        108,087           --             198,631
                   Property and asset management fees        45,759         66,225           --             111,984
                   General and administrative               126,346         59,528           --             185,874
                   Interest Expense                         154,224        155,733           --             309,957
                   Depreciation and amortization            236,258        297,984           --             534,242
                                                        -----------    -----------    -----------       -----------
          TOTAL EXPENSES                                    959,675      1,229,269           --           2,188,944

          INTEREST INCOME                                    38,996           --          (18,511)(C)        20,485
                                                        -----------    -----------    -----------       -----------

          NET LOSS BEFORE EQUITY IN LOSSES OF
             JOINT VENTURES                                (336,619)      (397,946)       (18,511)         (753,076)

          EQUITY IN LOSSES OF JOINT VENTURES                   --             --         (354,594)(D)      (354,594)
                                                        -----------    -----------    -----------       -----------

          NET LOSS                                      $  (336,619)   $  (397,946)   $  (373,105)      $(1,107,670)
                                                        ===========    ===========    ===========       ===========

          ALLOCATION OF NET LOSS:

          Net loss allocated to general partners        $        (9)                                    $       (30)
                                                        ===========                                     ===========

          Net loss allocated to limited partners        $  (336,610)                                    $(1,107,640)
                                                        ===========                                     ===========


          WEIGHTED AVERAGE NUMBER OF LIMITED

             PARTNERSHIP UNITS OUTSTANDING                1,376,478                        420,735 (E)    1,797,213
                                                        ===========                   ============      ===========

          NET LOSS PER LIMITED PARTNERSHIP UNIT                                       $     (0.24)      $     (0.62)
                                                                                      ===========       ===========

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

        The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Partnership had acquired its 85.71% interest in the Skillman Property as of January 1, 2003. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto of the Partnership as filed on Form 10-K for the year ended December 31, 2003. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Partnership completed the above transaction on January 1, 2003, nor does it purport to represent the future operations of the Partnership.

                                                         YEAR ENDED       PRIOR
                                                        DECEMBER 31,    ACQUISTION                        YEAR ENDED
                                                            2003         PRO FORMA                       DECEMBER 31,
                                                         AS REPORTED    ADJUSTMENTS     PRO FORMA           2003
                                                             (A)            (B)        ADJUSTMENTS        PRO FORMA
                                                         -----------    -----------    -----------       -----------
          Revenue
                    Rental revenue                       $      --      $ 2,811,688    $      --         $ 2,811,688
                    Recoverable expenses                        --          116,857           --             116,857
                                                         -----------    -----------    -----------       -----------
          TOTAL REVENUES                                        --        2,928,545           --           2,928,545

          EXPENSES
                    Property operating expenses                 --          812,396           --             812,396
                    Property repairs and maintenance            --          396,120           --             396,120
                    Ground rent                                 --          305,496           --             305,496
                    Real estate taxes                           --          379,462           --             379,462
                    Property and asset management fees          --          236,066           --             236,066
                    General and administrative               112,789        151,716           --             264,505
                    Interest Expense                            --          572,792           --             572,792
                    Depreciation and amortization               --        1,021,232           --           1,021,232
                                                         -----------    -----------    -----------       -----------
          TOTAL EXPENSES                                     112,789      3,875,280           --           3,988,069

          OTHER INCOME                                         3,608           --             --               3,608
                                                         -----------    -----------    -----------       -----------

          NET LOSS BEFORE EQUITY IN EARNINGS
             OF JOINT VENTURES                              (109,181)      (946,735)          --          (1,055,916)

          EQUITY IN LOSSES OF JOINT VENTURES                    --             --         (608,114)(C)      (608,114)
                                                         -----------    -----------    -----------       -----------

          NET LOSS                                       $  (109,181)   $  (946,735)   $  (608,114)      $(1,664,030)
                                                         ===========    ===========    ===========       ===========

          ALLOCATION OF NET LOSS:

          Net loss allocated to general partners         $       (12)                                    $      (183)
                                                         ===========                                     ===========

          Net loss allocated to limited partners         $  (109,169)                                    $(1,663,847)
                                                         ===========                                     ===========


          WEIGHTED AVERAGE NUMBER OF LIMITED
             PARTNERSHIP UNITS OUTSTANDING                    92,143                    1,678,004 (D)      1,770,147
                                                         ===========                    =========        ===========


          NET LOSS PER LIMITED PARTNERSHIP UNIT          $     (1.18)                                    $     (0.94)
                                                         ===========                                     ===========

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
         UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

        a. Reflects the Partnership's historical balance sheet as of June 30, 2004.

        b. Reflects the acquisition of the Quorum Property as reported on Form 8-K/A dated September 15, 2004

        c. Reflects the acquisition of the Partnership's 85.71% interest in the Skillman Property for a cash investment of $3,702,105.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2004

        a. Reflects the historical operations of the Partnership for the six months ended June 30, 2004.

        b. Reflects the combined Pro Forma results for the Woodall Property and the Quorum Property as reported on Form 8-K/A dated September 15, 2004.

        c. Reflects the reversal of interest income earned from cash on hand related to funds used to purchase the Skillman Property.

        d. Reflects equity in earnings from the Partnership's 85.71% interest in the Skillman Property. Amount is determined as follows:

          Revenues in excess of certain expenses         $ 604,770

          Adjustments:

          Depreciation and amortization expense (1)       (597,837)
          Reverse management fees under previous owner      45,588
          Property management fee (2)                      (43,564)
          Asset management fee (3)                         (35,627)
          Interest expense (4)                            (387,044)
                                                         ---------
          Earnings from joint venture                     (413,714)
                                                         =========

          Partnership's ownership interest                   85.71%

          Equity in earnings of joint venture            $(354,594)
                                                         =========

                (1) Reflects depreciation and amortization of the depreciable or amortizable assets and liabilities of the Skillman Property using the straight-line method over their estimated useful lives as follows:


                     DESCRIPTION                            Allocation          Estimated Useful Life
                     -----------                            ----------         ---------------------
          Land                                             $  3,169,952                       --
          Building                                            7,668,825                    25 years
          Above/below market leases, net                        386,246                    2.7 years
          Tenant improvements, leasing commissions
             & legal fees                                       399,918                    2.7 years
          In-place leases                                     1,028,785                    2.7 years
          Tenant relationships                                1,597,074                    7.7 years
                                                           ------------
                                                           $ 14,250,800
                                                           ============

                (2) Reflects the property management fees associated with the current management of the Skillman Property by HPT Management Services LP, an affiliate of the Partnership. HPT Management Services LP will receive 4.5% of annual gross revenues, as defined in the property management agreement.

                (3) Reflects asset management fees associated with the Skillman Property. The asset is managed by HPT Management Services LP, an affiliate of the Partnership, for an annual asset management fee of 0.5% of the asset value.

                (4) Represents interest expense associated with the $10,138,846 of long-term debt obtained in connection with the purchase of the Skillman Property and amortization of deferred financing costs. The long-term debt bears an interest rate of 7.34% per annum and matures on April 11, 2011. The deferred financing costs in the amount of $209,277 are amortized using the straight-line method over the term of the related debt, a method which approximates the effective interest rate method.

        e. Reflects the adjustment to the historical weighted average number of limited partnership units outstanding to reflect the acceptance of units needed to provide for the cash purchase price of the Quorum, Woodall and Skillman Properties. The adjustment is computed as follows:

          Cash needed to acquire the Quorum Property                           $  4,760,565
          Cash needed to acquire the Woodall Property                             7,114,625
          Cash needed to aqcquire the Skillman Property                           3,702,105
                                                                               ------------
                                                                               $ 15,577,295
                                                                               ============

          Net cash received from each limited partnership unit issued          $       8.80 (1)
                                                                               ============

          Limited partnership units needed to purchase the Quorum,
          Woodall and Skillman Properties                                         1,770,147
          Plus weighted average number of actual limited
          partnership units outstanding at June 30, 2004 in excess
          of 1,770,147                                                             2027,066
          Less historical weighted average number of limited
          partnership units outstanding at June 30, 2004                         (1,376,478)
                                                                               ------------
                                                                                    420,735
                                                                               ============

               (1)     Net cash received per limited partnership unit issued is
                        computed as $10 gross proceeds per unit less $0.70 commission per unit, $0.25 broker dealer fees per unit and $0.25 organization and offering costs per unit.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003

        a. Reflects the historical operations of the Partnership for the year ended December 31, 2003.

        b. Reflects the combined Pro Forma results for the Woodall Property and the Quorum Property as reported on Form 8-K/A dated September 15, 2004.

        c. Reflects equity in earnings from the Partnership's 85.71% interest in the Skillman Partnership/Skillman Property. Amount is determined as follows:

          Revenues in excess of certain expenses                $ 1,320,347

          Adjustments:

          Depreciation and amortization expense (1)              (1,195,674)
          Reverse management fees under previous owner              102,999
          Property management fee (2)                               (91,832)
          Asset management fee (3)                                  (71,254)
          Interest expense (4)                                     (774,088)
                                                                -----------
          Earnings from joint venture                              (709,502)
                                                                ===========

          Partnership's ownership interest                            85.71%

          Equity in earnings of joint venture                   $  (608,114)
                                                                ===========

               (1)     Reflects depreciation and amortization of the
                        depreciable or amortizable assets and liabilities of the Skillman Property using the straight-line method over their estimated useful lives as follows:

                                                                                    WEIGHTED AVERAGE
                      DESCRIPTION                              ALLOCATION           ESTIMATED USEFUL LIFE
                      -----------                              ----------           ---------------------
          Land                                              $ 3,169,952                        -
          Building                                            7,668,825                     25 years
          Above/below market leases, net                        386,246                    2.7 years
          Tenant improvements, leasing commissions
             & legal fees                                       399,918                    2.7 years
          In-place leases                                     1,028,785                    2.7 years
          Tenant relationships                                1,597,074                    7.7 years
                                                            -----------
                                                            $14,250,800
                                                            ===========



                (2) Reflects the property management fees associated with the current management of the Skillman property by HPT Management Services LP, an affiliate of the Partnership. HPT Management Services LP will receive 4.5% of annual gross revenues, as defined in the property management agreement.

                (3) Reflects asset management fees associated with the Skillman Property. The asset is managed by HPT Management Services LP, an affiliate of the Partnership, for an annual asset management fee of 0.5% of the asset value.

                (4) Represents interest expense associated with the $10,138,846 of long-term debt obtained in connection with the purchase of the Skillman Property and amortization of deferred financing costs. The long-term debt bears an interest rate of 7.34% per annum and matures on April 11, 2011. The deferred financing costs in the amount of $209,277 are amortized using the straight-line method over the term of the related debt, a method which approximates the effective interest rate method.

        d. Reflects the adjustment to historical weighted average number of limited partnership units outstanding to reflect the acceptance of units needed to provide for the cash purchase price of the Quorum, Woodall and Skillman Properties. The adjustment is computed as follows:

          Cash needed to acquire the Quorum Property                           $  4,760,565
          Cash needed to acquire the Woodall Property                             7,114,625
          Cash needed to aqcquire the Skillman Property                           3,702,105
                                                                               ------------
                                                                               $ 15,577,295
                                                                               ============

          Net cash received from each limited partnership unit issued          $       8.80 (1)
                                                                               ============

          Limited partnership units needed to purchase the Quorum,
          Woodall and Skillman Properties                                         1,770,147
          Less historical weighted average number of limited
          partnership units outstanding at December 31, 2003                        (92,143)
                                                                               ------------
                                                                                  1,678,004
                                                                               ============


        (1) Net cash received per limited partnership unit issued is computed as $10 gross proceeds per unit less $0.70 commission per unit, $0.25 broker dealer fees per unit and $0.25 organization and offering costs per unit.

                         REPORT OF INDEPENDENT AUDITORS


To the Partners of Behringer Harvard
  Short-Term Opportunity Fund I LP

We have audited the accompanying Statement of Revenues and Certain Expenses of the 4245 Central Property (the "Central Property") for the year ended December 31, 2003. This Statement of Revenues and Certain Expenses is the responsibility of the Company's management. Our responsibility is to express an opinion on the Statement of Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Statement of Revenues and Certain Expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the 4245 Central Property for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.



/s/ PricewaterhouseCoopers LLP

Dallas, Texas
September 29, 2004

                                  4245 CENTRAL
                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                  AND THE SIX MONTH PERIOD ENDED JUNE 30, 2004



                                                                    SIX MONTHS
                                                YEAR ENDED            ENDED
                                                DECEMBER 31,       JUNE 30, 2004
                                                    2003            (UNAUDITED)
                                                ----------          ----------
Revenues:
    Rental revenue                              $1,147,814          $  435,811
    Other income                                    33,974              16,974
                                                ----------          ----------
        Total revenues                           1,181,788             452,785
                                                ----------          ----------

Expenses:
    Maintenance and service contracts              102,726              41,863
    Utilities                                      218,706             123,700
    Management fees                                 48,139              18,139
    Administrative expenses                            892                 628
    Property taxes and insurance                   230,622             102,120
    Repairs and maintenance                        112,895              68,205
                                                ----------          ----------
       Total expenses                              713,980             354,655
                                                ----------          ----------
Revenues in excess of certain expenses          $  467,808          $   98,130
                                                ==========          ==========


         The accompanying notes are an integral part of this statement

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
             NOTES TO THE STATEMENT OF REVENUES AND CERTAIN EXPENSES


1.      BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BASIS OF PRESENTATION
        On August 17, 2004, Behringer Harvard 4245 Central LP, (the "Partnership") acquired a six-story office building, containing approximately 87,292 rental square feet (unaudited) located on approximately 0.66 acres of land (unaudited) (the "Central Property"). The Central Property is located in Dallas, Texas. The purchase price of the Central Property was approximately $8.3 million.

        Behringer Harvard Short-Term Opportunity Fund I LP (the "Registrant") has a 50% interest in the Partnership.

        The accompanying statement has been prepared on the accrual basis of accounting. The statement has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K of the Registrant. The statement is not intended to be a complete presentation of the revenues and expenses of the Central Property for the year ended December 31, 2003 as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of the Central Property have been excluded.

        REVENUE RECOGNITION
        Tenant leases are accounted for as operating leases. Rental revenue is recognized on a straight-line basis over the terms of the respective leases. Reimbursement income consists of recovery of certain operating expenses. Recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred.

        ESTIMATES
        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

2.      LEASES

        The minimum future cash rentals of tenant leases based on noncancelable operating leases held as of December 31, 2003 are as follows:


              2004                    $1,189,025
              2005                       790,875
              2006                       629,571
              2007                       525,667
              2008                       430,782
              Thereafter                 598,506
                                      ----------
                  Total               $4,164,426
                                      ==========

3.      MAJOR TENANTS

        The following presents rental revenue from tenants who individually represent more than 10% of the Central Property's total rental revenue for the year ended December 31, 2003:

          BGO Architects              $142,164
          Reyes & Associates           163,810

4. STATEMENT OF REVENUES AND CERTAIN EXPENSES FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2004

        The statement for the period ended June 30, 2004 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim periods are not necessarily indicative of the results to be expected for a full year for the operation of the Central Property.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


        On August 17, 2004, the Partnership acquired an 50.00% interest (a 0.1% general partnership interest and an 49.90% limited partnership interest) in Behringer Harvard 4245 Central LP (the "Central Partnership"), with the remaining interest being held by unrelated third parties.

        On August 17, 2004 the Central Partnership acquired a six-story office building containing approximately 87,292 rentable square feet, located on approximately 0.66 acres in Dallas, Texas, (the "Central Property") at a cost of approximately $8.3 million. The Central Partnership paid approximately $2.6 million in cash, assumed approximately $200,000 in liabilities and used $5,537,500 in proceeds under a loan agreement (the "Loan Agreement") with Bank of America, N.A. (the "Lender") to acquire the Central Property. The loan has an interest rate per annum elected by the borrower of (i) the prime rate of interest plus 0.25%, (ii) the London Interbank Offered Rate ("LIBOR") plus 2.5%, or (iii) a combination thereof and matures on August 17, 2007.

        The Partnership contributed approximately $1.3 million in cash to the Central Partnership in exchange for its ownership interest. In addition, the Partnership paid approximately $135,000 in acquisition and advisory fees to Behringer Advisors II LP for services rendered in connection with the Partnership's acquisition of its interest in the Central Partnership.

        The Partnership does not control the Central Partnership as all major decisions relating to the Central Property requires approval of the general partner and more than 60% of the limited partners. Accordingly, the Partnership has accounted for its interest in the Central Partnership on the equity method of accounting.

        In the opinion of management of the Partnership, all material adjustments necessary to reflect the effects of the above transaction have been made.

              BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2004


        The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the Partnership had acquired its 50% interest in the Central Property as of June 30, 2004. This Pro Forma Consolidated Balance Sheet should be read in conjunction with the Pro Forma Consolidated Statement of Operations of the Partnership and the historical financial statements and notes thereto of the Partnership as filed on Form 10-Q for the six months ended June 30, 2004. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Partnership completed the above transactions on June 30, 2004, nor does it purport to represent the future financial position of the Partnership.

                                                          HISTORICAL   PRIOR ACQUISITION
                                                          AMOUNTS AS      PRO FORMA
                                                           REPORTED       ADJUSTMENTS        PRO FORMA         PRO FORMA
                                                              (A)             (B)           ADJUSTMENTS          TOTAL
                                                          -----------     -----------      --------------     -----------
ASSETS
      Land                                                $ 2,913,451     $ 2,196,698      $         --       $ 5,110,149
      Buildings, net                                        6,207,964       6,660,281                --        12,868,245
      Real estate intangibles, net                          1,466,863         693,422                --         2,160,285
                                                          -----------     -----------      --------------     -----------
      Total real estate                                    10,588,278       9,550,401                --        20,138,679

      Cash and cash equivalents                            12,197,722      (8,550,739)         (1,435,406)(C)   2,211,577
      Restricted cash                                       2,257,099            --                  --         2,257,099
      Accounts receivable                                      28,450            --                  --            28,450
      Prepaid expenses and other assets                       565,323             230                --           565,553
      Investments in joint ventures                              --         3,702,105      1,435,406 (C)        5,137,511
      Deferred financing fees                                 229,965          88,069                --           318,034
                                                          -----------     -----------      --------------     -----------
TOTAL ASSETS                                              $25,866,837     $ 4,790,066      $         --       $30,656,903
                                                          ===========     ===========      ==============     ===========
LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
      Accounts payable                                    $     8,788     $      --        $         --       $     8,788
      Payables to affiliates                                    6,473            --                  --             6,473
      Distributions payable                                    47,775            --                  --            47,775
      Accrued liabilities                                     402,926         240,066                --           642,992
      Subscriptions for limited partnership units           2,257,096            --                  --         2,257,096
      Mortgage payable                                      6,000,000       4,550,000                --        10,550,000
                                                          -----------     -----------      --------------     -----------
TOTAL LIABILITIES                                           8,723,058       4,790,066                --        13,513,124

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL
      Limited partners - 11,000,000 units authorized;
         2,024,140 units issued and outstanding            17,143,300            --                  --        17,143,300
      General partners                                            479            --                  --               479
                                                          -----------     -----------      --------------     -----------
TOTAL PARTNERS' CAPITAL                                    17,143,779            --                  --        17,143,779
                                                          -----------     -----------      --------------     -----------
TOTAL LIABILITIES AND PARTNERS' CAPITAL                   $25,866,837     $ 4,790,066      $         --       $30,656,903
                                                          ===========     ===========      ==============     ===========

              BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2004


        The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Partnership had acquired the Central Property as of January 1, 2003. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto of the Partnership as filed on Form 10-Q for the quarter ended June 30, 2004. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Partnership completed the above transaction on January 1, 2003, nor does it purport to represent the future operations of the Partnership.

                                                                         PRIOR
                                                 SIX MONTHS ENDED    ACQUISITION
                                                  JUNE 30, 2004        PRO FORMA                         PRO FORMA
                                                    AS REPORTED       ADJUSTMENTS       PRO FORMA     SIX MONTHS ENDED
                                                       (a)                 (b)         ADJUSTMENTS     JUNE 30, 2004
                                                   -----------        -----------      -----------      -----------
Revenue
            Rental revenue                         $   584,060        $   748,701      $      --        $ 1,332,761
            Other income                                  --               82,622             --             82,622
                                                   -----------        -----------      -----------      -----------
Total revenues                                         584,060            831,323             --          1,415,383

Expenses
            Property operating expenses                177,828            364,218             --            542,046
            Property repairs and maintenance            11,083            139,307             --            150,390
            Ground rent                                117,633             38,187             --            155,820
            Real estate taxes                           90,544            108,087             --            198,631
            Property and asset management fees          45,759             66,225             --            111,984
            General and administrative                 126,346             59,528             --            185,874
            Interest Expense                           154,224            155,733             --            309,957
            Depreciation and amortization              236,258            297,984             --            534,242
                                                   -----------        -----------      -----------      -----------
Total expenses                                         959,675          1,229,269             --          2,188,944

Interest income                                         38,996            (18,511)          (7,177) (c)      13,308
                                                   -----------        -----------      -----------      -----------

Net income (loss) before equity in losses
   of joint ventures                                  (336,619)          (416,457)          (7,177)        (760,253)

Equity in losses of joint ventures                        --             (354,594)        (192,878) (d)    (547,472)
                                                   -----------        -----------      -----------      -----------

Net loss                                           $  (336,619)       $  (771,051)     $  (200,055)     $(1,307,725)
                                                   ===========        ===========      ===========      ===========

Allocation of net loss:
Net loss allocated to general partners             $        (9)                                         $       (35)
                                                   ===========                                          ===========
Net loss allocated to limited partners             $  (336,610)                                         $(1,307,690)
                                                   ===========                                          ===========

Weighted average number of limited
   partnership units outstanding                     1,376,478                         563,774 (e)        1,940,252
                                                   ===========                        ========         ===========

Net loss per limited partnership unit              $    (0.24)                                          $    (0.67)
                                                   ===========                                          ===========

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003


        The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Partnership had acquired the Central Property as of January 1, 2003. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto of the Partnership as filed on Form 10-K for the year ended December 31, 2003. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Partnership completed the above transaction on January 1, 2003, nor does it purport to represent the future operations of the Partnership.

                                                      YEAR ENDED      ACQUISITION
                                                   DECEMBER 31, 2003    PRO FORMA                        YEAR ENDED
                                                     AS REPORTED        ADJUSTMENTS     PRO FORMA     DECEMBER 31, 2003
                                                         (a)                (b)        ADJUSTMENTS        PRO FORMA
                                                    -----------       -----------      -----------      -----------
Revenue
             Rental revenue                         $      --         $ 2,811,688      $      --        $ 2,811,688
             Recoverable expenses                          --             116,857             --            116,857
                                                    -----------       -----------      -----------      -----------
Total revenues                                             --           2,928,545             --          2,928,545

Expenses
             Property operating expenses                   --             812,396             --            812,396
             Property repairs and maintenance              --             396,120             --            396,120
             Ground rent                                   --             305,496             --            305,496
             Real estate taxes                             --             379,462             --            379,462
             Property and asset management fees            --             236,066             --            236,066
             General and administrative                 112,789           151,716             --            264,505
             Interest Expense                              --             572,792             --            572,792
             Depreciation and amortization                 --           1,021,232             --          1,021,232
                                                    -----------       -----------      -----------      -----------
Total expenses                                          112,789         3,875,280             --          3,988,069

Other income                                              3,608              --               --              3,608
                                                    -----------       -----------      -----------      -----------
Net loss before equity in losses
   of joint ventures                                   (109,181)         (946,735)            --         (1,055,916)

Equity in losses of joint ventures                         --            (608,114)       (250,266) (c)     (858,380)
                                                    -----------       -----------      -----------      -----------

Net loss                                            $ (109,181)       $ (1,554,849)    $ (250,266)       $(1,914,296)
                                                    ===========       ===========      ===========      ===========

Allocation of net loss:
Net loss allocated to general partners              $       (12)                                        $      (210)
                                                    ==========                                          ===========
Net loss allocated to limited partners              $  (109,169)                                        $(1,914,085)
                                                    ===========                                         ===========

Weighted average number of limited
   partnership units outstanding                         92,143                        1,841,119 (d)      1,933,262
                                                    ===========                        =========        ===========

Net loss per limited partnership unit                                                  $     (1.18)     $     (0.99)
                                                                                       ===========      ===========

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
    UNAUDITED NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

        a. Reflects the Partnership's historical balance sheet as of June 30, 2004.

        b. Reflects the acquisition of the Quorum Property and the Skillman Property as reported on Form 8-K/A dated September 29, 2004

        c. Reflects the acquisition of the Partnership's 50.00% interest in the Central Property (including acquisition and advisory fees) for a cash investment of $1,435,406.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2004

        a. Reflects the historical operations of the Partnership for the six months ended June 30, 2004.

        b. Reflects the combined Pro Forma results for the Woodall Property, the Quorum Property and the Skillman Property as reported on Form 8-K/A dated September 29, 2004.

        c. Reflects the reversal of interest income earned from cash on hand related to funds used to purchase the Central Property.

        d. Reflects the Partnership's 50.00% interest in the Central Property. Amount was determined as follows:

                                                        Six months ended
                                                         June 30, 2004
                                                         --------------
          Revenues in excess of certain expenses           $  98,130

          Adjustments:
          Depreciation and amortization expense (1)         (316,789)
          Reverse management fees under previous owner        18,139
          Property management fee (2)                        (20,375)
          Asset management fee (3)                           (20,726)
          Interest expense (4)                              (144,134)
                                                           ---------
          Loss from joint venture                           (385,755)
                                                           =========

          Partnership's ownership interest                     50.00%

          Equity in loss of joint venture                  $(192,878)
                                                           =========

          (1) Reflects depreciation and amortization of the depreciable and amortizable assets of the Central Property using the straight-line method over their estimated lives.

                                                                              WEIGHTED AVERAGE
                              DESCRIPTION                   ALLOCATION      ESTIMATED USEFUL LIFE
                              -----------                   ----------      ---------------------
          Land                                              $  633,824              -
          Building                                           6,593,242          25 years
          Above/below market leases, net (a)                    43,030          2 years
          Tenant improvements, leasing commissions
             & legal fees                                      446,780          2 years
          In-place leases                                      158,695          2 years
          Tenant relationships                                 414,843          7 years
                                                           -----------
                                                           $ 8,290,414
                                                           ===========

                (2) Reflects the property management fees associated with the current management of the Central Property by HPT Management Services LP, an affiliate of the Partnership. HPT Management Services LP will receive 4.5% of annual gross revenues, as defined in the property management agreement.

                (3) Reflects asset management fees associated with the Central Property. The asset is managed by HPT Management Services LP, an affiliate of the Partnership, for an annual asset management fee of 0.5% of the asset value.

                (4) Represents interest expense associated with the $5,537,500 of long-term debt obtained in connection with the purchase of the Central Property and amortization of deferred financing costs. The long-term debt bears an interest rate of 4.3% per annum elected by the borrower of (i) the prime rate of interest plus 0.25%, (ii) the London Interbank Offered Rate ("LIBOR") plus 2.5%, or
                        (iii) a combination thereof and matures on April 11, 2011. The deferred financing costs in the amount of $150,466 are amortized using the straight-line method over the term of the related debt, a method which approximates the effective interest rate method.

        e. Reflects the adjustment to historical weighted average number of limited partnership units outstanding to reflect the acceptance of units needed to provide for the cash purchase price of the Quorum, Woodall, Skillman and Central Properties. The adjustment is computed as follows:

          Cash needed to acquire the Quorum Property                                       $  4,760,565
          Cash needed to acquire the Woodall Property                                         7,114,625
          Cash needed to aqcquire the Skillman Property                                       3,702,105
          Cash needed to acquire the Central Property                                         1,435,406
                                                                                           ------------
                                                                                           $ 17,012,701
                                                                                           ============

          Net cash received from each limited partnership unit issued                      $       8.80 (1)
                                                                                           ============

          Limited Partnership units needed to purchase the Quorum, Woodall,
             Skillman and Central Properties                                                  1,933,262
          Plus weighted average of actual outstanding units at June 30, 2004 in
          excess of 1,933,262                                                                     6,990
          Less historical weighted average units outstanding at June 30, 2004                (1,376,478)
                                                                                           ------------
                                                                                                563,774
                                                                                           ============

                (1) Net cash received per limited partnership unit issued is computed as $10 gross proceeds per unit less $0.70 commission per unit, $0.25 broker dealer fees per unit and $0.25 organization and offering costs per unit.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003

        a. Reflects the historical operations of the Partnership for the year ended December 31, 2003

        b. Reflects the combined Pro Forma results for the Woodall Property, the Quorum Property and the Skillman Property as reported on Form 8-K/A dated September 29, 2004.

        c. Reflects the Partnership's 50.00% interest in the Central Property. Amount was determined as follows:

                                                       Year Ended
                                                   December 31, 2003
                                                   -----------------

Revenues in excess of certain expenses                $ 467,808

Adjustments:

Depreciation and amortization expense (1)              (633,578)
Reverse management fees under previous owner             48,139
Property Management Fee (2)                             (53,180)
Asset Management Fee (3)                                (41,452)
Interest Expense (4)                                   (288,268)
                                                      ----------
Loss from joint venture                                (500,531)
                                                      =========

Partnership's ownership interest                          50.00%

Equity in loss of joint venture                       $(250,266)
                                                      =========



        (1) Reflects depreciation and amortization of the depreciable and amortizable assets of the Central Property using the straight-line method over their estimated lives.


                                                                    WEIGHTED AVERAGE
             DESCRIPTION                          ALLOCATION     ESTIMATED USEFUL LIFE
             -----------                          ----------     ---------------------
Land                                              $  633,824                 -
Building                                           6,593,242             25 years
Above/below market leases, net                        43,030              2 years
Tenant improvements, leasing commissions
   & legal fees                                      446,780              2 years
In-place leases                                      158,695              2 years
Tenant relationships                                 414,843              7 years
                                                  -----------
                                                  $ 8,290,414
                                                  ===========


        (2) Reflects the property management fees associated with the current management of the Central Property by HPT Management Services LP, an affiliate of the Partnership. HPT Management Services LP will receive 4.5% of annual gross revenues, as defined in the property management agreement.

(3) Reflects asset management fees associated with the Central Property. The asset is managed by HPT Management Services LP, an affiliate of the Partnership, for an annual asset management fee of 0.5% of the asset value.

        (4) Represents interest expense associated with the $5,537,500 of long-term debt obtained in connection with the purchase of the Central Property and amortization of deferred financing costs. The long-term debt bears an interest rate of 4.3% per annum elected by the borrower of (i) the prime rate of interest plus 0.25%, (ii) the London Interbank Offered Rate ("LIBOR") plus 2.5%, or (iii) a combination thereof and matures on April 11, 2011. The deferred financing costs in the amount of $150,466 are amortized using the straight-line method over the term of the related debt, a method which approximates the effective interest rate method.

d. Reflects the adjustment to historical weighted average number of limited partnership units outstanding to reflect the acceptance of units needed to provide for the cash purchase price of the Quorum, Woodall, Skillman and Central Properties. The adjustment is computed as follows:

Cash needed to acquire the Quorum Property                                       $  4,760,565
Cash needed to acquire the Woodall Property                                         7,114,625
Cash needed to aqcquire the Skillman Property                                       3,702,105
Cash needed to acquire the Central Property                                         1,435,406
                                                                                 ------------
                                                                                 $ 17,012,701
                                                                                 ============

Net cash received from each limited partnership unit issued                      $       8.80 (1)
                                                                                 ============

Limited Partnership units needed to purchase the Quorum, Woodall,
   Skillman and Central Properties                                                  1,933,262
Less historical weighted average units outstanding
   at December 31, 2003                                                               (92,143)
                                                                                 ------------
                                                                                    1,841,119
                                                                                 ============



(1) Net cash received per limited partnership unit issued is computed as $10 gross proceeds per unit less $0.70 commission per unit, $0.25 broker dealer fees per unit and $0.25 organization and offering costs per unit.

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                               AS OF JUNE 30, 2004


        The Company acquired the Quorum Property on July 2, 2004, an 85.71% interest in the Skillman Partnership on July 23, 2004 and a 50.00% interest in the Central Partnership on August 17, 2004. The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the Company had acquired the Quorum Property and its interests in the Skillman and Central Partnerships as of June 30, 2004. This Pro Forma Consolidated Balance Sheet should be read in conjunction with the Pro Forma Consolidated Statements of Operations of the Company and the historical financial statements and notes thereto of the Company as filed on Form 10-Q for the six months ended June 30, 2004. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company completed the above transaction on June 30, 2004, nor does it purport to represent the future financial position of the Company.

                                                                JUNE 30, 2004          PRO FORMA
                                                                 AS REPORTED          ADJUSTMENTS            PRO FORMA
                                                                     (A)                  (B)              JUNE 30, 2004
                                                                 -----------          -----------           -----------
ASSETS
        Land                                                     $ 2,913,451          $ 2,196,698           $ 5,110,149
        Buildings, net                                             6,207,964            6,660,281            12,868,245
        Real estate intangibles, net                               1,466,863              693,422             2,160,285
                                                                 -----------          -----------           -----------
        Total real estate                                         10,588,278            9,550,401            20,138,679

        Cash and cash equivalents                                 12,197,722           (9,986,145)            2,211,577
        Restricted cash                                            2,257,099            2,257,099
        Accounts receivable                                           28,450               28,450
        Prepaid expenses and other assets                            565,323                  230               565,553
        Investments in joint ventures                              5,137,511            5,137,511
        Deferred financing fees                                      229,965               88,069               318,034
                                                                 -----------          -----------           -----------
TOTAL ASSETS                                                     $25,866,837          $ 4,790,066           $30,656,903
                                                                 ===========          ===========           ===========

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
        Accounts payable                                         $     8,788          $      --             $     8,788
        Payables to affiliates                                         6,473                 --                   6,473
        Distributions payable                                         47,775                 --                  47,775
        Accrued liabilities                                          402,926              240,066               642,992
        Subscriptions for limited partnership units                2,257,096                 --               2,257,096
        Mortgage payable                                           6,000,000            4,550,000            10,550,000
                                                                 -----------          -----------           -----------
TOTAL LIABILITIES                                                  8,723,058            4,790,066            13,513,124

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL
        Limited partners - 11,000,000 units authorized;
           2,024,140 units issued and outstanding                 17,143,300                 --              17,143,300
        General partners                                                 479                 --                     479
                                                                 -----------          -----------           -----------
TOTAL PARTNERS' CAPITAL                                           17,143,779                 --              17,143,779
                                                                 -----------          -----------           -----------
TOTAL LIABILITIES AND PARTNERS' CAPITAL                          $25,866,837          $ 4,790,066           $30,656,903
                                                                 ===========          ===========           ===========

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2004


        The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had acquired the Woodall and Quorum Property and its interests in the Skillman and the Central Partnerships on January 1, 2003. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto of the Company as filed on Form 10-Q for the six months ended June 30, 2004. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company completed the above transactions on January 1, 2003, nor does it purport to represent the future operations of the Company.


                                                                           TOTAL
                                                SIX MONTHS ENDED        ACQUISITION
                                                 JUNE 30, 2004          PRO FORMA              PRO FORMA
                                                  AS REPORTED           ADJUSTMENTS        SIX MONTHS ENDED
                                                      (a)                    (b)              June 30, 2004
                                                  -----------           -----------           -----------
Revenue
        Rental revenue                              $   584,060           $   748,701           $ 1,332,761
        Other income                                       --                  82,622                82,622
                                                    -----------           -----------           -----------
TOTAL REVENUES                                         584,060               831,323             1,415,383

EXPENSES
        Property operating expenses                     177,828               364,218               542,046
        Property repairs and maintenance                 11,083               139,307               150,390
        Ground rent                                     117,633                38,187               155,820
        Real estate taxes                                90,544               108,087               198,631
        Property and asset management fees               45,759                66,225               111,984
        General and administrative                      126,346                59,528               185,874
        Interest Expense                                154,224               155,733               309,957
        Depreciation and amortization                   236,258               297,984               534,242
                                                    -----------           -----------           -----------
TOTAL EXPENSES                                          959,675             1,229,269             2,188,944

INTEREST INCOME                                          38,996               (25,688)               13,308
                                                    -----------           -----------           -----------

NET INCOME (LOSS) BEFORE EQUITY IN LOSSES
   OF JOINT VENTURES                                   (336,619)             (423,634)             (760,253)

EQUITY IN LOSSES OF JOINT VENTURES                         --                (547,472)             (547,472)
                                                    -----------           -----------           -----------

NET LOSS                                            $  (336,619)          $  (971,106)          $(1,307,725)
                                                    ===========           ===========           ===========

ALLOCATION OF NET LOSS:

Net loss allocated to general partners              $        (9)                                $       (35)
                                                    ===========                                 ===========
Net loss allocated to limited partners              $  (336,610)                                $(1,307,690)
                                                    ===========                                 ===========

WEIGHTED AVERAGE NUMBER OF LIMITED
   PARTNERSHIP UNITS OUTSTANDING                      1,376,478               563,774             1,940,252
                                                   ============           ===========           ===========

NET LOSS PER LIMITED PARTNERSHIP UNIT              $     (0.24)                                 $     (0.67)
                                                   ===========                                  ===========

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

        The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had acquired the Woodall Property and Quorum Property and its interests in the Skillman and Central Partnerships on January 1, 2003. This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto of the Company as filed on Form 10-K for the year ended December 31, 2003. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company completed the above transactions on January 1, 2003, nor does it purport to represent the future operations of the Company.


                                                                                          TOTAL
                                                                   YEAR               CURRENT YEAR
                                                                  ENDED                ACQUISTIONS
                                                            DECEMBER 31, 2003           PRO FORMA               PRO FORMA
                                                               AS REPORTED             ADJUSTMENTS             YEAR ENDED
                                                                   (a)                     (b)              DECEMBER 31, 2003
                                                          -----------------------   ------------------   ------------------------
Revenue
            Rental revenue                                $                    -    $       2,811,688    $             2,811,688
            Recoverable expenses                                               -              116,857                    116,857
                                                          -----------------------   ------------------   ------------------------
TOTAL REVENUES                                                                 -            2,928,545                  2,928,545

EXPENSES
            Property operating expenses                                        -              812,396                    812,396
            Property repairs and maintenance                                   -              396,120                    396,120
            Ground rent                                                        -              305,496                    305,496
            Real estate taxes                                                  -              379,462                    379,462
            Property and asset management fees                                 -              236,066                    236,066
            General and administrative                                   112,789              151,716                    264,505
            Interest Expense                                                   -              572,792                    572,792
            Depreciation and amortization                                      -            1,021,232                  1,021,232
                                                          -----------------------   ------------------   ------------------------
TOTAL EXPENSES                                                           112,789            3,875,280                  3,988,069

OTHER INCOME                                                               3,608                    -                      3,608
                                                          -----------------------   ------------------   ------------------------

NET LOSS BEFORE EQUITY IN LOSSES
   OF JOINT VENTURES                                                    (109,181)            (946,735)                (1,055,916)

EQUITY IN LOSSES OF JOINT VENTURES                                             -             (858,380)                  (858,380)
                                                          -----------------------   ------------------   ------------------------

NET LOSS                                                  $             (109,181)   $      (1,805,115)   $            (1,914,296)
                                                          =======================   ==================   ========================

ALLOCATION OF NET LOSS:
Net loss allocated to general partners                    $                  (12)                        $                  (210)
                                                          =======================                        ========================
Net loss allocated to limited partners                    $             (109,169)                        $            (1,914,086)
                                                          =======================                        ========================

WEIGHTED AVERAGE NUMBER OF LIMITED
   PARTNERSHIP UNITS OUTSTANDING                                          92,143            1,841,119                  1,933,262
                                                          =======================                        ========================

NET LOSS PER LIMITED PARTNERSHIP UNIT                     $                (1.18)                        $                 (0.99)
                                                          =======================                        ========================

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
         UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

        a. Reflects the Company's historical balance sheet as of June 30, 2004.

        b. Reflects the Partnership's current year acquisitions of the Woodall Property on February 11, 2004, the Quorum Property on July 2, 2004 and the joint venture interests in the Skillman Partnership on July 23, 2004 and the Central Partnership on August 17, 2004. See the 8 K/A's filed on April 26, 2004, September 15, 2004, September 29, 2004 and September 30, 2004 for additional details of the acquisitions.


UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2004

        a. Reflects the historical operations of the Company for the six months ended June 30, 2004.

        b. Reflects the combined Pro Forma results for the Woodall and Quorum Property, and the Skillman and Central Partnerships as reported on Form 8-K dated September 30, 2004.


UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003

        a. Reflects the historical operations of the Company for the year ended December 31, 2003.

        b. Reflects the combined Pro Forma results for the Woodall and Quorum Property, and the Skillman and Central Partnerships as reported on Form 8-K dated September 30, 2004.

                                    EXHIBIT D
              DISTRIBUTION REINVESTMENT AND AUTOMATIC PURCHASE PLAN
               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP


        Behringer Harvard Short-Term Opportunity Fund I LP, a Maryland corporation (the "Partnership"), has adopted a Distribution Reinvestment and Automatic Purchase Plan (the "Plan"), administered by the Partnership or an unaffiliated third party (the "Administrator"), as agent for participants in the Plan ("Participants"), on the terms and conditions set forth below.

1. ELECTION TO PARTICIPATE. Any purchaser of units of limited partnership interests of the Partnership (the "Units"), may become a Participant by making a written election to participate on such purchaser's subscription agreement at the time of subscription for Units. Any limited partner who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Any election to participate in the Plan may indicate any of the following: (i) participation only in the distribution reinvestment program described in Paragraph 2 hereof, (ii) participation only in the automatic purchase program described in Paragraph 3 hereof, or (iii) participation in both the distribution reinvestment and additional purchase programs. Limited partners who elect to participate in the Plan generally are required to have the full amount of their cash distributions with respect to Units owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a limited partner, to accommodate a limited partner's request for less than all of the limited partner's Units to be subject to participation in the Plan.

2. DISTRIBUTION REINVESTMENT PROGRAM. The Administrator will receive all cash distributions paid by the Partnership with respect to Units of Participants who elect to participate in the distribution reinvestment provisions of this Plan (collectively, the "Distributions"). Participation in the distribution reinvestment program will commence with the next Distribution payable after receipt of the Participant's election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the month to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a limited partner will become a Participant in the distribution reinvestment program effective on the first day of the month following such election, and the election will apply to all Distributions attributable to such month and to all months thereafter.

3. AUTOMATIC PURCHASE PROGRAM. Any holder of Units may elect to purchase additional Units on a continuous basis by electing to participate in the automatic purchase provisions of this Plan. Upon such election, the Administrator or the Partnership's transfer agent will, at the regular intervals indicated on the Participant's election to participate (each, a "Payment Interval"), automatically debit the Participant's bank checking account, savings account, or other account in the amount indicated on the Participant's election to participate, not less than $25 per interval (collectively, the "Additional Payments"). Participants may elect to invest the specified amount twice monthly, monthly, quarterly, semi-annually or annually. Participants who have also elected to participate in the distribution reinvestment program will also have all Distributions with respect to the Units acquired through the automatic purchase program reinvested pursuant to the distribution reinvestment program, unless the Administrator agrees, in its sole discretion upon request of a Participant, to allow such Distributions to be paid in cash to the Participant. Participation in the automatic purchase program will commence with the next investment interval indicated on the election to participate, provided it is received at least ten (10) days prior to the end of such interval; otherwise, the election will apply to all subsequent regular intervals.

4. GENERAL TERMS OF PLAN INVESTMENTS. The Administrator will apply all Distributions and Additional Payments subject to this Plan, as follows:

        (a) Prior to the termination of the Partnership's initial public offering of the Units reserved for issuance under the Plan pursuant to the Partnership's prospectus dated February 19, 2003, as thereafter amended or supplemented (the "Initial Offering"), the Administrator will invest Distributions in Units at the public offering price per Unit ($10 per Unit); provided that, for Units purchased under this Plan after September 30, 2004, if the Participant acquired the Units in respect of which the Distributions are paid with a purchase price reduction of (i) 100% of the sales commissions otherwise payable thereon (including, without limitation, sales to participating dealers' representatives or asset-based fee investors) or (ii) 100% of the sales commissions otherwise payable thereon and 100% of the dealer manager fee otherwise payable thereon (including, without limitation, sales to employees of the Partnership), then the purchase price for Units purchased hereunder shall be the price per Unit paid by the Participant for the Units in respect of which the Distributions are paid (with such price also applicable to Units purchased with Distributions on Units purchased hereunder ("Distribution Units") if the original Units in respect of which the Distribution Units were acquired were purchased on the terms described in clause (i) or (ii) above). In addition, in the event of any sale of Units in respect of which the Partnership and/or the Dealer Manger is authorized to make, and has made, an agreement as to a reduction of sales commissions and/or dealer manager fees ("Discounted Fee Units"), the Partnership and/or the Dealer Manager may also agree to a commensurate reduction in such commissions and/or fees for the purchase of Units hereunder from Distributions paid in respect of such Discounted Fee Units. If such an agreement is made, the Partnership and/or the Dealer Manager shall notify the Administrator thereof and the price at which Units shall be purchased hereunder. Notwithstanding the foregoing, no reduction in the purchase price for Units purchased hereunder shall be made in respect of Units acquired by the Participant at a commission reduction resulting from established volume discounts set forth in the Partnership's prospectus.

        (b) After termination of the Initial Offering, the Administrator will invest Distributions and Additional Payments in Units which may (but are not required to) be supplied from either (i) Units registered with the Securities and Exchange Commission (the "Commission") pursuant to an effective registration statement for Units for use in the Plan (a "Future Registration") or (ii) Units purchased by the Administrator for the Plan in a secondary market (if available) or on a stock exchange or the Nasdaq Stock Market (if listed) (collectively, the "Secondary Market") and registered with the Commission for resale pursuant to the Plan. Units purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution or automatic purchase interval will be utilized for purposes of purchases of Units in the Plan on such investment date. Units acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Unit price that will be paid for the Units purchased for the Plan pursuant to the Initial Offering and any subsequent offering. If the Administrator acquires Units in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Units for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Units so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator's ability to acquire Units in the Secondary Market or the Partnership's ability to complete a Future Registration for Units to be used in the Plan, neither the Administrator nor the Partnership is in any way obligated to do either.

        (c) If a Participant designates in writing that such Participant's broker who made the initial sale of Units to the Participant shall receive commissions for purchases under the Plan, then such broker shall be paid a selling commission at the same rate as for initial purchases, not to exceed 7.0% (reduced commission rates will apply as set forth in paragraph (a) above). Dealer manager fees will be paid to the dealer manager named in the prospectus for the Units purchased pursuant to the Plan (which, with respect to the Initial Offering, is Behringer Securities LP) at the rate of (i) with respect to Distribution reinvestments, not to exceed 1.0% and (ii) with respect to automatic purchases, not to exceed 2.5%. Each Participant is permitted to identify, change or eliminate the name of his account executive at a participating broker-dealer with respect to Units purchased pursuant to the Plan. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the dealer manager, no selling commission will be paid with respect to such purchases. If no such broker is designated, or if the Participant designates only a portion of the selling commission to be paid to the Participant's broker, the amount that would have been paid as a selling commission will be retained and used by the Partnership.

        (d) For each Participant, the Administrator will maintain an account which shall reflect for each month the Distributions and/or Additional Payments received by the Administrator on behalf of such Participant. A Participant's account shall be reduced as purchases of Units are made on behalf of such Participant.

        (e) Distributions shall be invested by the Administrator in Units promptly following the payment date with respect to such Distributions and Additional Payments will be invested by the Administrator in Units promptly following each Payment Interval, in each case to the extent Units are available for purchase under the Plan. If sufficient Units are not available, any such funds that have not been invested in Units within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to the Participants. Any interest earned on such accounts will be paid to the Partnership and will become the property of the Partnership.

        (f) Each Participant during a fiscal year will acquire and own a number of Units acquired pursuant to the Plan during such quarter, based on the amount in the Participant's account at the time the Units are acquired, which may result in the ownership of fractional Units, computed to four decimal places. The ownership of the Units shall be reflected on the books of the Partnership or its transfer agent.

5. DISTRIBUTION OF FUNDS. In making purchases for Participants' accounts, the Administrator may commingle Distributions attributable to Units owned by Participants and Additional Payments received from Participants.

6. ABSENCE OF LIABILITY. Neither the Partnership nor the Administrator shall have any responsibility or liability as to the value of the Units, any change in the value of the Units acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions and Additional Payments are invested. Neither the Partnership nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Units are purchased for a Participant.

7.      SUITABILITY.

        (a) The participating broker-dealer, or in the event there is no participating broker-dealer, the Partnership, assumes the responsibility for blue sky compliance and performance of due diligence responsibilities and will ascertain whether the Participant continues to meet the suitability standards of his state of residence with respect to each purchase of Units pursuant to this Plan. Additionally, the participating broker-dealer involved in the Plan must obtain in writing an agreement from the Participant by which the Participant agrees to the payment of compensation to the broker-dealer in connection with such Participant's purchases.

        (b) Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant's financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant's initial purchase of Units.

        (c) For purposes of this Paragraph 7, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Partnership's prospectus for the Participant's initial purchase of Units.

8. REPORTS TO PARTICIPANTS. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions and/or Additional Payments received during the quarter, the number of Units purchased during the quarter, the per Unit purchase price for such Units, and the total Units purchased on behalf of the Participant pursuant to the Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 7(b) hereof, the Participant is required to notify the Administrator in the event that there is any material charge in the Participant's financial condition or if any representation made by the Participant under the subscription agreement for the Participant's initial purchase of Units becomes inaccurate. Tax information regarding a Participant's participation in the Plan will be sent to each Participant by the Partnership or the Administrator at least annually.

9. NO DRAWING. No Participant shall have any right to draw checks or drafts against the Participant's account or give instructions to the Partnership or the Administrator except as expressly provided herein.

10. TAXES. Taxable Participants may incur a tax liability for Partnership Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

11. REINVESTMENT IN SUBSEQUENT PROGRAMS. After the termination of the Initial Offering, the General Partners on behalf of the Partnership may determine, in their sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have Distributions and Additional Payments invested through the Plan in any subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the General Partners or their affiliates which has substantially identical investment objectives as the Partnership (a "Subsequent Program"). If the General Partners make such a determination, Participants may invest Distributions and Additional Payments in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

        (a) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment and/or additional purchase plan;

        (b) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

        (c) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

        (d) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

        (e) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

        (f) the Subsequent Program has substantially identical investment objectives as the Partnership.

        Any investment of Distributions and/or Additional Payments in interests of any Subsequent Program shall be under the same terms and conditions as set forth in this Plan with respect to investment of Distributions and/or Additional Payments in Units of the Partnership.

12.     TERMINATION.

        (a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten
(10) days prior to the last day of the month to which such Distribution relates. To be effective for any Additional Payment, such notice must be received by the Administrator at least ten (10) days prior to the next Payment Interval following the date of receipt of such notice.

        (b) Prior to the listing of the Units on a stock exchange or inclusion of the Units for quotation on the Nasdaq Stock Market, a Participant's transfer of Units will terminate participation in the Distribution Reinvestment Program with respect to such transferred Units as of the first day of the quarter in which such transfer is effective, unless the transferee of such Units in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

        (c) The Administrator may terminate a Participant's individual participation in the Plan, either entirely or with respect to either the distribution reinvestment program or the automatic purchase program, and the Partnership may terminate the Plan itself, at any time by ten (10) days' prior written notice to a Participant, or to all Participants, as the case may be.

        (d) After termination of the Plan or termination of a Participant's participation in the Plan, either entirely or with respect to either the distribution reinvestment or the automatic purchase program, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 8 hereof, and (ii) a check for the amount of any Distributions and/or Additional Payments (as applicable) in the Participant's account that have not been invested in Units. Any future Distributions with respect to such former Participant's Units made after the effective date of the termination of the Participant's participation in the Distribution Reinvestment Program will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

13. STATE REGULATORY RESTRICTIONS. The Administrator is authorized to deny participation in the Plan, either entirely or with respect to either the distribution reinvestment program or the automatic purchase program, to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions or dealer manager fees for purchases under the Plan.

14. NOTICE. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

15. AMENDMENT. The terms and conditions of this Plan may be amended or supplemented by the Partnership at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least thirty (30) days prior to the effective date thereof to each Participant.

Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

16. GOVERNING LAW. THIS PLAN AND PARTICIPANT'S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


        Items 31 through 35 and Item 37 of Part II are incorporated by reference from Amendment No. 2 to the Registrant's Registration Statement on Form S-11, as filed on February 11, 2003. In addition, the Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission March 30, 2004, is incorporated by reference.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

        (a)     FINANCIAL STATEMENTS:

                (1) The following audited financial statements of the Registrant are filed as part of this Registration Statement and included in Supplement No. 7 to the prospectus:

                                Report of Independent Registered Public
                                    Accounting Firm
                                Balance Sheets as of December 31, 2003 and 2002 Statements of Operations for the Year ended
                                    December 31, 2003 and for the period from September 20, 2002 (date of inception) through December 31, 2003 and 2002
                                Statements of Partners' Capital for the Year
                                    ended December 31, 2003 and for the periods from September 20, 2002 (date of inception) through December 31, 2003 and 2002
                                Statements of Cash Flows for the Year ended
                                    December 31, 2003 and for the periods from September 20, 2002 (date of inception) through December 31, 2003 and 2002
                                Notes to Financial Statements

                (2) The following financial statements relating to the Woodall Rodgers Property are filed as part of this Registration Statement and included in Supplement No. 7 to the prospectus:

                                Report of Independent Auditors

                                Statements of Revenues and Certain Expenses for
                                    the year ended December 31, 2003

                                Notes to the Statements of Revenues and Certain
                                    Expenses

                (3) The following unaudited pro forma financial statements relating to the Woodall Rodgers Property are filed as part of this Registration Statement and included in Supplement No. 7 to the prospectus:

                                Unaudited Pro Forma Condensed Consolidated
                                    Financial Information

                                Unaudited Pro Forma Condensed Consolidated
                                    Balance Sheet as of December 31, 2003

                                Unaudited Pro Forma Condensed Consolidated
                                    Statement of Operations for the Year ended
                                    December 31, 2003

                                Unaudited Notes to Pro Forma Condensed
                                    Consolidated Financial Statements

                (4) The following financial statements relating to the Quorum Property are filed as part of this Registration Statement and included in Supplement No. 8 to the prospectus:

                                Report of Independent Auditors

                                Statements of Revenues and Certain Expenses for
                                    the year ended December 31, 2003 and the six month period ended June 30, 2004

                                Notes to the Statements of Revenues and Certain
                                    Expenses

                (5) The following unaudited pro forma financial statements relating to the Quorum Property are filed as part of this Registration Statement and included in Supplement No. 8 to the prospectus:

                                Unaudited Pro Forma Consolidated Financial
                                    Information

                                Unaudited Pro Forma Consolidated Balance Sheet
                                    as of June 30, 2004

                                Unaudited Pro Forma Consolidated Statement of
                                    Operations for the six months ended June 30,
                                    2004

                                Unaudited Pro Forma Consolidated Statement of
                                    Operations for the year ended December 31,
                                    2003

                                Unaudited Notes to Pro Forma Condensed
                                    Consolidated Statement of Operations

                (6) The following financial statements relating to the Skillman Property are filed as part of this Registration Statement and included in Supplement No. 8 to the prospectus:

                                Report of Independent Auditors

                                Statements of Revenues and Certain Expenses for
                                    the year ended December 31, 2003 and the six month period ended June 30, 2004

                                Notes to the Statements of Revenues and Certain
                                    Expenses

                (7) The following unaudited pro forma financial statements relating to the Skillman Property are filed as part of this Registration Statement and included in Supplement No. 8 to the prospectus:

                                Unaudited Pro Forma Consolidated Financial
                                    Information

                                Unaudited Pro Forma Consolidated Balance Sheet
                                    as of June 30, 2004

                                Unaudited Pro Forma Consolidated Statement of
                                    Operations for the six months ended June 30,
                                    2004

                                Unaudited Pro Forma Consolidated Statement of
                                    Operations for the year ended December 31,
                                    2003

                                Unaudited Notes to Pro Forma Consolidated
                                    Statements of Operations

                (8) The following financial statements relating to the Central Property are filed as part of this Registration Statement and included in Supplement No. 8 to the prospectus:

                                Report of Independent Auditors

                                Statements of Revenues and Certain Expenses for
                                    the year ended December 31, 2003 and the six month period ended June 30, 2004

                                Notes to the Statements of Revenues and Certain
                                    Expenses

                (9) The following unaudited pro forma financial statements relating to the Central Property are filed as part of this Registration Statement and included in Supplement No. 8 to the prospectus:

                                Unaudited Pro Forma Consolidated Financial
                                    Information

                                Unaudited Pro Forma Consolidated Balance Sheet
                                    as of June 30, 2004

                                Unaudited Pro Forma Consolidated Statement of
                                    Operations for the six months ended June 30,
                                    2004

                                Unaudited Pro Forma Consolidated Statement of
                                    Operations for the year ended December 31,
                                    2003

                                Unaudited Notes to Pro Forma Consolidated
                                    Statements of Operations

                (10) The following unaudited aggregate pro forma financial statements relating to Behringer Harvard Short-Term Opportunity Fund I LP are filed as part of this Registration Statement and included in Supplement No. 8 to the prospectus:

                                Unaudited Pro Forma Consolidated Balance Sheet
                                    as of June 30, 2004

                                Unaudited Pro Forma Consolidated Statement of
                                    Operations for the six months ended June 30,
                                    2004

                                Unaudited Pro Forma Consolidated Statement of
                                    Operations for the year ended December 31,
                                    2003

                                Unaudited Notes to Pro Forma Consolidated
                                    Financial Statements



        (b)     EXHIBITS:

        Exhibit No.     Description
        -----------     -----------

            1.1** Form of Dealer Manager Distribution Agreement between Registrant and Behringer Securities LP

            3.1** Form of Agreement of Limited Partnership of Registrant, as amended (included as Exhibit B to prospectus)

            3.2**       Certificate of Limited Partnership of Registrant

            4.1** Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit C to Supplement No. 1 to the Prospectus dated June 3, 2003)

            5.1** Opinion of Fulbright & Jaworski L.L.P. as to legality of securities

            8.1** Opinion of Morris, Manning & Martin, LLP as to tax matters

           10.1** Form of Amended and Restated Property Management and Leasing Agreement between Registrant and HPT Management Services LP

           10.2** Form of Escrow Agreement between the Registrant and Wells Fargo Bank Iowa, N.A.

           10.3** Distribution Reinvestment Plan (included as Exhibit D to prospectus)

           10.4** Agreement of Limited Partnership of Behringer Harvard Woodall Rodgers LP

           10.5** Assignment of Purchase and Sale Agreements by PRG Realty Partners, Ltd. and Behringer Harvard Woodall Rodgers LP

           10.6** Purchase and Sale Agreement by and between Oly Uptown General Partnership and PRG Realty Partners, Ltd., with respect to 1909 Woodall Rodgers Freeway

           10.7** First Amendment to Purchase and Sale Agreement by and between Oly Uptown General Partnership and PRG Realty Partners, Ltd., with respect to 1909 Woodall Rodgers Freeway

           10.8** Purchase and Sale Agreement by and between Oly McKinney, L.P. and PRG Realty Partners, Ltd., with respect to the Oly McKinney Vacant Land

           10.9** First Amendment to Purchase and Sale Agreement by and between Oly McKinney, L.P. and PRG Realty Partners, Ltd., with respect to the Oly McKinney Vacant Land

           10.10**      Deed of Trust by Behringer Harvard Woodall Rodgers LP

           10.11** Promissory Note made by Behringer Harvard Woodall Rodgers LP payable to Benchmark Bank

           10.12* Form of Purchase and Sale Contract between Crescent Real Estate Funding VII, L.P. and Harvard Property Trust, LLC with respect to the Quorum Property

           10.13* Form of First Amendment to Purchase and Sale Contract by and between Crescent Real Estate Funding VII, L.P. and Harvard Property Trust, LLC with respect to the Quorum Property

           10.14* Form of Assignment, Assumption and Amendment of Purchase and Sale Contract by and between Harvard Property Trust, LLC and Behringer Harvard Quorum I LP with respect to the Quorum Property

           10.15* Form of Loan Agreement by and between First American Bank, SSB and Behringer Harvard Quorum I LP with respect to the Quorum Property

           10.16*       Form of Deed of Trust with respect to Quorum Property

           10.17* Form of Agreement of Limited Partnership of Behringer Harvard Plaza Skillman LP

           10.18* Form of Purchase and Sale Agreement with respect to the Skillman Property

           10.19* Form of First Amendment to Purchase and Sale Agreement with respect to the Skillman Property

           10.20* Form of Second Amendment to Purchase and Sale Agreement with respect to the Skillman Property

           10.21* Form of Third Amendment to Purchase and Sale Agreement with respect to the Skillman Property

           10.22* Form of Fourth Amendment to Purchase and Sale Agreement with respect to the Skillman Property

           10.23* Form of Fifth Amendment to Purchase and Sale Agreement with respect to the Skillman Property

           10.24* Form of Assignment of Purchase and Sale Agreement by Audelia Plaza, Ltd. and Behringer Harvard Plaza Skillman LP with respect to the Skillman Property

           10.25* Form of Loan Assumption and Substitution Agreement with respect to the Skillman Property

           10.26* Form of Agreement of Limited Partnership of Behringer Harvard 4245 Central LP

           10.27* Form of Contract of Sale by and among Vortisch Holdings, L.P., Cantex Realties, Inc. and Realty America Group I, LP with respect to the Central Property

           10.28* Form of First Amendment to Contract of Sale with respect to the Central Property

           10.29* Form of Second Amendment to Contract of Sale with respect to the Central Property

           10.30* Form of Third Amendment to Contract of Sale with respect to the Central Property

           10.31* Form of Fourth Amendment to Contract of Sale with respect to the Central Property

           10.32* Form of Fifth Amendment to Contract of Sale with respect to the Central Property

           10.33* Form of Sixth Amendment to Contract of Sale with respect to the Central Property

           10.34* Form of Seventh Amendment to Contract of Sale with respect to the Central Property

           10.35* Form of Assignment of Purchase and Sale Agreement by Realty America Group (4245 Central), LP and Behringer Harvard 4245 Central LP with respect to the Central Property

           10.36* Form of Loan Agreement between Behringer Harvard 4245 Central LP and Bank of America, N.A. with respect to the Central Property

           10.37*       Form of Deed of Trust with respect to the Central
                        Property

           10.38 Contract of Purchase and Sale by and between Behringer Harvard Woodall Rodgers LP and Texas Land & Realty, LLC with respect to the Woodall Rodgers Property (previously filed and incorporated by reference to Form 8-K filed on September 9, 2004)

           23.1**       Consent of Fulbright & Jaworski L.L.P. (included in
                        Exhibit 5.1)

           23.2**       Consent of Morris, Manning & Martin, LLP (included in
                        Exhibit 8.1)

           23.3* Consent of PricewaterhouseCoopers LLP with respect to the financial statements of Behringer Harvard Short-Term Opportunity Fund I LP

           23.4** Consent of PricewaterhouseCoopers LLP with respect to the consolidated financial statements of Behringer Harvard Advisors II LP

           23.5* Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain Expenses of the Woodall Rodgers Property

           23.6* Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain Expenses of the Quorum Property

           23.7* Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain Expenses of the Skillman Property

           23.8* Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain Expenses of the Central Property

           24.1**       Power of Attorney


----------------------------

*   Filed herewith.
**  Previously filed.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 30th day of September, 2004.



                                BEHRINGER HARVARD SHORT-TERM OPPORTUNITY
                                FUND I LP


                                By: /s/ Robert M. Behringer
                                    -------------------------------------
                                      Robert M. Behringer
                                      General Partner

                                By:   Behringer Harvard Advisors II LP
                                      General Partner


                                      By: /s/ Robert M. Behringer
                                          -----------------------------------
                                      Robert M. Behringer
                                      Chief Executive Officer of
                                      Behringer Harvard Advisors II LP




        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

        SIGNATURE                                  TITLE                                   DATE
        ---------                                  -----                                   ----

 /s/ Robert M. Behringer            General Partner of the Registrant and           September 30, 2004
---------------------------------   Chief Executive Officer of Behringer
     Robert M. Behringer            Harvard Advisors II LP (Principal
                                    Executive Officer)

/s/  Gary S. Bresky                 Chief Financial Officer and Treasurer of
---------------------------------   Behringer Harvard Advisors II LP                September 30, 2004
     Gary S. Bresky                 (Principal Financial and Accounting
                                    Officer)

                                                   EXHIBIT INDEX

   Exhibit No.     Description
   -----------     -----------

      1.1**        Form of Dealer Manager Distribution Agreement between Registrant and Behringer Securities LP
      3.1**        Form of Agreement of Limited Partnership of Registrant, as amended (included as Exhibit B to prospectus)
      3.2**        Certificate of Limited Partnership of Registrant
      4.1**        Form of Subscription Agreement and Subscription Agreement Signature Page (included as
                   Exhibit C to Supplement No. 1 to the Prospectus dated June 3, 2003)
      5.1**        Opinion of Fulbright & Jaworski L.L.P. as to legality of securities
      8.1**        Opinion of Morris, Manning & Martin, LLP as to tax matters
     10.1**        Form of Amended and Restated Property Management and Leasing Agreement between Registrant and HPT Management Services LP
     10.2**        Form of Escrow Agreement between the Registrant and Wells Fargo Bank Iowa, N.A.
     10.3**        Distribution Reinvestment Plan (included as Exhibit D to prospectus)
     10.4**        Agreement of Limited Partnership of Behringer Harvard Woodall Rodgers LP
     10.5**        Assignment of Purchase and Sale Agreements by PRG Realty Partners, Ltd. and Behringer
                   Harvard Woodall Rodgers LP
     10.6**        Purchase and Sale Agreement by and between Oly Uptown General Partnership and PRG Realty
                   Partners, Ltd., with respect to 1909 Woodall Rodgers Freeway
     10.7**        First Amendment to Purchase and Sale Agreement by and between Oly Uptown General
                   Partnership and PRG Realty Partners, Ltd., with respect to 1909 Woodall Rodgers Freeway
     10.8**        Purchase and Sale Agreement by and between Oly McKinney, L.P. and PRG Realty Partners,
                   Ltd., with respect to the Oly McKinney Vacant Land
     10.9**        First Amendment to Purchase and Sale Agreement by and between Oly McKinney, L.P. and PRG
                   Realty Partners, Ltd., with respect to the Oly McKinney Vacant Land
     10.10**       Deed of Trust by Behringer Harvard Woodall Rodgers LP
     10.11**       Promissory Note made by Behringer Harvard Woodall Rodgers LP payable to Benchmark Bank
     10.12*        Form of Purchase and Sale Contract between Crescent Real Estate Funding VII, L.P. and
                   Harvard Property Trust, LLC with respect to the Quorum Property
     10.13*        Form of First Amendment to Purchase and Sale Contract by and between Crescent Real Estate
                   Funding VII, L.P. and Harvard Property Trust, LLC with respect to the Quorum Property
     10.14*        Form of Assignment, Assumption and Amendment of Purchase and Sale Contract by and between
                   Harvard Property Trust, LLC and Behringer Harvard Quorum I LP with respect to the Quorum Property
     10.15*        Form of Loan Agreement by and between First American Bank, SSB and Behringer Harvard
                   Quorum I LP with respect to the Quorum Property
     10.16*        Form of Deed of Trust with respect to Quorum Property
     10.17*        Form of Agreement of Limited Partnership of Behringer Harvard Plaza Skillman LP
     10.18*        Form of Purchase and Sale Agreement with respect to the Skillman Property
     10.19*        Form of First Amendment to Purchase and Sale Agreement with respect to the Skillman Property
     10.20*        Form of Second Amendment to Purchase and Sale Agreement with respect to the Skillman Property


     10.21*        Form of Third Amendment to Purchase and Sale Agreement with respect to the Skillman Property
     10.22*        Form of Fourth Amendment to Purchase and Sale Agreement with respect to the Skillman Property
     10.23*        Form of Fifth Amendment to Purchase and Sale Agreement with respect to the Skillman Property
     10.24*        Form of Assignment of Purchase and Sale Agreement by Audelia Plaza, Ltd. and Behringer
                   Harvard Plaza Skillman LP with respect to the Skillman Property
     10.25*        Form of Loan Assumption and Substitution Agreement with respect to the Skillman Property
     10.26*        Form of Agreement of Limited Partnership of Behringer Harvard 4245 Central LP
     10.27*        Form of Contract of Sale by and among Vortisch Holdings, L.P., Cantex Realties, Inc. and
                   Realty America Group I, LP with respect to the Central Property
     10.28*        Form of First Amendment to Contract of Sale with respect to the Central Property
     10.29*        Form of Second Amendment to Contract of Sale with respect to the Central Property
     10.30*        Form of Third Amendment to Contract of Sale with respect to the Central Property
     10.31*        Form of Fourth Amendment to Contract of Sale with respect to the Central Property
     10.32*        Form of Fifth Amendment to Contract of Sale with respect to the Central Property
     10.33*        Form of Sixth Amendment to Contract of Sale with respect to the Central Property
     10.34*        Form of Seventh Amendment to Contract of Sale with respect to the Central Property
     10.35*        Form of Assignment of Purchase and Sale Agreement by Realty America Group (4245 Central),
                   LP and Behringer Harvard 4245 Central LP with respect to the Central Property
     10.36*        Form of Loan Agreement between Behringer Harvard 4245 Central LP and Bank of America, N.A.
                   with respect to the Central Property
     10.37*        Form of Deed of Trust with respect to the Central Property
     10.38         Contract of Purchase and Sale by and between Behringer Harvard Woodall Rodgers LP and
                   Texas Land & Realty, LLC with respect to the Woodall Rodgers Property (previously filed and incorporated by reference to Form 8-K filed on September 9, 2004)
     23.1**        Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)
     23.2**        Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1)
     23.3*         Consent of PricewaterhouseCoopers LLP with respect to the financial statements of
                   Behringer Harvard Short-Term Opportunity Fund I LP
     23.4**        Consent of PricewaterhouseCoopers LLP with respect to the consolidated financial statements of Behringer Harvard Advisors II LP
     23.5*         Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                   Expenses of the Woodall Rodgers Property
     23.6*         Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                   Expenses of the Quorum Property
     23.7*         Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                   Expenses of the Skillman Property
     23.8*         Consent of PricewaterhouseCoopers LLP relating to the Statement of Revenues and Certain
                   Expenses of the Central Property
     24.1**        Power of Attorney

--------------------------

*   Filed herewith.
**  Previously filed.